                                                Filed Pursuant to Rule 424(b)(5)
                                                  Registration No. 333-120522-07

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 13, 2006)

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                               as Issuing Entity

        SERIES 2006-PWR13 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                       NATIONWIDE LIFE INSURANCE COMPANY
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                     as Sponsors and Mortgage Loan Sellers
                                ---------------
     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 303 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,906,717,980. The Series 2006-PWR13 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-PWR13 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 26 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from
September 1, 2006. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the
11th day of each month, commencing on October 11, 2006. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-38 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.
                                ---------------
          Characteristics of the certificates offered to you include:

                           APPROXIMATE INITIAL       APPROXIMATE INITIAL     PASS-THROUGH RATE
        CLASS            CERTIFICATE BALANCE (1)      PASS-THROUGH RATE         DESCRIPTION       RATINGS (S&P / FITCH)
---------------------   -------------------------   ---------------------   ------------------   ----------------------

Class A-1                     $  140,000,000        5.294%                        Fixed                AAA / AAA
Class A-2                     $   60,900,000        5.426%                        Fixed                AAA / AAA
Class A-3                     $  138,000,000        5.518%                        Fixed                AAA / AAA
Class A-AB                    $  136,100,000        5.530%                        Fixed                AAA / AAA
Class A-4                     $1,185,419,000        5.540%                        Fixed                AAA / AAA
Class A-1A                    $  374,283,000        5.533%                        Fixed                AAA / AAA
Class A-M                     $  290,672,000        5.582%                     WAC Cap (2)             AAA / AAA
Class A-J                     $  232,537,000        5.611%                     WAC Cap (2)             AAA / AAA

-----------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   See page S-8 of this prospectus supplement for more information on the calculation of the pass-through rates.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated September 13,
2006.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 27, 2006. We expect to receive from this offering approximately
$2,571,466,120 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2006, before deducting expenses payable by us.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

          The date of this prospectus supplement is September 13, 2006.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
         Series 2006-PWR13 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

California                       Washington               Tennessee
69 properties                    5 properties             5 properties
$644,015,524                     $37,680,058              $34,747,100
22.2% of total                   1.3% of total            1.2% of total

Northern California              Utah                     Louisiana
37 properties                    5 properties             2 properties
$471,189,445                     $35,586,684              $44,079,793
16.2% of total                   1.2% of total            1.5% of total

Southern California              Oregon                   Alabama
32 properties                    3 properties             3 properties
$172,826,078                     $28,598,657              $32,071,431
5.9% of total                    1.0% of total            1.1% of total

Georgia                          Illinois                 Kentucky
33 properties                    9 properties             3 properties
$220,723,459                     $22,841,862              $6,584,696
7.6% of total                    0.8% of total            0.2% of total

Florida                          Oklahoma                 Massachusetts
22 properties                    2 properties             7 properties
$166,243,951                     $14,169,485              $35,949,840
5.7% of total                    0.5% of total            1.2% of total

Texas                            Montana                  Connecticut
32 properties                    1 property               2 properties
$161,199,211                     $5,961,514               $12,841,594
5.5% of total                    0.2% of total            0.4% of total

Pennsylvania                     Idaho                    Rhode Island
14 properties                    3 properties             1 property
$142,964,724                     $32,528,628              $11,531,000
4.9% of total                    1.1% of total            0.4% of total

Arizona                          Wyoming                  New Jersey
12 properties                    1 property               23 properties
$103,553,868                     $14,959,416              $183,219,217
3.6% of total                    0.5% of total            6.3% of total

Michigan                         Kansas                   South Carolina
17 properties                    2 properties             1 property
$76,908,102                      $7,777,564               $4,286,000
2.6% of total                    0.3% of total            0.1% of total

Colorado                         Missouri                 North Carolina
12 properties                    3 properties             7 properties
$51,167,088                      $12,024,555              $50,920,275
1.8% of total                    0.4% of total            1.8% of total

Ohio                             Minnesota                Virginia
4 properties                     14 properties            8 properties
$49,845,814                      $81,556,993              $64,217,110
1.7% of total                    2.8% of total            2.2% of total

Nevada                           New York                 Maryland
6 properties                     16 properties            11 properties
$49,840,363                      $64,020,041              $88,296,994
1.7% of total                    2.2% of total            3.0% of total

Indiana                          New Hampshire            District of Columbia
14 properties                    2 properties             2 properties
$47,533,702                      $13,000,000              $30,310,000
1.6% of total                    0.4% of total            1.0% of total

Wisconsin                        Maine                    Delaware
6 properties                     1 property               6 properties
$39,878,526                      $1,449,744               $171,353,396
1.4% of total                    0.0% of total            5.9% of total

                                 Hawaii                   Iowa
                                 1 property               1 property
                                 $4,000,000               $6,280,000
                                 0.1% of total            0.2% of total

-------------------------------------
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Bala

[PHOTO OF ALEXANDRIA PORTFOLIO - 7000 SHORELINE COURT OMITTED]
South San Francisco, CA

[PHOTO OF CSM HOTEL PORTFOLIO - TOWNEPLACE SUITES EAGAN OMITTED]
Eagan, MN

[PHOTO OF RLJ HOTEL PORTFOLIO - RENAISSANCE - PLANTATION, FL OMITTED]
Plantation, FL

[PHOTO OF PACES WEST OMITTED]
Atlanta, GA

[PHOTO OF DRA CAPITAL CENTER II & III OMITTED]
Rancho Cordova, CA

[PHOTO OF FAIRMONT PLAZA OFFICE OMITTED]
San Jose, CA

[PHOTO OF BRANDYWINE ANCHORS OMITTED]
Wilmington, DE

[PHOTO OF LE PAVILLON HOTEL OMITTED]
New Orleans, LA

[PHOTO OF FIRST INDUSTRIAL PORTFOLIO - 3100 NORTHWOODS PLACE OMITTED]
Norcross, GA

[PHOTO OF PENNSWOOD APARTMENTS OMITTED]
Harrisburg, PA

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
                                               PROSPECTUS SUPPLEMENT

                              --------------------

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is provided in two separate documents that progressively provide more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

      o     this prospectus supplement, which describes the specific terms of your class of offered certificates.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                          ----------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-196 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

      In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                               -------------------

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                       S-4

      (A)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (B)   TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (C)   IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF
THE FSMA DOES NOT APPLY TO THE ISSUER; AND

      (B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                       S-5

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL
NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                       S-6

                                     SUMMARY

      The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2006-PWR13 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-PWR13 Commercial
Mortgage Pass-Through Certificates. The series 2006-PWR13 certificates will consist of 26 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2006-PWR13 certificates that bear interest.

         SERIES 2006-PWR13 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                            APPROX.       APPROX. %
                            APPROX. %    INITIAL TOTAL       OF                        APPROX.
                             INITIAL       PRINCIPAL       INITIAL                     INITIAL    WEIGHTED
                              TOTAL         BALANCE       MORTGAGE    PASS-THROUGH      PASS-     AVERAGE    PRINCIPAL /
               RATINGS        CREDIT      OR NOTIONAL       POOL          RATE         THROUGH      LIFE      NOTIONAL
   CLASS      S&P/FITCH      SUPPORT         AMOUNT        BALANCE    DESCRIPTION       RATE      (YEARS)      WINDOW
-----------   ---------     ----------   --------------   ---------   ------------    ---------   --------   -----------

Offered Certificates
A-1            AAA/AAA        30.000%      $140,000,000    4.816%        Fixed         5.294%       3.39     10/06- 8/11
A-2            AAA/AAA        30.000%       $60,900,000    2.095%        Fixed         5.426%       4.90     8/11- 9/11
A-3            AAA/AAA        30.000%      $138,000,000    4.748%        Fixed         5.518%       6.79     5/13-12/13
A-AB           AAA/AAA        30.000%      $136,100,000    4.682%        Fixed         5.530%       7.04     9/11- 8/15
A-4            AAA/AAA        30.000%    $1,185,419,000    40.782%       Fixed         5.540%       9.67     8/15- 7/16
A-1A           AAA/AAA        30.000%      $374,283,000    12.876%       Fixed         5.533%       8.90     10/06- 8/16
A-M            AAA/AAA        20.000%      $290,672,000    10.000%      WAC Cap        5.582%       9.87     8/16- 8/16
A-J            AAA/AAA        12.000%      $232,537,000    8.000%       WAC Cap        5.611%       9.87     8/16- 8/16

Certificates Not Offered
X-1            AAA/AAA         N/A       $2,906,717,979      N/A      Variable IO     0.04837%      9.08     10/06- 9/26
X-2            AAA/AAA         N/A       $2,832,319,000      N/A      Variable IO     0.44735%      5.64     9/07- 9/13
B               AA/AA          9.750%       $65,401,000    2.250%       WAC Cap        5.660%       9.87     8/16- 8/16
C              AA-/AA-         8.750%       $29,068,000    1.000%       WAC Cap        5.680%       9.87     8/16- 8/16
D                A/A           7.375%       $39,967,000    1.375%       WAC Cap        5.750%       9.92     8/16- 9/16
E               A-/A-          6.375%       $29,067,000    1.000%       WAC Cap        5.799%       9.96     9/16- 9/16
F             BBB+/BBB+        5.250%       $32,701,000    1.125%       WAC Cap        5.957%       9.96     9/16- 9/16
G              BBB/BBB         4.125%       $32,700,000    1.125%     WAC - 0.066%     5.967%       9.96     9/16- 9/16
H             BBB-/BBB-        3.125%       $29,068,000    1.000%         WAC          6.033%       9.96     9/16- 9/16
J              BB+/BB+         2.500%       $18,167,000    0.625%       WAC Cap        5.255%      10.17     9/16- 9/17
K               BB/BB          2.375%        $3,633,000    0.125%       WAC Cap        5.255%      10.96     9/17- 9/17
L              BB-/BB-         2.000%       $10,900,000    0.375%       WAC Cap        5.255%      12.55     9/17- 6/20
M               B+/B+          1.750%        $7,267,000    0.250%       WAC Cap        5.255%      13.71     6/20- 6/20
N                B/B           1.500%        $7,267,000    0.250%       WAC Cap        5.255%      13.78     6/20- 7/20
O               B-/B-          1.250%        $7,267,000    0.250%       WAC Cap        5.255%      13.79     7/20- 7/20
P               NR/NR          0.000%       $36,333,979    1.250%       WAC Cap        5.255%      15.20     7/20- 9/26

      In reviewing the foregoing table, prospective investors should note that--

o     Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

                                       S-7

o     The Class X certificates will have an aggregate initial notional amount that is equal to the aggregate principal balance of the other classes of certificates set forth in the table.

o     The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

o     The actual total principal balance or notional amount, as applicable, of any class of series 2006-PWR13 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o     The ratings shown in the table are those of Standard & Poor's Ratings
      Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in September 2041.

o     The percentages indicated under the column "Approx. % Initial Total Credit
      Support" with respect to each of the class A-1, A-2, A-3, A-AB, A-4 and
      A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o     For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 261 pooled mortgage loans, representing 87.1% of the initial mortgage pool balance. Loan group 2 will consist of 42 pooled mortgage loans, representing 12.9% of the initial mortgage pool balance.
      Loan group 2 will consist of 96.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. There are no manufactured housing community properties in loan group 2.

o     The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class A-M, A-J, B, C, D, E, F, J, K, L, M, N, O and P certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time
      (described in the table above as "WAC Cap"). The pass-through rate for the class G certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.066% (described in the table above as "WAC - 0.066%"). The pass-through rate for the class H certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class X certificates in the aggregate will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (but interest accrued at that pass-through rate will be subject to allocation between the Class X-1 and
      X-2 certificates) described in the table above as "Variable IO". In the case of the Class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate.
      The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
      Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

                                       S-8

o     The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
      Considerations--Weighted Average Life" in this prospectus supplement.

o     The series 2006-PWR13 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY.........................   Bear Stearns Commercial Mortgage Securities Trust 2006-PWR13, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicers, the special servicers, the certificate administrator, the tax administrator and the trustee. See "Transaction
                                          Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR..............................   Bear Stearns Commercial Mortgage Securities Inc. is the depositor. As depositor, Bear
                                          Stearns Commercial Mortgage Securities Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. See "Transaction
                                          Parties--The Depositor" in this prospectus supplement.

MASTER SERVICERS.......................   Wells Fargo Bank, National Association will act as a master servicer with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo
                                          Bank, National Association, Principal Commercial Funding II, LLC, Nationwide Life
                                          Insurance Company and Principal Commercial Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans), except as discussed under
                                          "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Pool --
                                          Subordinated and/or other Financing -Split Loan Structures-The RLJ Hotel Portfolio Loan
                                          Group" in this prospectus supplement.

                                          Prudential Asset Resources, Inc. will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans).

                                          The following table sets forth the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and loan group 2 that are serviced by each master servicer.

                                       S-9

                                                                                  % OF        % OF
                                                                   NUMBER OF     INITIAL    INITIAL        % OF
                                                                    POOLED      MORTGAGE      LOAN        INITIAL
                                                                   MORTGAGE       POOL      GROUP 1     LOAN GROUP
                                             MASTER SERVICER         LOANS       BALANCE    BALANCE      2 BALANCE
                                          ---------------------    ---------    --------    --------    -----------

                                          Wells Fargo Bank,
                                             National
                                             Association.......       266         86.5%       85.5%        93.3%
                                          Prudential Asset
                                             Resources, Inc....        37         13.5%       14.5%         6.7%

                                          See "Transaction Parties--The Master Servicers" in this prospectus supplement.

                                          Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans for which it is the respective master servicer (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the applicable special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, except as may be otherwise specifically described in this  prospectus supplement, each master servicer will be primarily responsible for making principal and interest advances and servicing advances, for the mortgage loans it is the respective master servicer for, under the pooling and servicing agreement.

                                          The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National Association and Prudential Asset Resources, Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per annum. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

                                          Wells Fargo Bank, National Association will also act as servicer report administrator and in that capacity will be responsible for the assembly and combination of various reports prepared by the special servicers and the other master servicer.

                                          When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as identified above.

PRIMARY SERVICERS......................   Principal Global Investors, LLC will act as primary servicer with respect to all of the pooled mortgage loans sold by Principal

                                      S-10

                                          Commercial Funding II, LLC and Principal Commercial Funding, LLC to the depositor for deposit into the trust fund.

                                          Nationwide Life Insurance Company will act as primary servicer with respect to all of the pooled mortgage loans sold by Nationwide Life Insurance Company to the depositor for deposit into the trust fund.

                                          See "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
                                          Agreement" and "Transaction Parties--Primary Servicers" in this prospectus supplement.

                                          Each of Principal Global Investors, LLC and Nationwide Life Insurance Company will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the stated principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan and is included in the applicable master servicing fee rate for each of the related pooled mortgage loans. The primary servicing fee rate for Principal Global Investors, LLC is
                                          0.01% per annum. The primary servicing fee rate for Nationwide Life Insurance Company will range, on a loan-by-loan basis, from 0.055% per annum to 0.0964% per annum.

SPECIAL SERVICERS......................   LNR Partners, Inc., a Florida corporation, will initially be appointed as special servicer with respect to all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except as discussed under "Description of the Mortgage Pool -- Certain Characteristics of
                                          the Mortgage Pool -- Subordinated and/or other Financing -Split Loan Structures-The RLJ
                                          Hotel Portfolio Loan Group" in this prospectus supplement. In this prospectus supplement, we sometimes refer to LNR Partners, Inc. in that capacity as the general special servicer. However, for purposes of any special servicing activities related to the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Mansfield Village Square, and Sheldon Palms Apartments, the
                                          holder of a related non-pooled subordinate loan may replace the then-serving special servicer with another party designated by it, in which case that designated party will be the special servicer for that pooled mortgage loan and the related non-pooled subordinate loan. When we refer in this prospectus supplement to a special servicer in relation to one or more of the mortgage loans, we mean the applicable special servicer for those mortgage loans as described above.

                                          Generally, the applicable special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan."  The special servicers' principal compensation for their special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the Mortgage Loans Under the Series 2006-PWR13

                                      S-11

                                          Pooling and Servicing Agreement" and "Transaction Parties--The Special Servicer" in this prospectus supplement.

                                          The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the stated principal balance of each specially serviced mortgage loan.

                                          The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund other than (with limited exceptions) in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (net of any default interest, late payment charges and/or post-ARD additional interest).

                                          The workout fee is a fee payable with respect to any worked-out mortgage loan (which means a specially serviced mortgage loan for which three consecutive full and timely monthly payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), equal to
                                          1.0% of the amount of each collection of interest (other than default interest and/or post-ARD additional interest) and principal received (including any insurance proceeds or condemnation proceeds received and applied as a payment of interest and principal) on that mortgage loan for so long as it remains a worked-out mortgage loan.

                                          In addition, the applicable special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR..............................   Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator and certificate registrar.

                                          The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the pooled mortgage loans and mortgaged properties. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00039% applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

                                      S-12

TRUSTEE AND CUSTODIAN..................   LaSalle Bank National Association, a national banking association, will act as trustee of the trust fund on behalf of the Series 2006-PWR13 certificateholders and as custodian.
                                          See "Transaction Parties--The Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan transferred to the trust fund.

                                          The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00064% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

SPONSORS...............................   Bear Stearns Commercial Mortgage, Inc., a New York corporation, Wells Fargo Bank,
                                          National Association, a national banking association, Prudential Mortgage Capital
                                          Funding, LLC, a Delaware limited liability company, Principal Commercial Funding II, LLC, a Delaware limited liability company, Nationwide Life Insurance Company, an Ohio corporation, and Principal Commercial Funding, LLC, a Delaware limited liability company, are sponsors of this transaction. As sponsors, Bear Stearns Commercial Mortgage, Inc.,
                                          Wells Fargo Bank, National Association, Prudential Mortgage Capital Funding, LLC,
                                          Principal Commercial Funding II, LLC, Nationwide Life Insurance Company and Principal
                                          Commercial Funding, LLC have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust fund, and the trust fund will then issue the certificates. See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                          Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS..................   Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association,
                                          Prudential Mortgage Capital Funding, LLC, Principal Commercial Funding II, LLC,
                                          Nationwide Life Insurance Company and Principal Commercial Funding, LLC are the mortgage loan sellers.

                                          The following table sets forth the number and the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and group 2 that have been sold by the related mortgage loan seller to the depositor.

                                      S-13

                                                             NUMBER OF   NUMBER OF
                                                   NUMBER     POOLED      POOLED       % OF        % OF
                                                     OF      MORTGAGE    MORTGAGE     INITIAL    INITIAL       % OF
                                                   POOLED    LOANS IN    LOANS IN    MORTGAGE      LOAN       INITIAL
                                                  MORTGAGE     LOAN        LOAN        POOL      GROUP 1    LOAN GROUP
             MORTGAGE LOAN SELLER                  LOANS      GROUP 1     GROUP 2     BALANCE    BALANCE     2 BALANCE
-----------------------------------------------   --------   ---------   ---------   --------    -------    ----------

Bear Stearns Commercial Mortgage, Inc..........      80         67          13        38.2%       38.3%        37.7%
Wells Fargo Bank, National Association.........     106         92          14        26.2%       26.7%        23.1%
Prudential Mortgage Capital Funding, LLC.......      37         33           4        13.5%       14.5%         6.7%
Principal Commercial Funding II, LLC...........      49         40           9        12.0%       10.3%        23.5%
Nationwide Life Insurance Company..............      18         17           1         5.7%        5.8%         5.3%
Principal Commercial Funding, LLC..............      13         12           1         4.4%        4.5%         3.8%

ORIGINATORS............................   Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. See "Transaction Parties--The Sponsors, Mortgage Loan
                                          Sellers and Originators" in this prospectus supplement.

UNDERWRITERS...........................   Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

AFFILIATIONS AND CERTAIN RELATIONSHIPS
AMONG TRANSACTION PARTIES..............   Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller,
                                          Bear Stearns Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns & Co.
                                          Inc., one of the underwriters, are affiliates.

                                          Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund.

                                          Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential
                                          Mortgage Capital Company, LLC, an originator, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates.

                                          Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller, Principal
                                          Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal
                                          Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC and Principal Commercial Funding,
                                          LLC, are affiliates.

                                          Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by
                                          Nationwide Life Insurance Company.

                                      S-14

                                          See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and Originators" and
                                          "--Affiliations and Certain Relationships Among Transaction Parties" in this prospectus supplement.

SERIES 2006-PWR13 CONTROLLING CLASS
REPRESENTATIVE.........................   At any time of determination, the holder of the majority interest in the most subordinate class of principal balance certificates that has a total principal balance at least equal to 25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the majority interest in the most subordinate class of principal balance certificates then outstanding) will be entitled to appoint a representative that generally will be entitled to--

                                          o     replace the applicable special servicer, and

                                          o     direct the applicable special servicer with respect to various special servicing matters as to the pooled mortgage loans for which it is the applicable special servicer.

                                          Notwithstanding the foregoing, the series 2006-PWR13 controlling class representative will generally not have those rights with respect to (i) the RLJ Hotel Portfolio loan group (which is principally serviced and administered under the pooling and servicing agreement for another commercial mortgage securitization) or (ii) either of the Mansfield
                                          Village Square loan group or the Sheldon Palms Apartments loan group, unless a PCFII
                                          Change of Control Event exists with respect to that loan group. However, to the extent that the trust as the holder of the RLJ Hotel Portfolio pooled Mortgage Loan is entitled to consultation rights with respect to proposed servicing actions of the master servicer or special servicer under the other pooling and servicing agreement, the series
                                          2006-PWR13 controlling class representative will be entitled to exercise those rights on behalf of the trust. See "Servicing of the Mortgage Loans Under the Series 2006-PWR13
                                          Pooling and Servicing Agreement--The Series 2006-PWR13 Controlling Class Representative"
                                          and "Description of the Mortgage Pool --Certain Characteristics of the Mortgage
                                          Pool--Subordinate and/or Other Financing --Split Loan Structures" in this prospectus supplement.

                                          It is expected that Hyperion Capital Management, Inc. or an affiliate thereof will be the initial representative of the series 2006-PWR13 controlling class.

OTHER NOTEHOLDERS......................   Each of the pooled mortgage loans secured by the mortgaged properties identified on
                                          Appendix B to this prospectus supplement as RLJ Hotel Portfolio, Mansfield Village
                                          Square, Sheldon Palms Apartments and Savannah Apartments are part of a split loan structure that includes both a pooled mortgage loan and one or more non-pooled mortgage loans that in each case is pari passu in right of payment with, and/or subordinate to, the related pooled mortgage loan. The RLJ Hotel Portfolio loan group is principally serviced and administered under the pooling and servicing agreement for the Wachovia Bank
                                          Commercial Mortgage Trust Series 2006-C27 commercial mortgage securitization.

                                      S-15

                                          Each of those other loan groups will be principally serviced and administered under the series 2006-PWR13 pooling and servicing agreement. In connection with each of the RLJ
                                          Hotel Portfolio, Mansfield Village Square, Sheldon Palms Apartments and Savannah
                                          Apartments loan groups, the holders of one or more of the related non-pooled mortgage loans (or representatives on their behalf) will have one or more of the following:
                                          various approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure defaults and/or options to purchase one or more of the mortgage loans in that loan group if they are in default. In addition, the trust as the holder of the RLJ Hotel
                                          Portfolio pooled mortgage loan will have certain consultation rights with respect to certain servicing decisions and the series 2006-PWR13 controlling class representative will be entitled (with limited exceptions) to exercise those rights on behalf of the trust. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
                                          Pool--Subordinate and/or Other Financing--Split Loan Structures" and "Servicing of the
                                          Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement--PCFII
                                          Non-Pooled Subordinate Noteholders" in this prospectus supplement for more information with respect to these rights. The table below shows the pooled mortgage loans that have split loan structures:

                                                                                          ORIGINAL
                                                                                         AGGREGATE      PRIORITY OF
                                   % OF                      % OF                        PRINCIPAL      NON-POOLED
                                  INITIAL                   INITIAL     CUT-OFF DATE     BALANCE OF    MORTGAGE LOAN
                                 MORTGAGE    % OF INITIAL    LOAN        BALANCE OF      NON-POOLED     RELATIVE TO
                                   POOL      LOAN GROUP 1   GROUP 2        POOLED         MORTGAGE        POOLED
              MORTGAGE LOAN       BALANCE       BALANCE     BALANCE     MORTGAGE LOAN     LOAN(S)      MORTGAGE LOAN
           -------------------   --------    ------------   -------     -------------   ------------   -------------

           RLJ Hotel               2.6%          3.0%         N/A        $75,044,000    $429,504,870     Pari Passu
           Portfolio
           Mansfield               0.6%          0.7%         N/A        $16,481,432      $500,000      Subordinate
           Village Square
           Sheldon Palms           0.5%          N/A          3.5%       $13,188,623      $500,000      Subordinate
           Apartments
           Savannah                0.2%          N/A          1.6%        $5,945,425      $375,000      Subordinate
           Apartments

                                                   SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE...........................   The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in September 2006 (or, in the case of any mortgage loan that has its first due date after September 2006, the later of the date of origination of that pooled mortgage loan and the date that would have been its due date in September 2006 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month). All payments and collections received on the pooled mortgage loans after their respective cut-off dates will belong to the trust fund,

                                      S-16

                                          except that any payments or collections that represent amounts due on or before that date will belong to the related mortgage loan seller.

ISSUE DATE.............................   The date of initial issuance for the series 2006-PWR13 certificates will be on or about
                                          September 27, 2006.

DETERMINATION DATE.....................   The monthly cut-off date for information regarding the pooled mortgage loans that must be reported to the holders of the series 2006-PWR13 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. In any given calendar month, the determination date will be the fifth business day prior to the related distribution date.

DISTRIBUTION DATE/DISTRIBUTION
    FREQUENCY..........................   Distributions on the series 2006-PWR13 certificates are scheduled to be made on the 11th calendar day of each month, or, if that day is not a business day, then the next succeeding business day, commencing in October 2006.

RECORD DATE............................   The record date for each monthly distribution on the series 2006-PWR13 certificates will be the last business day of the prior calendar month, except as may otherwise be set forth in this prospectus supplement with regard to final distributions.

COLLECTION PERIOD......................   Amounts available for distribution on the series 2006-PWR13 certificates on any distribution date will depend on the payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection period--

                                          o     will relate to a particular distribution date,

                                          o     will be approximately one month long,

                                          o     will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

                                          o     will end at the close of business on the determination date immediately preceding the related distribution date.

INTEREST ACCRUAL PERIOD................   The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES.......   The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to

                                      S-17

                                          repay in full on its anticipated repayment date. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the assumed final distribution date for that class.

                                                                                     MONTH AND YEAR OF
                                                                                       ASSUMED FINAL
                                                                CLASS                DISTRIBUTION DATE
                                                          --------------------    -----------------------

                                                                 A-1                    August 2011
                                                                 A-2                  September 2011
                                                                 A-3                   December 2013
                                                                 A-AB                   August 2015
                                                                 A-4                     July 2016
                                                                 A-1A                   August 2016
                                                                 A-M                    August 2016
                                                                 A-J                    August 2016

RATED FINAL DISTRIBUTION DATE..........   To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal due on the certificates of that class on or before the distribution date in September 2041.

                                              DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL................................   The trust fund will issue 26 classes of the series 2006-PWR13 certificates with an approximate total principal balance at initial issuance equal to $2,906,717,979. Only the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates are being offered by this prospectus supplement. The remaining classes of the series 2006-PWR13 certificates
                                          (other than the class R and V certificates) will be offered separately in a private offering.

DENOMINATIONS..........................   We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT...............   You will hold your offered certificates in book-entry form through The Depository Trust
                                          Company, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                          Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

CERTIFICATE PRINCIPAL BALANCES
    AND CERTIFICATE NOTIONAL AMOUNTS...   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
                                          and P certificates will be the series 2006-PWR13 certificates with principal balances and are sometimes referred to as the series 2006-PWR13 principal balance certificates. The table

                                      S-18

                                          appearing under the caption "--Overview of the Series 2006-PWR13 Certificates" above identifies the approximate total principal balance of each class of series 2006-PWR13 principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a variance of plus or minus 5%.
                                          The total principal balance of each class of series 2006-PWR13 principal balance certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that distribution date.

                                          The class X certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
                                          and P certificates outstanding from time to time. The table appearing under the caption
                                          "--Overview of the Series 2006-PWR13 Certificates" above identifies the approximate total notional amount of the class X-1 and X-2 certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, any class of series 2006-PWR13 principal balance certificates on that distribution date.

PASS-THROUGH RATES.....................   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1, X-2, A-M, A-J, B, C, D, E, F, G, H, J, K,
                                          L, M, N, O and P certificates will be the series 2006-PWR13 certificates that bear interest and are sometimes referred to as the series 2006-PWR13 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2006-PWR13
                                          Certificates" above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2006-PWR13 certificates will accrue interest.

                                          The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be calculated in the manner described under the heading
                                          "Description of the Offered Certificates--Distributions--Calculation of Pass-Through
                                          Rates" in this prospectus supplement. See also "Glossary--Weighted Average Pool
                                          Pass-Through Rate" in this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL............................   For purposes of allocating distributions on the certificates, the mortgage pool will be divided into:

                                          o     loan group 1 consisting of 261 pooled mortgage loans, representing 87.1% of the initial mortgage pool balance, and

                                      S-19

                                          o     loan group 2 consisting of 42 pooled mortgage loans, representing 12.9% of the initial mortgage pool balance. Loan group 2 will consist of 96.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. There are no manufactured housing community properties in loan group 2.

                                          The certificate administrator will make distributions of interest and, if and when applicable, principal on the classes of series 2006-PWR13 certificates, first, on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates; second, on the class A-M certificates; third, on the class A-J certificates; and then on the other classes of certificates in order of their alphabetical designation. Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates is described under "--Distributions of Interest" below. Allocation of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates is described under "--Distributions of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to distributions of principal.

                                          In general, the funds available for distribution to certificateholders on each distribution date will be net of all forms of compensations payable to the parties to the pooling and servicing agreement, reimbursements of servicing advances, P&I advances, interest on those advances and indemnification expenses.

                                          See "Description of the Offered Certificates--Distributions--Priority of Distributions"
                                          and "Description of the Offered Certificates--Fees and Expenses" in this prospectus supplement.

B.  DISTRIBUTIONS OF INTEREST..........   Each class of series 2006-PWR13 certificates (other than the class R and V certificates)
                                          will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                          o     the pass-through rate for that class and interest accrual period;

                                          o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                          o     the assumption that each year consists of twelve 30-day months.

                                          A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                          Certificates--Distributions--Interest Distributions" in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2006-PWR13 principal balance certificates on a pro rata basis.

                                      S-20

                                          On each distribution date, subject to available funds and the allocation and distribution priorities described under "--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                          Interest distributions with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates will be made concurrently:

                                          o     in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to loan group 1;

                                          o     in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

                                          o     in the case of the class X certificates, from available funds attributable to loan group 1 and loan group 2;

                                          provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of class A-1, A-2, A-3, A-AB, A-4, A-1A and/or X certificates as described above, then distributions of interest will be made on the class
                                          A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

                                          See "Description of the Offered Certificates--Distributions--Interest Distributions" and
                                          "--Priority of Distributions" in this prospectus supplement.

C.  DISTRIBUTIONS OF PRINCIPAL.........   Subject to--

                                          o     available funds,

                                          o     the distribution priorities described under "--General" above, and

                                          o     the reductions of principal balances described under "--Reductions of Certificate
                                                Principal Balances in Connection with Losses and Expenses" below,

                                          the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

                                          The certificate administrator must make principal distributions in a specified sequential order to ensure that:

                                          o     no distributions of principal will be made to the holders of the class B, C, D, E,
                                                F, G, H, J, K, L, M, N, O and P certificates until, in the case of each of those classes, the total principal balance of all classes of offered certificates is reduced to zero;

                                      S-21

                                          o     no distributions of principal will be made to the holders of the class A-M and A-J certificates until, in the case of each of those classes, the total principal balance of all more senior classes of series 2006-PWR13 certificates is reduced to zero;

                                          o     except as described in the paragraph following these bullets, distributions of principal on the class A-1A certificates will be made only from the portion of the total distributable principal funds attributable to loan group 2 plus, only after the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates has been reduced to zero (if the class A-1A certificate are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 1;

                                          o     except as described in the paragraph following these bullets, distributions of principal on the class A-1, A-2, A-3, A-AB and A-4 certificates collectively will be made only from the portion of the total distributable funds attributable to loan group 1 plus, only after the principal balance of the class A-1A certificates is reduced to zero (if any of the class A-1, A-2, A-3, A-AB and/or A-4 certificates are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 2; and

                                          o     except as described in the paragraph following these bullets, no distributions of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero; no distributions of principal will be made with respect to the class A-1, A-2 or A-3 certificates on any distribution date until the total principal balance of the class A-AB certificates is reduced to the scheduled principal balance for that distribution date set forth on Schedule II to this prospectus supplement; no additional distributions of principal will be made with respect to the class A-AB certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero; no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class
                                                A-1 and A-2 certificates is reduced to zero; and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, all as described in this prospectus supplement under "Description of the Offered Certificates --
                                                Distributions -- Principal Distributions".

                                          Because of losses on the pooled mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the total principal balance of the class A-M,
                                          A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when two or more of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates remain outstanding. Under those circumstances, any distributions of principal on the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made on a pro rata basis (in accordance with their respective total

                                      S-22

                                          principal balances immediately prior to that distribution date) from remaining available funds (after interest distributions on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates) attributable to the entire mortgage pool without regard to loan group.

                                          The total distributions of principal to be made on the series 2006-PWR13 certificates on any distribution date will, in general, be a function of--

                                          o     the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the pooled mortgage loans during the same calendar month in which the subject distribution date occurs, which payments are either received as of the end of the related collection period or advanced by the applicable master servicer or the trustee, as applicable, and

                                          o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the pooled mortgage loans that are received during the related collection period.

                                          However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status, (3) certain special servicing compensation and (4) certain other expenses.

                                          Portions of the principal distributable on the certificates collectively on any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described in this prospectus supplement. In general, collections or advances of principal on a pooled mortgage loan will be attributed to the loan group that contains that pooled mortgage loan. See "Glossary--Principal Distribution Amount" in this prospectus supplement.

                                          The class X certificates do not entitle their holders to any distributions of principal.

                                          See "Description of the Offered Certificates--Distributions--Principal Distributions" and
                                          "--Priority of Distributions" and "Glossary--Principal Distribution Amount" in this prospectus supplement.

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
     CHARGES AND OTHER PREPAYMENT
     PREMIUMS..........................   Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of

                                      S-23

                                          the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-AB, A-4,
                                          A-1A, A-M, A-J, B, C, D, E, F, G and/or H certificates, then entitled to receive distributions of principal. See "Description of the Offered
                                          Certificates--Distributions--Distributions of Yield Maintenance Charges and Prepayment
                                          Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
    BALANCES IN CONNECTION WITH
    LOSSES AND EXPENSES................   Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2006-PWR13 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2006-PWR13 certificates on any distribution date, then the principal balances of the series
                                          2006-PWR13 principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the reverse order of distribution priority
                                          (first, class P, then class O and so on), until that deficit is eliminated. Any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be allocated among those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                          See "Description of the Offered Certificates--Reductions of Certificate Principal
                                          Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS..............   With respect to the pooled mortgage loans for which it is the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest and to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

                                          Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the applicable special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance

                                      S-24

                                          constitutes a nonrecoverable advance as described above will be conclusive and binding.

                                          In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan may be reduced as described under the heading  "Description of the Offered Certificates--Advances of
                                          Delinquent Monthly Debt Service Payments" in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to pay interest on the respective classes of subordinate interest-bearing series 2006-PWR13 certificates sequentially in the reverse order of distribution priority (first, class P, then class O and so on) up to the total amount of the reduction.

                                          See "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
                                          Agreement--Required Appraisals" in this prospectus supplement and "Description of the
                                          Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

EARLY TERMINATION......................   The trust fund may be terminated and therefore the series 2006-PWR13 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0% or less of the initial mortgage pool balance.

                                                           THE TRUST FUND

CREATION OF THE TRUST FUND.............   We will use the net proceeds from the issuance and sale of the series 2006-PWR13 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the series 2006-PWR13 certificates. In this prospectus supplement, we sometimes refer to those mortgage loans as pooled mortgage loans. As described under "Description of the Offered
                                          Certificates--Distributions--General" above, the pooled mortgage loans will be divided into loan group 1 and loan group 2 for purposes of calculating distributions on the certificates.

A.  GENERAL CONSIDERATIONS.............   When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that--

                                          o     All numerical information provided with respect to any individual loan, group of loans or the pooled mortgage loans is provided on an approximate basis.

                                          o     References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the pooled mortgage loans, references to the initial loan group 1 balance

                                      S-25

                                                mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 2.

                                          o     All weighted average information provided with respect to the pooled mortgage loans or any sub-group of pooled mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the pooled mortgage loans to the trust fund.

                                          o     With respect to the RLJ Hotel Portfolio pooled mortgage loan, which is secured by mortgaged properties that also secure multiple non-pooled pari passu companion loans, we present loan-to-value ratios, debt service coverage ratios and loan per unit in this prospectus supplement in a manner that reflects the aggregate indebtedness evidenced by the pooled mortgage loan and its related non-pooled pari passu companion loans.

                                          o     With respect to pooled mortgage loans that are secured by a mortgaged property that also secures a non-pooled subordinate loan, we generally present loan-to-value ratios, debt service coverage ratios and loan per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that reflects the applicable pooled mortgage loan without regard to the related non-pooled subordinate loan.

                                          o     Some of the pooled mortgage loans are part of a group of pooled mortgage loans that are cross-collateralized and cross-defaulted with each other. In general, when a pooled mortgage loan is cross-collateralized and cross-defaulted with one or more other pooled mortgage loans, we present the information regarding those pooled mortgage loans as if each of them was secured only by the related mortgaged properties identified on Appendix B to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the pooled mortgage loans secured by the mortgaged properties respectively identified on Appendix B to this prospectus supplement as RLJ Hotel Portfolio,
                                                Mansfield Village Square, Sheldon Palms Apartments and Savannah Apartments).

                                          o     The information for mortgage loans secured by more than one mortgaged property in this prospectus supplement is generally based on allocated loan amounts as stated in
                                                Appendix A when information is presented relating to mortgaged properties and not mortgage loans.

                                      S-26

B.  PRINCIPAL BALANCES.................   The trust's primary assets will be three hundred three (303) mortgage loans with an aggregate principal balance as of the cut-off date of approximately $2,906,717,980. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the pooled mortgage loans ranged from approximately $899,362 to approximately $145,889,811 and the mortgage loans had an approximate average balance of $9,593,129.

C.  ENCUMBERED INTERESTS...............   The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties for which the encumbered interest is as indicated:

                                                                                  % OF        % OF
                                                                                 INITIAL    INITIAL        % OF
                                                                   NUMBER OF    MORTGAGE      LOAN        INITIAL
                                                                   MORTGAGED      POOL      GROUP 1     LOAN GROUP
                                           ENCUMBERED INTEREST    PROPERTIES     BALANCE    BALANCE      2 BALANCE
                                          ---------------------   ----------    --------    -------     -----------

                                          Fee(1)...............       385          96.3%      95.9%          99.4%
                                          Fee in part and
                                             leasehold in part.         1           2.3%       2.7%           0.0%
                                          Leasehold............         5           1.3%       1.5%           0.6%

                                          _________

                                          (1)   Includes mortgaged properties for which (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage.

D.  PROPERTY TYPES.....................   The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties operated primarily for each indicated purpose:

                                                                                  % OF        % OF
                                                                                 INITIAL    INITIAL        % OF
                                                                   NUMBER OF    MORTGAGE      LOAN        INITIAL
                                                                   MORTGAGED      POOL      GROUP 1     LOAN GROUP
                                             PROPERTY TYPES       PROPERTIES     BALANCE    BALANCE      2 BALANCE
                                          ---------------------   ----------    --------    -------     -----------

                                          Retail...............       126          34.5%      39.6%           0.0%
                                          Office...............        53          25.1%      28.9%           0.0%
                                          Multifamily..........        46          13.0%       0.2%         100.0%
                                          Industrial...........        70          12.3%      14.1%           0.0%
                                          Hospitality..........        72          11.5%      13.2%           0.0%
                                          Mixed Use............        12           2.2%       2.5%           0.0%
                                          Self Storage.........         8           0.8%       0.9%           0.0%
                                          Manufactured Housing
                                             Community.........         3           0.4%       0.4%           0.0%
                                          Other................         1           0.1%       0.2%           0.0%

                                      S-27

E. STATE CONCENTRATIONS................   The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties located in the indicated states or regions:

                                                                                  % OF        % OF
                                                                                 INITIAL    INITIAL        % OF
                                                                   NUMBER OF    MORTGAGE      LOAN        INITIAL
                                                                   MORTGAGED      POOL      GROUP 1     LOAN GROUP
                                              STATE/REGION        PROPERTIES     BALANCE    BALANCE      2 BALANCE
                                          ---------------------   ----------    --------    -------     -----------

                                          California...........       69          22.2%      24.5%          6.1%
                                               Northern CA.....       37          16.2%      17.7%          6.1%
                                               Southern CA.....       32           5.9%       6.8%          0.0%
                                          Georgia..............       33           7.6%       7.6%          7.2%
                                          New Jersey...........       23           6.3%       5.1%         14.4%
                                          Delaware.............        6           5.9%       6.8%          0.0%
                                          Florida..............       22           5.7%       6.0%          3.5%
                                          Texas................       32           5.5%       5.6%          4.9%

                                          _________

                                          The remaining mortgaged properties are located throughout thirty-five (35) other states and the District of Columbia. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern
                                          California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F.  OTHER MORTGAGE LOAN FEATURES.......   As of the cut-off date, the pooled mortgage loans had the following characteristics:

                                          o     The most recent scheduled payment of principal and interest on any pooled mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

                                          o     Thirty (30) groups of mortgage loans (excluding groups of cross-collateralized loans) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The five
                                                (5) largest groups represent 5.7%, 3.5%, 2.9%, 2.0% and 1.9%, respectively, of the initial outstanding pool balance. See Appendix B to this prospectus supplement.

                                          o     Eighty-Nine (89) mortgaged properties (certain of which secure multi-property mortgage loans), securing mortgage loans representing 18.5% of the initial outstanding pool balance, are each 100% leased to a single tenant.

                                          o     The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other

                                      S-28

                                                loan-specific provisions that are described on the "Footnotes to Appendix B and C"
                                                in this prospectus supplement.

                                          o     Fixed periodic payments on the pooled mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

                                          o     No mortgage loan permits negative amortization or the deferral of accrued interest
                                                (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

G.  BALLOON LOANS/ARD LOANS............   As of the cut-off date, the pooled mortgage loans had the following additional characteristics:

                                          o     Three hundred and one (301) of the pooled mortgage loans, representing 99.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 260 pooled mortgage loans in loan group 1, representing 99.6% of the initial loan group 1 balance, and 41 pooled mortgage loans in loan group 2, representing 96.2% of the initial loan group 2 balance), are balloon mortgage loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date. See Schedule I to this prospectus supplement for the amortization schedule for the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Jasper Mall
                                                (representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance) and Brandywine & Fountain Terrace Apartments (representing 0.5% of the initial mortgage pool balance and 3.8% of the initial loan group 2 balance), respectively, which are balloon loans with nonstandard amortization schedules.
                                                Thirty-four (34) of the balloon mortgage loans, representing 10.2% of the initial outstanding pool balance, are "ARD" or "hyperamortizing" mortgage loans (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 9.6% of the initial loan group 1 balance and 3 pooled mortgage loans in loan group 2, representing 14.3% of the initial loan group 2 balance) that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified "anticipated repayment date" prior to the stated
                                                maturity date. Those incentives include an increase in the mortgage rate and/or principal amortization at or following the anticipated repayment date. Because of the incentives, we consider the ARD loans to be balloon loans also.

                                      S-29

                                          o     Two (2) of the pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of one (1) pooled mortgage loan in loan group 1, representing 0.4% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 3.8% of the initial loan group 2 balance), are fully-amortizing mortgage loans that are scheduled to have less than
                                                5% of their original principal balances due at their stated maturities.

H.  INTEREST-ONLY LOANS................   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                          o     One hundred and one (101) of the balloon mortgage loans (including any ARD loans), representing 40.5% of the initial mortgage pool balance (which pooled mortgage loans consist of eighty-four (84) pooled mortgage loans in loan group 1, representing
                                                39.6% of the initial loan group 1 balance, and seventeen (17) pooled mortgage loans in loan group 2, representing 46.5% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates.

                                          o     Twenty-seven (27) of the balloon mortgage loans (including any ARD loans), representing 16.7% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing 18.6% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 4.0% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or ARD.

I.  PREPAYMENT/DEFEASANCE
       PROVISIONS......................   As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary principal prepayments as follows:

                                          o     Two hundred and four (204) pooled mortgage loans, representing 70.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 178 pooled mortgage loans in loan group 1, representing 69.7% of the initial loan group 1 balance, and
                                                26 pooled mortgage loans in loan group 2, representing 71.6% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR13 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

                                          o     Fifty (50) pooled mortgage loans, representing 18.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 45 pooled mortgage loans in loan group 1,

                                      S-30

                                                representing 19.8% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 5.6% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

                                          o     Thirty- three (33) pooled mortgage loans, representing 7.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 29 pooled mortgage loans in loan group 1, representing 6.9% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 13.9% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for both (i) a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series 2006-PWR13 certificates, defeasance of the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                          o     Twelve (12) pooled mortgage loans, representing 3.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 6 pooled mortgage loans in loan group 1, representing 2.8% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

                                          o     Two (2) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 1 pooled mortgage loan in loan group
                                                1, representing 0.3% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 4.0% of the initial loan group 2 balance), have no lock-out period and initially have a period which provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid. Following that initial period, the related borrower is only permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                          o     One (1) pooled mortgage loan, representing 0.3% of the initial mortgage pool balance
                                                (which pooled mortgage loan represents 0.3% of the initial loan group 1 balance), initially

                                      S-31

                                                prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for an open period of a specified term in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

                                          o     One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance
                                                (which pooled mortgage loan represents 0.1% of the initial loan group 1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period has a period which provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid. Following that period, the loan provides for a period which provides for both (i) a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii)
                                                after an initial period of at least two years following the date of the issuance of the series 2006-PWR13 certificates, defeasance of the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                          Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date, in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

                                          Additionally, under certain circumstances, certain  pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.

                                          See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
                                          Pool--Voluntary Prepayment and Defeasance Provisions" and "--Partial Release;
                                          Substitutions" in this prospectus supplement. See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

                                      S-32

J.  GENERAL CHARACTERISTICS............   As of the cut-off date, the mortgage loans had the following characteristics:

                                                                                  MORTGAGE
                                                                                    POOL          LOAN GROUP 1        LOAN GROUP 2
                                                                               --------------    --------------       ------------

                               Initial aggregate cut-off date
                                  principal balance (+/-5%)..........          $2,906,717,980    $2,532,434,130       $374,283,850
                               Number of pooled mortgage loans.......                     303               261                 42
                               Number of mortgaged properties........                     391               349                 42
                               Largest cut-off date principal balance            $145,889,811      $145,889,811        $33,000,000
                               Smallest cut-off date principal
                                  balance............................                $899,362          $899,362         $1,180,828
                               Average cut-off date principal balance              $9,593,129        $9,702,813         $8,911,520
                               Highest mortgage interest rate........                 6.8800%           6.8800%            6.4700%
                               Lowest mortgage interest rate.........                 5.1300%           5.1300%            5.3000%
                               Weighted average mortgage interest
                                  rate...............................                 6.0694%           6.0877%            5.9450%
                               Longest original term to maturity or
                                  anticipated repayment date.........                240 mos.          240 mos.           180 mos.
                               Shortest original term to maturity or
                                  anticipated repayment date.........                 60 mos.           60 mos.            60 mos.
                               Weighted average original term to
                                  maturity or anticipated repayment
                                  date...............................                118 mos.          117 mos.           128 mos.
                               Longest remaining term to maturity or
                                  anticipated repayment date.........                240 mos.          240 mos.           166 mos.
                               Shortest remaining term to maturity
                                  or anticipated repayment date......                 57 mos.           57 mos.            57 mos.
                               Weighted average remaining term to
                                  maturity or anticipated repayment
                                  date...............................                116 mos.          114 mos.           123 mos.
                               Highest debt service coverage ratio,
                                  based on underwritten net cash
                                  flow*..............................                   3.01x             3.01x              2.54x
                               Lowest debt service coverage ratio,
                                  based on underwritten net cash
                                  flow*..............................                   1.11x             1.11x              1.15x
                               Weighted average debt service
                                  coverage ratio, based on
                                  underwritten net cash flow*........                   1.44x             1.45x              1.42x
                               Highest debt service coverage ratio
                                  (after IO period), based on
                                  underwritten net cash flow*........                   3.01x             3.01x              2.54x

                                      S-33

                                                                                  MORTGAGE
                                                                                    POOL          LOAN GROUP 1        LOAN GROUP 2
                                                                               --------------    --------------       ------------

                               Lowest debt service coverage ratio
                                  (after IO period), based on
                                  underwritten net cash flow*........                   1.05x             1.05x              1.10x
                               Weighted average debt service
                                  coverage ratio (after IO period),
                                  based on underwritten net cash
                                  flow*..............................                   1.35x             1.36x              1.33x
                               Highest cut-off date loan-to-value
                                  ratio*.............................                   80.4%             80.4%              80.3%
                               Lowest cut-off date loan-to-value
                                  ratio*.............................                   22.6%             25.7%              22.6%
                               Weighted average cut-off date
                                  loan-to-value ratio*...............                   69.1%             69.1%              68.8%

                               _________

                               * In the case of the pooled mortgage loans that are secured by a mortgaged property that also secures a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.01x, 1.11x and 1.44x, respectively, of loan group 1 would be 3.01x, 1.11x and 1.45x, respectively, and of loan group 2 would be 2.54x, 1.11x and 1.41x, respectively. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 3.01x, 1.05x and 1.35x, respectively, of loan group 1 would be 3.01x, 1.05x and 1.36x, respectively, and of loan group 2 would be 2.54x, 1.10x and 1.32x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 83.2%, 22.6% and 69.1%, respectively, of loan group 1 would be
                               80.4%, 25.7% and 69.1%, respectively, and of loan group 2 would be 83.2%, 22.6% and 68.9%, respectively.

K.  REMOVAL OF LOANS FROM
     THE TRUST FUND....................   One or more of the pooled mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

           1.   SELLER REPURCHASE AND
                SUBSTITUTION              Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "The Mortgage
                                          Pool--Representations and Warranties" in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such

                                      S-34

                                          mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

           2.   FAIR VALUE
                PURCHASE OPTION           Pursuant to the pooling and servicing agreement, the series 2006-PWR13 controlling class representative or the applicable special servicer, in that order, has the option to purchase from the trust any defaulted pooled mortgage loan that, among other conditions, is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment. The applicable purchase price will be equal to the fair value of the pooled mortgage loan as determined by the applicable special servicer for such mortgage loan, subject to verification by the trustee if the applicable special servicer is the purchaser.

           3.   OTHER DEFAULTED LOAN
                PURCHASE OPTIONS          Pursuant to the related intercreditor agreements, the holder of a subordinate non-pooled mortgage loan that is part of a split loan structure that includes a pooled mortgage loan, or the holder of a mezzanine loan incurred by the owners of a borrower may have an option to purchase the related pooled mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the pooled mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses. The purchase price will generally not include any prepayment premium or yield maintenance charge.

                                 ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS.....................   Elections will be made to treat designated portions of the trust fund as three separate
                                          "real estate mortgage investment conduits" or "REMICs" under Sections 860A through 860G of the Internal Revenue Code. Those REMICs will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, which collections will constitute a grantor trust for federal income tax purposes.

                                          The offered certificates will constitute "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                          We anticipate that the offered certificates will be issued at a premium. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                      S-35

                                          o     the pooled mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                                          o     no pooled mortgage loan will otherwise be prepaid prior to maturity, and

                                          o     there will be no extension of the maturity of any pooled mortgage loan.

                                          However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                          For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA..................................   The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus.

                                          You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above. If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

LEGAL INVESTMENT.......................   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal
                                          Investment" in this prospectus supplement and in the accompanying prospectus.

RATINGS................................   The ratings for the offered certificates shown in the table appearing under the caption
                                          "--Overview of the Series 2006-PWR13 Certificates" above are those of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that table.

                                          The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date.

                                      S-36

                                          A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                          For a description of the limitations of the ratings of the offered certificates, see
                                          "Ratings" in this prospectus supplement.

                                      S-37

                                  RISK FACTORS

      You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

      If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

      If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the distribution priorities of the respective classes of the series
            2006-PWR13 certificates,

      o     the order in which the principal balances of the respective classes of the series 2006-PWR13 certificates with principal balances will be reduced in connection with losses and default-related shortfalls,
            and

      o     the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

      The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

      The yield on your offered certificates will depend on, among other things--

      o     the price you paid for your offered certificates, and

                                      S-38

      o     the rate, timing and amount of distributions on your offered certificates.

      The rate, timing and amount of distributions on your offered certificates will depend on--

      o     the pass-through rate for, and the other payment terms of, your offered certificates,

      o     the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

      o     the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

      o     the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-PWR13 certificates, and

      o     servicing decisions with respect to the pooled mortgage loans.

      These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

      The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

      In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

      If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had

                                      S-39

assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

      Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

      Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2006-PWR13 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

      As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

                                      S-40

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

      Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2006-PWR13 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2006-PWR13 pooling and servicing agreement, (b) any rights of the series
2006-PWR13 controlling class representative, (c) in the case of the RLJ Hotel
Portfolio pooled mortgage loan, the express terms of the WCMSI 2006-C27 Pooling and Servicing Agreement and the related intercreditor agreement and any rights of the related "controlling class" and the related non-pooled noteholders under those agreements and (d) in the case of the Mansfield Village Square and Sheldon
Palms Apartments pooled mortgage loans, the rights of the respective holder of the related non-pooled subordinate loan under the related intercreditor agreement. See "Servicing of the Mortgage Loans Under the Series 2006-PWR13
Pooling and Servicing Agreement--The Series 2006-PWR13 Controlling Class
Representative" and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool --Subordinate and/or Other Financing--Split Loan
Structures--The RLJ Hotel Portfolio Loan Group" and "--The PCFII Mortgage Loan
Groups" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2006-PWR13 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS INVESTMENTS
RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD ARISE
BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

      A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2006-PWR13 certificates. The purchase of series 2006-PWR13 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2006-PWR13 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2006-PWR13 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2006-PWR13 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2006-PWR13 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

      Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2006-PWR13 certificates (or, in the case of RLJ Hotel Portfolio pooled mortgage loan, the holders of a subordinate or other class of certificates issued under the WCMSI 2006-C27 Pooling and Servicing Agreement) and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives who may also have consultation rights with

                                      S-41

respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Subordinate and/or Other Financing--Split Loan Structures" and "Servicing
of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests.

      Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-PWR13 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

      In some circumstances, the holders of a specified percentage of the series
2006-PWR13 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2006-PWR13 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2006-PWR13 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

      There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

      Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related

                                      S-42

beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

      (1)   "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

      (2)   "Description of the Certificates--Book-Entry Registration and
            Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

      Mortgaged properties representing security for 34.5%, 25.1%, 13.0%, 12.3%,
11.5%, 2.2%, 0.8%, 0.4% and 0.1% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, multifamily properties, industrial properties, hospitality properties, mixed use properties, self storage properties, manufactured housing community properties, and other properties, respectively. Loan group 1 consists of 261 pooled mortgage loans, representing 87.1% of the initial mortgage pool balance. Loan group 2 consists of 42 pooled mortgage loans, representing 12.9% of the initial mortgage pool balance. Loan group 2 will consist of 96.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. There are no manufactured housing community properties in loan group 2. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

      (1)   "Risk Factors--Risks Relating to the Mortgage Loans"; and

      (2)   "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

      The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

      Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

      The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to five (5) pooled mortgage loans, representing 2.2% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated within twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

      The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

      o     the age, design and construction quality of the property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the proximity and attractiveness of competing properties;

                                      S-43

      o     the adequacy and effectiveness of the property's operations, management and maintenance;

      o     increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
            unemployment rates);

      o     local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

      o     demographic factors;

      o     decreases in consumer confidence;

      o     changes in prices for key commodities or products;

      o     changes in consumer tastes and preferences, including the effects of adverse publicity; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the level of tenant defaults;

      o     the ability to convert an unsuccessful property to an alternative use;

      o     new construction in the same market as the mortgaged property;

      o     rent control laws or other laws impacting operating costs;

      o     the number and diversity of tenants;

      o     the availability of trained labor necessary for tenant operations;

                                      S-44

      o     the rate at which new rentals occur; and

      o     the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

      Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

      Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

      (1)   the physical attributes of the health club (e.g., its age, appearance and layout);

      (2)   the reputation, safety, convenience and attractiveness of the property to users;

      (3)   the quality and philosophy of management;

      (4)   management's ability to control membership growth and attrition;

      (5)   competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

      (6)   adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

      In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

      Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set

                                      S-45

of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

      The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

      The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

      Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

      No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

      The effect of mortgage pool loan losses will be more severe:

      o     if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

      o     if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-46

      The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Alexandria Portfolio, which represents 5.0% of the initial mortgage pool balance (and 5.8% of the initial loan group 1 balance).
The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 24.5% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.1% of the initial mortgage pool balance.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

      The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

      Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

      o     the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

      o     the person:

            (1)   was insolvent at the time of the incurrence of the obligation or transfer, or

            (2)   was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

            (3)   intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

      Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

      o     the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

      o     the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

      We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

      In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at

                                      S-47

100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

      The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

      o     converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

      o     zoning, land use or other restrictions also may prevent alternative uses.

      The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

      o     changes in governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     proximity and attractiveness of competing properties;

      o     new construction of competing properties in the same market;

      o     convertibility of a mortgaged property to an alternative use;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

                                      S-48

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Eighty-nine (89) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 18.5% of the initial mortgage pool balance (and for
21.3% of the initial loan group 1 balance), are leased to single tenants.
Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

      Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

      In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

      For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

      Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

      Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash

                                      S-49

flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

      In addition, certain properties may have significant tenants or groups of tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

      In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

      If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
One hundred and eleven (111) of the pooled mortgage loans, representing 46.7% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

      If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow

                                      S-50

available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

      Mortgaged properties located in California, Georgia, New Jersey, Delaware,
Florida and Texas represent security for 22.2%, 7.6%, 6.3%, 5.9%, 5.7% and 5.5%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards
(such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other
Risks --The Hurricanes of 2005" below, "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement--Maintenance of Insurance"
in this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Hazard Insurance Policies" in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's

                                      S-51

claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

      The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

      The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

      In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

      In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     a responsible third party was identified as being responsible for the remediation; or

      o     the related originator of the pooled mortgage loan generally required the related borrower:

                                      S-52

            (a)   to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

            (b)   to carry out an operation and maintenance plan or other
                  specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

            (c)   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

            (d)   to obtain or seek a letter from the applicable regulatory
                  authority stating that no further action was required; or

            (e)   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                  environmental insurance) or provide an indemnity from an
                  individual or an entity.

      Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Phillipsburg Commerce Center, representing approximately 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the mortgaged property has petroleum contamination of the groundwater. Groundwater remediation of petroleum began in the 1980's by
Ingersoll Rand, the former occupant of the property. The environmental consultant has estimated a total remediation cost of approximately $11,000,000 and approximately $3,000,000 was spent on investigation and remediation in 2005.
Remediation is expected to continue for the foreseeable future. At origination, an environmental insurance policy was obtained in the amount of $10,000,000. We cannot assure you that Ingersoll Rand will complete the remediation or that the environmental insurance policy would be sufficient to cover all remediation costs.

      In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

      Forty-three (43) of the pooled mortgage loans, representing 5.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 39 pooled mortgage loans in loan group 1, representing 5.4% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 2.2% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

                                      S-53

      We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

      o     future laws, ordinances or regulations will not impose any material environmental liability; or

      o     the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

      Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

      Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2006-PWR13 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

      As described in this prospectus supplement, 99.2% of the pooled mortgage loans are balloon mortgage loans, including 10.2% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial properties;

      o     prevailing interest rates;

                                      S-54

      o     the fair market value of the related mortgaged property;

      o     the borrower's equity in the related mortgaged property;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     tax laws; and

      o     prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      None of the mortgage loan sellers, any party to the series 2006-PWR13 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

      In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as RLJ Hotel Portfolio, Mansfield Village Square,
Sheldon Palms Apartments and Savannah Apartments, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under certain pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower.
Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool -Subordinate and/or Other Financing" and
Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Subordinate and Other Financing" in this prospectus supplement.

      Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the

                                      S-55

related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

      Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      S-56

      The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

      With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

      We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-57

      Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

      A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

      We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

      Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2006-PWR13 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

      o     a title insurer will have the ability to pay title insurance claims made upon it;

      o     the title insurer will maintain its present financial strength; or

      o     a title insurer will not contest claims made upon it.

                                      S-58

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

      Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

      In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

      Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                      S-59

      Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida, Louisiana and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

      Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $50 million from
April 2006 through December 2006 and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now
excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension
Act of 2005 will expire on December 31, 2007.

      The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure

                                      S-60

for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

      Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2006-PWR13 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

      In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund

                                      S-61

will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d)
of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property"
but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

      In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-PWR13 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

      In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as The Willows at Barrington, Fox Ridge and Colonial Park and representing in the aggregate
1.8% of the initial mortgage pool balance (and 14.3% of the initial loan group 2 balance), according to published reports, Charles Kushner, the former sole chairman of the Kushner Companies and a holder of an indirect interest in each of the related borrowers, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal
Election Committee, was sentenced to a two-year jail sentence and has been released from jail to a halfway house. Kushner has resigned from his post as the chairman of the Kushner Companies. We cannot assure you that these circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

      With respect to the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as UTEX
Portfolio and IIMAK Building, which collectively represent security for approximately 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), the sponsor of the related borrower, Corporate Property
Associates 16 Global Inc. (the "CPA 16 Sponsor"), has advised us that, in March
2004, Carey Financial Corporation ("Carey Financial"), the broker-dealer that managed the public offerings of Corporate Property Associates 15 Incorporated
("CPA 15") and a wholly-owned subsidiary of the CPA 16 Sponsor's advisor, W.P.
Carey & Co. LLC ("W.P.

                                      S-62

Carey"), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004 Form 10-Q that it, Carey
Financial and CPA 15 have each received subpoenas from the staff of the SEC's
Division of Enforcement (the "SEC Enforcement Staff") requesting information relating to, among other things, the events addressed in the March 2004 letter.
W.P. Carey further reported in its March 2005 Form 10-Q that the scope of the
SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by
W.P. Carey (together with W.P. Carey, (the "CPA 16 Sponsor Group"). It cannot be determined at this time what action, if any, the SEC will pursue against any member of the CPA 16 Sponsor Group, the remedies the SEC may seek against the
CPA 16 Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the CPA 16 Sponsor
Group if an action is brought by the SEC. Although no action is currently pending against any member of the CPA 16 Sponsor Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

      Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

      In the case of six (6) mortgaged properties, with an aggregate allocated loan amount representing 3.7% of the initial mortgage pool balance (4.1% of the initial loan group 1 balance and 0.6% of the initial loan group 2 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as DRA Capital Center II & III, Lake Forest Marketplace, Nohl Plaza
Orange County, Fiesta Mercado Shopping Center, Arroyo Office Building and Dwight
Way Apartments.

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground

                                      S-63

lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

      The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

      With respect to certain of the pooled mortgage loans, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage
Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-PWR13 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

      Twenty-four (24) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Paces West, McDougall
Burkey Industrial Portfolio, Petroleum Towers, Brandywine & Fountain Terrace
Apartments, Ceres Marketplace, Courtyard Apartments Valdosta, Agua Caliente,
Fiesta Mercado Shopping Center, 2140-2192 Bering Drive, Pell City Marketplace,
Jacksonville Distribution Center, Northgate - Boise, Savannah Apartments, New
Brighton Apartments, Evenhaim Building, Watt Eighty Industrial, Almeda Park
Apartments, 897 Independence Drive, Newport Federal - Hualalai Center, Raley's
Office Building, Coconut Grove Shopping Center, Shannon Oaks, Pomona Valley
Hospital Medical Center and Cary Hill Plaza Shopping Center, which represent
2.9%, 0.6%, 0.6%, 0.5%, 0.4%, 0.4%,

                                      S-64

0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.2%, 0.2%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%,
0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 8.7% of the initial mortgage pool balance, 8.3%
of the initial loan group 1 balance and 11.2% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity
(in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

      The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

      The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

      Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

                                      S-65

THE HURRICANES OF 2005.

      In August, September and October 2005, Hurricanes Katrina, Rita and Wilma
and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

      See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TRANSACTION PARTIES

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2006-PWR13 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2006-PWR13 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2006-PWR13 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than

                                      S-66

investing of funds in the collection accounts and other accounts maintained under the series 2006-PWR13 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2006-PWR13 pooling and servicing agreement may be amended as set forth under "Description of the Offered
Certificates--Amendment of the Series 2006-PWR13 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement" in this prospectus supplement.

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts and the other accounts maintained pursuant to the series 2006-PWR13 pooling and servicing agreement and the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested. The
Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

      The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

      Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to June
30, 2006, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $20.0 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans.
The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee,
(ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or to contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                                      S-67

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

      Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI")
is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 38.2% of the initial mortgage pool balance.
BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin
Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC,
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
generally are mortgage loan sellers and sponsors, and the depositor and Morgan
Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital
Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI,
Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National
Association, Principal Commercial Funding, LLC, Principal Commercial Funding II,
LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor. As of January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

                                      S-68

      BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

      PROPERTY TYPE                    DSCR GUIDELINE    LTV RATIO GUIDELINE
      ------------------------------   --------------    -------------------
      Multifamily                          1.20x                 80%
      Office                               1.25x                 75%
      Anchored Retail                      1.20x                 80%
      Unanchored Retail                    1.30x                 75%
      Self storage                         1.30x                 75%
      Hotel                                1.40x                 70%
      Industrial                           1.25x                 70%
      Manufactured Housing Community       1.25x                 75%

      Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

                                      S-69

            PROPERTY TYPE                     RESERVE GUIDELINE
                                              -----------------------------
            Multifamily                       $250 per unit
            Office                            $0.20 per square foot
            Retail                            $0.15 per square foot
            Self storage                      $0.15 per square foot
            Hotel                             5% of gross revenue
            Industrial                        $0.10 - $0.15 per square foot
            Manufactured Housing Community    $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 26.2% of the initial mortgage pool balance.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2005, Wells Fargo Bank originated approximately 2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                      S-70

      Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

      Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the

                                      S-71

borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 13.5% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through June 30, 2006, PMCC originated for securitization approximately 614 mortgage loans, having a total original principal amount of approximately $8.69 billion, which were assigned to PMCF, and approximately $6.54 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 18 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $6.54 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $6.25 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the
IQ program and approximately $5.46 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

                                      S-72

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

                                      S-73

      See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

PRINCIPAL COMMERCIAL FUNDING II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
12.0% of the initial mortgage pool balance.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the
"IQ" and "HQ" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of June 30, 2006, was approximately $8.4 billion. As of such date, these securitized loans included approximately 1,256 mortgage loans, all of which were fixed rate and which have been included in approximately 35 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general

                                      S-74

guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

                                      S-75

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $113 billion (unaudited) as of June 30, 2006. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 5.7% of the initial mortgage pool balance.

      Nationwide Financial's real estate investment department originated approximately $2.9 billion in commercial mortgage loans in 2005, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages over $12.0 billion of mortgage loans for
Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by
Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-"
and "A+" from Moody's, S&P and A.M. Best, respectively.

      Nationwide Life's Commercial Real Estate Securitization Program

      Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

      As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.3 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 151 mortgage loans, all of which were fixed rate, which have been included in approximately 13 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $402 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing

      Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

      Underwriting Standards

      Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property

                                      S-76

operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

      Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

      Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

      Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRINCIPAL COMMERCIAL FUNDING, LLC

      Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

                                      S-77

      PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
4.4% of the initial mortgage pool balance.

      Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

      PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

      As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $8.4 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,256 mortgage loans, all of which were fixed rate, which have been included in approximately 35 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005,
PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

      The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

      Underwriting Standards

      Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan.
This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting

                                      S-78

team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Value and Condition," "--Appraisals," "--Environmental Assessments," "--Property
Condition Assessments," "--Seismic Review Process," and "--Zoning and Building
Code Compliance."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2006-PWR13 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions which it currently serves as trustee or paying agent numbers 425 with an outstanding certificate balance of approximately $262.7 billion. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603.
Attention: Global Securities and Trust Services Group - Bear Stearns Commercial
Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-PWR13, or at such other address as the trustee may designate from time to time.

                                      S-79

      The information set forth in the preceding paragraph concerning the trustee has been provided by it.

      Eligibility Requirements

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "F1+" by Fitch and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P and "AA-" by
Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2006-PWR13 pooling and servicing agreement.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the series 2006-PWR13 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2006-PWR13 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2006-PWR13 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2006-PWR13 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series
2006-PWR13 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.
The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the Offered
Certificates--Advances" in this prospectus supplement.

      In addition to having express duties under the series 2006-PWR13 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-PWR13 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-PWR13 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-PWR13 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with

                                      S-80

respect to the series 2006-PWR13 pooling and servicing agreement, the mortgage loans or the series 2006-PWR13 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee's allocable overhead and
(iii) any cost or expense expressly required to be borne by the trustee.

      The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2006-PWR13 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR13 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the series 2006-PWR13 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2006-PWR13 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2006-PWR13 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

      Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to %
per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2006-PWR13 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2006-PWR13 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

                                      S-81

      The Custodian

      LaSalle will also act as custodian under the series 2006-PWR13 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2006-PWR13 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

      Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

                                      S-82

      The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

      The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

      As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal
to      % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

      Certificate Administrator

      Under the terms of the series 2006-PWR13 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

      Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 325 series of commercial mortgage-backed securities and, as of March 31, 2006, was acting as certificate administrator with respect to more than $260 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

      In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

      The information concerning the certificate administrator set forth in the three preceding paragraphs has been provided by the certificate administrator.

      Matters Regarding the Certificate Administrator

      The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR13 pooling and servicing agreement, the mortgage loans or the series 2006-PWR13 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

      The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR13 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR13 pooling and servicing agreement or in the exercise of any of its rights or powers if, in

                                      S-83

the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank will be a master servicer under the series 2006-PWR13 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC, Principal Commercial Funding,
LLC and Nationwide Life Insurance Company to the depositor (and any related
Non-Pooled Mortgage Loans), except that Wachovia Bank, National Association will conduct master servicing activities with respect to the RLJ Hotel Portfolio
Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) in its capacity as master servicer under the WCMSI 2006-C27 Pooling and Servicing Agreement and
Wells Fargo Bank, National Association will play a limited role in the servicing of the RLJ Hotel Portfolio Pooled Mortgage Loan. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of June 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicers and the provisions of the series 2006-PWR13 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account

                                      S-84

and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the
Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2006-PWR13 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters Regarding a Master Servicer and the Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2006-PWR13 pooling and servicing agreement are described under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in the prospectus and under "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement" in this prospectus supplement.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2006-PWR13 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2006-PWR13 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage
Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential
Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers.
PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX
75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

--------------------------------------------------------------------------------
Commercial Mortgage Loans         2005              2004              2003
--------------------------------------------------------------------------------
          CMBS                $9,031,936,108    $6,820,173,095    $5,286,632,411
          Total              $46,502,629,927   $44,396,359,820   $35,642,879,817
--------------------------------------------------------------------------------

      The information set forth in this prospectus supplement concerning PAR has been provided by it.

                                      S-85

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of June 30, 2006, PGI was responsible for servicing approximately 2,918 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20.9 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of June 30, 2006, PGI was a primary servicer in approximately 38 commercial mortgage-backed securitization transactions, servicing approximately
1,318 loans with an aggregate outstanding principal balance of approximately
$8.5 billion.

      PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series 2006-PWR13 pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One
Nationwide Plaza, Columbus, Ohio 43215.

                                      S-86

      Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

      As of June 30, 2006, Nationwide Life was responsible for servicing approximately 1,691 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.0 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

      As of June 30, 2006, Nationwide Life was a primary servicer in approximately 13 commercial mortgage-backed securitization transactions, servicing approximately 144 loans with an aggregate outstanding principal balance of approximately $1.2 billion.

      Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

      The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICER

LNR PARTNERS, INC.

      LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as the special servicer under the series 2006-PWR13 pooling and servicing agreement for all of the pooled mortgage loans (and any related Non-Pooled
Mortgage Loans), except that LNR Partners will conduct special servicing activities with respect to the RLJ Portfolio Loan Group in its capacity as initial special servicer under the Non-Trust Servicing Agreement and LNR
Partners, Inc. will play a limited role in the special servicing of RLJ
Portfolio Loan Group in its capacity as general servicer under the series
2006-PWR13 pooling and servicing agreement. The principal executive offices of
LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach,
Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

                                      S-87

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-PWR13 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR
Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S.
commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.
commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

      LNR or one of its affiliates generally seeks investments where LNR or that affiliate has the right to appoint LNR Partners as the special servicer. LNR
Partners and its affiliates have regional offices located across the country in
Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in
Europe in London, England, Paris, France and Munich, Germany. As of March 31,
2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately
21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series
2006-PWR13 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

                                      S-88

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-PWR13 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series
2006-PWR13 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-PWR13 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series
2006-PWR13 certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, either master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      Except for LNR Partners acting as general special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from this securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      The information set forth in this prospectus supplement concerning LNR
Partners, Inc. has been provided by it.

                                      S-89

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

      Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Wells
Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by
Principal Commercial Funding II, LLC and Principal Commercial Funding, LLC, are
affiliates. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2006-PWR13 certificates will be issued on the Issue Date pursuant to the series 2006-PWR13 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2006-PWR13 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2006-PWR13 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2006-PWR13 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

      The series 2006-PWR13 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

      o     the pooled mortgage loans;

      o     any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

      o     certain rights granted to us under the mortgage loan purchase agreements;

      o     any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

      o     those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
            Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the
            Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
            Agreement--REO Accounts", the certificate administrator's
            distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

                                      S-90

      The series 2006-PWR13 certificates will include the following classes:

      o     the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2006-PWR13 certificates that are offered by this prospectus supplement, and

      o     the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2006-PWR13 certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      The Class X certificates described in this prospectus supplement are the aggregate of the class X-1 and X-2 certificates issued under the Series
2005-PWR13 pooling and servicing agreement.

      It is expected that Hyperion Capital Management, Inc. or an affiliate thereof will acquire several non-offered classes of the series 2006-PWR13 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

      The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O and P certificates are the only series 2006-PWR13 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

      The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X-1 and X-2 certificates is shown in the table appearing under the caption "Summary--Overview of the Series
2006-PWR13 Certificates" in this prospectus supplement. The actual notional amount of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

      The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

      The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

                                      S-91

DISTRIBUTION ACCOUNT

      General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2006-PWR13 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

      o     All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

            2.    with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                  collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

            3.    Authorized Collection Account Withdrawals, including--

                  (a)   amounts payable to a master servicer or a special
                        servicer as indemnification or as compensation,
                        including master servicing fees, special servicing fees,
                        workout fees, liquidation fees, assumption fees,
                        modification fees and, to the extent not otherwise
                        applied to cover interest on advances, late payment
                        charges and Default Interest,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances,

                  (c)   amounts payable with respect to other trust fund
                        expenses, and

                  (d)   amounts deposited in that master servicer's collection
                        account in error.

      o     Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

      o     Any payments made by that master servicer to cover Prepayment
            Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to the distribution date that occurs during March in any calendar year subsequent to 2006 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

      The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-92

      Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

      o     to make distributions on the series 2006-PWR13 certificates;

      o     to pay itself, the tax administrator, the servicer report
            administrator and the trustee monthly fees that are described under
            "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" and "--Reports to Certificateholders;
            Available Information" below;

      o     to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" below;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-PWR13 pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in
            the accompanying prospectus and "Servicing of the Mortgage Loans
            Under the Series 2006-PWR13 Pooling and Servicing Agreement--REO
            Account" in this prospectus supplement;

      o     to pay itself net investment earnings earned on funds in the distribution account for each collection period;

      o     to pay for the cost of recording the series 2006-PWR13 pooling and servicing agreement;

      o     with respect to each distribution date during February of any year subsequent to 2006 and each distribution date during January of any year subsequent to 2006 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
            Actual/360 Basis;

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

      o     to clear and terminate the distribution account upon the termination of the series 2006-PWR13 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

      The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

      During January, except in a leap year, and February of each calendar year subsequent to 2006, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end

                                      S-93

of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

      During March of each calendar year after 2006 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

      General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

      o     Loan group 1, which will consist of 261 pooled mortgage loans, with an aggregate cut-off date principal balance of $2,532,434,130, representing 87.1% of the initial mortgage pool balance; and

      o     Loan group 2, which will consist of 42 pooled mortgage loans, with an aggregate cut-off date principal balance of $374,283,850, representing 12.9% of the initial mortgage pool balance. Loan group
            2 will consist of 96.1% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. There are no manufactured housing community properties in loan group 2.

      On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2006-PWR13 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur.
The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

      Distributions made to a class of series 2006-PWR13 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

      In order for a series 2006-PWR13 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

      If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2006-PWR13 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional
Trust Fund Expenses".

                                      S-94

      Interest Distributions. All of the classes of the series 2006-PWR13 certificates will bear interest, except for the R and V classes.

      With respect to each interest-bearing class of the series 2006-PWR13 certificates, interest will accrue during each interest accrual period based upon:

      o     the pass-through rate for that class and interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2006-PWR13 certificates will be entitled to receive--

      o     the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

      o     the portion of any Net Aggregate Prepayment Interest Shortfall (if
            any) for that distribution date that is allocable to that class.

      In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Funds
Expenses" below, then that class will also be entitled (also subject to the
Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

      If the holders of any interest-bearing class of the series 2006-PWR13 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

      No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2006-PWR13 principal balance certificates will equal the product of--

      o     the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

      o     a fraction--

            1.    the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

            2.    the denominator of which is the total amount of interest
                  accrued during the related interest accrual period with
                  respect to all of the series 2006-PWR13 principal balance
                  certificates.

      Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2006-PWR13 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR13 Certificates" in this prospectus supplement.

                                      S-95

      The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

      The pass-through rates for the class A-M, A-J, B, C, D, E, F, J, K, L, M,
N, O and P certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

      o     the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

      The pass-through rate applicable to the class G certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus 0.066%.

      The pass-through rate applicable to the class H certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

      The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

      o     the weighted average of the pass-through rates for the class A-1,
            A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
            M, N, O and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2006-PWR13 certificates outstanding immediately prior to the distribution date for that interest accrual period.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

      The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

      Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2006-PWR13 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

      In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively, on the other, in the following amounts:

      o     to the holders of the class A-1A certificates in an amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3,
                  A-AB and A-4 certificates has been reduced to zero, the
                  portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or
                  A-4 certificates), and

            2.    the total principal balance of the class A-1A certificates immediately prior to that distribution date;

                                      S-96

      o     to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                  Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A
                  certificates), and

            2.    the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

      o     first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, and

            2.    an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                  Principal Balance for that distribution date;

      o     second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the
                  preceding bullet and paid to the holders of that class on that distribution date, and

            2.    the total principal balance of the class A-1 certificates
                  immediately prior to that distribution date;

      o     third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as
                  described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-2 certificates
                  immediately prior to that distribution date;

      o     fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-3 certificates
                  immediately prior to that distribution date;

      o     fifth, to the holders of the class A-AB certificates in an amount
            (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

                                      S-97

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is
                  allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

      o     finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-4 certificates
                  immediately prior to that distribution date.

      Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any
event, as of the final distribution date for the series 2006-PWR13 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3, A-AB,
A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2006-PWR13 certificates.

      Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated, and

      o     the total principal balance of the subject class immediately prior to that distribution date.

      In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2006-PWR13 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

      To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2006-PWR13
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

      Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2006-PWR13 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2006-PWR13 principal balance certificates, then, subject to the relevant
Available Distribution

                                      S-98

Amount and the priority of distributions described under "--Priority of
Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

      Priority of Distributions.

      On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

      o     from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment
            distributable with respect to that class on the related distribution date,

      o     from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1,
            A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

      o     from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

      On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

      o     first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution
            Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal
            Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal
            Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

      o     second, to reimburse the holders of the class A-1, A-2, A-3, A-AB,
            A-4 and/or A-1A certificates for any Realized Losses and Additional
            Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal Balances in Connection
            with Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

      o     third, sequentially to the holders of the class A-M, A-J, B, C, D,
            E, F, G, H, J, K, L, M, N, O and P certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any Realized Losses and

                                      S-99

            Additional Trust Fund Expenses previously allocated to that class
            (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund
            Expenses " below) and for which reimbursement has not previously been made; and

      o     finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

      Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
            Distribution Amount for that distribution date that is attributable to loan group 1.

      If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
            Distribution Amount for that distribution date that is attributable to loan group 2.

      The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

      See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

      Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Hyperion Capital Management, Inc. or an affiliate thereof will be the initial holder of the class V certificates.

                                      S-100

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     distributions on the series 2006-PWR13 certificates,

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2006-PWR13 certificates, and

      o     the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series
            2006-PWR13 pooling and servicing agreement.

      In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds from an REO Property will be applied--

      o     first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
            Property, and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2006-PWR13 certificates. If this occurs following the distributions made to the series 2006-PWR13 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2006-PWR13 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-PWR13 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

          ORDER OF ALLOCATION                 CLASS
          -------------------     ------------------------------
                  1st                           P
                  2nd                           O
                  3rd                           N
                  4th                           M
                  5th                           L
                  6th                           K
                  7th                           J
                  8th                           H

                                      S-101

          ORDER OF ALLOCATION                 CLASS
          -------------------     ------------------------------
                  9th                           G
                  10th                          F
                  11th                          E
                  12th                          D
                  13th                          C
                  14th                          B
                  15th                         A-J
                  16th                         A-M
                  17th             A-1, A-2, A-3, A-AB, A-4 and
                                        A-1A certificates,
                                     pro rata based on total
                                  outstanding principal balances

      The above-described reductions in the total principal balances of the respective classes of the series 2006-PWR13 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2006-PWR13 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2006-PWR13 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2006-PWR13 certificates.

      The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

            1.    all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                  distributable to series 2006-PWR13 certificateholders,
                  exclusive, however, of any portion of that interest that
                  represents Default Interest or Post-ARD Additional Interest,
                  and

            2.    all related unreimbursed servicing advances and unpaid
                  liquidation expenses and certain special servicing fees,
                  liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not
                  otherwise considered a Realized Loss, over

      o     the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

      If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

      Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the

                                      S-102

aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR13 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2006-PWR13 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2006-PWR13 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

      The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR13 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2006-PWR13 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      The following items are some examples of Additional Trust Fund Expenses:

      o     any special servicing fees, workout fees and (with limited exceptions) liquidation fees paid to the special servicers that are not otherwise allocated as a Realized Loss;

      o     any interest paid to a master servicer, a special servicer or the trustee (and/or, in the case of the RLJ Hotel Portfolio Pooled
            Mortgage Loan, the WCMSI 2006-C27 Master Servicer) with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of Delinquent Monthly Debt Service
            Payments" below and under "Servicing of the Mortgage Loans Under the
            Series 2006-PWR13 Pooling and Servicing Agreement--Servicing and
            Other Compensation and Payment of Expenses--Payment of Expenses;
            Servicing Advances" in this prospectus supplement);

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

      o     any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

            1.    any reimbursements and indemnification to the certificate
                  administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
                  Regarding the Trustee" "Transaction Parties--The Certificate
                  Administrator, Tax Administrator and Certificate
                  Registrar--Matters Regarding the Certificate Administrator" in
                  this prospectus supplement,

            2.    any reimbursements and indemnification to the master
                  servicers, the special servicers and us, as described under
                  "Description of the Pooling and Servicing Agreements--Some
                  Matters Regarding the Servicer and the Depositor" in the
                  accompanying prospectus, and

            3.    any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                  "Material Federal Income Tax Consequences--Taxes That May Be
                  Imposed on the REMIC Pool--Prohibited Transactions" in the
                  accompanying prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-PWR13 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

                                      S-103

      o     any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
            Pooling and Servicing Agreements--Realization Upon Defaulted
            Mortgage Loans" in the accompanying prospectus.

      In general, any expenses under the Non-Trust Servicing Agreement for the
RLJ Hotel Portfolio Pooled Mortgage Loan that are similar to the expenses listed in the bullets above and that relate to the RLJ Hotel Portfolio Pooled Mortgage
Loan and/or the related Non-Pooled Pari Passu Companion Loans are to be paid pro rata, out of collections on, and other proceeds of, the RLJ Hotel Portfolio
Pooled Mortgage Loan and the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion
Loans. To the extent those expenses are allocated to and borne by the trust as the holder of the RLJ Hotel Portfolio Pooled Mortgage Loan pursuant to the related Mortgage Loan Group Intercreditor Agreement and the Non-Trust Servicing
Agreement, those expenses will constitute "Additional Trust Fund Expenses"
allocable to the holders of the series 2006-PWR13 certificates.

      In general, in the case of each Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, the expenses listed in the bullets above -
other than those relating only to the series 2006-PWR13 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of any
Non-Pooled Subordinate Loan(s) included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund
Expenses" allocable to the holders of the series 2006-PWR13 certificates.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

      o     were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
            Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer, and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

      Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction--

            1.    the numerator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan, net of the Appraisal
                  Reduction Amount, and

                                      S-104

            2.    the denominator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan.

      With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-PWR13 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-PWR13 certificates on that distribution date.

      If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

      The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

      Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2006-PWR13 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2006-PWR13 certificates on that distribution date.

      Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for

                                      S-105

nonrecoverable debt service advances (as described in the prior paragraph)
and/or nonrecoverable servicing advances as described under "Servicing of the
Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

      The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

      For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2006-PWR13 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to

                                      S-106

which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that
REO Property. Assumed monthly debt service payments for ARD Loans do not include
Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

      None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

      In the case of the RLJ Hotel Portfolio Pooled Mortgage Loan, the WCMSI
2006-C27 Master Servicer (but not the WCMSI 2006-C27 Trustee) will be required to make advances of delinquent monthly debt service payments (subject to reductions of the interest portions thereof arising from amounts similar to
Appraisal Reduction Amounts and otherwise subject to determinations of nonrecoverability under conditions and procedures that are similar to those under the series 2006-PWR13 pooling and servicing agreement) on the RLJ Hotel
Portfolio Pooled Mortgage Loan, although such advances will not be made until a date that is after the series 2006-PWR13 distribution date in that month. In addition to its other reimbursement rights, the applicable master servicer under the series 2006-PWR13 pooling and servicing agreement will be entitled and required to use any advances made by the WCMSI 2006-C27 Master Servicer to reimburse any monthly debt service advances made by the applicable series
2006-PWR13 master servicer (or the series 2006-PWR13 trustee). Debt service advances on the RLJ Hotel Portfolio Pooled Mortgage Loan made by the applicable
2006-PWR13 master servicer will not commence accruing interest until the earlier of the end of the grace period for the relevant payment or the date when the
WCMSI 2006-C27 master servicer is required to remit the payment. The WCMSI
2006-C27 master servicer is generally entitled to receive reimbursement of, and interest on, debt service advances made by it on the RLJ Hotel Portfolio Pooled
Mortgage Loan on the same terms and conditions and from the same sources of funds as apply to any debt service advances by the applicable series 2006-PWR13 master servicer.

                                      S-107

FEES AND EXPENSES

      The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled
Subordinate Loan(s) are insufficient. Notwithstanding any contrary description set forth in the table, with respect to the RLJ Hotel Portfolio pooled mortgage loan, additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series
2006-PWR13 pooling and servicing agreement but comparable fees and compensation, together with certain fees similar to master servicing fees, reimbursements of debt service advances and interest on those debt service advances, are payable at comparable times and in comparable amounts under the WCMSI 2006-C27 Pooling and Servicing Agreement from collections on or in respect of the RLJ Hotel
Portfolio pooled mortgage loan and any such amounts that are due and payable but not recoverable from the proceeds of RLJ Hotel Portfolio Pooled Mortgage Loan will generally be payable from any and all collections on the pooled mortgage loans in the series 2006-PWR13 trust fund.

         TYPE                RECIPIENT                            AMOUNT                          FREQUENCY       SOURCE OF PAYMENT
----------------------   ------------------   -----------------------------------------------   --------------   -------------------

Fees

Master Servicing         Master               The product of the portion of the per annum       Monthly.         Interest payment
Fee                      Servicers            master servicing fee rate for the applicable                       on the related
                         and Primary          master servicer and the related mortgage loan                      pooled mortgage
                         Servicers            that is applicable to such month, determined                       loan and, with
                                              in the same manner as the applicable mortgage                      respect to unpaid
                                              rate is determined for that mortgage loan for                      master servicing
                                              such month, and the Stated Principal Balance                       fees (including
                                              of that mortgage loan.  The master servicing                       any primary
                                              fee rate will range, on a loan-by-loan basis,                      servicing fees) in
                                              from 0.02% per annum to 0.12% per annum.  With                     respect of any
                                              respect to each pooled mortgage loan for which                     pooled mortgage
                                              a primary servicer acts as primary servicer, a                     loan, out of the
                                              portion of the master servicing fee is payable                     portion of any
                                              to that primary servicer.                                          related insurance
                                                                                                                 proceeds,
                                                                                                                 condemnation
                                                                                                                 proceeds or
                                                                                                                 liquidation
                                                                                                                 proceeds allocable
                                                                                                                 as interest.

Special                  Special              The product of the portion of a rate equal to     Monthly.         Any and all
Servicing Fee            Servicer             0.25% per annum that is applicable to such                         collections on the
                                              month, determined in the same manner as the                        pooled mortgage
                                              applicable mortgage rate is determined for                         loans.
                                              each specially serviced mortgage loan for such
                                              month, and the Stated Principal Balance of
                                              each Specially Serviced Mortgage Loan.

                                      S-108

         TYPE                RECIPIENT                            AMOUNT                          FREQUENCY       SOURCE OF PAYMENT
----------------------   ------------------   -----------------------------------------------   --------------   -------------------

Workout Fee              Special              1.0% of each collection of principal and          Monthly          The related
                         Servicer             interest on each worked out pooled mortgage       following a      collection of
                                              loan for as long as it remains a worked-out       workout and      principal and/or
                                              mortgage loan.                                    before any       interest.
                                                                                                redefault.

Liquidation Fee          Special              1.0% of the liquidation proceeds received in      Upon receipt     The related
                         Servicer             connection with a final disposition of a          of liquidation   liquidation
                                              specially serviced mortgage loan or REO           proceeds,        proceeds,
                                              property or portion thereof and any               condemnation     condemnation
                                              condemnation proceeds and insurance proceeds      proceeds and     proceeds or
                                              received by the trust fund (net of any default    insurance        insurance proceeds.
                                              interest, late payment charges and/or post-ARD    proceeds on a
                                              additional interest), other than (with limited    Specially
                                              exceptions) in connection with the purchase or    Serviced
                                              repurchase of any pooled mortgage loan from       Mortgage Loan.
                                              the trust fund by any person.

Trustee Fee              Trustee              The product of the portion of a rate equal to     Monthly.         Any and all
                                              0.00064%  per annum applicable to such month,                      collections and
                                              determined in the same manner as the                               P&I advances on
                                              applicable mortgage rate is determined for                         the mortgage loans
                                              each mortgage loan for such month, and the                         in the pool, to
                                              Stated Principal Balance of each pooled                            the extent
                                              mortgage loan.                                                     included in the
                                                                                                                 amounts remitted
                                                                                                                 by the master
                                                                                                                 servicers.

Certificate              Certificate          The product of the portion of a rate equal to     Monthly.         Any and all
Administrator Fee        Administrator        0.00039% per annum applicable to such month,                       collections and
                                              determined in the same manner as the                               P&I advances on
                                              applicable mortgage rate is determined for                         the mortgage loans
                                              each mortgage loan for such month, and the                         in the pool, to
                                              Stated Principal Balance of each pooled                            the extent
                                              mortgage loan.                                                     included in the
                                                                                                                 amounts remitted
                                                                                                                 by the master
                                                                                                                 servicers.

Servicer Report          Servicer             The product of the portion of a rate equal to     Monthly.         Any and all
Administrator Fee        Report               0.0005% per annum applicable to such month,                        collections and
                         Administrator        determined in the same manner as the                               P&I advances on
                                              applicable mortgage rate is determined for                         the pooled
                                              each mortgage loan for such month, and the                         mortgage loans, to
                                              Stated Principal Balance of each pooled                            the extent
                                              mortgage loan.                                                     included in the
                                                                                                                 amounts remitted
                                                                                                                 by the master
                                                                                                                 servicers.

                                      S-109

         TYPE                RECIPIENT                            AMOUNT                          FREQUENCY       SOURCE OF PAYMENT
----------------------   ------------------   -----------------------------------------------   --------------   -------------------

Additional               Master                   o   all application and processing fees
Servicing                Servicers,                   for consents to approvals of              From time to     Actual collections
Compensation             Primary                      assignments and assumptions, further      time.            of the related
                         Servicers                    encumbrances or other lender approval;                     fees or investment
                         and Special                                                                             income.
                         Servicers                o   all assumption fees, modification
                                                      fees, extension fees, consent fees,
                                                      release fees, waiver fees, fees paid
                                                      in connection with defeasance and
                                                      earn-out fees or other similar fees
                                                      (excluding Prepayment Premiums, Yield
                                                      Maintenance Charges and application
                                                      and processing fees);

                                                  o   all charges for beneficiary statements
                                                      or demands, amounts collected for
                                                      checks returned for insufficient
                                                      funds and other loan processing fees
                                                      collected on the pooled mortgage
                                                      loans;

                                                  o   late payment fees and net default
                                                      interest on pooled mortgage loans
                                                      that are not used to pay interest on
                                                      advances;

                                                  o   all investment income earned on
                                                      amounts on deposit in the collection
                                                      accounts and (if not required to be
                                                      paid to borrower) escrow accounts and
                                                      any REO accounts; and

                                                  o   any prepayment interest excess.

                                              These amounts will be allocated among the
                                              master servicers, the primary servicers
                                              and the special servicers.

                                      S-110

         TYPE                RECIPIENT                            AMOUNT                          FREQUENCY       SOURCE OF PAYMENT
----------------------   ------------------   -----------------------------------------------   --------------   -------------------

Expenses

Servicing                Master               The amount of any servicing advances.             From time to     Recoveries on the
Advances                 Servicer and                                                           time.            related mortgage
                         Trustee (and                                                                            loan, or to the
                         Special                                                                                 extent that the
                         Servicer, if                                                                            party making the
                         applicable)                                                                             advance determines
                                                                                                                 the advance is
                                                                                                                 nonrecoverable,
                                                                                                                 from any and all
                                                                                                                 collections on the
                                                                                                                 pooled mortgage
                                                                                                                 loans.

Interest on              Master               Interest accrued from time to time on the         When the         First from late
Servicing                Servicer and         amount of the servicing advance at the prime      advance is       payment charges
Advances                 Trustee (and         lending rate as published in the "Money Rates"    reimbursed.      and default
                         Special              section of The Wall Street Journal.                                interest in excess
                         Servicer, if                                                                            of the regular
                         applicable)                                                                             interest rate on
                                                                                                                 the related pooled
                                                                                                                 mortgage loan, and
                                                                                                                 then from any and
                                                                                                                 all other
                                                                                                                 collections on the
                                                                                                                 pooled mortgage
                                                                                                                 loans.

P&I Advances             Master               The amount of any P&I advances.                   From time to     Recoveries on the
                         Servicer and                                                           time.            related mortgage
                         Trustee                                                                                 loan, or to the
                                                                                                                 extent that the
                                                                                                                 party making the
                                                                                                                 advance determines
                                                                                                                 it is
                                                                                                                 nonrecoverable,
                                                                                                                 from any and all
                                                                                                                 other collections
                                                                                                                 on the pooled
                                                                                                                 mortgage loans.

Interest on P&I          Master               Interest accrued from time to time on the         When the         First from late
Advances                 Servicer and         amount of the advance at the prime lending        advance is       payment charges
                         Trustee              rate as published in the "Money Rates" section    reimbursed.      and default
                                              of The Wall Street Journal.                                        interest in excess
                                                                                                                 of the regular
                                                                                                                 interest rate on
                                                                                                                 the related pooled
                                                                                                                 mortgage loan, and
                                                                                                                 then from any and
                                                                                                                 all other
                                                                                                                 collections on the
                                                                                                                 pooled mortgage
                                                                                                                 loans.

                                      S-111

         TYPE                RECIPIENT                            AMOUNT                          FREQUENCY       SOURCE OF PAYMENT
----------------------   ------------------   -----------------------------------------------   --------------   -------------------

Indemnification          Trustee,             Losses, liabilities and expenses incurred by      From time to     Any and all
Expenses                 Certificate          the trustee, the certificate administrator, a     time.            collections on the
                         Administrator,       master servicer or a special servicer in                           pooled mortgage
                         Master               connection with any legal action or claim                          loans.
                         Servicers            relating to the series 2006-PWR13 pooling and
                         and Special          servicing agreement or the series 2006-PWR13
                         Servicers            certificates (subject to applicable
                         (and their           limitations under the pooling and servicing
                         directors,           agreement).
                         members,
                         managers,
                         officers,
                         employees
                         and agents)

Indemnification          Master               Trust's pro rata share (subject to the related    From time to     Any and all
Expenses                 servicer,            Mortgage Loan Group Intercreditor Agreement)      time.            collections on the
                         special              of costs, liabilities, fees and expenses                           pooled mortgage
                         servicer and         incurred in connection with any legal action                       loans.
                         trustee              or claim that relates to the
                         under the            Non-Trust-Serviced Pooled Mortgage Loan and is
                         Non-Trust            unrelated to the other mortgage loans included
                         Servicing            in the trust fund created under the Non-Trust
                         Agreement            Servicing Agreement.
                         (and their
                         directors,
                         members,
                         managers,
                         officers,
                         employees
                         and agents)

Additional Trust         Third parties        Based on third party charges.  See                From time to     Any and all
Fund Expenses                                 "--Reductions of Certificate Principal Balances   time.            collections on the
not advanced                                  in Connection with Realized Losses and                             pooled mortgage
                                              Additional Trust Fund Expenses" above.                             loans.

                                      S-112

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2006-PWR13 certificate, the parties to the series
2006-PWR13 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

      1.    the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

      2.    the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

      3.    the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

      4.    the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the
            Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement) during the related collection period;

      5.    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
            distribution date;

      6.    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

      7.    the number and aggregate principal balance of pooled mortgage loans
            (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
            90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

      8.    the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

      9.    the Available Distribution Amount for the distribution date;

      10.   the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance
            Charges and/or Prepayment Premiums;

      11.   the total interest distributable for each class of interest-bearing certificates for the distribution date;

      12.   the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

      13.   the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

      14.   the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
            Losses and Additional Trust Fund Expenses;

      15.   the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

      16.   the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

                                      S-113

      17.   the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

      18.   a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

      19.   the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized
            Losses and Additional Trust Fund Expenses previously allocated thereto;

      20.   the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
            Date;

      21.   with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available
            Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

      22.   with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

      23.   the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

      24.   the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

      25.   a loan by loan listing of any mortgage loan which was defeased during the related collection period;

      26.   a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

      27.   a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

      28.   the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

      29.   the amount of the distribution on the distribution date to the holders of the class R certificates.

      Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

      Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2006-PWR13 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners

                                      S-114

of the series 2006-PWR13 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms
10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2006-PWR13 certificates may call (301) 815-6600.

      The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

      The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2006-PWR13 pooling and servicing agreement.

      Other Information. The series 2006-PWR13 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2006-PWR13 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2006-PWR13 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2006-PWR13 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof that are received by the trustee or the certificate administrator; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2006-PWR13 certificate and will keep confidential any of the information that has not been filed with the SEC.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-PWR13." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

      99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
and P certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the

                                      S-115

respective notional amounts of those classes); and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2006-PWR13 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

      General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments,
            distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

      Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      S-116

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

      The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

      Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

      The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00064% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00039% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to
0.00103% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

                                      S-117

      The holders of series 2006-PWR13 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

      The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR13 pooling and servicing agreement, the mortgage loans or the series 2006-PWR13 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

      None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2006-PWR13 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR13 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2006-PWR13 POOLING AND SERVICING AGREEMENT

      The circumstances under which the series 2006-PWR13 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

      o     no such amendment may significantly change the activities of the trust without the consent of the holders of series 2006-PWR13 certificates entitled to not less than 51% of the series 2006-PWR13 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

      o     no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

      o     the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2006-PWR13 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

      o     amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting
            Standards Board (or any successor thereto) as in effect from time to time;

      o     amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

      o     no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

                                      S-118

      o     amendments with certificateholder consent require the consent of the holders of series 2006-PWR13 certificates entitled to not less than
            51% of all of the series 2006-PWR13 voting rights.

TERMINATION OF THE SERIES 2006-PWR13 POOLING AND SERVICING AGREEMENT

      The obligations created by the series 2006-PWR13 pooling and servicing agreement will terminate following the earlier of--

      1.    the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

      2.    the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series 2006-PWR13 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

      3.    the exchange by any single holder of all the series 2006-PWR13 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

      Written notice of termination of the series 2006-PWR13 pooling and servicing agreement will be given to each series 2006-PWR13 certificateholder.
The final distribution to the registered holder of each series 2006-PWR13 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

      The right of the series 2006-PWR13 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

      o     the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

      o     within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series
            2006-PWR13 pooling and servicing agreement of its election to do so,

      o     if more than one holder or group of holders of the series 2006-PWR13 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2006-PWR13 controlling class, and

      o     if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

      Any purchase by any single holder or group of holders of the series
2006-PWR13 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

      o     the sum of--

            1.    the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties,
                  and

            2.    the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser
                  mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

                                      S-119

      o     solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-PWR13 pooling and servicing agreement.

      The purchase will result in early retirement of the then outstanding series 2006-PWR13 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-PWR13 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2006-PWR13 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      An exchange by any single holder of all of the series 2006-PWR13 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2006-PWR13 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2006-PWR13 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2006-PWR13 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2006-PWR13 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

EVIDENCE AS TO COMPLIANCE

      Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2006-PWR13 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2006-PWR13 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, as applicable, has been made under the officer's supervision, and (ii)
to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

      In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or prior to the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

                                      S-120

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

      Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer and each primary servicer (but only with the consent of the applicable master servicer)
will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report otherwise described above, to cause a firm of independent public accountants, that is a member of the
American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

      o     the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
            Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

      o     on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
            Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
            qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on--

      o     the price at which that certificate is purchased by an investor, and

      o     the rate, timing and amount of distributions on that certificate.

      The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for that certificate,

      o     the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of

                                      S-121

            subordinate notes or mezzanine loans, and other principal
            collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

      o     the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

      Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix
C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

      With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

      Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                                      S-122

      Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

      o     the amount of distributions on your offered certificates,

      o     the yield to maturity of your offered certificates,

      o     the rate of principal distributions on your offered certificates,
            and

      o     the weighted average life of your offered certificates.

      Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
            experienced, and

      o     the additional losses result in a reduction of the total
            distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on and the weighted average life and yield to maturity of your offered certificates.

      In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2006-PWR13 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-PWR13 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2006-PWR13 certificates on the related distribution date.

      In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement

                                      S-123

payments will reduce the amount of principal otherwise distributable on the series 2006-PWR13 certificates on the related distribution date.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that impose prepayment Lock-out Periods or require
                  Yield Maintenance Charges or Prepayment Premiums, and

            2.    amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

      The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

                                      S-124

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

      Neither we nor any of the underwriters makes any representation regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the pooled mortgage loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

      For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 27, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

      As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-PWR13 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2006-PWR13 certificates according to their principal balances.

                                      S-125

      The tables set forth below show, with respect to each class of offered certificates with principal balances,

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

      The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-126

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      90%          90%          90%          90%          90%
September 2008                      79%          79%          79%          79%          79%
September 2009                      64%          64%          64%          64%          64%
September 2010                      47%          47%          47%          47%          47%
September 2011 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       3.4          3.4          3.4          3.4          3.3

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       4.9          4.9          4.9          4.9          4.7

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011                      100%         100%         99%          98%           95%
September 2012                      100%         98%          97%          95%           93%
September 2013                       1%           0%           0%           0%           0%
September 2014 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       6.8          6.8          6.7          6.7          6.6

                                      S-127

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                  CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011                      100%         100%         100%         100%         100%
September 2012                      77%          77%          77%          77%           77%
September 2013                      52%          48%          42%          36%           0%
September 2014                      27%           6%           0%           0%           0%
September 2015 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       7.0          6.8          6.7          6.6          6.5

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011                      100%         100%         100%         100%         100%
September 2012                      100%         100%         100%         100%         100%
September 2013                      100%         100%         100%         100%          99%
September 2014                      100%         100%         99%          97%           96%
September 2015                      97%          93%          91%          90%           89%
September 2016 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       9.7          9.6          9.6          9.5          9.4

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                  CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      99%          99%          99%          99%           99%
September 2008                      98%          98%          98%          98%           98%
September 2009                      97%          97%          97%          97%           97%
September 2010                      96%          96%          96%          96%           96%
September 2011                      89%          89%          89%          89%           89%
September 2012                      88%          88%          88%          88%           88%
September 2013                      86%          86%          86%          86%           86%
September 2014                      84%          84%          84%          84%           84%
September 2015                      82%          82%          82%          81%           78%
September 2016 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       8.9          8.9          8.9          8.9          8.7

                                      S-128

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011                      100%         100%         100%         100%         100%
September 2012                      100%         100%         100%         100%         100%
September 2013                      100%         100%         100%         100%         100%
September 2014                      100%         100%         100%         100%         100%
September 2015                      100%         100%         100%         100%         100%
September 2016 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       9.9          9.9          9.9          9.8          9.7

                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                   CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN            0%          25%          50%          75%          100%
------------------------------   ----------   ----------   ----------   ----------   -----------

Issue Date                          100%         100%         100%         100%         100%
September 2007                      100%         100%         100%         100%         100%
September 2008                      100%         100%         100%         100%         100%
September 2009                      100%         100%         100%         100%         100%
September 2010                      100%         100%         100%         100%         100%
September 2011                      100%         100%         100%         100%         100%
September 2012                      100%         100%         100%         100%         100%
September 2013                      100%         100%         100%         100%         100%
September 2014                      100%         100%         100%         100%         100%
September 2015                      100%         100%         100%         100%         100%
September 2016 and thereafter        0%           0%           0%           0%           0%
Weighted average life (years)       9.9          9.9          9.9          9.9          9.8

                                      S-129

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 303 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,906,717,980. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 261 mortgage loans and have an initial mortgage pool balance of
$2,532,434,130. Loan group 2 will consist of 42 mortgage loans and have an initial mortgage pool balance of $374,283,850. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

      The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $899,362 to $145,889,811 and the average of those cut-off date principal balances is $9,593,129.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Prudential
Mortgage Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC),
Principal Commercial Funding II, LLC, Nationwide Life Insurance Company and
Principal Commercial Funding, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns
Commercial Mortgage, Inc.--BSCMI's Underwriting Standards," "--Wells Fargo Bank,
National Association--Underwriting Standards, "--Prudential Mortgage Capital
Funding, LLC--PMCC's Underwriting Standards," "--Principal Commercial Funding
II, LLC--Underwriting Standards," "--Nationwide Life Insurance
Company--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards," respectively.

      The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

      Concentration of Mortgage Loans and Borrowers.

      Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the Alexandria Portfolio pooled mortgage loan, which has a cut-off date principal balance of $145,889,811 and represents 5.0% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent
24.5% of the initial mortgage pool balance. Each of these loans is described on
Appendix D to this prospectus supplement.

                                      S-130

      Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

      The mortgage pool will include twelve (12) mortgage loans, representing
15.0% of the initial mortgage pool balance (representing 17.2% of the initial loan group 1 balance), that are, in each such case, secured by two or more properties, and three (3) groups totaling six (6) cross-collateralized pooled mortgage loans, which groups represent 1.0% of the initial mortgage pool balance
(and 1.1% of the initial loan group 1 balance), that in the aggregate are secured by six (6) properties However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage
(generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

      o     are not cross-collateralized or cross-defaulted, but

      o     have the same or affiliated borrowers/owners, and

      o     have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                                              % OF INITIAL
                                                                MORTGAGE
            MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES            POOL BALANCE
      --------------------------------------------------   ------------------

      Group 1:
      Brandywine Anchors                                          2.1%
      Brandywine Center Crescent Lower Level                      1.1%
      Brandywine Mixed Use                                        0.9%
      Brandywine Market Square                                    0.8%
      Brandywine Condominium                                      0.8%
                                                           ------------------
             TOTAL FOR GROUP:                                     5.7%

      Group 2:
      Paces West                                                  2.9%
      600 & 619 Alexander Road                                    0.6%
                                                           ------------------
             TOTAL FOR GROUP:                                     3.5%

      Group 3:
      RLJ Hotel Portfolio                                         2.6%
      Courtyard San Antonio Airport                               0.3%
                                                           ------------------
             TOTAL FOR GROUP:                                     2.9%

      Group 4:
      North Brunswick Manor                                       0.8%
      Mansfield Village Square                                    0.6%
      Sheldon Palms Apartments                                    0.5%
      New Center Greens                                           0.2%
                                                           ------------------
             TOTAL FOR GROUP:                                     2.0%

                                      S-131

                                                              % OF INITIAL
                                                                MORTGAGE
            MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES            POOL BALANCE
      --------------------------------------------------   ------------------

      Group 5:
      Pacheco Pass Phase II Shopping                              0.5%
      70 Mendon Road                                              0.4%
      505 N. Main Street                                          0.4%
      542 Berlin-Cross Keys Road                                  0.3%
      Crockett Square                                             0.2%
      1315 South Pleasantburg Drive                               0.1%
                                                           ------------------
             TOTAL FOR GROUP:                                     1.9%

      Group 6:
      Colonial Park                                               0.9%
      The Willows at Barrington                                   0.5%
      Fox Ridge                                                   0.4%
                                                           ------------------
             TOTAL FOR GROUP:                                     1.8%

      Group 7:
      Legacy Village                                              0.8%
      Highland Plaza Shopping Center                              0.2%
      Hebron Crossing                                             0.2%
                                                           ------------------
             TOTAL FOR GROUP:                                     1.2%

      Group 8:
      913 Old Philadelphia Road                                   0.9%
      5801 West Side Avenue                                       0.2%
                                                           ------------------
             TOTAL FOR GROUP:                                     1.1%

      Group 9:
      Phillipsburg Commerce Center                                0.9%
      Attleboro Corporate Campus                                  0.2%
                                                           ------------------
             TOTAL FOR GROUP:                                     1.1%

      Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty (40)
mortgage loans, representing 16.3% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third or fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments
(other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentence, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (which ever expires earlier) for that payment - occur later than the eighth day of the month.

      Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to Appendix B and C".

      Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

                                      S-132

      Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

      Amortization Characteristics. Three hundred and one (301) of the mortgage loans, representing 99.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 260 pooled mortgage loans in loan group 1, representing 99.6% of the initial loan group 1 balance, and 41 pooled mortgage loans in loan group 2, representing 96.2% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
            or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

      o     a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to
            5% or more of the original mortgage loan amount.

      See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Jasper Mall and
Brandywine & Fountain Terrace Apartments, respectively, which are both balloon loans with nonstandard amortization schedules.

      Thirty- four (34) of the pooled mortgage loans referred to in the second preceding paragraph, representing 10.2% of the initial mortgage pool balance
(which pooled mortgage loans consist of 31 pooled mortgage loans in loan group
1, representing 9.6% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 14.3% of the initial loan group 2 balance,), are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

      One hundred and one (101) of the balloon mortgage loans (including hyperamortizing loans), representing 40.5% of the initial mortgage pool balance
(which pooled mortgage loans consist of eighty-four (84) pooled mortgage loans in loan group 1, representing 39.6% of the initial loan group 1 balance, and seventeen (17) pooled mortgage loans in loan group 2, representing 46.5% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and
twenty-seven (27) of the balloon mortgage loans (including hyperamortizing loans), representing 16.7% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-six (26) pooled mortgage loans in loan group 1, representing 18.6% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 4.0% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

      In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

      o     The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest)
            only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution Amount at any time.

      o     The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                      S-133

      Two (2) of the pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of one (1) pooled mortgage loan in loan group 1, representing 0.4% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 3.8% of the initial loan group 2 balance), are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

      Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

      With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

      Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

      o     Two hundred and four (204) pooled mortgage loans, representing 70.0%
            of the initial mortgage pool balance (which pooled mortgage loans consist of 178 pooled mortgage loans in loan group 1, representing
            69.7% of the initial loan group 1 balance, and 26 pooled mortgage loans in loan group 2, representing 71.6% of the initial loan group
            2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents
            (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR13
            certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

      o     Fifty (50) pooled mortgage loans, representing 18.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 45 pooled mortgage loans in loan group 1, representing 19.8% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 5.6% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

      o     Thirty-three (33) pooled mortgage loans, representing 7.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 29 pooled mortgage loans in loan group 1, representing 6.9% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 13.9% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for both (i) a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series 2006-PWR13 certificates, defeasance of the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     Twelve (12) pooled mortgage loans, representing 3.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 6 pooled mortgage loans in loan group 1, representing 2.8% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

                                      S-134

      o     Two (2) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 1 pooled mortgage loan in loan group 1, representing 0.3% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 4.0% of the initial loan group 2 balance), have no lock-out period and initially have a period which provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid. Following that initial period, the related borrower is only permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     One (1) pooled mortgage loan, representing 0.3% of the initial mortgage pool balance (which pooled mortgage loan represents 0.3% of the initial loan group 1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for an open period of a specified term in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

      o     One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance (which pooled mortgage loan represents 0.1% of the initial loan group 1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period has a period which provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid. Following that period, the loan provides for a period which provides for both (i) a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series 2006-PWR13 certificates, defeasance of the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

      See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

      In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2006-PWR13 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2006-PWR13 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See
Appendix B to this prospectus supplement.

                                      S-135

      In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

      Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

      Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Alexandria Portfolio, representing approximately 5.0% of the initial mortgage pool balance (and 5.8% of the initial loan group 1 balance), the borrower is permitted to substitute any one or more of the mortgaged properties, other than
681 Gateway Boulevard, securing the related pooled mortgage loan with a replacement property at any time during the loan term, subject to the satisfaction of, among other things, the conditions that: (i) the value of the replacement property as determined by an appraisal must be at least equal to the greater of (a) the value of the mortgaged property on the origination date and
(b) the value of the mortgaged property on the substitution date, (ii) at the time of substitution, the debt service coverage ratio (after giving effect to the substitution) must be at least equal to the greater of (a) the debt service coverage ratio on the origination date and (b) the debt service coverage ratio
(including the remaining mortgaged properties and the substituted property, but excluding the replacement property) as of the date immediately preceding the substitution, (iii) the net operating income for the replacement property must not show a downward trend over the three (3) years immediately prior to the date of substitution, (iv) for the twelve month period immediately preceding the substitution, the net operating income and debt service coverage ratio for the replacement property must not be less than the net operating income and debt service coverage ratio for the substituted property, (v) if the replacement property is a single tenant property, the tenant of the replacement property shall have the comparable credit quality and financial strength as the tenant of the substituted property, and (vi) the lender must receive confirmation from the rating agencies that such substitution will not result in the withdrawal, qualification or downgrade of the ratings of any of the series 2006-PWR13 certificates.

      In addition, the borrower may obtain a release of one or more of the mortgaged properties other than 681 Gateway Boulevard through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower shall prepay the pooled mortgage loan in a principal amount equal to the sum of the current allocated loan amount plus 20%
of the original allocated loan amount, (ii) the debt service coverage ratio for the remaining properties shall be equal to or greater than the greater of (a)
1.20x as to the first partial release, 1.25x as to the second partial release and 1.30x thereafter, and (b) the debt service coverage ratio existing prior to prepayment, and (iii) the loan-to-value ratio for the remaining properties is not greater than the lesser of (a) 80% as to the first partial release, 75% as to the second partial release and 70% thereafter, and (b) the loan-to-value ratio immediately existing prior to the prepayment (provided not less than 60%).

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as CSM Hotel Portfolio, representing approximately 2.9% of the initial mortgage pool balance (and 3.4% of the initial loan group 1 balance), the borrower may obtain the release of one or more mortgaged properties securing this pooled mortgage loan through either a partial prepayment following an initial prepayment

                                      S-136

lock-out period of at least two years after the origination date or a partial defeasance following an initial period of at least 25 months after the date of issuance of the series 2006-PWR13 certificates, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) (A) with respect to any partial prepayment, the payment of an amount equal to (1) the greater of: (a) 110% of the allocated loan amount with respect to such property; and (b) an amount such that when deducted from the outstanding principal balance of the pooled mortgage loan debt as of the applicable partial release date satisfies the debt service coverage ratio and loan-to-value tests in clause (ii) of this paragraph, plus (2) yield maintenance; and (B) with respect to any partial defeasance, the defeased portion of the pooled mortgage loan must be in an amount equal to the greater of: (a) 110% of the allocated loan amount with respect to such property; and (b) an amount such that when deducted from the debt as of the applicable partial release date satisfies the debt service coverage ratio and loan-to-value tests in clause (ii) of this paragraph; (ii) after giving effect to such partial release, the debt service coverage ratio with respect to the remaining individual properties comprising the CSM Hotel Portfolio (the "Remaining Property") must not be less than 1.40x and the ratio of the aggregate allocated loan amounts of the Remaining Property to the value of the Remaining Property must not be greater than 70%; and (iii)
the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates. In addition, the borrower under this pooled mortgage loan may substitute, following the date that is 24 months after origination, but prior to the date which is 12 months prior to the maturity date, up to four individual properties (each such individual property, a "Substituted Property") upon the satisfaction of certain conditions set forth in the mortgage loan documents including, among others (i) after giving effect to any substitution, the debt service coverage ratio for the Remaining Property must not be less than 1.45x; (iii) after giving effect to any substitution, the debt service coverage ratio for such substitute property (each, a "Substitute
Property") must not be less than the greater of 1.55x and the debt service coverage ratio of the Substituted Property at the time of substitution; (iv)
after giving effect to any substitution, the loan-to-value ratio for the
Remaining Property must not be greater than 70%; (v) after giving effect to any substitution, the loan-to-value ratio for the Substitute Property determined using the appraised value of the Substitute Property and the allocated loan amount for the Substitute Property must not be greater than the loan-to-value ratio for the Substituted Property as of origination; (vi) the allocated loan amount of the Substituted Property, when taken together with the allocated loan amounts of all other Substituted Properties, must not exceed $42,950,000 in the aggregate; (vii) each Substitute Property must be a stabilized hotel, multifamily, retail, office or industrial property, in a location and of a quality that would not result in a qualification, downgrade or withdrawal of the ratings issued or to be issued by the rating agencies, on the 2006-PWR13 certificates; (viii) the borrower is required to pay the lender a fee equal to
0.25% of the outstanding debt allocable to the Substituted Property; and (ix)
the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the RLJ Hotel Portfolio Pooled Mortgage Loan, which is a multi-property pooled mortgage loan representing approximately 2.6% of the initial mortgage pool balance (and 3.0% of the initial loan group 1 balance), the borrower may obtain the release of any of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that the principal balance of the defeased portion of the pooled mortgage loan must be equal to 100% of the then-outstanding allocated loan amount for the property being released multiplied by the "Release Price Percentage" determined as follows: 120% for the
10 largest cross-collateralized properties; and for the other properties, 105%
if the percentage of the initial aggregate allocated loan amounts of such other properties cumulatively defeased (giving effect to the current release and defeasance) is 0 to 5%; 110% if the percentage of the initial aggregate allocated loan amounts of such other properties cumulatively defeased (giving effect to the current release and defeasance) is greater than 5% to 15%; 115% if the percentage of the initial aggregate allocated loan amounts of such other properties cumulatively defeased (giving effect to the current release and defeasance) is greater than 15 to 20%; and 120% if the percentage of the initial aggregate allocated loan amounts of such other properties cumulatively defeased
(giving effect to the current release and defeasance) is greater than 20%.
Property substitution shall also be permitted subject to tests for like kind and quality. Furthermore, after the first anniversary of origination and before 6 months prior to stated maturity, and subject to the satisfaction of certain conditions, the borrower is entitled to a obtain a release of one or more individual mortgaged properties, and a corresponding termination of the cross-collateralization, in connection with a partial assumption of the aggregate debt under the RLJ Hotel Portfolio Pooled Mortgage Loan and the RLJ
Hotel Portfolio Non-Pooled Pari Passu Companion Loans and the transfer of the individual properties to third parties, but this right exists only as part of a general two-time right of assignment and assumption. Conditions to such a partial assumption include, but are not limited to: (i) no more than 25% of the aggregate original principal amount of the debt may be assumed through partial assumption; and (ii) certain minimum debt service coverage ratio and loan-to-value ratio requirements must be satisfied.

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA Capital Center II
& III, representing approximately 2.3% of the initial mortgage pool balance

                                      S-137

(and 2.7% of the initial loan group 1 balance), the borrower may obtain the release of all or a portion of the ground leased parcel (an unimproved parking lot), subject to the satisfaction of, among other things, the conditions that:
(i) the loan-to-value ratio for the remaining property is not greater than
72.4%; (ii) the net cash flow for the remaining property satisfies a prescribed minimum amount set forth, and (iii) upon request, the borrower delivers confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2006-PWR13 certificates.

      In the case of the multi-property pooled mortgage loan that is secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as First Industrial Portfolio (representing 1.9% of the initial mortgage pool balance, and 2.2% of the initial loan group 1 balance), the related borrower is permitted to obtain the release of one or more of the mortgaged properties through partial prepayment, subject to the satisfaction of, among other things, the conditions that (i) the borrower must prepay the pooled mortgage loan in a principal amount equal to a specified percentage of the allocated loan amount for the property, which percentage is equal to 115%, if the then-current allocated loan amount is less than or equal to 20% of the original principal balance of the pooled mortgage loan, or 120% if the then-current allocated loan amount is greater than 20% of the original principal balance of the pooled mortgage loan, (ii) the borrower must pay prepayment consideration equal to the greater of 1% and a yield maintenance charge, (iii)
the loan-to-value ratio of the pooled mortgage loan, after giving effect to the release, must be not greater than the lesser of 80% and the loan-to-value ratio in effect immediately prior to the release and (iv) the debt service coverage ratio (based on a 30-year amortization term), after giving effect to the release, must be not less than the greater of 1.20x and the debt service coverage ratio in effect immediately prior to the release. In addition, the borrower is permitted to substitute any one or more of the mortgaged properties securing the related pooled mortgaged loan during the loan term, subject to the satisfaction of, among other things, the conditions that (i) no replacement property may subsequently be the subject of a substitution; (ii) substitution is permitted only until mortgaged properties in the aggregate representing up to
30% of the original loan balance have been the subject of substitution; (iii)
the replacement property must have a current appraised value that is greater than or equal to that of the release property; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio must not be greater than the lesser of 80% and the aggregate loan-to-value ratio prior to the substitution;
(v) after giving effect to the substitution, the aggregate debt service coverage ratio (based on a 30-year amortization schedule) must be equal to or greater than the greater of 1.20x and the debt service coverage ratio (based on a
12-month operating history) prior to the substitution; and (vi) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Iron Horse
Shopping Center, representing approximately 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), the borrower may obtain the release of any individual property through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 125% of the allocated loan amount for the property being released, (ii) the borrower must pay the applicable prepayment charge, (iii) the loan-to-value ratio for the remaining property is not greater than 70.8%, and
(iv) the debt service coverage ratio (reflecting debt service based on applicable interest-only payments) for the remaining property is at least 1.25x, and (v) upon request, the borrower delivers confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the multi-property pooled mortgage loan that is secured by the mortgaged properties identified on Appendix B to this prospectus supplement as McDougall Burkey Industrial Portfolio, representing approximately 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), in the event of the exercise of the option held by a tenant to purchase the 650
Lincoln Road property, the borrower is permitted to obtain the release of that individual property through partial prepayment, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including payment of a release price of $736,638 and payment of a yield maintenance charge. In connection with such release and partial prepayment, the amortization schedule of the pooled mortgage loan will be recast and consequently, the monthly debt service payments will be adjusted.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged properties identified on Appendix B to this prospectus supplement as OfficeMax Plaza, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain a release of either or both of two specified parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the borrower prepays the pooled mortgage loan in a principal amount equal to the greater of (x) 110% of

                                      S-138

the allocated loan amount for the parcel being released and (y) an amount necessary for the debt service coverage ratio for the remaining parcels to be equal to or greater than 1.25x and the loan-to-value ratio for the remaining parcels to be less than or equal to 80%.

      In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Town Square Shopping Center, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain the release of certain outlots currently leased to and occupied by Church's Fried Chicken and River City Donuts through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to the greater of (A) $900,000 and (B) after giving effect to the release, an amount such that when deducted from the outstanding principal balance of the pooled mortgage loan as of the partial defeasance date satisfies a debt service coverage ratio of 1.20x; (ii)
the loan-to-value ratio for the remaining property must not be greater than 75%;
and (iii) the release must be to accommodate a relocation of tenant CVS from its current space at the mortgaged property to the parcel to be released.

      In the case of the multiple parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Plaza at Lake Park, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain a release of one or more parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the loan-to-value ratio for the remaining portion of the property is not greater than 80% and (ii) the debt service coverage ratio (based on net operating income) for the remaining portion of the property is at least
1.30x.

      In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as ST
Peterson Portfolio, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower has the right to obtain a release of up two parcels (except that two of the five parcels comprising the mortgaged property will be deemed to be a single parcel), one through partial prepayment and one through partial defeasance, subject to the satisfaction of, among other things, the conditions that (i) the release price must not exceed 38% of the outstanding principal balance of the pooled mortgage loan; (ii) after giving effect to the release, the loan-to-value ratio for the remaining property must not be greater than 55%; and (iii) after giving effect to the release, the debt service coverage ratio of the remaining property must be at least 1.70x.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Lindbergh & Sunshine, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain the release of one mortgaged property, the Sunshine
Shopping Center, through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 115% of the allocated loan amount for the property being released; (ii)
the loan-to-value ratio for the remaining property is not greater than 75%,
(iii) the debt service coverage ratio for the remaining property is at least the greater of (a) 1.30x and (b) the debt service coverage ratio for the mortgaged properties immediately prior to the release; and (iv) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as UTEX Portfolio, representing approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain the release of any of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that: (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to
110% of the allocated loan amount for the property being released; (ii) the loan-to-value ratio for the remaining property is not greater than 67.8%; (iii)
the debt service coverage ratio for the remaining property is at equal to or greater than 1.30x; (iv) the Old Katy Road property may be partially defeased only if the UTEX Drive property has been previously or is concurrently defeased;
and (v) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates. In addition, the borrower may obtain the release of the Industrial Court property through partial prepayment of the pooled mortgaged loan, subject to the satisfaction of, among other things, the conditions that (A) the borrower pays to lender a release payment equal to 100% of the allocated loan amount for the
Industrial Court property plus a prepayment premium equal to the greater of (1)
1% of the amount prepaid, or (2) a yield maintenance-based premium; (B) the loan-to-value ratio for the remaining property is not greater than 67.8%; (C)
the debt service coverage ratio for the remaining property is equal to

                                      S-139

or greater than 1.30x; and (D) upon request, the borrower delivers confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates. In additional to the foregoing, the borrower is permitted to substitute any one or more of the mortgaged properties securing the related pooled mortgaged loan during the loan term, subject to the satisfaction of, among other things, the conditions that (U) a property may not be replaced more than once during loan term; (V) the loan-to-value ratio of the replacement property and the remaining properties as of the substitution date is not greater than 75%, the loan-to-value ratio of individual properties as of the origination date of the mortgaged loan; (W) the replacement property has at least equal or greater value, as determined by an appraisal, based on, among other things, the physical condition, building size, use and quality, lease terms; and
location-related attributes relative to the individual property being substituted; (X) the debt service coverage ratio is equal to or greater than
1.30x; (Y) compliance with such other conditions as applicable rating agencies may require; and (Z) upon request, the borrower must deliver confirmation from each rating agency that the substitution would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Upper Montclair Portfolio, representing approximately 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower may obtain the release of any of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to
105% of the allocated loan amount for the property being released; (ii) the loan-to-value ratio for the remaining property is not greater than 75%, (iii)
the debt service coverage ratio for the remaining property is at least the greater of (a) 1.25x and (b) the debt service coverage ratio for the mortgaged properties immediately prior to the release; and (iv) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 9668 Milliken Center, representing approximately 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower may obtain a release of one or more of the parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 110% of the allocated loan amount for the property being released, (ii) the borrower must pay any applicable prepayment premium, (iii)
the loan-to-value ratio for the remaining parcels is not greater than 75% and
(iv) the debt service coverage ratio for the remaining parcels is at least
1.21x.

      In the case of the pooled mortgage loan that is secured by the mortgage property identified on Appendix B to this prospectus supplement as Carbondale
Square ($6,360,000), representing approximately 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower may obtain release of currently undeveloped property subject to the satisfaction of, among other things, the conditions that (i) the parcel to be released is not required for parking compliance related to certain contemplated expansions; (ii)
the borrower must prepay the pooled mortgage loan in a principal amount equal to
125% of allocated loan amount for the property being released, unless (A) the debt service coverage ratio following the release is at least 1.20x and (B) the physical occupancy following the release is at least 94% based on leases that do not have any free rent and/or rental concessions; and (iv) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2006-PWR13 certificates.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Westlake I & II, representing approximately 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower may obtain a release of one of two specified parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the borrower prepays the pooled mortgage loan in a principal amount equal to 120% of the allocated loan amount for the parcel being released plus a prepayment premium, (ii) following the release, the loan-to-value ratio for the remaining portion of the property must not exceed 55% and (iii)
following the release, the debt service coverage ratio for the remaining portion of the property must be at least 1.85x.

      In the case of two cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Heritage Center and Alhambra Retail, representing approximately 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower may obtain the release of either mortgaged property through defeasance of the related pooled mortgage loan, provided that a portion of the other pooled

                                      S-140

mortgage loan is concurrently partially defeased in an amount equal to 25% of the original principal amount of the pooled mortgage loan related to the property being released.

      Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

      Non-Recourse Obligations.

      The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR13 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

      The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2006-PWR13 pooling and servicing agreement.

      Encumbered Interests.

      In the case of three hundred eighty-five (385) of the mortgaged properties, representing security for 96.3% of the initial mortgage pool balance
(and 95.9% of the initial loan group 1 balance and 99.4% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of five (5) of the mortgaged properties, representing security for 1.3% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
4 pooled mortgage loans in loan group 1,

                                      S-141

representing 1.5% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 0.6% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. In the case of one (1) of the mortgaged properties, representing security for 2.3% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
1 pooled mortgage loan in loan group 1, representing 2.7% of the initial loan group 1 balance, the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. These mortgaged properties include the mortgaged property that secures the DRA Capital Center II & III pooled mortgage loan, which is one of the ten largest pooled mortgage loans. See "Summaries of the Ten Largest Mortgage Loans-- DRA Capital Center II & III" on Appendix D in
this prospectus supplement. See "Risk Factors--Loans Secured by Mortgages on a
Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease
Default" in this prospectus supplement.

      Subordinate and/or Other Financing.

      SPLIT LOAN STRUCTURES

      The RLJ Hotel Portfolio Loan Group

      General. The RLJ Hotel Portfolio Mortgaged Properties, which represent security for approximately 2.6% of the initial mortgage pool balance (and 3.0%
of the initial loan group 1 balance), also currently secures multiple mortgage loans that are not part of the mortgage pool.

      The RLJ Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel Portfolio
Non-Pooled Pari Passu Companion Loans have the same borrowers and are all secured by the same mortgage instruments encumbering the RLJ Hotel Portfolio
Mortgaged Properties. The interest rate and maturity date of the RLJ Hotel
Portfolio Non-Pooled Pari Passu Companion Loans are identical to those of the
RLJ Hotel Portfolio Pooled Mortgage Loan. Payments from the borrower under the
RLJ Hotel Portfolio Loan Group will be applied on a pari passu basis to the RLJ
Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel Portfolio Non-Pooled Pari
Passu Companion Loans. The RLJ Hotel Portfolio Pooled Mortgage Loan is designed
"loan A-4". The RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan
designated "loan A-1" is held as of the Issue Date by the WCMSI Series 2006-C27 trust fund. The RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan
designated "loan A-2" is held as of the Issue Date by the trust established under the pooling and servicing agreement for Merrill Lynch Mortgage Investors,
Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-C2. The RLJ
Hotel Portfolio Non-Pooled Pari Passu Companion Loan designated "loan A-3" is held as of the Issue Date by the trust established under the pooling and servicing agreement for Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-HQ9.

      The trust as the holder of the RLJ Hotel Portfolio Pooled Mortgage Loan and the holders of the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans
are bound by the RLJ Hotel Portfolio Intercreditor Agreement, which provides, among other things, that the RLJ Hotel Portfolio Loan Group will be principally serviced and administered under the WCMSI 2006-C27 Pooling and Servicing
Agreement. The master servicer under that agreement is Wachovia Bank, National
Association, the special servicer under that agreement is LNR Partners, Inc. The servicing arrangements under the WCMSI 2006-C27 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2006-PWR13 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

      Application of Funds. The RLJ Hotel Portfolio Intercreditor Agreement
provides, in general, that:

      o     the RLJ Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel
            Portfolio Non-Pooled Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o     all payments, proceeds and other recoveries on or in respect of the
            RLJ Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel Portfolio
            Non-Pooled Pari Passu Companion Loans will be applied to the RLJ
            Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel Portfolio
            Non-Pooled Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances
            (subject, in each case, to the payment and reimbursement rights of the WCMSI 2006-C27 Master Servicer, the WCMSI 2006-C27 Special
            Servicer and the WCMSI 2006-C27 Trustee).

                                      S-142

      Consultation Rights. Pursuant to the RLJ Hotel Portfolio Intercreditor
Agreement, the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, will be required (i) to use reasonable efforts to consult with the holder of the RLJ Hotel Portfolio Pooled Mortgage Loan and the
holder of each RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan in
connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable mortgage loan documents), (C) the release of any escrow held in conjunction with the RLJ Hotel Portfolio Loan Group to the related borrower not expressly required by the terms of the mortgage loan documents or under applicable law, (D) material alterations on the related mortgaged property if approval by the lender is required by the mortgage loan documents, (E) any material change in any ancillary mortgage loan documents and (F) the waiver of any notice provisions related to prepayment; and (ii) to use reasonable efforts to consult with the holder of the RLJ Hotel Portfolio Pooled Mortgage Loan and the holder of each RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan upon the occurrence of any event of default with respect to the RLJ Hotel Portfolio
Loan Group and to consider alternative actions recommended by any such holder.
Under the series 2006-PWR13 pooling and servicing agreement, the series
2006-PWR13 controlling class representative will be entitled to exercise any consultation rights granted to the trust under the RLJ Hotel Portfolio
Intercreditor Agreement in connection with the servicing actions proposed to be taken with respect to the RLJ Hotel Portfolio Loan Group by the WCMSI 2006-C27
Special Servicer.

      Notwithstanding the foregoing, (I) if the holder of the RLJ Hotel
Portfolio Pooled Mortgage Loan or any holder of an RLJ Hotel Portfolio
Non-Pooled Pari Passu Companion Loan fails to notify the WCMSI 2006-C27 Master
Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days after delivery of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, will be deemed to have been approved by that holder, (II) if the controlling class representative has not approved
(or been deemed to have approved) such a proposed action within ten (10)
Business Days after delivery to the holder of the RLJ Hotel Portfolio Pooled
Mortgage Loan and the holders of the RLJ Hotel Portfolio Non-Pooled Pari Passu
Companion Loans by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27
Special Servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, then the
WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, may take such proposed action if it has received the written consent with respect thereto from a majority of holders of interests in the RLJ Hotel
Portfolio Loan Group (which may include the WCMSI 2006-C27 trust or designees thereof), (III) neither the holder of the RLJ Hotel Portfolio Pooled Mortgage
Loan nor any holder of an RLJ Hotel Portfolio Non-Pooled Pari Passu Companion
Loan will be permitted to approve or disapprove of an action of the WCMSI
2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, that would cause the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27
Special Servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the servicing standard under the WCMSI 2006-C27 Pooling and
Servicing Agreement (which is similar but not identical to the Servicing
Standard), the provisions of the RLJ Hotel Portfolio Intercreditor Agreement,
the REMIC provisions of the Internal Revenue Code or the related mortgage loan documents, and (IV) the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27
Special Servicer, as applicable, shall be entitled to make all decisions with respect to the RLJ Hotel Portfolio Loan Group (except as expressly provided in the RLJ Hotel Portfolio Intercreditor Agreement) in its sole and absolute discretion, provided that such decisions would not violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the
RLJ Hotel Portfolio Intercreditor Agreement or violate the provisions of the
WCMSI 2006-C27 Pooling and Servicing Agreement.

      Under the terms of the series 2006-PWR13 pooling and servicing agreement, the series 2006-PWR13 controlling class representative will be entitled to exercise any consultation rights of the trust as the holder of the RLJ Portfolio
Pooled Mortgage Loan.

      Except as otherwise described above, neither the trust nor any of the parties to or beneficiaries of the series 2006-PWR13 pooling and servicing agreement will have any right to approve or disapprove, or to be consulted with respect to, any servicing actions involving the RLJ Hotel Portfolio Loan Group.

      The collective arrangements evidenced by the RLJ Hotel Portfolio
Intercreditor Agreement, the WCMSI 2006-C27 Pooling and Servicing Agreement
(and, to the extent expressly described below) the series 2006-PWR13 pooling and servicing agreement generally provide as follows:

                                      S-143

      o     The seller of the applicable RLJ Hotel Portfolio Non-Pooled Pari
            Passu Companion Loan to the WCMSI 2006-C27 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the WCMSI 2006-C27 Trustee, but the related pooled mortgage loan seller under this series 2006-PWR13 transaction must nonetheless cause the original mortgage note for the RLJ Hotel Portfolio Pooled Mortgage Loan to be delivered to the series 2006-PWR13 trustee. The WCMSI 2006-C27 Trustee has agreed to hold the documents and instruments that it receives relating to the
            RLJ Hotel Portfolio Loan Group for the benefit of (among other persons) the series 2006-PWR13 trust as the holder of the RLJ Hotel
            Portfolio Pooled Mortgage Loan.

      o     Subject to various servicing-related provisions of the RLJ Hotel
            Portfolio Intercreditor Agreement, one or more parties to the WCMSI
            2006-C27 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the RLJ Hotel Portfolio
            Loan Group.

      o     The series 2006-PWR13 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the RLJ Hotel Portfolio
            Pooled Mortgage Loan as described generally under "Description of the Certificates--Advances of Delinquent Monthly Debt Service
            Payments". In addition, the WCMSI 2006-C27 Pooling and Servicing
            Agreement requires the WCMSI 2006-C27 Master Servicer (but not the
            WCMSI 2006-C27 Trustee) to make advances of delinquent monthly debt service payments (subject to reductions of the interest portions thereof arising from amounts similar to Appraisal Reduction Amounts and otherwise subject to determinations of nonrecoverability under conditions and procedures that are similar to those under the series
            2006-PWR13 pooling and servicing agreement) on the RLJ Hotel
            Portfolio Pooled Mortgage Loan, although such advances will not be made until a date that is after the series 2006-PWR13 distribution date in that month. In addition to its other reimbursement rights, the applicable master servicer under the series 2006-PWR13 pooling and servicing agreement will be entitled and required to use any advances made by the WCMSI 2006-C27 master servicer to reimburse any monthly debt service advances made by that series 2006-PWR13 master servicer (or the series 2006-PWR13 trustee). Debt service advances on the RLJ Hotel Portfolio Pooled Mortgage Loan made by the applicable 2006-PWR13 master servicer will not commence accruing interest until the earlier of the end of the grace period for the relevant payment or the date when the WCMSI 2006-C27 master servicer is required to remit the payment. The WCMSI 2006-C27 master servicer is generally entitled to receive reimbursement of, and payment of interest on, debt service advances made by it on the RLJ Hotel
            Portfolio Pooled Mortgage Loan on the same terms and conditions and from the same sources of funds as apply to any debt service advances by the applicable series 2006-PWR13 master servicer.

      o     The mortgage loans that form the RLJ Hotel Portfolio Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer
            Events, in which case the party serving as the special servicer under the WCMSI 2006-C27 Pooling and Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the RLJ Hotel Portfolio
            Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-PWR13 pooling and servicing agreement with respect to other pooled mortgage loans.

      o     The WCMSI Series 2006C27 Pooling and Servicing Agreement grants to a representative of the holder of a majority of the "controlling class" thereunder certain consent and approval rights, and the right to receive asset status reports, with respect to the RLJ Hotel
            Portfolio Loan Group that are similar but not identical the rights granted to the series 2006-PWR13 controlling class representative under the series 2006-PWR13 pooling and servicing agreement (see
            "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling
            and Servicing Agreement"). Those rights are in addition and subject to the consultation rights of the trust as the holder of the RLJ
            Hotel Portfolio Pooled Mortgage Loan and of the holders of the other
            RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans.

      o     The holder of the largest percentage of the "controlling class"
            under the WCMSI 2006-C27 Pooling and Servicing Agreement and the
            WCMSI 2006-C27 Special Servicer each has an assignable option to purchase the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion
            Loan held by the WCMSI 2006-C27 trust fund

                                      S-144

            (but not the RLJ Hotel Portfolio Pooled Mortgage Loan or any other
            RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan) for a
            price generally equal to the fair value determined by the WCMSI
            2006-C27 Special Servicer under provisions similar to those that apply to fair value determinations under the series 2006-PWR13 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the
            Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
            Agreement--Fair Value Purchase Option"). Following any notice or report by the WCMSI 2006-C27 Master Servicer to the applicable series 2006-PWR13 master servicer to the effect that an event similar to an Appraisal Trigger Event has occurred with respect to the RLJ Hotel Portfolio Loan Group for purposes of the WCMSI
            2006-C27 Pooling and Servicing Agreement, the series 2006-PWR13 general special servicer, but only at its own election or upon the direction of the series 2006-PW13 controlling class representative, will be required to determine the fair value of the RLJ Portfolio
            Pooled Mortgage Loan and that controlling class representative and the general special servicer will each have an assignable option to purchase the RLJ Portfolio Pooled Mortgage Loan for that fair value, as described under `Servicing of the Mortgage Loans Under the Series
            2006-PWR13 Pooling and Servicing Agreement--Fair Value Purchase
            Option".

      o     The representative of the holder of a majority of the "controlling class" under the WCMSI 2006-C27 Pooling and Servicing Agreement generally has the right to replace the special servicer under the
            WCMSI 2006-C27 Pooling and Servicing Agreement without consulting any representative for the trust as the holder of the RLJ Hotel
            Portfolio Pooled Mortgage Loan and without delivery of confirmation from S&P or Fitch with respect to the ratings of the series
            2006-PWR13 certificates.

      o     If neither the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion
            Loan transferred to the WCMSI 2006-C27 trust fund nor an interest in any related REO Property is owned by that trust fund on any date, whether by reason of a loan or property repurchase by the seller of that RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loan, the
            exercise of the related fair value purchase option under the WCMSI
            2006-C27 Pooling and Servicing Agreement, the termination of that trust fund or otherwise, then the RLJ Hotel Portfolio Loan Group will cease to be serviced under the WCMSI 2006-C27 Pooling and
            Servicing Agreement. Under the circumstances described in the preceding sentence, (a) the successor owner of that RLJ Hotel
            Portfolio Non-Pooled Pari Passu Companion Loan must cause the RLJ
            Hotel Portfolio Loan Group to be serviced under a servicing agreement that has servicing provisions that are the same as (or, for the holder of the RLJ Hotel Portfolio Pooled Mortgage Loans, more favorable than) the WCMSI 2006-C27 Pooling and Servicing
            Agreement and that is subject to confirmations (among others) from
            S&P and Fitch with respect to the ratings on the series 2006-PWR13 certificates and (b) until a servicing agreement is so executed and confirmed, the successor owner of that RLJ Hotel Portfolio
            Non-Pooled Pari Passu Companion Loan must cause the RLJ Hotel
            Portfolio Loan Group to be serviced according to the servicing provisions of the WCMSI Series 2006C27 Pooling and Servicing
            Agreement (as if it were still in effect for that purpose) but the actual parties performing the servicing duties will be appointed by that successor owner and may be different from the servicers under the WCMSI 2006-C27 Pooling and Servicing Agreement, provided that those actual parties satisfy certain eligibility and other criteria.

      PCFII Mortgage Loan Groups

      The Pooled Mortgage Loan included in each PCFII Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property.
None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2006-PWR13 pooling and servicing agreement for the benefit of the holders thereof collectively. Each of those
Non-Pooled Subordinate Loans has the same maturity date as (but a different mortgage interest rate than) the related pooled mortgage loan. Each of the
Non-Pooled Subordinate Loans is currently held by an affiliate of the related mortgage loan seller.

      Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor
Agreement, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right to direct the applicable master servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under
"Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement-- PCF Non-Pooled Subordinate Noteholders." In addition, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the

                                      S-145

conditions described under "Servicing of the Mortgage Loans Under the Series
2006-PWR13 Pooling and Servicing Agreement--Replacement of The Special Servicer"
and (ii) whether or not a PCFII Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the PCFII Pooled
Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the Series
2006-PWR13 Pooling and Servicing Agreement--Replacement of The Special Servicer"
and "--PCFII Non-Pooled Subordinate Noteholders."

      If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCFII Mortgage Loan
Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the related Mortgage Loan Group Intercreditor
Agreement on the related pooled mortgage loan until the related pooled mortgage loan is paid in full, prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will generally be applied, first, to pay accrued and unpaid interest (other than
Default Interest) and principal then due on the related pooled mortgage loan, and any principal prepayment allocable to the pooled mortgage loan under the related mortgage loan documents, and, then, to pay accrued and unpaid interest
(other than Default Interest) and principal then due on the related Non-Pooled
Subordinate Loan., and any principal prepayments allocable to the related
Non-Pooled Subordinate Loan under the related mortgage loan documents.

      The Savannah Apartments Loan Group

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Savannah Apartments, which represents security for approximately 0.2% of the initial mortgage pool balance (and 1.6% of the initial loan group 2 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of
$375,000. The Savannah Apartments Non-Pooled Subordinate Loan has an interest rate of 12.75% per annum and an original term of 10 years. The Savannah
Apartments Pooled Mortgage Loan and the Savannah Apartments Non-Pooled
Subordinate Loan are cross-defaulted. The Savannah Apartments Non-Pooled
Subordinate Loan is currently owned by CBA Mezzanine Capital Finance, LLC, a third party unaffiliated with the mortgage loan seller. The Savannah Apartments
Non-Pooled Subordinate Loan will not be an asset of the trust, but the Savannah
Apartments Non-Pooled Subordinate Loan and the Savannah Apartments Pooled
Mortgage Loan will be serviced pursuant to the series 2006-PWR13 pooling and servicing agreement for the benefit of the holders thereof collectively;
provided that payments on the Savannah Apartments Non-Pooled Subordinate Loan
will be made by the related borrower directly to the Savannah Apartments
Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the Savannah Apartments Mortgage Loan
Group, the holder of the Savannah Apartments Pooled Mortgage Loan and the holder of the Savannah Apartments Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the
Savannah Apartments Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the Savannah Apartments
Non-Pooled Subordinate Noteholder has the right to purchase the Savannah
Apartments Pooled Mortgage Loan at a purchase price that includes outstanding principal and interest of the Savannah Apartments Pooled Mortgage Loan, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the Savannah Apartments Non-Pooled Subordinate Noteholder to purchase the
Savannah Apartments Pooled Mortgage Loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the Savannah Apartments Non-Pooled Subordinate
Noteholder. The Savannah Apartments Non-Pooled Subordinate Noteholder will not have the right to enter into modifications of the Savannah Apartments Non-Pooled
Subordinate Loan without the consent of the holder of the Savannah Apartments
Pooled Mortgage Loan.

                                      S-146

      OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

      Existing (Mezzanine and Similar Financing)

      The following table summarizes information regarding mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                                                                                TRANSFER OF
                                                                                               MORE THAN 49%
                                                                                                INTEREST IN
                                                                      OTHER     OTHER LENDER   OTHER LOAN IS       OTHER
                                                    OTHER LENDER     LENDER         HAS          PROHIBITED       LOAN IS
                                                    HAS EXECUTED    HAS CURE     DEFAULTED     WITHOUT RATING    PRESENTLY
                           % OF        ORIGINAL        OR WILL       RIGHTS         LOAN           AGENCY         HELD BY
                         INITIAL      PRINCIPAL        EXECUTE         FOR        PURCHASE     CONFIRMATION       RELATED
       MORTGAGE          MORTGAGE     AMOUNT OF     INTERCREDITOR   MORTGAGE     OPTION FOR     (UNLESS TO A     MORTGAGE
    LOAN/PROPERTY          POOL       MEZZANINE/     OR SIMILAR       LOAN      THE MORTGAGE     QUALIFIED         LOAN
   PORTFOLIO NAMES       BALANCE     SIMILAR DEBT     AGREEMENT     DEFAULTS        LOAN        TRANSFEREE)       SELLER
----------------------  ----------  --------------  -------------  -----------  ------------  ----------------  -----------

3300 75th Avenue           0.9%         $3,000,000     No (1)          No            No              No             No
KBS-Sabal Pavillion        0.5%         $4,898,000       Yes           Yes          Yes             Yes             Yes
Pacheco Pass Phase II
Shopping                   0.5%         $7,323,924       Yes           Yes          Yes              No             No
Inverness Shopping
Plaza                      0.3%           $750,000       Yes           Yes          Yes             Yes             No
Golden Eagle Center        0.3%        $1, 650,000       Yes           Yes          Yes             Yes             Yes
Pell City Marketplace      0.2%         $1,840,000     Yes (2)         No            No           Yes (3)           No
Evenhaim Building          0.2%         $3,100,000       Yes           No            No              No             No

(1)   The mezzanine lender is an affiliate of the borrower.

(2)   The mezzanine lenders are affiliates of the mortgage borrower and each of the mezzanine lenders has executed a subordination and standstill agreement in favor of the holder of the pooled mortgage loan.

(3)   The mezzanine lender is prohibited from transferring the mezzanine loan at any time, and any modification, amendment, replacement or renewal requires confirmation by the rating agencies of their ratings on the certificates.

      Except as otherwise indicated in the table:

      o     in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
            qualification of the then current ratings on the series 2006-PWR13 certificates; and

      o     in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

      In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as North Park
Shopping Center and Town Square Shopping Center, representing approximately 0.4%
and 0.3%, respectively, of the initial mortgage pool balance (and 0.4% and 0.4%, respectively, of the initial loan group 1 balance), the holder of the preferred equity interest in the related borrower is entitled to an annual preferred return, payable monthly in arrears, in each case which accrues at a cumulative rate of 12.5% per annum. The initial preferred equity investment is $725,000 in the case of North Park Shopping Center and $650,000 in the case of Towne Square
Shopping Center. With respect to each borrower, the full amount of the preferred equity must be redeemed and all deferred and

                                      S-147

accrued interest must be paid on the earlier of June 16, 2016 and the date that the related mortgaged property is sold. In each case, any voluntary redemption of the preferred equity prior to June 16, 2011 must be accompanied by yield maintenance, while any voluntary redemption between June 16, 2011 and June 15,
2015 must be accompanied by a prepayment premium ranging from 0.5% to 3.0%
depending on the date of redemption. In each case, if the preferred return is not paid when due or if the preferred equity is not redeemed on or before June
16, 2016 or upon certain other trigger events, the holder of the preferred equity has the right, among other remedies, to take over the control of the related borrower but is not entitled to become the general partner of that borrower.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Evenhaim Building, representing approximately 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the parent of the borrower has pledged its equity interest in the borrower to secure a mezzanine loan in the amount of
$3,100,000. The mezzanine loan was made in connection with an anticipated sale of the mortgaged property to the mezzanine lender. The mezzanine lender will be required to assume the mortgage loan in connection with its purchase of the mortgaged property. The mezzanine loan amount is equal to the purchase price the mezzanine lender will pay to acquire the mortgaged property. If the transfer does not occur within one year after the origination of the mortgage loan, it will be an event of default under the mortgage loan. Prior to the transfer of the mortgaged property and termination of the mezzanine loan, the mezzanine lender has guaranteed the payment of the mortgage loan.

      Permitted In Future (Secured Financing and Mezzanine and Similar
Financing)

      The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur secondary financing secured by the mortgaged property and/or mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower:

                                                                             OTHER
                                                                             LENDER        MINIMUM        MAXIMUM      MORTGAGE
                                                                              MUST      COMBINED DEBT    COMBINED       LENDER
                               % OF                                         EXECUTE        SERVICE       LTV RATIO    ALLOWED TO
                              INITIAL                         MAXIMUM     INTERCREDIT   COVERAGE RATIO      OF          REQUIRE
                             MORTGAGE                        PRINCIPAL       OR OR       OF MORTGAGE     MORTGAGE       RATING
  MORTGAGE LOAN/PROPERTY       POOL        TYPE OF DEBT        AMOUNT       SIMILAR     LOAN AND OTHER   LOAN AND       AGENCY
      PORTFOLIO NAMES         BALANCE       PERMITTED        PERMITTED     AGREEMENT         LOAN       OTHER LOAN   CONFIRMATION
---------------------------  ---------  ------------------  ------------  ------------  --------------  -----------  -------------

RLJ Hotel Portfolio (1)        2.6%         Mezzanine           N/A           Yes           1.30x           80%           Yes
Aventura Commons               1.0%         Mezzanine           N/A            No           1.10x           80%           No
3300 75th Avenue               0.9%         Mezzanine           N/A           Yes           1.15x           80%           Yes
Parker Square                  0.6%         Mezzanine           N/A           Yes           1.10x           90%           No
Dawson Forest Apartments       0.5%         Mezzanine           N/A           Yes           1.05x           80%           No
La Quinta Carlsbad             0.4%         Mezzanine           N/A           Yes           1.35x           70%           No
ST Peterson Portfolio          0.3%         Mezzanine           (2)           Yes           1.35x           70%           Yes
Golden Eagle Center            0.3%         Mezzanine           N/A           Yes           1.07x           80%           Yes
Nohl Plaza Orange County       0.3%      Property-Secured    $3,000,000       Yes           1.30x           60%           Yes
                                            Mezzanine           N/A           Yes           1.25x           75%           Yes
OfficeMax Plaza                0.3%         Mezzanine           N/A           Yes           1.20x           80%           No
Courtyard San Antonio
   Airport (1)                 0.3%         Mezzanine           N/A           Yes         1.67x (IO)        80%           Yes
Inverness Shopping Plaza
   (3)                         0.3%         Mezzanine         $750,000        Yes            (4)            (5)           No
2140-2192 Bering Drive (6)     0.2%         Mezzanine           N/A           Yes           1.20x           75%           Yes
Holiday Inn Express -
   Lawton                      0.2%         Mezzanine           (2)           Yes            N/A            75%           Yes
Jacksonville Distribution
   Center                      0.2%         Mezzanine           (7)           Yes           1.10x           85%           Yes
500 Maitland Drive             0.2%      Property-Secured       N/A           Yes           1.20x           80%           No
Bel Air Center                 0.2%      Property-Secured       N/A           Yes           1.20x           75%           No
Valley Heights Independent
   Living                      0.2%         Mezzanine           N/A           Yes           1.25x           70%           Yes
Westlake I & II                0.2%         Mezzanine           N/A           Yes           1.15x           65%           No

                                      S-148

                                                                             OTHER
                                                                             LENDER        MINIMUM        MAXIMUM      MORTGAGE
                                                                              MUST      COMBINED DEBT    COMBINED       LENDER
                               % OF                                         EXECUTE        SERVICE       LTV RATIO    ALLOWED TO
                              INITIAL                         MAXIMUM     INTERCREDIT   COVERAGE RATIO      OF          REQUIRE
                             MORTGAGE                        PRINCIPAL       OR OR       OF MORTGAGE     MORTGAGE       RATING
  MORTGAGE LOAN/PROPERTY       POOL        TYPE OF DEBT        AMOUNT       SIMILAR     LOAN AND OTHER   LOAN AND       AGENCY
      PORTFOLIO NAMES         BALANCE       PERMITTED        PERMITTED     AGREEMENT         LOAN       OTHER LOAN   CONFIRMATION
---------------------------  ---------  ------------------  ------------  ------------  --------------  -----------  -------------

Crow Canyon Executive Park     0.1%      Property-Secured       N/A           Yes            (8)            65%           Yes
Super 8 Mission Valley         0.1%         Mezzanine           N/A           Yes           1.40x           70%           No
Pomona Valley Hospital
   Medical Center              0.1%      Property-Secured       N/A           Yes           1.23x           58%           Yes
Days Inn Banning               0.1%         Mezzanine           N/A           Yes           1.35x           70%           No
15845 South Harlem Avenue      0.1%         Mezzanine           N/A           Yes           1.20x           80%           No

(1)   If a mezzanine loan is to bear interest at a floating rate, then an additional condition is the delivery of an interest rate cap agreement with a cap counterparty that is rated at least "A" or the equivalent by certain national statistical rating agencies.

(2)   The amount of debt permitted to be incurred on any date is constrained by applicable debt service coverage ratio and/or loan-to-value ratio requirements.

(3)   The indebtedness is permitted only if the existing mezzanine indebtedness has been fully repaid. See "--Existing (Mezzanine and Similar Financing)"
      above.

(4)   The combined debt service coverage ratio of the pooled mortgage loan and the future mezzanine indebtedness must be not less than the combined debt service coverage ratio of the pooled mortgage loan and the existing mezzanine indebtedness at origination.

(5)   The combined loan-to-value ratio of the pooled mortgage loan and the future mezzanine indebtedness must be not greater than the combined loan-to-value ratio of the pooled mortgage loan and the existing mezzanine indebtedness at origination.

(6)   The future mezzanine indebtedness is permitted only after August 1, 2009.

(7)   The indebtedness is permitted only in connection with financing an expansion of the existing improvements at the mortgaged property.

(8)   The debt service coverage ratio must not be less than 1.50x based on the actual loan constant and must not be less than 1.40x based on a 10% loan constant.

      Additional Related Information

      In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

      See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

      The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

      OTHER ADDITIONAL FINANCING

      With respect to forty-nine (49) of the pooled mortgage loans, representing
7.5% of the initial mortgage pool balance (which pooled mortgage loans consist of forty (40) pooled mortgage loans in loan group 1, representing 5.5% of the initial loan group 1 balance, and nine (9) pooled mortgage loans in loan group
2, representing 21.2% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not

                                      S-149

prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

      The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

      With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as CSM Hotel
Portfolio, representing 2.9% of the initial mortgage pool balance (and 3.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its affiliates in an amount up to $4,300,000 for a 60-day period, provided that for such indebtedness to remain outstanding for greater than 60 days, a subordination agreement acceptable to the lender and the rating agencies must be delivered.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gateway Centre, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness for working capital purposes from (i)
a commercial bank in an amount up to $500,000, provided that a subordination agreement acceptable to the lender must be delivered and the term must not exceed 24 months and (ii) its borrower principal in an amount up to $1,500,000
(less any amount outstanding under clause (i) of this paragraph), provided that a subordination agreement acceptable to the lender must be delivered.

      With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as ST Peterson
Portfolio, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness for working capital purposes from its borrower principal in an amount up to $7,500,000, provided that an subordination agreement in favor of the lender exists. Currently,
$6,946,284 of such unsecured subordinate indebtedness is outstanding.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Mountvue Place, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the loan documents permit the related borrower to maintain its existing unsecured revolving line of credit with a commercial bank up to a maximum principal amount of $500,000 solely for tenant improvements and capital improvements after funds in the reserves established under the pooled mortgage loan for the same purposes have been exhausted, or to replace such line of credit with a similar line of credit subject to the same restrictions.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Carbondale Square, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt from an affiliated party pursuant to two promissory notes in the combined principal amount of $400,000 that is required to be paid in full on or before October 24,
2006.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as TnT Mini Storage -
Kelseyville, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the loan documents permit the borrower to incur future unsecured subordinate debt from members of the borrower in an amount up to $100,000, subject to the satisfaction of certain conditions, including, if requested by the lender, the execution and delivery of a subordination and standstill agreement.

      We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your

                                      S-150

Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

      Additional Collateral.

      Two hundred forty-three (243) of the pooled mortgage loans, representing
86.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 205 pooled mortgage loans in loan group 1, representing 84.8% of the initial loan group 1 balance, and 38 pooled mortgage loans in loan group 2, representing
94.4% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

      Cash Management Agreements/Lockboxes.

      Seventy-eight (78) of the pooled mortgage loans, representing 47.8% of the initial mortgage pool balance (which pooled mortgage loans consist of seventy-two (72) pooled mortgage loans in loan group 1, representing 50.2% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 31.7% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund.
            Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund;
            the revenue is then

                                      S-151

            applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
            Date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

      Hazard Insurance.

      See "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

      Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

      Tenant Matters.

      Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

      o     Eighty-nine (89) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 18.5% of the initial mortgage pool balance (21.3% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

      o     Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

      o     Certain of the multifamily properties have material tenant concentrations of students or military personnel.

      o     Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
            under its Section 8 program or otherwise.

                                      S-152

      o     Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

      o     There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

      o     With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

      o     With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

      o     Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus supplement, securing 0.7% of the initial mortgage pool balance (0.8% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii)
            reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals.

      In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 3.0% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance, and 14.3% of the initial loan group 2 balance), for which the related appraisal are not more than 16 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the
Value of the Mortgaged Properties" in this prospectus supplement.

      Environmental Assessments.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties

                                      S-153

securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 2.9% of the initial mortgage pool balance (and 1.5% of the initial loan group 1 balance, and
12.3% of the initial loan group 2 balance), for which the related environmental assessments are not more than 16 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

      Property Condition Assessments.

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of five (5)
mortgaged properties, representing security for 1.5% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance, and 3.0% of the initial loan group 2 balance), for which the related engineering reports are not more than 16 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

      Seismic Review Process.

      In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

      Zoning and Building Code Compliance.

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

                                      S-154

      Environmental Insurance.

      Forty-three (43) mortgaged properties, securing 5.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 39 pooled mortgage loans in loan group 1, representing 5.4% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 2.2% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2006-PWR13 certificates, will have been paid in full.

      In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

      o     if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

      o     if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

      The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

      The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

      Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

                                      S-155

      In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an
REO property.

      Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2006-PWR13 certificates, will have been issued.

LOAN PURPOSE

      One hundred and ten (110) of the pooled mortgage loans, representing 44.1%
of the initial mortgage pool balance (which pooled mortgage loans consist of 102 pooled mortgage loans in loan group 1, representing 47.5% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 21.1%
of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred ninety-three (193) of the pooled mortgage loans, representing 55.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 159 pooled mortgage loans in loan group 1, representing 52.5%
of the initial loan group 1 balance, and 34 pooled mortgage loans in loan group
2, representing 78.9% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

      For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix
B, Appendix C and Appendix D:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b)
            required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
            Appendix C and Appendix D, the "Debt Service Coverage Ratio" or
            "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the debt service payable under those Non-Pooled Pari Passu Companion
            Loans, but in any case does not reflect the debt service payable on any related Non-Pooled Subordinate Loan. The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

                                      S-156

            In connection with the calculation of DSCR, in determining
            Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, the relevant borrower supplied "trailing-12 months"
            income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
            Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

            Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone
            substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
            Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
            Term" are references to "Stated Remaining Term to Maturity or ARD".
            For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the
            "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or
            "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary"
            in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage
            Loan Group also includes one or more Non-Pooled Pari Passu Companion
            Loans, the indebtedness under those Non-Pooled Pari Passu Companion
            Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate Loan. The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

                                      S-157

      (3)   The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that
            Mortgage Loan Group also includes one or more Non-Pooled Pari Passu
            Companion Loans, the indebtedness under those Non-Pooled Pari Passu
            Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate. Loan per net rentable area or unit for the pooled mortgage loans in any group of
            cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group.

      (4)   You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

      (5)   References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

      (6)   If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

      (7)   We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

      The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

      On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph and except as described above under "--Certain Characteristics of the Mortgage Pool--Subordinate and/or
Other Financing--Split Loan Structures--The RLJ Hotel Portfolio Loan Group". See
the section of the accompanying prospectus titled "Description of the Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases".

      With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the

                                      S-158

trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2006-PWR13 pooling and servicing agreement.

      If--

      o     any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
            and

      o     that omission or defect materially and adversely affects the interests of the series 2006-PWR13 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR13 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2006-PWR13 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2006-PWR13 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

      The series 2006-PWR13 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

      As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

      o     The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date.
            That information will include select items of information included on Appendix B to this prospectus supplement, including--

            1.    the identification of the related mortgaged property,

            2.    the cut-off date principal balance of the mortgage loan,

            3.    the amount of the monthly debt service payment,

            4.    the mortgage interest rate, and

            5.    the maturity date and the original and remaining term to
                  stated maturity (or, in the case of an ARD Loan, the
                  anticipated repayment date and the original and remaining term to that date).

      o     Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

      o     Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Subordinate and/or Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

      o     The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related

                                      S-159

            borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1)
            bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

      o     The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

      o     There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

            1.    Permitted Encumbrances, and

            2.    the discussion under "Certain Characteristics of the Mortgage
                  Pool--Subordinate and/or Other Financing" above.

      o     The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

      o     If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

      o     Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2)
            such repairs and maintenance have been completed or are required to be completed).

      The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

      The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2006-PWR13 pooling and servicing agreement. If--

      o     there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

      o     that breach materially and adversely affects the interests of the series 2006-PWR13 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of

                                      S-160

            the payments payable with respect to any of the series 2006-PWR13 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2006-PWR13 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

      If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

      o     cure the material breach or the material document defect in all material respects;

      o     repurchase the affected pooled mortgage loan at the applicable
            Purchase Price; or

      o     prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the
            Rating Agencies to the series 2006-PWR13 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

            1.    has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

            2.    is acceptable to the series 2006-PWR13 controlling class
                  representative.

      If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

      o     the Purchase Price, exceeds

      o     the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

      The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

      If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

      o     the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

                                      S-161

      o     both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

            o     the debt service coverage ratio for all those other loans
                  (excluding the affected loan(s)) for the four calendar
                  quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the
                  affected loans) for the four preceding calendar quarters
                  preceding the repurchase or replacement and (C) 1.25x; and

            o     the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                  Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                  loan(s)) at the time of repurchase or replacement, and (C)
                  75%.

      The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2006-PWR13 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

      No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

      A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

      Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2006-PWR13 POOLING AND
                               SERVICING AGREEMENT

GENERAL

      The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the RLJ Hotel Portfolio Pooled Mortgage
Loan) will be governed by the series 2006-PWR13 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2006-PWR13 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2006-PWR13 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

      Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans) , except that Wachovia
Bank, National Association will conduct master servicing activities with respect to the RLJ Hotel Portfolio Pooled Mortgage Loan in its capacity as master servicer under the WCMSI 2006-C27 Pooling and Servicing Agreement and Wells
Fargo Bank, National Association will play a limited role in the servicing of the RLJ Hotel Portfolio Pooled Mortgage Loan. Prudential Asset Resources, Inc.
will act as master servicer with respect to those pooled mortgage loans sold by
PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage
Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC and Principal
Commercial Funding, LLC to us for deposit

                                      S-162

into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

      LNR Partners, Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, except that LNR
Partners, Inc. will conduct special servicing activities with respect to the RLJ
Hotel Portfolio Loan Group in its capacity as initial special servicer under the
WCMSI 2006-C27 Pooling and Servicing Agreement and LNR Partners, Inc. will play a limited role in the special servicing of the RLJ Hotel Portfolio Loan Group in its capacity as general special servicer under the series 2006-PWR13 pooling and servicing agreement.

      In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC, Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and
Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2006-PWR13 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2006-PWR13 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2006-PWR13 pooling and servicing agreement.

      The RLJ Hotel Portfolio Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool --Pari Passu,
Subordinate and Other Financing--Split Loan Structures--The RLJ Hotel Portfolio
Loan Group" in this prospectus supplement.

      The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property)
for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

      In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2006-PWR13
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

      o     all mortgage loans (other than the Non-Trust-Serviced Pooled
            Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

      o     all worked-out mortgage loans (other than the Non-Trust-Serviced
            Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

      If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

      Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to the
Non-Trust-Serviced Pooled Mortgage Loan) for which it is the applicable special servicer.

      The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the

                                      S-163

transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

      None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-PWR13 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

      For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage
Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the
Trust-Serviced Mortgage Loan Groups and any related REO Property are to be conducted for the benefit of the series 2006-PWR13 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

      Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2006-PWR13 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

      The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2006-PWR13 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

      The master servicing fee:

      o     will be earned with respect to each and every pooled mortgage loan
            (including the Non-Trust-Serviced Pooled Mortgage Loan), including--

            1.    each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

            2.    each such pooled mortgage loan, if any, as to which the
                  corresponding mortgaged property has become an REO Property,
                  and

            3.    each such pooled mortgage loan as to which defeasance has
                  occurred; and

      o     in the case of each such pooled mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  pooled mortgage loan, which will be a 30/360 Basis or an
                  Actual/360 Basis, as applicable,

            2.    accrue at a master servicing fee rate, on a loan-by-loan
                  basis,

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

                                      S-164

            4.    be payable monthly to the applicable master servicer from
                  amounts received with respect to interest on that pooled
                  mortgage loan.

      Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

      If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

      The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

      The master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at 0.01% per annum on a 30/360 Basis) with respect to the RLJ Hotel Portfolio Pooled Mortgage
Loan. Those fees (including those other administrative fees payable under the
Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate and certain other amounts and are adjusted, for this purpose, to their equivalent calculated on an Actual/360 Basis from month to month. Those fees (including those other administrative fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2006-PWR13 pooling and servicing agreement in connection with the related
Non-Trust-Serviced Pooled Mortgage Loan.

      Prepayment Interest Shortfalls. The series 2006-PWR13 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2006-PWR13 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2006-PWR13 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

      The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

      Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will

                                      S-165

be required to cause to be included in the Available Distribution Amount for the distribution date occurring in that month (a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls" above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2006-PWR13 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage Pass-Through
Rate) on the principal portion of the payment and (as already described under
(and without duplication of the obligations described in) "Prepayment Interest
Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls"
above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third or fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

                                      S-166

      Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan serviced by the
                  applicable special servicer (other than, if applicable, the
                  Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing
                  Agreement), if any, and

            2.    each mortgage loan serviced by the applicable special servicer
                  (other than, if applicable, the Non-Trust-Serviced Pooled
                  Mortgage Loan, for which a similar fee may become payable
                  under the Non-Trust Servicing Agreement), if any, as to which the corresponding mortgaged property has become an REO
                  Property;

      o     in the case of each mortgage loan described in the foregoing bullet, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be a 30/360 Basis or an Actual/360
                  Basis, as applicable,

            2.    accrue at a special servicing fee rate of 0.25% per annum, and

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

      o     except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

      Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

      Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan, for which a similar fee may become payable under the Non-Trust
Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

      The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

      If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing

                                      S-167

Transfer Event had occurred as of the time of its termination or resignation.
The successor to that special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2006-PWR13 certificateholders.

      Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan
(other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement)
for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest, late payment charges and/or Post-ARD Additional Interest.

      In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2006-PWR13 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise, except that:

      o     a liquidation fee will be payable in connection with such a purchase by a Non-Pooled Subordinate Noteholder relating a PCFII Mortgage
            Loan Group pursuant to its defaulted loan purchase option if the purchase occurs more than 90 days after the later of the date when the related pooled mortgage loan becomes a specially serviced mortgage loan and the Non-Pooled Subordinate Noteholder's receipt of notice from the applicable special servicer that such transfer to special servicing has occurred); and

      o     under certain circumstances, a liquidation fee may be payable in connection with such a purchase by a mezzanine lender but in no event will the fee be payable to the special servicer unless the mezzanine lender pays the fee.

      Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

      Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-PWR13 certificateholders.

      Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2006-PWR13 pooling and servicing agreement:

      o     any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
            2006-PWR13 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

      o     any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

                                      S-168

      o     any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

      Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

      o     will be entitled to retain any interest or other income earned on those funds, and

      o     will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

      No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2006-PWR13 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2006-PWR13 pooling and servicing agreement.

      Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO
Property, will be servicing advances. The series 2006-PWR13 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

      The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

      If a master servicer is required under the series 2006-PWR13 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

      o     if the failure continues for one more business day, to make the servicing advance.

      Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person - including the holder of any related Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that it or the applicable special

                                      S-169

servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2006-PWR13 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR13 certificates on that distribution date.

      Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

      In general, none of the master servicer the special servicer or the trustee will be required to make any servicing advances with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the series 2006-PWR13 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust
Servicing Agreement.

                                      S-170

      The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO
Property (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO
Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-PWR13 certificateholders (or, if a Trust-Serviced
Mortgage Loan Group is involved, the best interest of the series 2006-PWR13 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

      The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

      If any servicing advances are made with respect to the Non-Trust-Serviced
Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the master servicer under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2006-PWR13 CONTROLLING CLASS REPRESENTATIVE

      Controlling Class. As of any date of determination, the controlling class of series 2006-PWR13 certificateholders will be the holders of the most subordinate class of series 2006-PWR13 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-PWR13 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-PWR13 certificateholders will be the holders of the most subordinate class of series
2006-PWR13 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2006-PWR13 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

      Appointment of Controlling Class Representative. The holders of series
2006-PWR13 certificates representing more than 50% of the total principal balance of the series 2006-PWR13 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2006-PWR13 controlling class representative. The series 2006-PWR13 controlling class representative may resign at any time. Hyperion Capital Management, Inc.
or one of its affiliates is expected to be the initial series 2006-PWR13 controlling class representative.

      Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must, in general, deliver to the series 2006-PWR13 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

                                      S-171

      o     a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

      o     a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2006-PWR13 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

      o     the most current rent roll and income or operating statement available for the related mortgaged property or properties;

      o     a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

      o     the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

      o     such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

      The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2006-PWR13 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2006-PWR13 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

      The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2006-PWR13 controlling class representative may reject the report if--

      o     the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2006-PWR13 certificateholders or (if a
            Trust-Serviced Mortgage Loan Group is involved) the related
            Trust-Serviced Non-Pooled Noteholder, and

      o     it has made a reasonable effort to contact the series 2006-PWR13 controlling class representative.

      The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

      In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any
Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2006-PWR13 controlling class representative and the series 2006-PWR13 controlling class representative has consented (or failed to object) thereto in writing within ten
(10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

      However, the applicable special servicer may take any Material Action without waiting for the response of the series 2006-PWR13 controlling class representative if the applicable special servicer determines that immediate action is necessary

                                      S-172

to protect the interests of the series 2006-PWR13 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

      Furthermore, the series 2006-PWR13 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2006-PWR13 pooling and servicing agreement.

      The series 2006-PWR13 controlling class representative will not have the rights described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate and
Other Financing--Split Loan Structures--The RLJ Hotel Portfolio Loan Group" in
this prospectus supplement.

      The series 2006-PWR13 controlling class representative will not have the rights otherwise described above with respect to any PCFII Mortgage Loan Group unless a related PCFII Change of Control Event exists with respect to such
Mortgage Loan Group. See "--PCFII Non-Pooled Subordinate Noteholders" below.

      In connection with the Savannah Apartments Loan Group, the series
2006-PWR13 controlling class representative will generally have the rights otherwise described above with respect to the pooled mortgage loans generally and, as an independent contractual right that is in addition to those rights of the controlling class representative, the related Non-Pooled Subordinate
Noteholder's approval is required for material amendments proposed to be executed prior to the expiration of that Non-Pooled Subordinate Noteholder's defaulted loan purchase option (which option expires approximately 30 days after notice of certain material payment delinquencies and defaults). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and Other Financing--Split Loan Structures--The Savannah Apartments Loan Group"
in this prospectus supplement.

      Notwithstanding the provisions described above, the series 2006-PWR13 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

      o     require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2006-PWR13 pooling and servicing agreement, including that party's obligation to act in accordance with the
            Servicing Standard;

      o     result in an adverse tax consequence for the trust fund;

      o     expose the trust, the parties to the series 2006-PWR13 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

      o     materially expand the scope of a master servicer's or the applicable special servicer's responsibilities under the series 2006-PWR13 pooling and servicing agreement.

      Also, notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series
2006-PWR13 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the pooled mortgage loan in any Trust-Serviced Mortgage Loan Group that constitutes a PCFII Mortgage Loan
Group, or even to prepare any asset status report with respect to that
Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2006-PWR13 controlling class representative with respect to any servicing action involving that Trust-Serviced Mortgage Loan
Group, unless a PCFII Change of Control Event has occurred and is continuing.
Instead, the special servicer will be required to obtain the approval of or accept direction from the related Non-Pooled Subordinate Noteholder as described under "--PCFII Non-Pooled Subordinate Noteholders" below, unless a PCFII Change of Control Event has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report for the series 2006-PWR13 controlling class representative containing information similar to that found in an asset status report for the series 2006-PWR13 controlling

                                      S-173

class representative with respect to the related Trust-Serviced Mortgage Loan
Group if those loans become specially serviced.

      When reviewing the rest of this "Servicing Under the Series 2006-PWR13
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2006-PWR13 controlling class representative discussed above could have on the actions of the applicable special servicer.

      Liability to Borrowers. In general, any and all expenses of the series
2006-PWR13 controlling class representative are to be borne by the holders of the series 2006-PWR13 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2006-PWR13 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment)
determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

      Liability to the Trust Fund and Certificateholders. The series 2006-PWR13 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2006-PWR13 certificates, may act solely in the interests of the holders of the controlling class of series 2006-PWR13 certificates, does not have any duty to the holders of any class of series 2006-PWR13 certificates other than the controlling class of series 2006-PWR13 certificates and may take actions that favor the interests of the holders of the controlling class of series 2006-PWR13 certificates over those of other classes of series 2006-PWR13 certificates. It will have no liability to any other series 2006-PWR13 certificateholders for having acted as described above and those other series 2006-PWR13 certificateholders may not take any action against it for having acted as described above.

      Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2006-PWR13 pooling and servicing agreement or any particular mortgage loan, the series 2006-PWR13 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2006-PWR13 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii)
there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2006-PWR13 controlling class representative), the applicable special servicer on behalf of the trust must
(subject to the provisions described under "Description of the Pooling and
Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in
the accompanying prospectus) assume the defense of any such claim against the series 2006-PWR13 controlling class representative; provided, however, that no judgment against the series 2006-PWR13 controlling class representative shall be payable out of the trust fund.

PCFII NON-POOLED SUBORDINATE NOTEHOLDERS

      With respect to each PCFII Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the special servicer will be permitted to take (or, in the case of the special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCFII Mortgage Loan Group documents has occurred) any Material Action
(but only if the special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate
Noteholder of such proposed action in writing, and that Non-Pooled Subordinate
Noteholder has not objected in writing within 5 business days (if the applicable
PCFII Mortgage Loan Group is not specially serviced) or 10 business days (if the applicable PCFII Mortgage Loan Group is specially serviced) following that
Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled Subordinate Noteholder reasonably requests with respect to the proposed action; provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer's taking) any such action without waiting for the related Non-Pooled Subordinate Noteholder's response.

                                      S-174

      Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCFII Mortgage
Loan Group may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

      o     would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group
            Intercreditor Agreement or the series 2006-PWR13 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Furthermore, the applicable master servicer or the special servicer will not be obligated to seek approval from the applicable Non-Pooled Subordinate
Noteholder for a PCFII Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCFII Mortgage Loan
Group if:

      o     the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled
            Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable PCFII
            Mortgage Loan Group; and

      o     for 90 days following the first such notice, the applicable related
            Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any PCFII Mortgage Loan Group will not have the rights otherwise described above for so long as a PCFII Change of Control Event exists with respect to that PCFII
Mortgage Loan Group.

      In addition, each related Non-Pooled Subordinate Noteholder for a PCFII
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary events of default under the applicable Mortgage Loan Group, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The related Non-Pooled Subordinate Noteholder may exercise such right to cure within
10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate
Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage
Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; but such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

      The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group will also have the option to purchase the related Pooled Mortgage
Loan if an event of default under that PCFII Mortgage Loan Group occurs and that
PCFII Mortgage Loan Group becomes specially serviced. If and for so long as each
PCFII Mortgage Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the related Non-Pooled Subordinate
Noteholder losing its control rights under the applicable Mortgage Loan Group
Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, such related Non-Pooled Subordinate Noteholder may, at its option, purchase or designate another person to purchase the related pooled mortgage loan at the purchase price set forth in, and in accordance with the requirements of, the applicable Mortgage Loan Group Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the Pooled Mortgage Loan and accrued and unpaid interest thereon. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or special servicer for a PCFII
Mortgage Loan Group will be payable by the related Non-Pooled Subordinate
Noteholder if (i) the series 2006-PWR13 pooling and servicing agreement does not expressly

                                      S-175

provide for payment of such liquidation fees by such related Non-Pooled
Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2006-PWR13 pooling and servicing agreement in connection with such purchase by such related Non-Pooled
Subordinate Noteholder, the related Pooled Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCFII Mortgage Loan Group to the special servicer and the receipt by such related Non-Pooled Subordinate
Noteholder of written notice from the special servicer that such transfer has taken place. Furthermore, the related Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price.
The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a PCFII Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool -Subordinate and Other
Financing" in this prospectus supplement.

      The initial Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan
Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

      The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group may have relationships and interests that conflict with those of the series 2006-PWR13 certificateholders. It has no obligations to the series
2006-PWR13 certificateholders and may act solely in its own interests. No series
2006-PWR13 certificateholder may take any action against a Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

      When reviewing the rest of this "Servicing of the Mortgage Loans Under the
Series 2006-PWR13 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the related Non-Pooled
Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

REPLACEMENT OF THE SPECIAL SERVICER

      The series 2006-PWR13 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series
2006-PWR13 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR13 certificates.

      Notwithstanding the foregoing, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCF
Mortgage Loan Groups may each replace the special servicer with another party designated by it, in which case that designated party will be the special servicer for that PCF Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCF Change of Control Event has not occurred and (b)
either (i) the special servicer does not meet the eligibility requirements under the series 2006-PWR13 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of
Default, or (ii) the initial holder of a majority of the controlling class of series 2006-PWR13 certificates or an affiliate thereof ceases to be the holder of a majority of the class of certificates that then constitutes the controlling class of series 2006-PWR13 certificates.

MAINTENANCE OF INSURANCE

      In the case of each mortgage loan (excluding the Non-Trust-Serviced Pooled
Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2006-PWR13 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying
Ratings) for the related mortgaged property:

                                      S-176

      o     a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

      o     all other insurance coverage as is required, or (subject to the
            Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

      o     the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

      o     except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

      Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2006-PWR13 pooling and servicing agreement described above under "--The Series 2006-PWR13 Controlling Class Representative--Rights
and Powers of Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

      With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii)
the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.
However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the
Servicing Standard.

                                      S-177

      If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

      Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

      In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the series
2006-PWR13 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2006-PWR13 pooling and servicing agreement and/or
Mortgage Loan Group Intercreditor Agreement described above under "--The Series
2006-PWR13 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" or "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool --Subordinate and/or Other Financing--Split
Loan Structures--The RLJ Hotel Portfolio Loan Group" and "--The PCFII Mortgage
Loan Groups".

TRANSFERS OF INTERESTS IN BORROWERS

      Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

      o     the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or

                                      S-178

            has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

      o     the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2006-PWR13 certificates. In addition, the series 2006-PWR13 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      Except in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of any mortgage loan;

      o     extend the maturity of any mortgage loan;

      o     defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

      o     defer or forgive the payment of late payment charges on any mortgage loan;

      o     defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

      o     permit the release, addition or substitution of collateral securing any mortgage loan; or

      o     permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

      The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2006-PWR13 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Subordinate and Other Financing--Split Loan Structure--
The RLJ Hotel Portfolio Loan Group" and "--The PCFII Mortgage Loan Groups" in
this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

      o     Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default
            Interest, late payment charges and Post-ARD Additional Interest and
            (b) with respect to certain routine matters.

      o     With limited exceptions generally involving the waiver of Default
            Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

            1.    affect the amount or timing of any related payment of
                  principal, interest or other amount payable under the mortgage loan, or

                                      S-179

            2.    in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

            unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2006-PWR13 certificateholders and, in the case of a
            Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled
            Noteholder, all as a collective whole, on a present value basis than would liquidation.

      o     As regards modifications, waivers and amendments of a Trust-Serviced
            Mortgage Loan Group:

            1.    following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan Group, any payments on and proceeds of that Trust-Serviced Mortgage
                  Loan Group must be allocated and applied (as among the
                  mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set
                  forth in the related Mortgage Loan Group Intercreditor
                  Agreement, such that none of the trust as holder of the
                  related pooled mortgage loan and the holder of that
                  Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor
                  Agreement; and

            2.    in the case of any Mortgage Loan group that also includes a
                  Non-Pooled Subordinate Loan, to the extent consistent with the
                  Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the
                  related pooled mortgage loan,

                  (a)   no waiver, reduction or deferral of any amounts due on
                        the pooled mortgage loan will be effected prior to the
                        waiver, reduction or deferral of the entire
                        corresponding item in respect of the related Non-Pooled
                        Subordinate Loan, and

                  (b)   no reduction of the mortgage rate (exclusive, if
                        applicable, of any portion thereof that represents the
                        rate at which Post-ARD Additional Interest is
                        calculated) of the related pooled mortgage loan will be
                        effected prior to the reduction of the mortgage rate
                        (exclusive, if applicable, of any portion thereof that
                        represents the rate at which Post-ARD Additional
                        Interest is calculated) of the related Non-Pooled
                        Subordinate Loan.

      o     Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

            1.    with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
                  environmental insurance policy,

            2.    five years prior to the rated final distribution date, and

            3.    if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the
                  corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due
                  consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                  related ground lease, plus any unilateral options to extend.

      o     Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

            1.    cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the
                  Internal Revenue Code,

            2.    result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I,
                  REMIC II or REMIC III under the Internal Revenue Code or the imposition of any

                                      S-180

                  tax on either of the respective grantor trusts related to the class R and class V certificates under the Internal Revenue
                  Code, or

            3.    adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                  Revenue Code.

      o     Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

      o     The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first----

            1.    determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                  (a)   the additional or substitute collateral is in compliance
                        with applicable environmental laws and regulations, and

                  (b)   there are no circumstances or conditions present with
                        respect to the new collateral relating to the use,
                        management or disposal of any hazardous materials for
                        which investigation, testing, monitoring, containment,
                        clean-up or remediation would be required under any then
                        applicable environmental laws or regulations; and

            2.    received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that
                  Rating Agency to a class of series 2006-PWR13 certificates.

      o     With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Also, notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2006-PWR13 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

      All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

                                      S-181

      In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2006-PWR13 controlling class representative or, if applicable, the related Non-Pooled
Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

      Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2006-PWR13 pooling and servicing agreement, unless--

      o     an appraisal had previously been obtained within the prior twelve months, and

      o     the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

      Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

      As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2006-PWR13 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of any PCF Mortgage Loan Group, the determination of whether the trust or the related Non-Pooled Subordinate Noteholder, as applicable, exercises certain control rights with respect to the related loan group. See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series 2006-PWR13 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

      o     any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

      o     no other Servicing Transfer Event or Appraisal Trigger Event has
            occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

      Notwithstanding the foregoing, the series 2006-PWR13 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2006-PWR13 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

                                      S-182

      Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

      Also, notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2006-PWR13 pooling and servicing agreement in this regard, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

      Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an
REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

      Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

      The series 2006-PWR13 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

      If any pooled mortgage loan (including the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the applicable special servicer must determine the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its
Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the applicable special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

      The holder(s) of a majority in principal amount of the series 2006-PWR13 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted
Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series

                                      S-183

2006-PWR13 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust)
designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals.

      We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

      The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan without regard to the related Purchase Option.

      The Purchase Option under the series 2006-PWR13 pooling and servicing agreement will apply to the RLJ Hotel Portfolio Pooled Mortgage Loan. Any purchaser will not be entitled or required to purchase any of the related
Non-Pooled Pari Passu Companion Loans.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

      The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the
Non-Trust-Serviced Pooled Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2006-PWR13 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

      If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2006-PWR13 pooling and servicing agreement.

      The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts

                                      S-184

as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2006-PWR13 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2006-PWR13 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

      If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2006-PWR13 certificateholders entitled to not less than 25% of the series 2006-PWR13 voting rights, or, in the case of the general special servicer, at the direction of the series 2006-PWR13 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2006-PWR13 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2006-PWR13 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of The Special Servicer" above, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2006-PWR13 pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution reasonably acceptable to the series 2006-PWR13 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

      The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2006-PWR13 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding
II, LLC, Principal Commercial Funding, LLC or Nationwide Life Insurance Company
to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or
Nationwide Life, as applicable, in its capacity as primary servicer and
Principal Global Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

      Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

      The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2006-PWR13 certificates.

      In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-PWR13 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default

                                      S-185

described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2006-PWR13 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-PWR13 pooling and servicing agreement.

      If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2006-PWR13 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 22.2% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-PWR13 pooling and servicing agreement and the Non-Trust Servicing Agreement and assuming the continued qualification of the REMICs formed under the Non-Trust Servicing Agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and
REMIC III will qualify as a REMIC under the Internal Revenue Code and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

      The assets of REMIC I will generally include--

      o     the pooled mortgage loans,

      o     any REO Properties acquired on behalf of the series 2006-PWR13 certificateholders (to the extent of REMIC 1's interest therein)(or beneficial interest in a mortgaged property securing the Non-Trust
            Serviced Mortgage Loan under the Non-Trust Servicing Agreement),

                                      S-186

      o     the respective master servicers' collection accounts,

      o     the REO accounts maintained by the special servicers, and

      o     the certificate administrator's distribution account and interest reserve account.

      However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC
            III,

      o     the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X-1, X-2, B, C,
            D, E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

      o     the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

      o     the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      For federal income tax reporting purposes, we anticipate that the offered certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

      When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2006-PWR13 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     the mortgage loans with anticipated repayment dates will be paid in full on those dates,

      o     no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

                                      S-187

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1)   the borrower pledges substitute collateral that consist solely of
            Government Securities;

                                      S-188

      (2)   the mortgage loan documents allow that substitution;

      (3)   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

      Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2006-PWR13 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal
Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section

                                      S-189

4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law
No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

      The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

      The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

      o     the trustee must not be an affiliate of any other member of the
            Restricted Group, other than an underwriter;

      o     the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2006-PWR13 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
            1933, as amended.

      A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

      Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to

                                      S-190

making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each class of series 2006-PWR13
            certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

      o     in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

      o     the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations with respect to insurance policies issued on or before
December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before
December 31, 1998, if the insurer satisfies various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P or Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2006-PWR13 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

                                      S-191

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

      We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

      Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

           UNDERWRITER                CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-AB
---------------------------------   --------------   ------------   --------------   -------------

Bear, Stearns & Co. Inc.            $   70,000,000   $ 30,450,000   $   69,000,000   $  68,050,000
Morgan Stanley & Co. Incorporated   $   70,000,000   $ 30,450,000   $   69,000,000   $  68,050,000
TOTAL                               $  140,000,000   $ 60,900,000   $  138,000,000   $ 136,100,000

                                      S-192

           UNDERWRITER                CLASS A-4       CLASS A-1A       CLASS A-M        CLASS A-J
---------------------------------   --------------   -------------   --------------   -------------

Bear, Stearns & Co. Inc.            $  592,709,500   $ 187,141,500   $  145,336,000   $ 116,268,500
Morgan Stanley & Co. Incorporated   $  592,709,500   $ 187,141,500   $  145,336,000   $ 116,268,500
TOTAL                               $1,185,419,000   $ 374,283,000   $  290,672,000   $ 232,537,000

      Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

      The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,571,466,120 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2006, before deducting expenses payable by us.

      The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

      The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of
DTC against payment for the offered certificates on or about September 27, 2006.

      The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

      The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                      S-193

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS           S&P         FITCH
       -------        -------      -------
         A-1            AAA          AAA
         A-2            AAA          AAA
         A-3            AAA          AAA
         A-AB           AAA          AAA
         A-4            AAA          AAA
         A-1A           AAA          AAA
         A-M            AAA          AAA
         A-J            AAA          AAA

      Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

      o     the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

      o     the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in September 2041, which is the rated final distribution date.

      The ratings on the offered certificates take into consideration--

      o     the credit quality of the pooled mortgage loans,

      o     structural and legal aspects associated with the offered
            certificates, and

      o     the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust fund,

      o     whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

      o     whether and to what extent Default Interest or Post-ARD Additional
            Interest will be received.

                                      S-194

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

      We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-195

                                    GLOSSARY

      "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

      "Additional Trust Fund Expense" means an expense of the trust fund that--

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not included in the calculation of a Realized Loss,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower, and

      o     is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2006-PWR13 pooling and servicing agreement).

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate. The
Administrative Fee Rate for the Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust
Servicing Agreement, the series 2006-PWR13 pooling and servicing agreement and/or a combination thereof. However, the master or similar servicing fees payable under the Non-Trust Servicing Agreement for the Non-Trust-Serviced
Pooled Mortgage Loan will accrue at 0.01% per annum on a 30/360 Basis and, accordingly, all calculations relating to these fees under the series 2006-PWR13 pooling and servicing agreement for a given month will be adjusted to an
Actual/360 equivalent rate.

      "Appraisal Reduction Amount" means for any pooled mortgage loan other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that:

      o     will be determined shortly following the later of--

            1.    the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
                  Series 2006-PWR13 Pooling and Servicing Agreement--Required
                  Appraisals" in this prospectus supplement; and

            2.    the date on which the relevant Appraisal Trigger Event
                  occurred; and

      o     will generally equal the excess, if any, of "x" over "y" where--

            1.    "x" is equal to the sum of:

                  (a)   the Stated Principal Balance of that mortgage loan;

                  (b)   to the extent not previously advanced by or on behalf of
                        the applicable master servicer or the trustee, all
                        unpaid interest, other than any Default Interest and
                        Post-ARD Additional Interest,

                                      S-196

                        accrued on that mortgage loan through the most recent
                        due date prior to the date of determination;

                  (c)   all accrued but unpaid special servicing fees with
                        respect to that mortgage loan;

                  (d)   all related unreimbursed advances made by or on behalf
                        of the applicable master servicer, the applicable
                        special servicer or the trustee with respect to that
                        mortgage loan, together with interest on those advances;

                  (e)   any other outstanding Additional Trust Fund Expenses
                        with respect to that mortgage loan; and

                  (f)   all currently due and unpaid real estate taxes and
                        assessments, insurance premiums and, if applicable,
                        ground rents with respect to the related mortgaged
                        property or REO Property, for which neither the
                        applicable master servicer nor the applicable special
                        servicer holds any escrow funds or reserve funds; and

            2.    "y" is equal to the sum of:

                  (a)   the excess, if any, of 90% of the resulting appraised or
                        estimated value of the related mortgaged property or REO
                        Property, over the amount of any obligations secured by
                        liens on the property that are prior to the lien of that
                        mortgage loan;

                  (b)   the amount of escrow payments and reserve funds held by
                        the applicable master servicer or the applicable special
                        servicer with respect to the subject mortgage loan
                        that--

                        o     are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                        o     are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                        o     may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                  (c)   the amount of any letter of credit that constitutes
                        additional security for the mortgage loan that may be
                        used to reduce the principal balance of the subject
                        mortgage loan.

      If, however--

      o     an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
            Pooled Mortgage Loan),

      o     the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
            Appraisal Trigger Event referred to in the first bullet of this definition, and

      o     either--

            1.    no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or
                  REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

            2.    there has been a material change in the circumstances
                  surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer

                                      S-197

will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

      For purposes of the definition of PCFII Change of Control Event, any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan up to the full principal balance thereof). For all other purposes, an Appraisal Reduction
Amount will be calculated only with respect to the related Pooled Mortgage Loan.

      Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loans in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

      An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

      "Appraisal Trigger Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

      o     the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

            1.    materially affects the amount or timing of any payment of
                  principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with
                  respect to the mortgage loan;

            2.    except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                  prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

            3.    in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or
                  materially reduces the likelihood of timely payment of amounts due thereon;

      o     the mortgaged property securing the mortgage loan becomes an REO
            Property;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event;
            and

      o     the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

      The "Appraisal Trigger Event" (or the equivalent) with respect to the RLJ
Hotel Portfolio Loan Group is defined under the Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

      "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such

                                      S-198

properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

      "ARD" means anticipated repayment date.

      "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

      "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

      1.    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
            "Description of the Offered Certificates--Distribution Account" in
            this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
            Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a)   monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject
                  distribution date occurs;

            (b)   with limited exception involving the Non-Trust-Serviced Pooled
                  Mortgage Loan and pooled mortgage loans that have due dates occurring after the end of the related collection period,
                  payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

            (c)   amounts that are payable or reimbursable from that collection account to any person other than the series 2006-PWR13
                  certificateholders in accordance with any of clauses 2 through
                  6 below;

      2.    to pay or reimburse one or more parties to the series 2006-PWR13 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

      3.    to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2006-PWR13 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

      4.    to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

      5.    to withdraw amounts deposited in the collection account in error;
            and

      6.    to clear and terminate the collection account upon the termination of the series 2006-PWR13 pooling and servicing agreement.

                                      S-199

      "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

      1.    the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
            "Description of the Offered Certificates--Distribution
            Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2006-PWR13 certificates as described in this prospectus supplement);

            o     any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

            o     any amounts that may be withdrawn from the certificate
                  administrator's distribution account, as described under
                  "Description of the Offered Certificates--Distribution
                  Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2006-PWR13
                  certificates, including if such distribution date occurs
                  during January, other than a leap year, or February of any year subsequent to 2006, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                  certificate administrator's interest reserve account; plus

      2.    if such distribution date occurs during March of any year subsequent to 2006 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an
            Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

      The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2006-PWR13 certificates on each distribution date.

      "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and
(ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

      o     under no circumstances will the Base Interest Fraction be greater than one;

      o     if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class of certificates, then the Base Interest Fraction will equal zero; and

      o     if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class of certificates, then the Base Interest Fraction shall be equal to 1.0.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "CBD" means, with respect to a particular jurisdiction, its central business district.

      "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

      o     two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

                                      S-200

      o     the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
            H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
            Certificates--Reductions of Certificate Principal Balances in
            Connection with Realized Losses and Additional Trust Fund Expenses"
            in this prospectus supplement.

      "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

      "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in
Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than
12 months. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

      "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

      "Default Interest" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

      "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

      o     if a discount rate was used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

                                      S-201

      o     if a discount rate was not used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
            Statistical Release H.15--Selected Interest Rates under the heading
            "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S.
            Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

      For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

      "DOL" means the U.S. Department of Labor.

      "DTC" means The Depository Trust Company.

      "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than
"AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P) and "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least
$50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to
Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and
"F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by
S&P and "AA-" by Fitch (or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Trust
Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that such subsidiary's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by S&P "AA- and " by Fitch
(or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in the account for more than 30 days, or (v) an account maintained with another insured depository institution that is acceptable to (among other persons) each
Rating Agency (as evidenced by a written confirmation to the trustee from each
Rating Agency that the use of such account would not, in and of itself, result in a qualification, downgrade or withdrawal with respect to any class of series
2006-PWR13 certificates that are rated by such Rating Agency).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear" means The Euroclear System.

      "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

                                      S-202

      "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2006-PWR13 pooling and servicing agreement:

      o     either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

      o     any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

      o     any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2006-PWR13 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

      o     any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-PWR13 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR13 pooling and servicing agreement or by series
            2006-PWR13 certificateholders entitled to not less than 25% of the series 2006-PWR13 voting rights or, if affected by the failure, by a
            Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
            30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
            2006-PWR13 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-PWR13 certificateholders or a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR13 pooling and servicing agreement, by series 2006-PWR13 certificateholders entitled to not less than 25% of the series 2006-PWR13 voting rights or, if affected by the breach, by a Non-Pooled Subordinate
            Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2006-PWR13 pooling and servicing agreement to a Trust-Serviced Non-Pooled
            Noteholder and such failure continues for one business day;

                                      S-203

      o     a master servicer or a special servicer is removed from S&P's Select
            Servicer List as a U.S. Commercial Mortgage Master Servicer or a
            U.S. Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2006-PWR13 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

      o     a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch and, in either case, that rating is not reinstated within 30 days.

      When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

      Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

      "Exemption-Favored Party" means any of the following--

      o     Bear, Stearns & Co. Inc.,

      o     Morgan Stanley & Co. Incorporated,

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated,
            and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

      "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

      "FF&E" means furniture, fixtures and equipment.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Fitch" means Fitch, Inc.

      "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Issue Date" means the date of initial issuance of the series 2006-PWR13 certificates.

      "LaSalle" means LaSalle Bank National Association.

      "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

                                      S-204

      "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

      "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

      "Mansfield Village Square Loan Group" means, collectively, the Mansfield
Village Square Pooled Mortgage Loan and the Mansfield Village Square Non-Pooled
Subordinate Loan.

      "Mansfield Village Square Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Mansfield Village
Square".

      "Mansfield Village Square Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Mansfield Village Square Mortgaged Property as the
Mansfield Village Square Pooled Mortgage Loan and is subordinate in right of payment to the Mansfield Village Square Pooled Mortgage Loan.

      "Mansfield Village Square Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Mansfield Village Square Non-Pooled
Subordinate Loan.

      "Mansfield Village Square Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $16,500,000 that is secured by the mortgage instruments encumbering the Mansfield Village Square Mortgaged
Property.

      "Material Action" means, for any mortgage loan, any of the following actions except as otherwise described below:

      1.    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

      2.    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

      3.    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

      4.    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

      5.    any release of collateral for any mortgage loan;

      6.    any acceptance of substitute or additional collateral for a mortgage loan;

      7.    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

      8.    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

      9.    any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

      10.   any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

                                      S-205

      Notwithstanding the foregoing, for purposes of the general approval rights of the series 2006-PWR13 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2006-PWR13 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2006-PWR13 controlling class representative:

      o     a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
            $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

      o     a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

      o     approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

      Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of each PCFII Mortgage Loan Group:

      o     any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan
            Group;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

      o     any proposed sale of the related mortgaged property after it becomes
            REO Property;

      o     any acceptance of a discounted payoff of any portion of the applicable Mortgage Loan Group;

      o     any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
            environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of material collateral for the applicable Mortgage Loan
            Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

                                      S-206

      o     any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

      o     any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group)
            from liability under such Mortgage Loan Group;

      o     any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

      o     any adoption or approval of a plan in bankruptcy of the borrower.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage Loan Group" means one or more of the RLJ Hotel Portfolio Loan
Group, Mansfield Village Square Loan Group, Sheldon Palms Apartments Loan Group
and Savannah Apartments Loans Group, as applicable.

      "Mortgage Loan Group Intercreditor Agreement" means one or both of the RLJ
Hotel Portfolio Intercreditor Agreement, Mansfield Village Square Intercreditor
Agreement, Sheldon Palms Apartments Intercreditor Agreement and Savannah
Apartments Loan Group, as applicable.

      "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

      o     in the case of a mortgage loan that accrues interest on a 30/360
            Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
            Date, minus the Administrative Fee Rate for that mortgage loan.

      o     in the case of a mortgage loan that accrues interest on an
            Actual/360 Basis, twelve times a fraction, expressed as a
            percentage--

            1.    the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                  equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated
                  Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by
                  (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

            2.    the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year

                                      S-207

subsequent to 2006 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

      The Mortgage Pass-Through Rate of each pooled mortgage loan:

      o     will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

      o     in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

      "Nationwide Life" means Nationwide Life Insurance Company.

      "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

      o     the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

      o     the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

      "Non-Pooled Mortgage Loan" means any of the RLJ Hotel Portfolio Non-Pooled
Pari Passu Companion Loans, the Mansfield Village Square Non-Pooled Subordinate
Loan, Sheldon Palms Apartments Non-Pooled Subordinate Loan and Savannah
Apartments Non-Pooled Subordinate Loan, as applicable.

      "Non-Pooled Pari Passu Companion Loan" means any RLJ Hotel Portfolio
Non-Pooled Pari Passu Companion Loan.

      "Non-Pooled Subordinate Loan" means any of the Mansfield Village Square
Non-Pooled Subordinate Loan, Sheldon Palms Apartments Non-Pooled Subordinate
Loan and Savannah Apartments Non-Pooled Subordinate Loan, as applicable.

      "Non-Pooled Subordinate Noteholder" means any of the holder of the promissory note evidencing the Mansfield Village Square Non-Pooled Subordinate
Loan, the holder of the promissory note evidencing the Sheldon Palms Apartments
Non-Pooled Subordinate Loan and the holder of the promissory note evidencing the
Savannah Apartments Non-Pooled Subordinate Loan, as applicable.

      "Non-Trust-Serviced Pooled Mortgage Loan" means the RLJ Hotel Portfolio
Pooled Mortgage Loan.

      "Non-Trust Servicing Agreement" means the WCMSI 2006-C27 Pooling and
Servicing Agreement.

      "NRA" means net rentable area.

      "NRSF" means net rentable square feet.

      "PAR" means Prudential Asset Resources, Inc.

      "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

      "PCF" means Principal Commercial Funding, LLC.

                                      S-208

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Change of Control Event" means, with respect to any PCFII Mortgage
Loan Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in
effect as of such date of determination and allocable to the related PCF
Non-Pooled Subordinate Loan and (z) any realized losses allocated to the related
Non-Pooled Subordinate Loan is less than (b) 25% of the difference between (x)
the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

      "PCFII Mortgage Loan Group" means one or more of the Mansfield Village
Square Loan Group and the Sheldon Palms Apartments Loan Group, as applicable.

      "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

      "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

      o     if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

      o     if the related mortgaged property is a unit in a condominium, the related condominium declaration.

      "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2006-PWR13 pooling and servicing agreement.

                                      S-209

      "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

      "PMCC" means Prudential Mortgage Capital Company, LLC.

      "PMCF" means Prudential Mortgage Capital Funding, LLC.

      "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2006-PWR13 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

      "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2006-PWR13 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

      "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

      "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

      1.    all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

      2.    all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

                                      S-210

      3.    all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

      4.    all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the
Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Certain
Remittance Provisions and Coverage for Related Potential Shortfalls".

      In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

      o     any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

                  1.    first, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan
                        (until such portion, net of all subtractions pursuant to
                        clauses (I)(A), (B) and (C) arising from pooled mortgage
                        loans in that loan group, is equal to zero), and

                  2.    then, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the other loan group (until such portion, net of all
                        such subtractions pursuant to clauses (I)(A), (B) and
                        (C) arising from pooled mortgage loans in that loan
                        group and all subtractions as described in this clause
                        2, is equal to zero); and

      o     any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

                                      S-211

                  1.    first, if the attributable portion of the Principal
                        Distribution Amount for the unrelated loan group (that
                        is, the loan group that does not include that pooled
                        mortgage loan) was previously reduced on account of that
                        particular pooled mortgage loan or any other pooled
                        mortgage loan in the same loan group as that particular
                        pooled mortgage loan, as an increase in the portion of
                        the Principal Distribution Amount that is otherwise
                        attributable to the loan group that does not include
                        that pooled mortgage loan, until the cumulative amount
                        of these increases under this clause 1 is equal to the
                        cumulative reductions to the attributable portion of
                        Principal Distribution Amount for that loan group on
                        account of pooled mortgage loans not included in that
                        loan group, and

                  2.    then, as an increase in the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan.

      For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

      The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

      "PSF" means per square foot.

      "PTE" means prohibited transaction exemption.

      "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2006-PWR13 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

      "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

      o     the outstanding principal balance of that mortgage loan;

      o     all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

      o     all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

      o     all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

      o     all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

      o     in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related
            Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

      "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

                                      S-212

      "Rating Agency" means each of S&P and Fitch.

      "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the applicable master servicer and/or the special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

      "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
Pari Passu Companion Loans. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2006-PWR13 trust fund.

      "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

      "Restricted Group" means, collectively, the following persons and entities--

      o     the trustee,

      o     the Exemption-Favored Parties,

      o     us,

      o     the master servicers,

      o     the special servicers,

      o     the primary servicers,

                                      S-213

      o     any sub-servicers,

      o     any person responsible for servicing the Non-Trust-Serviced Pooled
            Mortgage Loan or any related REO Property,

      o     the mortgage loan sellers,

      o     each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

      o     any and all affiliates of any of the aforementioned persons.

      "RLJ Hotel Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the RLJ Hotel Portfolio Pooled Mortgage
Loan and the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans.

      "RLJ Hotel Portfolio Loan Group" means the RLJ Hotel Portfolio Pooled
Mortgage Loan and the RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans,
together.

      "RLJ Hotel Portfolio Mortgaged Properties" means the mortgaged properties identified on Appendix B to this prospectus supplement as "RLJ Hotel Portfolio".

      "RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans" means the loans in the aggregate original principal amount of $429,504,870 that are secured by the same mortgage instrument encumbering the RLJ Hotel Portfolio
Mortgaged Properties as the RLJ Hotel Portfolio Pooled Mortgage Loan and are
pari passu in right of payment with the RLJ Hotel Portfolio Pooled Mortgage
Loan. The RLJ Hotel Portfolio Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

      "RLJ Hotel Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $75,044,000 secured by the RLJ Hotel
Portfolio Mortgaged Properties.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Savannah Apartments Loan Group" means, collectively, the Savannah
Apartments Pooled Mortgage Loan and the Savannah Apartments Non-Pooled
Subordinate Loan.

      "Savannah Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Savannah Apartments".

      "Savannah Apartments Non-Pooled Subordinate Loan" means the loan in the original principal amount of $375,000 that is secured by the same mortgage instruments encumbering the Savannah Apartments Mortgaged Property as the
Savannah Apartments Pooled Mortgage Loan and is subordinate in right of payment to the Savannah Apartments Pooled Mortgage Loan.

      "Savannah Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Savannah Apartments Non-Pooled Subordinate
Loan.

      "Savannah Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $5,950,000 that is secured by the mortgage instruments encumbering the Savannah Apartments Mortgaged Property.

      "SEC" means the Securities and Exchange Commission.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the

                                      S-214

servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2006-PWR13 pooling and servicing agreement:

      o     in the best interests and for the benefit of the series 2006-PWR13 certificateholders (or, in the case of a Trust-Serviced Mortgage
            Loan Group, for the benefit of the series 2006-PWR13
            certificateholders and the related Trust-Serviced Non-Pooled
            Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of the Trust-Serviced Mortgage Loan Groups containing Non-Pooled Subordinate Loans, that the interests of the
            Non-Pooled Subordinate Noteholders are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan
            Group Intercreditor Agreement),

      o     in accordance with any and all applicable laws, the terms of the series 2006-PWR13 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
            Mortgage Loan Group, the terms of the related Mortgage Loan Group
            Intercreditor Agreement, and

      o     to the extent consistent with the foregoing, in accordance with the following standards:

            o     with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage
                  loans and any REO Properties for which it is responsible under the series 2006-PWR13 pooling and servicing agreement;

            o     with a view to--

                  1.    in the case of the master servicers, the timely
                        collection of all scheduled payments of principal and
                        interest under those mortgage loans,

                  2.    in the case of the master servicers, the full collection
                        of all Yield Maintenance Charges and Prepayment Premiums
                        that may become payable under those mortgage loans, and

                  3.    in the case of the special servicers, if a mortgage loan
                        comes into and continues in default and, in the good
                        faith and reasonable judgment of the applicable special
                        servicer, no satisfactory arrangements can be made for
                        the collection of the delinquent payments, including
                        payments of Yield Maintenance Charges, Prepayment
                        Premiums, Default Interest and late payment charges, or
                        the related mortgaged property becomes an REO Property,
                        the maximization of the recovery of principal and
                        interest on that defaulted mortgage loan to the series
                        2006-PWR13 certificateholders (or, in the case of a
                        Trust-Serviced Mortgage Loan Group, for the benefit of
                        the series 2006-PWR13 certificateholders and the related
                        Trust-Serviced Non-Pooled Noteholder(s)), as a
                        collective whole, on a present value basis (it being
                        understood, in the case of the Trust-Serviced Mortgage
                        Loan Groups containing Non-Pooled Subordinate Loans,
                        that the interests of the Non-Pooled Subordinate
                        Noteholders are junior promissory notes, subject to the
                        terms and conditions of the related Mortgage Loan Group
                        Intercreditor Agreement); and

                  without regard to--

                  1.    any known relationship that the applicable master
                        servicer or the applicable special servicer, as the case
                        may be, or any of its affiliates may have with any of
                        the underlying borrowers, any of the mortgage loan
                        sellers or any other party to the series 2006-PWR13
                        pooling and servicing agreement,

                                      S-215

                  2.    the ownership of any series 2006-PWR13 certificate or
                        any interest in any Non-Pooled Mortgage Loan by the
                        applicable master servicer or the applicable special
                        servicer, as the case may be, or by any of its
                        affiliates,

                  3.    the obligation of the applicable master servicer to make
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2006-PWR13
                        pooling and servicing agreement,

                  4.    the obligation of the applicable special servicer to
                        make, or to direct the applicable master servicer to
                        make, servicing advances or otherwise to incur servicing
                        expenses with respect to any mortgage loan or REO
                        property serviced or administered, respectively, under
                        the series 2006-PWR13 pooling and servicing agreement,

                  5.    the right of the applicable master servicer or the
                        applicable special servicer, as the case may be, or any
                        of its affiliates to receive reimbursement of costs, or
                        the sufficiency of any compensation payable to it, under
                        the series 2006-PWR13 pooling and servicing agreement or
                        with respect to any particular transaction,

                  6.    the ownership, servicing and/or management by the
                        applicable master servicer or special servicer, as the
                        case may be, or any of its affiliates, of any other
                        mortgage loans or real property,

                  7.    the ownership by the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates of any other debt owed by, or secured by
                        ownership interests in, any of the borrowers or any
                        affiliate of a borrower, and

                  8.    the obligations of the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates to repurchase any pooled mortgage loan from
                        the trust fund, or to indemnify the trust fund, in any
                        event as a result of a material breach or a material
                        document defect.

      For the avoidance of doubt, the foregoing standards will apply with respect to the Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related
REO Property pursuant to the series 2006-PWR13 pooling and servicing agreement.

      "Servicing Transfer Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loan) and a Trust-Serviced
Non-Pooled Mortgage Loan, any of the following events:

      1.    the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due
            (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

      2.    the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

      3.    the applicable master servicer determines (in accordance with the
            Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable

                                      S-216

            master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that
            (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the
            Offered Certificates--Advances of Delinquent Monthly Debt Service
            Payments" in this prospectus supplement) prior to a refinancing or
            (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

      4.    the applicable master servicer determines that a non-payment default
            (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2006-PWR13 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

      5.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      6.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

      o     with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

      o     with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

      o     with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

      "SF" means square feet.

      "Sheldon Palms Apartments Loan Group" means, collectively, the Sheldon
Palms Apartments Pooled Mortgage Loan and the Sheldon Palms Apartments
Non-Pooled Subordinate Loan.

      "Sheldon Palms Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Sheldon Palms
Apartments".

      "Sheldon Palms Apartments Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Sheldon Palms Apartments Mortgaged Property

                                      S-217

as the Sheldon Palms Apartments Pooled Mortgage Loan and is subordinate in right of payment to the Sheldon Palms Apartments Pooled Mortgage Loan.

      "Sheldon Palms Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Sheldon Palms Apartments Non-Pooled
Subordinate Loan.

      "Sheldon Palms Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $13,200,000 that is secured by the mortgage instruments encumbering the Sheldon Palms Apartments Mortgaged
Property.

      "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

      "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

      o     will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

      o     will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
            Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
            Offered Certificates -- Reductions of Certificate Principal Balances
            in Connection with Realized Losses and Additional Trust Fund
            Expenses") incurred with respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

      "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

      "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2006-PWR13 certificates and the mortgage loans in the trust fund:

      o     except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

      o     the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2006-PWR13 certificates is as described in this prospectus supplement;

      o     the pass-through rate for each interest-bearing class of series
            2006-PWR13 certificates is as described in this prospectus supplement;

      o     no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

                                      S-218

      o     no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2006-PWR13 pooling and servicing agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees ,the master servicing fees
            (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the
            administrative fees payable with respect thereto under the Non-Trust
            Servicing Agreement;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2006-PWR13 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of any loan-specific provisions that are described on the "Footnotes to Appendix B and C" in this prospectus supplement;

      o     each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

      o     all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

      o     no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

      o     no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield
            Maintenance Charge, including any contemporaneous period when defeasance is permitted;

      o     each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only
            (and not the related Non-Pooled Subordinate Loan) in any Mortgage
            Loan Group that includes any Non-Pooled Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

      o     no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

      o     no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
            "Description of the Offered Certificates--Termination of the Series
            2006-PWR13 Pooling and Servicing Agreement";

      o     no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
            Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

                                      S-219

      o     payments on the offered certificates are made on the 11th day of each month, commencing in October 2006; and

      o     the offered certificates are settled with investors on September 27,
            2006.

      "Trust-Serviced Mortgage Loan Group" means the Mansfield Village Square
Loan Group and the Sheldon Palms Apartments Loan Group.

      "Trust-Serviced Non-Pooled Mortgage Loan" means the Mansfield Village
Square Non-Pooled Subordinate Loan and the Sheldon Palms Apartments Non-Pooled
Subordinate Loan.

      "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

      "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

      "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

      "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

      "WCMSI 2006-C27" means the commercial mortgage securitization known as the
Wachovia Bank Commercial Mortgage Trust, Series 2006-C27.

      "WCMSI 2006-C27 Master Servicer" means the "master servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wachovia Bank, National Association.

      "WCMSI 2006-C27 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of August 1, 2006, between Wachovia Commercial
Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank,
National Association, as trustee.

      "WCMSI 2006-C27 Special Servicer" means the "special servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR Partners, Inc.

      "WCMSI 2006-C27 Trustee" means the "trustee" under the WCMSI 2006-C27
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "WFB" means Wells Fargo Bank, National Association.

                                      S-220

      "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-221

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                                   JASPER MALL

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

         0       7/1/2006       12,550,000
         1       8/1/2006       12,540,741              9,259         69,489                  78,748
         2       9/1/2006       12,531,431              9,310         69,437                  78,748
         3      10/1/2006       12,519,831             11,600         67,148                  78,748
         4      11/1/2006       12,510,405              9,426         69,322                  78,748
         5      12/1/2006       12,498,692             11,713         67,035                  78,748
         6       1/1/2007       12,489,149              9,543         69,205                  78,748
         7       2/1/2007       12,479,553              9,596         69,152                  78,748
         8       3/1/2007       12,463,217             16,336         62,412                  78,748
         9       4/1/2007       12,453,477              9,740         69,008                  78,748
        10       5/1/2007       12,441,459             12,018         66,730                  78,748
        11       6/1/2007       12,431,599              9,860         68,888                  78,748
        12       7/1/2007       12,419,464             12,135         66,613                  78,748
        13       8/1/2007       12,409,483              9,982         68,766                  78,748
        14       9/1/2007       12,399,446             10,037         68,711                  78,748
        15      10/1/2007       12,387,138             12,307         66,440                  78,748
        16      11/1/2007       12,376,977             10,161         68,587                  78,748
        17      12/1/2007       12,364,550             12,428         66,320                  78,748
        18       1/1/2008       12,354,264             10,286         68,462                  78,748
        19       2/1/2008       12,343,921             10,343         68,405                  78,748
        20       3/1/2008       12,329,112             14,810         63,938                  78,748
        21       4/1/2008       12,318,629             10,482         68,266                  78,748
        22       5/1/2008       12,305,889             12,740         66,007                  78,748
        23       6/1/2008       12,295,278             10,611         68,137                  78,748
        24       7/1/2008       12,282,413             12,865         65,882                  78,748
        25       8/1/2008       12,271,672             10,741         68,007                  78,748
        26       9/1/2008       12,260,872             10,800         67,948                  78,748
        27      10/1/2008       12,247,822             13,050         65,698                  78,748
        28      11/1/2008       12,236,890             10,932         67,816                  78,748
        29      12/1/2008       12,223,712             13,178         65,569                  78,748
        30       1/1/2009       12,212,646             11,066         67,682                  78,748
        31       2/1/2009       12,201,519             11,127         67,621                  78,748
        32       3/1/2009       12,183,793             17,727         61,021                  78,748
        33       4/1/2009       12,172,506             11,287         67,461                  78,748
        34       5/1/2009       12,158,983             13,523         65,224                  78,748
        35       6/1/2009       12,147,559             11,424         67,324                  78,748
        36       7/1/2009       12,133,902             13,657         65,091                  78,748
        37       8/1/2009       12,122,339             11,563         67,185                  78,748
        38       9/1/2009       12,110,712             11,627         67,121                  78,748
        39      10/1/2009       12,096,857             13,854         64,893                  78,748
        40      11/1/2009       12,085,089             11,768         66,980                  78,748
        41      12/1/2009       12,071,098             13,992         64,756                  78,748
        42       1/1/2010       12,059,187             11,911         66,837                  78,748

                                       I-1

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

        43       2/1/2010       12,047,210             11,977         66,771                  78,748
        44       3/1/2010       12,028,712             18,498         60,249                  78,748
        45       4/1/2010       12,016,567             12,145         66,602                  78,748
        46       5/1/2010       12,002,208             14,359         64,389                  78,748
        47       6/1/2010       11,989,916             12,292         66,456                  78,748
        48       7/1/2010       11,975,414             14,502         64,246                  78,748
        49       8/1/2010       11,975,414                 --         66,307                  66,307
        50       9/1/2010       11,975,414                 --         66,307                  66,307
        51      10/1/2010       11,975,414                 --         64,168                  64,168
        52      11/1/2010       11,975,414                 --         66,307                  66,307
        53      12/1/2010       11,975,414                 --         64,168                  64,168
        54       1/1/2011       11,975,414                 --         66,307                  66,307
        55       2/1/2011       11,975,414                 --         66,307                  66,307
        56       3/1/2011       11,975,414                 --         59,890                  59,890
        57       4/1/2011       11,975,414                 --         66,307                  66,307
        58       5/1/2011       11,975,414                 --         64,168                  64,168
        59       6/1/2011       11,975,414                 --         66,307                  66,307
        60       7/1/2011       11,975,414                 --         64,168                  64,168
        61       8/1/2011       11,960,041             15,373         66,307                  81,680
        62       9/1/2011       11,944,583             15,458         66,222                  81,680
        63      10/1/2011       11,926,906             17,677         64,003                  81,680
        64      11/1/2011       11,911,265             15,641         66,039                  81,680
        65      12/1/2011       11,893,410             17,855         63,825                  81,680
        66       1/1/2012       11,877,583             15,827         65,853                  81,680
        67       2/1/2012       11,861,668             15,914         65,766                  81,680
        68       3/1/2012       11,841,428             20,240         61,440                  81,680
        69       4/1/2012       11,825,314             16,115         65,565                  81,680
        70       5/1/2012       11,806,998             18,316         63,364                  81,680
        71       6/1/2012       11,790,692             16,305         65,375                  81,680
        72       7/1/2012       11,772,191             18,502         63,178                  81,680
        73       8/1/2012       11,755,693             16,498         65,182                  81,680
        74       9/1/2012       11,739,103             16,589         65,091                  81,680
        75      10/1/2012       11,720,325             18,778         62,902                  81,680
        76      11/1/2012       11,703,540             16,785         64,895                  81,680
        77      12/1/2012       11,684,572             18,969         62,711                  81,680
        78       1/1/2013       11,667,588             16,983         64,697                  81,680
        79       2/1/2013       11,650,511             17,077         64,603                  81,680
        80       3/1/2013       11,627,097             23,415         58,266                  81,680
        81       4/1/2013       11,609,795             17,301         64,379                  81,680
        82       5/1/2013       11,590,324             19,471         62,209                  81,680
        83       6/1/2013       11,572,819             17,505         64,175                  81,680
        84       7/1/2013       11,553,150             19,669         62,011                  81,680
        85       8/1/2013       11,535,439             17,711         63,969                  81,680
        86       9/1/2013       11,517,631             17,809         63,871                  81,680
        87      10/1/2013       11,497,666             19,965         61,715                  81,680
        88      11/1/2013       11,479,648             18,018         63,662                  81,680
        89      12/1/2013       11,459,480             20,168         61,512                  81,680
        90       1/1/2014       11,441,250             18,230         63,451                  81,680
        91       2/1/2014       11,422,920             18,330         63,350                  81,680

                                       I-2

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

        92       3/1/2014       11,398,367             24,553         57,127                  81,680
        93       4/1/2014       11,379,799             18,568         63,112                  81,680
        94       5/1/2014       11,359,096             20,703         60,977                  81,680
        95       6/1/2014       11,340,310             18,785         62,895                  81,680
        96       7/1/2014       11,319,396             20,915         60,765                  81,680
        97       8/1/2014       11,300,390             19,005         62,675                  81,680
        98       9/1/2014       11,281,280             19,110         62,570                  81,680
        99      10/1/2014       11,260,049             21,231         60,449                  81,680
       100      11/1/2014       11,240,715             19,334         62,346                  81,680
       101      12/1/2014       11,219,267             21,449         60,232                  81,680
       102       1/1/2015       11,199,707             19,560         62,120                  81,680
       103       2/1/2015       11,180,039             19,668         62,012                  81,680
       104       3/1/2015       11,154,272             25,767         55,913                  81,680
       105       4/1/2015       11,134,352             19,919         61,761                  81,680
       106       5/1/2015       11,112,334             22,018         59,662                  81,680
       107       6/1/2015       11,092,182             20,152         61,528                  81,680
       108       7/1/2015       11,069,938             22,244         59,436                  81,680
       109       8/1/2015       11,069,938                 --         61,294                  61,294
       110       9/1/2015       11,069,938                 --         61,294                  61,294
       111      10/1/2015       11,069,938                 --         59,316                  59,316
       112      11/1/2015       11,069,938                 --         61,294                  61,294
       113      12/1/2015       11,069,938                 --         59,316                  59,316
       114       1/1/2016       11,069,938                 --         61,294                  61,294
       115       2/1/2016       11,069,938                 --         61,294                  61,294
       116       3/1/2016       11,069,938                 --         57,339                  57,339
       117       4/1/2016       11,069,938                 --         61,294                  61,294
       118       5/1/2016       11,069,938                 --         59,316                  59,316
       119       6/1/2016       11,069,938                 --         61,294                  61,294
       120       7/1/2016               --         11,069,938         59,316              11,129,254

                                       I-3

                              AMORTIZATION SCHEDULE

                    BRANDYWINE & FOUNTAIN TERRACE APARTMENTS

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

         0       6/1/2005       15,000,000
         1       7/1/2005       14,945,228             54,772         66,125                 120,897
         2       8/1/2005       14,892,410             52,818         68,080                 120,897
         3       9/1/2005       14,839,352             53,058         67,839                 120,897
         4      10/1/2005       14,783,871             55,481         65,417                 120,897
         5      11/1/2005       14,730,318             53,553         67,345                 120,897
         6      12/1/2005       14,674,357             55,961         64,936                 120,897
         7       1/1/2006       14,620,306             54,052         66,846                 120,897
         8       2/1/2006       14,566,008             54,298         66,600                 120,897
         9       3/1/2006       14,505,041             60,966         59,931                 120,897
        10       4/1/2006       14,450,218             54,823         66,074                 120,897
        11       5/1/2006       14,393,022             57,196         63,701                 120,897
        12       6/1/2006       14,338,200             54,822         67,051                 121,874
        13       7/1/2006       14,280,968             57,232         64,641                 121,874
        14       8/1/2006       14,225,624             55,344         66,529                 121,874
        15       9/1/2006       14,170,022             55,602         66,272                 121,874
        16      10/1/2006       14,112,032             57,990         63,883                 121,874
        17      11/1/2006       14,055,901             56,131         65,742                 121,874
        18      12/1/2006       13,997,396             58,505         63,369                 121,874
        19       1/1/2007       13,940,731             56,665         65,208                 121,874
        20       2/1/2007       13,883,802             56,929         64,944                 121,874
        21       3/1/2007       13,820,348             63,454         58,420                 121,874
        22       4/1/2007       13,762,858             57,490         64,384                 121,874
        23       5/1/2007       13,703,032             59,826         62,048                 121,874
        24       6/1/2007       13,644,996             58,036         63,837                 121,874
        25       7/1/2007       13,584,639             60,357         61,516                 121,874
        26       8/1/2007       13,526,051             58,588         63,286                 121,874
        27       9/1/2007       13,467,190             58,861         63,013                 121,874
        28      10/1/2007       13,406,031             61,159         60,715                 121,874
        29      11/1/2007       13,346,611             59,420         62,453                 121,874
        30      12/1/2007       13,284,908             61,703         60,171                 121,874
        31       1/1/2008       13,224,924             59,984         61,889                 121,874
        32       2/1/2008       13,164,660             60,264         61,610                 121,874
        33       3/1/2008       13,100,159             64,501         57,372                 121,874
        34       4/1/2008       13,039,314             60,845         61,029                 121,874
        35       5/1/2008       12,976,226             63,088         58,786                 121,874
        36       6/1/2008       12,914,804             61,422         60,451                 121,874
        37       7/1/2008       12,851,154             63,649         58,224                 121,874
        38       8/1/2008       12,789,149             62,005         59,869                 121,874
        39       9/1/2008       12,726,856             62,294         59,580                 121,874
        40      10/1/2008       12,662,359             64,497         57,377                 121,874
        41      11/1/2008       12,599,474             62,885         58,989                 121,874
        42      12/1/2008       12,534,403             65,071         56,803                 121,874
        43       1/1/2009       12,470,923             63,481         58,393                 121,874
        44       2/1/2009       12,407,147             63,776         58,097                 121,874

                                      I-4

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

        45       3/1/2009       12,337,480             69,667         52,207                 121,874
        46       4/1/2009       12,273,082             64,398         57,476                 121,874
        47       5/1/2009       12,206,539             66,542         55,331                 121,874
        48       6/1/2009       12,141,531             65,008         56,866                 121,874
        49       7/1/2009       12,074,396             67,135         54,738                 121,874
        50       8/1/2009       12,008,772             65,624         56,250                 121,874
        51       9/1/2009       11,942,843             65,929         55,944                 121,874
        52      10/1/2009       11,874,811             68,031         53,842                 121,874
        53      11/1/2009       11,808,258             66,553         55,320                 121,874
        54      12/1/2009       11,739,620             68,638         53,236                 121,874
        55       1/1/2010       11,672,437             67,183         54,690                 121,874
        56       2/1/2010       11,604,941             67,496         54,377                 121,874
        57       3/1/2010       11,531,898             73,043         48,831                 121,874
        58       4/1/2010       11,463,747             68,151         53,723                 121,874
        59       5/1/2010       11,393,556             70,191         51,682                 121,874
        60       6/1/2010       11,324,761             68,795         53,078                 121,874
        61       7/1/2010       11,253,943             70,818         51,056                 121,874
        62       8/1/2010       11,184,497             69,446         52,428                 121,874
        63       9/1/2010       11,114,728             69,769         52,104                 121,874
        64      10/1/2010       11,042,963             71,765         50,109                 121,874
        65      11/1/2010       10,972,535             70,429         51,445                 121,874
        66      12/1/2010       10,900,129             72,406         49,468                 121,874
        67       1/1/2011       10,829,035             71,094         50,779                 121,874
        68       2/1/2011       10,757,610             71,425         50,448                 121,874
        69       3/1/2011       10,681,002             76,608         45,266                 121,874
        70       4/1/2011       10,608,887             72,115         49,759                 121,874
        71       5/1/2011       10,534,842             74,045         47,828                 121,874
        72       6/1/2011       10,462,046             72,796         49,078                 121,874
        73       7/1/2011       10,387,339             74,707         47,166                 121,874
        74       8/1/2011       10,313,856             73,483         48,391                 121,874
        75       9/1/2011       10,240,031             73,825         48,048                 121,874
        76      10/1/2011       10,164,322             75,708         46,165                 121,874
        77      11/1/2011       10,089,801             74,522         47,352                 121,874
        78      12/1/2011       10,013,415             76,385         45,488                 121,874
        79       1/1/2012        9,938,190             75,225         46,649                 121,874
        80       2/1/2012        9,862,615             75,575         46,298                 121,874
        81       3/1/2012        9,783,723             78,892         42,982                 121,874
        82       4/1/2012        9,707,428             76,295         45,579                 121,874
        83       5/1/2012        9,629,319             78,109         43,764                 121,874
        84       6/1/2012        9,552,305             77,014         44,859                 121,874
        85       7/1/2012        9,473,496             78,809         43,065                 121,874
        86       8/1/2012        9,395,756             77,740         44,133                 121,874
        87       9/1/2012        9,317,654             78,102         43,771                 121,874
        88      10/1/2012        9,237,787             79,866         42,007                 121,874
        89      11/1/2012        9,158,949             78,838         43,035                 121,874
        90      12/1/2012        9,078,367             80,582         41,292                 121,874
        91       1/1/2013        8,998,786             79,581         42,293                 121,874
        92       2/1/2013        8,918,834             79,952         41,922                 121,874
        93       3/1/2013        8,834,489             84,345         37,528                 121,874

                                      I-5

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

        94       4/1/2013        8,753,772             80,717         41,156                 121,874
        95       5/1/2013        8,671,364             82,409         39,465                 121,874
        96       6/1/2013        8,589,887             81,477         40,397                 121,874
        97       7/1/2013        8,506,739             83,147         38,726                 121,874
        98       8/1/2013        8,424,495             82,244         39,630                 121,874
        99       9/1/2013        8,341,868             82,627         39,246                 121,874
       100      10/1/2013        8,257,602             84,266         37,608                 121,874
       101      11/1/2013        8,174,198             83,405         38,469                 121,874
       102      12/1/2013        8,089,176             85,022         36,852                 121,874
       103       1/1/2014        8,004,987             84,189         37,684                 121,874
       104       2/1/2014        7,920,406             84,581         37,292                 121,874
       105       3/1/2014        7,831,860             88,546         33,327                 121,874
       106       4/1/2014        7,746,472             85,388         36,486                 121,874
       107       5/1/2014        7,659,522             86,950         34,924                 121,874
       108       6/1/2014        7,573,331             86,191         35,683                 121,874
       109       7/1/2014        7,485,601             87,730         34,143                 121,874
       110       8/1/2014        7,398,599             87,001         34,873                 121,874
       111       9/1/2014        7,311,193             87,406         34,467                 121,874
       112      10/1/2014        7,222,281             88,912         32,961                 121,874
       113      11/1/2014        7,134,053             88,228         33,646                 121,874
       114      12/1/2014        7,044,342             89,711         32,163                 121,874
       115       1/1/2015        6,955,286             89,057         32,817                 121,874
       116       2/1/2015        6,865,814             89,472         32,402                 121,874
       117       3/1/2015        6,772,830             92,984         28,890                 121,874
       118       4/1/2015        6,682,509             90,322         31,552                 121,874
       119       5/1/2015        6,590,762             91,747         30,127                 121,874
       120       6/1/2015        6,499,593             91,170         30,704                 121,874
       121       7/1/2015        6,407,021             92,571         29,302                 121,874
       122       8/1/2015        6,314,996             92,026         29,848                 121,874
       123       9/1/2015        6,222,541             92,454         29,419                 121,874
       124      10/1/2015        6,128,721             93,820         28,053                 121,874
       125      11/1/2015        6,035,399             93,322         28,551                 121,874
       126      12/1/2015        5,940,735             94,664         27,210                 121,874
       127       1/1/2016        5,846,537             94,198         27,676                 121,874
       128       2/1/2016        5,751,900             94,637         27,237                 121,874
       129       3/1/2016        5,655,094             96,806         25,067                 121,874
       130       4/1/2016        5,559,565             95,529         26,345                 121,874
       131       5/1/2016        5,462,756             96,809         25,064                 121,874
       132       6/1/2016        5,366,331             96,425         25,449                 121,874
       133       7/1/2016        5,268,651             97,680         24,193                 121,874
       134       8/1/2016        5,171,322             97,329         24,545                 121,874
       135       9/1/2016        5,073,540             97,782         24,091                 121,874
       136      10/1/2016        4,974,539             99,000         22,873                 121,874
       137      11/1/2016        4,875,840             98,699         23,174                 121,874
       138      12/1/2016        4,775,949             99,892         21,982                 121,874
       139       1/1/2017        4,676,324             99,624         22,249                 121,874
       140       2/1/2017        4,576,236            100,088         21,785                 121,874
       141       3/1/2017        4,473,618            102,618         19,256                 121,874
       142       4/1/2017        4,372,586            101,033         20,841                 121,874

                                      I-6

  PERIOD          DATE          BALANCE ($)       PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
----------     -----------    --------------     ---------------   -------------    ------------------

       143       5/1/2017        4,270,425            102,160         19,713                 121,874
       144       6/1/2017        4,168,446            101,979         19,894                 121,874
       145       7/1/2017        4,065,365            103,081         18,793                 121,874
       146       8/1/2017        3,962,430            102,935         18,939                 121,874
       147       9/1/2017        3,859,016            103,414         18,459                 121,874
       148      10/1/2017        3,754,541            104,476         17,398                 121,874
       149      11/1/2017        3,650,158            104,383         17,491                 121,874
       150      12/1/2017        3,544,741            105,417         16,456                 121,874
       151       1/1/2018        3,439,381            105,360         16,514                 121,874
       152       2/1/2018        3,333,530            105,851         16,023                 121,874
       153       3/1/2018        3,225,683            107,847         14,027                 121,874
       154       4/1/2018        3,118,837            106,846         15,027                 121,874
       155       5/1/2018        3,011,024            107,813         14,061                 121,874
       156       6/1/2018        2,903,178            107,846         14,027                 121,874
       157       7/1/2018        2,794,393            108,785         13,088                 121,874
       158       8/1/2018        2,685,537            108,856         13,018                 121,874
       159       9/1/2018        2,576,174            109,363         12,511                 121,874
       160      10/1/2018        2,465,915            110,259         11,614                 121,874
       161      11/1/2018        2,355,529            110,386         11,488                 121,874
       162      12/1/2018        2,244,275            111,254         10,620                 121,874
       163       1/1/2019        2,132,857            111,418         10,455                 121,874
       164       2/1/2019        2,020,920            111,937          9,936                 121,874
       165       3/1/2019        1,907,550            113,370          8,504                 121,874
       166       4/1/2019        1,794,563            112,987          8,887                 121,874
       167       5/1/2019        1,680,780            113,783          8,090                 121,874
       168       6/1/2019        1,566,736            114,043          7,830                 121,874
       169       7/1/2019        1,451,926            114,810          7,063                 121,874
       170       8/1/2019        1,336,816            115,110          6,764                 121,874
       171       9/1/2019        1,221,171            115,646          6,228                 121,874
       172      10/1/2019        1,104,802            116,368          5,505                 121,874
       173      11/1/2019          988,076            116,727          5,147                 121,874
       174      12/1/2019          870,657            117,419          4,455                 121,874
       175       1/1/2020          752,839            117,817          4,056                 121,874
       176       2/1/2020          634,473            118,366          3,507                 121,874
       177       3/1/2020          515,365            119,108          2,765                 121,874
       178       4/1/2020          395,892            119,473          2,401                 121,874
       179       5/1/2020          275,803            120,089          1,785                 121,874
       180       6/1/2020               --            275,803          1,285                 277,088

                                      I-7

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                          CLASS A-AB                                CLASS A-AB                                 CLASS A-AB
                           PLANNED                                   PLANNED                                     PLANNED
                          PRINCIPAL                                 PRINCIPAL                                   PRINCIPAL
DISTRIBUTION DATE        BALANCE ($)         DISTRIBUTION DATE     BALANCE ($)          DISTRIBUTION DATE      BALANCE ($)
-----------------       --------------       -----------------    --------------        -----------------     -------------

October 2006            136,100,000.00       December 2009        136,100,000.00        February 2013         90,861,000.00
November 2006           136,100,000.00       January 2010         136,100,000.00        March 2013            87,279,000.00
December 2006           136,100,000.00       February 2010        136,100,000.00        April 2013            84,630,000.00
January 2007            136,100,000.00       March 2010           136,100,000.00        May 2013              81,700,000.00
February 2007           136,100,000.00       April 2010           136,100,000.00        June 2013             79,100,000.00
March 2007              136,100,000.00       May 2010             136,100,000.00        July 2013             76,200,000.00
April 2007              136,100,000.00       June 2010            136,100,000.00        August 2013           73,601,000.00
May 2007                136,100,000.00       July 2010            136,100,000.00        September 2013        70,910,000.00
June 2007               136,100,000.00       August 2010          136,100,000.00        October 2013          67,957,000.00
July 2007               136,100,000.00       September 2010       136,100,000.00        November 2013         65,297,000.00
August 2007             136,100,000.00       October 2010         136,100,000.00        December 2013         62,375,000.00
September 2007          136,100,000.00       November 2010        136,100,000.00        January 2014          59,685,000.00
October 2007            136,100,000.00       December 2010        136,100,000.00        February 2014         56,981,000.00
November 2007           136,100,000.00       January 2011         136,100,000.00        March 2014            53,342,000.00
December 2007           136,100,000.00       February 2011        136,100,000.00        April 2014            50,605,000.00
January 2008            136,100,000.00       March 2011           136,100,000.00        May 2014              47,548,000.00
February 2008           136,100,000.00       April 2011           136,100,000.00        June 2014             44,781,000.00
March 2008              136,100,000.00       May 2011             136,100,000.00        July 2014             41,694,000.00
April 2008              136,100,000.00       June 2011            136,100,000.00        August 2014           38,896,000.00
May 2008                136,100,000.00       July 2011            136,100,000.00        September 2014        36,083,000.00
June 2008               136,100,000.00       August 2011          136,100,000.00        October 2014          32,952,000.00
July 2008               136,100,000.00       September 2011       136,009,468.55        November 2014         30,108,000.00
August 2008             136,100,000.00       October 2011         133,291,000.00        December 2014         26,947,000.00
September 2008          136,100,000.00       November 2011        130,883,000.00        January 2015          24,071,000.00
October 2008            136,100,000.00       December 2011        128,139,000.00        February 2015         21,181,000.00
November 2008           136,100,000.00       January 2012         125,704,000.00        March 2015            17,372,000.00
December 2008           136,100,000.00       February 2012        123,256,000.00        April 2015            14,446,000.00
January 2009            136,100,000.00       March 2012           120,150,000.00        May 2015              11,205,000.00
February 2009           136,100,000.00       April 2012           117,673,000.00        June 2015              8,247,000.00
March 2009              136,100,000.00       May 2012             114,862,000.00        July 2015              2,925,000.00
April 2009              136,100,000.00       June 2012            112,357,000.00        August 2015                    0.00
May 2009                136,100,000.00       July 2012            109,519,000.00
June 2009               136,100,000.00       August 2012          106,986,000.00
July 2009               136,100,000.00       September 2012       104,440,000.00
August 2009             136,100,000.00       October 2012         101,562,000.00
September 2009          136,100,000.00       November 2012         98,987,000.00
October 2009            136,100,000.00       December 2012         96,081,000.00
November 2009           136,100,000.00       January 2013          93,478,000.00

                                      II-1

                                   APPENDIX A

                            MORTGAGE POOL INFORMATION

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                            PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                             AGGREGATE  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                       LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                   80      1,110,505,270         38.2    6.0391        119      1.43      1.30      72.2      65.2
Wells Fargo Bank, National
   Association                     106        762,311,320         26.2    6.1897        109      1.43      1.34      69.5      62.0
Prudential Mortgage Capital
   Funding                          37        391,613,501         13.5    6.1164        121      1.44      1.38      67.7      58.5
Principal Commercial Funding
   II, LLC                          49        347,958,187         12.0    6.1660        117      1.40      1.38      61.9      54.3
Nationwide Life Insurance
   Company                          18        166,696,671          5.7    5.9583        116      1.40      1.33      72.1      61.7
Principal Commercial Funding,
   LLC                              13        127,633,030          4.4    5.3508        103      1.84      1.72      59.1      49.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            303     $2,906,717,980        100.0%   6.0694%       116      1.44X     1.35X     69.1%     61.3%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                            PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                             AGGREGATE  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)          LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

899,362 - 2,000,000                 36         52,487,685          1.8    6.3660        112      1.52      1.49      60.8      52.5
2,000,001 - 3,000,000               40        101,761,091          3.5    6.2508        116      1.39      1.34      65.4      57.0
3,000,001 - 5,000,000               62        244,474,437          8.4    6.1667        115      1.46      1.40      64.3      55.5
5,000,001 - 7,000,000               44        273,411,540          9.4    6.1366        116      1.46      1.39      68.2      58.8
7,000,001 - 9,000,000               30        237,291,623          8.2    6.0914        121      1.48      1.36      68.6      57.6
9,000,001 - 11,000,000              19        188,989,215          6.5    6.1949        115      1.43      1.34      70.5      61.1
11,000,001 - 13,000,000             14        164,614,252          5.7    5.9482        116      1.57      1.47      68.2      61.8
13,000,001 - 15,000,000             16        228,130,732          7.8    5.9320        118      1.49      1.39      66.9      58.4
15,000,001 - 17,000,000              5         83,054,967          2.9    6.1726        117      1.41      1.29      72.6      64.6
17,000,001 - 19,000,000              7        127,172,803          4.4    5.8340        118      1.47      1.33      70.9      63.2
19,000,001 - 21,000,000              4         80,035,367          2.8    5.9032        116      1.38      1.27      74.8      66.0
21,000,001 - 31,000,000             15        380,571,417         13.1    6.0109        121      1.38      1.30      68.7      61.0
31,000,001 - 61,000,000              4        161,050,000          5.5    6.1471        106      1.44      1.31      72.6      69.0
61,000,001 - 80,000,000              4        268,119,000          9.2    6.1409        103      1.42      1.30      73.0      70.2
80,000,001 - 145,889,811             3        315,553,851         10.9    5.9783        118      1.44      1.36      69.9      61.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            303     $2,906,717,980        100.0%   6.0694%       116      1.44X     1.35X     69.1%     61.3%
====================================================================================================================================

Minimum: $899,362
Maximum: $145,889,811
Average: $9,593,129

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                               CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE        DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGED    CUT-OFF DATE     BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
STATE                           PROPERTIES     BALANCE ($)         (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                           69        644,015,524        22.2    6.1739        109      1.42      1.36      65.5      58.9
   Northern California               37        471,189,445        16.2    6.1906        106      1.40      1.35      65.9      59.6
   Southern California               32        172,826,078         5.9    6.1282        115      1.45      1.37      64.4      57.0
Georgia                              33        220,723,459         7.6    5.7229        109      1.52      1.32      71.9      67.0
New Jersey                           23        183,219,217         6.3    5.8164        122      1.46      1.36      65.5      53.4
Delaware                              6        171,353,396         5.9    5.9872        118      1.37      1.37      76.2      75.9
Florida                              22        166,243,951         5.7    6.0772        110      1.48      1.42      66.4      61.1
Texas                                32        161,199,211         5.5    6.2438        120      1.51      1.37      70.6      61.3
Pennsylvania                         14        142,964,724         4.9    5.9122        132      1.36      1.26      73.2      59.6
Arizona                              12        103,553,868         3.6    6.1677        117      1.36      1.26      68.0      59.7
Maryland                             11         88,296,994         3.0    6.1666        118      1.41      1.24      71.5      64.9
Minnesota                            14         81,556,993         2.8    5.9984        117      1.38      1.38      71.7      61.2
Michigan                             17         76,908,102         2.6    6.0296        118      1.49      1.40      72.7      64.0
Virginia                              8         64,217,110         2.2    6.2129        119      1.30      1.25      73.1      63.5
New York                             16         64,020,041         2.2    6.2878        129      1.31      1.25      69.3      55.9
Colorado                             12         51,167,088         1.8    6.3538        117      1.38      1.26      71.8      64.1
North Carolina                        7         50,920,275         1.8    6.1556        119      1.46      1.35      69.8      61.6
Ohio                                  4         49,845,814         1.7    5.8036        115      1.40      1.33      78.9      68.6
Nevada                                6         49,840,363         1.7    6.0947        118      1.51      1.31      70.4      64.1
Indiana                              14         47,533,702         1.6    6.0626        118      1.59      1.50      67.5      56.6
Louisiana                             2         44,079,793         1.5    6.2618        119      1.59      1.29      64.9      54.5
Wisconsin                             6         39,878,526         1.4    6.4288        119      1.39      1.39      67.3      55.6
Washington                            5         37,680,058         1.3    5.9864        118      1.40      1.40      64.7      55.1
Massachusetts                         7         35,949,840         1.2    6.0504        122      1.41      1.38      70.3      58.3
Utah                                  5         35,586,684         1.2    6.3087        118      1.36      1.34      74.8      64.6
Tennessee                             5         34,747,100         1.2    6.0203        112      1.47      1.45      69.2      60.3
Idaho                                 3         32,528,628         1.1    5.9544        119      1.87      1.59      53.3      49.3
Alabama                               3         32,071,431         1.1    6.4112        118      1.37      1.25      77.8      69.7
District of Columbia                  2         30,310,000         1.0    5.8595        115      1.43      1.20      71.6      65.4
Oregon                                3         28,598,657         1.0    6.0659        118      1.50      1.37      65.3      58.7
Illinois                              9         22,841,862         0.8    6.3055        106      1.55      1.39      66.3      61.6
Wyoming                               1         14,959,416         0.5    5.9400        117      1.39      1.39      73.7      62.7
Oklahoma                              2         14,169,485         0.5    6.5468        118      1.25      1.25      76.0      61.2
New Hampshire                         2         13,000,000         0.4    6.2772        118      1.60      1.60      59.0      59.0
Connecticut                           2         12,841,594         0.4    5.2770         87      2.24      2.24      53.2      52.1
Missouri                              3         12,024,555         0.4    6.2602        118      1.29      1.29      73.6      63.2
Rhode Island                          1         11,531,000         0.4    5.1700         82      2.04      2.04      58.3      58.3
Kansas                                2          7,777,564         0.3    6.1159        117      1.55      1.36      68.3      62.2
Kentucky                              3          6,584,696         0.2    6.3228        119      1.39      1.34      71.4      62.2
Iowa                                  1          6,280,000         0.2    6.1600        118      1.59      1.35      80.0      72.6
Montana                               1          5,961,514         0.2    6.2300        118      1.44      1.44      65.5      30.1
South Carolina                        1          4,286,000         0.1    5.1700         82      2.03      2.03      58.3      58.3
Hawaii                                1          4,000,000         0.1    6.4000        120      1.67      1.44      52.3      46.8
Maine                                 1          1,449,744         0.0    6.4800        119      1.28      1.28      69.4      59.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             391     $2,906,717,980       100.0%   6.0694%       116      1.44X     1.35X     69.1%     61.3%
====================================================================================================================================

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                              PERCENT
                                                                   BY
                                                            AGGREGATE             WEIGHTED           WEIGHTED  WEIGHTED
                                                              CUT-OFF  WEIGHTED    AVERAGE            AVERAGE   AVERAGE   WEIGHTED
                                 NUMBER OF       AGGREGATE       DATE   AVERAGE  REMAINING WEIGHTED      DSCR   CUT-OFF    AVERAGE
                                 MORTGAGED    CUT-OFF DATE    BALANCE  MORTGAGE       TERM  AVERAGE     AFTER      DATE    BALLOON
PROPERTY TYPE                   PROPERTIES     BALANCE ($)        (%)  RATE (%)     (MOS.) DSCR (X)    IO (X)   LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail                              126      1,003,811,610       34.5    6.0236        115     1.48      1.39      68.5      63.0
Office                               53        730,735,372       25.1    6.1242        112     1.39      1.31      69.2      61.4
Multifamily                          46        378,480,734       13.0    5.9502        123     1.42      1.33      68.6      58.4
Industrial                           70        356,822,292       12.3    6.0815        116     1.37      1.29      71.8      62.2
Hospitality                          72        334,194,798       11.5    6.1861        117     1.55      1.43      68.8      58.5
Mixed Use                            12         64,457,331        2.2    6.0878        115     1.40      1.26      70.1      62.8
Self Storage                          8         23,205,045        0.8    6.2595        107     1.44      1.44      62.2      53.3
Manufactured Housing Community        3         11,138,714        0.4    6.1535        119     1.68      1.55      64.5      57.7
Other                                 1          3,872,085        0.1    6.3600        119     1.15      1.15      70.4      60.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             391     $2,906,717,980      100.0%   6.0694%       116     1.44X     1.35X     69.1%     61.3%
==================================================================================================================================

MORTGAGE RATES

                                                              PERCENT
                                                                   BY
                                                            AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE       DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGE     CUT-OFF DATE    BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)                  LOANS       BALANCE ($)        (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

5.1300% - 5.2500%                     7         63,996,538        2.2    5.1728         82      2.10      2.04      57.2     55.9
5.2501% - 5.5000%                     8        171,028,418        5.9    5.4023        123      1.52      1.30      70.6     59.3
5.5001% - 5.7500%                    17        177,421,617        6.1    5.6236        125      1.41      1.32      72.7     59.7
5.7501% - 6.0000%                    38        643,593,050       22.1    5.9207        117      1.47      1.40      68.7     62.9
6.0001% - 6.2500%                   110        906,665,767       31.2    6.1451        115      1.43      1.32      70.1     63.2
6.2501% - 6.5000%                   105        868,041,241       29.9    6.3415        112      1.39      1.33      68.3     59.9
6.5001% - 6.7500%                    16         67,892,343        2.3    6.5921        133      1.34      1.30      67.4     52.8
6.7501% - 6.8800%                     2          8,079,006        0.3    6.7850        118      1.30      1.30      71.4     54.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             303     $2,906,717,980      100.0%   6.0694%       116      1.44X     1.35X     69.1%    61.3%
==================================================================================================================================

Minimum: 5.1300%
Maximum: 6.8800%
Weighted Average: 6.0694%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                              PERCENT
                                                                   BY
                                                            AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE       DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED         MORTGAGE     CUT-OFF DATE    BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)                    LOANS       BALANCE ($)        (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)    LTV (%)  LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

57 - 60                              13        120,785,697        4.2    6.1875         59      1.37      1.32      67.7     67.0
61 - 84                              11        138,381,020        4.8    5.8586         82      1.66      1.64      66.7     65.7
85 - 120                            270      2,548,617,180       87.7    6.0871        118      1.44      1.34      69.2     61.3
121 - 240                             9         98,934,083        3.4    5.7621        178      1.39      1.25      71.9     46.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             303     $2,906,717,980      100.0%   6.0694%       116      1.44X     1.35X     69.1%    61.3%
==================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                              PERCENT
                                                                   BY
                                                            AGGREGATE             WEIGHTED            WEIGHTED   WEIGHTED
                                                              CUT-OFF  WEIGHTED    AVERAGE             AVERAGE    AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE       DATE   AVERAGE  REMAINING  WEIGHTED      DSCR    CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE            MORTGAGE     CUT-OFF DATE    BALANCE  MORTGAGE       TERM   AVERAGE     AFTER       DATE   BALLOON
RATIO (X)                          LOANS       BALANCE ($)        (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                          21        250,427,513        8.6    6.1819        100      1.18      1.18      70.9      61.8
1.21 - 1.30                          75        439,656,952       15.1    6.2170        123      1.25      1.23      71.5      60.4
1.31 - 1.40                          58        727,920,124       25.0    6.1465        113      1.36      1.31      72.4      65.8
1.41 - 1.50                          62        677,053,379       23.3    5.9761        121      1.45      1.33      70.8      62.3
1.51 - 1.60                          35        396,439,664       13.6    6.0036        116      1.55      1.38      68.2      62.2
1.61 - 1.70                          18        183,864,208        6.3    6.1428        118      1.64      1.48      62.3      54.2
1.71 - 1.80                           9         46,966,392        1.6    6.0553        116      1.75      1.65      53.7      45.3
1.81 - 1.90                           5         56,704,735        2.0    5.7505        115      1.87      1.58      55.7      49.2
1.91 - 2.00                           2         16,230,238        0.6    6.3560         95      1.96      1.69      62.5      58.0
2.01 - 2.10                           6         51,002,000        1.8    5.4460        100      2.05      1.90      56.4      53.3
2.11 - 2.20                           6         39,327,252        1.4    5.4998         86      2.14      2.07      54.3      53.1
2.21 - 2.30                           1          2,789,271        0.1    6.3100        118      2.30      2.30      31.0      20.8
2.31 - 2.50                           2          7,312,000        0.3    5.2141         81      2.34      2.34      51.4      51.4
2.51 - 3.01                           3         11,024,253        0.4    6.0985        118      2.85      2.85      29.4      24.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             303     $2,906,717,980      100.0%   6.0694%       116      1.44X     1.35X     69.1%     61.3%
===================================================================================================================================

Minimum: 1.11x
Maximum: 3.01x
Weighted Average: 1.44x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                              PERCENT
                                                                   BY
                                                            AGGREGATE             WEIGHTED            WEIGHTED   WEIGHTED
                                                              CUT-OFF  WEIGHTED    AVERAGE             AVERAGE    AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE       DATE   AVERAGE  REMAINING  WEIGHTED      DSCR    CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO      MORTGAGE     CUT-OFF DATE    BALANCE  MORTGAGE       TERM   AVERAGE     AFTER       DATE   BALLOON
AFTER IO PERIOD (X)                LOANS       BALANCE ($)        (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                          53        605,191,518       20.8    6.1457        112      1.29      1.17      73.4      65.7
1.21 - 1.30                         106        839,044,513       28.9    6.0766        120      1.38      1.25      71.8      62.8
1.31 - 1.40                          52        706,619,124       24.3    6.1113        114      1.43      1.36      70.7      64.0
1.41 - 1.50                          33        346,612,813       11.9    5.9940        120      1.47      1.44      67.2      57.2
1.51 - 1.60                          21        172,890,664        5.9    6.0196        116      1.63      1.54      58.4      52.7
1.61 - 1.70                          13         99,413,445        3.4    6.1018        114      1.73      1.65      58.5      50.0
1.71 - 1.80                           6         28,186,392        1.0    5.9803        116      1.74      1.74      48.4      38.4
1.81 - 1.90                           5         21,164,735        0.7    6.2165        106      2.01      1.88      52.2      47.0
2.01 - 2.10                           4         35,602,000        1.2    5.4291         93      2.04      2.04      54.9      54.9
2.11 - 2.20                           4         30,867,252        1.1    5.3244         77      2.13      2.13      56.4      55.6
2.21 - 2.30                           1          2,789,271        0.1    6.3100        118      2.30      2.30      31.0      20.8
2.31 - 2.50                           2          7,312,000        0.3    5.2141         81      2.34      2.34      51.4      51.4
2.51 - 3.01                           3         11,024,253        0.4    6.0985        118      2.85      2.85      29.4      24.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             303     $2,906,717,980      100.0%   6.0694%       116      1.44X     1.35X     69.1%     61.3%
===================================================================================================================================

Minimum: 1.05x
Maximum: 3.01x
Weighted Average: 1.35x

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

22.6% - 40.0%                        6        18,892,684          0.6    6.1527         118     2.47      2.47      31.3      23.3
40.1% - 45.0%                        8        49,292,377          1.7    5.9477         115     1.67      1.61      43.1      32.6
45.1% - 50.0%                       12        73,267,778          2.5    5.9486         123     1.70      1.67      47.2      34.5
50.1% - 55.0%                       14        73,804,379          2.5    6.0983         110     1.51      1.50      53.2      46.0
55.1% - 60.0%                       33       254,760,342          8.8    5.8401         104     1.69      1.58      57.5      53.2
60.1% - 65.0%                       39       277,944,905          9.6    6.1699         122     1.50      1.37      63.3      53.3
65.1% - 70.0%                       52       444,823,234         15.3    6.2377         118     1.39      1.35      67.7      58.8
70.1% - 75.0%                       73       953,634,387         32.8    6.0505         114     1.39      1.29      72.5      64.5
75.1% - 80.0%                       63       742,492,895         25.5    6.0558         117     1.37      1.27      77.9      71.1
80.1% - 80.4%                        3        17,805,000          0.6    5.7774         148     1.38      1.15      80.3      69.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            303    $2,906,717,980        100.0%   6.0694%        116     1.44X     1.35X     69.1%     61.3%
===================================================================================================================================

Minimum: 22.6%
Maximum: 80.4%
Weighted Average: 69.1%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE           MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.9% - 30.0%                        10        78,860,497          2.7    5.9785         156     1.65      1.65      46.6      18.5
30.1% - 35.0%                        2         7,459,774          0.3    6.2802         118     1.51      1.51      60.2      30.3
35.1% - 40.0%                        9        40,369,871          1.4    6.0485         116     1.75      1.71      45.8      38.8
40.1% - 45.0%                       11        47,704,406          1.6    6.0761         110     1.64      1.62      49.9      42.5
45.1% - 50.0%                       29       217,760,420          7.5    6.0019         116     1.50      1.42      59.2      47.5
50.1% - 55.0%                       28       185,872,533          6.4    6.1023         113     1.58      1.41      60.6      53.0
55.1% - 60.0%                       64       656,552,566         22.6    6.1113         114     1.46      1.44      66.3      58.1
60.1% - 65.0%                       67       499,778,158         17.2    6.1345         116     1.40      1.29      71.3      63.2
65.1% - 70.0%                       48       593,309,755         20.4    5.9346         121     1.42      1.26      75.5      67.8
70.1% - 75.0%                       30       382,725,000         13.2    6.1814         106     1.37      1.23      76.2      72.0
75.1% - 79.5%                        5       196,325,000          6.8    6.0269         108     1.36      1.36      77.0      77.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            303    $2,906,717,980        100.0%   6.0694%        116     1.44X     1.35X     69.1%     61.3%
===================================================================================================================================

Minimum: 0.9%
Maximum: 79.5%
Weighted Average: 61.3%

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
LOAN SELLER                       LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                   67       969,511,022         38.3    6.0486         118     1.43      1.32      71.8      65.0
Wells Fargo Bank, National
   Association                      92       675,957,106         26.7    6.2136         108     1.43      1.33      69.5      62.3
Prudential Mortgage Capital
   Funding                          33       366,611,058         14.5    6.1046         121     1.44      1.39      67.3      57.9
Principal Commercial Funding
   II, LLC                          40       260,112,621         10.3    6.2302         117     1.39      1.37      63.4      55.9
Nationwide Life Insurance
   Company                          17       146,779,316          5.8    6.0477         117     1.40      1.32      71.1      61.0
Principal Commercial Funding,
   LLC                              12       113,463,008          4.5    5.3434          95     1.89      1.76      60.6      55.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

899,362 - 2,000,000                 30        43,593,943          1.7    6.3598         117     1.56     1.54       59.8      51.1
2,000,001 - 3,000,000               36        91,548,539          3.6    6.2412         117     1.39     1.35       65.2      56.7
3,000,001 - 5,000,000               54       211,960,707          8.4    6.1825         116     1.46     1.40       65.8      56.9
5,000,001 - 7,000,000               37       231,843,655          9.2    6.1237         116     1.47     1.40       67.1      57.7
7,000,001 - 9,000,000               29       230,256,623          9.1    6.0865         121     1.49     1.37       68.4      57.2
9,000,001 - 11,000,000              18       179,589,215          7.1    6.1934         118     1.43     1.35       70.3      60.5
11,000,001 - 13,000,000             11       128,849,252          5.1    5.9130         111     1.61     1.55       65.4      59.7
13,000,001 - 15,000,000             11       155,864,105          6.2    6.0239         109     1.50     1.38       68.5      63.1
15,000,001 - 17,000,000              4        66,081,432          2.6    6.1541         116     1.42     1.26       72.3      65.0
17,000,001 - 19,000,000              5        90,699,083          3.6    5.8289         118     1.51     1.32       70.4      63.4
19,000,001 - 21,000,000              3        60,118,011          2.4    6.1031         118     1.37     1.23       73.4      65.7
21,000,001 - 31,000,000             13       330,306,714         13.0    6.0644         117     1.36     1.29       69.6      62.8
31,000,001 - 61,000,000              3       128,050,000          5.1    6.1312         103     1.45     1.35       72.7      69.3
61,000,001 - 81,000,000              4       268,119,000         10.6    6.1409         103     1.42     1.30       73.0      70.2
81,000,001 - 145,889,811             3       315,553,851         12.5    5.9783         118     1.44     1.36       69.9      61.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X    1.36X      69.1%     61.7%
===================================================================================================================================

Minimum: $899,362
Maximum: $145,889,811
Average: $9,702,813

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                               CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF       AGGREGATE        DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGED    CUT-OFF DATE     BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
STATE                           PROPERTIES     BALANCE ($)         (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

California                           63        621,247,278        24.5    6.1734        108      1.41      1.35      65.9      59.3
   Northern California               31        448,421,200        17.7    6.1909        105      1.40      1.34      66.5      60.2
   Southern California               32        172,826,078         6.8    6.1282        115      1.45      1.37      64.4      57.0
Georgia                              31        193,698,459         7.6    5.6682        108      1.52      1.31      71.9      66.9
Delaware                              6        171,353,396         6.8    5.9872        118      1.37      1.37      76.2      75.9
Florida                              21        153,055,328         6.0    6.0967        109      1.47      1.41      67.9      62.8
Texas                                29        142,811,343         5.6    6.2421        124      1.54      1.39      70.5      60.7
New Jersey                           19        129,146,491         5.1    5.8938        114      1.46      1.37      67.5      56.2
Arizona                              11         98,561,722         3.9    6.1655        117      1.36      1.25      68.3      60.0
Maryland                             11         88,296,994         3.5    6.1666        118      1.41      1.24      71.5      64.9
Minnesota                            13         80,081,771         3.2    5.9921        117      1.39      1.38      71.6      61.0
Pennsylvania                         11         68,434,702         2.7    6.0079        118      1.31      1.29      76.5      64.8
Virginia                              7         58,921,252         2.3    6.2123        119      1.31      1.26      72.7      63.2
New York                             10         51,316,314         2.0    6.2537        145      1.29      1.26      70.2      54.4
Colorado                             12         51,167,088         2.0    6.3538        117      1.38      1.26      71.8      64.1
Nevada                                6         49,840,363         2.0    6.0947        118      1.51      1.31      70.4      64.1
Indiana                              14         47,533,702         1.9    6.0626        118      1.59      1.50      67.5      56.6
Louisiana                             2         44,079,793         1.7    6.2618        119      1.59      1.29      64.9      54.5
Wisconsin                             6         39,878,526         1.6    6.4288        119      1.39      1.39      67.3      55.6
Massachusetts                         7         35,949,840         1.4    6.0504        122      1.41      1.38      70.3      58.3
Utah                                  5         35,586,684         1.4    6.3087        118      1.36      1.34      74.8      64.6
Tennessee                             5         34,747,100         1.4    6.0203        112      1.47      1.45      69.2      60.3
Washington                            4         32,993,920         1.3    6.0462        118      1.41      1.41      65.1      55.5
North Carolina                        6         32,929,604         1.3    6.1915        119      1.57      1.40      69.1      60.4
Idaho                                 3         32,528,628         1.3    5.9544        119      1.87      1.59      53.3      49.3
Michigan                             13         31,991,518         1.3    6.1296        118      1.57      1.41      70.8      63.7
District of Columbia                  2         30,310,000         1.2    5.8595        115      1.43      1.20      71.6      65.4
Ohio                                  3         29,928,458         1.2    6.1387        118      1.41      1.28      78.8      69.8
Illinois                              9         22,841,862         0.9    6.3055        106      1.55      1.39      66.3      61.6
Oregon                                2         21,563,657         0.9    6.0058        118      1.57      1.43      62.4      54.7
Alabama                               2         19,571,431         0.8    6.4120        118      1.34      1.27      78.5      69.6
Oklahoma                              2         14,169,485         0.6    6.5468        118      1.25      1.25      76.0      61.2
New Hampshire                         2         13,000,000         0.5    6.2772        118      1.60      1.60      59.0      59.0
Connecticut                           2         12,841,594         0.5    5.2770         87      2.24      2.24      53.2      52.1
Rhode Island                          1         11,531,000         0.5    5.1700         82      2.04      2.04      58.3      58.3
Kansas                                2          7,777,564         0.3    6.1159        117      1.55      1.36      68.3      62.2
Montana                               1          5,961,514         0.2    6.2300        118      1.44      1.44      65.5      30.1
Missouri                              2          5,629,476         0.2    6.2377        118      1.27      1.27      70.9      60.7
South Carolina                        1          4,286,000         0.2    5.1700         82      2.03      2.03      58.3      58.3
Hawaii                                1          4,000,000         0.2    6.4000        120      1.67      1.44      52.3      46.8
Maine                                 1          1,449,744         0.1    6.4800        119      1.28      1.28      69.4      59.8
Kentucky                              1          1,420,530         0.1    6.2940        118      1.59      1.37      70.5      64.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             349     $2,532,434,130       100.0%   6.0877%       114      1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                            PERCENT BY
                                                 AGGREGATE   AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                   CUT-OFF     CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF            DATE        DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGED         BALANCE     BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE                   PROPERTIES             ($)         (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                              126      1,003,811,610        39.6    6.0236        115      1.48      1.39      68.5      63.0
Office                               53        730,735,372        28.9    6.1242        112      1.39      1.31      69.2      61.4
Industrial                           70        356,822,292        14.1    6.0815        116      1.37      1.29      71.8      62.2
Hospitality                          72        334,194,798        13.2    6.1861        117      1.55      1.43      68.8      58.5
Mixed Use                            12         64,457,331         2.5    6.0878        115      1.40      1.26      70.1      62.8
Self Storage                          8         23,205,045         0.9    6.2595        107      1.44      1.44      62.2      53.3
Manufactured Housing Community        3         11,138,714         0.4    6.1535        119      1.68      1.55      64.5      57.7
Multifamily                           4          4,196,884         0.2    6.4112         92      1.29      1.29      54.6      49.0
Other                                 1          3,872,085         0.2    6.3600        119      1.15      1.15      70.4      60.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             349     $2,532,434,130       100.0%   6.0877%       114      1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

MORTGAGE RATES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)                 LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.1300% - 5.2500%                    7        63,996,538           2.5    5.1728         82      2.10      2.04      57.2      55.9
5.2501% - 5.5000%                    5       121,992,474           4.8    5.4166        115      1.55      1.28      70.8      63.9
5.5001% - 5.7500%                   13       115,652,430           4.6    5.6443        112      1.40      1.34      70.6      57.2
5.7501% - 6.0000%                   34       587,560,851          23.2    5.9289        117      1.47      1.40      70.3      65.0
6.0001% - 6.2500%                   94       749,891,666          29.6    6.1392        115      1.43      1.32      69.9      62.8
6.2501% - 6.5000%                   90       817,368,823          32.3    6.3404        113      1.40      1.33      68.2      59.8
6.5001% - 6.7500%                   16        67,892,343           2.7    6.5921        133      1.34      1.30      67.4      52.8
6.7501% - 6.8800%                    2         8,079,006           0.3    6.7850        118      1.30      1.30      71.4      54.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130         100.0%   6.0877%       114      1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 5.1300%
Maximum: 6.8800%
Weighted Average: 6.0877%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)                   LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                              7       100,330,697           4.0    6.1552         59      1.37      1.35      67.3      67.0
61 - 84                             11       138,381,020           5.5    5.8586         82      1.66      1.64      66.7      65.7
85 - 120                           238     2,262,506,918          89.3    6.0956        118      1.44      1.34      69.4      61.6
121 - 240                            5        31,215,495           1.2    6.3199        204      1.30      1.30      69.2      30.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130         100.0%   6.0877%       114      1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-8

                                  APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE           MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
RATIO (X)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                         20       248,952,291          9.8    6.1810         100     1.18      1.18      70.8      61.8
1.21 - 1.30                         65       382,105,547         15.1    6.2211         124     1.25      1.23      71.6      60.1
1.31 - 1.40                         42       592,482,069         23.4    6.1800         114     1.36      1.31      72.2      65.9
1.41 - 1.50                         52       547,971,516         21.6    6.0281         117     1.45      1.32      71.5      64.1
1.51 - 1.60                         32       355,229,960         14.0    6.0100         116     1.55      1.38      69.3      64.0
1.61 - 1.70                         17       177,673,925          7.0    6.1401         118     1.64      1.47      62.2      54.2
1.71 - 1.80                          9        46,966,392          1.9    6.0553         116     1.75      1.65      53.7      45.3
1.81 - 1.90                          5        56,704,735          2.2    5.7505         115     1.87      1.58      55.7      49.2
1.91 - 2.00                          2        16,230,238          0.6    6.3560          95     1.96      1.69      62.5      58.0
2.01 - 2.10                          6        51,002,000          2.0    5.4460         100     2.05      1.90      56.4      53.3
2.11 - 2.20                          6        39,327,252          1.6    5.4998          86     2.14      2.07      54.3      53.1
2.21 - 2.30                          1         2,789,271          0.1    6.3100         118     2.30      2.30      31.0      20.8
2.31 - 2.40                          2         7,312,000          0.3    5.2141          81     2.34      2.34      51.4      51.4
2.41 - 3.01                          2         7,686,934          0.3    6.0891         118     2.98      2.98      32.3      26.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 1.11x
Maximum: 3.01x
Weighted Average: 1.45x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
AFTER IO PERIOD (X)               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                         44       504,817,291         19.9    6.1785         109     1.28      1.17      73.0      65.3
1.21 - 1.30                         90       739,403,547         29.2    6.0723         120     1.38      1.25      71.6      62.6
1.31 - 1.40                         44       635,596,069         25.1    6.1380         114     1.43      1.36      70.4      64.1
1.41 - 1.50                         27       275,799,516         10.9    6.0528         118     1.47      1.43      69.4      60.7
1.51 - 1.60                         20       149,985,960          5.9    6.0592         115     1.64      1.55      60.9      56.5
1.61 - 1.70                         12        93,223,163          3.7    6.0939         113     1.73      1.65      58.0      49.6
1.71 - 1.80                          6        28,186,392          1.1    5.9803         116     1.74      1.74      48.4      38.4
1.81 - 1.90                          5        21,164,735          0.8    6.2165         106     2.01      1.88      52.2      47.0
2.01 - 2.10                          4        35,602,000          1.4    5.4291          93     2.04      2.04      54.9      54.9
2.11 - 2.20                          4        30,867,252          1.2    5.3244          77     2.13      2.13      56.4      55.6
2.21 - 2.30                          1         2,789,271          0.1    6.3100         118     2.30      2.30      31.0      20.8
2.31 - 3.01                          4        14,998,934          0.6    5.6625         100     2.67      2.67      41.6      38.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 1.05x
Maximum: 3.01x
Weighted Average: 1.36x

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                       A-9

                                  APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

25.7% - 40.0%                        5        15,555,365          0.6    6.1597         118     2.46      2.46      33.1      24.2
40.1% - 45.0%                        6        21,408,217          0.8    6.1782         111     1.89      1.77      44.0      38.9
45.1% - 50.0%                        8        41,518,720          1.6    6.1235         111     1.89      1.85      46.9      43.2
50.1% - 55.0%                       14        73,804,379          2.9    6.0983         110     1.51      1.50      53.2      46.0
55.1% - 60.0%                       30       247,148,078          9.8    5.8281         104     1.70      1.59      57.5      53.3
60.1% - 65.0%                       35       261,041,676         10.3    6.1785         122     1.51      1.37      63.3      53.2
65.1% - 70.0%                       48       416,999,774         16.5    6.2415         119     1.38      1.35      67.9      58.5
70.1% - 75.0%                       63       836,902,530         33.0    6.0466         113     1.40      1.28      72.4      64.5
75.1% - 80.0%                       50       611,490,390         24.1    6.0963         115     1.35      1.27      77.7      71.7
80.1% - 80.4%                        2         6,565,000          0.3    6.1240         118     1.46      1.24      80.3      73.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 25.7%
Maximum: 80.4%
Weighted Average: 69.1%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER                     PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE RATIO     MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE  AFTER IO      DATE   BALLOON
(%)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)       (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

2.5% - 25.0%                         5        27,478,657          1.1    6.4345         203     1.53      1.53      56.3      15.8
25.1% - 30.0%                        1         5,990,340          0.2    6.1200         118     2.97      2.97      34.2      29.2
30.1% - 35.0%                        2         7,459,774          0.3    6.2802         118     1.51      1.51      60.2      30.3
35.1% - 40.0%                        8        37,327,428          1.5    6.0272         116     1.79      1.74      45.9      38.8
40.1% - 45.0%                        9        33,167,814          1.3    6.1540         106     1.71      1.69      50.4      43.0
45.1% - 50.0%                       27       211,328,985          8.3    5.9963         116     1.50      1.43      59.3      47.5
50.1% - 55.0%                       24       169,552,180          6.7    6.1101         113     1.60      1.42      60.4      53.0
55.1% - 60.0%                       63       650,362,283         25.7    6.1103         114     1.46      1.44      66.4      58.1
60.1% - 65.0%                       57       416,161,711         16.4    6.1531         117     1.40      1.28      71.2      63.2
65.1% - 70.0%                       36       438,754,959         17.3    5.9583         116     1.42      1.27      75.3      68.0
70.1% - 75.0%                       24       338,525,000         13.4    6.1802         106     1.36      1.22      76.1      72.1
75.1% - 79.5%                        5       196,325,000          7.8    6.0269         108     1.36      1.36      77.0      77.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            261    $2,532,434,130        100.0%   6.0877%        114     1.45X     1.36X     69.1%     61.7%
===================================================================================================================================

Minimum: 2.5%
Maximum: 79.5%
Weighted Average: 61.7%

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $75,044,000 RLJ Hotel Portfolio pooled mortgage loan represents a 14.9%
     pari passu interest in a $504,548,870 mortgage loan secured by the RLJ
     Hotel Portfolio. The remaining interest is evidenced by six (6) separate pari passu notes with a loan amount of $429,504,870 which are not included in the trust. All LTV and DSCR figures in this table are based on the total
     $504,548,870 financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                         PERCENT BY             WEIGHTED                        WEIGHTED
                                 NUMBER      AGGREGATE    AGGREGATE  WEIGHTED    AVERAGE              WEIGHTED   AVERAGE  WEIGHTED
                                   OF          CUT-OFF      CUT-OFF   AVERAGE  REMAINING  WEIGHTED     AVERAGE   CUT-OFF   AVERAGE
                                MORTGAGE          DATE         DATE  MORTGAGE       TERM   AVERAGE  DSCR AFTER      DATE   BALLOON
LOAN SELLER                       LOANS    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)      IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                  13      140,994,248        37.7    5.9742         128     1.42        1.22      75.2      66.5
Principal Commercial Funding
   II, LLC                          9       87,845,566        23.5    5.9757         119     1.41        1.41      57.7      49.5
Wells Fargo Bank, National
   Association                     14       86,354,214        23.1    6.0028         118     1.43        1.42      69.7      59.6
Prudential Mortgage Capital
   Funding                          4       25,002,443         6.7    6.2898         119     1.40        1.23      72.7      66.8
Nationwide Life Insurance
   Company                          1       19,917,356         5.3    5.3000         110     1.39        1.39      79.0      66.9
Principal Commercial Funding,
   LLC                              1       14,170,022         3.8    5.4100         165     1.42        1.42      47.0       0.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42     $374,283,850       100.0%   5.9450%        123     1.42X       1.33X     68.8%     58.5%
==================================================================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY                                               WEIGHTED
                                 NUMBER      AGGREGATE    AGGREGATE  WEIGHTED     WEIGHTED              WEIGHTED   AVERAGE  WEIGHTED
                                   OF          CUT-OFF      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED     AVERAGE   CUT-OFF   AVERAGE
                                MORTGAGE          DATE         DATE  MORTGAGE    REMAINING   AVERAGE  DSCR AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)          LOANS    BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      IO (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,180,828 - 2,000,000               6        8,893,742         2.4     6.3962           88     1.32        1.23      65.5      59.4
2,000,001 - 3,000,000               4       10,212,552         2.7     6.3371          102     1.35        1.29      67.2      59.5
3,000,001 - 5,000,000               8       32,513,730         8.7     6.0640          111     1.49        1.45      54.4      46.6
5,000,001 - 7,000,000               7       41,567,885        11.1     6.2081          119     1.38        1.31      74.0      64.9
7,000,001 - 9,000,000               1        7,035,000         1.9     6.2500          119     1.28        1.19      74.1      71.0
9,000,001 - 11,000,000              1        9,400,000         2.5     6.2250           58     1.34        1.14      75.2      72.7
11,000,001 - 13,000,000             3       35,765,000         9.6     6.0753          133     1.42        1.21      78.6      69.3
13,000,001 - 15,000,000             5       72,266,627        19.3     5.7337          137     1.46        1.40      63.6      48.2
15,000,001 - 18,000,000             2       34,964,206         9.3     6.1652          119     1.32        1.32      72.4      63.7
18,000,001 - 21,000,000             2       38,400,405        10.3     5.4492          114     1.44        1.44      76.2      64.3
21,000,001 - 33,000,000             3       83,264,703        22.2     5.8772          134     1.44        1.27      66.6      56.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42     $374,283,850       100.0%    5.9450%         123     1.42X       1.33X     68.8%     58.5%
====================================================================================================================================

Minimum: $1,180,828
Maximum: $33,000,000
Average: $8,911,520

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT
                                                                 BY
                                                          AGGREGATE              WEIGHTED            WEIGHTED  WEIGHTED
                                  NUMBER       AGGREGATE    CUT-OFF  WEIGHTED     AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                    OF           CUT-OFF       DATE   AVERAGE   REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGED          DATE    BALANCE  MORTGAGE        TERM   AVERAGE     AFTER      DATE   BALLOON
STATE                           PROPERTIES   BALANCE ($)        (%)  RATE (%)      (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Pennsylvania                         3        74,530,022      19.9    5.8243          145     1.41      1.23      70.2      54.8
New Jersey                           4        54,072,726      14.4    5.6314          141     1.46      1.34      60.6      46.8
Michigan                             4        44,916,585      12.0    5.9583          119     1.44      1.40      74.0      64.3
Georgia                              2        27,025,000       7.2    6.1145          119     1.51      1.41      71.6      67.8
California                           6        22,768,246       6.1    6.1853          118     1.55      1.55      55.3      47.3
   Northern California               6        22,768,246       6.1    6.1853          118     1.55      1.55      55.3      47.3
Ohio                                 1        19,917,356       5.3    5.3000          110     1.39      1.39      79.0      66.9
Texas                                3        18,387,868       4.9    6.2568           87     1.30      1.20      71.2      65.3
North Carolina                       1        17,990,671       4.8    6.0900          119     1.25      1.25      71.1      64.0
Wyoming                              1        14,959,416       4.0    5.9400          117     1.39      1.39      73.7      62.7
Florida                              1        13,188,623       3.5    5.8500          119     1.50      1.50      48.8      41.4
New York                             6        12,703,728       3.4    6.4252           66     1.37      1.21      65.9      62.0
Alabama                              1        12,500,000       3.3    6.4100          118     1.41      1.22      76.7      70.0
Oregon                               1         7,035,000       1.9    6.2500          119     1.28      1.19      74.1      71.0
Missouri                             1         6,395,079       1.7    6.2800          119     1.30      1.30      76.1      65.3
Iowa                                 1         6,280,000       1.7    6.1600          118     1.59      1.35      80.0      72.6
Virginia                             1         5,295,858       1.4    6.2200          119     1.21      1.21      77.9      66.7
Kentucky                             2         5,164,167       1.4    6.3307          119     1.34      1.34      71.7      61.6
Arizona                              1         4,992,146       1.3    6.2120          118     1.47      1.47      61.6      52.8
Washington                           1         4,686,138       1.3    5.5650          117     1.33      1.33      62.3      52.4
Minnesota                            1         1,475,222       0.4    6.3400          116     1.15      1.15      79.3      68.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             42      $374,283,850     100.0%   5.9450%         123     1.42X     1.33X     68.8%     58.5%
=================================================================================================================================

PROPERTY TYPES

                                                            PERCENT
                                                                 BY
                                                          AGGREGATE              WEIGHTED            WEIGHTED  WEIGHTED
                                  NUMBER       AGGREGATE    CUT-OFF  WEIGHTED     AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                    OF           CUT-OFF       DATE   AVERAGE   REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                 MORTGAGED          DATE    BALANCE  MORTGAGE        TERM   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE                   PROPERTIES   BALANCE ($)        (%)  RATE (%)      (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Multifamily                         42       374,283,850     100.0    5.9450          123     1.42      1.33      68.8      58.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             42      $374,283,850     100.0%   5.9450%         123     1.42X     1.33X     68.8%     58.5%
=================================================================================================================================

MORTGAGE RATES

                                                          PERCENT
                                                               BY
                                                        AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE    CUT-OFF  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                   OF          CUT-OFF       DATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                                MORTGAGE          DATE    BALANCE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)                 LOANS    BALANCE ($)        (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

5.3000% - 5.5000%                   3       49,035,944      13.1    5.3665         143     1.43      1.35      70.0      47.8
5.5001% - 5.7500%                   4       61,769,187      16.5    5.5847         148     1.43      1.28      76.6      64.3
5.7501% - 6.0000%                   4       56,032,199      15.0    5.8346         118     1.47      1.47      52.2      40.3
6.0001% - 6.2500%                  16      156,774,102      41.9    6.1734         115     1.41      1.32      70.8      64.7
6.2501% - 6.4700%                  15       50,672,418      13.5    6.3596         105     1.34      1.25      70.3      62.7
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42     $374,283,850     100.0%   5.9450%        123     1.42X     1.33X     68.8%     58.5%
==============================================================================================================================

Minimum: 5.3000%
Maximum: 6.4700%
Weighted Average: 5.9450%

                                      A-12

                                   APPENDIX A
                                    GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                              AGGREGATE    PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       CUT-OFF     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED         MORTGAGE          DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)                   LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

57 - 60                             6        20,455,000           5.5    6.3457         58      1.36      1.17      69.6      66.9
85 - 120                           32       286,110,262          76.4    6.0205        118      1.42      1.36      67.7      59.2
121 - 166                           4        67,718,588          18.1    5.5049        166      1.43      1.23      73.1      53.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42      $374,283,850         100.0%   5.9450%       123      1.42X     1.33X     68.8%     58.5%
==================================================================================================================================

Minimum: 57 mos.
Maximum: 166 mos.
Weighted Average: 123 mos.

DEBT SERVICE COVERAGE RATIOS

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                              AGGREGATE    PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       CUT-OFF     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE            MORTGAGE          DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.15 - 1.20                         1         1,475,222           0.4    6.3400        116      1.15      1.15      79.3      68.3
1.21 - 1.30                        10        57,551,405          15.4    6.1894        119      1.25      1.24      70.6      62.4
1.31 - 1.40                        16       135,438,055          36.2    6.0002        112      1.37      1.27      73.0      65.1
1.41 - 1.50                        10       129,081,864          34.5    5.7550        139      1.47      1.35      67.9      54.5
1.51 - 1.60                         3        41,209,703          11.0    5.9479        119      1.53      1.42      58.9      47.1
1.61 - 1.70                         1         6,190,283           1.7    6.2200        118      1.67      1.67      65.3      55.9
1.71 - 2.54                         1         3,337,318           0.9    6.1200        119      2.54      2.54      22.6      19.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42      $374,283,850         100.0%   5.9450%       123      1.42X     1.33X     68.8%     58.5%
==================================================================================================================================

Minimum: 1.15x
Maximum: 2.54x
Weighted Average: 1.42x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                              AGGREGATE    PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       CUT-OFF     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO      MORTGAGE          DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
AFTER IO PERIOD (X)               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                         9       100,374,227          26.8    5.9806        128      1.38      1.17      75.5      68.1
1.21 - 1.30                        16        99,640,966          26.6    6.1084        122      1.36      1.24      73.4      64.7
1.31 - 1.40                         8        71,023,055          19.0    5.8724        116      1.40      1.38      73.7      63.1
1.41 - 1.50                         6        70,813,298          18.9    5.7651        128      1.48      1.48      58.8      43.5
1.51 - 1.60                         1        22,904,703           6.1    5.7600        118      1.51      1.51      42.6      27.9
1.61 - 1.70                         1         6,190,283           1.7    6.2200        118      1.67      1.67      65.3      55.9
1.71 - 2.54                         1         3,337,318           0.9    6.1200        119      2.54      2.54      22.6      19.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42      $374,283,850         100.0%   5.9450%       123      1.42X     1.33X     68.8%     58.5%
==================================================================================================================================

Minimum: 1.10x
Maximum: 2.54x
Weighted Average: 1.33x

                                      A-13

                                   APPENDIX A
                                    GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                              AGGREGATE    PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       CUT-OFF     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE       MORTGAGE          DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

22.6% - 45.0%                       3        31,221,478           8.3    5.8081        118      1.60      1.60      40.2      26.9
45.1% - 50.0%                       4        31,749,058           8.5    5.7198        139      1.44      1.44      47.6      23.1
55.1% - 60.0%                       3         7,612,263           2.0    6.2298        109      1.27      1.24      56.4      49.2
60.1% - 65.0%                       4        16,903,229           4.5    6.0363        111      1.34      1.32      62.8      54.1
65.1% - 70.0%                       4        27,823,460           7.4    6.1794        104      1.51      1.46      65.7      62.9
70.1% - 75.0%                      10       116,731,857          31.2    6.0786        118      1.37      1.31      72.7      64.7
75.1% - 80.3%                      14       142,242,505          38.0    5.8438        131      1.41      1.24      78.6      68.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42      $374,283,850         100.0%   5.9450%       123      1.42X     1.33X     68.8%     58.5%
==================================================================================================================================

Minimum: 22.6%
Maximum: 80.3%
Weighted Average: 68.8%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                              AGGREGATE    PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF       CUT-OFF     AGGREGATE   AVERAGE  REMAINING  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE            MORTGAGE          DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

0.9% - 40.0%                        5        48,433,944          12.9    5.7231        132      1.53      1.53      42.5      20.0
40.1% - 45.0%                       2        14,536,592           3.9    5.8982        119      1.48      1.48      48.7      41.4
45.1% - 50.0%                       2         6,431,435           1.7    6.1857        118      1.25      1.25      56.5      48.3
50.1% - 55.0%                       4        16,320,353           4.4    6.0208        113      1.34      1.32      62.3      53.5
55.1% - 60.0%                       1         6,190,283           1.7    6.2200        118      1.67      1.67      65.3      55.9
60.1% - 65.0%                      10        83,616,447          22.3    6.0422        112      1.38      1.36      72.0      62.7
65.1% - 70.0%                      12       154,554,796          41.3    5.8672        133      1.40      1.25      76.2      67.2
70.1% - 72.7%                       6        44,200,000          11.8    6.1901        106      1.43      1.23      76.9      71.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            42      $374,283,850         100.0%   5.9450%       123      1.42X     1.33X     68.8%     58.5%
==================================================================================================================================

Minimum: 0.9%
Maximum: 72.7%
Weighted Average: 58.5%

                                      A-14

                                   APPENDIX B

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

                                       B-1

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR13

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                              % OF
                                                                                   % OF                    APPLICABLE
         CMSA        CMSA                                                      INITIAL POOL   LOAN GROUP   LOAN GROUP     # OF
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                  BALANCE    (ONE OR TWO)    BALANCE   PROPERTIES
---------------------------------------------------------------------------------------------------------------------------------

  1        1                   Alexandria Portfolio                                5.0%            1          5.8%         4
 1-a                 1-001     681 Gateway Boulevard                               1.7%                       2.0%         1
 1-b                 1-002     901 Gateway Boulevard                               1.3%                       1.5%         1
 1-c                 1-003     7000 Shoreline Court                                1.2%                       1.4%         1
 1-d                 1-004     951 Gateway Boulevard                               0.8%                       0.9%         1
---------------------------------------------------------------------------------------------------------------------------------
  2        2                   CSM Hotel Portfolio                                 2.9%            1          3.4%         8
 2-a                 2-001     Marriott Minneapolis West                           0.7%                       0.8%         1
 2-b                 2-002     Marriott Courtyard Woburn                           0.5%                       0.6%         1
 2-c                 2-003     Marriott Courtyard Roseville                        0.4%                       0.5%         1
 2-d                 2-004     Residence Inn Lake Oswego                           0.3%                       0.4%         1
---------------------------------------------------------------------------------------------------------------------------------
 2-e                 2-005     Residence Inn Eden Prairie                          0.3%                       0.4%         1
 2-f                 2-006     Residence Inn Vancouver                             0.3%                       0.3%         1
 2-g                 2-007     TownePlace Suites Sterling Heights                  0.2%                       0.2%         1
 2-h                 2-008     TownePlace Suites Eagan                             0.2%                       0.2%         1
  3        3         3-001     Paces West                                          2.9%            1          3.3%         1
---------------------------------------------------------------------------------------------------------------------------------
  4        4                   RLJ Hotel Portfolio                                 2.6%            1          3.0%         43
 4-a                 4-001     Marriott - Denver, CO                               0.2%                       0.2%         1
 4-b                 4-002     Marriott - Bedford Park, IL                         0.1%                       0.2%         1
 4-c                 4-003     Renaissance - Plantation, FL                        0.1%                       0.2%         1
 4-d                 4-004     Marriott - Austin, TX                               0.1%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-e                 4-005     Hilton Garden Inn - Bedford Park, IL                0.1%                       0.1%         1
 4-f                 4-006     Residence Inn - Plantation, FL                      0.1%                       0.1%         1
 4-g                 4-007     Renaissance - Broomfield, CO                        0.1%                       0.1%         1
 4-h                 4-008     Courtyard - Salt Lake City, UT                      0.1%                       0.1%         1
 4-i                 4-009     Residence Inn Galleria - Houston, TX                0.1%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-j                 4-010     Hampton Inn - Bedford Park, IL                      0.1%                       0.1%         1
 4-k                 4-011     Marriott - Pontiac, MI                              0.1%                       0.1%         1
 4-l                 4-012     Holiday Inn Express - Bedford Park, IL              0.1%                       0.1%         1
 4-m                 4-013     Courtyard - Austin, TX                              0.1%                       0.1%         1
 4-n                 4-014     Springhill Suites - Austin, TX                      0.1%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-o                 4-015     Residence Inn - Round Rock, TX                      0.1%                       0.1%         1
 4-p                 4-016     Residence Inn - Austin, TX                          0.1%                       0.1%         1
 4-q                 4-017     Courtyard - Tampa, FL                               0.1%                       0.1%         1
 4-r                 4-018     Residence Inn - Pontiac, MI                         0.1%                       0.1%         1
 4-s                 4-019     Residence Inn - Schaumburg, IL                      0.1%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-t                 4-020     Sleep Inn - Bedford Park, IL                        0.1%                       0.1%         1
 4-u                 4-021     Springhill Suites - Schaumburg, IL                  0.1%                       0.1%         1
 4-v                 4-022     Fairfield Inn & Suites - Brandon, FL                0.1%                       0.1%         1
 4-w                 4-023     Courtyard - Fort Wayne, IN                          0.1%                       0.1%         1
 4-y                 4-024     Courtyard - Louisville, KY                          0.0%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-z                 4-025     Courtyard - Merrillville, IN                        0.0%                       0.1%         1
 4-aa                4-026     Residence Inn - Louisville, CO                      0.0%                       0.1%         1
 4-ab                4-027     Residence Inn - Fishers, IN                         0.0%                       0.0%         1
 4-ac                4-028     Courtyard - Sugar Land, TX                          0.0%                       0.0%         1
 4-ad                4-029     Residence Inn - Sugar Land, TX                      0.0%                       0.0%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-ae                4-030     Fairfield Inn & Suites - Merrillville, IN           0.0%                       0.0%         1
 4-af                4-031     Courtyard - Mesquite, TX                            0.0%                       0.0%         1
 4-ag                4-032     Residence Inn - Merrillville, IN                    0.0%                       0.0%         1
 4-ah                4-033     Courtyard - Mishawaka, IN                           0.0%                       0.0%         1
 4-ai                4-034     Courtyard - Pontiac, MI                             0.0%                       0.0%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-aj                4-035     Residence Inn II - Austin, TX                       0.0%                       0.0%         1
 4-ak                4-036     Hampton Inn - Merrillville, IN                      0.0%                       0.0%         1
 4-al                4-037     Holiday Inn Express - Merrillville, IN              0.0%                       0.0%         1
 4-am                4-038     Courtyard - Valparaiso, IN                          0.0%                       0.0%         1
 4-an                4-039     Fairfield Inn & Suites - Austin, TX                 0.0%                       0.0%         1
---------------------------------------------------------------------------------------------------------------------------------
 4-ao                4-040     Holiday Inn Select - Grand Rapids, MI               0.0%                       0.0%         1
 4-ap                4-041     Residence Inn - South Bend, IN                      0.0%                       0.0%         1
 4-aq                4-042     Courtyard - Benton Harbor, MI                       0.0%                       0.0%         1
 4-ar                4-043     Fairfield Inn & Suites - Valparaiso, IN             0.0%                       0.0%         1
  5        5         5-001     DRA Capital Center II & III                         2.3%            1          2.7%         1
---------------------------------------------------------------------------------------------------------------------------------
  6        6         6-001     Fairmont Plaza Office                               2.2%            1          2.5%         1
  7        7         7-001     Brandywine Anchors                                  2.1%            1          2.4%         1
  8        8                   First Industrial Portfolio                          1.9%            1          2.2%         23
 8-a                 8-001     2850 Colonades Court                                0.2%                       0.2%         1
 8-b                 8-002     2925 Courtyards Drive                               0.1%                       0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 8-c                 8-003     3075 Northwoods Circle                              0.1%                       0.1%         1
 8-d                 8-004     835 Franklin Court                                  0.1%                       0.1%         1
 8-e                 8-005     2755 Northwoods Parkway                             0.1%                       0.1%         1
 8-f                 8-006     2775 Northwoods Parkway                             0.1%                       0.1%         1
 8-g                 8-007     841 Livingston Court                                0.1%                       0.1%         1
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 8-h                 8-008     3155 Northwoods Parkway                             0.1%                       0.1%         1
 8-i                 8-009     2725 Northwoods Parkway                             0.1%                       0.1%         1
 8-j                 8-010     825 Franklin Court                                  0.1%                       0.1%         1
 8-k                 8-011     805 Franklin Court                                  0.1%                       0.1%         1
 8-l                 8-012     3100 Northwoods Place                               0.1%                       0.1%         1
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 8-m                 8-013     840 Franklin Court                                  0.1%                       0.1%         1
 8-n                 8-014     2915 Courtyards Drive                               0.1%                       0.1%         1
 8-o                 8-015     810 Franklin Court                                  0.1%                       0.1%         1
 8-p                 8-016     3175 Northwoods Parkway                             0.1%                       0.1%         1
 8-q                 8-017     3055 Northwoods Circle                              0.1%                       0.1%         1
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 8-r                 8-018     3040 Northwoods Parkway                             0.1%                       0.1%         1
 8-s                 8-019     811 Livingston Court                                0.1%                       0.1%         1
 8-t                 8-020     2975 Courtyards Drive                               0.0%                       0.1%         1
 8-u                 8-021     821 Livingston Court                                0.0%                       0.0%         1
 8-v                 8-022     830 Franklin Court                                  0.0%                       0.0%         1
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 8-w                 8-023     2995 Courtyards Drive                               0.0%                       0.0%         1
  9        9         9-001     Le Pavillon Hotel                                   1.4%            1          1.7%         1
  10       10        10-001    Pennswood Apartments                                1.1%            2          8.8%         1
  11       11        11-001    Brandywine Center Crescent Lower Level              1.1%            1          1.2%         1
  12       12        12-001    Aventura Commons                                    1.0%            1          1.1%         1
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  13       13        13-001    300 North Meridian Office Building                  1.0%            1          1.1%         1
  14       14        14-001    1390 & 1400 Kifer Road                              0.9%            1          1.1%         1
  15       15        15-001    Colonial Park                                       0.9%            2          7.3%         1
  16       16        16-001    Phillipsburg Commerce Center                        0.9%            1          1.0%         1
  17       17        17-001    Brandywine Mixed Use                                0.9%            1          1.0%         1
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  18       18        18-001    913 Old Philadelphia Road                           0.9%            1          1.0%         1
  19       19        19-001    303 Bryant Street                                   0.9%            1          1.0%         1
  20       20        20-001    The Family Center at Federal Way                    0.9%            1          1.0%         1
  21       21        21-001    3300 75th Avenue                                    0.9%            1          1.0%         1
  22       22        22-001    Brandywine Market Square                            0.8%            1          1.0%         1
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  23       23        23-001    136 East South Temple                               0.8%            1          0.9%         1
  24       24        24-001    North Brunswick Manor                               0.8%            2          6.1%         1
  25       25        25-001    Legacy Village                                      0.8%            1          0.9%         1
  26       26        26-001    Brandywine Condominium                              0.8%            1          0.9%         1
  27       27        27-001    Iron Horse Shopping Center                          0.7%            1          0.8%         1
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  28       28        28-001    Lakeside Center I & III                             0.7%            1          0.8%         1
  29       29        29-001    Crosswoods at Central Park                          0.7%            2          5.3%         1
  30       30        30-001    730 Pilot Road                                      0.7%            1          0.8%         1
  31       31        31-001    Lakeside Marketplace                                0.7%            1          0.8%         1
  32       32                  McDougall Burkey Industrial Portfolio               0.6%            1          0.7%         3
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 32-a                32-001    Berks Corporate Center                              0.6%                       0.6%         1
 32-b                32-002    10 Vanguard Drive                                   0.1%                       0.1%         1
 32-c                32-003    650 Lincoln Road                                    0.0%                       0.0%         1
  33       33        33-001    Knollwood Village Apartments                        0.6%            2          4.9%         1
  34       34        34-001    Tesoro Village                                      0.6%            1          0.7%         1
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  35       35        35-001    Hunterstone Apartments                              0.6%            2          4.8%         1
  36       36        36-001    Parker Square                                       0.6%            1          0.7%         1
  37       37        37-001    Ozburn Hessey Logistics                             0.6%            1          0.7%         1
  38       38        38-001    Petroleum Towers                                    0.6%            1          0.7%         1
  39       39        39-001    Oakwood Apartments                                  0.6%            2          4.5%         1
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  40       40        40-001    600 & 619 Alexander Road                            0.6%            1          0.7%         1
  41       41        41-001    Mansfield Village Square                            0.6%            1          0.7%         1
  42       42        42-001    1522 K Street                                       0.6%            1          0.6%         1
  43       43        43-001    660 West Washington Avenue                          0.3%            1          0.4%         1
  44       44        44-001    780 Regent Street                                   0.2%            1          0.3%         1
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  45       45        45-001    Dawson Forest Apartments                            0.5%            2          4.0%         1
  46       46        46-001    BJ's Miami                                          0.5%            1          0.6%         1
  47       47        47-001    Imperial Apartments                                 0.5%            2          4.0%         1
  48       48        48-001    The Willows at Barrington                           0.5%            2          4.0%         1
  49       49        49-001    KBS-Sabal Pavilion                                  0.5%            1          0.6%         1
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  50       50        50-001    Pacheco Pass Phase II Shopping                      0.5%            1          0.6%         1
  51       51        51-001    Great Bridge Shopping Center                        0.5%            1          0.6%         1
  52       52        52-001    Orchards Shopping Center                            0.5%            1          0.6%         1
  53       53        53-001    Madelon Condominium                                 0.5%            1          0.6%         1
  54       54        54-001    Brandywine & Fountain Terrace Apartments            0.5%            2          3.8%         1
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  55       55        55-001    Chapel Hill Commons                                 0.5%            1          0.6%         1
  56       56        56-001    Gateway Plaza Shopping Center                       0.5%            1          0.6%         1
  57       57        57-001    Kyrene Village                                      0.5%            1          0.5%         1
  58       58        58-001    Carefree Marketplace                                0.5%            1          0.5%         1
  59       59        59-001    Lake Forest Marketplace                             0.5%            1          0.5%         1
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  60       60        60-001    Sheldon Palms Apartments                            0.5%            2          3.5%         1
  61       61        61-001    Ceres Marketplace                                   0.4%            1          0.5%         1
  62       62        62-001    Jasper Mall                                         0.4%            1          0.5%         1
  63       63        63-001    The Garden District Apartments                      0.4%            2          3.3%         1
  64       64        64-001    Perkasie Square                                     0.4%            1          0.5%         1
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  65       65        65-001    Courtyard Apartments Valdosta                       0.4%            2          3.2%         1
  66       66        66-001    Aloha Market Centre                                 0.4%            1          0.5%         1
  67       67        67-001    70 Mendon Road                                      0.4%            1          0.5%         1
  68       68        68-001    525 Broad Hollow Road                               0.4%            1          0.5%         1
  69       69        69-001    New Braunfels Market Place Shopping Center          0.4%            1          0.4%         1
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  70       70        70-001    Fox Ridge                                           0.4%            2          3.0%         1
  71       71        71-001    Embassy Plaza Retail Center                         0.4%            1          0.4%         1
  72       72        72-001    505 N. Main Street                                  0.4%            1          0.4%         1
  73       73        73-001    La Quinta Carlsbad                                  0.4%            1          0.4%         1
  74       74        74-001    New Bern Commons                                    0.4%            1          0.4%         1
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  75       75        75-001    North Park Shopping Center                          0.4%            1          0.4%         1
  76       76        76-001    Green Bay Hilton Garden Inn                         0.4%            1          0.4%         1
  77       77        77-001    City Plaza                                          0.4%            1          0.4%         1
  78       78        78-001    650 Washington Road                                 0.4%            1          0.4%         1
  79       79        79-001    IIMAK Building                                      0.4%            1          0.4%         1
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  80       80        80-001    Bushwood                                            0.3%            1          0.4%         1
  81       81        81-001    Woodlawn Shopping Center                            0.3%            1          0.4%         1
  82       82        82-001    Gateway Centre                                      0.3%            1          0.4%         1
  83       83        83-001    OfficeMax Plaza                                     0.3%            1          0.4%         1
  84       84        84-001    Courtyard San Antonio Airport                       0.3%            1          0.4%         1
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  85       85        85-001    Plaza at Lake Park                                  0.3%            1          0.4%         1
  86       86        86-001    Hampton Inn Venice                                  0.3%            1          0.4%         1
  87       87        87-001    Town Square Shopping Center                         0.3%            1          0.4%         1
  88       88                  2520 & 2530 Riva Road                               0.3%            1          0.4%         2
 88-a                88-001    2520 Riva Road - Best Western Riva Road             0.2%                       0.2%         1
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 88-b                88-002    2530 Riva Road - Riva Road Office                   0.1%                       0.2%         1
  89       89                  ST Peterson Portfolio                               0.3%            1          0.4%         4
 89-a                89-001    STP Co. I, LP                                       0.1%                       0.1%         1
 89-b                89-002    STP Co. III                                         0.1%                       0.1%         1
 89-c                89-003    1 AAA DRIVE                                         0.1%                       0.1%         1
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 89-d                89-004    STP Co. II, LP                                      0.0%                       0.0%         1
  90       90        90-001    Villages of Lake Jackson                            0.3%            2          2.5%         1
  91       91        91-001    Telo Medical Center                                 0.3%            1          0.4%         1
  92       92        92-001    Golden Eagle Center                                 0.3%            1          0.4%         1
  93       93        93-001    800 Corporate Drive                                 0.3%            1          0.4%         1
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  94       94                  Lindbergh & Sunshine                                0.3%            1          0.4%         2
 94-a                94-001    Lindbergh Park                                      0.3%                       0.3%         1
 94-b                94-002    Sunshine Shopping Center                            0.0%                       0.0%         1
  95       95        95-001    Nohl Plaza Orange County                            0.3%            1          0.4%         1
  96       96        96-001    150 Riverside Parkway                               0.3%            1          0.4%         1
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  97       97                  UTEX Portfolio                                      0.3%            1          0.4%         4
 97-a                97-001    UTEX - Old Katy Road                                0.2%                       0.2%         1
 97-b                97-002    UTEX - UTEX Drive                                   0.1%                       0.1%         1
 97-c                97-003    UTEX - Industrial Court                             0.0%                       0.0%         1
 97-d                97-004    UTEX - Market Ave                                   0.0%                       0.0%         1
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  98       98        98-001    Inverness Shopping Plaza                            0.3%            1          0.4%         1
  99       99        99-001    Agua Caliente                                       0.3%            1          0.3%         1
 100      100       100-001    542 Berlin-Cross Keys Road                          0.3%            1          0.3%         1
 101      101       101-001    Kendall Breeze Shopping Center                      0.3%            1          0.3%         1
 102      102       102-001    Fiesta Mercado Shopping Center                      0.3%            1          0.3%         1
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 103      103       103-001    Hampton Inn & Suites Tempe                          0.3%            1          0.3%         1
 104      104       104-001    Appleton Hilton Garden Inn                          0.3%            1          0.3%         1
 105      105       105-001    3730 Carmia Drive SW                                0.3%            1          0.3%         1
 106      106       106-001    Amarillo Tower                                      0.3%            1          0.3%         1
 107      107       107-001    Springdale Business Center                          0.3%            1          0.3%         1
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 108      108       108-001    1380 Howard Street                                  0.3%            1          0.3%         1
 109      109       109-001    Hampton Inn Exton                                   0.3%            1          0.3%         1
 110      110       110-001    Petaluma Theatre District Garage Retail             0.3%            1          0.3%         1
 111      111       111-001    Fairfield Inn & Suites, (Mount Laurel, NJ)          0.3%            1          0.3%         1
 112      112       112-001    Breezewood SC                                       0.3%            1          0.3%         1
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 113      113                  Philadelphia Office Portfolio                       0.3%            1          0.3%         2
113-a               113-001    Smylie Times Building                               0.2%                       0.2%         1
113-b               113-002    Roosevelt Building                                  0.1%                       0.1%         1
 114      114       114-001    Kmart Plaza                                         0.3%            1          0.3%         1
 115      115                  Upper Montclair Portfolio                           0.3%            1          0.3%         3
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115-a               115-001    605 Valley Road                                     0.1%                       0.1%         1
115-b               115-002    221-227 Bellevue Avenue                             0.1%                       0.1%         1
115-c               115-003    572 Valley Road                                     0.1%                       0.1%         1
 116      116       116-001    One City Center                                     0.2%            1          0.3%         1
 117      117       117-001    9668 Milliken Center                                0.2%            1          0.3%         1
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 118      118       118-001    2140-2192 Bering Drive                              0.2%            1          0.3%         1
 119      119       119-001    Red Roof Inn-Buena Park                             0.2%            1          0.3%         1
 120      120       120-001    Lakeshore North SC                                  0.2%            1          0.3%         1
 121      121       121-001    Pell City Marketplace                               0.2%            1          0.3%         1
 122      122       122-001    Town Center Park Apartments                         0.2%            2          1.9%         1
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 123      123       123-001    Schwab/Barth - Rite-Aid Los Angeles                 0.1%            1          0.2%         1
 124      124       124-001    Schwab/Barth - Rite-Aid San Diego                   0.1%            1          0.1%         1
 125      125       125-001    Gibraltar Court                                     0.2%            1          0.3%         1
 126      126       126-001    500 Maitland Drive                                  0.2%            1          0.3%         1
 127      127       127-001    Corinthian College - ACCO  II                       0.2%            1          0.3%         1
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 128      128       128-001    Sportsman's Warehouse- Woodbury                     0.2%            1          0.3%         1
 129      129       129-001    Hillside Industrial NJ                              0.2%            1          0.3%         1
 130      130       130-001    Holiday Inn Express - Lawton                        0.2%            1          0.3%         1
 131      131       131-001    JC Penney - CO                                      0.2%            1          0.3%         1
 132      132       132-001    Orange Shopping Center                              0.2%            1          0.3%         1
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 133      133       133-001    Jacksonville Distribution Center                    0.2%            1          0.3%         1
 134      134       134-001    Bel Air Center                                      0.2%            1          0.3%         1
 135      135       135-001    Rosemount Crossing                                  0.2%            1          0.3%         1
 136      136       136-001    Judiciary Place                                     0.2%            1          0.3%         1
 137      137       137-001    Mill Plain Center                                   0.2%            1          0.3%         1
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 138      138       138-001    Kobosko Crossing                                    0.2%            1          0.3%         1
 139      139       139-001    Capital Commons                                     0.2%            1          0.3%         1
 140      140       140-001    5801 West Side Avenue                               0.2%            1          0.3%         1
 141      141       141-001    Northgate- Boise                                    0.2%            1          0.3%         1
 142      142       142-001    White River Mountain Apartments                     0.2%            2          1.7%         1
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 143      143       143-001    Indigo Lakes Holiday Inn Express                    0.2%            1          0.3%         1
 144      144       144-001    Carbondale Square                                   0.2%            1          0.3%         1
 145      145       145-001    Highland Plaza Shopping Center                      0.2%            1          0.2%         1
 146      146       146-001    Sherwood Glen Apartments                            0.2%            2          1.7%         1
 147      147       147-001    Huntington Plaza Shopping Center                    0.2%            1          0.2%         1
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 148      148       148-001    Valley Heights Independent Living                   0.2%            2          1.7%         1
 149      149       149-001    Arroyo Office Building                              0.2%            1          0.2%         1
 150      150       150-001    Taylor Park Apartments                              0.2%            2          1.6%         1
 151      151       151-001    1399 Roxbury Drive Office Retail                    0.2%            1          0.2%         1
 152      152       152-001    Golden West Drive                                   0.2%            1          0.2%         1
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 153      153       153-001    Diho Square Shopping Center                         0.2%            1          0.2%         1
 154      154       154-001    Quality Inn Homestead Park                          0.2%            1          0.2%         1
 155      155       155-001    Savannah Apartments                                 0.2%            2          1.6%         1
 156      156       156-001    Crockett Square                                     0.2%            1          0.2%         1
 157      157       157-001    Publix Jacksonville                                 0.2%            1          0.2%         1
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 158      158       158-001    Westlake I & II                                     0.2%            1          0.2%         1
 159      159       159-001    Publix Orange Park                                  0.2%            1          0.2%         1
 160      160       160-001    711 Daily Drive                                     0.2%            1          0.2%         1
 161      161       161-001    20-22 Meridian Road                                 0.2%            1          0.2%         1
 162      162       162-001    Heritage Center                                     0.1%            1          0.1%         1
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 163      163       163-001    Alhambra Retail                                     0.1%            1          0.1%         1
 164      164       164-001    New Brighton Apartments                             0.2%            2          1.5%         1
 165      165       165-001    Teaberry Greene Townhomes                           0.2%            2          1.4%         1
 166      166       166-001    4300 Green River Retail                             0.2%            1          0.2%         1
 167      167       167-001    1528 Chestnut Street                                0.2%            1          0.2%         1
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 168      168       168-001    The Meadowridge Business Center                     0.2%            1          0.2%         1
 169      169       169-001    FedEx Ground Distribution Building - Seaford        0.2%            1          0.2%         1
 170      170       170-001    Sunquest Apartments                                 0.2%            2          1.3%         1
 171      171       171-001    The Crossing, Phase II                              0.2%            1          0.2%         1
 172      172       172-001    New Center Greens                                   0.2%            2          1.3%         1
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 173      173       173-001    Hampton Inn & Suites - Salt Lake City Airport       0.2%            1          0.2%         1
 174      174       174-001    Hebron Crossing                                     0.2%            1          0.2%         1
 175      175       175-001    120 Moonachie Avenue                                0.2%            1          0.2%         1
 176      176                  Attleboro Corporate Campus                          0.2%            1          0.2%         2
176-a               176-001    Attleboro Corporate Campus Bldg. 12                 0.1%                       0.2%         1
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176-b               176-002    Attleboro Corporate Campus Bldg. 5                  0.0%                       0.0%         1
 177      177       177-001    Evenhaim Building                                   0.2%            1          0.2%         1
 178      178       178-001    Tessar Professional Building                        0.2%            1          0.2%         1
 179      179       179-001    Franconia Professional Center                       0.2%            1          0.2%         1
 180      180       180-001    Burbank Retail Stores                               0.2%            1          0.2%         1
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 181      181       181-001    Mountvue Place                                      0.2%            1          0.2%         1
 182      182       182-001    The Saxe Building                                   0.2%            2          1.3%         1
 183      183       183-001    220 Labs Industrial Buildings                       0.2%            1          0.2%         1
 184      184       184-001    Beacon Hill Hotel and Bistro                        0.2%            1          0.2%         1
 185      185       185-001    Lake Zurich Self Storage                            0.2%            1          0.2%         1
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 186      186       186-001    Watt Eighty Industrial                              0.2%            1          0.2%         1
 187      187       187-001    Holiday Inn Express - Cocoa Beach                   0.2%            1          0.2%         1
 188      188       188-001    Monson Plaza                                        0.2%            1          0.2%         1
 189      189       189-001    Alameda Park Apartments                             0.1%            2          1.2%         1
 190      190       190-001    Security Central Storage                            0.1%            1          0.2%         1
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 191      191       191-001    Teel Village Shopping Center                        0.1%            1          0.2%         1
 192      192       192-001    1315 South Pleasantburg Drive                       0.1%            1          0.2%         1
 193      193       193-001    Silver Shores MHC                                   0.1%            1          0.2%         1
 194      194       194-001    897 Independence Drive                              0.1%            1          0.2%         1
 195      195       195-001    Rancho Cucamonga Industrial                         0.1%            1          0.2%         1
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 196      196       196-001    Newport Federal - Hualalai Center                   0.1%            1          0.2%         1
 197      197       197-001    Raley's Office Building                             0.1%            1          0.2%         1
 198      198       198-001    Seven Star Mobile Home Park                         0.1%            1          0.2%         1
 199      199       199-001    Food-4-Less - Rialto CA                             0.1%            1          0.2%         1
 200      200       200-001    JC Penney - MO                                      0.1%            1          0.2%         1
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 201      201       201-001    Commerce Bank                                       0.1%            1          0.2%         1
 202      202       202-001    Rite Aid - Flat Rock                                0.1%            1          0.1%         1
 203      203       203-001    New Englander Industrial Park                       0.1%            1          0.1%         1
 204      204       204-001    176 East 176th Street                               0.1%            2          1.0%         1
 205      205       205-001    Rite Aid - Warren                                   0.1%            1          0.1%         1
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 206      206       206-001    Rice & Maryland Center                              0.1%            1          0.1%         1
 207      207       207-001    Parker Place Office Building                        0.1%            1          0.1%         1
 208      208       208-001    Crow Canyon Executive Park                          0.1%            1          0.1%         1
 209      209       209-001    Best Western Deep River                             0.1%            1          0.1%         1
 210      210       210-001    3494 East Sunset Road Industrial                    0.1%            1          0.1%         1
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 211      211       211-001    43 Corporate Park                                   0.1%            1          0.1%         1
 212      212       212-001    Eckerd - Mattydale                                  0.1%            1          0.1%         1
 213      213       213-001    Park Hill Apartments                                0.1%            2          0.9%         1
 214      214       214-001    Super 8 Mission Valley                              0.1%            1          0.1%         1
 215      215       215-001    Emerald Vista Apartments I                          0.1%            2          0.9%         1
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 216      216       216-001    Eckerd - Philadelphia                               0.1%            1          0.1%         1
 217      217       217-001    Monroe Retail Center                                0.1%            1          0.1%         1
 218      218       218-001    Eckerd - Syracuse (Valley)                          0.1%            1          0.1%         1
 219      219       219-001    4600-4646 California Avenue                         0.1%            1          0.1%         1
 220      220       220-001    301 Alpha Drive                                     0.1%            1          0.1%         1
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 221      221       221-001    1730-1740 Junction Avenue                           0.1%            1          0.1%         1
 222      222       222-001    Newport Federal - 881 Dover Drive                   0.1%            1          0.1%         1
 223      223       223-001    Furniture Room Littleton                            0.1%            1          0.1%         1
 224      224       224-001    Best Western Wendover                               0.1%            1          0.1%         1
 225      225       225-001    Eckerd - Liverpool (Route 57)                       0.1%            1          0.1%         1
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 226      226       226-001    Coconut Grove Shopping Center                       0.1%            1          0.1%         1
 227      227       227-001    Parkside Townhome Apartments                        0.1%            2          0.8%         1
 228      228       228-001    Eckerd - Elmira North Main                          0.1%            1          0.1%         1
 229      229       229-001    Oak Tree Plaza                                      0.1%            1          0.1%         1
 230      230       230-001    Cedargate Apartments                                0.1%            2          0.8%         1
---------------------------------------------------------------------------------------------------------------------------------
 231      231       231-001    Radisson Professional Building                      0.1%            1          0.1%         1
 232      232       232-001    Kenosha Retail Center                               0.1%            1          0.1%         1
 233      233       233-001    Shannon Oaks                                        0.1%            1          0.1%         1
 234      234       234-001    54th & El Cajon Boulevard                           0.1%            1          0.1%         1
 235      235       235-001    San Ramon Plaza                                     0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 236      236       236-001    2505 Olinville Avenue                               0.1%            2          0.8%         1
 237      237       237-001    The Shoppes at the Grove                            0.1%            1          0.1%         1
 238      238       238-001    Pomona Valley Hospital Medical Center               0.1%            1          0.1%         1
 239      239       239-001    Tractor Supply - Waldorf, MD                        0.1%            1          0.1%         1
 240      240       240-001    Pleasant Ridge                                      0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 241      241       241-001    Valley Plaza Retail Center II                       0.1%            1          0.1%         1
 242      242       242-001    Rite Aid - Macomb                                   0.1%            1          0.1%         1
 243      243       243-001    Arizona 1 Industrial                                0.1%            1          0.1%         1
 244      244       244-001    Walgreens Rochester Retail                          0.1%            1          0.1%         1
 245      245       245-001    Portofino Center                                    0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 246      246       246-001    Cary Hill Plaza Shopping Center                     0.1%            1          0.1%         1
 247      247       247-001    7793 Mentor Avenue                                  0.1%            1          0.1%         1
 248      248       248-001    3990 Royal Avenue                                   0.1%            1          0.1%         1
 249      249       249-001    Dairy Ashford Center                                0.1%            1          0.1%         1
 250      250       250-001    Days Inn Banning                                    0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 251      251       251-001    Centennial Ridge                                    0.1%            1          0.1%         1
 252      252       252-001    Eckerd - Cortlandville                              0.1%            1          0.1%         1
 253      253       253-001    4217 American Boulevard West                        0.1%            1          0.1%         1
 254      254       254-001    CVS - Derry                                         0.1%            1          0.1%         1
 255      255       255-001    4650 Forge Road                                     0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 256      256       256-001    1460 Westwood Boulevard Office Building             0.1%            1          0.1%         1
 257      257       257-001    Hibbing Marketplace                                 0.1%            1          0.1%         1
 258      258       258-001    Eckerd - Old Liverpool                              0.1%            1          0.1%         1
 259      259       259-001    Biscayne Apartments                                 0.1%            2          0.6%         1
 260      260       260-001    Limestone Market Place and Advanced Auto Parts      0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 261      261       261-001    Rite Aid - Lansing                                  0.1%            1          0.1%         1
 262      262       262-001    Dwight Way Apartments                               0.1%            2          0.6%         1
 263      263       263-001    51 Federal Street                                   0.1%            1          0.1%         1
 264      264       264-001    172-174 Summerhill Road                             0.1%            1          0.1%         1
 265      265       265-001    CVS - West Monroe                                   0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 266      266       266-001    Captains Cove                                       0.1%            1          0.1%         1
 267      267       267-001    JP Morgan Chase Branch                              0.1%            1          0.1%         1
 268      268       268-001    5830-5832 Uplander Way                              0.1%            1          0.1%         1
 269      269       269-001    4003 Neptune Street                                 0.1%            1          0.1%         1
 270      270       270-001    West Bend Plaza                                     0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 271      271       271-001    3410 S. Redwood Road                                0.1%            1          0.1%         1
 272      272       272-001    25-33 1/2 Mill Road                                 0.1%            1          0.1%         1
 273      273       273-001    15845 South Harlem Avenue                           0.1%            1          0.1%         1
 274      274       274-001    Plaza Center                                        0.1%            1          0.1%         1
 275      275       275-001    344 East 209th Street                               0.1%            2          0.5%         1
---------------------------------------------------------------------------------------------------------------------------------
 276      276       276-001    Country Club Shops                                  0.1%            1          0.1%         1
 277      277       277-001    2960 Post Road                                      0.1%            1          0.1%         1
 278      278       278-001    Park Place Apartments                               0.1%            2          0.4%         1
 279      279       279-001    TnT Mini Storage, Kelseyville                       0.1%            1          0.1%         1
 280      280       280-001    Smyrna Market Village, Building I                   0.1%            1          0.1%         1
---------------------------------------------------------------------------------------------------------------------------------
 281      281       281-001    Fed Ex - Maple Grove                                0.1%            1          0.1%         1
 282      282       282-001    2340 East Olympic Boulevard                         0.1%            1          0.1%         1
 283      283       283-001    Castle Rock Storage Haus                            0.1%            1          0.1%         1
 284      284       284-001    State 50 Shopping Center                            0.1%            1          0.1%         1
 285      285       285-001    2935 Holland Avenue                                 0.1%            2          0.4%         1
---------------------------------------------------------------------------------------------------------------------------------
 286      286       286-001    M&H Properties, LLC                                 0.1%            2          0.4%         1
 287      287       287-001    Hollywood Video Tucson                              0.1%            1          0.1%         1
 288      288       288-001    Rite Aid - Farmington                               0.0%            1          0.1%         1
 289      289       289-001    Pacific Dental Services - Las Vegas                 0.0%            1          0.1%         1
 290      290       290-001    Merrydale Apartments                                0.0%            2          0.4%         1
---------------------------------------------------------------------------------------------------------------------------------
 291      291       291-001    SESAC Building                                      0.0%            1          0.1%         1
 292      292       292-001    2895 University Drive                               0.0%            1          0.0%         1
 293      293       293-001    SecurCare Self Storage                              0.0%            1          0.0%         1
 294      294       294-001    2885 Briggs Avenue                                  0.0%            2          0.3%         1
 295      295       295-001    Fulton Apartments #1                                0.0%            1          0.0%         1
---------------------------------------------------------------------------------------------------------------------------------
 296      296       296-001    Fulton Apartments #2                                0.0%            1          0.0%         1
 297      297       297-001    Nevada Federal Credit Union                         0.0%            1          0.0%         1
 298      298       298-001    5889 Opohonga Street                                0.0%            1          0.0%         1
 299      299       299-001    Rite-Aid Lansing                                    0.0%            1          0.0%         1
 300      300       300-001    Main Street Retail                                  0.0%            1          0.0%         1
---------------------------------------------------------------------------------------------------------------------------------
 301      301       301-001    Valencia Flex Industrial                            0.0%            1          0.0%         1
 302      302       302-001    Ellsworth Apartments                                0.0%            1          0.0%         1
 303      303       303-001    Regent Apartments                                   0.0%            1          0.0%         1

        MORTGAGE                                                 CUT-OFF              BALANCE  GENERAL
          LOAN          LOAN PURPOSE           ORIGINAL             DATE                   AT  PROPERTY
  ID   SELLER (2)  (REFINANCE/ACQUISITION)  BALANCE ($)  BALANCE (3) ($)  MATURITY OR ARD ($)  TYPE
-----------------------------------------------------------------------------------------------------------------------------

  1       BSCMI           Refinance         146,000,000      145,889,811          125,313,070  Office
 1-a      BSCMI                              50,750,000       50,711,698           43,559,167  Office
 1-b      BSCMI                              38,000,000       37,971,321           32,615,731  Office
 1-c      BSCMI                              35,250,000       35,223,396           30,255,382  Office
 1-d      BSCMI                              22,000,000       21,983,396           18,882,791  Office
-----------------------------------------------------------------------------------------------------------------------------
  2       PMCF            Refinance          85,900,000       85,664,040           72,731,608  Hospitality
 2-a      PMCF                               20,900,000       20,842,589           17,696,048  Hospitality
 2-b      PMCF                               15,860,000       15,816,434           13,428,676  Hospitality
 2-c      PMCF                               11,690,000       11,657,889            9,897,934  Hospitality
 2-d      PMCF                                9,590,000        9,563,657            8,119,862  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 2-e      PMCF                                9,450,000        9,424,042            8,001,323  Hospitality
 2-f      PMCF                                7,840,000        7,818,464            6,638,135  Hospitality
 2-g      PMCF                                5,950,000        5,933,656            5,037,870  Hospitality
 2-h      PMCF                                4,620,000        4,607,309            3,911,759  Hospitality
  3       BSCMI          Acquisition         84,000,000       84,000,000           78,110,572  Office
-----------------------------------------------------------------------------------------------------------------------------
  4        WFB           Acquisition         75,044,000       75,044,000           68,875,772  Hospitality
 4-a       WFB                                5,886,777        5,886,777            5,402,915  Hospitality
 4-b       WFB                                4,213,809        4,213,809            3,867,456  Hospitality
 4-c       WFB                                3,812,957        3,812,957            3,499,552  Hospitality
 4-d       WFB                                3,314,173        3,314,173            3,041,765  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-e       WFB                                3,220,203        3,220,203            2,955,518  Hospitality
 4-f       WFB                                2,998,413        2,998,413            2,751,959  Hospitality
 4-g       WFB                                2,831,453        2,831,453            2,598,722  Hospitality
 4-h       WFB                                2,732,142        2,732,142            2,507,574  Hospitality
 4-i       WFB                                2,647,085        2,647,085            2,429,508  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-j       WFB                                2,489,051        2,489,051            2,284,464  Hospitality
 4-k       WFB                                2,075,708        2,075,708            1,905,096  Hospitality
 4-l       WFB                                1,938,340        1,938,340            1,779,018  Hospitality
 4-m       WFB                                1,886,392        1,886,392            1,731,341  Hospitality
 4-n       WFB                                1,813,329        1,813,329            1,664,283  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-o       WFB                                1,739,008        1,739,008            1,596,071  Hospitality
 4-p       WFB                                1,725,523        1,725,523            1,583,695  Hospitality
 4-q       WFB                                1,596,297        1,596,297            1,465,089  Hospitality
 4-r       WFB                                1,578,952        1,578,952            1,449,170  Hospitality
 4-s       WFB                                1,557,227        1,557,227            1,429,231  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-t       WFB                                1,552,449        1,552,449            1,424,845  Hospitality
 4-u       WFB                                1,522,134        1,522,134            1,397,022  Hospitality
 4-v       WFB                                1,514,322        1,514,322            1,389,853  Hospitality
 4-w       WFB                                1,460,270        1,460,270            1,340,243  Hospitality
 4-y       WFB                                1,420,530        1,420,530            1,303,769  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-z       WFB                                1,374,756        1,374,756            1,261,758  Hospitality
 4-aa      WFB                                1,267,635        1,267,635            1,163,442  Hospitality
 4-ab      WFB                                1,253,230        1,253,230            1,150,221  Hospitality
 4-ac      WFB                                1,240,597        1,240,597            1,138,627  Hospitality
 4-ad      WFB                                1,127,621        1,127,621            1,034,936  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-ae      WFB                                1,124,435        1,124,435            1,032,013  Hospitality
 4-af      WFB                                1,087,847        1,087,847              998,431  Hospitality
 4-ag      WFB                                1,069,255        1,069,255              981,367  Hospitality
 4-ah      WFB                                1,056,017        1,056,017              969,218  Hospitality
 4-ai      WFB                                1,038,936        1,038,936              953,541  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-aj      WFB                                1,030,394        1,030,394              945,700  Hospitality
 4-ak      WFB                                  869,504          869,504              798,035  Hospitality
 4-al      WFB                                  775,504          775,504              711,761  Hospitality
 4-am      WFB                                  705,108          705,108              647,152  Hospitality
 4-an      WFB                                  646,253          646,253              593,135  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 4-ao      WFB                                  609,590          609,590              559,485  Hospitality
 4-ap      WFB                                  509,797          509,797              467,894  Hospitality
 4-aq      WFB                                  390,230          390,230              358,155  Hospitality
 4-ar      WFB                                  340,752          340,752              312,743  Hospitality
  5        WFB           Acquisition         67,700,000       67,700,000           67,700,000  Office
-----------------------------------------------------------------------------------------------------------------------------
  6       BSCMI           Refinance          64,000,000       64,000,000           59,870,846  Office
  7       BSCMI          Acquisition         61,375,000       61,375,000           61,375,000  Retail
  8        WFB           Acquisition         54,500,000       54,500,000           54,500,000  Industrial
 8-a       WFB                                5,000,000        5,000,000            5,000,000  Industrial
 8-b       WFB                                3,650,000        3,650,000            3,650,000  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 8-c       WFB                                3,400,000        3,400,000            3,400,000  Industrial
 8-d       WFB                                3,280,000        3,280,000            3,280,000  Industrial
 8-e       WFB                                3,150,000        3,150,000            3,150,000  Industrial
 8-f       WFB                                2,925,000        2,925,000            2,925,000  Industrial
 8-g       WFB                                2,870,000        2,870,000            2,870,000  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 8-h       WFB                                2,800,000        2,800,000            2,800,000  Industrial
 8-i       WFB                                2,725,000        2,725,000            2,725,000  Industrial
 8-j       WFB                                2,600,000        2,600,000            2,600,000  Industrial
 8-k       WFB                                2,375,000        2,375,000            2,375,000  Industrial
 8-l       WFB                                2,150,000        2,150,000            2,150,000  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 8-m       WFB                                1,970,000        1,970,000            1,970,000  Industrial
 8-n       WFB                                1,950,000        1,950,000            1,950,000  Industrial
 8-o       WFB                                1,925,000        1,925,000            1,925,000  Industrial
 8-p       WFB                                1,890,000        1,890,000            1,890,000  Industrial
 8-q       WFB                                1,800,000        1,800,000            1,800,000  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 8-r       WFB                                1,775,000        1,775,000            1,775,000  Industrial
 8-s       WFB                                1,700,000        1,700,000            1,700,000  Industrial
 8-t       WFB                                1,400,000        1,400,000            1,400,000  Industrial
 8-u       WFB                                1,175,000        1,175,000            1,175,000  Industrial
 8-v       WFB                                1,030,000        1,030,000            1,030,000  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 8-w       WFB                                  960,000          960,000              960,000  Industrial
  9       BSCMI           Refinance          42,000,000       42,000,000           35,226,093  Hospitality
  10      BSCMI           Refinance          33,000,000       33,000,000           30,997,856  Multifamily
  11      BSCMI          Acquisition         31,550,000       31,550,000           31,550,000  Retail
  12     PCF II           Refinance          28,250,000       28,250,000           28,250,000  Retail
-----------------------------------------------------------------------------------------------------------------------------
  13      NLIC            Refinance          28,000,000       27,885,075           21,667,120  Office
  14     PCF II           Refinance          27,500,000       27,500,000           23,503,847  Office
  15      BSCMI           Refinance          27,360,000       27,360,000           22,963,231  Multifamily
  16      BSCMI           Refinance          27,000,000       26,513,898           17,520,500  Industrial
  17      BSCMI          Acquisition         26,250,000       26,250,000           26,250,000  Retail
-----------------------------------------------------------------------------------------------------------------------------
  18      BSCMI          Acquisition         26,000,000       26,000,000           23,557,669  Industrial
  19     PCF II          Acquisition         25,150,000       25,150,000           21,579,040  Office
  20      PMCF            Refinance          25,000,000       25,000,000           23,367,074  Retail
  21       WFB           Acquisition         24,800,000       24,800,000           23,295,657  Industrial
  22      BSCMI          Acquisition         24,375,000       24,375,000           24,375,000  Retail
-----------------------------------------------------------------------------------------------------------------------------
  23       WFB           Acquisition         23,200,000       23,182,740           19,941,819  Office
  24     PCF II           Refinance          23,000,000       22,904,703           15,033,807  Multifamily
  25      BSCMI          Acquisition         22,750,000       22,750,000           21,356,461  Retail
  26      BSCMI          Acquisition         22,650,000       22,650,000           22,650,000  Retail
  27       WFB           Acquisition         20,400,000       20,400,000           18,163,408  Retail
-----------------------------------------------------------------------------------------------------------------------------
  28      PMCF            Refinance          20,300,000       20,268,011           17,355,683  Office
  29      NLIC            Refinance          20,000,000       19,917,356           16,858,360  Multifamily
  30      BSCMI          Acquisition         19,450,000       19,450,000           18,215,958  Industrial
  31       PCF           Acquisition         19,000,000       19,000,000           15,539,405  Retail
  32      PMCF            Refinance          18,750,000       18,719,083           15,951,988  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 32-a     PMCF                               16,160,000       16,133,354           13,748,485  Industrial
 32-b     PMCF                                1,990,000        1,986,719            1,693,038  Industrial
 32-c     PMCF                                  600,000          599,011              510,464  Industrial
  33       WFB            Refinance          18,500,000       18,483,049           15,539,735  Multifamily
  34      PMCF           Acquisition         18,000,000       18,000,000           18,000,000  Retail
-----------------------------------------------------------------------------------------------------------------------------
  35     PCF II           Refinance          18,000,000       17,990,671           16,193,515  Multifamily
  36      BSCMI           Refinance          17,700,000       17,700,000           16,554,948  Mixed Use
  37      BSCMI          Acquisition         17,280,000       17,280,000           15,646,914  Industrial
  38      BSCMI          Acquisition         17,000,000       17,000,000           15,292,107  Office
  39      BSCMI          Acquisition         17,000,000       16,973,535           14,553,003  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
  40      BSCMI          Acquisition         16,500,000       16,500,000           15,481,081  Office
  41     PCF II           Refinance          16,500,000       16,481,432           13,229,424  Retail
  42       WFB            Refinance          16,100,000       16,100,000           15,066,662  Office
  43     PCF II           Refinance           9,100,000        9,093,174            7,815,436  Office
  44     PCF II           Refinance           6,900,000        6,894,824            5,925,991  Office
-----------------------------------------------------------------------------------------------------------------------------
  45     PCF II          Acquisition         15,000,000       15,000,000           15,000,000  Multifamily
  46      BSCMI          Acquisition         15,000,000       15,000,000           15,000,000  Retail
  47       WFB            Refinance          15,000,000       14,959,416           12,724,856  Multifamily
  48      BSCMI           Refinance          14,948,566       14,948,566           12,484,239  Multifamily
  49       WFB           Acquisition         14,700,000       14,700,000           14,700,000  Office
-----------------------------------------------------------------------------------------------------------------------------
  50       PCF           Acquisition         14,687,538       14,687,538           14,687,538  Retail
  51      NLIC            Refinance          14,500,000       14,500,000           13,147,851  Retail
  52      NLIC           Acquisition         14,400,000       14,400,000           13,124,424  Retail
  53      BSCMI           Refinance          14,210,000       14,210,000           12,556,969  Retail
  54       PCF           Acquisition         15,000,000       14,170,022              275,803  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
  55      BSCMI          Acquisition         14,000,000       14,000,000           12,596,030  Retail
  56     PCF II           Refinance          14,000,000       13,988,850           11,948,907  Retail
  57      BSCMI           Refinance          13,800,000       13,777,717           11,767,608  Retail
  58       WFB           Acquisition         13,400,000       13,400,000           11,969,515  Retail
  59      BSCMI          Acquisition         13,200,000       13,200,000           12,376,245  Retail
-----------------------------------------------------------------------------------------------------------------------------
  60     PCF II           Refinance          13,200,000       13,188,623           11,167,952  Multifamily
  61      PMCF           Acquisition         13,000,000       13,000,000           13,000,000  Retail
  62     PCF II           Refinance          12,550,000       12,531,431           11,069,938  Retail
  63      PMCF            Refinance          12,500,000       12,500,000           11,402,626  Multifamily
  64      BSCMI          Acquisition         12,500,000       12,464,306           10,530,868  Retail
-----------------------------------------------------------------------------------------------------------------------------
  65      BSCMI          Acquisition         12,025,000       12,025,000           10,718,996  Multifamily
  66     PCF II           Refinance          12,000,000       12,000,000           10,885,594  Retail
  67       PCF           Acquisition         11,531,000       11,531,000           11,531,000  Retail
  68      NLIC            Refinance          11,500,000       11,480,382            9,746,644  Industrial
  69      PMCF            Refinance          11,250,000       11,250,000           11,250,000  Retail
-----------------------------------------------------------------------------------------------------------------------------
  70      BSCMI           Refinance          11,240,000       11,240,000            9,431,565  Multifamily
  71       WFB            Refinance          11,225,000       11,225,000           10,002,657  Retail
  72       PCF           Acquisition         11,145,000       11,145,000           11,145,000  Retail
  73      BSCMI           Refinance          11,150,000       11,122,134            9,550,398  Hospitality
  74      BSCMI          Acquisition         11,100,000       11,100,000            9,875,792  Retail
-----------------------------------------------------------------------------------------------------------------------------
  75      PMCF           Acquisition         11,000,000       11,000,000           10,001,004  Retail
  76      BSCMI           Refinance          10,780,000       10,767,523            8,510,628  Hospitality
  77     PCF II           Refinance          10,700,000       10,700,000           10,700,000  Retail
  78     PCF II           Refinance          10,700,000       10,670,847            9,069,061  Office
  79      PMCF           Acquisition         10,500,000       10,500,000            4,048,367  Industrial
-----------------------------------------------------------------------------------------------------------------------------
  80      PMCF            Refinance          10,160,000       10,152,209            8,706,163  Office
  81      PMCF            Refinance          10,000,000       10,000,000            8,560,782  Retail
  82      PMCF            Refinance          10,000,000       10,000,000            9,093,518  Retail
  83      NLIC           Acquisition         10,000,000        9,992,602            8,600,416  Mixed Use
  84       WFB           Acquisition          9,956,000        9,956,000            9,137,668  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
  85      NLIC            Refinance           9,900,000        9,889,574            8,353,819  Retail
  86       WFB           Acquisition          9,800,000        9,800,000            9,220,973  Hospitality
  87      PMCF           Acquisition          9,550,000        9,550,000            8,677,819  Retail
  88      BSCMI           Refinance           9,500,000        9,500,000            8,629,354  Various
 88-a     BSCMI                               5,541,667        5,541,667            5,033,790  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 88-b     BSCMI                               3,958,333        3,958,333            3,595,564  Office
  89      PMCF            Refinance           9,500,000        9,484,746            8,105,801  Various
 89-a     PMCF                                2,950,000        2,945,263            2,517,065  Industrial
 89-b     PMCF                                2,800,000        2,795,504            2,389,078  Industrial
 89-c     PMCF                                2,710,000        2,705,649            2,312,286  Office
-----------------------------------------------------------------------------------------------------------------------------
 89-d     PMCF                                1,040,000        1,038,330              887,372  Industrial
  90      BSCMI           Refinance           9,400,000        9,400,000            9,083,462  Multifamily
  91       PCF            Refinance           9,300,000        9,282,541            8,339,979  Office
  92       WFB            Refinance           9,250,000        9,250,000            8,933,842  Retail
  93      NLIC            Refinance           9,000,000        9,000,000            7,814,765  Industrial
-----------------------------------------------------------------------------------------------------------------------------
  94      BSCMI           Refinance           9,000,000        9,000,000            8,171,312  Various
 94-a     BSCMI                               7,850,000        7,850,000            7,127,200  Industrial
 94-b     BSCMI                               1,150,000        1,150,000            1,044,112  Retail
  95       WFB            Refinance           9,000,000        8,992,501            7,643,701  Retail
  96      NLIC            Refinance           9,000,000        8,986,498            7,734,008  Office
-----------------------------------------------------------------------------------------------------------------------------
  97       WFB           Acquisition          9,000,000        8,911,892              316,053  Various
 97-a      WFB                                5,000,000        4,951,051              175,583  Office
 97-b      WFB                                2,500,000        2,475,526               87,794  Industrial
 97-c      WFB                                1,200,000        1,188,252               42,142  Industrial
 97-d      WFB                                  300,000          297,063               10,534  Industrial
-----------------------------------------------------------------------------------------------------------------------------
  98       WFB           Acquisition          8,960,000        8,865,979            7,505,596  Retail
  99      BSCMI          Acquisition          8,600,000        8,600,000            7,800,750  Retail
 100       PCF           Acquisition          8,535,000        8,535,000            8,535,000  Retail
 101      PMCF            Refinance           8,500,000        8,493,230            7,254,694  Retail
 102       WFB           Acquisition          8,500,000        8,460,106            7,189,649  Retail
-----------------------------------------------------------------------------------------------------------------------------
 103       WFB            Refinance           8,200,000        8,178,531            6,403,584  Hospitality
 104      BSCMI           Refinance           8,140,000        8,130,695            6,438,977  Hospitality
 105       PCF           Acquisition          8,000,000        8,000,000            6,532,209  Retail
 106       WFB           Acquisition          8,000,000        8,000,000            7,407,797  Office
 107      NLIC            Refinance           7,700,000        7,700,000            7,019,812  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 108       WFB            Refinance           7,700,000        7,694,079            6,596,308  Office
 109      BSCMI           Refinance           7,500,000        7,490,645            5,849,695  Hospitality
 110       WFB            Refinance           7,460,000        7,460,000            6,646,701  Mixed Use
 111       WFB           Acquisition          7,400,000        7,400,000            6,206,879  Hospitality
 112      PMCF            Refinance           7,350,000        7,338,418            6,283,954  Retail
-----------------------------------------------------------------------------------------------------------------------------
 113      BSCMI          Acquisition          7,325,000        7,325,000            6,638,373  Office
113-a     BSCMI                               5,417,448        5,417,448            4,909,630  Office
113-b     BSCMI                               1,907,552        1,907,552            1,728,743  Office
 114       PCF           Acquisition          7,280,000        7,280,000            6,471,995  Retail
 115      BSCMI          Acquisition          7,275,000        7,275,000            6,810,637  Mixed Use
-----------------------------------------------------------------------------------------------------------------------------
115-a     BSCMI                               2,543,000        2,543,000            2,380,681  Mixed Use
115-b     BSCMI                               2,531,000        2,531,000            2,369,447  Mixed Use
115-c     BSCMI                               2,201,000        2,201,000            2,060,510  Mixed Use
 116       PCF            Refinance           7,250,000        7,250,000            5,957,751  Office
 117      NLIC            Refinance           7,250,000        7,250,000            6,580,921  Retail
-----------------------------------------------------------------------------------------------------------------------------
 118       WFB            Refinance           7,210,000        7,210,000            6,537,655  Industrial
 119      PMCF            Refinance           7,200,000        7,200,000            5,674,503  Hospitality
 120      PMCF            Refinance           7,200,000        7,189,048            6,178,501  Retail
 121       WFB           Acquisition          7,040,000        7,040,000            6,292,278  Retail
 122     PCF II          Acquisition          7,035,000        7,035,000            6,747,417  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 123       WFB            Refinance           3,950,000        3,950,000            3,562,506  Retail
 124       WFB            Refinance           3,050,000        3,050,000            2,750,795  Retail
 125      BSCMI          Acquisition          7,000,000        7,000,000            6,360,226  Office
 126     PCF II           Refinance           7,000,000        6,994,559            5,989,838  Self Storage
 127       WFB            Refinance           7,000,000        6,991,188            5,451,211  Office
-----------------------------------------------------------------------------------------------------------------------------
 128       WFB           Acquisition          7,000,000        6,989,425            6,011,112  Retail
 129      BSCMI           Refinance           7,000,000        6,982,783            6,006,953  Industrial
 130      PMCF            Refinance           7,000,000        6,980,436            5,219,583  Hospitality
 131       WFB           Acquisition          6,950,000        6,950,000            6,530,915  Retail
 132      PMCF            Refinance           6,800,000        6,800,000            5,821,331  Retail
-----------------------------------------------------------------------------------------------------------------------------
 133      PMCF            Refinance           6,800,000        6,781,902            5,780,427  Industrial
 134     PCF II           Refinance           6,750,000        6,744,767            5,777,558  Retail
 135       PCF           Acquisition          6,660,000        6,653,928            5,597,702  Retail
 136     PCF II           Refinance           6,600,000        6,600,000            5,625,951  Office
 137       WFB           Acquisition          6,500,000        6,494,961            5,563,574  Retail
-----------------------------------------------------------------------------------------------------------------------------
 138      PMCF            Refinance           6,500,000        6,490,489            5,936,059  Retail
 139      PMCF            Refinance           6,485,000        6,485,000            5,762,271  Retail
 140      BSCMI           Refinance           6,500,000        6,478,140            5,553,385  Industrial
 141      PMCF            Refinance           6,430,238        6,430,238            5,751,711  Retail
 142       WFB            Refinance           6,400,000        6,395,079            5,482,646  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 143       WFB            Refinance           6,500,000        6,392,485            4,978,131  Hospitality
 144       WFB            Refinance           6,360,000        6,360,000            5,440,020  Retail
 145      BSCMI          Acquisition          6,300,000        6,300,000            5,907,075  Retail
 146       WFB           Acquisition          6,280,000        6,280,000            5,702,176  Multifamily
 147       WFB           Acquisition          6,240,000        6,240,000            5,699,445  Retail
-----------------------------------------------------------------------------------------------------------------------------
 148       WFB            Refinance           6,200,000        6,190,283            5,303,782  Multifamily
 149      NLIC            Refinance           6,200,000        6,128,272            5,188,516  Office
 150      PMCF            Refinance           6,000,000        6,000,000            5,631,474  Multifamily
 151       WFB            Refinance           6,000,000        6,000,000            5,336,609  Mixed Use
 152      NLIC            Refinance           6,000,000        5,995,272            5,126,833  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 153     PCF II           Refinance           6,000,000        5,990,340            5,117,977  Retail
 154       WFB            Refinance           6,000,000        5,961,514            2,740,636  Hospitality
 155       WFB           Acquisition          5,950,000        5,945,425            5,097,147  Multifamily
 156       PCF           Acquisition          5,812,000        5,812,000            5,812,000  Retail
 157       WFB           Acquisition          5,750,000        5,750,000            5,385,982  Retail
-----------------------------------------------------------------------------------------------------------------------------
 158     PCF II          Acquisition          5,710,000        5,710,000            5,359,267  Industrial
 159       WFB           Acquisition          5,650,000        5,650,000            5,302,266  Retail
 160      BSCMI           Refinance           5,600,000        5,600,000            5,075,217  Office
 161      BSCMI           Refinance           5,500,000        5,484,251            4,631,908  Industrial
 162      PMCF           Acquisition          2,885,000        2,880,515            2,470,082  Office
-----------------------------------------------------------------------------------------------------------------------------
 163      PMCF            Refinance           2,585,000        2,580,981            2,213,228  Retail
 164       WFB            Refinance           5,470,000        5,461,240            4,668,579  Multifamily
 165       WFB            Refinance           5,300,000        5,295,858            4,532,582  Multifamily
 166      PMCF            Refinance           5,200,000        5,200,000            4,565,662  Retail
 167      BSCMI           Refinance           5,200,000        5,187,101            4,457,905  Retail
-----------------------------------------------------------------------------------------------------------------------------
 168      BSCMI           Refinance           5,200,000        5,186,384            4,429,192  Industrial
 169       WFB           Acquisition          5,200,000        5,153,396            4,384,040  Industrial
 170      BSCMI           Refinance           5,000,000        4,992,146            4,276,267  Multifamily
 171       WFB            Refinance           4,990,000        4,990,000            4,529,489  Retail
 172     PCF II           Refinance           5,000,000        4,979,457            3,275,803  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 173       WFB           Acquisition          5,000,000        4,966,132            4,244,458  Hospitality
 174      BSCMI          Acquisition          4,900,000        4,900,000            4,596,002  Retail
 175     PCF II          Acquisition          4,875,000        4,871,241            4,175,051  Industrial
 176      BSCMI           Refinance           4,800,000        4,788,673            3,780,833  Industrial
176-a     BSCMI                               4,204,380        4,194,458            3,311,679  Industrial
-----------------------------------------------------------------------------------------------------------------------------
176-b     BSCMI                                 595,620          594,214              469,154  Industrial
 177      BSCMI          Acquisition          4,750,000        4,738,362            3,718,669  Mixed Use
 178       WFB           Acquisition          4,750,000        4,738,117            4,068,094  Office
 179     PCF II           Refinance           4,700,000        4,696,337            4,020,605  Office
 180       WFB            Refinance           4,700,000        4,693,123            4,049,045  Retail
-----------------------------------------------------------------------------------------------------------------------------
 181      PMCF            Refinance           4,700,000        4,691,645            3,964,474  Mixed Use
 182       WFB            Refinance           4,700,000        4,686,138            3,942,601  Multifamily
 183       WFB            Refinance           4,600,000        4,584,926            3,941,886  Industrial
 184      BSCMI           Refinance           4,600,000        4,576,535            3,601,336  Hospitality
 185       WFB            Refinance           4,500,000        4,500,000            4,500,000  Self Storage
-----------------------------------------------------------------------------------------------------------------------------
 186       WFB           Acquisition          4,500,000        4,500,000            4,500,000  Industrial
 187      PMCF            Refinance           4,500,000        4,494,566            3,528,686  Hospitality
 188      BSCMI          Acquisition          4,425,000        4,425,000            3,933,128  Retail
 189       WFB            Refinance           4,340,000        4,333,050            3,704,139  Multifamily
 190      PMCF            Refinance           4,340,000        4,329,022            3,379,626  Self Storage
-----------------------------------------------------------------------------------------------------------------------------
 191     PCF II          Acquisition          4,300,000        4,293,242            3,677,378  Retail
 192       PCF           Acquisition          4,286,000        4,286,000            4,286,000  Retail
 193       WFB            Refinance           4,275,000        4,275,000            3,880,924  Manufactured Housing Community
 194       WFB            Refinance           4,232,000        4,220,737            3,597,466  Industrial
 195       WFB            Refinance           4,170,000        4,166,846            3,578,342  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 196       WFB            Refinance           4,000,000        4,000,000            3,576,394  Office
 197      BSCMI          Acquisition          4,000,000        4,000,000            3,570,589  Office
 198       WFB            Refinance           4,000,000        3,993,714            3,420,818  Manufactured Housing Community
 199       WFB            Refinance           4,000,000        3,968,341            3,379,005  Retail
 200       WFB            Refinance           3,900,000        3,896,977            3,338,145  Retail
-----------------------------------------------------------------------------------------------------------------------------
 201       WFB            Refinance           3,875,000        3,872,085            3,327,067  Other
 202      BSCMI           Refinance           3,750,000        3,750,000            3,403,228  Retail
 203      BSCMI           Refinance           3,700,000        3,683,198            3,143,006  Industrial
 204      BSCMI           Refinance           3,683,177        3,683,177            3,519,495  Multifamily
 205      BSCMI           Refinance           3,675,000        3,675,000            3,335,164  Retail
-----------------------------------------------------------------------------------------------------------------------------
 206       WFB            Refinance           3,600,000        3,594,403            3,082,251  Retail
 207       WFB           Acquisition          3,600,000        3,591,679            2,844,980  Office
 208       WFB            Refinance           3,600,000        3,580,899            1,989,026  Office
 209      PMCF            Refinance           3,570,000        3,565,961            2,828,485  Hospitality
 210       WFB           Acquisition          3,550,000        3,550,000            3,271,646  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 211       WFB            Refinance           3,500,000        3,500,000            3,129,618  Office
 212      BSCMI           Refinance           3,492,000        3,483,346            2,993,994  Retail
 213      PMCF            Refinance           3,460,000        3,460,000            3,244,550  Multifamily
 214      BSCMI           Refinance           3,450,000        3,441,541            2,961,654  Hospitality
 215       WFB            Refinance           3,340,000        3,337,318            2,848,210  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 216      BSCMI           Refinance           3,340,000        3,331,723            2,863,671  Retail
 217      NLIC            Refinance           3,300,000        3,300,000            2,806,475  Retail
 218      BSCMI           Refinance           3,283,000        3,274,801            2,812,253  Retail
 219     PCF II          Acquisition          3,272,500        3,269,963            2,801,045  Mixed Use
 220      NLIC            Refinance           3,250,000        3,245,997            2,540,147  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 221     PCF II          Acquisition          3,200,000        3,194,807            2,727,221  Industrial
 222       WFB            Refinance           3,150,000        3,150,000            2,816,656  Office
 223       WFB            Refinance           3,100,000        3,095,552            2,675,833  Retail
 224      PMCF            Refinance           3,080,000        3,076,515            2,440,262  Hospitality
 225      BSCMI           Refinance           3,059,000        3,051,419            2,622,745  Retail
-----------------------------------------------------------------------------------------------------------------------------
 226      BSCMI          Acquisition          3,050,000        3,050,000            2,772,229  Retail
 227      PMCF            Refinance           3,050,000        3,042,443            2,615,102  Multifamily
 228      BSCMI           Refinance           3,040,000        3,032,281            2,598,991  Retail
 229      PMCF           Acquisition          3,015,000        3,015,000            2,743,227  Retail
 230     PCF II           Refinance           3,000,000        3,000,000            2,575,487  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 231       WFB            Refinance           3,000,000        3,000,000            2,672,588  Office
 232       WFB            Refinance           3,000,000        2,995,462            2,575,828  Retail
 233     PCF II           Refinance           3,000,000        2,992,128            2,554,638  Office
 234      NLIC            Refinance           3,000,000        2,991,845            2,543,475  Retail
 235       WFB           Acquisition          3,000,000        2,974,628            2,509,901  Retail
-----------------------------------------------------------------------------------------------------------------------------
 236      BSCMI           Refinance           2,950,000        2,950,000            2,816,575  Multifamily
 237       WFB           Acquisition          2,925,000        2,925,000            2,612,924  Retail
 238       WFB           Acquisition          2,925,000        2,920,403            2,501,473  Industrial
 239       WFB           Acquisition          2,908,000        2,908,000            2,741,828  Retail
 240       WFB           Acquisition          2,870,000        2,870,000            2,601,211  Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------
 241       WFB            Refinance           2,800,000        2,789,271            1,868,984  Retail
 242      BSCMI           Refinance           2,775,000        2,775,000            2,518,389  Retail
 243       WFB            Refinance           2,770,000        2,763,045            2,371,332  Industrial
 244       WFB           Acquisition          2,750,000        2,750,000            2,582,083  Retail
 245      NLIC            Refinance           2,715,000        2,710,733            2,321,881  Retail
-----------------------------------------------------------------------------------------------------------------------------
 246      BSCMI          Acquisition          2,660,000        2,660,000            1,970,057  Retail
 247     PCF II          Acquisition          2,500,000        2,496,249            2,148,336  Retail
 248     PCF II           Refinance           2,500,000        2,496,166            2,143,494  Industrial
 249       WFB            Refinance           2,500,000        2,496,132            2,141,517  Retail
 250      BSCMI           Refinance           2,450,000        2,443,877            2,098,519  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
 251       WFB           Acquisition          2,411,000        2,407,482            2,077,652  Retail
 252      BSCMI           Refinance           2,404,000        2,397,996            2,059,293  Retail
 253     PCF II          Acquisition          2,390,000        2,384,247            1,876,545  Retail
 254      BSCMI           Refinance           2,300,000        2,300,000            2,300,000  Retail
 255     PCF II          Acquisition          2,300,000        2,298,990            2,169,344  Industrial
-----------------------------------------------------------------------------------------------------------------------------
 256       WFB            Refinance           2,300,000        2,294,506            2,166,863  Mixed Use
 257       WFB            Refinance           2,284,000        2,282,338            1,967,615  Retail
 258      BSCMI           Refinance           2,208,000        2,202,486            1,891,397  Retail
 259       WFB            Refinance           2,167,500        2,164,167            1,857,882  Multifamily
 260     PCF II          Acquisition          2,100,000        2,098,459            1,807,598  Retail
-----------------------------------------------------------------------------------------------------------------------------
 261       WFB           Acquisition          2,100,000        2,098,446            1,806,087  Retail
 262     PCF II           Refinance           2,100,000        2,098,385            1,798,993  Multifamily
 263       WFB            Refinance           2,100,000        2,094,358            1,783,047  Office
 264     PCF II           Refinance           2,090,000        2,090,000            1,790,216  Office
 265      BSCMI           Refinance           2,085,000        2,079,793            1,786,033  Retail
-----------------------------------------------------------------------------------------------------------------------------
 266       WFB            Refinance           2,050,000        2,050,000            1,754,463  Retail
 267      BSCMI          Acquisition          2,050,000        2,050,000            2,050,000  Retail
 268     PCF II           Refinance           2,000,000        2,000,000            1,883,188  Industrial
 269     PCF II          Acquisition          2,000,000        1,996,999            1,718,668  Retail
 270       WFB            Refinance           2,000,000        1,996,848            1,709,919  Retail
-----------------------------------------------------------------------------------------------------------------------------
 271     PCF II           Refinance           2,000,000        1,994,936            1,710,448  Self Storage
 272      BSCMI           Refinance           1,900,000        1,893,602            1,402,955  Retail
 273     PCF II          Acquisition          1,850,000        1,848,650            1,593,293  Retail
 274       WFB            Refinance           1,800,000        1,795,727            1,550,915  Office
 275      BSCMI           Refinance           1,763,704        1,763,704            1,685,324  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 276       WFB            Refinance           1,740,000        1,732,499            1,487,700  Retail
 277     PCF II           Refinance           1,700,000        1,696,594            1,120,268  Office
 278     PCF II           Refinance           1,650,000        1,648,728            1,413,093  Multifamily
 279       WFB            Refinance           1,600,000        1,598,862            1,381,412  Self Storage
 280     PCF II          Acquisition          1,550,000        1,550,000            1,396,941  Retail
-----------------------------------------------------------------------------------------------------------------------------
 281       WFB            Refinance           1,500,000        1,500,000            1,500,000  Industrial
 282       WFB            Refinance           1,500,000        1,498,261            1,183,882  Industrial
 283       WFB            Refinance           1,500,000        1,491,017              998,672  Self Storage
 284       WFB           Acquisition          1,485,000        1,477,564            1,166,385  Retail
 285      BSCMI           Refinance           1,477,291        1,477,291            1,411,639  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 286       WFB           Acquisition          1,480,000        1,475,222            1,270,414  Multifamily
 287       WFB            Refinance           1,465,000        1,461,449            1,259,288  Retail
 288       WFB           Acquisition          1,450,800        1,449,744            1,249,832  Retail
 289       WFB            Refinance           1,350,000        1,348,080            1,166,247  Office
 290       WFB            Refinance           1,350,000        1,347,969            1,159,775  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 291      NLIC           Acquisition          1,325,000        1,323,067            1,141,804  Office
 292     PCF II           Refinance           1,250,000        1,248,114            1,073,565  Retail
 293       WFB            Refinance           1,200,000        1,198,259            1,034,660  Self Storage
 294      BSCMI           Refinance           1,180,828        1,180,828            1,128,352  Multifamily
 295     PCF II           Refinance           1,150,000        1,149,116              985,163  Multifamily
-----------------------------------------------------------------------------------------------------------------------------
 296     PCF II           Refinance           1,150,000        1,149,116              985,163  Multifamily
 297       WFB            Refinance           1,100,000        1,098,570              958,288  Office
 298     PCF II           Refinance           1,100,000        1,098,390              947,649  Self Storage
 299      BSCMI          Acquisition          1,041,000        1,041,000            1,041,000  Retail
 300       WFB            Refinance           1,036,000        1,035,253              893,233  Mixed Use
-----------------------------------------------------------------------------------------------------------------------------
 301       WFB           Acquisition          1,025,000        1,023,573              887,306  Industrial
 302     PCF II           Refinance           1,000,000          999,291              943,373  Multifamily
 303     PCF II           Refinance             900,000          899,362              849,035  Multifamily

       DETAILED                                                   INTEREST       ORIGINAL      STATED REMAINING     ORIGINAL
       PROPERTY                        INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY  TERM TO MATURITY   AMORTIZATION
  ID   TYPE                            RATE (4)     FEE RATE        BASIS      OR ARD (MOS.)     OR ARD (MOS.)   TERM (MOS.) (4)
--------------------------------------------------------------------------------------------------------------------------------

  1    Urban                            6.3480%     0.03153%     Actual/360         120               119              360
 1-a   Urban
 1-b   Urban
 1-c   Urban
 1-d   Urban
--------------------------------------------------------------------------------------------------------------------------------
  2    Various                          5.8750%     0.02153%     Actual/360         120               117              360
 2-a   Full Service
 2-b   Limited Service
 2-c   Limited Service
 2-d   Extended Stay
--------------------------------------------------------------------------------------------------------------------------------
 2-e   Extended Stay
 2-f   Extended Stay
 2-g   Extended Stay
 2-h   Extended Stay
  3    Suburban                         5.4417%     0.03153%     Actual/360         120               116              360
--------------------------------------------------------------------------------------------------------------------------------
  4    Various                          6.2940%     0.03153%     Actual/360         120               118              360
 4-a   Full Service
 4-b   Full Service
 4-c   Full Service
 4-d   Full Service
--------------------------------------------------------------------------------------------------------------------------------
 4-e   Limited Service
 4-f   Extended Stay
 4-g   Full Service
 4-h   Limited Service
 4-i   Extended Stay
--------------------------------------------------------------------------------------------------------------------------------
 4-j   Limited Service
 4-k   Full Service
 4-l   Limited Service
 4-m   Limited Service
 4-n   Extended Stay
--------------------------------------------------------------------------------------------------------------------------------
 4-o   Extended Stay
 4-p   Extended Stay
 4-q   Limited Service
 4-r   Extended Stay
 4-s   Extended Stay
--------------------------------------------------------------------------------------------------------------------------------
 4-t   Limited Service
 4-u   Extended Stay
 4-v   Limited Service
 4-w   Limited Service
 4-y   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 4-z   Limited Service
 4-aa  Extended Stay
 4-ab  Extended Stay
 4-ac  Limited Service
 4-ad  Extended Stay
--------------------------------------------------------------------------------------------------------------------------------
 4-ae  Limited Service
 4-af  Limited Service
 4-ag  Extended Stay
 4-ah  Limited Service
 4-ai  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 4-aj  Extended Stay
 4-ak  Limited Service
 4-al  Limited Service
 4-am  Limited Service
 4-an  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 4-ao  Full Service
 4-ap  Extended Stay
 4-aq  Limited Service
 4-ar  Limited Service
  5    Suburban                         6.3375%     0.03153%     Actual/360          60                59                0
--------------------------------------------------------------------------------------------------------------------------------
  6    Urban                            5.8935%     0.03153%     Actual/360         120               117              360
  7    Anchored                         5.9950%     0.03153%     Actual/360         120               118               0
  8    Flex                             6.1100%     0.03153%     Actual/360          84                82               0
 8-a   Flex
 8-b   Flex
--------------------------------------------------------------------------------------------------------------------------------
 8-c   Flex
 8-d   Flex
 8-e   Flex
 8-f   Flex
 8-g   Flex
--------------------------------------------------------------------------------------------------------------------------------
 8-h   Flex
 8-i   Flex
 8-j   Flex
 8-k   Flex
 8-l   Flex
--------------------------------------------------------------------------------------------------------------------------------
 8-m   Flex
 8-n   Flex
 8-o   Flex
 8-p   Flex
 8-q   Flex
--------------------------------------------------------------------------------------------------------------------------------
 8-r   Flex
 8-s   Flex
 8-t   Flex
 8-u   Flex
 8-v   Flex
--------------------------------------------------------------------------------------------------------------------------------
 8-w   Flex
  9    Full Service                     6.2610%     0.07153%     Actual/360         120               119              300
  10   Garden                           6.2090%     0.03153%     Actual/360         120               119              360
  11   Anchored                         5.9950%     0.03153%     Actual/360         120               118               0
  12   Anchored                         6.1700%     0.03153%     Actual/360         120               119               0
--------------------------------------------------------------------------------------------------------------------------------
  13   Urban                            5.8800%     0.09653%     Actual/360         120               117              300
  14   Suburban                         6.2800%     0.03153%       30/360           108               108              300
  15   Garden                           5.5750%     0.03153%     Actual/360         180               166              360
  16   Light                            5.5920%     0.03153%     Actual/360         120               112              240
  17   Anchored                         5.9950%     0.03153%     Actual/360         120               118               0
--------------------------------------------------------------------------------------------------------------------------------
  18   Warehouse                        6.0480%     0.03153%     Actual/360         120               118              360
  19   Urban                            6.3400%     0.03153%     Actual/360         120               120              360
  20   Anchored                         5.8300%     0.02153%     Actual/360         120               119              360
  21   Flex                             6.2100%     0.03153%     Actual/360         120               119              360
  22   Anchored                         5.9950%     0.03153%     Actual/360         120               118               0
--------------------------------------------------------------------------------------------------------------------------------
  23   Urban                            6.4000%     0.03153%     Actual/360         120               119              360
  24   Garden                           5.7600%     0.03153%     Actual/360         120               118              240
  25   Anchored                         6.1440%     0.03153%     Actual/360         120               118              360
  26   Anchored                         5.9950%     0.03153%     Actual/360         120               118               0
  27   Anchored                         6.1385%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  28   Suburban                         6.2000%     0.02153%     Actual/360         120               118              360
  29   Garden                           5.3000%     0.07653%     Actual/360         120               110              360
  30   Flex                             5.9650%     0.03153%     Actual/360         120               118              360
  31   Anchored                         5.3000%     0.03153%     Actual/360         120               120              300
  32   Various                          6.0300%     0.02153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 32-a  Flex
 32-b  Flex
 32-c  Warehouse
  33   Garden                           5.6100%     0.03153%     Actual/360         120               119              360
  34   Anchored                         5.9500%     0.04153%     Actual/360         120               119               0
--------------------------------------------------------------------------------------------------------------------------------
  35   Garden                           6.0900%     0.03153%     Actual/360         120               119              420
  36   Retail/Office                    5.8790%     0.03153%     Actual/360         120               115              360
  37   Warehouse                        6.0150%     0.03153%     Actual/360         120               118              360
  38   Suburban                         6.5940%     0.07153%     Actual/360         117               114              360
  39   Garden                           6.2450%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
  40   Suburban                         6.1030%     0.07153%     Actual/360         120               118              360
  41   Anchored                         5.9800%     0.03153%     Actual/360         120               119              318
  42   Urban                            5.9200%     0.03153%     Actual/360         120               115              360
  43   Suburban                         6.3700%     0.03153%     Actual/360         120               119              360
  44   Suburban                         6.3700%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  45   Garden                           6.0500%     0.03153%     Actual/360         120               118               0
  46   Free Standing                    6.1750%     0.03153%     Actual/360         120               120               0
  47   Garden                           5.9400%     0.03153%     Actual/360         120               117              360
  48   Garden                           5.4140%     0.03153%     Actual/360         180               166              360
  49   Suburban                         6.3800%     0.03153%     Actual/360          84                83               0
--------------------------------------------------------------------------------------------------------------------------------
  50   Anchored                         5.1600%     0.03153%       30/360            60                60                0
  51   Anchored                         6.1000%     0.10653%     Actual/360         120               119              360
  52   Anchored                         6.3800%     0.10653%     Actual/360         120               120              360
  53   Shadow Anchored                  5.7910%     0.07153%     Actual/360         120               116              360
  54   Garden                           5.4100%     0.03153%     Actual/360         180               165              180
--------------------------------------------------------------------------------------------------------------------------------
  55   Anchored                         5.6970%     0.03153%     Actual/360         120               115              360
  56   Anchored                         6.1500%     0.03153%     Actual/360         120               119              360
  57   Anchored                         6.1090%     0.03153%     Actual/360         120               118              360
  58   Anchored                         6.2750%     0.03153%     Actual/360         120               118              360
  59   Anchored                         6.0650%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  60   Garden                           5.8500%     0.03153%     Actual/360         120               119              360
  61   Anchored                         5.9900%     0.02153%     Actual/360         120               118               0
  62   Anchored                         6.4300%     0.03153%     Actual/360         120               118              360
  63   Student Housing                  6.4100%     0.02153%     Actual/360         120               118              360
  64   Anchored                         5.7070%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  65   Student Housing                  6.1950%     0.03153%     Actual/360         120               120              360
  66   Anchored                         6.1100%     0.03153%     Actual/360         120               118              360
  67   Anchored                         5.1700%     0.03153%       30/360            84                82               0
  68   Flex                             5.9000%     0.08153%     Actual/360         120               118              360
  69   Anchored                         5.9900%     0.02153%     Actual/360         120               118               0
--------------------------------------------------------------------------------------------------------------------------------
  70   Garden                           5.5750%     0.03153%     Actual/360         180               165              360
  71   Anchored                         6.1650%     0.03153%     Actual/360         120               118              360
  72   Free Standing                    5.1700%     0.03153%       30/360            84                82               0
  73   Limited Service                  6.2740%     0.03153%     Actual/360         120               117              360
  74   Shadow Anchored                  6.0940%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
  75   Anchored                         6.2300%     0.02153%     Actual/360         120               118              360
  76   Limited Service                  6.4890%     0.03153%     Actual/360         120               119              300
  77   Anchored                         6.3200%     0.03153%       30/360           120               118               0
  78   Suburban                         5.9100%     0.03153%     Actual/360         120               117              360
  79   Warehouse                        6.6300%     0.02153%     Actual/360         240               240              300
--------------------------------------------------------------------------------------------------------------------------------
  80   Suburban                         6.2900%     0.07153%     Actual/360         120               119              360
  81   Anchored                         6.2600%     0.02153%     Actual/360         120               120              360
  82   Anchored                         6.2400%     0.02153%     Actual/360         120               118              360
  83   Retail/Office                    6.4200%     0.10653%     Actual/360         120               119              360
  84   Limited Service                  6.2940%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
  85   Anchored                         5.3600%     0.11793%     Actual/360         120               107              348
  86   Limited Service                  6.3600%     0.03153%     Actual/360          84                81              360
  87   Anchored                         6.2000%     0.02153%     Actual/360         120               118              360
  88   Various                          6.1940%     0.03153%     Actual/360         120               119              360
 88-a  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 88-b  Urban
  89   Various                          6.1300%     0.02153%     Actual/360         120               118              360
 89-a  Flex
 89-b  Flex
 89-c  Suburban
--------------------------------------------------------------------------------------------------------------------------------
 89-d  Flex
  90   Garden                           6.2250%     0.03153%     Actual/360          60                58              360
  91   Medical                          5.5230%     0.03153%     Actual/360          84                82              360
  92   Anchored                         6.1800%     0.03153%     Actual/360          60                59              360
  93   Flex                             5.9400%     0.08153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
  94   Various                          6.1680%     0.03153%     Actual/360         120               117              360
 94-a  Flex
 94-b  Unanchored
  95   Anchored                         5.9800%     0.05153%     Actual/360         120               119              360
  96   Suburban                         6.3800%     0.10653%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
  97   Various                          6.4800%     0.03153%     Actual/360         240               235              240
 97-a  Suburban
 97-b  Warehouse
 97-c  Warehouse
 97-d  Light
--------------------------------------------------------------------------------------------------------------------------------
  98   Unanchored                       5.5300%     0.03153%     Actual/360         120               110              360
  99   Shadow Anchored                  6.1060%     0.03153%     Actual/360         120               118              360
 100   Free Standing                    5.1700%     0.03153%       30/360            84                82               0
 101   Shadow Anchored                  6.1500%     0.02153%     Actual/360         120               119              360
 102   Anchored                         5.8400%     0.03153%     Actual/360         120               115              360
--------------------------------------------------------------------------------------------------------------------------------
 103   Limited Service                  6.6450%     0.03153%       30/360           120               118              300
 104   Limited Service                  6.5500%     0.03153%     Actual/360         120               119              300
 105   Anchored                         5.2400%     0.03153%     Actual/360         120               120              300
 106   Urban                            6.3000%     0.03153%     Actual/360         120               118              360
 107   Warehouse                        6.3900%     0.10653%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 108   Urban                            6.2800%     0.03153%     Actual/360         120               119              360
 109   Limited Service                  6.1170%     0.03153%     Actual/360         120               119              300
 110   Office/Retail                    6.1700%     0.03153%     Actual/360         120               119              360
 111   Limited Service                  5.7500%     0.03153%     Actual/360         120               113              312
 112   Anchored                         6.2000%     0.02153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 113   Urban                            6.0710%     0.03153%     Actual/360         120               117              360
113-a  Urban
113-b  Urban
 114   Anchored                         6.0700%     0.03153%     Actual/360         120               112              360
 115   Various                          5.9490%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
115-a  Retail/Office
115-b  Retail/Multifamily
115-c  Retail/Office
 116   Suburban                         5.7400%     0.03153%     Actual/360         132               132              360
 117   Unanchored                       6.1600%     0.10653%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 118   Light                            6.1000%     0.03153%     Actual/360         120               119              360
 119   Limited Service                  6.4400%     0.02153%     Actual/360         120               120              300
 120   Anchored                         6.3300%     0.02153%     Actual/360         120               118              360
 121   Anchored                         6.3800%     0.03153%     Actual/360         120               119              360
 122   Garden                           6.2500%     0.03153%     Actual/360         120               119              480
--------------------------------------------------------------------------------------------------------------------------------
 123   Free Standing                    5.8100%     0.03153%     Actual/360         120               118              360
 124   Free Standing                    5.8100%     0.03153%     Actual/360         120               118              360
 125   Suburban                         6.2080%     0.03153%     Actual/360         120               117              360
 126   Self Storage                     6.2400%     0.03153%     Actual/360         120               119              360
 127   Suburban                         6.0700%     0.03153%     Actual/360         120               119              300
--------------------------------------------------------------------------------------------------------------------------------
 128   Free Standing                    6.3550%     0.03153%     Actual/360         120               118              360
 129   Light                            6.3400%     0.03153%     Actual/360         120               117              360
 130   Limited Service                  6.7700%     0.02153%     Actual/360         120               118              270
 131   Free Standing                    6.2400%     0.03153%     Actual/360         120               119              360
 132   Anchored                         6.2600%     0.02153%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 133   Warehouse                        6.0100%     0.02153%     Actual/360         120               117              360
 134   Shadow Anchored                  6.2500%     0.03153%     Actual/360         120               119              360
 135   Anchored                         5.6300%     0.03153%     Actual/360         120               119              360
 136   Suburban                         6.1100%     0.03153%     Actual/360         120               120              360
 137   Unanchored                       6.2500%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 138   Unanchored                       6.4700%     0.02153%     Actual/360          84                82              360
 139   Unanchored                       6.0500%     0.02153%     Actual/360         120               120              360
 140   Warehouse                        6.1750%     0.03153%     Actual/360         120               116              360
 141   Shadow Anchored                  6.3500%     0.07153%     Actual/360         120               117              360
 142   Garden                           6.2800%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 143   Limited Service                  5.5800%     0.03153%     Actual/360         120               109              300
 144   Anchored                         6.2300%     0.03153%     Actual/360         120               120              360
 145   Shadow Anchored                  6.0680%     0.03153%     Actual/360         120               117              360
 146   Garden                           6.1600%     0.03153%     Actual/360         120               118              360
 147   Anchored                         6.4800%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 148   Independent Living               6.2200%     0.03153%     Actual/360         120               118              360
 149   Suburban                         5.4900%     0.08653%     Actual/360         120               109              360
 150   Garden                           6.1500%     0.07153%     Actual/360         120               120              360
 151   Office/Retail                    6.0800%     0.03153%     Actual/360         120               118              360
 152   Flex                             6.1900%     0.10653%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 153   Anchored                         6.1200%     0.03153%     Actual/360         120               118              360
 154   Limited Service                  6.2300%     0.03153%     Actual/360         120               118              180
 155   Garden                           6.2800%     0.08153%     Actual/360         120               119              360
 156   Shadow Anchored                  5.1300%     0.03153%       30/360            84                80               0
 157   Anchored                         5.9950%     0.03153%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 158   Warehouse                        6.1300%     0.03153%     Actual/360         120               118              360
 159   Anchored                         6.1200%     0.03153%     Actual/360         120               118              360
 160   Urban                            6.0610%     0.03153%     Actual/360         120               118              360
 161   Flex                             5.6950%     0.03153%     Actual/360         120               117              360
 162   Medical                          6.2500%     0.02153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 163   Unanchored                       6.2500%     0.02153%     Actual/360         120               118              360
 164   Garden                           6.1400%     0.03153%     Actual/360         120               118              360
 165   Garden                           6.2200%     0.03153%     Actual/360         120               119              360
 166   Unanchored                       6.3900%     0.02153%     Actual/360         120               119              360
 167   Anchored                         6.3050%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 168   Warehouse                        6.0790%     0.07153%     Actual/360         120               117              360
 169   Warehouse                        5.7350%     0.03153%     Actual/360         120               111              360
 170   Garden                           6.2120%     0.03153%     Actual/360         120               118              360
 171   Shadow Anchored                  6.1600%     0.03153%     Actual/360         120               120              360
 172   Garden                           5.8200%     0.03153%     Actual/360         120               118              240
--------------------------------------------------------------------------------------------------------------------------------
 173   Limited Service                  5.9800%     0.03153%     Actual/360         120               113              360
 174   Shadow Anchored                  6.0950%     0.03153%     Actual/360         120               117              360
 175   Light                            6.2700%     0.03153%     Actual/360         120               119              360
 176   Flex                             6.4080%     0.07153%     Actual/360         120               118              300
176-a  Flex
--------------------------------------------------------------------------------------------------------------------------------
176-b  Flex
 177   Retail/Office                    6.2210%     0.03153%     Actual/360         120               118              300
 178   Medical                          6.2700%     0.03153%     Actual/360         120               117              360
 179   Suburban                         6.2300%     0.03153%     Actual/360         120               119              360
 180   Shadow Anchored                  6.4700%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 181   Retail/Office                    5.7400%     0.02153%     Actual/360         120               118              360
 182   Mid Rise                         5.5650%     0.03153%     Actual/360         120               117              360
 183   Warehouse                        6.2800%     0.03153%     Actual/360         120               116              360
 184   Full Service                     6.2210%     0.07153%     Actual/360         120               116              300
 185   Self Storage                     6.2800%     0.03153%     Actual/360          60                58               0
--------------------------------------------------------------------------------------------------------------------------------
 186   Flex                             6.0250%     0.03153%     Actual/360         120               118               0
 187   Limited Service                  6.2800%     0.02153%     Actual/360         120               119              300
 188   Anchored                         6.0500%     0.03153%     Actual/360         120               118              360
 189   Garden                           6.1400%     0.03153%     Actual/360         120               118              360
 190   Self Storage                     6.0600%     0.02153%     Actual/360         120               118              300
--------------------------------------------------------------------------------------------------------------------------------
 191   Unanchored                       6.2100%     0.03153%     Actual/360         120               118              360
 192   Free Standing                    5.1700%     0.03153%       30/360            84                82               0
 193   Manufactured Housing Community   6.1500%     0.03153%     Actual/360         120               118              360
 194   Flex                             6.0100%     0.03153%     Actual/360         120               117              360
 195   Warehouse                        6.3400%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 196   Suburban                         6.4000%     0.08153%     Actual/360         120               120              360
 197   Urban                            6.2550%     0.03153%     Actual/360         120               117              360
 198   Manufactured Housing Community   6.2100%     0.03153%     Actual/360         120               118              360
 199   Anchored                         5.8100%     0.03153%     Actual/360         120               112              360
 200   Anchored                         6.2500%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 201   Leased Fee                       6.3600%     0.03153%     Actual/360         120               119              360
 202   Free Standing                    6.1330%     0.03153%     Actual/360         120               118              360
 203   Flex                             5.9850%     0.07153%     Actual/360         120               115              360
 204   Mid Rise                         6.4700%     0.03153%     Actual/360          60                57              360
 205   Free Standing                    6.1330%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 206   Anchored                         6.2500%     0.03153%     Actual/360         120               118              360
 207   Suburban                         6.5100%     0.03153%     Actual/360         120               118              300
 208   Suburban                         6.0600%     0.03153%     Actual/360         120               118              204
 209   Limited Service                  6.6000%     0.02153%     Actual/360         120               119              300
 210   Warehouse                        6.0000%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 211   Suburban                         6.4000%     0.08153%     Actual/360         120               119              360
 212   Free Standing                    6.3090%     0.03153%     Actual/360         120               117              360
 213   Garden                           6.0800%     0.07153%     Actual/360         120               120              360
 214   Limited Service                  6.3530%     0.03153%     Actual/360         120               117              360
 215   Garden                           6.1200%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 216   Free Standing                    6.3090%     0.03153%     Actual/360         120               117              360
 217   Shadow Anchored                  6.0300%     0.09653%     Actual/360         120               120              360
 218   Free Standing                    6.2770%     0.03153%     Actual/360         120               117              360
 219   Retail/Office                    6.2500%     0.03153%     Actual/360         120               119              360
 220   Flex                             6.1800%     0.07653%     Actual/360         120               119              300
--------------------------------------------------------------------------------------------------------------------------------
 221   Warehouse                        6.0900%     0.03153%     Actual/360         120               118              360
 222   Suburban                         6.4000%     0.08153%     Actual/360         120               119              360
 223   Unanchored                       6.5400%     0.08153%     Actual/360         120               118              360
 224   Limited Service                  6.6000%     0.02153%     Actual/360         120               119              300
 225   Free Standing                    6.3090%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 226   Unanchored                       6.2150%     0.03153%     Actual/360         120               118              360
 227   Garden                           6.3100%     0.07153%     Actual/360         120               117              360
 228   Free Standing                    6.2080%     0.03153%     Actual/360         120               117              360
 229   Anchored                         6.2700%     0.07153%     Actual/360         120               118              360
 230   Garden                           6.3600%     0.03153%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 231   Suburban                         6.2300%     0.03153%     Actual/360         120               119              360
 232   Unanchored                       6.3500%     0.03153%     Actual/360         120               118              360
 233   Suburban                         6.0700%     0.03153%     Actual/360         120               117              360
 234   Unanchored                       5.9200%     0.10653%     Actual/360         120               117              360
 235   Unanchored                       5.4900%     0.03153%     Actual/360         120               112              360
--------------------------------------------------------------------------------------------------------------------------------
 236   Mid Rise                         6.3890%     0.03153%     Actual/360          60                60              360
 237   Unanchored                       6.2900%     0.03153%     Actual/360         120               119              360
 238   Light                            6.2100%     0.03153%     Actual/360         120               118              360
 239   Big Box                          6.4900%     0.03153%     Actual/360         120               118              360
 240   Manufactured Housing Community   6.0800%     0.03153%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 241   Shadow Anchored                  6.3100%     0.03153%     Actual/360         120               118              240
 242   Free Standing                    6.1330%     0.03153%     Actual/360         120               118              360
 243   Warehouse                        6.2550%     0.08153%     Actual/360         120               117              360
 244   Anchored                         6.1600%     0.03153%     Actual/360         120               118              360
 245   Shadow Anchored                  6.2100%     0.10653%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 246   Anchored                         6.2470%     0.03153%     Actual/360         180               180              360
 247   Free Standing                    6.3800%     0.03153%     Actual/360         120               118              360
 248   Light                            6.3000%     0.03153%     Actual/360         120               118              360
 249   Unanchored                       6.2675%     0.03153%     Actual/360         120               118              360
 250   Limited Service                  6.2740%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 251   Unanchored                       6.4800%     0.03153%     Actual/360         120               118              360
 252   Free Standing                    6.2770%     0.03153%     Actual/360         120               117              360
 253   Shadow Anchored                  6.3100%     0.03153%     Actual/360         120               118              300
 254   Free Standing                    6.0780%     0.03153%     Actual/360         120               119               0
 255   Warehouse                        6.5300%     0.03153%     Actual/360          84                83              420
--------------------------------------------------------------------------------------------------------------------------------
 256   Office/Retail                    6.4600%     0.03153%     Actual/360          60                57              360
 257   Unanchored                       6.4800%     0.03153%     Actual/360         120               119              360
 258   Free Standing                    6.2770%     0.03153%     Actual/360         120               117              360
 259   Garden                           6.2900%     0.05153%     Actual/360         120               118              360
 260   Unanchored                       6.4500%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 261   Free Standing                    6.4200%     0.03153%     Actual/360         120               119              360
 262   Garden                           6.2800%     0.03153%     Actual/360         120               119              360
 263   Urban                            5.9700%     0.05153%     Actual/360         120               117              360
 264   Medical                          6.2800%     0.03153%     Actual/360         120               120              360
 265   Free Standing                    6.2770%     0.03153%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 266   Unanchored                       6.2500%     0.03153%     Actual/360         120               120              360
 267   Free Standing                    6.3000%     0.07153%     Actual/360         108               106               0
 268   Flex                             6.4000%     0.03153%     Actual/360         120               119              360
 269   Anchored                         6.3800%     0.03153%     Actual/360         120               118              360
 270   Unanchored                       6.2000%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 271   Self Storage                     6.2200%     0.03153%     Actual/360         120               117              360
 272   Unanchored                       6.1700%     0.03153%     Actual/360         180               176              360
 273   Shadow Anchored                  6.4700%     0.03153%     Actual/360         120               119              360
 274   Suburban                         6.4850%     0.03153%     Actual/360         120               117              360
 275   Mid Rise                         6.4700%     0.03153%     Actual/360          60                57              360
--------------------------------------------------------------------------------------------------------------------------------
 276   Unanchored                       6.2100%     0.03153%     Actual/360         120               115              360
 277   Suburban                         5.9800%     0.03153%     Actual/360         120               119              240
 278   Mid Rise                         6.2700%     0.03153%     Actual/360         120               119              360
 279   Self Storage                     6.5600%     0.03153%     Actual/360         120               119              360
 280   Unanchored                       6.7100%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 281   Warehouse                        5.5400%     0.03153%     Actual/360         115               87                0
 282   Warehouse                        6.4800%     0.12153%     Actual/360         120               119              300
 283   Self Storage                     6.2500%     0.03153%     Actual/360         120               117              240
 284   Shadow Anchored                  6.3200%     0.03153%     Actual/360         120               116              300
 285   Mid Rise                         6.4700%     0.03153%     Actual/360          60                57              360
--------------------------------------------------------------------------------------------------------------------------------
 286   Garden                           6.3400%     0.03153%     Actual/360         120               116              360
 287   Unanchored                       6.4000%     0.03153%     Actual/360         120               117              360
 288   Anchored                         6.4800%     0.05153%     Actual/360         120               119              360
 289   Medical                          6.5700%     0.10153%     Actual/360         120               118              360
 290   Low Rise                         6.3700%     0.03153%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 291   Suburban                         6.4800%     0.10653%     Actual/360         120               118              360
 292   Free Standing                    6.3600%     0.03153%     Actual/360         120               118              360
 293   Self Storage                     6.5000%     0.08153%     Actual/360         120               118              360
 294   Mid Rise                         6.4700%     0.03153%     Actual/360          60                57              360
 295   Garden                           6.2800%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 296   Garden                           6.2800%     0.03153%     Actual/360         120               119              360
 297   Suburban                         6.8800%     0.07153%     Actual/360         120               118              360
 298   Self Storage                     6.4700%     0.03153%     Actual/360         120               118              360
 299   Free Standing                    5.9000%     0.03153%     Actual/360         120               118               0
 300   Retail/Multifamily               6.5100%     0.03153%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
 301   Flex                             6.6450%     0.10153%     Actual/360         120               118              360
 302   Garden                           6.5700%     0.03153%     Actual/360          60                59              360
 303   Garden                           6.5700%     0.03153%     Actual/360          60                59              360

          REMAINING       FIRST     MATURITY       ANNUAL              MONTHLY               MONTHLY        REMAINING
         AMORTIZATION    PAYMENT      DATE          DEBT                 DEBT             DEBT SERVICE    INTEREST ONLY
  ID   TERM (MOS.) (4)    DATE       OR ARD   SERVICE ($) (4) (5)  SERVICE ($) (4) (5)  AFTER IO ($) (4)   PERIOD (MOS.)  LOCKBOX
---------------------------------------------------------------------------------------------------------------------------------

  1          359        9/1/2006    8/1/2016       10,899,280           908,273.37                   NAP                    Yes
 1-a
 1-b
 1-c
 1-d
---------------------------------------------------------------------------------------------------------------------------------
  2          357        7/5/2006    6/5/2016        6,097,571           508,130.94                   NAP                    Yes
 2-a
 2-b
 2-c
 2-d
---------------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3          360        6/1/2006    5/1/2016        4,634,514           386,209.54            473,874.73          56        Yes
---------------------------------------------------------------------------------------------------------------------------------
  4          360        8/1/2006    7/1/2016        4,788,870           399,072.53            464,208.48          40        Yes
 4-a
 4-b
 4-c
 4-d
---------------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
---------------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
---------------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
---------------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
---------------------------------------------------------------------------------------------------------------------------------
 4-z
 4-aa
 4-ab
 4-ac
 4-ad
---------------------------------------------------------------------------------------------------------------------------------
 4-ae
 4-af
 4-ag
 4-ah
 4-ai
---------------------------------------------------------------------------------------------------------------------------------
 4-aj
 4-ak
 4-al
 4-am
 4-an
---------------------------------------------------------------------------------------------------------------------------------
 4-ao
 4-ap
 4-aq
 4-ar
  5           0         9/1/2006    8/1/2011        4,350,078           362,506.47                   NAP          59        Yes
---------------------------------------------------------------------------------------------------------------------------------
  6          360        7/1/2006    6/1/2016        3,824,227           318,685.56            379,341.22          57        Yes
  7           0         8/1/2006    7/1/2016        3,730,534           310,877.87                   NAP         118        Yes
  8           0         8/5/2006    7/5/2013        3,376,199           281,349.94                   NAP          82        Yes
 8-a
 8-b
---------------------------------------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
---------------------------------------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
---------------------------------------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
---------------------------------------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
---------------------------------------------------------------------------------------------------------------------------------
 8-w
  9          300        9/1/2006    8/1/2016        2,666,142           222,178.54            277,346.79          23        Yes
  10         360        9/1/2006    8/1/2016        2,077,428           173,118.99            202,307.53          59        Yes
  11          0         8/1/2006    7/1/2016        1,917,692           159,807.69                   NAP         118        Yes
  12          0         9/1/2006    8/1/2016        1,767,234           147,269.47                   NAP         119         No
---------------------------------------------------------------------------------------------------------------------------------
  13         297        7/5/2006    6/5/2016        2,140,273           178,356.09                   NAP                     No
  14         300        10/1/2006   9/1/2015        2,183,033           181,919.38                   NAP          24         No
  15         360        8/1/2005    7/1/2020        1,546,505           128,875.42            156,636.96          46        Yes
  16         232        2/1/2006    1/1/2016        2,245,624           187,135.33                   NAP                    Yes
  17          0         8/1/2006    7/1/2016        1,595,544           132,962.02                   NAP         118        Yes
---------------------------------------------------------------------------------------------------------------------------------
  18         360        8/1/2006    7/1/2016        1,594,320           132,860.00            156,686.40          34        Yes
  19         360        10/3/2006   9/3/2016        1,875,936           156,328.01                   NAP                    Yes
  20         360        9/5/2006    8/5/2016        1,477,743           123,145.25            147,166.21          59         No
  21         360        9/1/2006    8/1/2016        1,561,470           130,122.50            152,053.26          59         No
  22          0         8/1/2006    7/1/2016        1,481,577           123,464.74                   NAP         118        Yes
---------------------------------------------------------------------------------------------------------------------------------
  23         359        9/1/2006    8/1/2016        1,741,408           145,117.37                   NAP                     No
  24         238        8/1/2006    7/1/2016        1,939,326           161,610.54                   NAP                     No
  25         360        8/1/2006    7/1/2016        1,417,173           118,097.78            138,511.05          58        Yes
  26          0         8/1/2006    7/1/2016        1,376,727           114,727.23                   NAP         118        Yes
  27         360        9/1/2006    8/1/2016        1,269,646           105,803.87            124,130.70          23        Yes
---------------------------------------------------------------------------------------------------------------------------------
  28         358        8/5/2006    7/5/2016        1,491,974           124,331.20                   NAP                     No
  29         356        12/1/2005  11/1/2015        1,332,731           111,060.93            111,060.93          0          No
  30         360        8/1/2006    7/1/2016        1,176,306            98,025.52            116,175.27          58        Yes
  31         300        10/1/2006   9/1/2016        1,020,986            85,082.18            114,418.23          24         No
  32         358        8/5/2006    7/5/2016        1,353,331           112,777.62                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 32-a
 32-b
 32-c
  33         359        9/1/2006    8/1/2016        1,275,855           106,321.29                   NAP                     No
  34          0         9/1/2006    8/1/2016        1,085,875            90,489.58                   NAP         119        Yes
---------------------------------------------------------------------------------------------------------------------------------
  35         419        9/1/2006    8/1/2016        1,244,692           103,724.37                   NAP                     No
  36         360        5/1/2006    4/1/2016        1,055,036            87,919.63            104,747.44          55        Yes
  37         360        8/1/2006    7/1/2016        1,053,828            87,819.00            103,769.03          34        Yes
  38         360        7/1/2006    3/1/2016        1,136,549            94,712.43            108,504.64          18         No
  39         358        8/1/2006    7/1/2016        1,255,400           104,616.65                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
  40         360        8/1/2006    7/1/2016        1,020,981            85,081.75            100,021.12          58        Yes
  41         317        9/1/2006    8/1/2016        1,242,410           103,534.16                   NAP                     No
  42         360        5/1/2006    4/1/2016          966,358            80,529.81             95,701.12          55         No
  43         359        9/1/2006    8/1/2016          680,909            56,742.41                   NAP                     No
  44         359        9/1/2006    8/1/2016          516,294            43,024.46                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
  45          0         8/1/2006    7/1/2016          920,104            76,675.35                   NAP         118         No
  46          0         10/1/2006   9/1/2016          939,115            78,259.55                   NAP         120         No
  47         357        7/1/2006    6/1/2016        1,072,257            89,354.78                   NAP                    Yes
  48         360        8/1/2005    7/1/2020          820,556            68,379.65             84,071.49          46        Yes
  49          0         9/1/2006    8/1/2013          950,886            79,240.49                   NAP          83        Yes
---------------------------------------------------------------------------------------------------------------------------------
  50          0         10/1/2006   9/1/2011          757,877            63,156.41                   NAP          60         No
  51         360        9/1/2006    8/1/2016          896,785            74,732.06             87,869.24          35         No
  52         360        10/1/2006   9/1/2016          931,480            77,623.33             89,884.36          36         No
  53         360        6/1/2006    5/1/2016          834,330            69,527.52             83,296.18          20         No
  54         165        7/1/2005    6/1/2020        1,462,482           121,873.53                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
  55         360        5/1/2006    4/1/2016          808,658            67,388.13             81,229.45          31        Yes
  56         359        9/1/2006    8/1/2016        1,023,503            85,291.94                   NAP                     No
  57         358        8/1/2006    7/1/2016        1,004,490            83,707.52                   NAP                    Yes
  58         360        8/1/2006    7/1/2016          852,528            71,044.04             82,724.11          22         No
  59         360        7/1/2006    6/1/2016          811,699            67,641.60             79,693.14          57         No
---------------------------------------------------------------------------------------------------------------------------------
  60         359        9/1/2006    8/1/2016          934,466            77,872.20                   NAP                     No
  61          0         8/5/2006    7/5/2016          789,515            65,792.94                   NAP         118         No
  62         358        8/1/2006    7/1/2016          780,714            65,059.49             78,747.67          24         No
  63         360        8/5/2006    7/5/2016          812,379            67,698.21             78,270.10          34         No
  64         357        7/1/2006    6/1/2016          871,266            72,605.51                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
  65         360        10/1/2006   9/1/2016          755,295            62,941.27             73,610.38          24         No
  66         360        8/1/2006    7/1/2016          743,383            61,948.61             72,796.90          34         No
  67          0         8/1/2006    7/1/2013          596,153            49,679.39                   NAP          82         No
  68         358        8/1/2006    7/1/2016          818,528            68,210.70                   NAP                     No
  69          0         8/5/2006    7/5/2016          683,234            56,936.20                   NAP         118         No
---------------------------------------------------------------------------------------------------------------------------------
  70         360        7/1/2005    6/1/2020          635,333            52,944.43             64,349.40          45        Yes
  71         360        8/1/2006    7/1/2016          701,633            58,469.39             68,494.91          22         No
  72          0         8/1/2006    7/1/2013          576,197            48,016.38                   NAP          82         No
  73         357        7/1/2006    6/1/2016          825,919            68,826.60                   NAP                     No
  74         360        8/1/2006    7/1/2016          685,829            57,152.41             67,222.41          22         No
---------------------------------------------------------------------------------------------------------------------------------
  75         360        8/5/2006    7/5/2016          694,818            57,901.50             67,585.87          34         No
  76         299        9/1/2006    8/1/2016          872,559            72,713.25                   NAP                     No
  77          0         8/1/2006    7/1/2016          676,240            56,353.33                   NAP         118        Yes
  78         357        7/1/2006    6/1/2016          762,409            63,534.09                   NAP                     No
  79         300        10/1/2006   9/1/2026          861,025            71,752.05                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
  80         359        9/5/2006    8/5/2016          753,857            62,821.42                   NAP                     No
  81         360        10/5/2006   9/5/2016          739,641            61,636.77                   NAP                    Yes
  82         360        8/5/2006    7/5/2016          632,667            52,722.22             61,506.70          34         No
  83         359        9/1/2006    8/1/2016          752,179            62,681.60                   NAP                     No
  84         360        8/1/2006    7/1/2016          635,334            52,944.49             61,586.00          40        Yes
---------------------------------------------------------------------------------------------------------------------------------
  85         347        9/1/2005    8/1/2015          673,443            56,120.23             56,120.23          0          No
  86         360        7/1/2006    6/1/2013          631,937            52,661.39             61,043.14          21         No
  87         360        8/5/2006    7/5/2016          600,324            50,026.97             58,490.79          34         No
  88         360        9/1/2006    8/1/2016          596,603            49,716.89             58,147.57          35        Yes
 88-a
---------------------------------------------------------------------------------------------------------------------------------
 88-b
  89         358        8/5/2006    7/5/2016          693,045            57,753.72                   NAP                     No
 89-a
 89-b
 89-c
---------------------------------------------------------------------------------------------------------------------------------
 89-d
  90         360        8/1/2006    7/1/2011          593,277            49,439.76             57,724.66          22         No
  91         358        8/1/2006    7/1/2013          635,264            52,938.66                   NAP                     No
  92         360        9/1/2006    8/1/2011          579,590            48,299.13             56,533.39          23         No
  93         360        8/1/2006    7/1/2016          542,025            45,168.75             53,612.86          10         No
---------------------------------------------------------------------------------------------------------------------------------
  94         360        7/1/2006    6/1/2016          562,830            46,902.50             54,935.46          33        Yes
 94-a
 94-b
  95         359        9/1/2006    8/1/2016          646,127            53,843.88                   NAP                     No
  96         358        8/1/2006    7/1/2016          674,133            56,177.73                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
  97         235        5/1/2006    4/1/2026          803,948            66,995.65                   NAP                    Yes
 97-a
 97-b
 97-c
 97-d
---------------------------------------------------------------------------------------------------------------------------------
  98         350        12/1/2005  11/1/2015          612,512            51,042.66                   NAP                    Yes
  99         360        8/1/2006    7/1/2016          532,409            44,367.44             52,148.89          34         No
 100          0         8/1/2006    7/1/2013          441,259            36,771.62                   NAP          82         No
 101         359        9/5/2006    8/5/2016          621,413            51,784.39                   NAP                     No
 102         355        5/1/2006    4/1/2016          601,089            50,090.74                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 103         298        8/1/2006    7/1/2016          673,347            56,112.24                   NAP                     No
 104         299        9/1/2006    8/1/2016          662,597            55,216.45                   NAP                     No
 105         300        10/1/2006   9/1/2016          425,022            35,418.52             47,892.63          24         No
 106         360        8/1/2006    7/1/2016          511,000            42,583.33             49,517.82          46         No
 107         360        7/1/2006    6/1/2016          498,864            41,571.98             48,113.55          33         No
---------------------------------------------------------------------------------------------------------------------------------
 108         359        9/1/2006    8/1/2016          570,727            47,560.56                   NAP                    Yes
 109         299        9/1/2006    8/1/2016          586,325            48,860.42                   NAP                     No
 110         360        9/1/2006    8/1/2016          466,675            38,889.57             45,545.06          23         No
 111         312        3/1/2006    2/1/2016          431,410            35,950.81             45,755.68          16        Yes
 112         358        8/5/2006    7/5/2016          540,198            45,016.47                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
 113         360        7/1/2006    6/1/2016          450,877            37,573.10             44,252.00          33         No
113-a
113-b
 114         360        2/1/2006    1/1/2016          448,033            37,336.12             43,975.45          16         No
 115         360        7/1/2006    6/1/2016          438,801            36,566.73             43,379.05          57         No
---------------------------------------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116         360        10/1/2006   9/1/2017          507,156            42,262.99                   NAP                     No
 117         360        10/1/2006   9/1/2016          452,803            37,733.56             44,215.99          36         No
---------------------------------------------------------------------------------------------------------------------------------
 118         360        9/1/2006    8/1/2016          445,918            37,159.87             43,692.23          35         No
 119         300        10/5/2006   9/5/2016          580,144            48,345.32                   NAP                     No
 120         358        8/5/2006    7/5/2016          536,483            44,706.94                   NAP                     No
 121         360        9/1/2006    8/1/2016          455,390            37,949.19             43,943.47          22        Yes
 122         480        9/1/2006    8/1/2016          445,794            37,149.52             39,940.48          35         No
---------------------------------------------------------------------------------------------------------------------------------
 123         360        8/1/2006    7/1/2016          232,682            19,390.20             23,201.91          34         No
 124         360        8/1/2006    7/1/2016          179,666            14,972.18             17,915.40          34         No
 125         360        7/1/2006    6/1/2016          440,596            36,716.30             42,909.17          33         No
 126         359        9/1/2006    8/1/2016          516,656            43,054.69                   NAP                     No
 127         299        9/1/2006    8/1/2016          544,813            45,401.10                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
 128         358        8/1/2006    7/1/2016          522,952            43,579.37                   NAP                    Yes
 129         357        7/1/2006    6/1/2016          522,129            43,510.78                   NAP                     No
 130         268        8/5/2006    7/5/2016          606,738            50,561.46                   NAP                    Yes
 131         360        9/1/2006    8/1/2016          439,703            36,641.94             42,747.16          59         No
 132         360        10/5/2006   9/5/2016          502,956            41,913.01                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
 133         357        7/5/2006    6/5/2016          489,758            40,813.16                   NAP                     No
 134         359        9/1/2006    8/1/2016          498,731            41,560.91                   NAP                     No
 135         359        9/1/2006    8/1/2016          460,317            38,359.74                   NAP                     No
 136         360        10/1/2006   9/1/2016          480,460            40,038.30                   NAP                     No
 137         359        9/1/2006    8/1/2016          480,259            40,021.62                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 138         358        8/5/2006    7/5/2013          491,475            40,956.26                   NAP                     No
 139         360        10/5/2006   9/5/2016          397,792            33,149.31             39,089.56          24         No
 140         356        6/1/2006    5/1/2016          476,461            39,705.10                   NAP                     No
 141         360        7/1/2006    6/1/2016          413,991            34,499.27             40,011.23          21         No
 142         359        9/1/2006    8/1/2016          474,370            39,530.85                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 143         289        11/1/2005  10/1/2015          482,722            40,226.82                   NAP                    Yes
 144         360        10/1/2006   9/1/2016          468,923            39,076.93                   NAP                     No
 145         360        7/1/2006    6/1/2016          387,594            32,299.46             38,047.55          57         No
 146         360        8/1/2006    7/1/2016          392,221            32,685.07             38,300.19          34         No
 147         360        8/1/2006    7/1/2016          409,968            34,164.00             39,359.01          34         No
---------------------------------------------------------------------------------------------------------------------------------
 148         358        8/1/2006    7/1/2016          456,643            38,053.58                   NAP                     No
 149         349        11/1/2005  10/1/2015          421,968            35,164.03                   NAP                     No
 150         360        10/5/2006   9/5/2016          374,125            31,177.08             36,553.69          60         No
 151         360        8/1/2006    7/1/2016          369,867            30,822.22             36,282.22          22         No
 152         359        9/1/2006    8/1/2016          440,511            36,709.21                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 153         358        8/1/2006    7/1/2016          437,247            36,437.23                   NAP                     No
 154         178        8/1/2006    7/1/2016          616,560            51,379.99                   NAP                     No
 155         359        9/1/2006    8/1/2016          441,016            36,751.34                   NAP                     No
 156          0         6/1/2006    5/1/2013          298,156            24,846.30                   NAP          80         No
 157         360        10/1/2006   9/1/2016          349,500            29,125.01             34,455.67          60        Yes
---------------------------------------------------------------------------------------------------------------------------------
 158         360        8/3/2006    7/3/2016          354,884            29,573.70             34,713.03          58         No
 159         360        8/1/2006    7/1/2016          350,583            29,215.21             34,311.73          58        Yes
 160         360        8/1/2006    7/1/2016          344,130            28,677.51             33,794.77          34        Yes
 161         357        7/1/2006    6/1/2016          382,855            31,904.60                   NAP                     No
 162         358        8/5/2006    7/5/2016          213,161            17,763.44                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 163         358        8/5/2006    7/5/2016          190,995            15,916.29                   NAP                     No
 164         358        8/1/2006    7/1/2016          399,473            33,289.38                   NAP                     No
 165         359        9/1/2006    8/1/2016          390,356            32,529.67                   NAP                     No
 166         360        9/5/2006    8/5/2016          336,895            28,074.58             32,492.27          11         No
 167         357        7/1/2006    6/1/2016          386,442            32,203.54                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 168         357        7/1/2006    6/1/2016          377,295            31,441.23                   NAP                     No
 169         351        1/1/2006   12/1/2015          363,555            30,296.26                   NAP                     No
 170         358        8/1/2006    7/1/2016          367,949            30,662.39                   NAP                     No
 171         360        10/1/2006   9/1/2016          311,653            25,971.10             30,432.80          36         No
 172         238        8/1/2006    7/1/2016          423,651            35,304.28                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 173         353        3/1/2006    2/1/2016          358,959            29,913.27                   NAP                     No
 174         360        7/1/2006    6/1/2016          302,803            25,233.58             29,677.92          57         No
 175         359        9/1/2006    8/1/2016          360,956            30,079.65                   NAP                     No
 176         298        8/1/2006    7/1/2016          385,615            32,134.55                   NAP                    Yes
176-a
---------------------------------------------------------------------------------------------------------------------------------
176-b
 177         298        8/1/2006    7/1/2016          374,990            31,249.20                   NAP                     No
 178         357        7/1/2006    6/1/2016          351,701            29,308.38                   NAP                     No
 179         359        9/1/2006    8/1/2016          346,531            28,877.60                   NAP                     No
 180         358        8/1/2006    7/1/2016          355,374            29,614.53                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 181         358        8/5/2006    7/5/2016          328,777            27,398.07                   NAP                     No
 182         357        7/1/2006    6/1/2016          322,537            26,878.07                   NAP                     No
 183         356        6/1/2006    5/1/2016          340,954            28,412.80                   NAP                     No
 184         296        6/1/2006    5/1/2016          363,149            30,262.38                   NAP                     No
 185          0         8/1/2006    7/1/2011          286,525            23,877.08                   NAP          58         No
---------------------------------------------------------------------------------------------------------------------------------
 186          0         8/1/2006    7/1/2016          274,891            22,907.55                   NAP         118         No
 187         299        9/5/2006    8/5/2016          357,224            29,768.63                   NAP                    Yes
 188         360        8/1/2006    7/1/2016          271,431            22,619.23             26,672.52          22         No
 189         358        8/1/2006    7/1/2016          316,949            26,412.41                   NAP                     No
 190         298        8/5/2006    7/5/2016          337,465            28,122.07                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 191         358        8/1/2006    7/1/2016          316,369            26,364.08                   NAP                     No
 192          0         8/1/2006    7/1/2013          221,586            18,465.52                   NAP          82         No
 193         360        8/1/2006    7/1/2016          266,564            22,213.67             26,044.51          34         No
 194         357        7/1/2006    6/1/2016          304,802            25,400.19                   NAP                     No
 195         359        9/1/2006    8/1/2016          311,040            25,919.99                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 196         360        10/1/2006   9/1/2016          259,556            21,629.63             25,020.24          23         No
 197         360        7/1/2006    6/1/2016          253,675            21,139.58             24,641.70          21         No
 198         358        8/1/2006    7/1/2016          294,297            24,524.72                   NAP                     No
 199         352        2/1/2006    1/1/2016          281,947            23,495.60                   NAP                    Yes
 200         359        9/1/2006    8/1/2016          288,156            24,012.97                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 201         359        9/1/2006    8/1/2016          289,644            24,136.96                   NAP                    Yes
 202         360        8/1/2006    7/1/2016          233,182            19,431.81             22,804.80          34        Yes
 203         355        5/1/2006    4/1/2016          265,772            22,147.70                   NAP                     No
 204         360        7/1/2006    6/1/2011          241,611            20,134.27             23,207.56          9          No
 205         360        8/1/2006    7/1/2016          228,518            19,043.18             22,348.70          34        Yes
---------------------------------------------------------------------------------------------------------------------------------
 206         358        8/1/2006    7/1/2016          265,990            22,165.82                   NAP                     No
 207         298        8/1/2006    7/1/2016          291,960            24,329.96                   NAP                     No
 208         202        8/1/2006    7/1/2016          339,740            28,311.68                   NAP                     No
 209         299        9/5/2006    8/5/2016          291,941            24,328.45                   NAP                    Yes
 210         360        8/1/2006    7/1/2016          215,958            17,996.53             21,284.04          46         No
---------------------------------------------------------------------------------------------------------------------------------
 211         360        9/1/2006    8/1/2016          227,111            18,925.93             21,892.71          22         No
 212         357        7/1/2006    6/1/2016          259,620            21,635.02                   NAP                    Yes
 213         360        10/5/2006   9/5/2016          213,290            17,774.15             20,922.74          60         No
 214         357        7/1/2006    6/1/2016          257,687            21,473.89                   NAP                     No
 215         359        9/1/2006    8/1/2016          243,401            20,283.39                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 216         357        7/1/2006    6/1/2016          248,319            20,693.29                   NAP                    Yes
 217         360        10/1/2006   9/1/2016          238,186            19,848.86                   NAP                     No
 218         357        7/1/2006    6/1/2016          243,260            20,271.68                   NAP                    Yes
 219         359        9/1/2006    8/1/2016          241,792            20,149.35                   NAP                     No
 220         299        9/1/2006    8/1/2016          255,586            21,298.85                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 221         358        8/1/2006    7/1/2016          232,454            19,371.17                   NAP                     No
 222         360        9/1/2006    8/1/2016          204,400            17,033.33             19,703.44          22         No
 223         358        8/1/2006    7/1/2016          236,109            19,675.73                   NAP                     No
 224         299        9/5/2006    8/5/2016          251,871            20,989.25                   NAP                    Yes
 225         357        7/1/2006    6/1/2016          227,428            18,952.33                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
 226         360        8/1/2006    7/1/2016          192,190            16,015.85             18,710.00          34         No
 227         357        7/1/2006    6/1/2016          226,783            18,898.56                   NAP                     No
 228         357        7/1/2006    6/1/2016          223,618            18,634.84                   NAP                    Yes
 229         360        8/5/2006    7/5/2016          191,666            15,972.17             18,603.11          34        Yes
 230         360        10/1/2006   9/1/2016          224,240            18,686.67                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 231         360        9/1/2006    8/1/2016          189,496            15,791.32             18,432.51          22         No
 232         358        8/1/2006    7/1/2016          224,005            18,667.07                   NAP                     No
 233         357        7/1/2006    6/1/2016          217,461            18,121.75                   NAP                     No
 234         357        7/5/2006    6/5/2016          213,990            17,832.51                   NAP                     No
 235         352        2/1/2006    1/1/2016          204,178            17,014.85                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 236         360        10/1/2006   9/1/2011          191,093            15,924.43             18,431.18          12         No
 237         360        9/1/2006    8/1/2016          186,538            15,544.82             18,085.89          23         No
 238         358        8/1/2006    7/1/2016          215,204            17,933.70                   NAP                     No
 239         360        8/1/2006    7/1/2016          191,350            15,945.87             18,361.42          58        Yes
 240         360        10/1/2006   9/1/2016          176,920            14,743.30             17,354.99          36         No
---------------------------------------------------------------------------------------------------------------------------------
 241         238        8/1/2006    7/1/2016          246,768            20,564.03                   NAP                     No
 242         360        8/1/2006    7/1/2016          172,554            14,379.54             16,875.55          34        Yes
 243         357        7/1/2006    6/1/2016          204,772            17,064.37                   NAP                     No
 244         360        8/1/2006    7/1/2016          171,753            14,312.73             16,771.58          58        Yes
 245         358        8/1/2006    7/1/2016          199,754            16,646.15                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 246         360        10/1/2006   9/1/2021          196,475            16,372.89                   NAP                     No
 247         358        8/1/2006    7/1/2016          187,259            15,604.92                   NAP                     No
 248         358        8/1/2006    7/1/2016          185,692            15,474.32                   NAP                     No
 249         358        8/1/2006    7/1/2016          185,057            15,421.40                   NAP                     No
 250         357        7/1/2006    6/1/2016          181,480            15,123.33                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 251         358        8/1/2006    7/1/2016          182,490            15,207.46                   NAP                     No
 252         357        7/1/2006    6/1/2016          178,129            14,844.08                   NAP                    Yes
 253         298        8/1/2006    7/1/2016          190,258            15,854.86                   NAP                     No
 254          0         9/1/2006    8/1/2016          141,736            11,811.30                   NAP         119         No
 255         419        9/1/2006    8/1/2013          167,316            13,942.97                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 256         357        7/1/2006    6/1/2011          173,725            14,477.11                   NAP                     No
 257         359        9/1/2006    8/1/2016          172,877            14,406.41                   NAP                     No
 258         357        7/1/2006    6/1/2016          163,606            13,633.83                   NAP                    Yes
 259         358        8/1/2006    7/1/2016          160,825            13,402.11                   NAP                     No
 260         359        9/1/2006    8/1/2016          158,453            13,204.45                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 261         359        9/1/2006    8/1/2016          157,958            13,163.14                   NAP                    Yes
 262         359        9/1/2006    8/1/2016          155,653            12,971.06                   NAP                     No
 263         357        7/1/2006    6/1/2016          150,601            12,550.09                   NAP                     No
 264         360        10/1/2006   9/1/2016          154,912            12,909.30                   NAP                     No
 265         357        7/1/2006    6/1/2016          154,492            12,874.34                   NAP                    Yes
---------------------------------------------------------------------------------------------------------------------------------
 266         360        10/1/2006   9/1/2016          151,466            12,622.20                   NAP                     No
 267          0         8/1/2006    7/1/2015          130,944            10,911.98                   NAP         106        Yes
 268         360        9/1/2006    8/1/2016          129,778            10,814.82             12,510.12          59         No
 269         358        8/1/2006    7/1/2016          149,807            12,483.94                   NAP                     No
 270         358        8/1/2006    7/1/2016          146,993            12,249.38                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 271         357        7/3/2006    6/3/2016          147,304            12,275.35                   NAP                     No
 272         356        6/1/2006    5/1/2021          139,199            11,599.95                   NAP                     No
 273         359        9/1/2006    8/1/2016          139,881            11,656.78                   NAP                     No
 274         357        7/1/2006    6/1/2016          136,314            11,359.47                   NAP                     No
 275         360        7/1/2006    6/1/2011          115,697             9,641.38             11,113.03          9          No
---------------------------------------------------------------------------------------------------------------------------------
 276         355        5/1/2006    4/1/2016          128,019            10,668.25                   NAP                     No
 277         239        9/1/2006    8/1/2016          145,917            12,159.72                   NAP                     No
 278         359        9/1/2006    8/1/2016          122,170            10,180.81                   NAP                     No
 279         359        9/1/2006    8/1/2016          122,116            10,176.31                   NAP                     No
 280         360        9/1/2006    8/1/2016          105,450             8,787.46             10,012.09          23         No
---------------------------------------------------------------------------------------------------------------------------------
 281          0         6/1/2004   12/1/2013           84,254             7,021.18                   NAP          87        Yes
 282         299        9/1/2006    8/1/2016          121,312            10,109.37                   NAP                     No
 283         237        7/1/2006    6/1/2016          131,567            10,963.92                   NAP                     No
 284         296        6/1/2006    5/1/2016          118,325             9,860.44                   NAP                     No
 285         360        7/1/2006    6/1/2011           96,908             8,075.69              9,308.36          9          No
---------------------------------------------------------------------------------------------------------------------------------
 286         356        6/1/2006    5/1/2016          110,393             9,199.42                   NAP                     No
 287         357        7/1/2006    6/1/2016          109,964             9,163.66                   NAP                    Yes
 288         359        9/1/2006    8/1/2016          109,812             9,150.97                   NAP                    Yes
 289         358        8/1/2006    7/1/2016          103,142             8,595.16                   NAP                     No
 290         358        8/1/2006    7/1/2016          101,014             8,417.83                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 291         358        8/1/2006    7/1/2016          100,290             8,357.48                   NAP                     No
 292         358        8/1/2006    7/1/2016           93,433             7,786.11                   NAP                     No
 293         358        8/1/2006    7/1/2016           91,018             7,584.82                   NAP                     No
 294         360        7/1/2006    6/1/2011           77,461             6,455.06              7,440.35          9          No
 295         359        9/1/2006    8/1/2016           85,238             7,103.20                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 296         359        9/1/2006    8/1/2016           85,238             7,103.20                   NAP                     No
 297         358        8/1/2006    7/1/2016           86,759             7,229.89                   NAP                     No
 298         358        8/3/2006    7/3/2016           83,173             6,931.06                   NAP                     No
 299          0         8/1/2006    7/1/2016           62,272             5,189.34                   NAP         118        Yes
 300         359        9/1/2006    8/1/2016           78,660             6,555.04                   NAP                     No
---------------------------------------------------------------------------------------------------------------------------------
 301         358        8/1/2006    7/1/2016           78,921             6,576.75                   NAP                     No
 302         359        9/1/2006    8/1/2011           76,401             6,366.79                   NAP                     No
 303         359        9/1/2006    8/1/2011           68,761             5,730.11                   NAP                     No

                              ARD     CROSSED                   DSCR
                             LOAN      WITH                AFTER INITIAL                         GRACE
  ID   LOCKBOX TYPE          (Y/N)  OTHER LOANS  DSCR (5)    IO PERIOD                       PERIOD (DAYS)
--------------------------------------------------------------------------------------------------------------------------

  1    Hard                   No                   1.39         NAP                                5
 1-a
 1-b
 1-c
 1-d
--------------------------------------------------------------------------------------------------------------------------
  2    Hard                   No                   1.43         NAP                                0
 2-a
 2-b
 2-c
 2-d
--------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3    Hard                   No                   1.53         1.25                               0
--------------------------------------------------------------------------------------------------------------------------
  4    Soft, Springing Hard   No                   1.59         1.37                               0
 4-a
 4-b
 4-c
 4-d
--------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
--------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
--------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
--------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
--------------------------------------------------------------------------------------------------------------------------
 4-z
 4-aa
 4-ab
 4-ac
 4-ad
--------------------------------------------------------------------------------------------------------------------------
 4-ae
 4-af
 4-ag
 4-ah
 4-ai
--------------------------------------------------------------------------------------------------------------------------
 4-aj
 4-ak
 4-al
 4-am
 4-an
--------------------------------------------------------------------------------------------------------------------------
 4-ao
 4-ap
 4-aq
 4-ar
  5    Hard                   No                   1.20         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  6    Hard                   No                   1.50         1.26                               0
  7    Hard                   No                   1.36         NAP                                0
  8    Springing Hard         Yes                  1.35         NAP                                0
 8-a
 8-b
--------------------------------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
--------------------------------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
--------------------------------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
--------------------------------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
--------------------------------------------------------------------------------------------------------------------------
 8-w
  9    Hard                   No                   1.61         1.29                               3
  10   Springing Hard         No                   1.38         1.18                               0
  11   Hard                   No                   1.42         NAP                                0
  12   NAP                    Yes                  1.25         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  13   NAP                    No                   1.62         NAP                                0
  14   NAP                    No                   1.17         NAP                                0
  15   Hard                   Yes                  1.45         1.19                               5
  16   Hard                   No                   1.17         NAP                                5
  17   Hard                   No                   1.31         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  18   Hard                   No                   1.30         1.10                               5
  19   Hard                   No                   1.15         NAP                                0
  20   NAP                    No                   1.87         1.57                               0
  21   NAP                    No                   1.40         1.20                               5
  22   Hard                   No                   1.43         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  23   NAP                    No                   1.22         NAP                                5
  24   NAP                    No                   1.51         NAP                                5
  25   Hard                   No                   1.48         1.26                               5
  26   Hard                   No                   1.36         NAP                                0
  27   Springing Hard         No                   1.46         1.25                               5
--------------------------------------------------------------------------------------------------------------------------
  28   NAP                    No                   1.20         NAP                                0
  29   NAP                    No                   1.39         1.39                               0
  30   Hard                   No                   1.46         1.23                               0
  31   NAP                    No                   1.86         1.38                               0
  32   NAP                    No                   1.19         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 32-a
 32-b
 32-c
  33   NAP                    No                   1.50         NAP                                5
  34   Springing Hard         No                   1.53         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  35   NAP                    No                   1.25         NAP                               15
  36   Hard                   No                   1.42         1.19                               5
  37   Hard                   Yes                  1.53         1.30                               5
  38   NAP                    No                   1.34         1.17                               5
  39   Hard                   No                   1.39         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  40   Springing Hard         No                   1.61         1.37                               0
  41   NAP                    No                   1.34         NAP                                0
  42   NAP                    No                   1.39         1.17                               5
  43   NAP                    No     Crossed A     1.35         NAP                                0
  44   NAP                    No     Crossed A     1.35         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  45   NAP                    No                   1.50         NAP                                0
  46   NAP                    No                   1.51         NAP                                5
  47   Soft, Springing Hard   No                   1.39         NAP                                5
  48   Hard                   Yes                  1.50         1.22                               5
  49   Springing Hard         Yes                  1.54         NAP                                6
--------------------------------------------------------------------------------------------------------------------------
  50   NAP                    No                   2.14         NAP                                0
  51   NAP                    No                   1.44         1.22                               0
  52   NAP                    No                   1.32         1.14                               0
  53   NAP                    No                   1.47         1.23                               5
  54   NAP                    No                   1.42         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  55   Springing Hard         No                   1.46         1.21                               5
  56   NAP                    No                   1.34         NAP                                0
  57   Hard                   No                   1.29         NAP                                5
  58   NAP                    No                   1.35         1.16                               5
  59   NAP                    No                   1.63         1.39                               5
--------------------------------------------------------------------------------------------------------------------------
  60   NAP                    No                   1.50         NAP                                0
  61   NAP                    No                   1.58         NAP                                0
  62   NAP                    No                   1.24         NAP                                0
  63   NAP                    No                   1.41         1.22                               0
  64   NAP                    No                   1.25         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  65   NAP                    No                   1.52         1.30                               0
  66   NAP                    No                   1.68         1.43                               0
  67   NAP                    No                   2.04         NAP                                0
  68   NAP                    No                   1.43         NAP                                0
  69   NAP                    No                   2.06         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  70   Hard                   Yes                  1.33         1.10                               5
  71   NAP                    No                   1.41         1.20                               5
  72   NAP                    No                   2.12         NAP                                0
  73   NAP                    No                   1.54         NAP                                5
  74   NAP                    No                   1.41         1.20                               5
--------------------------------------------------------------------------------------------------------------------------
  75   NAP                    No                   1.36         1.17                               0
  76   NAP                    No                   1.44         NAP                                5
  77   Springing Hard         No                   1.62         NAP                                0
  78   NAP                    No                   1.31         NAP                                0
  79   Springing Hard         Yes                  1.23         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
  80   NAP                    No                   1.21         NAP                                0
  81   Springing Hard         Yes                  1.21         NAP                                0
  82   NAP                    No                   1.34         1.15                               0
  83   NAP                    No                   1.19         NAP                                0
  84   Soft, Springing Hard   No                   1.67         1.43                               0
--------------------------------------------------------------------------------------------------------------------------
  85   NAP                    No                   1.33         1.33                               0
  86   NAP                    No                   1.97         1.70                               5
  87   NAP                    No                   1.34         1.15                               0
  88   Hard                   No                   1.79         1.53                               5
 88-a
--------------------------------------------------------------------------------------------------------------------------
 88-b
  89   NAP                    No                   1.66         NAP                                0
 89-a
 89-b
 89-c
--------------------------------------------------------------------------------------------------------------------------
 89-d
  90   NAP                    No                   1.34         1.14                               5
  91   NAP                    Yes                  1.36         NAP                                0
  92   NAP                    No                   1.47         1.26                               5
  93   NAP                    No                   1.46         1.23                               0
--------------------------------------------------------------------------------------------------------------------------
  94   Soft                   No                   1.56         1.33                               5
 94-a
 94-b
  95   NAP                    No                   1.69         NAP                                5
  96   NAP                    No                   1.28         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
  97   Springing Hard         No                   1.28         NAP                                5
 97-a
 97-b
 97-c
 97-d
--------------------------------------------------------------------------------------------------------------------------
  98   Hard                   No                   1.16         NAP                                5
  99   NAP                    No                   1.53         1.30                               5
 100   NAP                    No                   2.01         NAP                                0
 101   NAP                    No                   1.23         NAP                                0
 102   NAP                    No                   1.24         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 103   NAP                    No                   1.40         NAP                                5
 104   NAP                    No                   1.44         NAP                                5
 105   NAP                    No                   2.08         1.54                               0
 106   NAP                    No                   1.39         1.20                               5
 107   NAP                    No                   1.38         1.19                               5
--------------------------------------------------------------------------------------------------------------------------
 108   Springing Hard         Yes                  1.71         NAP                                5
 109   NAP                    No                   1.53         NAP                                5
 110   NAP                    No                   1.41         1.20                               5
 111   Springing Hard         Yes                  2.08         1.63                               5
 112   Springing Hard         Yes                  1.25         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 113   NAP                    No                   1.56         1.33                               5
113-a
113-b
 114   NAP                    No                   1.74         1.48                               0
 115   NAP                    No                   1.30         1.10                               5
--------------------------------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116   NAP                    No                   1.45         NAP                                0
 117   NAP                    No                   1.41         1.20                               0
--------------------------------------------------------------------------------------------------------------------------
 118   NAP                    No                   1.42         1.21                               5
 119   NAP                    No                   1.42         NAP                                0
 120   NAP                    No                   1.20         NAP                                0
 121   Springing Hard         Yes                  1.53         1.32                               5
 122   NAP                    No                   1.28         1.19      3 days (max 4 late payments without late charge,
                                                                                    thereafter no grace period)
--------------------------------------------------------------------------------------------------------------------------
 123   NAP                    No     Crossed B     1.57         1.31                               5
 124   NAP                    No     Crossed B     1.57         1.31                               5
 125   NAP                    No                   1.50         1.28                               5
 126   NAP                    No                   1.21         NAP                                0
 127   Springing Hard         No                   1.15         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 128   Springing Hard         No                   1.30         NAP                                5
 129   NAP                    No                   1.22         NAP                                5
 130   Hard                   No                   1.30         NAP                                0
 131   NAP                    No                   1.31         1.12                               6
 132   Springing Hard         Yes                  1.23         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 133   NAP                    No                   1.21         NAP                                0
 134   NAP                    No                   1.20         NAP                                0
 135   NAP                    No                   1.31         NAP                                0
 136   NAP                    No                   1.28         NAP                                0
 137   NAP                    No                   1.30         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 138   NAP                    No                   1.89         NAP                                0
 139   NAP                    No                   1.41         1.20                              15
 140   NAP                    No                   1.42         NAP                                5
 141   NAP                    No                   1.95         1.68                               5
 142   NAP                    No                   1.30         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 143   Springing Hard         No                   1.76         NAP                                5
 144   NAP                    No                   1.23         NAP                                5
 145   NAP                    No                   1.54         1.31                               5
 146   NAP                    No                   1.59         1.35                               5
 147   NAP                    No                   1.55         1.35                               5
--------------------------------------------------------------------------------------------------------------------------
 148   NAP                    No                   1.67         NAP                                5
 149   NAP                    No                   1.23         NAP                                0
 150   NAP                    No                   1.38         1.18                               0
 151   NAP                    No                   1.68         1.43                               5
 152   NAP                    No                   1.39         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 153   NAP                    No                   2.97         NAP                                0
 154   NAP                    No                   1.44         NAP                                5
 155   NAP                    No                   1.23         NAP                                5
 156   NAP                    No                   2.34         NAP                                0
 157   Springing Hard         Yes                  1.41         1.20                               5
--------------------------------------------------------------------------------------------------------------------------
 158   NAP                    No                   2.18         1.86                              15
 159   Springing Hard         Yes                  1.41         1.20                               5
 160   Hard                   No                   1.57         1.34                               5
 161   NAP                    No                   1.43         NAP                                5
 162   NAP                    No     Crossed C     1.21         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 163   NAP                    No     Crossed C     1.21         NAP                                0
 164   NAP                    No                   1.21         NAP                                5
 165   NAP                    No                   1.21         NAP                                5
 166   NAP                    No                   1.21         1.05                               0
 167   NAP                    No                   1.22         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 168   NAP                    No                   1.26         NAP                                5
 169   NAP                    Yes                  1.29         NAP                                5
 170   NAP                    No                   1.47         NAP                                5
 171   NAP                    No                   1.55         1.33                               5
 172   NAP                    No                   1.41         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 173   NAP                    No                   1.89         NAP                                5
 174   NAP                    No                   1.55         1.32                               5
 175   NAP                    No                   1.26         NAP                                0
 176   Hard                   No                   1.23         NAP                                5
176-a
--------------------------------------------------------------------------------------------------------------------------
176-b
 177   NAP                    No                   1.32         NAP                                5
 178   NAP                    No                   1.23         NAP                                5
 179   NAP                    No                   1.43         NAP                                0
 180   NAP                    No                   1.21         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 181   NAP                    No                   1.77         NAP                                0
 182   NAP                    No                   1.33         NAP                                5
 183   NAP                    No                   1.59         NAP                                5
 184   NAP                    No                   1.39         NAP                                5
 185   NAP                    No                   1.39         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 186   NAP                    No                   1.53         NAP                                5
 187   Hard                   No                   1.64         NAP                                0
 188   NAP                    No                   1.65         1.40                               5
 189   NAP                    No                   1.22         NAP                                5
 190   NAP                    No                   1.72         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 191   NAP                    No                   1.37         NAP                                0
 192   NAP                    No                   2.03         NAP                                0
 193   NAP                    No                   1.45         1.24                               5
 194   NAP                    No                   1.21         NAP                                5
 195   NAP                    No                   1.20         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 196   NAP                    No                   1.67         1.44                               5
 197   NAP                    No                   1.44         1.24                               5
 198   NAP                    No                   2.12         NAP                                5
 199   Springing Hard         No                   1.29         NAP                                5
 200   NAP                    No                   1.27         NAP                                6
--------------------------------------------------------------------------------------------------------------------------
 201   Hard                   Yes                  1.15         NAP                                5
 202   Springing Hard         Yes                  1.47         1.26                               5
 203   NAP                    No                   1.42         NAP                                5
 204   NAP                    No                   1.35         1.17                               5
 205   Springing Hard         Yes                  1.48         1.26                               5
--------------------------------------------------------------------------------------------------------------------------
 206   NAP                    No                   1.24         NAP                                5
 207   NAP                    No                   1.25         NAP                                5
 208   NAP                    No                   1.74         NAP                                5
 209   Hard                   No                   1.41         NAP                               15
 210   NAP                    No                   1.49         1.26                               5
--------------------------------------------------------------------------------------------------------------------------
 211   NAP                    No                   1.51         1.30                               5
 212   Springing Hard         Yes                  1.23         NAP                                5
 213   NAP                    No                   1.46         1.24                               0
 214   NAP                    No                   1.57         NAP                                5
 215   NAP                    No                   2.54         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 216   Springing Hard         Yes                  1.33         NAP                                5
 217   NAP                    No                   1.30         NAP                                0
 218   Springing Hard         Yes                  1.23         NAP                                5
 219   NAP                    No                   1.31         NAP                                0
 220   NAP                    No                   1.32         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 221   NAP                    No                   1.58         NAP                                0
 222   NAP                    No                   1.47         1.27                               5
 223   NAP                    No                   1.50         NAP                                5
 224   Hard                   No                   1.41         NAP                               15
 225   Springing Hard         Yes                  1.21         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 226   NAP                    No                   1.49         1.28                               5
 227   NAP                    No                   1.33         NAP                                5
 228   Springing Hard         Yes                  1.19         NAP                                5
 229   Springing Hard         Yes                  1.42         1.22                               0
 230   NAP                    No                   1.35         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 231   NAP                    No                   1.40         1.20                               5
 232   NAP                    No                   1.22         NAP                                5
 233   NAP                    No                   1.69         NAP                               15
 234   NAP                    No                   1.24         NAP                                0
 235   NAP                    No                   1.47         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 236   NAP                    No                   1.40         1.21                               5
 237   NAP                    No                   1.51         1.30                               5
 238   NAP                    No                   1.23         NAP                                5
 239   Springing Hard         No                   1.44         1.25                               5
 240   NAP                    No                   1.41         1.20                               5
--------------------------------------------------------------------------------------------------------------------------
 241   NAP                    No                   2.30         NAP                                5
 242   Springing Hard         Yes                  1.46         1.25                               5
 243   NAP                    No                   1.20         NAP                                5
 244   Springing Hard         No                   2.20         1.87                               5
 245   NAP                    No                   1.22         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 246   NAP                    No                   1.26         NAP                                5
 247   NAP                    No                   1.45         NAP                                0
 248   NAP                    No                   1.33         NAP                                0
 249   NAP                    No                   1.27         NAP                                5
 250   NAP                    No                   1.41         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 251   NAP                    No                   1.22         NAP                                5
 252   Springing Hard         Yes                  1.19         NAP                                5
 253   NAP                    No                   1.27         NAP                                0
 254   NAP                    No                   1.52         NAP                                5
 255   NAP                    No                   1.32         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 256   NAP                    No                   1.25         NAP                                5
 257   NAP                    No                   1.25         NAP                                5
 258   Springing Hard         Yes                  1.20         NAP                                5
 259   NAP                    No                   1.32         NAP                                5
 260   NAP                    No                   1.20         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 261   Springing Hard         No                   1.50         NAP                                5
 262   NAP                    No                   1.30         NAP                                0
 263   NAP                    No                   1.43         NAP                                5
 264   NAP                    No                   1.55         NAP                                0
 265   Springing Hard         Yes                  1.27         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 266   NAP                    No                   1.26         NAP                                5
 267   Springing Hard         Yes                  1.34         NAP                                5
 268   NAP                    No                   1.75         1.51                               0
 269   NAP                    Yes                  1.66         NAP                                0
 270   NAP                    No                   1.50         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 271   NAP                    No                   1.57         NAP                                0
 272   NAP                    No                   1.32         NAP                                5
 273   NAP                    No                   1.63         NAP                                0
 274   NAP                    No                   1.36         NAP                                5
 275   NAP                    No                   1.39         1.21                               5
--------------------------------------------------------------------------------------------------------------------------
 276   NAP                    No                   1.28         NAP                                5
 277   NAP                    No                   3.01         NAP                                0
 278   NAP                    No                   1.29         NAP                                0
 279   NAP                    No                   1.31         NAP                                5
 280   NAP                    No                   1.39         1.22                               0
--------------------------------------------------------------------------------------------------------------------------
 281   Hard                   No                   2.33         NAP                                5
 282   NAP                    No                   1.80         NAP                                5
 283   NAP                    No                   1.55         NAP                                5
 284   NAP                    No                   1.57         NAP                                5
 285   NAP                    No                   1.40         1.22                               5
--------------------------------------------------------------------------------------------------------------------------
 286   NAP                    No                   1.15         NAP                                5
 287   Springing Hard         No                   1.20         NAP                                5
 288   Springing Hard         No                   1.28         NAP                                5
 289   NAP                    No                   1.28         NAP                                5
 290   NAP                    No                   1.30         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 291   NAP                    No                   1.11         NAP                                0
 292   NAP                    No                   1.87         NAP                                0
 293   NAP                    No                   1.65         NAP                                5
 294   NAP                    No                   1.38         1.20                               5
 295   NAP                    No                   1.30         NAP                                0
--------------------------------------------------------------------------------------------------------------------------
 296   NAP                    No                   1.36         NAP                                0
 297   NAP                    No                   1.29         NAP                                5
 298   NAP                    No                   1.54         NAP                                0
 299   Hard                   Yes                  2.20         NAP                                0
 300   NAP                    No                   1.25         NAP                                5
--------------------------------------------------------------------------------------------------------------------------
 301   NAP                    No                   1.24         NAP                                5
 302   NAP                    No                   1.29         NAP                                0
 303   NAP                    No                   1.21         NAP                                0

                                                CUT-OFF            LTV
       PAYMENT    APPRAISED       APPRAISAL     DATE LTV        RATIO AT
  ID    DATE    VALUE ($) (6)  AS-OF DATE (6)  RATIO (6)  MATURITY OR ARD (6)  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1      1st      216,500,000      5/2/2006       67.4%           57.9%        Various
 1-a               68,500,000      5/2/2006                                    681 Gateway Boulevard
 1-b               53,000,000      5/2/2006                                    901 Gateway Boulevard
 1-c               65,000,000      5/2/2006                                    7000 Shoreline Court
 1-d               30,000,000      5/2/2006                                    951 Gateway Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  2      5th      121,800,000      Various        70.6%           59.9%        Various
 2-a               28,200,000     3/29/2006                                    9960 Wayzata Boulevard
 2-b               25,000,000     3/31/2006                                    700 Unicorn Park Drive
 2-c               16,700,000     3/30/2006                                    2905 Centre Pointe Drive
 2-d               13,200,000     3/28/2006                                    15200 SW Bangy Road
------------------------------------------------------------------------------------------------------------------------------------
 2-e               13,500,000     3/27/2006                                    7780 Flying Cloud Drive
 2-f               10,400,000     3/30/2006                                    8005 NE Parkway Drive
 2-g                8,200,000     3/29/2006                                    14800 Lakeside Circle
 2-h                6,600,000     3/30/2006                                    3615 Crestridge Drive
  3      1st      114,130,000    12/14/2005       73.6%           68.4%        2727 Paces Ferry Road
------------------------------------------------------------------------------------------------------------------------------------
  4      1st      715,700,000      6/1/2006       70.5%           64.7%        Various
 4-a               49,200,000      6/1/2006                                    10345 Park Meadows Drive
 4-b               36,700,000      6/1/2006                                    6520 S Cicero Avenue
 4-c               42,200,000      6/1/2006                                    1230 Pine Island Road
 4-d               33,100,000      6/1/2006                                    4415 S IH 35
------------------------------------------------------------------------------------------------------------------------------------
 4-e               29,200,000      6/1/2006                                    6530 S Cicero Avenue
 4-f               25,600,000      6/1/2006                                    130 N University Drive
 4-g               41,000,000      6/1/2006                                    500 Flatiron Boulevard
 4-h               23,100,000      6/1/2006                                    4843 W Douglas Corrigan
 4-i               21,900,000      6/1/2006                                    2500 McCue Road
------------------------------------------------------------------------------------------------------------------------------------
 4-j               25,000,000      6/1/2006                                    6540 S Cicero Avenue
 4-k               36,800,000      6/1/2006                                    3600 Centerpoint Parkway
 4-l               16,400,000      6/1/2006                                    6500 S Cicero Avenue
 4-m               16,200,000      6/1/2006                                    9409 Stonelake Boulevard
 4-n               17,000,000      6/1/2006                                    4501 S IH 35
------------------------------------------------------------------------------------------------------------------------------------
 4-o               14,800,000      6/1/2006                                    2505 S IH 35
 4-p               15,500,000      6/1/2006                                    3713 Tudor Boulevard
 4-q               13,000,000      6/1/2006                                    10152 Palm River Road
 4-r               14,300,000      6/1/2006                                    3333 Centerpoint Parkway
 4-s               15,100,000      6/1/2006                                    1610 McConnor Parkway
------------------------------------------------------------------------------------------------------------------------------------
 4-t               13,200,000      6/1/2006                                    6650 S Cicero Avenue
 4-u               15,700,000      6/1/2006                                    1550 McConnor Parkway
 4-v               12,200,000      6/1/2006                                    10150 Palm River Road
 4-w               13,000,000      6/1/2006                                    1619 W Washington Center Road
 4-y               14,800,000      6/1/2006                                    10200 Champion Farms Drive
------------------------------------------------------------------------------------------------------------------------------------
 4-z               11,700,000      6/1/2006                                    7850 Rhode Island Avenue
 4-aa              12,300,000      6/1/2006                                    845 Coal Creek Circle
 4-ab              11,000,000      6/1/2006                                    9765 Crosspoint Boulevard
 4-ac              10,000,000      6/1/2006                                    12655 Southwest Freeway
 4-ad               9,800,000      6/1/2006                                    12703 Southwest Freeway
------------------------------------------------------------------------------------------------------------------------------------
 4-ae               9,000,000      6/1/2006                                    8275 Georgia Street
 4-af               9,200,000      6/1/2006                                    2300 Highway 67
 4-ag               9,100,000      6/1/2006                                    8018 Delaware Place
 4-ah               9,000,000      6/1/2006                                    4825 N Main Street
 4-ai               9,800,000      6/1/2006                                    3555 Centerpoint Parkway
------------------------------------------------------------------------------------------------------------------------------------
 4-aj               9,300,000      6/1/2006                                    4537 South IH-35
 4-ak               7,400,000      6/1/2006                                    8353 Georgia Street
 4-al               6,600,000      6/1/2006                                    8375 Georgia Street
 4-am               7,400,000      6/1/2006                                    2301 East Morthland Drive
 4-an               5,500,000      6/1/2006                                    4525 S IH 35
------------------------------------------------------------------------------------------------------------------------------------
 4-ao               8,800,000      6/1/2006                                    3063 Lake Eastbrook Boulevard
 4-ap               5,600,000      6/1/2006                                    716 North Niles Avenue
 4-aq               6,300,000      6/1/2006                                    1592 Mall Drive
 4-ar               2,900,000      6/1/2006                                    2101 E Morthland Drive
  5      1st       93,500,000     6/12/2006       72.4%           72.4%        11000-11090 White Rock Road
------------------------------------------------------------------------------------------------------------------------------------
  6      1st       87,000,000      4/1/2006       73.6%           68.8%        50 West San Fernando St.
  7      1st       80,600,000     4/18/2006       76.1%           76.1%        5190 Brandywine Parkway
  8      5th       71,500,000      6/6/2006       76.2%           76.2%        Various
 8-a                6,458,333      6/6/2006                                    2850 Colonades Court
 8-b                5,054,348      6/6/2006                                    2925 Courtyards Drive
------------------------------------------------------------------------------------------------------------------------------------
 8-c                4,268,116      6/6/2006                                    3075 Northwoods Circle
 8-d                4,284,038      6/6/2006                                    835 Franklin Court
 8-e                3,931,159      6/6/2006                                    2755 Northwoods Parkway
 8-f                3,650,362      6/6/2006                                    2775 Northwoods Parkway
 8-g                3,755,869      6/6/2006                                    841 Livingston Court
------------------------------------------------------------------------------------------------------------------------------------
 8-h                3,481,884      6/6/2006                                    3155 Northwoods Parkway
 8-i                4,043,478      6/6/2006                                    2725 Northwoods Parkway
 8-j                3,403,756      6/6/2006                                    825 Franklin Court
 8-k                3,110,329      6/6/2006                                    805 Franklin Court
 8-l                2,695,652      6/6/2006                                    3100 Northwoods Place
------------------------------------------------------------------------------------------------------------------------------------
 8-m                2,816,901      6/6/2006                                    840 Franklin Court
 8-n                2,471,014      6/6/2006                                    2915 Courtyards Drive
 8-o                2,523,474      6/6/2006                                    810 Franklin Court
 8-p                2,358,696      6/6/2006                                    3175 Northwoods Parkway
 8-q                2,246,377      6/6/2006                                    3055 Northwoods Circle
------------------------------------------------------------------------------------------------------------------------------------
 8-r                2,527,174      6/6/2006                                    3040 Northwoods Parkway
 8-s                2,230,047      6/6/2006                                    811 Livingston Court
 8-t                2,021,739      6/6/2006                                    2975 Courtyards Drive
 8-u                1,525,822      6/6/2006                                    821 Livingston Court
 8-v                1,349,765      6/6/2006                                    830 Franklin Court
------------------------------------------------------------------------------------------------------------------------------------
 8-w                1,291,667      6/6/2006                                    2995 Courtyards Drive
  9      1st       65,000,000      5/8/2006       64.6%           54.2%        833 Poydras Street
  10     1st       45,700,000     3/28/2006       72.2%           67.8%        4913 Wynnewood Road
  11     1st       40,700,000     4/18/2006       77.5%           77.5%        5190 Brandywine Parkway
  12     1st       39,000,000     6/15/2006       72.4%           72.4%        21035 Biscayne Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  13     5th       44,500,000      5/3/2006       62.7%           48.7%        300 North Meridian Street
  14     1st       50,000,000     7/17/2006       55.0%           47.0%        1390 & 1400 Kifer Road
  15     1st       34,250,000     4/26/2005       79.9%           67.0%        42-12 Williamsburg Drive
  16     1st       36,000,000     12/1/2005       73.6%           48.7%        942 Memorial Parkway/Route 22
  17     1st       33,800,000     4/18/2006       77.7%           77.7%        5190 Brandywine parkway
------------------------------------------------------------------------------------------------------------------------------------
  18     1st       36,410,000     5/31/2006       71.4%           64.7%        913 Old Philadelphia Road
  19     3rd       36,500,000     7/18/2006       68.9%           59.1%        303 Bryant Street
  20     5th       45,000,000     6/28/2006       55.6%           51.9%        3500-3600 S. Federal Way
  21     1st       32,300,000      6/2/2006       76.8%           72.1%        3300 75th Avenue
  22     1st       33,500,000     4/18/2006       72.8%           72.8%        5515 & 5601 Concord Pike
------------------------------------------------------------------------------------------------------------------------------------
  23     1st       30,000,000     4/11/2006       77.3%           66.5%        136 East South Temple
  24     1st       53,800,000     5/11/2006       42.6%           27.9%        615 Bishop Boulevard
  25     1st       36,100,000     4/28/2006       63.0%           59.2%        NWC of Baseline Road & 24th Street
  26     1st       28,500,000     4/18/2006       79.5%           79.5%        5190 Brandywine Parkway
  27     1st       28,800,000     5/31/2006       70.8%           63.1%        685, 593 and 589 East Prater Way
------------------------------------------------------------------------------------------------------------------------------------
  28     5th       27,100,000      4/6/2006       74.8%           64.0%        2035 & 2160 Lakeside Centre Way
  29     1st       25,200,000      7/1/2006       79.0%           66.9%        105 Radio City Boulevard
  30     1st       26,000,000     5/18/2006       74.8%           70.1%        730 Pilot Road
  31     1st       34,100,000     7/19/2006       55.7%           45.6%        3300 Cobb Parkway
  32     5th       23,550,000     4/19/2006       79.5%           67.7%        Various
------------------------------------------------------------------------------------------------------------------------------------
 32-a              20,300,000     4/19/2006                                    Route 61 & Tuckerton Road
 32-b               2,500,000     4/19/2006                                    10 Vanguard Drive
 32-c                 750,000     4/19/2006                                    650 Lincoln Road
  33     1st       25,300,000     4/26/2006       73.1%           61.4%        2130 East Hill Drive
  34     1st       31,000,000     5/10/2006       58.1%           58.1%        23850-23892 West Copper Hill Drive
------------------------------------------------------------------------------------------------------------------------------------
  35     1st       25,300,000     6/13/2006       71.1%           64.0%        1001 HunterStone Dr
  36     1st       22,200,000      3/8/2006       79.7%           74.6%        300-900 Parker Square
  37     1st       21,600,000      5/5/2006       80.0%           72.4%        7401 Fremont Pike
  38     1st       21,530,000     3/28/2006       79.0%           71.0%        8626-8700 Tesoro Drive
  39     1st       23,000,000     4/17/2006       73.8%           63.3%        26300 Berg Road
------------------------------------------------------------------------------------------------------------------------------------
  40     1st       22,500,000     5/22/2006       73.3%           68.8%        600 & 619 Alexander Road
  41     1st       28,000,000     6/20/2006       58.9%           47.2%        2045 State Route 57
  42     1st       20,700,000     1/10/2006       77.8%           72.8%        1522 K Street, NW
  43     1st       14,500,000      6/1/2006       62.2%           53.5%        660 West Washington Avenue
  44     1st       11,200,000      6/1/2006       62.2%           53.5%        780 Regent Street
------------------------------------------------------------------------------------------------------------------------------------
  45     1st       22,800,000     6/13/2006       65.8%           65.8%        100 Green Forest Drive
  46     1st       22,200,000      5/1/2006       67.6%           67.6%        17250 NW 57th Avenue
  47     1st       20,300,000     3/30/2006       73.7%           62.7%        1722, 1700, 1688, 1697, 1719, 1813, 1925 Imperial
                                                                               Dr. and 1818, 1924 Sunset Drive
  48     1st       18,700,000      6/1/2005       79.9%           66.8%        1200 Clements Bridge Road
  49     1st       24,500,000      6/5/2006       60.0%           60.0%        3620 Queen Palm Drive
------------------------------------------------------------------------------------------------------------------------------------
  50     1st       25,000,000      5/2/2006       58.8%           58.8%        910-950 Renz Lane and 7050-7210 Camino Arroyo
  51     1st       18,600,000     6/12/2006       78.0%           70.7%        237 S. Battlefield Boulevard
  52     1st       18,500,000      7/5/2006       77.8%           70.9%        227-285 East 29th Street
  53     1st       22,000,000     2/15/2006       64.6%           57.1%        3251 Prospect Street, N.W.
  54     1st       30,150,000     3/24/2006       47.0%            0.9%        1975 Mack Boulevard, 2150 S. 9th Street
------------------------------------------------------------------------------------------------------------------------------------
  55     1st       18,000,000      1/2/2006       77.8%           70.0%        4919 Flat Shoals Parkway
  56     1st       21,000,000     6/10/2006       66.6%           56.9%        18300 - 18420 Midvale Avenue North
  57     1st       20,600,000      5/2/2006       66.9%           57.1%        6045-6245 West Chandler Boulevard
  58     1st       18,900,000     6/10/2006       70.9%           63.3%        36889 Tom Darlington Drive
  59     1st       20,300,000      3/8/2006       65.0%           61.0%        23831 El Toro Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  60     1st       27,000,000      6/8/2006       48.8%           41.4%        8802 Brennan Circle
  61     5th       23,120,000     4/18/2006       56.2%           56.2%        1611-1667 E. Hatch Road
  62     1st       16,150,000     5/24/2006       77.6%           68.5%        300 Highway 78 East
  63     5th       16,300,000     4/18/2006       76.7%           70.0%        190 East University Drive
  64     1st       16,500,000     3/24/2006       75.5%           63.8%        505 Constitution Avenue
------------------------------------------------------------------------------------------------------------------------------------
  65     1st       15,250,000      6/5/2006       78.9%           70.3%        480 Murray Road
  66     1st       21,500,000     5/12/2006       55.8%           50.6%        20163-20577 SW Tualatin Valley Highway
  67     1st       19,770,000     3/16/2006       58.3%           58.3%        70 Mendon Road
  68     1st       17,200,000     3/28/2006       66.7%           56.7%        525 Broad Hollow Road
  69     5th       23,300,000     5/26/2006       48.3%           48.3%        651 Business Loop IH-35 North
------------------------------------------------------------------------------------------------------------------------------------
  70     1st       14,000,000     4/27/2005       80.3%           67.4%        220 A Dobbs Drive
  71     1st       15,200,000     4/26/2006       73.8%           65.8%        6050-6140 Lankershim Boulevard
  72     1st       19,400,000      3/7/2006       57.4%           57.4%        505 N. Main Street
  73     1st       16,000,000      5/1/2006       69.5%           59.7%        760 Macadamia Drive
  74     1st       13,875,000     11/1/2006       80.0%           71.2%        4501 New Bern Avenue
------------------------------------------------------------------------------------------------------------------------------------
  75     5th       14,600,000      5/8/2006       75.3%           68.5%        9616 North Lamar Blvd
  76     1st       14,200,000     5/16/2006       75.8%           59.9%        1015 Lombardi Avenue
  77     1st       18,500,000     5/19/2006       57.8%           57.8%        15-55 and 73 Fort Eddy Road
  78     1st       13,450,000      7/1/2006       79.3%           67.4%        650 Washington Road
  79     1st       16,500,000     1/10/2006       63.6%           24.5%        310 Commerce Drive
------------------------------------------------------------------------------------------------------------------------------------
  80     5th       12,700,000     5/10/2006       79.9%           68.6%        3700 Park East Drive
  81     5th       13,700,000      5/6/2006       73.0%           62.5%        8700 Richmond Highway
  82     5th       12,500,000      1/1/2007       80.0%           72.7%        981 Ford Street Extension
  83     1st       13,700,000      5/1/2007       72.9%           62.8%        3802-3896 North Oracle Road
  84     1st       13,100,000      6/1/2006       76.0%           69.8%        80 N.E. Loop 410
------------------------------------------------------------------------------------------------------------------------------------
  85     1st       12,400,000     5/26/2005       79.8%           67.4%        1220 Northlake Boulevard
  86     1st       13,200,000     4/22/2006       74.2%           69.9%        881 Venetia Bay Boulevard
  87     5th       12,300,000      5/8/2006       77.6%           70.6%        1901 W. William Cannon Drive
  88     1st       15,600,000      6/1/2006       60.9%           55.3%        Various
 88-a               9,100,000      6/1/2006                                    2520 Riva Road
------------------------------------------------------------------------------------------------------------------------------------
 88-b               6,500,000      6/1/2006                                    2530 Riva Road
  89     5th       21,000,000     5/18/2006       45.2%           38.6%        Various
 89-a               6,500,000     5/18/2006                                    4260 to 4270 Route One
 89-b               6,200,000     5/18/2006                                    4250 Route One
 89-c               6,000,000     5/18/2006                                    1 AAA Drive
------------------------------------------------------------------------------------------------------------------------------------
 89-d               2,300,000     5/18/2006                                    4260 Route One
  90     1st       12,500,000      3/4/2006       75.2%           72.7%        504 Highway 332
  91     1st       13,000,000     6/30/2006       71.4%           64.2%        23600 Telo Avenue
  92     1st       16,400,000     5/22/2006       56.4%           54.5%        2-80 East Washington Street
  93     1st       12,300,000     3/30/2006       73.2%           63.5%        800 Corporate Drive
------------------------------------------------------------------------------------------------------------------------------------
  94     1st       13,300,000     3/23/2006       67.7%           61.4%        Various
 94-a              11,600,000     3/23/2006                                    7500 & 7510-20 Lindbergh Drive
 94-b               1,700,000     3/23/2006                                    22301 Georgia Avenue
  95     1st       17,260,000      6/1/2006       52.1%           44.3%        1440-1628 E. Lincoln Ave. and 2634-2756 N. Tustin St.
  96     1st       13,500,000      6/1/2007       66.6%           57.3%        150 Riverside Parkway
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  97     1st       12,640,000      Various        70.5%           2.5%         Various
 97-a               6,300,000    12/27/2006                                    10810 Old Katy Road
 97-b               4,340,000    12/27/2005                                    605 UTEX Drive
 97-c               1,550,000    12/28/2005                                    116-A Industrial Court
 97-d                 450,000    12/22/2005                                    1104 Market Ave
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  98     1st       11,200,000      9/1/2005       79.2%           67.0%        5510-5590 W. Oakland Park Blvd
  99     1st       12,500,000      6/9/2006       68.8%           62.4%        6990 E. Shea Boulevard
 100     1st       14,900,000      3/1/2006       57.3%           57.3%        542 Berlin-Cross Keys Road
 101     5th       12,400,000      6/6/2006       68.5%           58.5%        12300 S.W. 127th Avenue
 102     1st       11,520,000      2/1/2006       73.4%           62.4%        Interstate 10 and South Sixth Avenue
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 103     1st       13,200,000      5/1/2006       62.0%           48.5%        1429 N. Scottsdale Rd
 104     1st       13,000,000     5/18/2006       62.5%           49.5%        720 Eisenhower Drive
 105     1st       14,400,000     7/19/2006       55.6%           45.4%        3730 Carmia Drive SW
 106     1st       11,050,000      5/1/2006       72.4%           67.0%        701 S. Taylor St.
 107     1st       10,500,000     4/20/2006       73.3%           66.9%        8291 & 8301 Springdale Road
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 108     1st       14,600,000     4/28/2006       52.7%           45.2%        1380 Howard Street
 109     1st       10,500,000     5/25/2006       71.3%           55.7%        4 North Pottstown Pike
 110     1st       10,190,000     5/23/2006       73.2%           65.2%        109-169 C Street, 165 1st Street, and 111-161
                                                                               2nd Street
 111     1st       11,500,000    11/23/2005       64.3%           54.0%        350 Century Parkway
 112     5th        9,500,000     4/10/2006       77.2%           66.1%        10600 Courthouse Road
------------------------------------------------------------------------------------------------------------------------------------
 113     1st        9,600,000     3/24/2006       76.3%           69.1%        Various
113-a               7,100,000     3/24/2006                                    2607 Rhawn Street
113-b               2,500,000     3/24/2006                                    8040 East Roosevelt Blvd.
 114     1st       11,500,000     11/18/2005      63.3%           56.3%        2009-2111 US Highway 1
 115     1st        9,700,000     3/22/2006       75.0%           70.2%        Various
------------------------------------------------------------------------------------------------------------------------------------
115-a               3,300,000     3/22/2006                                    605 Valley Road
115-b               3,200,000     3/22/2006                                    223-227 Bellevue Avenue
115-c               3,200,000     3/22/2006                                    572 Valley Road
 116     1st       10,450,000     4/12/2006       69.4%           57.0%        3328 Peachtree Road
 117     1st       11,300,000      6/8/2006       64.2%           58.2%        9638, 9640, 9668 Milliken Avenue and 11226 4th Street
------------------------------------------------------------------------------------------------------------------------------------
 118     1st       10,200,000      6/6/2006       70.7%           64.1%        2140-2192 Bering Drive
 119     5th       10,200,000     4/21/2006       70.6%           55.6%        7121 Beach Boulevard
 120     5th        9,250,000     4/13/2006       77.7%           66.8%        4216 N.W. 63rd Street
 121     1st        8,800,000     5/18/2006       80.0%           71.5%        901-1027 Martin Street South
 122     1st        9,500,000     5/19/2006       74.1%           71.0%        29250 SW Parkway Court
------------------------------------------------------------------------------------------------------------------------------------
 123     1st        5,780,000      5/3/2006       68.1%           61.4%        4633 Santa Monica Blvd.
 124     1st        4,500,000      5/4/2006       68.1%           61.4%        4077 Governor Drive
 125     1st       10,400,000     3/23/2006       67.3%           61.2%        165 Gibraltar Court
 126     1st        9,800,000     5/30/2006       71.4%           61.1%        500 Maitland Drive
 127     1st       11,700,000      6/3/2006       59.8%           46.6%        1819 S. Excise Avenue
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 128     1st       10,075,000     5/17/2006       69.4%           59.7%        9895 Hudson Place
 129     1st        9,500,000      4/3/2006       73.5%           63.2%        1319 North Broad Street
 130     5th        9,400,000     5/10/2006       74.3%           55.5%        209 SE Interstate Drive
 131     1st        9,200,000      6/5/2006       75.5%           71.0%        955 South Hover Street
 132     5th        9,300,000      4/7/2006       73.1%           62.6%        500 North Madison Road
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 133     5th        8,750,000     4/11/2006       77.5%           66.1%        1111 Imeson Park Boulevard
 134     1st       10,000,000      6/7/2006       67.4%           57.8%        1200 Cirby Way & 1079 Sunrise Boulevard
 135     1st        8,400,000     9/16/2005       79.2%           66.6%        14903-14995 Robert Trail South
 136     1st        9,800,000     6/23/2006       67.3%           57.4%        9300 West Courthouse Road
 137     1st        9,175,000     6/12/2006       70.8%           60.6%        705 SE Park Crest Avenue
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 138     5th       14,300,000      4/1/2006       45.4%           41.5%        9100-9318 Forest Hill Boulevard
 139     5th        8,250,000     6/10/2006       78.6%           69.8%        4237 Louisburg Rd.
 140     1st        9,100,000     3/14/2006       71.2%           61.0%        5801 West Side Avenue
 141     1st       14,400,000    11/18/2005       44.7%           39.9%        6906-7158 West State Street
 142     1st        8,400,000     4/22/2006       76.1%           65.3%        115 White River Mountain Blvd
------------------------------------------------------------------------------------------------------------------------------------
 143     1st       12,500,000      6/1/2005       51.1%           39.8%        2620 International Speedway Boulevard
 144     1st        8,050,000     6/19/2006       79.0%           67.6%        1011-1091 Highway 133
 145     1st        9,150,000      4/4/2006       68.9%           64.6%        10118 West 119th Street
 146     1st        7,850,000     5/30/2006       80.0%           72.6%        8825 Hickman Rd.
 147     1st        7,800,000     4/27/2006       80.0%           73.1%        1800 N Jefferson Street
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 148     1st        9,480,000     4/20/2006       65.3%           55.9%        925 Freedom Blvd.
 149     1st        8,300,000     8/15/2005       73.8%           62.5%        1295 West Washington Street
 150     5th        7,900,000     5/12/2006       75.9%           71.3%        11201 & 11400 Elm Street
 151     1st        9,100,000     3/28/2006       65.9%           58.6%        1399 S. Roxbury Drive
 152     1st        8,200,000      5/3/2006       73.1%           62.5%        10946 Golden West Drive
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 153     1st       17,500,000     5/13/2006       34.2%           29.2%        9108-9188 Bellaire Boulevard
 154     1st        9,100,000     4/29/2006       65.5%           30.1%        2036 Overland Avenue
 155     1st        7,600,000      6/5/2006       78.2%           67.1%        8800 Broadway St.
 156     1st       11,200,000     3/30/2006       51.9%           51.9%        463 Davy Crockett Parkway
 157     1st        8,300,000     3/23/2006       69.3%           64.9%        10500 San Jose Boulevard
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 158     3rd       11,850,000     4/24/2006       48.2%           45.2%        10925 Westlake Drive & 4000 Westinghouse Boulevard
 159     1st        8,000,000      6/1/2006       70.6%           66.3%        950 Blanding Blvd.
 160     1st        8,000,000     3/23/2006       70.0%           63.4%        711 Daily Drive
 161     1st        7,900,000     3/24/2006       69.4%           58.6%        20-22 Meridian Road
 162     5th        4,500,000     5/17/2006       63.5%           54.5%        4100 Heritage Trace Parkway
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 163     5th        4,100,000     5/12/2006       63.5%           54.5%        301 East Valley Boulevard
 164     1st        8,500,000     5/12/2006       64.2%           54.9%        1260 Brighton Ave
 165     1st        6,800,000      5/8/2006       77.9%           66.7%        9 Warwick Lane
 166     5th        8,750,000     5/24/2006       59.4%           52.2%        4300 Green River Road
 167     1st        6,500,000     2/15/2006       79.8%           68.6%        1528 Chestnut Street
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 168     1st        6,800,000     3/16/2006       76.3%           65.1%        6605 Business Parkway
 169     1st        8,000,000     10/14/2005      64.4%           54.8%        161 Venture Drive
 170     1st        8,100,000     3/22/2006       61.6%           52.8%        445 North Pantano Road
 171     1st        8,480,000     6/13/2006       58.8%           53.4%        196 Nut Tree Parkway
 172     1st       12,100,000     5/11/2006       41.2%           27.1%        1 Oliver Court
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 173     1st        6,800,000     10/1/2005       73.0%           62.4%        307 No. Admiral Byrd Road
 174     1st        6,900,000      2/3/2006       71.0%           66.6%        1016 East Hebron Parkway
 175     1st        6,650,000     6/21/2006       73.3%           62.8%        120 Moonachie Ave
 176     1st        6,850,000      Various        69.9%           55.2%        Various
176-a               6,000,000      5/6/2006                                    533 Pleasant Street
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176-b                 850,000     5/17/2006                                    537 Pleasant Street
 177     1st        7,650,000      5/5/2006       61.9%           48.6%        21530 Roscoe Blvd.
 178     1st        6,400,000     5/11/2006       74.0%           63.6%        1099 Helmo Avenue North
 179     1st        7,000,000     6/22/2006       67.1%           57.4%        6412 Beulah Street
 180     1st        6,300,000     12/7/2005       74.5%           64.3%        300-310 N. San Fernando Road
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 181     5th       10,800,000     4/21/2006       43.4%           36.7%        14504-10 NE 20th Street
 182     1st        7,525,000     4/15/2006       62.3%           52.4%        2402 NE 65th Street
 183     1st        7,850,000     3/17/2006       58.4%           50.2%        2321 & 2375 Third Street
 184     1st        7,300,000     2/14/2006       62.7%           49.3%        25 Charles Street
 185     1st        7,880,000     5/18/2006       57.1%           57.1%        737 South Rand Road
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 186     1st        7,100,000     5/23/2006       63.4%           63.4%        3325, 3355, and 3437 Myrtle Avenue
 187     5th        7,800,000     5/17/2006       57.6%           45.2%        5575 North Atlantic Avenue
 188     1st        6,100,000     5/22/2006       72.5%           64.5%        107 - 123 Main Street
 189     1st        7,800,000     5/12/2006       55.6%           47.5%        547-549 Buena Vista Ave.
 190     5th        7,600,000     3/14/2006       57.0%           44.5%        6002 Kingston Pike
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 191     1st        7,000,000      5/1/2006       61.3%           52.5%        8811 Teel Parkway
 192     1st        7,350,000     3/14/2006       58.3%           58.3%        1315 South Pleasantburg Drive
 193     1st        5,625,000     5/26/2006       76.0%           69.0%        1257 Overlook Rd
 194     1st        5,850,000      3/8/2006       72.1%           61.5%        897 Independence Drive
 195     1st        6,125,000     4/17/2006       68.0%           58.4%        9141 Arrow Route
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 196     1st        7,650,000      5/4/2006       52.3%           46.8%        75-170 Hualalai Road
 197     1st        6,150,000     3/27/2006       65.0%           58.1%        681 West Capitol Avenue
 198     1st        9,020,000     3/29/2006       44.3%           37.9%        170 Koontz Lane
 199     1st        6,325,000     10/18/2005      62.7%           53.4%        1410 W. Foothill Boulevard
 200     1st        5,600,000      6/8/2006       69.6%           59.6%        515 South Westwood Boulevard
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 201     1st        5,500,000     6/18/2006       70.4%           60.5%        810 West Diamond Avenue
 202     1st        4,700,000     5/15/2006       79.8%           72.4%        28659 Telegraph Rd
 203     1st        5,300,000     2/27/2006       69.5%           59.3%        100,150,161,210,241 Kuniholm Drive
 204     1st        5,600,000     3/28/2006       65.8%           62.8%        176 East 176th St
 205     1st        4,600,000     5/15/2006       79.9%           72.5%        3950 E. 14 Mile Road
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 206     1st        4,625,000      5/2/2006       77.7%           66.6%        99 - 137 W. Maryland Avenue
 207     1st        5,900,000     5/22/2006       60.9%           48.2%        2600 S. Parker Road
 208     1st       10,500,000      5/2/2006       34.1%           18.9%        1320 El Capitan Drive and 3470 Fostoria Way
 209     5th        5,100,000      6/1/2006       69.9%           55.5%        7800 National Service Road
 210     1st        4,425,000     4/24/2006       80.2%           73.9%        3494 East Sunset Road
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 211     1st        6,000,000     4/25/2006       58.3%           52.2%        43 Corporate Park
 212     1st        5,100,000     3/15/2006       68.3%           58.7%        2616 Brewerton Road
 213     5th        4,500,000     5/12/2006       76.9%           72.1%        33000 Park Hill Boulevard
 214     1st        5,300,000     12/21/2005      64.9%           55.9%        4380 Alvarado Canyon Road
 215     1st       14,750,000      6/8/2006       22.6%           19.3%        8661 Elk Grove Blvd.
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 216     1st        5,200,000     3/15/2006       64.1%           55.1%        7418 Oxford Avenue
 217     1st        4,600,000     10/21/2006      71.7%           61.0%        2120 W. Spring Street
 218     1st        4,800,000     3/15/2006       68.2%           58.6%        401 West Seneca Turnpike
 219     1st        4,700,000     6/28/2006       69.6%           59.6%        4600-4646 California Avenue
 220     1st        4,400,000      6/2/2006       73.8%           57.7%        301 Alpha Drive
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 221     1st        5,300,000      6/1/2006       60.3%           51.5%        1730-1740 Junction Avenue
 222     1st        4,800,000      5/2/2006       65.6%           58.7%        881 Dover Drive
 223     1st        5,770,000      2/6/2006       53.6%           46.4%        2550 E. County Line Road
 224     5th        4,400,000      6/1/2006       69.9%           55.5%        1103 Lanada Drive
 225     1st        4,400,000     3/15/2006       69.4%           59.6%        7398 Oswego Road
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 226     1st        4,400,000     5/15/2006       69.3%           63.0%        2801 East University Drive
 227     1st        6,700,000     4/21/2006       45.4%           39.0%        1122 Millview Drive
 228     1st        4,200,000     3/15/2006       72.2%           61.9%        119 West 2nd Street
 229     5th        3,750,000      4/9/2006       80.4%           73.2%        1570 Buffalo Trail
 230     1st        4,200,000     5/31/2006       71.4%           61.3%        2700-2701 North Mill Avenue
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 231     1st        3,900,000      8/1/2006       76.9%           68.5%        2407 109th Ave NE
 232     1st        4,000,000     5/10/2005       74.9%           64.4%        6929 75th Street
 233     1st        6,500,000     4/17/2006       46.0%           39.3%        201 Shannon Oaks Circle
 234     5th        4,320,000      4/5/2006       69.3%           58.9%        5411-5439 El Cajon Boulevard
 235     1st        5,800,000     10/2/2005       51.3%           43.3%        2101 Camino Ramon
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 236     1st        4,500,000     3/28/2006       65.6%           62.6%        2505 Olinville Avenue
 237     1st        4,100,000      6/8/2006       71.3%           63.7%        4001 South Shary Road
 238     1st        5,050,000     5/17/2006       57.8%           49.5%        286 West Bonita Avenue
 239     1st        4,490,000      6/1/2006       64.8%           61.1%        10795 WaWa Lane
 240     1st        3,800,000     6/19/2006       75.5%           68.5%        4901 Pleasant Ridge Drive
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 241     1st        9,000,000      4/3/2006       31.0%           20.8%        1807 & 1809 Santa Rita Road and 4301 Valley Avenue
 242     1st        3,500,000     5/15/2006       79.3%           72.0%        46977 Romeo Plank Road
 243     1st        3,700,000     3/30/2006       74.7%           64.1%        21602, 21616, 21628 North Central Avenue
 244     1st        6,310,000     5/15/2006       43.6%           40.9%        1280 Walton Blvd.
 245     1st        3,700,000     11/1/2006       73.3%           62.8%        845 North 100 West
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 246     1st        3,350,000      6/1/2006       79.4%           58.8%        240 East Ashland Street
 247     1st        3,800,000     5/26/2006       65.7%           56.5%        7793 Mentor Ave
 248     1st        4,000,000     5/16/2006       62.4%           53.6%        3990 Royal Avenue
 249     1st        3,400,000      6/2/2006       73.4%           63.0%        13134 Dairy Ashford
 250     1st        3,500,000      5/1/2006       69.8%           60.0%        2320 West Ramsey Street
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 251     1st        3,220,000      5/3/2006       74.8%           64.5%        1629 Lena Court
 252     1st        3,400,000     3/15/2006       70.5%           60.6%        1067 State Route 222
 253     1st        3,900,000      6/7/2006       61.1%           48.1%        4217 American Boulevard West
 254     1st        3,570,000     6/20/2006       64.4%           64.4%        48 East Broadway
 255     1st        3,380,000     4/19/2006       68.0%           64.2%        4650 Forge Road
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 256     1st        5,200,000     4/20/2006       44.1%           41.7%        1460 Westwood Boulevard
 257     1st        3,000,000     4/12/2006       76.1%           65.6%        4100-4114 & 4120-4130  9th Avenue West
 258     1st        3,100,000     3/15/2006       71.0%           61.0%        703 Old Liverpool Road
 259     1st        3,000,000     5/11/2006       72.1%           61.9%        150 Northland Drive
 260     1st        2,850,000      6/9/2006       73.6%           63.4%        2446/2458 Limestone Pkwy
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 261     1st        3,540,000      6/5/2006       59.3%           51.0%        5032 South Cedar Street
 262     1st        3,600,000     6/19/2006       58.3%           50.0%        2530 Dwight Way
 263     1st        4,470,000      4/7/2006       46.9%           39.9%        51 Federal Street
 264     1st        3,500,000     7/11/2006       59.7%           51.1%        172-174 Summerhill Road
 265     1st        2,970,000     3/15/2006       70.0%           60.1%        3423 Cypress Street
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 266     1st        2,950,000     4/27/2006       69.5%           59.5%        3942 Tyrone Boulevard
 267     1st        2,800,000     4/20/2006       73.2%           73.2%        160 Brighton Avenue
 268     1st        3,320,000      6/8/2006       60.2%           56.7%        5830-5832 Uplander Way
 269     1st        4,220,000      6/8/2006       47.3%           40.7%        4003 Neptune Street
 270     1st        2,830,000     3/23/2006       70.6%           60.4%        822 South Main Street
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 271     3rd        3,400,000      5/4/2006       58.7%           50.3%        3410 S. Redwood Road
 272     1st        2,400,000    12/19/2005       78.9%           58.5%        25-33 1/2 Mill Road
 273     1st        3,600,000      6/5/2006       51.4%           44.3%        15845 South Harlem Avenue
 274     1st        2,800,000      4/3/2006       64.1%           55.4%        19029 & 19039 Plaza Drive
 275     1st        2,800,000     3/28/2006       63.0%           60.2%        344 East 209th Street
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 276     1st        2,350,000     1/26/2006       73.7%           63.3%        1402-1422 N. Highway 7
 277     1st        6,600,000     6/13/2006       25.7%           17.0%        2960 Post Road
 278     1st        2,270,000      6/7/2006       72.6%           62.3%        212 Third Street
 279     1st        2,640,000     5/17/2006       60.6%           52.3%        3562 Big Valley Road
 280     1st        2,250,000     6/29/2006       68.9%           62.1%        2840 Atlanta Road
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 281     1st        3,025,000     7/27/2006       49.6%           49.6%        7555 Meridian Circle
 282     1st        3,830,000     4/12/2006       39.1%           30.9%        2340 East Olympic Boulevard
 283     1st        2,225,000     4/13/2006       67.0%           44.9%        4633 North Industrial Way
 284     1st        2,250,000     2/28/2006       65.7%           51.8%        4835-4953 State Avenue
 285     1st        2,100,000     3/28/2006       70.3%           67.2%        2935 Holland Avenue
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 286     1st        1,860,000      4/3/2006       79.3%           68.3%        2401 90th Street West and 2400 91st Street West
 287     1st        2,000,000      4/8/2006       73.1%           63.0%        1895 W. Valencia Ave
 288     1st        2,090,000     6/13/2006       69.4%           59.8%        131 Wilton Road
 289     1st        2,025,000     5/11/2006       66.6%           57.6%        2001 W. Charleston Blvd
 290     1st        2,800,000     5/10/2006       48.1%           41.4%        238 Merrydale Road
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 291     1st        1,800,000      5/1/2006       73.5%           63.4%        66 Music Square West
 292     1st        2,950,000     5/23/2006       42.3%           36.4%        2895 University Drive
 293     1st        2,100,000     4/12/2006       57.1%           49.3%        1545 South Nevada Avenue & 320 East St. Elmo Avenue
 294     1st        2,100,000     3/28/2006       56.2%           53.7%        2885 Briggs Avenue
 295     1st        2,150,000     6/19/2006       53.4%           45.8%        2175 Dwight Way
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 296     1st        2,150,000     6/19/2006       53.4%           45.8%        2185 Dwight Way
 297     1st        2,080,000     5/16/2006       52.8%           46.1%        6180 Mae Anne Drive
 298     3rd        2,100,000     5/17/2006       52.3%           45.1%        5889 Opohonga Street
 299     1st        1,760,000     4/19/2006       59.1%           59.1%        1019 West Saginaw Street
 300     1st        1,600,000     5/27/2006       64.7%           55.8%        203-207 Main Street
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 301     1st        1,310,000     3/24/2006       78.1%           67.7%        28382-28386 Constellation Road
 302     1st        1,900,000     6/20/2006       52.6%           49.7%        2436 Ellsworth Street
 303     1st        1,500,000     6/20/2006       60.0%           56.6%        2620 Regent St

                                                                                                                      UNITS
                                                         YEAR                      YEAR                NET RENTABLE     OF
  ID   CITY                  STATE   ZIP CODE           BUILT                   RENOVATED         AREA OR UNITS (7)  MEASURE
----------------------------------------------------------------------------------------------------------------------------

  1    South San Francisco     CA     94080            Various                     NAP                      437,358    Sq Ft
 1-a   South San Francisco     CA     94080              2006                      NAP                      126,971    Sq Ft
 1-b   South San Francisco     CA     94080              2000                      NAP                      110,428    Sq Ft
 1-c   South San Francisco     CA     94080              2000                      NAP                      140,143    Sq Ft
 1-d   South San Francisco     CA     94080              2002                      NAP                       59,816   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  2    Various              Various  Various           Various                   Various                      1,050    Rooms
 2-a   St. Louis Park          MN     55426              1986                      2005                         195    Rooms
 2-b   Woburn                  MA     01801              2002                      NAP                          186    Rooms
 2-c   Roseville               MN     55113              2001                      NAP                          120    Rooms
 2-d   Lake Oswego             OR     97035              1984                      2006                         112   Rooms
----------------------------------------------------------------------------------------------------------------------------
 2-e   Eden Prairie            MN     55344              1985                      2004                         128    Rooms
 2-f   Vancouver               WA     98662              1987                      2005                         120    Rooms
 2-g   Sterling Heights        MI     48314              2001                      NAP                           95    Rooms
 2-h   Eagan                   MN     55122              1999                      NAP                           94    Rooms
  3    Atlanta                 GA     30339           1987/1989                    NAP                      646,471   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  4    Various              Various  Various           Various                   Various                      5,429    Rooms
 4-a   Denver                  CO     80124              2003                      NAP                          279    Rooms
 4-b   Bedford Park            IL     60638              2002                      2006                         200    Rooms
 4-c   Plantation              FL     33324              2002                      NAP                          250    Rooms
 4-d   Austin                  TX     78744              2001                      NAP                          211   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-e   Bedford Park            IL     60638              2005                      NAP                          174    Rooms
 4-f   Plantation              FL     33324              1996                      NAP                          138    Rooms
 4-g   Broomfield              CO     80021              2002                      NAP                          232    Rooms
 4-h   Salt Lake City          UT     84116              1999                      NAP                          154    Rooms
 4-i   Houston                 TX     77056              1960                      2004                         146   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-j   Bedford Park            IL     60638              1990                      NAP                          170    Rooms
 4-k   Pontiac                 MI     48341              2000                      NAP                          290    Rooms
 4-l   Bedford Park            IL     60638              1999                      NAP                          104    Rooms
 4-m   Austin                  TX     78759              1996                      NAP                          102    Rooms
 4-n   Austin                  TX     78744              2000                      NAP                          152   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-o   Round Rock              TX     78664              1999                      NAP                           96    Rooms
 4-p   Austin                  TX     78759              1996                      NAP                           84    Rooms
 4-q   Tampa                   FL     33619              1997                      NAP                           90    Rooms
 4-r   Pontiac                 MI     48341              1998                      NAP                          114    Rooms
 4-s   Schaumburg              IL     60173              2001                      NAP                          125   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-t   Bedford Park            IL     60638              1995                      NAP                          120    Rooms
 4-u   Schaumburg              IL     60173              2001                      NAP                          132    Rooms
 4-v   Brandon                 FL     33619              1997                      NAP                          107    Rooms
 4-w   Fort Wayne              IN     46818              1989                      NAP                          142    Rooms
 4-y   Louisville              KY     40241              2004                      NAP                          114   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-z   Merrillville            IN     46410              1987                      NAP                          112    Rooms
 4-aa  Louisville              CO     80027              2000                      NAP                           88    Rooms
 4-ab  Fishers                 IN     46256              1996                      NAP                           78    Rooms
 4-ac  Sugar Land              TX     77477              1997                      NAP                          112    Rooms
 4-ad  Sugar Land              TX     77477              1997                      NAP                           78   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-ae  Merrillville            IN     46410              1990                      NAP                          113    Rooms
 4-af  Mesquite                TX     75150              1998                      NAP                          101    Rooms
 4-ag  Merrillville            IN     46410              1996                      NAP                           78    Rooms
 4-ah  Mishawaka               IN     46545              1995                      NAP                           78    Rooms
 4-ai  Pontiac                 MI     48341              1998                      NAP                          110   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-aj  Austin                  TX     78744              1996                      NAP                           66    Rooms
 4-ak  Merrillville            IN     46410              1995                      NAP                           64    Rooms
 4-al  Merrillville            IN     46410              1995                      NAP                           62    Rooms
 4-am  Valparaiso              IN     46383              1985                      NAP                          111    Rooms
 4-an  Austin                  TX     78744              1995                      2006                          63   Rooms
----------------------------------------------------------------------------------------------------------------------------
 4-ao  Grand Rapids            MI     49512              2003                      NAP                          148    Rooms
 4-ap  South Bend              IN     46617              1988                      NAP                           80    Rooms
 4-aq  Benton Harbor           MI     49022              1988                      NAP                           98    Rooms
 4-ar  Valparaiso              IN     46383              1996                      NAP                           63    Rooms
  5    Rancho Cordova          CA     95670              1984                   1999-2004                   531,410   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  6    San Jose                CA     95113              1989                      NAP                      334,333    Sq Ft
  7    Wilmington              DE     19803           1997-1999                    NAP                      444,618    Sq Ft
  8    Various                 GA    Various           Various                     NAP                      960,791    Sq Ft
 8-a   Norcross                GA     30071              1988                      NAP                      102,128    Sq Ft
 8-b   Norcross                GA     30071              1986                      NAP                       71,763   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 8-c   Norcross                GA     30071              1985                      NAP                       41,400    Sq Ft
 8-d   Marietta                GA     30067              1983                      NAP                       60,772    Sq Ft
 8-e   Norcross                GA     30071              1986                      NAP                       48,270    Sq Ft
 8-f   Norcross                GA     30071              1986                      NAP                       32,192    Sq Ft
 8-g   Marietta                GA     30067              1983                      NAP                       35,908   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 8-h   Norcross                GA     30071              1985                      NAP                       40,530    Sq Ft
 8-i   Norcross                GA     30071              1984                      NAP                       76,686    Sq Ft
 8-j   Marietta                GA     30067              1983                      NAP                       55,259    Sq Ft
 8-k   Marietta                GA     30067              1983                      NAP                       40,410    Sq Ft
 8-l   Norcross                GA     30071              1985                      NAP                       39,728   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 8-m   Marietta                GA     30067              1983                      NAP                       35,908    Sq Ft
 8-n   Norcross                GA     30071              1986                      NAP                       40,058    Sq Ft
 8-o   Marietta                GA     30067              1983                      NAP                       27,386    Sq Ft
 8-p   Norcross                GA     30071              1985                      NAP                       33,405    Sq Ft
 8-q   Norcross                GA     30071              1985                      NAP                       31,946   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 8-r   Norcross                GA     30071              1984                      NAP                       50,480    Sq Ft
 8-s   Marietta                GA     30067              1983                      NAP                       20,780    Sq Ft
 8-t   Norcross                GA     30071              1986                      NAP                       27,342    Sq Ft
 8-u   Marietta                GA     30067              1983                      NAP                       15,558    Sq Ft
 8-v   Marietta                GA     30067              1983                      NAP                       14,340   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 8-w   Norcross                GA     30071              1986                      NAP                       18,542    Sq Ft
  9    New Orleans             LA     70112              1907                      2003                         226    Rooms
  10   Harrisburg              PA     17109           1972-1976                    NAP                          688    Units
  11   Wilmington              DE     19803           1997-1999                    NAP                      129,198    Sq Ft
  12   Aventura                FL     33180              1998                      NAP                      127,858   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  13   Indianapolis            IN     46204              1989                      NAP                      347,551    Sq Ft
  14   Sunnyvale               CA     94086           1992/1999                    NAP                      165,497    Sq Ft
  15   Harrisburg              PA     17109           1966-1969                    NAP                          627    Units
  16   Phillipsburg            NJ     08865              1900                      1995                     759,956    Sq Ft
  17   Wilmington              DE     19803           1997-1999                    NAP                      165,575   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  18   Aberdeen                MD     21001              1991                      NAP                      634,000    Sq Ft
  19   Mountain View           CA     94041              2002                      NAP                       55,956    Sq Ft
  20   Boise                   ID     83705              2001                      2006                      76,426    Sq Ft
  21   Landover                MD     20785              1985                      2004                     266,000    Sq Ft
  22   Wilmington              DE     19803              1970                   1991/1996                   102,562   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  23   Salt Lake City          UT     84111              1966                      NAP                      217,045    Sq Ft
  24   North Brunswick         NJ     08902           1980-1985                    NAP                          644    Units
  25   Phoenix                 AZ     85042              2005                      NAP                      136,968    Sq Ft
  26   Wilmington              DE     19803           1997-1999                    NAP                      130,096    Sq Ft
  27   Sparks                  NV     89431              1980                      1990                     179,382   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  28   Knoxville               TN     37922              2003                      NAP                      162,049    Sq Ft
  29   Columbus                OH     43235              2005                      NAP                          292    Units
  30   Las Vegas               NV     89119              2006                      NAP                      122,472    Sq Ft
  31   Acworth                 GA     30101          2005 - 2006                   NAP                      147,641    Sq Ft
  32   Reading                 PA    Various           Various                     NAP                      543,730   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 32-a  Reading                 PA     19605           1986-2000                    NAP                      472,930    Sq Ft
 32-b  Reading                 PA     19606              1990                      NAP                       57,600    Sq Ft
 32-c  Reading                 PA     19606              1993                      NAP                       13,200    Sq Ft
  33   Grand Blanc             MI     48439           1969-1973                    1995                         648    Units
  34   Valencia                CA     91354              2005                      NAP                       74,415   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  35   Leland                  NC     28451           2005-2006                    NAP                          288    Units
  36   Flower Mound            TX     75028           1999-2000                    NAP                      104,814    Sq Ft
  37   Perrysburg              OH     43551           1951-1998                    2005                     737,041    Sq Ft
  38   San Antonio             TX     78217              1974                      2004                     234,288    Sq Ft
  39   Southfield              MI     48034           1988-1989                    NAP                          396   Units
----------------------------------------------------------------------------------------------------------------------------
  40   Princeton               NJ     08540              1985                      NAP                       97,447    Sq Ft
  41   Mansfield               NJ     07840              2001                      NAP                      271,430    Sq Ft
  42   Washington              DC     20005              1964                      1999                      78,850    Sq Ft
  43   Madison                 WI     53703              1991                      NAP                       68,658    Sq Ft
  44   Madison                 WI     53715              1993                      NAP                       68,729   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  45   Dawsonville             GA     30534              1998                      NAP                          268    Units
  46   Miami Lakes             FL     33015              1992                      2005                     118,622    Sq Ft
  47   Rock Springs            WY     82901              1976                   2005-2006                       336    Units
  48   Barrington Borough      NJ     08007              1965                      2005                         347    Units
  49   Tampa                   FL     33619              1998                      NAP                      120,500   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  50   Gilroy                  CA     95020              2005                      NAP                       79,483    Sq Ft
  51   Chesapeake              VA     23322              1965                1995, 1997, 1999               155,461    Sq Ft
  52   Loveland                CO     80538           1976-1999                    2004                     187,183    Sq Ft
  53   Washington D.C.         DC     20007           1980-1981                    NAP                       32,688    Sq Ft
  54   Allentown               PA     18103           1967/1973                 2000/2005                       586   Units
----------------------------------------------------------------------------------------------------------------------------
  55   Decatur                 GA     30034              2000                      NAP                      108,100    Sq Ft
  56   Shoreline               WA     98133              2005                      NAP                       63,337    Sq Ft
  57   Chandler                AZ     85226              1987                      NAP                      161,174    Sq Ft
  58   Carefree                AZ     85377              1988                      NAP                       84,951    Sq Ft
  59   Lake Forest             CA     92630              1967                      1998                     110,255   Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  60   Tampa                   FL     33615           1996/1997                    NAP                          312    Units
  61   Modesto                 CA     95351              1998                      NAP                      105,706    Sq Ft
  62   Jasper                  AL     35501         1980-1982/2002                 1998                     288,401    Sq Ft
  63   Auburn                  AL     36832              1997                      2003                         448    Beds
  64   Perkasie                PA     18944              1994                      NAP                       90,128    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  65   Valdosta                GA     31602           1996/2003                    NAP                          434    Units
  66   Beaverton               OR     97006              1989                      NAP                      118,004    Sq Ft
  67   Cumberland              RI     02864           1980/1994                    NAP                       85,799    Sq Ft
  68   Melville                NY     11747              1959                      1999                     108,000   Sq Ft
  69   New Braunfels           TX     78130              1984                      2000                     247,576    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  70   Hi-Nella                NJ     08083              1972                      NAP                          247    Units
  71   North Hollywood         CA     91606              1965                      2002                      70,150    Sq Ft
  72   Southington             CT     06489              1993                      NAP                       64,948    Sq Ft
  73   Carlsbad                CA     92009              1989                      2005                         111   Rooms
  74   Raleigh                 NC     27610           2004-2005                    NAP                       58,616    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  75   Austin                  TX     78753              1980                      NAP                      115,747    Sq Ft
  76   Green Bay               WI     54304              1999                      NAP                          123    Rooms
  77   Concord                 NH     03301              1994                      NAP                      103,507    Sq Ft
  78   Mount Lebanon           PA     15228              1968                      2006                      93,873   Sq Ft
  79   Amherst                 NY     14228              1984                      1995                     262,293    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  80   Beachwood               OH     44122              1983                      2006                      91,938    Sq Ft
  81   Alexandria              VA     22309              1962                      1990                     109,690    Sq Ft
  82   Ogdensburg              NY     13669              1990                      2006                     103,363    Sq Ft
  83   Tucson                  AZ     85705           1986-1987                    NAP                       81,282   Sq Ft
  84   San Antonio             TX     78216              1996                      NAP                           78    Rooms
----------------------------------------------------------------------------------------------------------------------------
  85   Lake Park               FL     33403              1974                      1999                      66,283    Sq Ft
  86   Venice                  FL     34292              1997                      NAP                          109    Rooms
  87   Austin                  TX     78745              1979                      NAP                       77,352    Sq Ft
  88   Annapolis               MD     21401            Various                   Various                    Various  Various
 88-a  Annapolis               MD     21401           1971, 1975                   1994                         151    Rooms
----------------------------------------------------------------------------------------------------------------------------
 88-b  Annapolis               MD     21401              1989                      NAP                       40,871    Sq Ft
  89   Various                 NJ    Various           Various                   Various                    161,068    Sq Ft
 89-a  Monmouth Junction       NJ     08852              1960                      1980                      55,860    Sq Ft
 89-b  Monmouth Junction       NJ     08852              1985                      1987                      40,538   Sq Ft
 89-c  Robbinsville            NJ     08691              1983                      NAP                       39,670    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 89-d  Monmouth Junction       NJ     08852              1960                      1980                      25,000    Sq Ft
  90   Lake Jackson            TX     77566              1999                      NAP                          174    Units
  91   Torrance                CA     90505              1984                      2006                      39,963    Sq Ft
  92   Petaluma                CA     94952              1974                      2006                      69,170   Sq Ft
  93   Mahwah                  NJ     07430              1990                      2004                      83,300    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  94   Various                 MD    Various           Various                     NAP                       74,498    Sq Ft
 94-a  Gaithersburg            MD     20879              1989                      NAP                       66,415    Sq Ft
 94-b  Brookeville             MD     20833              1990                      NAP                        8,083    Sq Ft
  95   Orange                  CA     92865              1964                      2005                     100,477   Sq Ft
  96   Fredericksburg          VA     22406              2005                      NAP                       73,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  97   Various                 TX    Various           Various                     NAP                      335,228    Sq Ft
 97-a  Houston                 TX     77043              1980                      NAP                       55,287    Sq Ft
 97-b  Weimar                  TX     78962           1974-1985                    NAP                      206,375    Sq Ft
 97-c  Conroe                  TX     77301         1975/1983/1993                 NAP                       55,425   Sq Ft
 97-d  Odessa                  TX     79761              1976                      NAP                       18,141    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  98   Lauderhill              FL     33313              1977                      2004                      70,048    Sq Ft
  99   Scottsdale              AZ     85254              1987                      NAP                       48,623    Sq Ft
 100   Sicklerville            NJ     08009              2001                      NAP                       68,323    Sq Ft
 101   Miami                   FL     33186              2003                      NAP                       72,896   Sq Ft
 102   Tucson                  AZ     85713           2000/2004                    NAP                       82,367    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 103   Tempe                   AZ     85281              1997                      NAP                          160    Rooms
 104   Kimberly                WI     54136              2000                      NAP                          125    Rooms
 105   Atlanta                 GA     30331           2005-2006                    NAP                       68,407    Sq Ft
 106   Amarillo                TX     79101              1976                      NAP                      213,086   Sq Ft
 107   Austin                  TX     78724              2000                      NAP                      159,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 108   San Francisco           CA     94103              1927                      1982                      79,950    Sq Ft
 109   Exton                   PA     19341              1987                   2004/2005                       122    Rooms
 110   Petaluma                CA     94952              2005                      NAP                       28,749    Sq Ft
 111   Mount Laurel            NJ     08054              1998                      NAP                          118   Rooms
 112   Fredericksburg          VA     22407              1986                      1997                      84,360    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 113   Philadelphia            PA     19152            Various                     NAP                       77,165    Sq Ft
113-a  Philadelphia            PA     19152           1961/1973                    NAP                       54,046    Sq Ft
113-b  Philadelphia            PA     19152              1965                      NAP                       23,119    Sq Ft
 114   Fort Pierce             FL     34950           1970-1971                    NAP                      209,020   Sq Ft
 115   Upper Montclair         NJ     07043            Various                     NAP                       21,341    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
115-a  Upper Montclair         NJ     07043              1931                      NAP                        9,128    Sq Ft
115-b  Upper Montclair         NJ     07043              1926                      NAP                        7,620    Sq Ft
115-c  Upper Montclair         NJ     07043              1995                      NAP                        4,593    Sq Ft
 116   Atlanta                 GA     30326              2006                      NAP                       33,407   Sq Ft
 117   Rancho Cucamonga        CA     91730              2006                      NAP                       19,616    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 118   San Jose                CA     95131              1979                      NAP                       77,511    Sq Ft
 119   Buena Park              CA     90620              1984                      2005                         131    Rooms
 120   Oklahoma City           OK     73116              1971                      2001                      79,099    Sq Ft
 121   Pell City               AL     35125              1993                      NAP                      159,041   Sq Ft
 122   Wilsonville             OR     97070              1990                      NAP                          111    Units
----------------------------------------------------------------------------------------------------------------------------
 123   Los Angeles             CA     90029              1970                      1998                      21,333    Sq Ft
 124   San Diego               CA     92112              1970                      1998                      20,000    Sq Ft
 125   Sunnyvale               CA     94089              2001                      NAP                       48,666    Sq Ft
 126   Alameda                 CA     94502              2000                      NAP                       48,510   Sq Ft
 127   Ontario                 CA     91761              2006                      NAP                       40,817    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 128   Woodbury                MN     55125              2006                      NAP                       48,548    Sq Ft
 129   Hillside                NJ     07205              1954                   1999/2000                   207,000    Sq Ft
 130   Lawton                  OK     73501              2004                      NAP                           99    Rooms
 131   Longmont                CO     80501              1993                      2006                      97,990   Sq Ft
 132   Orange                  VA     22960              1989                      2001                     108,140    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 133   Jacksonville            FL     32218              1978                      NAP                      248,000    Sq Ft
 134   Roseville               CA     95661              1982                      NAP                       32,200    Sq Ft
 135   Rosemount               MN     55068              2005                      NAP                       42,268    Sq Ft
 136   Manassas                VA     20110              2004                      NAP                       45,027   Sq Ft
 137   Vancouver               WA     98684              1989                      NAP                       48,463    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 138   Wellington              FL     33411              2005                      NAP                       38,100    Sq Ft
 139   Raleigh                 NC     27604              1995                      1998                      51,721    Sq Ft
 140   North Bergen            NJ     07047              1984                      NAP                      134,006    Sq Ft
 141   Boise                   ID     83703              1983                      1992                     122,672   Sq Ft
 142   Hollister               MO     65672           1993/1995                    NAP                          240    Units
----------------------------------------------------------------------------------------------------------------------------
 143   Daytona Beach           FL     32114              1975                      2003                         151    Rooms
 144   Carbondale              CO     81623           1983/1997                    NAP                       65,461    Sq Ft
 145   Overland Park           KS     66213              1987                      2001                      36,911    Sq Ft
 146   Urbandale               IA     50322              1970                   2003-2004                       180   Units
 147   Huntington              IN     46750         1964/1978/1987                 NAP                      168,537    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 148   Watsonville             CA     95076              1991                      NAP                           80    Units
 149   Tempe                   AZ     85281              1998                      NAP                       65,809    Sq Ft
 150   Taylor                  MI     48180              1968                      NAP                          236    Units
 151   Los Angeles             CA     90035              1990                      NAP                       37,970   Sq Ft
 152   Hunt Valley             MD     21031              1982                      NAP                       78,540    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 153   Houston                 TX     77036              1972                      NAP                      117,053    Sq Ft
 154   Billings                MT     59102           1985-1986                 2005-2006                       119    Rooms
 155   Houston                 TX     77061              1975                      NAP                          306    Units
 156   Morristown              TN     37813              2005                      NAP                      107,122   Sq Ft
 157   Jacksonville            FL     32257              1987                   2005-2006                    62,942    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 158   Charlotte               NC     28273           1997/1999                    NAP                      142,831    Sq Ft
 159   Orange Park             FL     32065              1989                   2005-2006                    62,971    Sq Ft
 160   Camarillo               CA     93010              1983                      2001                      40,401    Sq Ft
 161   Eatontown               NJ     07724              1983                      NAP                       78,760   Sq Ft
 162   Keller                  TX     76248              2006                      NAP                       19,429    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 163   Alhambra                CA     91801              1927                      2005                       8,876    Sq Ft
 164   Albany                  CA     94706              1963                      NAP                           60    Units
 165   Fishersville            VA     22939           2003-2006                    NAP                           50    Units
 166   Corona                  CA     92880              1993                      NAP                       41,563   Sq Ft
 167   Philadelphia            PA     19102              1910                      2006                      25,855    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 168   Elkridge                MD     21075              2005                      NAP                       82,863    Sq Ft
 169   Seaford                 DE     19973              2005                      NAP                       78,661    Sq Ft
 170   Tucson                  AZ     85710              1979                      NAP                          335    Units
 171   Vacaville               CA     95687              2006                      NAP                       15,513   Sq Ft
 172   Hillsborough            NJ     08844              1996                      NAP                           64    Units
----------------------------------------------------------------------------------------------------------------------------
 173   Salt Lake City          UT     84116              1998                      2003                         100    Rooms
 174   Carrollton              TX     75010              2006                      NAP                       22,401    Sq Ft
 175   Moonachie               NJ     07074              1965                      NAP                       70,238    Sq Ft
 176   Attleboro               MA     02703            Various                     NAP                      219,194   Sq Ft
176-a  Attleboro               MA     02703              1966                      NAP                      213,544    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
176-b  Attleboro               MA     02703              1963                      NAP                        5,650    Sq Ft
 177   Canoga Park             CA     91304              1984                      NAP                       37,562    Sq Ft
 178   Oakdale                 MN     55128              2004                      NAP                       28,727    Sq Ft
 179   Franconia               VA     22310          1994 - 1995                   NAP                       30,165   Sq Ft
 180   Burbank                 CA     91502           1948/1950                    NAP                       16,266    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 181   Bellevue                WA     98007              1980                      2005                      58,135    Sq Ft
 182   Seattle                 WA     98115              2005                      NAP                           32    Units
 183   Riverside               CA     92507              1960                      NAP                      196,544    Sq Ft
 184   Boston                  MA     02114           1828/1850                 1999-2000                        13   Rooms
 185   Lake Zurich             IL     60047              2002                      NAP                       69,425    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 186   North Highlands         CA     95660              1986                      NAP                       62,621    Sq Ft
 187   Cocoa Beach             FL     32931              2000                      NAP                           58    Rooms
 188   Monson                  MA     01057     1854, 1965, 1988, 1996             NAP                       53,337    Sq Ft
 189   Alameda                 CA     94501              1963                      2005                          65   Units
 190   Knoxville               TN     37919              1998                      2003                      93,315    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 191   Frisco                  TX     75034           2005/2006                    NAP                       25,200    Sq Ft
 192   Greenville              SC     29605              1977                      NAP                       55,718    Sq Ft
 193   Traverse City           MI     49684    1930/1952/1972/1978/1994            NAP                          202    Pads
 194   Mountain View           CA     94043              1979                      NAP                       36,570   Sq Ft
 195   Rancho Cucamonga        CA     91730              1968                      NAP                      102,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 196   Kailua-Kona             HI     96740              1980                      NAP                       27,827    Sq Ft
 197   West Sacramento         CA     95605              1979                      1991                      22,000    Sq Ft
 198   Carson City             NV     89701              1970                      NAP                          180    Pads
 199   Rialto                  CA     92376              1989                      NAP                       52,748   Sq Ft
 200   Poplar Bluff            MO     63901              1995                      NAP                       57,382    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 201   Gaithersburg            MD     20878              2006                      NAP                        4,100    Sq Ft
 202   Flat Rock               MI     48134              1999                      NAP                       11,180    Sq Ft
 203   Holliston               MA     01746              1975                      NAP                       95,270    Sq Ft
 204   Bronx                   NY     10457              1936                      NAP                           61   Units
 205   Warren                  MI     48092              2000                      NAP                       11,180    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 206   St. Paul                MN     55117              1960                      1988                      38,908    Sq Ft
 207   Aurora                  CO     80014              1975                      NAP                      115,966    Sq Ft
 208   Danville                CA     94526              1975                   1980/2003                    61,802    Sq Ft
 209   Greensboro              NC     27409              1999                      NAP                           61   Rooms
 210   Las Vegas               NV     89120              1997                      NAP                       41,322    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 211   Irvine                  CA     92606              1989                      NAP                       28,495    Sq Ft
 212   Mattydale               NY     13211              1999                      NAP                       10,908    Sq Ft
 213   Wayne                   MI     48184              1973                      2005                         154    Units
 214   San Diego               CA     92120              1986                      2006                         102   Rooms
 215   Elk Grove               CA     95624              1989                      NAP                          145    Units
----------------------------------------------------------------------------------------------------------------------------
 216   Philadelphia            PA     19111              1999                      NAP                       10,908    Sq Ft
 217   Monroe                  GA     30655              2006                      NAP                       33,120    Sq Ft
 218   Syracuse                NY     13207              1999                      NAP                       12,738    Sq Ft
 219   Bakersfield             CA     93309              1979                      NAP                       28,631   Sq Ft
 220   Pittsburgh              PA     15238           1967/1968                 2004/2005                    33,920    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 221   San Jose                CA     95112              1970                      NAP                       78,000    Sq Ft
 222   Newport Beach           CA     92663              1965                      NAP                       21,755    Sq Ft
 223   Highlands Ranch         CO     80126              1986                      NAP                       40,475    Sq Ft
 224   Greensboro              NC     27407              1995                      2003                         112   Rooms
 225   Liverpool               NY     13090              1998                      NAP                       10,908    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 226   Mesa                    AZ     85213              1988                      NAP                       34,405    Sq Ft
 227   Arlington               TX     76012              1984                      1996                         144    Units
 228   Elmira                  NY     14901              1999                      NAP                       10,908    Sq Ft
 229   Morristown              TN     37814              1996                      NAP                       49,062   Sq Ft
 230   Bowling Green           KY     42104           1983/1986                    2002                         118    Units
----------------------------------------------------------------------------------------------------------------------------
 231   Blaine                  MN     55449              2005                      NAP                       20,967    Sq Ft
 232   Kenosha                 WI     53142              2002                      NAP                       12,163    Sq Ft
 233   Cary                    NC     27511              1999                      NAP                       55,780    Sq Ft
 234   San Diego               CA     92115              1985                      NAP                       15,722   Sq Ft
 235   San Ramon               CA     94583              1991                      NAP                       10,930    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 236   Bronx                   NY     10467              1928                      NAP                           48    Units
 237   Mission                 TX     78572              2005                      NAP                       25,009    Sq Ft
 238   Pomona                  CA     91767              1983                      NAP                       59,834    Sq Ft
 239   White Plains            MD     20695              2006                      NAP                       22,670   Sq Ft
 240   Evansville              IN     47711              1969             1976, 2003, 2004, 2005                197    Pads
----------------------------------------------------------------------------------------------------------------------------
 241   Pleasanton              CA     94566           1970-1977                    NAP                       55,623    Sq Ft
 242   Macomb                  MI     48044              2000                      NAP                       11,180    Sq Ft
 243   Phoenix                 AZ     85024              1986                      NAP                       52,710    Sq Ft
 244   Rochester Hills         MI     48307              2005                      NAP                       14,820   Sq Ft
 245   Orem                    UT     84057              2003                      NAP                       20,106    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 246   Brockton                MA     02302              1974                      NAP                       37,525    Sq Ft
 247   Mentor                  OH     44060              2005                      NAP                       20,000    Sq Ft
 248   Simi Valley             CA     93063              1984                      NAP                       30,230    Sq Ft
 249   Sugar Land              TX     77478              2001                      NAP                       14,465   Sq Ft
 250   Banning                 CA     92220              1993                      2005                          42    Rooms
----------------------------------------------------------------------------------------------------------------------------
 251   Eagan                   MN     55122           2004-2005                    NAP                       11,602    Sq Ft
 252   Cortlandville           NY     13045              1999                      NAP                       12,738    Sq Ft
 253   Bloomington             MN     55437              1982                      NAP                       12,000    Sq Ft
 254   Derry                   NH     03038              2006                      NAP                       10,880   Sq Ft
 255   Colorado Springs        CO     80907              1991                      NAP                       61,487    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 256   Los Angeles             CA     90024           1972/1989                    NAP                       15,183    Sq Ft
 257   Hibbing                 MN     55746              2005                      NAP                       16,576    Sq Ft
 258   Liverpool               NY     13088              1998                      NAP                       10,908    Sq Ft
 259   Lexington               KY     40505           1968/1975                    NAP                           78   Units
 260   Gainesville             GA     30501           2002/2004                    NAP                       15,676    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 261   Lansing                 MI     48910              1998                      NAP                       11,180    Sq Ft
 262   Berkeley                CA     94704              2002                      NAP                            8    Units
 263   San Francisco           CA     94107              1911                   1986/2003                    23,779    Sq Ft
 264   East Brunswick          NJ     08816              2001                      NAP                       14,741   Sq Ft
 265   West Monroe             LA     71291              1998                      NAP                       10,908    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 266   Saint Petersburg        FL     33709              2002                      NAP                       12,122    Sq Ft
 267   Long Branch             NJ     07740              1952                   2005-2006                    56,628    Sq Ft
 268   Culver City             CA     90230              1979                      NAP                       13,875    Sq Ft
 269   Tampa                   FL     33629              1985                      2001                       4,000   Sq Ft
 270   West Bend               WI     53095              1968                      NAP                       42,370    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 271   West Valley City        UT     84119              1984                      NAP                       65,625    Sq Ft
 272   Eastchester             NY     10709              1951                      2003                       6,739    Sq Ft
 273   Orland Park             IL     60462              2006                      NAP                        7,364    Sq Ft
 274   Parker                  CO     80134           1984-1985                    NAP                       21,462   Sq Ft
 275   Bronx                   NY     10467              1920                      2006                          31    Units
----------------------------------------------------------------------------------------------------------------------------
 276   Blue Springs            MO     64015              2005                      NAP                       10,701    Sq Ft
 277   Southport               CT     06890              1987                      NAP                       27,175    Sq Ft
 278   Troy                    NY     12180              1916                 1984/2004-2006                     34    Units
 279   Kelseyville             CA     95451           2001-2004                    NAP                       53,136   Sq Ft
 280   Smyrna                  GA     30080              2002                      NAP                        6,792    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 281   Maple Grove             MN     55369              1993                      NAP                       37,680    Sq Ft
 282   Los Angeles             CA     90021           1939/1946                    1994                      38,054    Sq Ft
 283   Castle Rock             CO     80109              1997                      NAP                       34,600    Sq Ft
 284   Kansas City             KS     66102           1965/1979                    NAP                      104,591   Sq Ft
 285   Bronx                   NY     10467              1929                      NAP                           26    Units
----------------------------------------------------------------------------------------------------------------------------
 286   Bloomington             MN     55431              1963                      2004                          28    Units
 287   Tucson                  AZ     85746              1996                      NAP                        8,043    Sq Ft
 288   Farmington              ME     04938              1996                      NAP                       10,004    Sq Ft
 289   Las Vegas               NV     89102              1984                      NAP                        5,410   Sq Ft
 290   San Rafael              CA     94903              1963                      1998                          22    Units
----------------------------------------------------------------------------------------------------------------------------
 291   Nashville               TN     37203              1985                      2004                      12,440    Sq Ft
 292   Coral Springs           FL     33065              2002                      NAP                        4,501    Sq Ft
 293   Colorado Springs        CO     80906           1981/1996                    NAP                       48,165    Sq Ft
 294   Bronx                   NY     10458              1923                      NAP                           21   Units
 295   Berkeley                CA     94704              2003                      NAP                            4    Units
----------------------------------------------------------------------------------------------------------------------------
 296   Berkeley                CA     94704              2004                      NAP                            4    Units
 297   Reno                    NV     89523              2005                      NAP                        6,078    Sq Ft
 298   Boise                   ID     83704              1984                      NAP                       48,925    Sq Ft
 299   Lansing                 MI     48915              1950                      1996                      11,680   Sq Ft
 300   Annapolis               MD     21401              1900            1970's, 1998, 1999-2002              2,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
 301   Santa Clarita           CA     91355              2006                      NAP                        6,215    Sq Ft
 302   Berkeley                CA     94704              1897                      1997                           4    Units
 303   Berkeley                CA     94704              2000                      NAP                            3    Units

       CUT-OFF DATE  PREPAYMENT                                           THIRD  THIRD MOST       SECOND  SECOND MOST
        BALANCE PER  PROVISIONS                                     MOST RECENT  RECENT NOI  MOST RECENT   RECENT NOI  MOST RECENT
  ID     UNIT($)(7)  (# OF PAYMENTS)(8)                                 NOI ($)    DATE          NOI ($)      DATE         NOI ($)
----------------------------------------------------------------------------------------------------------------------------------

  1          333.57  LO(25)/GRTR1% or YM(91)/Open(4)                                                                    10,601,152
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------------------------------------
  2       81,584.80  LO(28)/Defeasance(88)/Open(4)                    4,341,148  12/31/2004    6,893,532  12/31/2005     9,284,508
 2-a
 2-b
 2-c
 2-d
----------------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3          129.94  LO(28)/Defeasance(91)/Open(1)                    6,938,243  12/31/2003    5,357,511  12/31/2004     6,663,746
----------------------------------------------------------------------------------------------------------------------------------
  4       92,935.88  LO(26)/Defeasance(58)/Open(36)                  37,590,202  12/31/2004   51,492,137  12/31/2005    55,867,317
 4-a
 4-b
 4-c
 4-d
----------------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
----------------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
----------------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
----------------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
----------------------------------------------------------------------------------------------------------------------------------
 4-z
 4-aa
 4-ab
 4-ac
 4-ad
----------------------------------------------------------------------------------------------------------------------------------
 4-ae
 4-af
 4-ag
 4-ah
 4-ai
----------------------------------------------------------------------------------------------------------------------------------
 4-aj
 4-ak
 4-al
 4-am
 4-an
----------------------------------------------------------------------------------------------------------------------------------
 4-ao
 4-ap
 4-aq
 4-ar
  5          127.40  LO(25)/Defeasance(31)/Open(4)                                                                       4,326,167
----------------------------------------------------------------------------------------------------------------------------------
  6          191.43  LO(27)/Defeasance(89)/Open(4)                    8,387,354  12/31/2003    7,554,337  12/31/2004     6,978,649
  7          138.04  LO(26)/Defeasance(90)/Open(4)                    4,105,073  12/31/2003    4,387,043  12/31/2004     4,328,035
  8           56.72  LO(10)/GRTR1% or YM(72)/Open(2)                  4,512,122  12/31/2003    4,049,751  12/31/2004     4,473,318
 8-a
 8-b
----------------------------------------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
----------------------------------------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
----------------------------------------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
----------------------------------------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
----------------------------------------------------------------------------------------------------------------------------------
 8-w
  9      185,840.71  LO(25)/Defeasance(94)/Open(1)                    4,001,198  12/31/2004    5,579,586  12/31/2005     5,418,727
  10      47,965.12  LO(25)/Defeasance(91)/Open(4)                    2,817,067  12/31/2004    2,620,733  12/31/2005     2,662,805
  11         244.20  LO(26)/Defeasance(90)/Open(4)                    2,190,446  12/31/2003    2,259,248  12/31/2004     2,359,183
  12         220.95  LO(25)/Defeasance or GRTR1% or YM(93)/Open(2)    2,118,512  12/31/2003    2,432,092  12/31/2004     2,358,413
----------------------------------------------------------------------------------------------------------------------------------
  13          80.23  LO(47)/GRTR1% or YM(68)/Open(5)                  4,177,995  12/31/2003    3,980,641  12/31/2004     4,107,376
  14         166.17  GRTR1% or YM(105)/Open(3)                        4,356,894  12/31/2003    4,354,685  12/31/2004     3,814,729
  15      43,636.36  LO(38)/Defeasance(141)/Open(1)                   1,584,573  12/31/2004    2,087,930  12/31/2005     2,189,432
  16          34.89  LO(32)/Defeasance(87)/Open(1)                                                                       1,136,140
  17         158.54  LO(26)/Defeasance(90)/Open(4)                                                                       1,202,780
----------------------------------------------------------------------------------------------------------------------------------
  18          41.01  LO(26)/Defeasance(93)/Open(1)                    2,492,300  12/31/2003    2,489,700  12/31/2004     1,512,334
  19         449.46  LO(24)/Defeasance(94)/Open(2)                    2,760,957  12/31/2003    2,731,671  12/31/2004     2,921,402
  20          63.28  LO(26)/Defeasance(90)/Open(4)                    2,042,245  12/31/2004    2,185,104  12/31/2005     2,298,033
  21          93.23  LO(25)/Flex(88)/Open(7)                                                   2,299,705  12/31/2005     2,694,043
  22         237.66  LO(26)/Defeasance(90)/Open(4)                    1,684,813  12/31/2003    2,048,487  12/31/2004     2,127,023
----------------------------------------------------------------------------------------------------------------------------------
  23         106.81  LO(35)/Defeasance(81)/Open(4)                    2,067,269  12/31/2003    2,246,758  12/31/2004     2,218,573
  24      35,566.31  LO(26)/Defeasance or GRTR1% or YM(90)/Open(4)    3,463,882  12/31/2003    2,260,066  12/31/2004     3,161,419
  25         166.10  LO(26)/Defeasance(93)/Open(1)
  26         174.10  LO(26)/Defeasance(90)/Open(4)                      300,351  12/31/2003      488,486  12/31/2004     1,086,705
  27         113.72  LO(35)/Flex(83)/Open(2)                          1,244,642  12/31/2004    1,490,564  12/31/2005     1,890,505
----------------------------------------------------------------------------------------------------------------------------------
  28         125.07  LO(49)/GRTR1% or YM(64)/Open(7)                    478,760  12/31/2003      993,196  12/31/2004     1,549,509
  29      68,210.12  LO(34)/Defeasance(82)/Open(4)
  30         158.81  LO(48)/GRTR1% or YM(71)/Open(1)
  31         128.69  LO(24)/Defeasance(92)/Open(4)
  32          34.43  LO(27)/Defeasance(91)/Open(2)                    1,306,333  12/31/2004    1,464,914  12/31/2005     1,561,564
----------------------------------------------------------------------------------------------------------------------------------
 32-a
 32-b
 32-c
  33      28,523.22  LO(25)/Defeasance(91)/Open(4)                    2,017,987  12/31/2004    2,031,986  12/31/2005     2,104,425
  34         241.89  LO(26)/Defeasance(90)/Open(4)                                                                       1,198,747
----------------------------------------------------------------------------------------------------------------------------------
  35      62,467.61  LO(25)/Defeasance or GRTR1% or YM(93)/Open(2)
  36         168.87  LO(29)/Defeasance(90)/Open(1)                                             1,551,692  12/31/2004     1,281,764
  37          23.45  LO(26)/Defeasance(93)/Open(1)
  38          72.56  LO(27)/Defeasance(88)/Open(2)                      356,468  12/31/2003    1,004,169  12/31/2004     1,124,619
  39      42,862.46  LO(26)/Defeasance(93)/Open(1)                    1,271,604  12/31/2003    1,743,996  12/31/2004     1,966,153
----------------------------------------------------------------------------------------------------------------------------------
  40         169.32  LO(26)/Defeasance(93)/Open(1)                                             1,474,035  12/31/2004     1,547,936
  41          60.72  LO(25)/Defeasance(93)/Open(2)                    1,008,291  12/31/2003    1,291,111  12/31/2004     1,390,651
  42         204.19  LO(35)/Defeasance(83)/Open(2)                    1,290,192  12/31/2003    1,323,078  12/31/2004     1,303,883
  43         116.37  GRTR1% or YM(117)/Open(3)                        1,134,716  12/31/2003    1,244,391  12/31/2004     1,191,522
  44         116.37  GRTR1% or YM(117)/Open(3)                          822,441  12/31/2003      802,722  12/31/2004       884,203
----------------------------------------------------------------------------------------------------------------------------------
  45      55,970.15  GRTR1% or YM(26)/Defeasance(92)/Open(2)                                   1,027,452  12/31/2004     1,055,856
  46         126.45  LO(24)/Defeasance(95)/Open(1)
  47      44,522.07  LO(35)/Defeasance(81)/Open(4)                                             1,353,147   2/28/2006     1,655,674
  48      43,079.44  LO(38)/Defeasance(141)/Open(1)                     855,768  12/31/2004      892,631  12/31/2005     1,199,461
  49         121.99  LO(25)/Defeasance(55)/Open(4)                    1,557,882  12/31/2003    1,717,950  12/31/2004     1,658,040
----------------------------------------------------------------------------------------------------------------------------------
  50         184.79  LO(12)/GRTR1% or YM(46)/Open(2)
  51          93.27  LO(47)/GRTR1% or YM(69)/Open(4)                  1,356,332  12/31/2003    1,314,383  12/31/2004     1,452,384
  52          76.93  LO(24)/Defeasance(92)/Open(4)                    1,326,407  12/31/2003    1,345,464  12/31/2004     1,453,076
  53         434.72  LO(28)/Defeasance(91)/Open(1)                      903,139  12/31/2003    1,104,476  12/31/2004     1,355,703
  54      24,180.93  LO(39)/Defeasance(137)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
  55         129.51  LO(29)/Defeasance(90)/Open(1)                    1,216,510  12/31/2003    1,181,639  12/31/2004     1,251,402
  56         220.86  GRTR1% or YM(118)/Open(2)
  57          85.48  LO(26)/Defeasance(92)/Open(2)                    1,323,902  12/31/2004    1,386,978  12/31/2005     1,501,754
  58         157.74  LO(35)/Defeasance(81)/Open(4)                                             1,106,540  12/31/2004     1,097,342
  59         119.72  LO(27)/Defeasance(92)/Open(1)                    1,372,025  12/31/2003    1,549,990  12/31/2004     1,759,151
----------------------------------------------------------------------------------------------------------------------------------
  60      42,271.23  LO(25)/Defeasance(93)/Open(2)                      926,110  12/31/2003    1,002,911  12/31/2004       993,788
  61         122.98  LO(47)/GRTR1% or YM(71)/Open(2)                  1,307,412  12/31/2003    1,395,689  12/31/2004     1,364,466
  62          43.45  LO(26)/GRTR1% or YM(92)/Open(2)                  1,312,609  12/31/2003    1,222,964  12/31/2004     1,183,732
  63      27,901.79  LO(27)/Defeasance(89)/Open(4)                    1,154,573  12/31/2004    1,207,499  12/31/2005     1,331,914
  64         138.30  LO(27)/Defeasance(92)/Open(1)                    1,032,481  12/31/2003    1,144,739  12/31/2004     1,183,384
----------------------------------------------------------------------------------------------------------------------------------
  65      27,707.37  LO(24)/Defeasance(95)/Open(1)                    1,106,449  12/31/2004    1,060,348  12/31/2005     1,109,914
  66         101.69  LO(26)/Defeasance(90)/Open(4)                    1,440,783  12/31/2003    1,379,628  12/31/2004     1,393,385
  67         134.40  LO(14)/GRTR1% or YM(68)/Open(2)                                           1,260,353  12/31/2004     1,257,861
  68         106.30  LO(26)/Defeasance(89)/Open(5)                    1,206,491  12/31/2003    1,273,020  12/31/2004     1,309,746
  69          45.44  LO(27)/Defeasance(91)/Open(2)                    1,418,781  12/31/2004    1,377,023  12/31/2005     1,662,420
----------------------------------------------------------------------------------------------------------------------------------
  70      45,506.07  LO(39)/Defeasance(140)/Open(1)                     658,164  12/31/2004      770,928  12/31/2005     1,075,948
  71         160.01  LO(35)/Defeasance(81)/Open(4)                      917,461  12/31/2003      993,917  12/31/2004     1,038,754
  72         171.60  LO(14)/GRTR1% or YM(68)/Open(2)                                           1,226,481  12/31/2004     1,223,440
  73     100,199.40  LO(27)/Defeasance(92)/Open(1)                    1,004,337  12/31/2004    1,298,314  12/31/2005     1,383,051
  74         189.37  LO(26)/Defeasance(93)/Open(1)                                                                         595,925
----------------------------------------------------------------------------------------------------------------------------------
  75          95.03  LO(27)/Defeasance(89)/Open(4)                                             1,037,229  12/31/2004     1,162,141
  76      87,540.83  LO(25)/Defeasance(94)/Open(1)                    1,285,902  12/31/2004    1,437,601  12/31/2005     1,444,944
  77         103.37  LO(26)/GRTR1% or YM(90)/Open(4)                  1,144,085  12/31/2003    1,186,022  12/31/2004     1,205,839
  78         113.67  LO(27)/GRTR1% or YM(91)/Open(2)                                             973,638  12/31/2004       559,573
  79          40.03  LO(25)/Defeasance(212)/Open(3)
----------------------------------------------------------------------------------------------------------------------------------
  80         110.42  LO(26)/Defeasance(90)/Open(4)
  81          91.17  LO(25)/Defeasance(91)/Open(4)                      965,510  12/31/2004      995,277  12/31/2005       982,138
  82          96.75  LO(27)/Defeasance(91)/Open(2)                                               575,835  12/31/2005       590,266
  83         122.94  LO(25)/GRTR1% or YM(91)/Open(4)                    663,900  12/31/2003      492,680  12/31/2004       385,899
  84     127,641.03  LO(26)/Defeasance(58)/Open(36)                     931,961  12/31/2004    1,035,134  12/31/2005     1,115,990
----------------------------------------------------------------------------------------------------------------------------------
  85         149.20  LO(37)/Defeasance(78)/Open(5)                                                                         783,102
  86      89,908.26  LO(35)/Defeasance(45)/Open(4)                    1,119,633  12/31/2004    1,387,160  12/31/2005     1,404,375
  87         123.46  LO(27)/Defeasance(89)/Open(4)                                               743,511  12/31/2004       981,202
  88         101.83  LO(25)/Defeasance(94)/Open(1)                    1,404,846  12/31/2004    1,222,770  12/31/2005     1,254,081
 88-a
----------------------------------------------------------------------------------------------------------------------------------
 88-b
  89          58.89  LO(27)/Flex(91)/Open(2)                          1,184,502  12/31/2003    1,321,223  12/31/2004     1,562,749
 89-a
 89-b
 89-c
----------------------------------------------------------------------------------------------------------------------------------
 89-d
  90      54,022.99  LO(26)/GRTR1% or YM(33)/Open(1)                    900,424  12/31/2003      806,859  12/31/2004       844,411
  91         232.28  LO(26)/Defeasance(56)/Open(2)
  92         133.73  LO(35)/Defeasance(21)/Open(4)                                               852,029  12/31/2004       839,875
  93         108.04  LO(26)/Defeasance(89)/Open(5)                      957,069  12/31/2003      993,183  12/31/2004     1,123,029
----------------------------------------------------------------------------------------------------------------------------------
  94         120.81  LO(27)/Defeasance(92)/Open(1)                                                                       1,059,519
 94-a
 94-b
  95          89.50  LO(35)/Flex(81)/Open(4)                            944,237  12/31/2003    1,006,548  12/31/2004     1,081,938
  96         123.10  LO(48)/GRTR1% or YM(68)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
  97          26.58  LO(35)/Defeasance(201)/Open(4)
 97-a
 97-b
 97-c
 97-d
----------------------------------------------------------------------------------------------------------------------------------
  98         126.57  LO(35)/Defeasance(83)/Open(2)                      479,534  12/31/2004      598,817   7/31/2005       675,439
  99         176.87  LO(26)/Defeasance(93)/Open(1)                                               793,199  12/31/2005       776,178
 100         124.92  LO(14)/GRTR1% or YM(68)/Open(2)                                           1,007,381  12/31/2004       927,628
 101         116.51  LO(48)/GRTR1% or YM(70)/Open(2)                                             498,239  12/31/2005       569,999
 102         102.71  LO(29)/Defeasance(89)/Open(2)                      627,017  12/31/2003      604,629  12/31/2004       643,621
----------------------------------------------------------------------------------------------------------------------------------
 103      51,115.82  LO(35)/Defeasance(81)/Open(4)                      776,992  12/31/2004      962,013  12/31/2005     1,182,539
 104      65,045.56  LO(25)/Defeasance(94)/Open(1)                      868,404  12/31/2004    1,199,849  12/31/2005     1,071,667
 105         116.95  LO(24)/Defeasance(92)/Open(4)
 106          37.54  LO(35)/Defeasance(81)/Open(4)                      895,296   4/1/2006       592,256  12/31/2004       586,112
 107          48.43  LO(60)/Open(60)                                    979,516  12/31/2003      889,836  12/31/2004       770,387
----------------------------------------------------------------------------------------------------------------------------------
 108          96.24  LO(35)/Defeasance(83)/Open(2)                    1,229,079  12/31/2003    1,330,160  12/31/2004     1,338,025
 109      61,398.73  LO(25)/Defeasance(94)/Open(1)                      946,917  12/31/2004      910,003  12/31/2005       961,015
 110         259.49  LO(35)/Defeasance(81)/Open(4)
 111      62,711.86  LO(35)/Flex(81)/Open(4)                          1,075,871  12/31/2004      986,103  12/31/2005     1,000,008
 112          86.99  LO(27)/Defeasance(89)/Open(4)                      727,438  12/31/2004      722,725  12/31/2005       743,318
----------------------------------------------------------------------------------------------------------------------------------
 113          94.93  GRTR2% or YM(27)/Defeasance(90)/Open(3)
113-a
113-b
 114          34.83  LO(32)/GRTR1% or YM(84)/Open(4)
 115         340.89  LO(27)/Defeasance(92)/Open(1)
----------------------------------------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116         217.02  GRTR1% or YM(128)/Open(4)
 117         369.60  LO(24)/GRTR1% or YM(92)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
 118          93.02  LO(35)/Flex(81)/Open(4)                                                     110,376  12/31/2004       880,739
 119      54,961.83  LO(25)/Defeasance(94)/Open(1)                      720,321  12/31/2004      799,171  12/31/2005     1,230,584
 120          90.89  LO(27)/Defeasance(91)/Open(2)                      682,994  12/31/2004      668,280  12/31/2005       618,052
 121          44.27  LO(25)/Defeasance(93)/Open(2)                      804,737  12/31/2004      814,602  12/31/2005       824,344
 122      63,378.38  GRTR1% or YM(118)/Open(2)                          469,124  12/31/2003      477,332  12/31/2004       509,020
----------------------------------------------------------------------------------------------------------------------------------
 123         169.36  LO(35)/Defeasance(81)/Open(4)
 124         169.36  LO(35)/Defeasance(81)/Open(4)
 125         143.84  LO(27)/GRTR1% or YM(90)/Open(3)
 126         144.19  LO(25)/Defeasance(93)/Open(2)                      629,819  12/31/2003      611,288  12/31/2004       593,801
 127         171.28  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
 128         143.97  LO(35)/Defeasance(83)/Open(2)
 129          33.73  LO(27)/Defeasance(92)/Open(1)                                                                         735,478
 130      70,509.46  LO(27)/Defeasance(91)/Open(2)                                               950,040  12/31/2005       953,705
 131          70.93  LO(35)/Defeasance(83)/Open(2)
 132          62.88  LO(25)/Defeasance(91)/Open(4)                      696,340  12/31/2004      752,543  12/31/2005       758,599
----------------------------------------------------------------------------------------------------------------------------------
 133          27.35  LO(28)/Defeasance(90)/Open(2)                      686,105  12/31/2003      650,449  12/31/2004       701,446
 134         209.46  GRTR1% or YM(118)/Open(2)                                                   367,119  12/31/2004       480,178
 135         157.42  LO(25)/GRTR1% or YM(91)/Open(4)
 136         146.58  LO(24)/Defeasance or GRTR1% or YM(94)/Open(2)
 137         134.02  LO(35)/Flex(81)/Open(4)                            464,780  12/31/2004      615,358  12/31/2005       650,417
----------------------------------------------------------------------------------------------------------------------------------
 138         170.35  LO(27)/Defeasance(53)/Open(4)
 139         125.38  LO(25)/Defeasance(93)/Open(2)                      599,434  12/31/2004      561,618  12/31/2005       617,781
 140          48.34  LO(28)/Defeasance(91)/Open(1)                      766,045  12/31/2003      748,647  12/31/2004       390,504
 141          52.42  LO(28)/Defeasance(88)/Open(4)                    1,104,667  12/31/2003      801,074  12/31/2004     1,004,503
 142      26,646.16  LO(35)/Defeasance(81)/Open(4)                      625,932   8/31/2005      698,430  12/31/2005       693,943
----------------------------------------------------------------------------------------------------------------------------------
 143      42,334.34  LO(35)/Defeasance(81)/Open(4)                      936,069  12/31/2004      769,713  12/31/2005     1,035,641
 144          97.16  LO(35)/Flex(81)/Open(4)                            454,586  12/31/2003      550,732  12/31/2004       492,836
 145         170.68  LO(27)/Defeasance(91)/Open(2)                      643,056  12/31/2003      610,708  12/31/2004       627,209
 146      34,888.89  LO(35)/Flex(81)/Open(4)                            634,749  12/31/2003      651,881  12/31/2004       653,078
 147          37.02  LO(35)/Defeasance(83)/Open(2)                      448,995  12/31/2004      651,852  12/31/2005       690,969
----------------------------------------------------------------------------------------------------------------------------------
 148      77,378.53  LO(35)/Defeasance(78)/Open(7)                      752,674  12/31/2003      799,395  12/31/2004       812,255
 149          93.12  LO(35)/GRTR1% or YM(81)/Open(4)                    695,822  12/31/2004      557,833  12/31/2005       646,580
 150      25,423.73  LO(25)/Defeasance (91)/Open(4)                     657,600  12/31/2004      692,807  12/31/2005       543,562
 151         158.02  LO(26)/Defeasance(90)/Open(4)                      648,574  12/31/2003      685,084  12/31/2004       723,501
 152          76.33  LO(25)/Defeasance(91)/Open(4)                                                                         428,261
----------------------------------------------------------------------------------------------------------------------------------
 153          51.18  LO(26)/Defeasance(92)/Open(2)                    1,081,819  12/31/2003    1,188,357  12/31/2004     1,469,163
 154      50,096.75  LO(35)/Defeasance(81)/Open(4)                    1,045,101  12/31/2004    1,028,260  12/31/2005     1,015,662
 155      19,429.49  LO(35)/Defeasance(81)/Open(4)                      625,283  12/31/2004      591,511  12/31/2005       626,709
 156          54.26  LO(16)/GRTR1% or YM(66)/Open(2)
 157          91.35  LO(24)/Defeasance(92)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
 158          39.98  LO(26)/Defeasance(92)/Open(2)                      399,086  12/31/2003      905,799  12/31/2004       912,728
 159          89.72  LO(26)/Defeasance(90)/Open(4)
 160         138.61  LO(26)/Defeasance(93)/Open(1)                      256,964  12/31/2004      485,324  12/31/2005       571,548
 161          69.63  LO(27)/Defeasance(92)/Open(1)                      546,197  12/31/2003      555,863  12/31/2004       474,099
 162         192.95  LO(27)/Defeasance(91)/Open(2)
----------------------------------------------------------------------------------------------------------------------------------
 163         192.95  LO(27)/Defeasance(91)/Open(2)                                               248,744  12/31/2004       261,385
 164      91,020.67  LO(35)/Defeasance(81)/Open(4)                      594,945  12/31/2003      483,970  12/31/2004       526,941
 165     105,917.15  LO(35)/Defeasance(83)/Open(2)                       92,046  12/31/2004      273,994  12/31/2005       496,545
 166         125.11  LO(26)/Defeasance(92)/Open(2)                      465,842  12/31/2004      505,568  12/31/2005       532,369
 167         200.62  LO(47)/Defeasance(72)/Open(1)
----------------------------------------------------------------------------------------------------------------------------------
 168          62.59  LO(27)/Defeasance(92)/Open(1)
 169          65.51  LO(35)/Defeasance(83)/Open(2)
 170      14,901.93  LO(26)/GRTR3% or YM(90)/Open(4)                    562,077  12/31/2003      489,111  12/31/2004       461,306
 171         321.67  LO(35)/Flex(82)/Open(3)
 172      77,804.01  LO(26)/Defeasance or GRTR1% or YM(90)/Open(4)      589,356  12/31/2003      641,375  12/31/2004       637,567
----------------------------------------------------------------------------------------------------------------------------------
 173      49,661.32  LO(35)/Defeasance(81)/Open(4)                      387,000  12/31/2004      704,542  12/31/2005       832,469
 174         218.74  LO(27)/Defeasance(91)/Open(2)
 175          69.35  LO(25)/GRTR1% or YM(93)/Open(2)
 176          21.85  LO(26)/Defeasance(93)/Open(1)
176-a
----------------------------------------------------------------------------------------------------------------------------------
176-b
 177         126.15  LO(26)/Defeasance(93)/Open(1)
 178         164.94  LO(35)/Defeasance(81)/Open(4)                      261,103   3/31/2005      244,977  12/31/2005       249,025
 179         155.69  LO(25)/GRTR1% or YM(93)/Open(2)                                             646,667  12/31/2004       896,041
 180         288.52  LO(35)/Flex(81)/Open(4)                            215,645  12/31/2003      197,104  12/31/2004       354,926
----------------------------------------------------------------------------------------------------------------------------------
 181          80.70  LO(47)/GRTR1% or YM(69)/Open(4)                    642,690  12/31/2004      814,840  12/31/2005       642,656
 182     146,441.81  LO(35)/Defeasance(81)/Open(4)
 183          23.33  LO(35)/Defeasance(81)/Open(4)                      185,790  12/31/2003      217,180  12/31/2004       645,034
 184     352,041.15  LO(28)/Defeasance(91)/Open(1)                      476,248  12/31/2003      607,633  12/31/2004       641,942
 185          64.82  LO(26)/GRTR1% or YM(30)/Open(4)                    267,278  12/31/2004      356,529  12/31/2005       405,138
----------------------------------------------------------------------------------------------------------------------------------
 186          71.86  LO(35)/Flex(81)/Open(4)                            503,350  12/31/2003      460,317  12/31/2004       484,392
 187      77,492.52  LO(26)/Defeasance(92)/Open(2)                      798,899  12/31/2004      780,283  12/31/2005       795,778
 188          82.96  LO(26)/Defeasance(93)/Open(1)                                                                         499,993
 189      66,662.31  LO(35)/Defeasance(81)/Open(4)                      448,867  12/31/2003      369,108  12/31/2004       407,560
 190          46.39  LO(27)/Defeasance(89)/Open(4)                      422,854  12/31/2003      555,677  12/31/2004       624,097
----------------------------------------------------------------------------------------------------------------------------------
 191         170.37  LO(26)/GRTR1% or YM(92)/Open(2)
 192          76.92  LO(14)/GRTR1% or YM(68)/Open(2)                    458,080  12/31/2003      454,991  12/31/2004       453,661
 193      21,163.37  LO(35)/Defeasance(81)/Open(4)                      320,480  12/31/2004      339,283  12/31/2005       359,672
 194         115.42  LO(35)/Defeasance(83)/Open(2)                      461,809  12/31/2003      446,054  12/31/2004       445,688
 195          40.85  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
 196         143.75  LO(35)/Flex(81)/Open(4)                            242,065  12/31/2004      422,495  12/31/2005       380,379
 197         181.82  LO(27)/Defeasance(92)/Open(1)
 198      22,187.30  LO(35)/Defeasance(81)/Open(4)                      652,341  12/31/2003      652,642  12/31/2004       639,375
 199          75.23  LO(35)/Defeasance(78)/Open(7)                                                                         438,275
 200          67.91  LO(35)/Defeasance(83)/Open(2)                      380,373  12/31/2003      383,250  12/31/2004       382,084
----------------------------------------------------------------------------------------------------------------------------------
 201         944.41  LO(25)/Defeasance(93)/Open(2)
 202         335.42  LO(26)/Defeasance(93)/Open(1)
 203          38.66  LO(29)/Defeasance(90)/Open(1)                      377,214  12/31/2003      349,634  12/31/2004       359,242
 204      60,379.95  GRTR2% or YM(25)/GRTR1% or YM (34)/Open(1)         286,609  12/31/2003      333,282  12/31/2004       325,260
 205         328.71  LO(26)/Defeasance(93)/Open(1)
----------------------------------------------------------------------------------------------------------------------------------
 206          92.38  LO(35)/Defeasance(81)/Open(4)                      366,124  12/31/2004      392,831  12/31/2005       392,791
 207          30.97  LO(35)/Defeasance(81)/Open(4)                      595,584  12/31/2003      402,697  12/31/2004       378,656
 208          57.94  LO(35)/Flex(81)/Open(4)                            968,035  12/31/2003      974,641  12/31/2004       969,768
 209      58,458.38  LO(26)/Defeasance(92)/Open(2)                      362,890  12/31/2004      460,241  12/31/2005       484,957
 210          85.91  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------------
 211         122.83  LO(35)/Flex(81)/Open(4)                            353,571  12/31/2004      320,569  12/31/2005       366,972
 212         319.34  LO(27)/Defeasance(92)/Open(1)
 213      22,467.53  LO(25)/Defeasance(91)/Open(4)                      384,254  12/31/2004      344,735  12/31/2005       346,052
 214      33,740.60  LO(27)/Defeasance(92)/Open(1)                      372,934  12/31/2004      421,455  12/31/2005       451,361
 215      23,015.99  LO(35)/Defeasance(81)/Open(4)                      789,959  12/31/2004      723,892  12/31/2005       696,563
----------------------------------------------------------------------------------------------------------------------------------
 216         305.44  LO(27)/Defeasance(92)/Open(1)
 217          99.64  LO(24)/Defeasance(92)/Open(4)
 218         257.09  LO(27)/Defeasance(92)/Open(1)
 219         114.21  LO(25)/GRTR1% or YM(93)/Open(2)                                             212,668  12/31/2004       297,787
 220          95.70  LO(49)/GRTR1% or YM(67)/Open(4)                    192,604  12/31/2003      184,323  12/31/2004       222,395
----------------------------------------------------------------------------------------------------------------------------------
 221          40.96  LO(26)/GRTR1% or YM(92)/Open(2)                                             364,243  12/31/2004       435,647
 222         144.79  LO(35)/Flex(81)/Open(4)                            262,888  12/31/2004      345,991  12/31/2005       340,572
 223          76.48  LO(35)/Flex(81)/Open(4)
 224      27,468.89  LO(26)/Defeasance(92)/Open(2)                      329,283  12/31/2004      420,194  12/31/2005       517,800
 225         279.74  LO(27)/Defeasance(92)/Open(1)
----------------------------------------------------------------------------------------------------------------------------------
 226          88.65  LO(26)/Defeasance(93)/Open(1)                      325,616  12/31/2004      238,530  12/31/2005       299,839
 227      21,128.08  LO(28)/Defeasance(90)/Open(2)                       90,430  12/31/2004      309,840  12/31/2005       327,326
 228         277.99  LO(27)/Defeasance(92)/Open(1)
 229          61.45  LO(27)/Defeasance(91)/Open(2)                                               325,343  12/31/2004       331,093
 230      25,423.73  LO(24)/GRTR1% or YM(94)/Open(2)                    328,510  12/31/2003      359,453  12/31/2004       369,201
----------------------------------------------------------------------------------------------------------------------------------
 231         143.08  LO(35)/Defeasance(81)/Open(4)
 232         246.28  LO(35)/Defeasance(81)/Open(4)                       78,932  12/31/2003      221,141  12/31/2004       262,737
 233          53.64  LO(27)/GRTR1% or YM(91)/Open(2)                    684,721  12/31/2003      605,025  12/31/2004       489,802
 234         190.30  LO(27)/Defeasance(86)/Open(7)                      314,906  12/31/2003      300,851  12/31/2004       294,252
 235         272.15  LO(35)/Defeasance(83)/Open(2)                      329,873  12/31/2003      328,078  12/31/2004       342,333
----------------------------------------------------------------------------------------------------------------------------------
 236      61,458.33  GRTR2% or YM(25)/GRTR1% or YM (34)/Open(1)         182,512  12/31/2003      176,554  12/31/2004       239,854
 237         116.96  LO(35)/Defeasance(81)/Open(4)
 238          48.81  LO(35)/Defeasance(81)/Open(4)
 239         128.28  LO(35)/Defeasance(83)/Open(2)
 240      14,568.53  LO(35)/Defeasance(81)/Open(4)                      220,431  12/31/2003      245,879  12/31/2004       326,364
----------------------------------------------------------------------------------------------------------------------------------
 241          50.15  LO(35)/Flex(81)/Open(4)                            653,351  12/31/2003      599,986  12/31/2004       636,792
 242         248.21  LO(26)/Defeasance(93)/Open(1)
 243          52.42  LO(35)/Flex(81)/Open(4)                                                     258,248  12/31/2004       309,655
 244         185.56  LO(35)/Defeasance(81)/Open(4)
 245         134.82  LO(26)/Defeasance(90)/Open(4)                       43,047  12/31/2004      141,203  12/31/2005       203,503
----------------------------------------------------------------------------------------------------------------------------------
 246          70.89  LO(24)/Defeasance(155)/Open(1)                                              208,632  12/31/2004       246,311
 247         124.81  LO(26)/Defeasance(92)/Open(2)
 248          82.57  LO(26)/GRTR1% or YM(90)/Open(4)                    277,719  12/31/2003      278,214  12/31/2004       301,504
 249         172.56  LO(35)/Defeasance(81)/Open(4)                                               288,213  12/31/2004       238,190
 250      58,187.55  LO(27)/Defeasance(92)/Open(1)                      273,229  12/31/2004      263,837  12/31/2005       280,988
----------------------------------------------------------------------------------------------------------------------------------
 251         207.51  LO(35)/Defeasance(81)/Open(4)
 252         188.26  LO(27)/Defeasance(92)/Open(1)
 253         198.69  LO(26)/GRTR1% or YM(91)/Open(3)
 254         211.40  LO(25)/Defeasance(94)/Open(1)
 255          37.39  LO(25)/Defeasance(46)/Open(13)
----------------------------------------------------------------------------------------------------------------------------------
 256         151.12  LO(35)/Defeasance(21)/Open(4)                                                                         264,912
 257         137.69  LO(35)/Defeasance(81)/Open(4)
 258         201.91  LO(27)/Defeasance(92)/Open(1)
 259      27,745.73  LO(35)/Defeasance(81)/Open(4)                      233,010  12/31/2003      243,716  12/31/2004       254,315
 260         133.86  LO(25)/GRTR1% or YM(93)/Open(2)
----------------------------------------------------------------------------------------------------------------------------------
 261         187.70  LO(35)/Defeasance(81)/Open(4)
 262     262,298.16  LO(25)/GRTR1% or YM(93)/Open(2)                    230,871  12/31/2003      233,867  12/31/2004       228,434
 263          88.08  LO(35)/Defeasance(83)/Open(2)                      411,349  12/31/2003      294,622  12/31/2004       204,353
 264         141.78  LO(24)/Defeasance(94)/Open(2)                      280,641  12/31/2003      272,588  12/31/2004       278,937
 265         190.67  LO(27)/Defeasance(92)/Open(1)
----------------------------------------------------------------------------------------------------------------------------------
 266         169.11  LO(35)/Defeasance(83)/Open(2)                      203,008  12/31/2004      215,128  12/31/2005       219,376
 267          36.20  LO(26)/Defeasance(80)/Open(2)
 268         144.14  LO(25)/GRTR1% or YM(91)/Open(4)                    243,005  12/31/2003      243,130  12/31/2004       242,256
 269         499.25  LO(26)/GRTR1% or YM(92)/Open(2)
 270          47.13  LO(35)/Defeasance(81)/Open(4)                      276,711  12/31/2003      274,489  12/31/2004       305,630
----------------------------------------------------------------------------------------------------------------------------------
 271          30.40  LO(27)/Defeasance(91)/Open(2)                      171,664  12/31/2003      196,793  12/31/2004       223,628
 272         280.99  LO(28)/Defeasance(151)/Open(1)                     184,861  12/31/2002      160,585  12/31/2003       170,388
 273         251.04  LO(25)/Defeasance(93)/Open(2)
 274          83.67  LO(35)/Flex(81)/Open(4)                            149,258  12/31/2004      221,658  12/31/2005       207,413
 275      56,893.68  GRTR2% or YM(25)/GRTR1% or YM (34)/Open(1)         106,702  12/31/2003      123,803  12/31/2004       143,421
----------------------------------------------------------------------------------------------------------------------------------
 276         161.90  LO(35)/Defeasance(81)/Open(4)
 277          62.43  LO(25)/GRTR1% or YM(93)/Open(2)                    602,787  12/31/2003      618,086  12/31/2004       616,952
 278      48,491.99  LO(25)/GRTR1% or YM(93)/Open(2)
 279          30.09  LO(35)/Flex(81)/Open(4)                            114,698  12/31/2004      181,121  12/31/2005       207,564
 280         228.21  LO(25)/GRTR1% or YM(93)/Open(2)
----------------------------------------------------------------------------------------------------------------------------------
 281          39.81  LO(35)/GRTR1% or YM(17)/Flex(59)/Open(4)                                                              229,781
 282          39.37  LO(35)/Flex(81)/Open(4)                            215,886  12/31/2003      210,729  12/31/2004       115,562
 283          43.09  LO(35)/Defeasance(81)/Open(4)                      201,278  12/31/2004      226,523  12/31/2005       293,415
 284          14.13  LO(35)/Flex(81)/Open(4)                            147,706  12/31/2003      117,128  12/31/2004       326,509
 285      56,818.88  GRTR2% or YM(25)/GRTR1% or YM (34)/Open(1)         101,709  12/31/2003      110,428  12/31/2004       121,331
----------------------------------------------------------------------------------------------------------------------------------
 286      52,686.50  LO(35)/Defeasance(81)/Open(4)                       74,381  12/31/2003       19,701  12/31/2004        23,364
 287         181.70  LO(27)/Flex(89)/Open(4)                            147,281  12/31/2003      171,436  12/31/2004       158,005
 288         144.92  LO(35)/Defeasance(81)/Open(4)
 289         249.18  LO(35)/Flex(81)/Open(4)
 290      61,271.32  LO(35)/Defeasance(83)/Open(2)                      158,669  12/31/2003      147,245  12/31/2004       141,018
----------------------------------------------------------------------------------------------------------------------------------
 291         106.36  LO(26)/Defeasance(90)/Open(4)
 292         277.30  LO(26)/GRTR1% or YM(92)/Open(2)                                             178,925  12/31/2004       192,772
 293          24.88  LO(35)/Flex(81)/Open(4)                            188,284  12/31/2003      164,577  12/31/2004       154,117
 294      56,229.90  GRTR2% or YM(25)/GRTR1% or YM (34)/Open(1)          73,817  12/31/2003       87,336  12/31/2004       113,193
 295     287,278.94  LO(25)/GRTR1% or YM(93)/Open(2)                                             123,859  12/31/2004       124,016
----------------------------------------------------------------------------------------------------------------------------------
 296     287,278.94  LO(25)/GRTR1% or YM(93)/Open(2)                                                                       135,844
 297         180.75  LO(35)/Flex(81)/Open(4)                                                                               133,775
 298          22.45  LO(26)/Defeasance(92)/Open(2)                      108,730  12/31/2003      123,957  12/31/2004       127,354
 299          89.13  LO(26)/Defeasance(90)/Open(4)
 300         517.63  LO(35)/Defeasance(83)/Open(2)                       99,741  12/31/2004      101,337  12/31/2005       101,917
----------------------------------------------------------------------------------------------------------------------------------
 301         164.69  LO(35)/Flex(81)/Open(4)
 302     249,822.68  LO(25)/GRTR1% or YM(33)/Open(2)                    113,840  12/31/2003      109,340  12/31/2004       110,825
 303     299,787.21  LO(25)/GRTR1% or YM(33)/Open(2)                    100,914  12/31/2003      106,139  12/31/2004        93,141

          MOST RECENT
              NOI         UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN       UNDERWRITTEN  UNDERWRITTEN
  ID         DATE              NOI ($)       EGI ($)  EXPENSES ($)  NET CASH FLOW ($)  RESERVES ($)
----------------------------------------------------------------------------------------------------

  1       12/31/2005        15,791,651    19,365,955     3,574,303         15,177,111       614,540
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------
  2        3/31/2006         9,978,542    32,050,782    22,072,240          8,696,511       641,016
 2-a
 2-b
 2-c
 2-d
----------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3       12/31/2005         8,003,942    12,534,629     4,530,686          7,098,615       905,327
----------------------------------------------------------------------------------------------------
  4         Various         58,935,005   183,819,220   124,884,215         51,147,635     7,787,370
 4-a
 4-b
 4-c
 4-d
----------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
----------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
----------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
----------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
----------------------------------------------------------------------------------------------------
 4-z
 4-aa
 4-ab
 4-ac
 4-ad
----------------------------------------------------------------------------------------------------
 4-ae
 4-af
 4-ag
 4-ah
 4-ai
----------------------------------------------------------------------------------------------------
 4-aj
 4-ak
 4-al
 4-am
 4-an
----------------------------------------------------------------------------------------------------
 4-ao
 4-ap
 4-aq
 4-ar
  5       12/31/2005         5,585,385     9,481,583     3,896,197          5,232,854       352,531
----------------------------------------------------------------------------------------------------
  6       12/31/2005         6,157,424    11,164,209     5,006,785          5,746,192       411,232
  7       12/31/2005         5,224,631     7,154,785     1,930,155          5,083,075       141,556
  8        3/31/2006         5,170,006     6,850,275     1,680,269          4,555,259       614,747
 8-a
 8-b
----------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
----------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
----------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
----------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
----------------------------------------------------------------------------------------------------
 8-w
  9        3/31/2006         4,842,985    13,481,794     8,638,809          4,303,713       539,272
  10       3/31/2006         3,046,679     5,651,660     2,604,981          2,874,679       172,000
  11      12/31/2005         2,791,928     3,371,164       579,236          2,719,686        72,241
  12      12/31/2005         2,270,835     3,218,411       947,576          2,207,371        63,464
----------------------------------------------------------------------------------------------------
  13      12/31/2005         3,749,696     6,980,944     3,231,248          3,477,084       272,612
  14      12/31/2005         2,735,225     3,546,433       811,208          2,543,411       191,814
  15       5/31/2006         2,396,089     4,465,820     2,069,732          2,239,339       156,750
  16      12/31/2005         2,878,203     5,522,813     2,644,610          2,620,749       257,454
  17      12/31/2005         2,178,969     2,765,751       586,782          2,084,106        94,863
----------------------------------------------------------------------------------------------------
  18      12/31/2005         2,192,360     2,855,893       663,533          2,071,308       121,052
  19      12/31/2005         2,284,697     3,091,140       806,443          2,150,404       134,293
  20       5/31/2006         2,833,463     3,700,058       866,594          2,766,199        11,464
  21       4/30/2006         2,435,140     3,402,216       967,075          2,186,110       249,031
  22      12/31/2005         2,177,965     2,678,551       500,586          2,116,551        61,414
----------------------------------------------------------------------------------------------------
  23      12/31/2005         2,385,488     3,862,842     1,477,354          2,121,011       264,477
  24      12/31/2005         3,127,805     6,971,398     3,843,593          2,923,348       204,457
  25                         2,204,184     3,484,701     1,280,517          2,094,137       110,047
  26      12/31/2005         1,935,603     2,715,600       779,997          1,865,809        69,794
  27       4/30/2006         1,964,236     2,619,834       655,598          1,858,309       105,927
----------------------------------------------------------------------------------------------------
  28      12/31/2005         1,957,695     2,982,429     1,024,734          1,787,178        32,343
  29                         1,905,828     2,848,675       942,847          1,847,428        58,400
  30                         1,771,970     2,036,929       264,959          1,718,751        53,219
  31                         1,978,263     2,704,239       725,976          1,895,852        82,411
  32       3/31/2006         1,845,391     2,824,462       979,071          1,623,314       108,746
----------------------------------------------------------------------------------------------------
 32-a
 32-b
 32-c
  33       3/31/2006         2,077,634     4,101,975     2,024,341          1,910,450       167,184
  34       5/31/2006         1,694,718     2,325,826       631,107          1,657,196        11,162
----------------------------------------------------------------------------------------------------
  35                         1,598,824     2,211,648       612,824          1,555,624        43,200
  36      12/31/2005         1,568,738     2,360,609       791,870          1,501,708        67,031
  37                         1,671,095     1,722,778        51,683          1,613,183        57,912
  38      12/31/2005         1,682,983     3,228,239     1,545,257          1,522,083       160,900
  39      12/31/2005         1,841,159     3,611,831     1,770,672          1,742,159        99,000
----------------------------------------------------------------------------------------------------
  40      12/31/2005         1,769,794     2,726,342       956,548          1,648,317       121,477
  41      12/31/2005         1,736,420     2,829,095     1,092,675          1,662,253        74,167
  42      12/31/2005         1,401,994     2,367,202       965,208          1,339,194        62,800
  43      12/31/2005         1,086,996     1,669,459       582,463            982,637       104,359
  44      12/31/2005           791,600     1,261,527       469,927            635,587       156,013
----------------------------------------------------------------------------------------------------
  45      12/31/2005         1,444,646     2,415,348       970,702          1,380,862        63,784
  46                         1,414,800     1,458,557        43,757          1,414,800            --
  47       2/28/2006         1,589,533     2,570,815       981,283          1,495,453        94,080
  48       5/31/2006         1,335,708     2,987,360     1,651,652          1,227,444       108,264
  49      12/31/2005         1,692,711     2,791,822     1,099,112          1,461,999       230,711
----------------------------------------------------------------------------------------------------
  50                         1,650,277     2,237,813       587,536          1,618,421        31,856
  51      12/31/2005         1,407,327     1,824,299       416,972          1,287,491       119,836
  52      12/31/2005         1,336,406     2,048,725       712,319          1,227,635       108,771
  53      12/31/2005         1,240,099     1,624,001       383,902          1,227,980        12,120
  54                         2,228,111     3,861,030     1,632,919          2,081,611       146,500
----------------------------------------------------------------------------------------------------
  55      12/31/2005         1,237,387     1,607,424       370,037          1,177,211        60,176
  56                         1,417,044     1,776,899       359,855          1,376,279        40,765
  57       3/31/2006         1,403,019     1,938,480       535,461          1,292,449       110,570
  58      12/31/2005         1,214,990     1,539,341       324,352          1,151,659        63,330
  59      12/31/2005         1,414,670     2,932,445     1,517,775          1,326,619        88,050
----------------------------------------------------------------------------------------------------
  60      12/31/2005         1,477,344     2,776,276     1,298,932          1,398,720        78,624
  61      12/31/2005         1,308,706     1,779,737       471,031          1,246,066        15,856
  62      12/31/2005         1,326,517     2,064,509       737,992          1,167,813       158,704
  63       4/30/2006         1,205,614     2,213,333     1,007,719          1,144,414        61,200
  64      12/31/2005         1,137,869     1,500,699       362,831          1,090,275        47,594
----------------------------------------------------------------------------------------------------
  65       2/28/2006         1,184,306     2,100,279       915,973          1,145,530        38,776
  66      12/31/2005         1,380,217     1,736,458       356,241          1,248,623       131,594
  67      12/31/2005         1,215,708     1,496,112       280,404          1,215,708            --
  68      12/31/2005         1,274,935     1,655,275       380,340          1,168,101       106,834
  69       5/31/2006         1,611,360     2,676,179     1,064,819          1,405,295        37,136
----------------------------------------------------------------------------------------------------
  70       5/31/2006           912,134     2,277,333     1,365,199            846,432        65,702
  71      12/31/2005         1,047,042     1,392,967       345,926            989,100        57,942
  72      12/31/2005         1,224,060     1,261,917        37,857          1,224,060            --
  73       3/31/2006         1,407,252     3,320,890     1,913,638          1,274,416       132,836
  74      12/31/2005           997,271     1,201,050       203,779            965,959        31,312
----------------------------------------------------------------------------------------------------
  75      12/31/2005         1,043,057     1,621,023       577,966            947,948        23,149
  76       4/30/2006         1,422,309     3,271,097     1,848,788          1,258,754       163,555
  77      12/31/2005         1,136,243     1,653,027       516,784          1,094,796        41,447
  78      12/31/2005         1,116,925     1,830,034       713,109          1,002,401       114,524
  79                         1,161,826     1,982,054       820,228          1,055,868        52,459
----------------------------------------------------------------------------------------------------
  80                           990,972     1,614,467       623,496            909,153        18,388
  81       3/30/2006           995,036     1,247,548       252,512            894,538        27,423
  82       4/30/2006           904,381     1,476,781       572,400            850,325        20,577
  83      12/31/2005           951,528     1,272,388       320,860            892,279        59,249
  84       3/31/2006         1,176,057     2,906,641     1,730,584          1,059,791       116,266
----------------------------------------------------------------------------------------------------
  85      12/31/2005           928,702     1,299,475       370,773            893,325        35,377
  86       3/31/2006         1,379,311     3,388,227     2,008,916          1,243,782       135,529
  87      12/31/2005           867,089     1,330,485       463,395            803,947        15,270
  88   6/30/06 & 4/30/06     1,218,718     3,796,577     2,577,859          1,066,660       152,058
 88-a
----------------------------------------------------------------------------------------------------
 88-b
  89      12/31/2005         1,345,151     2,640,326     1,295,175          1,152,171        48,320
 89-a
 89-b
 89-c
----------------------------------------------------------------------------------------------------
 89-d
  90      12/31/2005           835,808     1,496,478       660,670            792,308        43,500
  91                           910,967     1,251,371       340,404            863,106        47,861
  92      12/31/2005           913,756     1,389,535       475,778            854,260        59,497
  93       9/30/2005           885,963     1,257,561       371,598            793,902        92,061
----------------------------------------------------------------------------------------------------
  94      12/31/2005           905,629     1,133,731       228,101            879,160        26,469
 94-a
 94-b
  95      12/31/2005         1,164,052     1,654,986       490,934          1,092,380        71,672
  96                           992,901     1,392,419       399,518            863,630       129,271
----------------------------------------------------------------------------------------------------
  97                         1,120,184     2,153,773     1,033,588          1,030,066        90,118
 97-a
 97-b
 97-c
 97-d
----------------------------------------------------------------------------------------------------
  98       7/31/2006           759,939     1,160,903       400,964            712,923        47,016
  99       5/31/2006           871,184     1,180,735       309,552            816,097        55,087
 100      12/31/2005           888,472     1,293,614       405,142            888,472            --
 101       4/30/2006           842,382     1,384,115       541,733            767,414        16,037
 102      12/31/2005           785,145     1,033,834       248,688            743,322        41,823
----------------------------------------------------------------------------------------------------
 103       4/30/2006         1,079,423     3,378,300     2,298,877            944,291       135,132
 104       4/30/2006         1,095,540     2,803,188     1,707,648            955,381       140,159
 105                           915,904     1,227,232       311,328            885,809        30,095
 106      12/31/2005           881,854     2,059,938     1,178,085            712,427       169,427
 107      12/31/2005           774,405     1,079,951       305,546            688,663        85,742
----------------------------------------------------------------------------------------------------
 108      12/31/2005         1,084,544     1,277,933       193,389            975,372       109,172
 109       4/30/2006         1,016,361     3,018,325     2,001,964            895,628       120,733
 110                           687,090       904,719       217,629            657,167        29,923
 111       6/30/2006         1,035,214     2,767,003     1,731,789            896,864       138,350
 112       3/31/2006           747,522       924,358       176,836            675,070        16,872
----------------------------------------------------------------------------------------------------
 113                           806,090     1,489,026       682,936            703,882       102,207
113-a
113-b
 114                           849,265     1,360,427       511,162            780,605        68,660
 115                           594,329       815,429       221,100            570,667        23,662
----------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116                           770,028     1,111,584       341,556            736,623        33,405
 117                           663,444       936,025       272,581            636,376        27,068
----------------------------------------------------------------------------------------------------
 118      12/31/2005           709,388       891,049       181,661            635,071        74,317
 119       4/30/2006           916,044     2,091,335     1,175,290            821,934        94,110
 120       4/30/2006           699,512       865,841       166,328            642,223        12,782
 121       5/31/2006           799,756       985,172       185,416            695,559       104,197
 122      12/31/2005           605,265     1,008,115       402,850            568,635        36,630
----------------------------------------------------------------------------------------------------
 123                           383,603       457,537        73,934            364,838        18,765
 124                           298,231       358,960        60,729            282,281        15,950
 125                           701,811       723,516        21,705            661,484        40,327
 126      12/31/2005           629,848       975,556       345,708            622,571         7,277
 127                           677,797       976,525       298,728            623,846        53,951
----------------------------------------------------------------------------------------------------
 128                           705,755     1,028,029       322,274            681,838        23,917
 129      12/31/2005           686,464     1,010,106       323,642            637,839        48,624
 130       5/31/2006           867,816     1,968,777     1,100,961            789,065        78,751
 131                           574,000       574,000             -            574,000             -
 132       4/30/2006           697,919       828,161       130,242            619,281        21,628
----------------------------------------------------------------------------------------------------
 133      12/31/2005           648,359       812,768       164,409            590,738        52,080
 134      12/31/2005           628,973       858,546       229,573            599,027        29,946
 135                           628,505       927,233       298,728            602,339        26,166
 136                           671,711       971,111       299,400            617,173        54,538
 137       4/30/2006           675,849       859,487       183,639            623,657        52,191
----------------------------------------------------------------------------------------------------
 138                           965,933     1,428,395       462,463            931,041         5,715
 139       6/30/2006           610,259       776,642       166,383            560,678         7,758
 140      12/31/2005           743,780     1,191,712       447,931            676,589        67,191
 141      12/31/2005           896,139     1,327,488       431,350            805,353        35,593
 142       2/28/2006           680,804     1,170,502       489,698            616,724        64,080
----------------------------------------------------------------------------------------------------
 143       5/31/2006         1,007,951     3,898,940     2,890,989            851,993       155,958
 144      12/31/2005           607,896       865,399       257,503            578,759        29,138
 145      12/31/2005           627,504       956,907       329,403            597,154        30,350
 146      12/31/2005           667,132     1,327,446       660,314            622,132        45,000
 147       3/31/2006           727,562     1,022,616       295,055            637,251        90,311
----------------------------------------------------------------------------------------------------
 148      12/31/2005           787,895     2,229,173     1,441,278            763,335        24,560
 149       7/31/2006           596,746     1,229,325       632,580            520,409        76,337
 150       7/9/2006            588,030     1,671,375     1,083,344            517,830        70,200
 151      12/31/2005           664,499     1,017,543       353,044            621,726        42,773
 152      12/31/2005           670,272       876,474       206,202            613,427        56,845
----------------------------------------------------------------------------------------------------
 153      12/31/2005         1,431,433     2,120,018       688,585          1,298,573       132,860
 154       4/30/2006           986,008     2,378,418     1,392,409            890,872        95,137
 155       5/1/2006            618,019     1,602,561       984,542            541,519        76,500
 156                           752,062     1,076,110       324,048            696,360        55,702
 157                           494,095       703,788       209,693            494,095             -
----------------------------------------------------------------------------------------------------
 158      12/31/2005           827,688     1,114,733       287,045            774,842        52,846
 159                           494,353       720,822       226,470            494,353             -
 160       2/28/2006           583,347       885,683       302,336            541,820        41,527
 161      12/31/2005           593,096       880,546       287,450            547,758        45,338
 162                           283,221       441,515       158,295            257,182         3,886
----------------------------------------------------------------------------------------------------
 163      12/31/2005           244,382       309,878        65,496            231,338         5,276
 164      12/31/2005           502,639       842,071       339,432            484,639        18,000
 165       4/30/2006           483,796       641,975       158,179            471,296        12,500
 166       4/30/2006           446,375       619,611       173,236            407,571        11,638
 167                           487,858       594,963       107,105            470,199        17,659
----------------------------------------------------------------------------------------------------
 168                           495,416       646,433       151,017            473,664        21,752
 169                           496,521       517,210        20,688            470,606        25,915
 170      12/31/2005           623,574     1,438,621       815,047            539,824        83,750
 171                           503,902       656,347       152,445            484,452        19,450
 172      12/31/2005           611,660       963,431       351,771            595,660        16,000
----------------------------------------------------------------------------------------------------
 173       5/31/2006           781,474     2,614,580     1,833,107            676,890       104,583
 174                           483,811       647,364       163,554            470,235        13,576
 175                           477,821       613,625       135,804            453,942        23,879
 176                           531,472     1,561,341     1,029,869            473,806        57,666
176-a
----------------------------------------------------------------------------------------------------
176-b
 177                           528,513       663,427       134,914            496,668        31,845
 178       3/31/2006           450,209       742,549       292,340            434,220        15,989
 179      12/31/2005           530,566       782,030       251,464            494,369        36,197
 180      12/31/2005           455,246       562,245       106,998            430,488        24,759
----------------------------------------------------------------------------------------------------
 181       4/30/2006           660,032       919,218       259,186            583,015        21,510
 182                           436,768       590,747       153,979            429,568         7,200
 183      12/31/2005           608,874       621,300        12,426            541,633        67,241
 184      12/31/2005           549,484     1,106,325       556,841            505,231        44,253
 185       4/30/2006           407,932       674,666       266,734            397,518        10,414
----------------------------------------------------------------------------------------------------
 186      12/31/2005           461,448       725,665       264,217            420,165        41,284
 187       3/31/2006           652,317     1,669,138     1,016,821            585,551        66,766
 188      12/31/2005           478,926       630,394       151,468            448,437        30,489
 189      12/31/2005           406,762       742,809       336,046            387,262        19,500
 190      12/31/2005           593,556       872,396       278,841            579,760        13,796
----------------------------------------------------------------------------------------------------
 191                           457,962       593,828       135,866            433,519        24,443
 192      12/31/2005           449,646       592,818       143,172            449,646             -
 193       4/30/2006           396,764       662,085       265,321            386,264        10,500
 194      12/31/2005           396,411       522,925       126,514            368,878        27,532
 195                           398,840       406,980         8,140            373,933        24,908
----------------------------------------------------------------------------------------------------
 196       4/30/2006           460,258       715,241       254,983            432,880        27,378
 197                           377,155       388,820        11,665            365,898        11,257
 198      12/31/2005           632,779       831,693       198,914            623,779         9,000
 199      12/31/2004           396,560       525,710       129,150            362,342        34,218
 200      12/31/2005           376,990       462,261        85,271            365,513        11,476
----------------------------------------------------------------------------------------------------
 201                           332,640       336,000         3,360            332,640             -
 202                           349,738       360,555        10,817            343,669         6,069
 203      12/31/2005           420,873       639,060       218,187            377,683        43,190
 204      12/31/2005           340,128       663,165       323,037            325,128        15,000
 205                           344,735       355,397        10,662            338,697         6,038
----------------------------------------------------------------------------------------------------
 206       3/31/2006           348,936       501,074       152,138            328,804        20,132
 207      12/31/2005           473,564       894,275       420,712            365,661       107,903
 208      12/31/2005           665,450     1,104,441       438,991            591,702        73,747
 209       4/30/2006           457,426     1,007,758       550,332            412,076        45,349
 210                           327,468       393,695        66,227            321,270         6,198
----------------------------------------------------------------------------------------------------
 211       4/30/2006           380,075       678,972       298,897            342,015        38,060
 212                           328,440       335,143         6,703            319,430         9,010
 213       7/31/2006           360,588       990,764       630,176            311,462        49,126
 214       4/30/2006           468,898     1,423,214       954,316            403,618        65,280
 215       4/30/2006           653,635     1,408,110       754,475            617,385        36,250
----------------------------------------------------------------------------------------------------
 216                           338,986       345,904         6,918            329,639         9,347
 217                           339,980       481,147       141,167            309,971        30,009
 218                           308,240       314,531         6,291            298,910         9,330
 219      12/31/2005           338,905       501,964       163,059            317,281        21,624
 220      12/31/2005           371,475       579,502       208,027            336,304        35,171
----------------------------------------------------------------------------------------------------
 221      12/31/2005           403,042       546,336       143,294            367,335        35,707
 222       4/30/2006           326,593       517,131       190,538            301,286        25,307
 223                           401,949       574,946       172,997            355,305        46,644
 224       4/30/2006           406,389     1,164,021       757,632            354,008        52,381
 225                           282,469       288,234         5,765            274,186         8,283
----------------------------------------------------------------------------------------------------
 226       4/30/2006           315,984       455,481       139,497            287,274        28,711
 227       3/31/2006           342,956     1,079,159       736,203            301,484        41,472
 228                           274,562       280,165         5,603            266,404         8,158
 229      12/31/2005           299,488       388,282        88,793            272,587         7,359
 230      12/31/2005           342,197       591,580       249,383            301,723        40,474
----------------------------------------------------------------------------------------------------
 231                           288,746       471,314       182,569            265,741        23,005
 232      12/31/2005           286,561       359,915        73,354            273,980        12,581
 233      12/31/2005           438,504       767,352       328,848            366,609        71,895
 234      12/31/2005           285,619       410,958       125,339            266,342        19,277
 235       8/31/2005           318,596       468,558       149,962            299,976        18,620
----------------------------------------------------------------------------------------------------
 236      12/31/2005           279,048       496,172       217,123            267,048        12,000
 237                           303,090       427,725       124,635            282,501        20,589
 238                           290,438       296,366         5,927            264,856        25,582
 239                           285,730       315,279        29,550            274,951        10,778
 240      12/31/2005           259,882       423,626       163,744            250,032         9,850
----------------------------------------------------------------------------------------------------
 241      12/31/2005           629,750       863,043       233,293            568,085        61,665
 242                           257,970       265,948         7,978            252,481         5,489
 243      12/31/2005           264,075       388,322       124,248            244,873        19,202
 244                           379,571       387,318         7,746            377,348         2,223
 245       5/15/2006           258,416       346,675        88,259            243,032        15,384
----------------------------------------------------------------------------------------------------
 246      12/31/2005           258,220       404,595       146,375            247,338        10,882
 247                           287,516       393,132       105,616            271,517        15,999
 248      12/31/2005           258,298       314,499        56,201            247,718        10,580
 249      12/31/2005           251,810       349,792        97,982            235,065        16,745
 250       2/28/2006           292,337       924,281       631,944            255,366        36,971
----------------------------------------------------------------------------------------------------
 251                           224,416       336,591       112,176            222,675         1,740
 252                           220,695       225,199         4,504            212,750         7,945
 253                           249,382       386,870       137,488            242,122         7,260
 254                           215,000       215,000             -            215,000             -
 255                           251,015       363,369       112,354            220,888        30,127
----------------------------------------------------------------------------------------------------
 256      12/31/2005           237,072       427,446       190,374            216,980        20,092
 257                           235,096       317,051        81,955            216,707        18,389
 258                           202,855       206,995         4,140            195,832         7,023
 259      12/31/2005           239,645       435,099       195,455            212,270        27,375
 260                           200,773       275,470        74,697            190,585        10,188
----------------------------------------------------------------------------------------------------
 261                           247,869       252,928         5,059            236,855        11,015
 262      12/31/2005           204,302       350,962       146,660            201,902         2,400
 263      12/31/2005           251,667       470,534       218,867            215,287        36,381
 264      12/31/2005           253,109       421,411       168,302            239,849        13,260
 265                           198,604       200,604         2,000            196,968         1,636
----------------------------------------------------------------------------------------------------
 266       7/31/2006           196,550       253,603        57,053            190,665         5,885
 267                           175,843       177,333         1,491            175,843             -
 268      12/31/2005           238,528       288,918        50,390            227,313        11,215
 269                           253,989       314,489        60,500            248,439         5,550
 270      12/31/2005           256,818       375,423       118,605            220,314        36,504
----------------------------------------------------------------------------------------------------
 271      12/31/2005           240,672       419,037       178,365            230,900         9,772
 272      12/31/2004           188,363       258,127        69,764            183,775         4,588
 273                           233,248       305,749        72,501            227,667         5,581
 274       3/31/2006           209,360       333,275       123,915            184,820        24,540
 275      12/31/2005           168,823       288,725       119,901            160,823         8,000
----------------------------------------------------------------------------------------------------
 276                           175,740       231,429        55,688            164,208        11,532
 277      12/31/2005           522,281       741,698       219,417            438,962        83,319
 278                           165,686       271,672       105,986            157,186         8,500
 279       6/30/2006           167,544       290,001       122,457            159,574         7,970
 280                           152,558       205,321        52,763            146,755         5,803
----------------------------------------------------------------------------------------------------
 281      12/31/2005           212,888       220,504         7,615            196,549        16,340
 282      12/31/2005           238,802       295,545        56,743            217,979        20,822
 283       3/15/2006           209,560       334,384       124,825            204,370         5,190
 284      12/31/2005           280,543       466,412       185,869            185,650        94,893
 285      12/31/2005           142,438       251,242       108,804            135,938         6,500
----------------------------------------------------------------------------------------------------
 286      12/31/2005           142,743       235,296        92,553            126,447        16,296
 287      12/31/2005           137,652       177,312        39,660            131,580         6,073
 288                           148,554       151,586         3,032            140,541         8,013
 289                           137,859       154,185        16,326            132,212         5,647
 290      12/31/2005           137,761       208,842        71,081            131,161         6,600
----------------------------------------------------------------------------------------------------
 291                           124,924       226,402       101,478            111,176        13,748
 292      12/31/2005           180,403       252,607        72,204            174,733         5,670
 293      12/31/2005           157,139       295,998       138,859            149,914         7,225
 294      12/31/2005           112,405       224,473       112,068            107,005         5,400
 295      12/31/2005           112,146       154,872        42,726            110,946         1,200
----------------------------------------------------------------------------------------------------
 296      12/31/2005           117,394       155,388        37,994            116,194         1,200
 297       4/30/2006           119,255       177,579        58,324            111,877         7,378
 298      12/31/2005           136,042       287,047       151,005            128,362         7,680
 299                           147,882       152,456         4,574            137,249        10,633
 300       5/31/2006           100,232       129,169        28,937             98,487         1,745
----------------------------------------------------------------------------------------------------
 301                           100,782       126,526        25,744             97,713         3,069
 302      12/31/2005            99,609       140,848        41,239             98,409         1,200
 303      12/31/2005            84,105       120,298        36,193             83,205           900

                                                                               LEASE
  ID   LARGEST TENANT (7)                                                SF  EXPIRATION  2ND LARGEST TENANT (7)
------------------------------------------------------------------------------------------------------------------------------------

  1
 1-a   Genentech, Inc.                                              126,971   9/1/2018
 1-b   Theravance, Inc.                                             110,428  3/31/2012
 1-c   Oscient Pharmaceuticals                                       68,460  2/28/2011   MJ Research
 1-d   Theravance, Inc.                                              59,816  3/31/2012
------------------------------------------------------------------------------------------------------------------------------------
  2
 2-a
 2-b
 2-c
 2-d
------------------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3    Piedmont Hospital, Inc.                                       96,950  4/30/2015   Docucorp International, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  4
 4-a
 4-b
 4-c
 4-d
------------------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
------------------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
------------------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
------------------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
------------------------------------------------------------------------------------------------------------------------------------
 4-z
 4-aa
 4-ab
 4-ac
 4-ad
------------------------------------------------------------------------------------------------------------------------------------
 4-ae
 4-af
 4-ag
 4-ah
 4-ai
------------------------------------------------------------------------------------------------------------------------------------
 4-aj
 4-ak
 4-al
 4-am
 4-an
------------------------------------------------------------------------------------------------------------------------------------
 4-ao
 4-ap
 4-aq
 4-ar
  5    Travelers Indemnity Company                                   68,728  9/30/2011   MCImetro Access Transmission
------------------------------------------------------------------------------------------------------------------------------------
  6    Knight-Ridder Inc (dark)                                      63,569  10/31/2008  Calpine Corp.
  7    Lowe's Home Centers Inc.                                     140,000  8/31/2018   Target
  8
 8-a   EMS Technologies, Inc.                                       102,128  2/28/2009
 8-b   Comcast Corporation                                           71,763  7/31/2010
------------------------------------------------------------------------------------------------------------------------------------
 8-c   Reddy US, Inc.                                                24,733  11/14/2011  Sunrise Telecom Broadband, Inc.
 8-d   Flowers Holdings LLC                                          30,386  8/31/2011   Graphic Packaging International, Inc.
 8-e   Advance Control Systems Inc.                                  48,270  10/31/2009
 8-f   Comcast Corporation                                           32,192  4/14/2007
 8-g   Starband Communications, Inc.                                 35,908  1/31/2009
------------------------------------------------------------------------------------------------------------------------------------
 8-h   School Specialty, Inc.                                        40,530   1/3/2011
 8-i   Yale Residential Security                                     30,508  2/14/2011   Voxpopuli, Inc.
 8-j   Value Music Concepts, Inc.                                    40,366  1/31/2007   JERE Wright Global, LTD.
 8-k   AFA Protective Systems Inc.                                   10,276  10/31/2011  The Flashpoint Group, Inc.
 8-l   Marshall Erdman                                               11,118  1/31/2010   Klotz Digital America, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 8-m   WFI Georgia Inc.                                              35,908  12/31/2014
 8-n   Giben America, Inc                                            20,027  6/30/2009   Atlanta DataCom, Inc.
 8-o   Can You Imagine ENT., LLC                                     11,354  10/31/2010  Trader Publishing Company
 8-p
 8-q   Shipley Company, LLC                                          31,946  2/28/2007
------------------------------------------------------------------------------------------------------------------------------------
 8-r   U.S. Kids Golf, LLC                                           50,480  12/31/2010
 8-s   Carpet Co-Op of America Assn.                                 20,780  7/31/2008
 8-t   Comcast Corporation                                           27,342  7/31/2010
 8-u   Airgas South, Inc.                                            10,176  4/30/2008   GK Design International, Inc.
 8-v   Protection One Alarm                                          14,340  12/8/2009
------------------------------------------------------------------------------------------------------------------------------------
 8-w   Comcast Corporation                                           18,542  7/31/2010
  9
  10
  11   Michaels Stores Inc.                                          24,876  2/28/2011   Old Navy
  12   Best Buy                                                      45,729  1/31/2014   Whole Foods Market Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  13   Baker & Daniels                                              151,424  12/31/2019  Price Waterhouse Coopers, LLP
  14   Zoran Corporation                                             88,924  9/30/2016   Qwest Communications International, Inc.
  15
  16   Crutiss-Wright                                               201,689  6/30/2012   Flowserve US Inc.
  17   Access Group Inc                                              76,458  5/31/2015   Christmas Tree Shops
------------------------------------------------------------------------------------------------------------------------------------
  18   Pier 1 Imports (U.S.), Inc.                                  634,000  2/28/2015
  19   PayPal, Inc.                                                  55,956  6/30/2012
  20   Bed Bath & Beyond                                             28,000  1/31/2016   PETCO Animal Supplies
  21   Information Systems Support                                  266,000  8/31/2009
  22   TJX Operating Co. Inc                                         31,175  1/31/2011   Garret Miller & Co.
------------------------------------------------------------------------------------------------------------------------------------
  23   Barrick Management Corp                                       24,404  1/31/2012   Sony Computer Entertainment
  24
  25   Ross Stores Inc.                                              30,054  1/31/2015   ACE Hardware
  26   Transunion Settlement                                         39,714  3/31/2013   Target
  27   Target                                                       105,705  4/30/2010   Party Universe
------------------------------------------------------------------------------------------------------------------------------------
  28   Scripps Company                                               52,276  6/30/2008   Talbots
  29
  30   WMS Gaming Inc.                                              122,472  3/31/2016
  31   Circuit City                                                  33,850  1/31/2022   Ross Dress for Less, Inc.
  32
------------------------------------------------------------------------------------------------------------------------------------
 32-a  East Penn                                                    145,760  4/30/2008   Integrated
 32-b  Racing Experience                                             19,200  12/31/2007  Floral Concepts
 32-c  Workmate                                                      13,200  10/31/2010
  33
  34   Albertsons (SuperValu)                                        52,175  7/14/2030   Bank of America
------------------------------------------------------------------------------------------------------------------------------------
  35
  36   Time Warner (dba Texas Cable Partners)                        14,616  7/31/2007   Ivie & Associates
  37   Ozburn-Hessey Logistics, LLC                                 737,041  10/4/2015
  38   IRS                                                           46,762  8/31/2014   Alamo Area Council of Government
  39
------------------------------------------------------------------------------------------------------------------------------------
  40   Sovereign Bank                                                30,385  3/31/2015   Nassau Broadcasting Partners
  41   Home Depot U.S.A., Inc.                                      138,882  1/31/2032   Weis Markets, Inc.
  42   R.E. Bushnell & Law Firm, LLC                                 10,186  11/30/2008  Atelier Architects
  43   GSA / US Attorney                                             31,958  11/30/2013  Kinko's, Inc.
  44   UW Systems Administration                                     46,691  6/30/2009   University of Wisconsin Medical Foundation
------------------------------------------------------------------------------------------------------------------------------------
  45
  46   BJ's Wholesale Club, Inc.                                    118,622  9/15/2025
  47
  48
  49   Ford Motor Credit Company                                    120,500  3/31/2010
------------------------------------------------------------------------------------------------------------------------------------
  50   HomeGoods, Inc.                                               25,239  9/30/2015   Old Navy
  51   Farm Fresh                                                    52,000  7/31/2020   Hancock Fabrics
  52   King Soopers                                                  54,600  10/31/2011  Office Depot
  53   Cafe Milano                                                    9,180  4/30/2007   Morton's
  54
------------------------------------------------------------------------------------------------------------------------------------
  55   Kroger                                                        64,905  9/30/2020   Good Year
  56   The Bartell Drug Company                                      15,302  8/31/2020   Gold's Gym
  57   Bashas                                                        44,468  11/10/2007  Kyrene Lanes
  58   Bashas                                                        35,159  1/31/2011   Karsten's Ace Hardware #2
  59   99 Cents Only                                                 24,408  12/31/2010  Guitar Center, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  60
  61   Raley's Supermarket                                           63,284  10/31/2023  Staples
  62   Kmart Corporation                                             84,800  8/31/2011   JC Penney Corp, Inc.
  63
  64   Landis Supermarket                                            46,728  3/31/2014   Eckerd Drug
------------------------------------------------------------------------------------------------------------------------------------
  65
  66   Safeway Inc.                                                  40,640   9/1/2008   Rite-Aid #5321
  67   The Stop & Shop Supermarket Co.                               85,799  12/31/2026
  68   Rapid Solutions Group, Inc.                                  108,000  4/30/2009
  69   Westpoint Stevens                                             37,873  5/23/2010   Lonestar Theater
------------------------------------------------------------------------------------------------------------------------------------
  70
  71   The Vons Companies, Inc.                                      31,152  4/30/2014   Salvation Army
  72   The Stop & Shop Supermarket Co.                               64,948  12/31/2026
  73
  74   Auto Zone                                                      6,840  7/31/2025   Fashion Avenue
------------------------------------------------------------------------------------------------------------------------------------
  75   YMCA                                                          20,824  6/30/2010   One Dollar Deals
  76
  77   Shop 'N Save-Mass, Inc.                                       55,222  10/31/2013  Staples The Office Superstore East, Inc.
  78   Linn Operating, Inc.                                          19,574  12/31/2015  Cipriani & Werner
  79   International Imaging Material                               262,293  8/31/2026
------------------------------------------------------------------------------------------------------------------------------------
  80   The Revenue Group                                             18,280  6/30/2014   Brulant, Inc.
  81   Food Lion                                                     33,000  5/31/2016   Mt. Vernon Auction House
  82   Price Chopper                                                 50,000  1/31/2011   Dollar Tree
  83   OfficeMax                                                     24,600  12/15/2009  Sleep America
  84
------------------------------------------------------------------------------------------------------------------------------------
  85   Staples                                                       24,691  5/31/2016   Dollar Tree
  86
  87   Wells Fargo                                                   10,000  7/31/2010   CVS Pharmacy
  88
 88-a
------------------------------------------------------------------------------------------------------------------------------------
 88-b  Bank of America                                                6,636  11/30/2009  Bowman Consulting Group
  89
 89-a  Level (3) Communications                                      27,934  4/30/2019   MicroDose Technologies
 89-b  TSI Princeton North, LLC                                      30,235  4/12/2015   NJ Bariatrics, Robert E. Brolin &
                                                                                         Associates
 89-c  Geologic Services Corporation                                 11,674  5/30/2007   Michael B. Kaplan, Standing Chapter 13
                                                                                         Trustee
------------------------------------------------------------------------------------------------------------------------------------
 89-d  Level (3) Communications                                       7,800  4/30/2019   TerraSolar, Inc.
  90
  91   South Bay Gastroenterology Medical Group                       6,850  5/19/2016   Barry Wolstan MD Inc
  92   Grocery Outlet                                                25,500  4/30/2008   Exchange Bank
  93   Nobel Biocare USA                                             55,430  1/31/2015   CM Ceramic USA, LLC
------------------------------------------------------------------------------------------------------------------------------------
  94
 94-a  Seamless Gutter Supply                                        33,800  12/31/2012  Instant Hardware
 94-b  United States Post Office                                      5,814  10/14/2007  Country Pet Shop
  95   Vons Grocery Co.                                              50,810  1/31/2011   Bank of America
  96   Richmond American Homes of VA                                 19,636  11/9/2012   Strayer University
------------------------------------------------------------------------------------------------------------------------------------
  97   UTEX Industries, Inc.                                        335,228  4/30/2026
 97-a  UTEX Industries, Inc.                                         55,287  4/30/2026
 97-b  UTEX Industries, Inc.                                        206,375  4/30/2026
 97-c  UTEX Industries, Inc.                                         55,425  4/30/2026
 97-d  UTEX Industries, Inc.                                         18,141  4/30/2026
------------------------------------------------------------------------------------------------------------------------------------
  98   Denny's                                                        5,000  9/30/2009   Spin Cycle
  99   East Coast Fitness                                             5,037  4/30/2011   At Home Fitness
 100   Giant of Maryland LLC                                         68,323  12/31/2026
 101   Baptist Health South Florida                                  13,200  1/23/2011   Pride Homes
 102   Food City                                                     47,835  11/27/2025  99 Cent Store
------------------------------------------------------------------------------------------------------------------------------------
 103
 104
 105   Publix Super Markets, Inc.                                    45,600  4/30/2026   Hollywood Video
 106   Bank of America                                               71,672  4/21/2008   Sprouse, Shrader, Smith PC
 107   FedEx Ground Package System                                   42,000  7/31/2008   Environmental Business Sol.
------------------------------------------------------------------------------------------------------------------------------------
 108   City & County of San Francisco - Dept. of Public Health       79,950  12/31/2012
 109
 110   Coldwell Banker                                               11,088  6/30/2010   Eastside Cycles
 111
 112   Food Lion                                                     32,040  8/14/2017   Dollar General
------------------------------------------------------------------------------------------------------------------------------------
 113
113-a  ATI Resources, Inc.                                            8,164  6/30/2009   Mercy Home Health, Inc.
113-b  Prism Career Institute                                        11,581  7/31/2009   GT Learning
 114   K-Mart Corporation                                            88,732  11/30/2011  Winn-Dixie Stores, Inc.
 115
------------------------------------------------------------------------------------------------------------------------------------
115-a  North Fork Bank                                                2,614  5/31/2008   Montclair Video Plus, Inc.
115-b  Cold Stone Creamery                                            1,300  10/31/2014  Hearth Corp (Arturo's Pizza)
115-c  Starbucks                                                      1,760  4/30/2010   United States Postal Service
 116   Georgian Bank                                                 15,916  8/13/2016   Easlan Capital of Atlanta, Inc
                                                                                         Cowart/Berkow, LLC
 117   Mi Tortilla Mexican Grill                                      2,750  5/31/2013   Fatburger North America
------------------------------------------------------------------------------------------------------------------------------------
 118   X-Body, Inc.                                                  11,536  5/31/2016   Peninsula Flooring
 119
 120   Academy Sports                                                52,500  6/30/2018   Buffalo Wild Wings
 121   Kmart                                                         94,841  9/30/2018   Winn Dixie
 122
------------------------------------------------------------------------------------------------------------------------------------
 123   Rite Aid #5439                                                21,333  8/31/2010
 124   Rite Aid #5658                                                20,000  8/31/2010
 125   Texas Instruments Sunnyvale Incorporated                      48,666  3/31/2011
 126
 127   Corinthian Colleges, Inc.                                     40,817  7/30/2016
------------------------------------------------------------------------------------------------------------------------------------
 128   Sportsman's Warehouse                                         48,548  5/31/2021
 129   USA Detergents, Inc.                                         207,000   6/1/2025
 130
 131   JC Penney Corporation, Inc.                                   97,990  6/30/2026
 132   Food Lion                                                     43,070  2/28/2017   MaxWay
------------------------------------------------------------------------------------------------------------------------------------
 133   Amware Logistics                                             248,000  12/31/2010
 134   Healthdent of California                                       4,100  6/30/2011   Rose Garden Restaurant
 135   ALDI, Inc.                                                    15,495  7/31/2020   MGM Wine & Spirits, Inc.
 136   Rinker Design Associates, P.C.                                21,660  6/30/2012   Bio-Medical Applications of Virginia
 137   Corp of Catholic Archbis                                       8,000  9/30/2008   Knowledge Learning Corp.
------------------------------------------------------------------------------------------------------------------------------------
 138   Universal Land Title                                           3,500  4/30/2011   Exit Realty
 139   David's Bridal                                                12,000  5/31/2008   Edward McKay Bookstores
 140   Universal Network Television LLC                              52,145  6/30/2008   Hartz Mountain Industries-NJ L.L.C.
 141   DBSI Realty Corporation                                       32,672  9/30/2021   The Reel Theater
 142
------------------------------------------------------------------------------------------------------------------------------------
 143
 144   City Market                                                   43,917  10/31/2011  Alpine Ace Hardware
 145   Tanner's Bar & Grill                                           6,068  2/28/2016   Meyer Music Company
 146
 147   Big Lots Inc. #1721                                           34,870  1/31/2013   JC Penney Company, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 148
 149   Countrywide Home Loans                                        24,601  6/30/2009   Shea Financial
 150
 151   Simon Wiesenthal Center, Inc.                                 27,620  8/31/2009   The Regents of the University of California
 152   PDP Group, Inc.                                               38,932  3/31/2011   Comcast Cablevision, of MD
------------------------------------------------------------------------------------------------------------------------------------
 153   Welcome Food, L.P.                                            31,418  12/31/2013  NHL Investment, Inc.
 154
 155
 156   Hobby Lobby                                                   58,935  9/30/2020   Ross Dress for Less, Inc.
 157   Publix Super Markets, Inc.                                    62,942   2/1/2026
------------------------------------------------------------------------------------------------------------------------------------
 158   CCL Industries Corporation                                   104,852  4/30/2009   Etimex USA Corporation
 159   Publix Super Markets, Inc.                                    62,971  6/30/2026
 160   Santa Barbara Bank & Trust                                    17,628  12/31/2014  Computer Science Corp
 161   Nottus Realty                                                 13,800  8/31/2007   Gateway
 162   Family Health Care & Assoc.                                    5,551  4/10/2016   Physical Therapist
------------------------------------------------------------------------------------------------------------------------------------
 163   DJ Cafe                                                        4,720  11/30/2015  National Grocers
 164
 165
 166   Adult Healthcare Center                                       10,000  3/31/2007   Nabee Beauty Supply
 167   Loehmann's                                                    25,855  11/21/2016
------------------------------------------------------------------------------------------------------------------------------------
 168   Robinson Export & Import Corp.                                51,722  2/29/2016   Cybercore Technologies, Inc.
 169   FedEx Ground Package Systems, Inc.                            78,661  11/3/2015
 170
 171   Golden 1 Credit Union                                          4,000  6/30/2016   Country Waffles
 172
------------------------------------------------------------------------------------------------------------------------------------
 173
 174   Ebby Halliday                                                  7,699  3/31/2016   First Choice Emergency
 175   Oradell International                                         51,000  6/30/2021   Steritek
 176
176-a  Sensata Inc.                                                 110,000  12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
176-b  The BOC Group, Inc.                                            5,650  1/31/2016
 177   California Home Builders/Color Concepts                       37,562  9/30/2026
 178   Healtheast                                                    11,431  1/31/2014   Tessar Dental
 179   WFI Government Services                                       25,827   3/1/2011   Drs. Yang and Lukowsky
 180   EQ3 Furniture & Accents                                        8,725  11/30/2015  Chadaka Thai
------------------------------------------------------------------------------------------------------------------------------------
 181   Seattle Goodwill Industries                                   19,480  4/30/2007   Northwest Research Associates
 182
 183   220 Laboratories, Inc.                                       196,544  5/31/2019
 184
 185
------------------------------------------------------------------------------------------------------------------------------------
 186   Beanstalk/ BJ Jordan                                           9,750  4/30/2016   MAAP
 187
 188   Monson Markets (IGA)                                          26,677  5/21/2011   Brooks Pharmacy (Jean Coutu)
 189
 190
------------------------------------------------------------------------------------------------------------------------------------
 191   Salon Pour Vous                                                3,780  5/31/2011   Studio Dance Center
 192   Bi-Lo, LLC                                                    55,718  12/31/2025
 193
 194   CBA                                                            5,720     MTM      Lund Pearson McLaughlin
 195   American Nonwovens, Inc.                                     102,000  4/30/2020
------------------------------------------------------------------------------------------------------------------------------------
 196   Title Guarantee Escrow Services Inc.                           3,504  7/13/2007   Certified Management
 197   Raley's                                                       22,000  7/31/2014
 198
 199   Food 4 Less of California, Inc.                               52,748  1/31/2009
 200   JC Penney Company, Inc.                                       50,782  3/31/2015   Cato Store
------------------------------------------------------------------------------------------------------------------------------------
 201   Commerce Bank, N.A.                                            4,100  8/31/2026
 202   Rite Aid                                                      11,180  12/31/2019
 203   LMA, Inc.                                                     10,800  6/30/2007   Semaphore
 204
 205   Rite Aid                                                      11,180  12/31/2019
------------------------------------------------------------------------------------------------------------------------------------
 206   Double Dragon Foods                                           21,470  8/31/2011   Walgreens
 207   Metro Community Provider Net                                   5,967  12/31/2007  Community Alternatives
 208   CenCal Insurance Services, Inc.                               22,573  1/31/2007   EKC Technology, Inc.
 209
 210   Cadeau Express, Inc., a NV Corp                               41,322  3/31/2011
------------------------------------------------------------------------------------------------------------------------------------
 211   Intertek, Inc.                                                 4,117  7/31/2009   Gladstone Institute
 212   Eckerd Corporation                                            10,908  4/25/2019
 213
 214
 215
------------------------------------------------------------------------------------------------------------------------------------
 216   Eckerd Corporation                                            10,908  11/28/2019
 217   Dollar Tree                                                    8,000  5/31/2011   Aaron's
 218   Eckerd Corporation                                            12,738  11/22/2019
 219   The Scrapyard                                                  5,510  5/31/2007   People's Choice Real Estate
 220   Severn Trent Laboratories                                     33,920  4/30/2015
------------------------------------------------------------------------------------------------------------------------------------
 221   Helicopter World, Inc.                                        11,700  6/30/2008   Commercial Work Surfaces Company
 222   Back Bay Realty                                                2,888  6/30/2007   Abundant Life Media
 223   The Furniture Room                                            40,475  11/30/2010
 224
 225   Eckerd Corporation                                            10,908  11/16/2018
------------------------------------------------------------------------------------------------------------------------------------
 226   Campbell's Dance Studio                                        9,414  8/31/2010   Scrapbooks, Etc.
 227
 228   Eckerd Corporation                                            10,908  12/6/2019
 229   Food City                                                     33,562  3/14/2016   Family Dollar
 230
------------------------------------------------------------------------------------------------------------------------------------
 231   Edina Realty                                                  12,509  5/31/2015   Gallagher and Associates
 232   Back to Bed, Inc.                                              4,862  8/31/2007   Panera Bread
 233   Office Suites Plus                                            15,567  7/31/2011   Anderson Homes
 234   El Pollo Loco                                                  2,240  5/19/2010   A & B Market Plus, Inc.
 235   Kinko's                                                        6,480  9/30/2007   Pearl Garden Restaurant
------------------------------------------------------------------------------------------------------------------------------------
 236
 237   Solloa & Associates LLC dba La Parilla Grill                   2,409  5/31/2010   KEToro, LLC dba New York NY Fresh Deli
 238   Pomona Valley Hospital Medical Center - Distribution Center   59,834  10/31/2007
 239   Tractor Supply Company                                        22,670  1/24/2021
 240
------------------------------------------------------------------------------------------------------------------------------------
 241   Workbench                                                      4,960   3/1/2010   Sunshine Saloon
 242   Rite Aid                                                      11,180  12/5/2020
 243   Chris Stanton                                                  6,180  10/31/2008  Custom Data Engineering
 244   Walgreens                                                     14,820  12/31/2030
 245   Kids Under One Roof                                            6,162   5/1/2009   Family Legacy Dental
------------------------------------------------------------------------------------------------------------------------------------
 246   Save-A-Lot Supermarket                                        25,575  3/31/2019   CVS
 247   La-Z-Boy                                                      20,000  10/31/2015
 248   Holden Color, Inc.                                            30,230  1/14/2009
 249   BJM Associates dba Business Partner                            3,000  9/14/2007   Ames Taping Tools
 250
------------------------------------------------------------------------------------------------------------------------------------
 251   Viva Italia                                                    4,680  1/31/2015   Fantastic Sams
 252   Eckerd Corporation                                            12,738  9/27/2019
 253   Joe Senser's Grill                                            12,000   5/5/2015
 254   CVS                                                           10,880  1/31/2032
 255   Western Forge                                                 61,487  10/31/2010
------------------------------------------------------------------------------------------------------------------------------------
 256   California National Bank                                       5,025  5/31/2007   Trident Group
 257   SIM Supply                                                     3,558  3/31/2011   Movie Gallery
 258   Eckerd Corporation                                            10,908   1/6/2019
 259
 260   Advance Stores Company, Incorporated                           7,000  12/31/2012  El Maguey
------------------------------------------------------------------------------------------------------------------------------------
 261   Rite Aid Pharmacy                                             11,180  10/31/2018
 262
 263   Baco Realty Corp.                                              6,284  2/28/2011   Avaya, Inc.
 264   OB&GYN of East Brunswick                                       4,241  4/30/2011   Oral Surgery Group
 265   CVS EGL West Monroe LA,LLC                                    10,908  5/12/2019
------------------------------------------------------------------------------------------------------------------------------------
 266   Play It Again Sports                                           4,591  5/31/2007   More Space Place
 267   JP Morgan Chase Bank                                          56,628  6/30/2020
 268   Psychemedics Corporation                                      13,875  12/31/2012
 269   Synovus Bank                                                   4,000  6/21/2021
 270   Bed Time Inc                                                  11,187  8/31/2010   Browns Shoe Fit
------------------------------------------------------------------------------------------------------------------------------------
 271
 272   Community Mutual Savings                                       1,429  7/31/2010   Nail Salon
 273   Panera Bread                                                   4,800  2/28/2016   US Cellular
 274   New Day In Home Support & Respite Services, Inc.               3,914  6/30/2011   Country Insurance
 275
------------------------------------------------------------------------------------------------------------------------------------
 276   Torero's Mex. Rest.                                            4,410  3/31/2011   Blue Springs Pizza Shoppe
 277   Blum Shapiro CPA                                              11,334  5/31/2009   A.G. Edwards and Sons, Inc.
 278
 279
 280   Atkin's Park Restaurant                                        4,202  8/31/2013   Moe's Southwest Grill
------------------------------------------------------------------------------------------------------------------------------------
 281   Federal Express Corporation                                   37,680  11/30/2013
 282   Jeanius Corp (dba 575 Jeans)                                  38,054  3/31/2009
 283
 284   BBB Kansas, Inc dba BBB Mart                                  30,000  4/30/2011   Coalition for Independence
 285
------------------------------------------------------------------------------------------------------------------------------------
 286
 287   Hollywood Entertainment Corporation                            8,043  12/27/2010
 288   Rite Aid of Maine, Inc.                                       10,004  2/19/2016
 289   Pacific Dental Services, Inc.                                  5,410  4/30/2021
 290
------------------------------------------------------------------------------------------------------------------------------------
 291   SESAC, Inc.                                                   12,440  8/31/2014
 292   Bank United                                                    4,501  11/30/2012
 293
 294
 295
------------------------------------------------------------------------------------------------------------------------------------
 296
 297   ARC Management Group LLC                                       2,485  10/31/2010  Nevada Federal Credit Union
 298
 299   Rite Aid of Michigan, Inc.                                    11,680  12/31/2016
 300   Saxon & Wakefield                                              1,000  1/31/2008   Ron George Jewelers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 301   Pickard & Company, CPA's P.O.,  et al                          6,215  6/30/2019
 302
 303

                   LEASE                                                                       LEASE    PERCENT      LEASED
  ID       SF   EXPIRATION  3RD LARGEST TENANT (7)                                      SF  EXPIRATION   LEASED  AS-OF DATE
---------------------------------------------------------------------------------------------------------------------------

  1                                                                                                       97.7%     Various
 1-a                                                                                                     100.0%    9/1/2006
 1-b                                                                                                     100.0%    9/1/2006
 1-c    28,820   3/31/2011  Fluidigm, Inc.                                          18,824  12/31/2007    92.9%    8/1/2006
 1-d                                                                                                     100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
  2                                                                                                       71.9%   3/31/2006
 2-a                                                                                                      58.8%   3/31/2006
 2-b                                                                                                      66.9%   3/31/2006
 2-c                                                                                                      73.6%   3/31/2006
 2-d                                                                                                      82.5%   3/31/2006
---------------------------------------------------------------------------------------------------------------------------
 2-e                                                                                                      77.9%   3/31/2006
 2-f                                                                                                      71.6%   3/31/2006
 2-g                                                                                                      76.2%   3/31/2006
 2-h                                                                                                      82.3%   3/31/2006
  3     95,101  12/31/2012  BT Americas Inc.                                        79,949   3/31/2014    79.7%   5/31/2006
---------------------------------------------------------------------------------------------------------------------------
  4                                                                                                       72.5%   4/30/2006
 4-a                                                                                                      72.4%   4/30/2006
 4-b                                                                                                      64.2%   4/30/2006
 4-c                                                                                                      78.8%   4/30/2006
 4-d                                                                                                      71.3%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-e                                                                                                      69.4%   4/30/2006
 4-f                                                                                                      85.8%   4/30/2006
 4-g                                                                                                      64.4%   4/30/2006
 4-h                                                                                                      76.0%   4/30/2006
 4-i                                                                                                      82.9%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-j                                                                                                      74.5%   4/30/2006
 4-k                                                                                                      62.5%   4/30/2006
 4-l                                                                                                      81.4%   4/30/2006
 4-m                                                                                                      73.8%   4/30/2006
 4-n                                                                                                      77.6%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-o                                                                                                      82.6%   4/30/2006
 4-p                                                                                                      82.6%   4/30/2006
 4-q                                                                                                      76.1%   4/30/2006
 4-r                                                                                                      81.3%   4/30/2006
 4-s                                                                                                      82.9%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-t                                                                                                      89.6%   4/30/2006
 4-u                                                                                                      74.3%   4/30/2006
 4-v                                                                                                      76.9%   4/30/2006
 4-w                                                                                                      64.6%   4/30/2006
 4-y                                                                                                      58.8%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-z                                                                                                      65.3%   4/30/2006
 4-aa                                                                                                     65.8%   4/30/2006
 4-ab                                                                                                     82.9%   4/30/2006
 4-ac                                                                                                     73.1%   4/30/2006
 4-ad                                                                                                     86.4%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-ae                                                                                                     62.5%   4/30/2006
 4-af                                                                                                     71.1%   4/30/2006
 4-ag                                                                                                     74.2%   4/30/2006
 4-ah                                                                                                     74.4%   4/30/2006
 4-ai                                                                                                     62.7%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-aj                                                                                                     83.2%   4/30/2006
 4-ak                                                                                                     75.4%   4/30/2006
 4-al                                                                                                     72.1%   4/30/2006
 4-am                                                                                                     59.3%   4/30/2006
 4-an                                                                                                     69.8%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 4-ao                                                                                                     69.5%   4/30/2006
 4-ap                                                                                                     79.0%   4/30/2006
 4-aq                                                                                                     53.7%   4/30/2006
 4-ar                                                                                                     57.4%   4/30/2006
  5     40,285   5/31/2008  Bank of America                                         31,360  11/30/2008    92.2%    7/1/2006
---------------------------------------------------------------------------------------------------------------------------
  6     39,181   7/31/2009  Littler Mendelson                                       27,639  10/31/2009    90.6%   3/15/2006
  7    138,000   1/31/2018  Regal Cinemas Inc                                       65,641   6/1/2017    100.0%   5/26/2006
  8                                                                                                       91.6%   6/22/2006
 8-a                                                                                                     100.0%   6/22/2006
 8-b                                                                                                     100.0%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 8-c    16,667   9/30/2011                                                                               100.0%   6/22/2006
 8-d    20,364   1/31/2007                                                                                83.5%   6/22/2006
 8-e                                                                                                     100.0%   6/22/2006
 8-f                                                                                                     100.0%   6/22/2006
 8-g                                                                                                     100.0%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 8-h                                                                                                     100.0%   6/22/2006
 8-i    27,253  11/14/2012  Concrete Accessories, Inc                               18,925   5/31/2013   100.0%   6/22/2006
 8-j     9,830   6/30/2010  Winning Promotions, Inc.                                 5,063   8/31/2007   100.0%   6/22/2006
 8-k     9,929   7/31/2011  Integrity Healthcare Services                            8,912   1/31/2008   100.0%   6/22/2006
 8-l     4,418   6/14/2007                                                                                39.1%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 8-m                                                                                                     100.0%   6/22/2006
 8-n    10,574   4/30/2007  Durr Industries, Inc.                                    5,165   2/14/2007    89.3%   6/22/2006
 8-o     3,708   4/30/2011  Premerica Financial Services                             3,702   8/31/2006    68.5%   6/22/2006
 8-p                                                                                                       0.0%   6/22/2006
 8-q                                                                                                     100.0%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 8-r                                                                                                     100.0%   6/22/2006
 8-s                                                                                                     100.0%   6/22/2006
 8-t                                                                                                     100.0%   6/22/2006
 8-u     2,700   7/31/2008  One Fold & One Shepherd                                  2,682   4/7/2010    100.0%   6/22/2006
 8-v                                                                                                     100.0%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 8-w                                                                                                     100.0%   6/22/2006
  9                                                                                                       79.1%   3/31/2006
  10                                                                                                      95.8%    5/4/2006
  11    24,631   4/30/2011  Petsmart Inc.                                           23,963   6/30/2017   100.0%   5/26/2006
  12    35,030   2/28/2019  PetsMart, Inc.                                          22,272   8/31/2013   100.0%   7/19/2006
---------------------------------------------------------------------------------------------------------------------------
  13    27,541   8/31/2009  Baker & Daniels                                         18,919   6/14/2012    83.9%   5/30/2006
  14    76,573   9/30/2014                                                                               100.0%   7/10/2006
  15                                                                                                      96.5%   6/30/2006
  16   157,201   7/31/2012  Truarc Company, LLC                                     82,300  10/31/2015    83.6%    8/1/2006
  17    47,345   1/6/2026   MJM Deisgner Shoes                                      25,000   9/30/2015    96.1%   5/26/2006
---------------------------------------------------------------------------------------------------------------------------
  18                                                                                                     100.0%    9/1/2006
  19                                                                                                     100.0%   8/15/2006
  20    11,868   5/31/2021  Fitness 19                                               6,900   1/31/2016    94.9%    6/1/2006
  21                                                                                                     100.0%    9/1/2006
  22    15,000   5/31/2011  New England Audio Co., Inc.                             10,000               100.0%   5/26/2006
---------------------------------------------------------------------------------------------------------------------------
  23    12,202   6/30/2007  Fidelity Information Services                           12,202  10/31/2009    95.5%    7/1/2006
  24                                                                                                      92.1%   6/12/2006
  25    20,000  11/30/2014  Anna's Linen Company                                     9,000   1/31/2015    98.1%   6/16/2006
  26    27,716   1/31/2011  Lane Home Furnishings                                   21,827  10/31/2015    96.4%   5/26/2006
  27    10,288   1/14/2007  Sizzler Family Steak                                     7,083   6/30/2007    93.6%   7/25/2006
---------------------------------------------------------------------------------------------------------------------------
  28    37,656   2/28/2019  Lockwood Greene                                         28,022   2/28/2009    98.8%   3/16/2006
  29                                                                                                      89.4%   7/31/2006
  30                                                                                                     100.0%    9/1/2006
  31    30,187   1/31/2017  OfficeMax North America, Inc.                           20,016   1/31/2019   100.0%   8/23/2006
  32                                                                                                      93.6%   5/20/2006
---------------------------------------------------------------------------------------------------------------------------
 32-a   54,750  10/31/2013  Ryder                                                   30,000   5/31/2008    93.7%   5/20/2006
 32-b   19,200   2/28/2008  Ludgate                                                  9,600   9/30/2006    91.7%   5/20/2006
 32-c                                                                                                    100.0%   5/20/2006
  33                                                                                                      94.1%   4/30/2006
  34     4,400  11/30/2015  Euphoria Nails & Spa                                     2,470   8/31/2015    98.8%    6/1/2006
---------------------------------------------------------------------------------------------------------------------------
  35                                                                                                      97.2%   7/13/2006
  36    14,413   5/31/2008  OWDS Imports                                             5,974   2/28/2011    88.6%    6/1/2006
  37                                                                                                     100.0%    6/6/2006
  38    46,406  12/31/2012  CYTO Laboratori                                         19,454  12/31/2012    87.9%   7/26/2006
  39                                                                                                      97.5%   6/26/2006
---------------------------------------------------------------------------------------------------------------------------
  40    16,000   6/30/2011  ORION Clinical Services                                  5,975   2/28/2009    94.0%    6/1/2006
  41    54,800   8/31/2016  Gold's Gym                                              28,000   1/31/2021    98.0%   7/17/2006
  42     7,212   5/31/2009  National Sleep Foundation                                5,284   2/28/2011    97.1%    5/3/2006
  43     6,904   7/1/2010   Blockbuster Inc.                                         6,263   6/30/2008   100.0%   7/19/2006
  44     8,578   7/31/2009  Madison Eye Associates                                   6,114  10/31/2007   100.0%   7/19/2006
---------------------------------------------------------------------------------------------------------------------------
  45                                                                                                      96.6%    6/8/2006
  46                                                                                                     100.0%    9/1/2006
  47                                                                                                      95.5%    4/7/2006
  48                                                                                                      98.9%   6/30/2006
  49                                                                                                     100.0%    7/7/2006
---------------------------------------------------------------------------------------------------------------------------
  50    18,800   9/30/2015  Fashion Bug 3669, LLC                                    7,015   1/31/2011    96.8%   8/23/2006
  51    13,230  10/31/2006  Grand Slam II                                           12,865  12/31/2007   100.0%    7/7/2006
  52    25,000   6/19/2014  Orchards Ace Hardware                                   14,550   2/28/2009    99.3%    8/7/2006
  53     6,874  11/21/2013  Crepizza, Inc. d/b/a Neyla                               5,034   6/30/2009   100.0%    1/1/2006
  54                                                                                                      90.3%    7/5/2006
---------------------------------------------------------------------------------------------------------------------------
  55     5,000   9/30/2010  Dollar Tree                                              5,000   8/31/2010    97.5%   6/21/2006
  56    13,224   1/31/2016  John L Scott, Inc.                                       9,388   11/2/2015    94.6%   7/24/2006
  57    36,887   5/31/2014  Audio Express                                           12,205  12/31/2008    97.9%   4/24/2006
  58     8,400   6/30/2008  Desert Foothills Medical Center/CLM Medical Management   4,500   9/30/2008    95.5%    5/1/2006
  59    16,198  10/31/2009  Costume Castle                                          13,892   9/30/2008   100.0%   5/25/2006
---------------------------------------------------------------------------------------------------------------------------
  60                                                                                                      92.3%   7/27/2006
  61    24,225  10/31/2013  La Morenita                                              4,397   4/30/2010   100.0%   6/16/2006
  62    56,670   8/31/2011  Belk, Inc.                                              48,640   2/28/2022    96.6%   6/28/2006
  63                                                                                                     100.0%   4/11/2006
  64     7,200   3/31/2009  Union National Bank                                      6,000   8/31/2023   100.0%    5/8/2006
---------------------------------------------------------------------------------------------------------------------------
  65                                                                                                      89.6%   2/20/2006
  66    31,616   2/1/2010   Hollywood Video                                          6,180  10/27/2007    97.5%   6/29/2006
  67                                                                                                     100.0%   6/20/2006
  68                                                                                                     100.0%   5/10/2006
  69    35,311  12/31/2017  Hastings                                                19,126   5/31/2010    89.4%   5/31/2006
---------------------------------------------------------------------------------------------------------------------------
  70                                                                                                      99.2%   6/30/2006
  71    11,000   9/1/2010   Q Bargain/ Seneca Enterprise                             5,700   7/31/2008   100.0%   3/29/2006
  72                                                                                                     100.0%   6/20/2006
  73                                                                                                      75.8%   3/31/2006
  74     5,000   6/30/2010  Rent -A-Center                                           4,000   2/28/2010    80.6%    4/3/2006
---------------------------------------------------------------------------------------------------------------------------
  75    14,960   3/31/2007  Aaron Rents                                              9,600   8/31/2007    96.5%   6/15/2006
  76                                                                                                      73.9%   4/30/2006
  77    17,085   5/31/2009  L.L. Bean, Inc.                                         17,000   4/30/2009   100.0%   6/15/2006
  78    12,344  11/30/2014  Riley, McNulty, Hewitt & Sweitzer                       11,624  11/30/2008    95.0%   5/25/2006
  79                                                                                                     100.0%   8/10/2006
---------------------------------------------------------------------------------------------------------------------------
  80    17,578   9/30/2015  Gastroenterology Associates of Cleveland                16,814   3/31/2021    89.0%   6/14/2006
  81    11,470   2/28/2010  Family Dollar                                           10,917  12/31/2009   100.0%    8/7/2006
  82    12,968   9/30/2014  Joann's Fabric                                          10,000   3/31/2008    92.5%   6/30/2006
  83    12,116   8/31/2007  GC Services, LP                                         11,972  11/30/2011   100.0%   6/30/2006
  84                                                                                                      81.5%   3/31/2006
---------------------------------------------------------------------------------------------------------------------------
  85    10,000   3/31/2007  Pet Supply Plus                                          9,642  12/31/2006   100.0%    8/1/2006
  86                                                                                                      80.2%   3/31/2006
  87     8,640   2/28/2010  Buzz's Rental Purchase                                   6,235   4/30/2008    94.0%   6/15/2006
  88                                                                                                    Various     Various
 88-a                                                                                                     60.2%   6/30/2006
---------------------------------------------------------------------------------------------------------------------------
 88-b    5,153   6/30/2007  Compudyne, Inc.                                          4,358   6/30/2009   100.0%   5/10/2006
  89                                                                                                      97.5%    3/1/2006
 89-a   12,038   5/31/2008  Polygenesis Corporation                                  3,962  12/31/2006   100.0%    3/1/2006
 89-b    4,926   5/14/2009  Plastic Surgery Specialists, LLC                         2,983   3/31/2010   100.0%    3/1/2006
 89-c    9,024   8/31/2010  Association Associates, Inc.                             5,376   7/31/2009   100.0%    3/1/2006
---------------------------------------------------------------------------------------------------------------------------
 89-d    7,200  11/30/2009  Renewable Energy Solutions (RESI)                        6,000  11/30/2009    84.0%    3/1/2006
  90                                                                                                      91.4%   7/17/2006
  91     6,310   5/9/2016   Urology Institute of the South Bay                       4,833   5/19/2016   100.0%   6/12/2006
  92     5,500   3/31/2015  Peterson's Paint & Decorating                            4,800   3/31/2007    96.2%   5/22/2006
  93    19,890   7/25/2015                                                                                90.4%   5/15/2006
---------------------------------------------------------------------------------------------------------------------------
  94                                                                                                     100.0%   3/20/2006
 94-a   11,510  10/31/2008  DC Cruisers of Montgomery                               10,605   8/31/2008   100.0%   3/20/2006
 94-b    2,269   9/30/2012                                                                               100.0%   3/20/2006
  95     6,300   6/30/2016  Deseret Book Company                                     4,255   1/31/2007   100.0%    3/1/2006
  96    16,959  12/31/2015  Systems Technology Forum, Limited                        4,996   7/31/2011    63.6%   5/26/2006
---------------------------------------------------------------------------------------------------------------------------
  97                                                                                                     100.0%    9/1/2006
 97-a                                                                                                    100.0%    9/1/2006
 97-b                                                                                                    100.0%    9/1/2006
 97-c                                                                                                    100.0%    9/1/2006
 97-d                                                                                                    100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
  98     4,300   5/31/2008  Sav-a-Lot                                                3,600   9/30/2010    85.2%    9/1/2006
  99     4,700   2/14/2010  Ajo Al's                                                 4,383   7/31/2007    93.5%    4/1/2006
 100                                                                                                     100.0%   6/20/2006
 101     5,840   2/28/2009  Senior Lift Rehab                                        4,800   6/30/2011    92.6%   7/24/2006
 102     9,932  11/30/2010  Rent-A-Center West                                       5,000   3/31/2010    98.7%   3/27/2006
---------------------------------------------------------------------------------------------------------------------------
 103                                                                                                      64.2%   4/30/2006
 104                                                                                                      68.6%   4/30/2006
 105     5,600   5/23/2016  America's Best Contacts & Eyeglasses                     3,200   4/30/2011   100.0%   8/23/2006
 106    38,382   6/30/2014  Alsate                                                  28,436   4/30/2009    93.9%   6/30/2006
 107    34,500   9/30/2009  Seda France, Ltd.                                       30,000   1/31/2010   100.0%   4/30/2006
---------------------------------------------------------------------------------------------------------------------------
 108                                                                                                     100.0%   6/23/2006
 109                                                                                                      76.0%   4/30/2006
 110     3,501  11/30/2010  Gary Nelson Associates Inc dba Nelson Staffing           2,625  10/31/2011    90.2%   5/12/2006
 111                                                                                                      76.3%  12/31/2005
 112     8,352   1/31/2008  Video Club                                               5,200      MTM      100.0%   7/12/2006
---------------------------------------------------------------------------------------------------------------------------
 113                                                                                                      94.1%    6/1/2006
113-a    3,480  12/31/2011  Wives Self-Help Foundation                               3,106  10/31/2008    93.0%    6/1/2006
113-b    2,000  11/30/2008  Morefield Psychological Associates                         907   7/31/2008    96.6%    6/1/2006
 114    44,198   4/28/2007  Aarons Rents Inc.                                       10,508   4/11/2010    96.1%   7/20/2006
 115                                                                                                      94.6%   7/21/2006
---------------------------------------------------------------------------------------------------------------------------
115-a    1,950  10/13/2013  Christine Angel                                            967      MTM       87.3%   7/21/2006
115-b    1,300   5/31/2012  Pinky House                                              1,000   3/31/2014   100.0%   7/21/2006
115-c    1,640   1/31/2011  Supercuts                                                1,193   4/30/2010   100.0%   7/21/2006
 116     8,745   6/30/2013                                                                                73.8%   8/15/2006
 117     2,559   11/2/2015  Waikiki Hawaiian Grill                                   2,211   5/1/2016     92.4%    8/8/2006
---------------------------------------------------------------------------------------------------------------------------
 118    10,276  11/30/2007  Axxcelera Broadband Moseley                              7,045  10/31/2009   100.0%   5/23/2006
 119                                                                                                      76.7%   4/25/2006
 120     7,052  11/30/2015  Jason's Deli                                             4,998   6/30/2009    96.8%    6/1/2006
 121    35,000  11/17/2013  Rite Aid Store #7009                                     9,100  11/17/2008   100.0%   7/18/2006
 122                                                                                                      98.2%   7/14/2006
---------------------------------------------------------------------------------------------------------------------------
 123                                                                                                     100.0%    9/1/2006
 124                                                                                                     100.0%    9/1/2006
 125                                                                                                     100.0%    9/1/2006
 126                                                                                                      95.5%   5/31/2006
 127                                                                                                     100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
 128                                                                                                     100.0%    9/1/2006
 129                                                                                                     100.0%   3/31/2006
 130                                                                                                      73.8%   5/31/2006
 131                                                                                                     100.0%    9/1/2006
 132    20,110   8/31/2011  CVS                                                      8,470   5/31/2008   100.0%    8/4/2006
---------------------------------------------------------------------------------------------------------------------------
 133                                                                                                     100.0%   5/24/2006
 134     4,000   3/31/2013  Los Altos Restaurant                                     3,192  12/31/2007    90.4%   7/18/2006
 135     5,091   6/30/2013  Anytime Fitness                                          4,881   6/30/2010    86.0%   7/12/2006
 136     7,702   3/31/2015  Smith, Hudson, Carluzzo & McIntosh, PC                   5,293   6/30/2016    95.1%   8/16/2006
 137     7,000  12/31/2010  Pro-Image                                                4,540   1/31/2020    96.4%    7/1/2006
---------------------------------------------------------------------------------------------------------------------------
 138     2,600   5/31/2011  Wellington Pharmacy                                      2,100   5/31/2011    91.5%   7/18/2006
 139     6,075   3/14/2008  Armed Forces                                             4,875  12/31/2011    88.3%    7/1/2006
 140    49,135   4/30/2016  National Broadcasting Company, Inc.                     25,734  12/31/2010   100.0%    3/7/2006
 141    22,500   8/31/2007  Only $1                                                  7,617   1/31/2011    96.4%   5/31/2006
 142                                                                                                      95.4%    4/1/2006
---------------------------------------------------------------------------------------------------------------------------
 143                                                                                                      62.6%   4/30/2006
 144    10,223   2/28/2010  Martial Arts Studios                                     3,000   2/28/2011    94.0%    5/1/2006
 145     4,157   5/31/2014  Eye Associates                                           3,050   9/30/2012    96.2%    7/1/2006
 146                                                                                                      97.8%   6/12/2006
 147    22,896   4/30/2009  Peebles Inc. #5141                                      15,000   1/31/2015    94.4%   6/21/2006
---------------------------------------------------------------------------------------------------------------------------
 148                                                                                                     100.0%   3/31/2006
 149    11,188   3/31/2011  Primatech                                                8,223   8/31/2010    85.4%   8/31/2006
 150                                                                                                      96.2%    7/9/2006
 151     5,400   7/31/2010  CNN Pharmacare dba Roxbury Pharmacy                      4,950  12/31/2010   100.0%   3/16/2006
 152    29,057   3/31/2009  Weschler Instruments (sub Com)                          10,551   3/31/2008   100.0%   6/27/2006
---------------------------------------------------------------------------------------------------------------------------
 153     4,100  12/31/2010  Xin Fa, Inc.                                             3,700   6/30/2008    96.6%   6/26/2006
 154                                                                                                      78.7%   4/30/2006
 155                                                                                                      86.6%    6/9/2006
 156    30,187   1/31/2016  Dollar Tree Stores, Inc.                                10,000   9/30/2015   100.0%   4/21/2006
 157                                                                                                     100.0%   5/10/2006
---------------------------------------------------------------------------------------------------------------------------
 158    37,979   4/30/2013                                                                               100.0%   6/13/2006
 159                                                                                                     100.0%   5/10/2006
 160     7,835   8/31/2007  Ventura Co Fed Credit Union                              3,549   6/30/2007    95.5%   4/20/2006
 161     9,360   8/31/2010  Packet Storm Communications                              5,000   8/31/2006   100.0%   6/21/2006
 162     2,936   6/1/2011   Dr. Haung                                                2,251   6/1/2013    100.0%   6/13/2006
---------------------------------------------------------------------------------------------------------------------------
 163     4,156   4/30/2010                                                                               100.0%   6/13/2006
 164                                                                                                      98.3%    6/2/2006
 165                                                                                                     100.0%   5/10/2006
 166     6,500   3/31/2009  Backwoods BBQ                                            5,609  12/31/2007   100.0%   5/31/2006
 167                                                                                                     100.0%    2/1/2006
---------------------------------------------------------------------------------------------------------------------------
 168    31,141   4/30/2011                                                                               100.0%   5/18/2006
 169                                                                                                     100.0%    9/1/2006
 170                                                                                                      91.9%   6/28/2006
 171     3,000   5/30/2016  Verizon Wireless                                         2,513   5/30/2011    92.3%   5/22/2006
 172                                                                                                      92.2%   7/20/2006
---------------------------------------------------------------------------------------------------------------------------
 173                                                                                                      70.6%   5/31/2006
 174     3,230   3/31/2011  Hexter Fair                                              2,129   1/31/2013    95.3%   5/31/2006
 175    16,038  10/31/2007  Tutto Rosso Demolition                                   2,000   8/31/2008    98.3%   7/21/2006
 176                                                                                                      52.8%   5/23/2006
176-a                                                                                                     51.5%   5/23/2006
---------------------------------------------------------------------------------------------------------------------------
176-b                                                                                                    100.0%   5/23/2006
 177                                                                                                     100.0%    9/1/2006
 178     4,112   2/28/2014  Vitreo VitreoRetinal Surgery                             3,861   5/31/2013    94.9%    6/1/2006
 179     4,338  10/31/2011                                                                               100.0%   7/26/2006
 180     2,741  10/14/2014  Starbucks                                                1,900   9/30/2014   100.0%  11/30/2005
---------------------------------------------------------------------------------------------------------------------------
 181    14,437   9/30/2007  Hard Drives NW (3MD Technologi                           8,273   8/31/2009    82.3%   6/16/2006
 182                                                                                                     100.0%   3/31/2006
 183                                                                                                     100.0%   4/14/2006
 184                                                                                                      67.4%  12/31/2005
 185                                                                                                      83.7%   5/11/2006
---------------------------------------------------------------------------------------------------------------------------
 186     6,437  12/31/2011  RFI Security                                             4,950   1/31/2009    95.5%   6/28/2006
 187                                                                                                      75.4%   3/31/2006
 188     7,910   9/9/2008   US Post Office                                           5,712   2/1/2017     91.5%    5/7/2006
 189                                                                                                      98.5%    6/5/2006
 190                                                                                                      88.0%    6/9/2006
---------------------------------------------------------------------------------------------------------------------------
 191     2,520   2/28/2011  Dr. Gandy                                                2,400  12/31/2012    84.4%    6/1/2006
 192                                                                                                     100.0%   6/20/2006
 193                                                                                                      79.7%   6/19/2006
 194     4,050   6/30/2007  MMR Tech                                                 2,050      MTM      100.0%   3/28/2006
 195                                                                                                     100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
 196     2,507   2/28/2007  Coldwell Banker Aloha Properties                         2,245   5/14/2007    92.3%    7/1/2006
 197                                                                                                     100.0%    9/1/2006
 198                                                                                                      97.8%   6/21/2006
 199                                                                                                     100.0%    9/1/2006
 200     6,600   1/31/2010                                                                               100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
 201                                                                                                     100.0%    9/1/2006
 202                                                                                                     100.0%    9/1/2006
 203     8,750  11/30/2009  Cadwell Products                                         7,000  12/31/2010    86.5%    3/1/2006
 204                                                                                                      98.3%    4/6/2006
 205                                                                                                     100.0%    9/1/2006
---------------------------------------------------------------------------------------------------------------------------
 206    13,588   8/31/2008  Steiner's Liquors                                        3,850   1/31/2010   100.0%    6/8/2006
 207     5,821  10/31/2007  Ranger Marketing, LLC                                    4,165   3/31/2010    79.1%    6/1/2006
 208    11,000  10/31/2008  Canyon Creek Church                                      9,530      MTM      100.0%   6/21/2006
 209                                                                                                      54.1%   4/30/2006
 210                                                                                                     100.0%   1/27/2006
---------------------------------------------------------------------------------------------------------------------------
 211     3,620   9/30/2008  Klein, Oneill & Singh, LLP                               3,245   6/30/2009    94.7%   7/11/2006
 212                                                                                                     100.0%    3/2/2006
 213                                                                                                      93.5%    8/3/2006
 214                                                                                                      49.8%   4/30/2006
 215                                                                                                      96.6%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 216                                                                                                     100.0%    9/1/2006
 217     6,000   5/31/2011  Hibbett Sports                                           4,800   6/30/2011    85.8%    8/1/2006
 218                                                                                                     100.0%    9/1/2006
 219     5,510   2/28/2008  Solomon Insurance Group                                  4,408   7/14/2008   100.0%   7/17/2006
 220                                                                                                     100.0%    6/6/2006
---------------------------------------------------------------------------------------------------------------------------
 221    11,700   8/31/2007  Lou's Pre Hung Door                                     11,000   3/31/2009   100.0%   6/27/2006
 222     1,869   1/31/2009  Caring Companions                                        1,655   5/31/2007    90.4%   7/11/2006
 223                                                                                                     100.0%    9/1/2006
 224                                                                                                      42.5%   4/30/2006
 225                                                                                                     100.0%    3/2/2006
---------------------------------------------------------------------------------------------------------------------------
 226     7,112   8/31/2008  Dig My Pics                                              5,172  12/31/2007   100.0%   4/30/2006
 227                                                                                                      91.7%   5/22/2006
 228                                                                                                     100.0%    9/1/2006
 229     8,000  12/31/2010  Golden Dynasty                                           4,500   5/1/2007    100.0%   6/16/2006
 230                                                                                                      93.2%   7/31/2006
---------------------------------------------------------------------------------------------------------------------------
 231     2,100  11/14/2011  Lake Country Homes, Inc.                                 1,784   4/30/2011    85.2%    7/5/2006
 232     4,597   9/30/2009  Cold Stone Creamery                                      1,420   8/31/2008   100.0%   6/13/2006
 233     9,740   6/30/2012  Enviroguard, Ltd                                         6,973   6/30/2008    82.6%   7/25/2006
 234     2,163   3/31/2012  GameStop, Inc. #2249                                     1,500   1/31/2008    94.0%   5/22/2006
 235     1,960   6/30/2006  Imperial Cleaners                                        1,500   2/28/2006   100.0%  11/17/2005
---------------------------------------------------------------------------------------------------------------------------
 236                                                                                                      93.8%    4/6/2006
 237     2,403   1/31/2009  Buy Net Fares, Inc dba Traveland.com                     2,026  12/31/2010    85.5%   7/12/2006
 238                                                                                                     100.0%   6/12/2006
 239                                                                                                     100.0%    9/1/2006
 240                                                                                                      99.0%    5/7/2006
---------------------------------------------------------------------------------------------------------------------------
 241     4,340   4/1/2013   Monument Auto                                            4,200   6/30/2010    93.5%    6/7/2006
 242                                                                                                     100.0%    9/1/2006
 243     5,345   8/31/2008  Engines Direct                                           4,900   3/31/2010    97.7%   4/20/2006
 244                                                                                                     100.0%   4/27/2006
 245     3,189   3/1/2010   Thanksgiving Property Group                              2,043   5/1/2011     90.8%    6/9/2006
---------------------------------------------------------------------------------------------------------------------------
 246     9,750   9/30/2013  Dunkin' Donuts (Land Lease)                              2,200   4/30/2037   100.0%    6/9/2006
 247                                                                                                     100.0%   6/16/2006
 248                                                                                                     100.0%   6/20/2006
 249     2,156   3/30/2008  R 4 Lucky Star Cleaners                                  1,600   3/13/2012    94.0%   6/27/2006
 250                                                                                                      80.4%   2/28/2006
---------------------------------------------------------------------------------------------------------------------------
 251     1,476   9/30/2009  Embellir Jewelry                                         1,430   5/31/2010    82.8%   5/19/2006
 252                                                                                                     100.0%    9/1/2006
 253                                                                                                     100.0%   6/30/2006
 254                                                                                                     100.0%    9/1/2006
 255                                                                                                     100.0%    7/7/2006
---------------------------------------------------------------------------------------------------------------------------
 256     4,350  12/31/2010  Saats aka Boulevard Hardware                             2,299  12/31/2009   100.0%   5/25/2006
 257     3,423   1/31/2013  Radio Shack                                              2,563   3/31/2011   100.0%    6/1/2006
 258                                                                                                     100.0%    3/2/2006
 259                                                                                                      96.2%   6/26/2006
 260     3,000   4/30/2009  Lanier Chiropractic                                      1,114   1/31/2008    96.2%    7/5/2006
---------------------------------------------------------------------------------------------------------------------------
 261                                                                                                     100.0%    9/1/2006
 262                                                                                                     100.0%    7/5/2006
 263     5,273   7/31/2009  Onyx Capital Property & Invest.                          3,448  12/31/2007    89.3%   5/31/2006
 264     2,515   2/28/2011  Philip Baron MD                                          2,377   6/30/2011   100.0%    8/8/2006
 265                                                                                                     100.0%    3/2/2006
---------------------------------------------------------------------------------------------------------------------------
 266     3,565   4/30/2008  Verizon                                                  2,464   9/30/2008   100.0%    6/1/2006
 267                                                                                                     100.0%    9/1/2006
 268                                                                                                     100.0%   6/30/2006
 269                                                                                                     100.0%   6/22/2006
 270     5,164   4/30/2008  Hallman Lindsay                                          5,132  12/31/2007    78.4%    6/6/2006
---------------------------------------------------------------------------------------------------------------------------
 271                                                                                                      85.0%   5/23/2006
 272       960  11/30/2011  Launder Centers                                            960   8/31/2010   100.0%   7/26/2006
 273     2,564   4/30/2016                                                                               100.0%   6/26/2006
 274     1,713  11/30/2009  Vaughn Investment Group, LLC                             1,431   7/31/2007    97.8%    5/1/2006
 275                                                                                                      93.5%    4/6/2006
---------------------------------------------------------------------------------------------------------------------------
 276     3,085   12/7/2010  Coconut Beach Tan                                        1,706   9/8/2010    100.0%   3/20/2006
 277    10,677   6/30/2011  Alternative Investment Group                             5,164   6/30/2007   100.0%   7/17/2006
 278                                                                                                      97.1%    7/7/2006
 279                                                                                                      98.2%   7/11/2006
 280     2,590   9/30/2012                                                                               100.0%   7/12/2006
---------------------------------------------------------------------------------------------------------------------------
 281                                                                                                     100.0%    9/1/2006
 282                                                                                                     100.0%   6/26/2006
 283                                                                                                      97.4%   5/17/2006
 284    20,000  11/30/2009  Family Dollar Stores #1964                              11,750  12/31/2008    89.2%   5/31/2006
 285                                                                                                      92.3%   6/15/2006
---------------------------------------------------------------------------------------------------------------------------
 286                                                                                                     100.0%    5/1/2006
 287                                                                                                     100.0%    9/1/2006
 288                                                                                                     100.0%    9/1/2006
 289                                                                                                     100.0%    9/1/2006
 290                                                                                                      95.5%   6/28/2006
---------------------------------------------------------------------------------------------------------------------------
 291                                                                                                     100.0%   5/15/2006
 292                                                                                                     100.0%    6/9/2006
 293                                                                                                      78.8%   3/26/2006
 294                                                                                                      95.2%    4/6/2006
 295                                                                                                     100.0%    7/5/2006
---------------------------------------------------------------------------------------------------------------------------
 296                                                                                                     100.0%    7/5/2006
 297     2,014   6/30/2010  American Family Mutual Insurance                         1,579   7/31/2010   100.0%    6/7/2006
 298                                                                                                      79.9%    6/6/2006
 299                                                                                                     100.0%    9/1/2006
 300     1,000   6/30/2011                                                                               100.0%   6/22/2006
---------------------------------------------------------------------------------------------------------------------------
 301                                                                                                     100.0%   6/26/2006
 302                                                                                                     100.0%    7/5/2006
 303                                                                                                     100.0%    7/5/2006

          UPFRONT                                                          MONTHLY
       REPLACEMENT                                                      REPLACEMENT       UPFRONT    MONTHLY  MONTHLY TAX
 ID   RESERVES ($)                                                     RESERVES ($)     TI/LC ($)  TI/LC ($)   ESCROW ($)
-------------------------------------------------------------------------------------------------------------------------

  1          7,289                                                            7,289
 1-a
 1-b
 1-c
 1-d
-------------------------------------------------------------------------------------------------------------------------
  2
 2-a
 2-b
 2-c
 2-d
-------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3                                                                                                                76,964
-------------------------------------------------------------------------------------------------------------------------
  4                                    Between 3%-5% of gross revenues per property                               698,847
 4-a
 4-b
 4-c
 4-d
-------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
-------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
-------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
-------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
-------------------------------------------------------------------------------------------------------------------------
 4-z
4-aa
4-ab
4-ac
4-ad
-------------------------------------------------------------------------------------------------------------------------
4-ae
4-af
4-ag
4-ah
4-ai
-------------------------------------------------------------------------------------------------------------------------
4-aj
4-ak
4-al
4-am
4-an
-------------------------------------------------------------------------------------------------------------------------
4-ao
4-ap
4-aq
4-ar
  5                                                                                     3,000,000
-------------------------------------------------------------------------------------------------------------------------
  6          5,572                                                            5,572        21,083     21,083
  7          5,558                                                            5,558                                40,306
  8        125,250                                                           12,010                   16,667       53,714
 8-a
 8-b
-------------------------------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
-------------------------------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
-------------------------------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
-------------------------------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
-------------------------------------------------------------------------------------------------------------------------
 8-w
  9         12,863                                                           12,863                                43,526
 10
 11          1,575                                                            1,575                                 8,455
 12
-------------------------------------------------------------------------------------------------------------------------
 13
 14
 15         13,042                                                           13,042                                29,638
 16          9,499                                                            9,499        11,250     11,250       41,963
 17          2,070                                                            2,070                                 8,230
-------------------------------------------------------------------------------------------------------------------------
 18          5,283                                                            5,283       223,032                  31,776
 19
 20
 21                                                                           3,325       300,000                  11,268
 22          2,051                                                            2,051                                 8,119
-------------------------------------------------------------------------------------------------------------------------
 23                                                                           1,990                   22,212       23,823
 24                                                                                                                94,712
 25          1,620                                                            1,620         3,000      3,000       11,573
 26          1,626                                                            1,626                                12,445
 27        406,470                                                            4,086     1,600,000                  18,363
-------------------------------------------------------------------------------------------------------------------------
 28                                                                           2,701                   10,000       23,936
 29                                                                           6,083
 30          1,021                                                            1,021                                 2,564
 31                                                                                       489,276
 32                                                                           6,797                   15,000       49,841
-------------------------------------------------------------------------------------------------------------------------
32-a
32-b
32-c
 33                                                                                                                40,082
 34
-------------------------------------------------------------------------------------------------------------------------
 35                                                                                                                    93
 36          1,747                                                            1,747         4,367      4,367       18,139
 37
 38          2,733                                                            2,733         7,500      7,500       17,373
 39          8,250                                                            8,250                                51,946
-------------------------------------------------------------------------------------------------------------------------
 40
 41                                                                                                                52,433
 42                                                                           1,840       700,000                  23,651
 43                                                                                  110,000 (LOC)     5,750       14,548
 44                                                                                  210,000 (LOC)     5,750       15,096
-------------------------------------------------------------------------------------------------------------------------
 45                                                                                                                11,040
 46
 47                                                                           7,840                                 2,178
 48          9,022                                                            9,022                                29,607
 49
-------------------------------------------------------------------------------------------------------------------------
 50
 51                                                                           2,591                                12,009
 52                                                                                                                20,242
 53            409                                                              409       340,000                  12,244
 54                                                                                                                26,920
-------------------------------------------------------------------------------------------------------------------------
 55          1,351                                                            1,351         2,708      2,708       13,447
 56                                                                                       108,000
 57          2,686                                                            2,686         6,943      6,943       21,414
 58                                                                           1,062       200,000                   7,793
 59          1,378                                                            1,378         6,667      6,667       18,517
-------------------------------------------------------------------------------------------------------------------------
 60
 61
 62                                                                                                    7,500        9,666
 63                                                                           4,525                                 9,908
 64          1,127                                                            1,127                                13,038
-------------------------------------------------------------------------------------------------------------------------
 65          3,275                                                            3,275                                 4,996
 66
 67
 68                                                                           1,800                                26,640
 69
-------------------------------------------------------------------------------------------------------------------------
 70          5,475                                                            5,475                                26,752
 71                                                                                                                11,895
 72
 73         11,072                                                           11,072                                 5,806
 74                                                                                       434,000
-------------------------------------------------------------------------------------------------------------------------
 75                                                                           1,929       100,000      6,830       22,825
 76                                                                                                                11,367
 77
 78                                                                                       500,000      5,000       18,203
 79
-------------------------------------------------------------------------------------------------------------------------
 80                                                                             765                    4,167       11,333
 81                                                                           2,285                    4,000        6,630
 82
 83        300,000                                                                        325,000
 84                                                                                                                14,677
-------------------------------------------------------------------------------------------------------------------------
 85                                                                             829                    4,167        4,815
 86        500,000                                     4% of Monthly Gross Revenues                                 9,207
 87                                                                           1,273                    4,325       14,784
 88            851                                                              851         3,408      3,408        9,441
88-a
-------------------------------------------------------------------------------------------------------------------------
88-b
 89                                                                                                                34,736
89-a
89-b
89-c
-------------------------------------------------------------------------------------------------------------------------
89-d
 90          3,625                                                            3,625                                16,308
 91                                                                                                                 3,675
 92                                                                           1,614                    3,587        3,942
 93                                                                           1,388                                11,059
-------------------------------------------------------------------------------------------------------------------------
 94          1,304                                                            1,304                                 8,048
94-a
94-b
 95                                                                                                                16,819
 96                                                                             913                                 4,600
-------------------------------------------------------------------------------------------------------------------------
 97
97-a
97-b
97-c
97-d
-------------------------------------------------------------------------------------------------------------------------
 98                                                                             865         3,333      3,333       18,343
 99            608                                                              608         4,167      4,167        9,690
 100
 101                                                                          1,320                    2,500       14,945
 102
-------------------------------------------------------------------------------------------------------------------------
 103                                                   4% of Monthly Gross Revenues                                15,449
 104                                                                                                               12,981
 105                                                                                       84,035
 106                                                                          3,551                   11,419       13,441
 107                                                                          1,325                    7,083       11,436
-------------------------------------------------------------------------------------------------------------------------
 108                                                                                                                3,792
 109         7,168                                                            7,168                                 7,592
 110                                                                            359                    2,298
 111       869,016                                                            9,042                                12,917
 112                                                                          1,055                    4,000        5,085
-------------------------------------------------------------------------------------------------------------------------
 113         1,400                                                            1,400         7,000      7,000        8,264
113-a
113-b
 114                                                                                                               19,598
 115           455                                                              455                   17,500       10,128
-------------------------------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116                                                                                      504,582                  22,429
 117                                                                                                   1,500        6,108
-------------------------------------------------------------------------------------------------------------------------
 118                                                                          1,421                    4,772        9,310
 119                                                                          6,971                                 6,668
 120                                                                          1,065                    3,603        4,250
 121                                                                          2,000                                 5,025
 122                                                                                                                8,256
-------------------------------------------------------------------------------------------------------------------------
 123
 124
 125           811                                                              811
 126                                                                                                                4,346
 127                                                                            691       385,434                   7,361
-------------------------------------------------------------------------------------------------------------------------
 128
 129         1,725                                                            1,725                                17,522
 130         6,668                                                            6,668                                 2,894
 131
 132                                                                          1,802                    3,000        4,022
-------------------------------------------------------------------------------------------------------------------------
 133        75,000                                                            3,882       214,000      3,335        7,974
 134                                                                                                                6,621
 135                                                                                                   1,760        4,891
 136                                                                                                   1,313       13,724
 137                                                                          1,010                    3,735        6,706
-------------------------------------------------------------------------------------------------------------------------
 138                                                                                                   1,000
 139                                                                            647                                 4,227
 140         2,122                                                            2,122                                22,890
 141                                                                          3,034                   10,000       12,347
 142                                                                          5,340                                 5,715
-------------------------------------------------------------------------------------------------------------------------
 143       250,000                                     4% of Monthly Gross Revenues                                14,855
 144                                                                            818       110,000                   9,329
 145           461                                                              461         2,167      2,167       10,854
 146                                                                          3,750                                20,843
 147                                                                          2,384        67,506      7,917        5,708
-------------------------------------------------------------------------------------------------------------------------
 148                                                                          2,047                                 4,873
 149                                                                          1,099                    8,333       13,680
 150       139,375                                                                                                 16,905
 151
 152                                                                          1,321
-------------------------------------------------------------------------------------------------------------------------
 153
 154                                                                                                                4,890
 155                                                                          6,375                                14,054
 156
 157
-------------------------------------------------------------------------------------------------------------------------
 158                                                                                                  10,000
 159
 160           673                                                              673         2,500      2,500        3,895
 161           985                                                              985         1,917      1,917        9,767
 162                                                                            324
-------------------------------------------------------------------------------------------------------------------------
 163                                                                            440
 164       108,500                                                                                                  8,090
 165                                                                                                                1,185
 166                                                                            970        35,000      3,000        6,093
 167                                                                                                                6,391
-------------------------------------------------------------------------------------------------------------------------
 168           691                                                              691       336,838      1,333        6,071
 169
 170         7,000                                                            7,000                                10,829
 171                                                                            194                    1,427          289
 172                                                                                                               10,845
-------------------------------------------------------------------------------------------------------------------------
 173       636,500                                     5% of Monthly Gross Revenues                                 8,291
 174           280                                                              280           917        917        8,831
 175                                                                                      150,000                   1,799
 176         3,310                                                            3,310         6,250      6,250       12,382
176-a
-------------------------------------------------------------------------------------------------------------------------
176-b
 177           618                                                              618       200,000                   7,812
 178                                                                            479  200,000 (LOC)                  7,229
 179                                                                                                                5,498
 180                                                                            704                                 4,629
-------------------------------------------------------------------------------------------------------------------------
 181                                                                          1,797       100,000                   4,912
 182                                                                                                                2,226
 183
 184         3,500                                                            3,500                                 5,354
 185                                                                                                                5,635
-------------------------------------------------------------------------------------------------------------------------
 186                                                                                        2,658      2,658        5,800
 187                                     5,755 DOT initial amount subject to change                                 3,157
 188           756                                                              756         1,750      1,750        2,542
 189        47,688                                                            1,625                                 4,011
 190                                                                          1,150                                 5,826
-------------------------------------------------------------------------------------------------------------------------
 191                                                                                      227,600      2,500        1,850
 192
 193                                                                            875                                 2,845
 194                                                                                       66,000                   8,556
 195                                                                          1,275                                 3,142
-------------------------------------------------------------------------------------------------------------------------
 196                                                                            759        65,000                   5,258
 197
 198                                                                            750
 199
 200                                                                            957       150,000                   3,191
-------------------------------------------------------------------------------------------------------------------------
 201
 202
 203           794                                                              794         1,890      1,890        4,057
 204         1,250                                                            1,250                                 6,873
 205
-------------------------------------------------------------------------------------------------------------------------
 206                                                                            703       100,000        769        9,458
 207                                                                          1,927                    6,417        7,831
 208                                                                                      200,000                   5,455
 209                                                                          3,779                                 3,192
 210
-------------------------------------------------------------------------------------------------------------------------
 211                                                                            617                    2,554        2,007
 212
 213        98,252                                                                                                  9,143
 214         5,508                                                            5,508                                 2,265
 215
-------------------------------------------------------------------------------------------------------------------------
 216
 217                                                                            552                    2,500        2,832
 218
 219                                                                                  85,895 (LOC)                  4,593
 220
-------------------------------------------------------------------------------------------------------------------------
 221                                                                                                                2,661
 222                                                                            395        50,000                   1,869
 223                                                                          1,653                                 7,792
 224                Monthly Deposits equal 1/12 of 4.5% of the annual gross revenue                                 4,674
 225
-------------------------------------------------------------------------------------------------------------------------
 226           430                                                              430         2,083      2,083        4,545
 227                                                                          3,461                                12,771
 228
 229                                                                            613                    1,667        2,050
 230                                                                                                                2,302
-------------------------------------------------------------------------------------------------------------------------
 231                                                                            349                    1,568        1,749
 232                                                                            152                      896        5,955
 233
 234                                                                            267                    1,150        2,206
 235                                                                            373        66,000                   4,667
-------------------------------------------------------------------------------------------------------------------------
 236         1,000                                                            1,000                                 5,438
 237                                                                            313                    1,483        2,687
 238                                                                                 215,000 (LOC)
 239
 240
-------------------------------------------------------------------------------------------------------------------------
 241
 242
 243                                                                            659         1,205      1,205        5,807
 244
 245                                                                            251                      838        1,574
-------------------------------------------------------------------------------------------------------------------------
 246           907                                                              907       121,417      1,417        4,362
 247                                                                                                                1,353
 248                                                                                 185,700 (LOC)                  2,206
 249                                                                            205                    1,191        3,683
 250         3,080                                                            3,080                                 1,625
-------------------------------------------------------------------------------------------------------------------------
 251                                                                            145  100,000 (LOC)                  4,389
 252
 253
 254
 255                                                                                                                4,674
-------------------------------------------------------------------------------------------------------------------------
 256
 257                                                                            207                    1,324          577
 258
 259
 260                                                                                                                  330
-------------------------------------------------------------------------------------------------------------------------
 261
 262
 263
 264                                                                                                                2,104
 265
-------------------------------------------------------------------------------------------------------------------------
 266                                                                            152   80,000 (LOC)                  1,253
 267
 268                                                                                                                1,948
 269
 270                                                                                                                4,423
-------------------------------------------------------------------------------------------------------------------------
 271                                                                                                                2,526
 272                                                                                          197        197
 273                                                                                      194,864                   3,846
 274                                                                            429        20,000                   3,813
 275           667                                                              667                                 2,545
-------------------------------------------------------------------------------------------------------------------------
 276                                                                            134        20,000        827        2,786
 277
 278                                                                                                                5,116
 279                                                                            660                                 2,576
 280                                                                                                     500        1,571
-------------------------------------------------------------------------------------------------------------------------
 281                                                                            619                      733
 282
 283                                                                                                                2,632
 284                                                                          2,715        50,000      4,555        3,855
 285           542                                                              542                                 2,752
-------------------------------------------------------------------------------------------------------------------------
 286                                                                            583                                 2,166
 287                                                                                                                4,964
 288                                                                                                                2,058
 289                                                                            140                                   934
 290                                                                                                                1,574
-------------------------------------------------------------------------------------------------------------------------
 291
 292                                                                                                                3,905
 293                                                                            682                                 3,224
 294           417                                                              417                                 2,896
 295
-------------------------------------------------------------------------------------------------------------------------
 296
 297                                                                             76                      539        2,299
 298                                                                                                                1,864
 299
 300                                                                            145        36,000                     724
-------------------------------------------------------------------------------------------------------------------------
 301
 302
 303

      MONTHLY INSURANCE           UPFRONT  OTHER ESCROW
 ID          ESCROW ($)  OTHER ESCROW ($)  DESCRIPTION (9)
----------------------------------------------------------------------------------------------------------------------------------

  1                            11,910,583  Genentech TILC reserve ($9,276,039), Genentech Gap Rent ($905,344), MJ Research Reserve
                                           ($1,729,200)
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------------------------------------
  2                             4,500,000  Marriott Minneapolis Funds ($4,500,000 LOC) / Seasonality Reserve (Springing)
 2-a
 2-b
 2-c
 2-d
----------------------------------------------------------------------------------------------------------------------------------
 2-e
 2-f
 2-g
 2-h
  3              10,492        14,200,000  Leasing Earnout
----------------------------------------------------------------------------------------------------------------------------------
  4             113,801        30,479,998  PIP Reserve
 4-a
 4-b
 4-c
 4-d
----------------------------------------------------------------------------------------------------------------------------------
 4-e
 4-f
 4-g
 4-h
 4-i
----------------------------------------------------------------------------------------------------------------------------------
 4-j
 4-k
 4-l
 4-m
 4-n
----------------------------------------------------------------------------------------------------------------------------------
 4-o
 4-p
 4-q
 4-r
 4-s
----------------------------------------------------------------------------------------------------------------------------------
 4-t
 4-u
 4-v
 4-w
 4-y
----------------------------------------------------------------------------------------------------------------------------------
 4-z
4-aa
4-ab
4-ac
4-ad
----------------------------------------------------------------------------------------------------------------------------------
4-ae
4-af
4-ag
4-ah
4-ai
----------------------------------------------------------------------------------------------------------------------------------
4-aj
4-ak
4-al
4-am
4-an
----------------------------------------------------------------------------------------------------------------------------------
4-ao
4-ap
4-aq
4-ar
  5                                   500  Estoppel Impound (Springing ) / Minimum Cash Management Account Balance
----------------------------------------------------------------------------------------------------------------------------------
  6                             1,547,600  Calpine Reserve ($1,430,000) / Littler Mendelson ($117,600)
  7
  8                               802,500  Holdback Letter of Credit/Flood Insurance Holdback / Debt Service Reserve (Springing)
 8-a
 8-b
----------------------------------------------------------------------------------------------------------------------------------
 8-c
 8-d
 8-e
 8-f
 8-g
----------------------------------------------------------------------------------------------------------------------------------
 8-h
 8-i
 8-j
 8-k
 8-l
----------------------------------------------------------------------------------------------------------------------------------
 8-m
 8-n
 8-o
 8-p
 8-q
----------------------------------------------------------------------------------------------------------------------------------
 8-r
 8-s
 8-t
 8-u
 8-v
----------------------------------------------------------------------------------------------------------------------------------
 8-w
  9                               895,000  Capital Improvement Holdback
 10
 11
 12
----------------------------------------------------------------------------------------------------------------------------------
 13
 14
 15
 16               4,915         1,684,216  Occupancy Reserves
 17
----------------------------------------------------------------------------------------------------------------------------------
 18
 19
 20
 21               5,118           100,000  C&U Permit Holdback
 22                               305,000  New England Audio ($150,000) / Four Seasons Reserve ($155,000)
----------------------------------------------------------------------------------------------------------------------------------
 23               4,150
 24
 25               1,671
 26                             1,000,000  Friendly's Lease Holdback
 27               2,024
----------------------------------------------------------------------------------------------------------------------------------
 28               1,868                    Scripps Reserve (Springing)
 29
 30               1,445
 31
 32               3,540           350,000  Holdback Reserve
----------------------------------------------------------------------------------------------------------------------------------
32-a
32-b
32-c
 33
 34
----------------------------------------------------------------------------------------------------------------------------------
 35
 36               3,253
 37
 38               3,438           750,000  Upfront Rollover Reserve
 39              12,724
----------------------------------------------------------------------------------------------------------------------------------
 40
 41
 42               1,936
 43
 44
----------------------------------------------------------------------------------------------------------------------------------
 45               3,616
 46
 47               3,837                    Debt Service Reserve (Springing)
 48
 49
----------------------------------------------------------------------------------------------------------------------------------
 50
 51               3,403
 52               4,152
 53                 711            18,000  Condominium Charges Reserve
 54              13,123
----------------------------------------------------------------------------------------------------------------------------------
 55               2,252                    Kroger Sweep (Springing)
 56                               185,000  Additional Security
 57               1,622           356,000  Basha's Reserve
 58               2,042
 59               2,180            55,631  Ground Rent
----------------------------------------------------------------------------------------------------------------------------------
 60
 61
 62               5,168           150,000  Roof Replacement
 63               2,569
 64
----------------------------------------------------------------------------------------------------------------------------------
 65               3,318           441,662  Moody Debt Service
 66
 67
 68                                        Roof Replacement (Monthly)
 69
----------------------------------------------------------------------------------------------------------------------------------
 70
 71
 72
 73               1,000
 74
----------------------------------------------------------------------------------------------------------------------------------
 75               2,156             4,600  Andys Liquors Holdback
 76               2,626
 77
 78
 79
----------------------------------------------------------------------------------------------------------------------------------
 80               1,068           208,026  The Revenue Group Reserve ($102,639), Burt Hill Rent Reserve ($63,079), Gastro Reserve
                                           ($42,308)
 81               1,203            10,524  Occupancy Reserve
 82                             2,500,000  Price Choppers Expansion Reserve ($2,300,000 LOC),  Holdback Reserve ($200,000 LOC)
 83                             1,700,000  Holdback Escrow/Office Escrow
 84                 974           334,465  PIP Reserve / O&M Cash Sweep (Springing)
----------------------------------------------------------------------------------------------------------------------------------
 85                                        Staples LOC Reserve (Springing)
 86               5,097               792  Association Assessment Impound (Upfront & Monthly)
 87               1,500           268,977  Buzz Reserve ($3,015), Academy of Cosmetology Reserve ($108,827), Citibank Reserve
                                           ($124,000), Casa Garcia Reserve ($33,135)
 88               5,214             9,400  FF&E Reserve
88-a
----------------------------------------------------------------------------------------------------------------------------------
88-b
 89
89-a
89-b
89-c
----------------------------------------------------------------------------------------------------------------------------------
89-d
 90               6,211           580,000  Rent Holdback ($500,000) / Insurance Holdback ($80,000)
 91               1,477         1,187,946  Potential Mechanic Liens
 92               1,204
 93
----------------------------------------------------------------------------------------------------------------------------------
 94               1,711
94-a
94-b
 95               2,638                    Environmental Impound (Springing)
 96                 656         2,400,000  LOC TILC/Holdback
----------------------------------------------------------------------------------------------------------------------------------
 97                                78,500  Environmental Escrow
97-a
97-b
97-c
97-d
----------------------------------------------------------------------------------------------------------------------------------
 98               7,140           106,129  Occupancy Holdback/Environmental Escrow
 99                 879           130,000  HVAC & Upside Ride Tenant Escrow
 100
 101              5,087           158,000  Tenancy Reserve
 102              1,708
----------------------------------------------------------------------------------------------------------------------------------
 103              2,821
 104              2,083
 105
 106              3,663                    Alsate Impound (Springing)
 107              2,256
----------------------------------------------------------------------------------------------------------------------------------
 108                                  500  Minimum Account Balance / Debt Service (Springing)
 109              2,476
 110                627            22,960  Occupancy Impound
 111
 112              1,395            75,000  Environmental Reserve
----------------------------------------------------------------------------------------------------------------------------------
 113              1,607
113-a
113-b
 114                         540,000 (LOC) Additional Security
 115              2,960
----------------------------------------------------------------------------------------------------------------------------------
115-a
115-b
115-c
 116                              126,000  Debt Service Reserve
 117              1,570
----------------------------------------------------------------------------------------------------------------------------------
 118
 119              2,767
 120              1,340
 121              2,763           800,000  Winn Dixie Holdback Agreement / 1031 Cash Sweep / Debt Service Reserve (Springing)
 122                798
----------------------------------------------------------------------------------------------------------------------------------
 123
 124
 125                              487,712  TI Missing Rent Holdback
 126                739      200,000 (LOC) Additional Security
 127                934           424,678  Cash Flow Impound (Springing) / Rent Stabilization Impound / Minimum Account Balance
                                           Impound
----------------------------------------------------------------------------------------------------------------------------------
 128                                  500  Minimum Account Balance
 129              3,808
 130                              420,000  Credit Enhancement ($420,000 LOC)
 131
 132              1,341
----------------------------------------------------------------------------------------------------------------------------------
 133                741
 134                912
 135                         954,000 (LOC) Initial Premises Leaseup
 136                               75,314  Additional Security
 137                928
----------------------------------------------------------------------------------------------------------------------------------
 138
 139                593            47,420  David's Bridal Rent Holdback ($43,200) / Curve's Rent Holdback ($4,220)
 140              1,712
 141              1,650
 142              3,037
----------------------------------------------------------------------------------------------------------------------------------
 143             11,608
 144                607           400,000  Economic Holdback Impound
 145                437
 146              2,467
 147              3,497
----------------------------------------------------------------------------------------------------------------------------------
 148                934
 149
 150              3,988
 151
 152
----------------------------------------------------------------------------------------------------------------------------------
 153
 154              2,260
 155              8,569           100,000  Insurance Deductable Impound
 156
 157                                       Debt Service Reserve (Springing) / Minimum Account Balance
----------------------------------------------------------------------------------------------------------------------------------
 158
 159                                       Debt Service Reserve (Springing)
 160              1,188
 161              2,408
 162
----------------------------------------------------------------------------------------------------------------------------------
 163
 164              2,283            82,500  Retrofit Impound
 165              1,360
 166              1,097
 167                868         1,350,000  Occupancy Holdback / Debt Service Reserve
----------------------------------------------------------------------------------------------------------------------------------
 168                598
 169
 170              2,673
 171              1,004
 172
----------------------------------------------------------------------------------------------------------------------------------
 173
 174                288
 175                945
 176              3,280
176-a
----------------------------------------------------------------------------------------------------------------------------------
176-b
 177              1,025
 178                624           150,000  Occupancy Holdback
 179                215
 180                746
----------------------------------------------------------------------------------------------------------------------------------
 181              3,568
 182              1,067           340,000  Occupancy Holdback
 183
 184              2,534
 185                548
----------------------------------------------------------------------------------------------------------------------------------
 186                868
 187              3,566
 188              1,943
 189              4,931            86,250  Retrofit Impound
 190              1,635
----------------------------------------------------------------------------------------------------------------------------------
 191                               34,336  Rent Concessions
 192
 193
 194                474
 195              2,093
----------------------------------------------------------------------------------------------------------------------------------
 196              3,112                    Ground Lease Termination Impound (Springing)
 197
 198
 199                                       Debt Service Reserve (Springing)
 200              1,578
----------------------------------------------------------------------------------------------------------------------------------
 201                               77,970  Tenant Debt Service Impound / Debt Service Reserve Impound
 202
 203              2,974            50,000  Kiddie Lease Deposit
 204              2,127           126,147  Additional Rental Holdback ($100,000) / Violations Holdback ($26,147)
 205
----------------------------------------------------------------------------------------------------------------------------------
 206                939
 207              1,978
 208              1,291
 209              1,380
 210
----------------------------------------------------------------------------------------------------------------------------------
 211                575
 212
 213              2,600
 214                638
 215
----------------------------------------------------------------------------------------------------------------------------------
 216
 217                366           100,000  Rental Achievement Holdback
 218
 219                787
 220
----------------------------------------------------------------------------------------------------------------------------------
 221              1,063           156,000  Seismic Retrofit
 222                433            84,740  Suite 150/250/310 Occupancy Holdbacks
 223                524
 224              1,678
 225
----------------------------------------------------------------------------------------------------------------------------------
 226                760
 227              2,393
 228
 229                654
 230
----------------------------------------------------------------------------------------------------------------------------------
 231                186           200,000  Rent-Up Imound
 232                328
 233
 234                414
 235                461
----------------------------------------------------------------------------------------------------------------------------------
 236              1,569             9,361  Violation Holdback
 237                787
 238
 239
 240
----------------------------------------------------------------------------------------------------------------------------------
 241
 242
 243                832
 244
 245                298
----------------------------------------------------------------------------------------------------------------------------------
 246              1,665            47,500  Survey and Tenant Holdback
 247                563
 248                383
 249                611
 250                583
----------------------------------------------------------------------------------------------------------------------------------
 251                381
 252
 253
 254
 255                151
----------------------------------------------------------------------------------------------------------------------------------
 256
 257                235
 258
 259
 260                442
----------------------------------------------------------------------------------------------------------------------------------
 261                                  500  Minimum Account Balance
 262
 263
 264                206
 265
----------------------------------------------------------------------------------------------------------------------------------
 266                340
 267
 268
 269
 270                442
----------------------------------------------------------------------------------------------------------------------------------
 271
 272
 273
 274                222
 275              1,006             1,850  Violations Holdback
----------------------------------------------------------------------------------------------------------------------------------
 276                312
 277
 278                793
 279                521
 280                320
----------------------------------------------------------------------------------------------------------------------------------
 281                                       Debt Rating of Impound Tenant Impound (Springing)
 282
 283                184
 284              1,395
 285                940            20,727  Violations Holdback
----------------------------------------------------------------------------------------------------------------------------------
 286                564
 287                433                    Debt Service Reserve (Springing)
 288                                       Debt Service Reserve Impound (Springing) / Minimum Account Balance Impound
 289                112
 290                481
----------------------------------------------------------------------------------------------------------------------------------
 291
 292                453
 293                435
 294                764            18,902  Violations Holdback
 295
----------------------------------------------------------------------------------------------------------------------------------
 296
 297                159
 298                337
 299
 300                352
----------------------------------------------------------------------------------------------------------------------------------
 301
 302
 303

      ENVIRONMENTAL  ENGINEERING
 ID    REPORT DATE   REPORT DATE  LOAN SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1      Various       Various    Alexandria Real Estate Equities, Inc.
 1-a     5/9/2006     5/15/2006
 1-b    5/11/2006     5/11/2006
 1-c    5/15/2006     5/11/2006
 1-d    5/15/2006     5/11/2006
------------------------------------------------------------------------------------------------------------------------------------
  2     4/14/2006     4/14/2006   CSM Investors, Inc.
 2-a    4/14/2006     4/14/2006
 2-b    4/14/2006     4/14/2006
 2-c    4/14/2006     4/14/2006
 2-d    4/14/2006     4/14/2006
------------------------------------------------------------------------------------------------------------------------------------
 2-e    4/14/2006     4/14/2006
 2-f    4/14/2006     4/14/2006
 2-g    4/14/2006     4/14/2006
 2-h    4/14/2006     4/14/2006
  3     5/10/2006     5/10/2006   Behringer Harvard REIT I, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  4      Various       Various    RLJ Lodging Fund II, L.P.; RLJ Lodging Fund II (PF #1)
 4-a    4/25/2006     4/25/2006
 4-b    4/25/2006     4/25/2006
 4-c    3/23/2006     4/26/2006
 4-d    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
 4-e    4/25/2006     4/25/2006
 4-f    3/23/2006     4/26/2006
 4-g    4/25/2006     4/25/2006
 4-h    4/25/2006     4/25/2006
 4-i    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
 4-j    4/25/2006     4/25/2006
 4-k    4/25/2006     4/25/2006
 4-l    4/25/2006     4/25/2006
 4-m    4/25/2006     4/25/2006
 4-n    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
 4-o    4/25/2006     4/25/2006
 4-p    4/25/2006     4/25/2006
 4-q    4/25/2006     4/25/2006
 4-r    4/25/2006     4/25/2006
 4-s    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
 4-t    4/25/2006     4/25/2006
 4-u    4/25/2006     4/25/2006
 4-v    4/25/2006     4/25/2006
 4-w    4/25/2006     4/25/2006
 4-y    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
 4-z    4/25/2006     3/24/2006
4-aa    4/25/2006     4/25/2006
4-ab    4/25/2006     4/25/2006
4-ac    4/25/2006     4/25/2006
4-ad    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
4-ae    4/25/2006     3/24/2006
4-af    3/15/2006     4/25/2006
4-ag    4/25/2006     3/24/2006
4-ah    4/25/2006     3/10/2006
4-ai    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
4-aj    4/25/2006     4/25/2006
4-ak    4/25/2006     4/25/2006
4-al    4/25/2006     4/25/2006
4-am    4/25/2006     3/24/2006
4-an    4/25/2006     4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
4-ao    4/25/2006     4/25/2006
4-ap    4/25/2006     3/10/2006
4-aq    4/25/2006     4/25/2006
4-ar    4/25/2006     3/24/2006
  5      6/8/2006     6/8/2006    DRA G & I Fund IV REIT
------------------------------------------------------------------------------------------------------------------------------------
  6     4/10/2006     4/10/2006   Forest City Enterprises and Kimball Small, Grant Serburck, and David Small
  7     4/27/2006     4/27/2006   Acadia Realty Trust and Ginsburg Development Companies
  8      5/5/2006     5/5/2006    High Street Real Estate Fund II Investors, LLC
 8-a     5/5/2006     5/5/2006
 8-b     5/5/2006     5/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 8-c     5/5/2006     5/5/2006
 8-d     5/5/2006     5/5/2006
 8-e     5/5/2006     5/5/2006
 8-f     5/5/2006     5/5/2006
 8-g     5/5/2006     5/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 8-h     5/5/2006     5/5/2006
 8-i     5/5/2006     5/5/2006
 8-j     5/5/2006     5/5/2006
 8-k     5/5/2006     5/5/2006
 8-l     5/5/2006     5/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 8-m     5/5/2006     5/5/2006
 8-n     5/5/2006     5/5/2006
 8-o     5/5/2006     5/5/2006
 8-p     5/5/2006     5/5/2006
 8-q     5/5/2006     5/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 8-r     5/5/2006     5/5/2006
 8-s     5/5/2006     5/5/2006
 8-t     5/5/2006     5/5/2006
 8-u     5/5/2006     5/5/2006
 8-v     5/5/2006     5/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 8-w     5/5/2006     5/5/2006
  9     5/22/2006     5/22/2006   Great American Life Insurance, Stephen Fuller and Victor Fuller
 10     4/14/2006     4/6/2006    Joel Gershman and Jager Management
 11     4/27/2006     4/27/2006   Acadia Realty Trust and Ginsburg Development Companies
 12     6/21/2006     7/8/2006    Berkowitz, Jeffrey
------------------------------------------------------------------------------------------------------------------------------------
 13      5/9/2006     5/9/2006    REI Real Estate Services, LLC
 14     7/17/2006     7/31/2006   White, Carolee
 15     11/3/2005    10/11/2005   Seryl Kushner and George Gellert
 16     7/19/2006    12/23/2005   Michael O'Neill and Erik Kolar
 17     4/27/2006     4/28/2006   Acadia Realty Trust and Ginsburg Development Companies
------------------------------------------------------------------------------------------------------------------------------------
 18     3/29/2006     6/6/2006    Hartz Mountain Industries
 19     7/26/2006     7/24/2006   Sarofim Investors Realty Fund P-III
 20      8/3/2006     6/16/2006   Nick S. Vidalakis
 21     6/15/2006     5/5/2006    Allen De Olazarra, Rudy Touzet, Doug Fleit, Brian Katz
 22     4/27/2006     4/27/2006   Acadia Realty Trust and Ginsburg Development Companies
------------------------------------------------------------------------------------------------------------------------------------
 23      4/7/2006     4/7/2006    Jonathan Rubini, Stuart Bond, Leonard Hyde
 24      6/8/2006     6/9/2006    Halpern, David; Sam Halpern; Zygmunt Wilf; Leonard Wilf
 25      5/4/2006     5/4/2006    Steven Fogel and Howard Banchik
 26     4/27/2006     4/27/2006   Acadia Realty Trust and Ginsburg Development Companies
 27     6/21/2006     6/21/2006   Pedro Arroyo
------------------------------------------------------------------------------------------------------------------------------------
 28     3/27/2006     3/22/2006   Daniel L. Barnett, John-David W. Roddy
 29     8/24/2005     9/29/2005   Peter H. Edwards
 30      6/6/2006     6/5/2006    Keith Stoltz
 31     7/26/2006     8/15/2006   WRI North American Properties, L.P.
 32     5/11/2006     5/22/2006   Rick B. Burkey, Richard J. McDougall
------------------------------------------------------------------------------------------------------------------------------------
32-a    5/11/2006     5/22/2006
32-b    5/11/2006     5/22/2006
32-c    5/11/2006     5/22/2006
 33      5/8/2006     5/8/2006    Spencer Partrich, Mickey Shapiro
 34     5/17/2006     5/19/2006   Meyer Nugit, Meyer & Trudy Nugit Family Trust
------------------------------------------------------------------------------------------------------------------------------------
 35     6/20/2006     6/26/2006   Maynard, Mark; Nathan Sanders
 36      3/8/2006     3/8/2006    Joseph McDowell, Jr. and Mary Pat McDowell
 37     5/18/2006     5/10/2006   Sam Kirschenbaum and Benjamin Rubin
 38     12/12/2005   12/14/2005   R. Maurice Crowe, Jr.
 39     5/25/2006     5/25/2006   Blago Kozul and Nikola Kozul
------------------------------------------------------------------------------------------------------------------------------------
 40     4/13/2006     7/21/2006   Behringer Harvard REIT I
 41     6/14/2006     6/13/2006   Wilf, Zygmunt; Leonard Wilf; Mark Wilf
 42     1/12/2006     1/13/2006   John B Mason
 43     6/19/2006     7/13/2006   Alexander, Randall P.
 44     7/18/2006     7/11/2006   Alexander, Randall P.
------------------------------------------------------------------------------------------------------------------------------------
 45     6/20/2006     6/20/2006   WAFRA/AREF RE Venture Co Dawson LLC; Titan Real Estate Investment Group
 46     5/25/2006     5/22/2006   David Altschuler
 47      4/7/2006     5/5/2006    Tony Markve, Dory Doud, Marilee N Doud, Ben R Doud
 48     6/20/2005    10/11/2005   Seryl Kushner and George Gellert
 49     6/16/2006     6/28/2006   KBS Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
 50     7/11/2006    11/14/2005   Inland Western Retail Real Estate Trust; Marc Newman; David Newman
 51     7/21/2006     7/20/2006   Robert M. Stanton
 52     7/24/2006     7/21/2006   John Waterbury
 53      4/5/2006     3/29/2006   Robert R. Elliott
 54     6/28/2006     7/5/2006    Sharma, Baldev; Sudesh Sharma; Ajay Sharma
------------------------------------------------------------------------------------------------------------------------------------
 55     12/15/2005   12/20/2005   Dominic Sabatini
 56     6/26/2006     6/15/2006   Abbott, James; Alice Abbott; Harley O'Neil; Michelle O'Neil; Elizabeth Vanderveen; Dale Galvin;
                                  Mary Galvin; Lyle Martin
 57      5/1/2006     5/2/2006    Marko Burns and Bruce Shapiro
 58      6/6/2006     6/7/2006    Jack J. Jakosky, Terry C. Hackett
 59     3/24/2006     3/24/2006   Jerry Moison, John Mercer, Susan Kral and Glen Kral
------------------------------------------------------------------------------------------------------------------------------------
 60     6/21/2006     7/31/2006   Wilf, Zygmunt; Leonard Wilf; Mark Wilf
 61      5/3/2006     5/5/2006    Duncan L. Matteson, Jr., James A. Blake
 62     5/26/2006     5/18/2006   Sharp, Samuel W.
 63     4/27/2006     4/27/2006   Howard Hill Weissinger
 64      4/7/2006     4/7/2006    Charles Rosner and Frances Rosner
------------------------------------------------------------------------------------------------------------------------------------
 65      6/8/2006     6/11/2006   Harold Rosenblum and Sean K. O'Brien
 66     6/14/2006     6/22/2006   Hemstreet, Greg
 67      6/6/2006     3/28/2006   Inland American Real Estate Trust
 68      5/8/2006     4/6/2006    Allan V. Rose
 69      6/2/2006     6/2/2006    J. Patrick Wiggins
------------------------------------------------------------------------------------------------------------------------------------
 70     7/20/2005     7/20/2005   Seryl Kushner and George Gellert
 71     4/24/2006     4/25/2006   Ahmad Zarrabian
 72      6/6/2006     3/28/2006   Inland American Real Estate Trust
 73      5/8/2006     5/10/2006   Bharat Lall and Suresh Patel
 74     3/16/2006     6/27/2006   Joseph R. Scuderi
------------------------------------------------------------------------------------------------------------------------------------
 75     5/30/2006     5/30/2006   William L. Hutchinson
 76      6/7/2006     6/8/2006    Thomas Arnot and Darrell Hanson
 77     5/16/2006     5/16/2006   Elder, Robert
 78     5/18/2006     5/25/2006   Cipriani, Gerard J.
 79     4/12/2006     3/30/2006   Corporate Property Associates 16-Global Incorporated
------------------------------------------------------------------------------------------------------------------------------------
 80     5/25/2006     5/25/2006   Jonathan Berns, Edward Schwartz, Patrick Finley
 81     4/26/2006     4/6/2006    Michael T. Hall, Michael T. Hall Revocable Trust
 82     5/15/2006     5/15/2006   John J. Nigro, Steven J. Powers
 83     7/19/2006     7/21/2006   Commercial Retail Investors LLC, Holualoa Arizona, Inc.
 84     4/25/2006     4/25/2006   RLJ Lodging Fund II, L.P.; RLJ Lodging Fund II (PF #1)
------------------------------------------------------------------------------------------------------------------------------------
 85      7/5/2005     7/13/2005   Sterling Centrecorp Inc.
 86     4/26/2006     4/26/2006   James R Smith, Timothy M. Baydala, Steven J Kaplan
 87     5/30/2006     5/30/2006   William L. Hutchinson
 88     5/30/2006     6/2/2006    Adam Bernstein
88-a    5/30/2006     6/2/2006
------------------------------------------------------------------------------------------------------------------------------------
88-b    5/30/2006     6/2/2006
 89     5/31/2006     5/31/2006   Jon K. Volwieder
89-a    5/31/2006     5/31/2006
89-b    5/31/2006     5/31/2006
89-c    5/31/2006     5/31/2006
------------------------------------------------------------------------------------------------------------------------------------
89-d    5/31/2006     5/31/2006
 90     3/22/2006     3/22/2006   David Shweky and Ahron Hersh
 91      3/6/2006     6/13/2006   Piken, Edward
 92      6/6/2006     6/5/2006    William White, Matthew White
 93      4/5/2006     4/6/2006    Allan V. Rose
------------------------------------------------------------------------------------------------------------------------------------
 94      Various      4/20/2006   Thomas M. Yockey, Michael Z. Jacoby and Jeff Kelly
94-a    4/19/2006     4/20/2006
94-b    4/28/2006     4/20/2006
 95     6/12/2006     6/12/2006   Alfred Avedisian, Steven F. Spierer, John A. Woodward
 96     5/16/2006     5/15/2006   Richard E. Ward, II, Michael L. Accardi
------------------------------------------------------------------------------------------------------------------------------------
 97      Various      1/18/2006   Corporate Property Associates 16-Global Incorporated
97-a    1/20/2006     1/18/2006
97-b    1/20/2006     1/18/2006
97-c     3/1/2006     1/18/2006
97-d    1/20/2006     1/18/2006
------------------------------------------------------------------------------------------------------------------------------------
 98     8/12/2005     8/11/2005   Mordechai Israeli, Isaac Betesh
 99     6/16/2006     6/23/2006   Arnold Matos and Luisa O. Matos
 100     6/5/2006     3/28/2006   Inland American Real Estate Trust
 101    6/19/2006     6/16/2006   Carlos M. Garcia
 102     2/3/2006     2/3/2006    Jack Demirjian, Mehadi Ali, Nazy Hirani
------------------------------------------------------------------------------------------------------------------------------------
 103    5/10/2006     5/10/2006   Roger Crouch, Gregory Owings, Gregory Walton
 104     6/7/2006     6/14/2006   Thomas Arnot and Darrell Hanson
 105     8/2/2006     8/18/2006   WRI North American Properties, L.P.
 106    6/14/2006     6/14/2006   Peggy L Long, David L Long
 107     5/4/2006     5/4/2006    Stephen A. Pyhrr
------------------------------------------------------------------------------------------------------------------------------------
 108     5/4/2006     5/4/2006    Vera Cort
 109     6/8/2006     6/7/2006    William McNamara and Joseph Heenan
 110    6/23/2006     5/31/2006   William White, Matthew White
 111    12/8/2005     12/8/2005   Hersha Hospitality Trust
 112    4/17/2006     4/13/2006   Michael T. Hall, Michael T. Hall Revocable Trust
------------------------------------------------------------------------------------------------------------------------------------
 113     Various      4/10/2006   Peter S. Duncan
113-a   4/17/2006     4/10/2006
113-b   4/12/2006     4/10/2006
 114    6/21/2005    11/18/2005   Morris, Robert; Joseph D. Morris; Ronald Satnick
 115    4/12/2006     3/30/2006   Nicholas J. Aynilian and Vahram N. Aynilian
------------------------------------------------------------------------------------------------------------------------------------
115-a   4/12/2006     3/30/2006
115-b   4/12/2006     3/30/2006
115-c   4/12/2006     3/30/2006
 116    5/10/2006     8/16/2006   Levenson, Kent; Jim Cowart; George Berkow; John Meshad
 117     7/3/2006     7/3/2006    Kosti Shirvanian
------------------------------------------------------------------------------------------------------------------------------------
 118     6/9/2006     6/9/2006    David Dollinger
 119     7/7/2006     7/7/2006    Kyung I. Kim
 120    5/23/2006     5/23/2006   Charles R. Hefner, Jr.
 121     6/2/2006     5/25/2006   Peter Kalkus
 122    6/19/2006     3/4/2006    Piacentini, Franklin; Patrick Ritz; Ted Winnowski; Michael McKenna
------------------------------------------------------------------------------------------------------------------------------------
 123       NAP        4/20/2006   Stanley Black, Michael L. Schwab, Bruce Konheim, Robert K. Barth
 124       NAP        4/20/2006   Stanley Black, Michael L. Schwab, Bruce Konheim, Robert K. Barth
 125    5/12/2006     5/2/2006    David Nearon and Elaine Nearon
 126    7/18/2006     6/19/2006   Cowan, Ronald H.
 127     2/1/2006     2/3/2006    Cucamonga Vintners, LLC
------------------------------------------------------------------------------------------------------------------------------------
 128    5/24/2006     5/23/2006   Barbara J. Detrick, Shelly B. Detrick
 129     4/4/2006     4/3/2006    Sam Kirschenbaum
 130    5/16/2006     5/16/2006   Rajendra K. Patel, Mina R. Patel
 131    6/12/2006     6/12/2006   Lillian Watkins, Lawrence Watkins
 132     6/7/2006     5/25/2006   Michael T. Hall, Michael T. Hall Revocable Trust
------------------------------------------------------------------------------------------------------------------------------------
 133    6/27/2006     4/5/2006    Robert E. Smietana, John E. Shaffer, Melissa S. Pielet, Timothy Luby, Carl M. Manofsky
 134    7/12/2006     7/3/2006    Lucas, Mark
 135    11/9/2005    11/11/2005   Reiling, Mark W.; Dawn M. Grant; Thomas P. Commerford
 136    7/12/2006     7/8/2006    Rector, Coleman G.; Charles W. Rector, Jr
 137    6/23/2006     7/20/2006   Marko Susnjara
------------------------------------------------------------------------------------------------------------------------------------
 138    2/24/2006     2/24/2006   Andrew J. Kobosko
 139    6/16/2006     6/16/2006   Craig A. Briner, Robert K. Hultstrand
 140    3/27/2006     3/28/2006   Hartz Mountain Industries
 141    11/28/2005   11/22/2005   DBSI Housing, Inc., Douglas L.Swenson
 142    4/28/2006     5/5/2006    Brent Lambi
------------------------------------------------------------------------------------------------------------------------------------
 143    5/27/2005     6/1/2005    Frank L. Flautt, Jr., Fred V. Alias
 144    6/14/2006     6/14/2006   Gregory B. Owings, Roger M. Crouch, Neill H. Taylor, Phillip B. Mann
 145    4/13/2006     4/13/2006   Steven Fogel and Howard Banchik
 146     6/6/2006     6/23/2006   Daren C. Marhula
 147     5/5/2006     5/5/2006    Igal Namdar
------------------------------------------------------------------------------------------------------------------------------------
 148     5/3/2006     5/3/2006    Richard Murphy
 149     9/6/2005     9/6/2005    James Chamberlain, Carl Greenwood
 150    5/24/2006     5/24/2006   Matthew B. Lester
 151     4/6/2006     4/10/2006   SWC Roxbury Corp.
 152    5/17/2006     6/5/2006    Francis X. Smyth
------------------------------------------------------------------------------------------------------------------------------------
 153    5/15/2006     5/26/2006   Wong, T.D.
 154     6/2/2006     5/11/2005   Lawrence Brutger
 155     6/8/2006     6/8/2006    Lawrence W Hill, Jorge P Giron
 156    10/4/2005     10/6/2005    Inland Western Retail Real Estate Trust
 157    2/20/2006     4/3/2006    Joseph R. Scuderi
------------------------------------------------------------------------------------------------------------------------------------
 158    5/25/2006     5/25/2006   GRS City of Detroit
 159    2/20/2006     5/17/2006   Joseph R. Scuderi
 160     5/2/2006     5/4/2006    John Menne Sr. and Carolyn Menne
 161     4/6/2006     4/10/2006   Paul Klenoff and Eric Phillips
 162    5/31/2006     5/28/2006   Patrick Kong, Debra Kong
------------------------------------------------------------------------------------------------------------------------------------
 163    5/30/2006     5/28/2006   Patrick Kong, Debra Kong
 164    5/23/2006     5/23/2006   Kafieh Farrokhtala
 165    5/12/2006     5/12/2006   Pamela Rutherford, Troy Rutherford
 166    7/28/2006     7/28/2006   Chul H. Park, Mi Soo Park
 167     3/2/2006     3/7/2006    Harry Adjmi and Stanley Cayre
------------------------------------------------------------------------------------------------------------------------------------
 168    3/21/2006     3/21/2006   Clayton Emory, David Emory and Matthew Ryan
 169    10/25/2005   10/27/2005   Barbara J. Detrick, Shelly B. Detrick
 170    4/10/2006     4/7/2006    Bernard and Carole MacElhenny
 171    6/21/2006     6/21/2006   Michael S. Powers, John E. McNellis
 172    6/26/2006     6/2/2006    Halpern, David; Jack Halpern; Zygmunt Wilf; Leonard Wilf
------------------------------------------------------------------------------------------------------------------------------------
 173    8/11/2005     10/5/2005   Ashok Owarkadas Israni
 174    2/20/2006     2/20/2006   Steven Fogel and Howard Banchik
 175    6/23/2006     6/23/2006   Park, Chan Shik
 176    7/13/2006      Various    Michael O'Neill and Erik Kolar
176-a   7/13/2006     5/10/2006
------------------------------------------------------------------------------------------------------------------------------------
176-b   7/13/2006     5/23/2006
 177    5/15/2006     5/23/2006   Sharon Evenhaim and Ronen Evenhaim
 178    5/12/2006     5/10/2006   Dick Zehring
 179    6/19/2006     6/20/2006   Gomer, Andrew; Ayampillay Jeyanathan
 180    12/5/2005     12/2/2005   Allen Young
------------------------------------------------------------------------------------------------------------------------------------
 181     2/3/2006     2/2/2006    Berkley G. Biddle, Raymond L. Biddle
 182    3/23/2006     3/28/2006   Teressa Shain, Martin Shain, Nancy Javete, Harold Javete
 183    3/16/2006     3/21/2006   Jackie Applebaum, Yoram Fishman
 184     3/7/2006     3/9/2006    Peter N. Rait and Cecelia I. Rait
 185    2/24/2006     2/10/2006   LVF Lake Zurich LLC
------------------------------------------------------------------------------------------------------------------------------------
 186    5/12/2006     5/25/2006   Michael Jaeger, Robert McHugh
 187    5/16/2006     5/16/2006   Dipak K. Patidar
 188     6/9/2006     5/22/2006   Chuck M. Yee and Grace L. Yee
 189    5/23/2006     5/23/2006   Kafieh Farrokhtala
 190     4/4/2006     4/4/2006    H. Craig Allen
------------------------------------------------------------------------------------------------------------------------------------
 191    5/12/2006     5/12/2006   Gouveia, Stanley B.; Helyn B. Gouveia; Melinda Gouveia Leahy; Victoria Leahy; Peggy R. Taphouse;
                                  Jane Gouveia-Simpson
 192     6/5/2006     3/28/2006   Inland American Real Estate Trust
 193    5/24/2006     5/24/2006   Continental Communities
 194    3/22/2006     3/23/2006   Olive Imbernon, Emil (Jim) Imbernon, Johnsie Moffett
 195    4/14/2006     4/7/2006    John Chang
------------------------------------------------------------------------------------------------------------------------------------
 196       NAP        5/22/2006   Sharon Elick, Wiley Elick, MERRITT CHARLES HORNING, JR.
 197    4/10/2006     4/10/2006   Donald, Marcia, Terry and Brad Murchison
 198       NAP        4/13/2006   John Lindsay, Reta Lindsay
 199       NAP       10/26/2005   Rakesh C. Gupta, Ramesh C. Bansel, Roshan L. Gupta
 200    6/13/2006     6/13/2006   Lillian Watkins, Lawrence Watkins
------------------------------------------------------------------------------------------------------------------------------------
 201     6/5/2006        NAP      David Scott Posey, Rhona Friedman, Scott M Friedman
 202    5/18/2006     5/30/2006   Arkan Jonna
 203    2/21/2006     2/24/2006   John R. Parsons Jr. and Andrew I. Sacher
 204    3/23/2006     3/23/2006   Marilyn Finklestein and Ilene Morgan
 205    5/18/2006     5/30/2006   Arkan Jonna
------------------------------------------------------------------------------------------------------------------------------------
 206       NAP        5/23/2006   Linda A Horn, Mark Horn, Horn MN, LLC
 207       NAP        5/22/2006   NetREIT
 208     5/2/2006     4/28/2006   John Moore
 209    7/13/2006     6/27/2006   Nayan C. Patel, Raman C. Patel
 210       NAP        4/17/2006   Robert D. Shipp, Mapleton Real Estate, LLC
------------------------------------------------------------------------------------------------------------------------------------
 211       NAP        4/24/2006   Chuck Horning
 212     5/2/2006     4/6/2006    Robert DiMucci
 213    5/23/2006     5/24/2006   Matthew B. Lester
 214     1/4/2006     1/6/2006    Bharat Lall and Suresh Patel
 215       NAP        5/26/2006   Betty Robarts, Robert Robarts
------------------------------------------------------------------------------------------------------------------------------------
 216     5/3/2006     4/6/2006    Robert DiMucci
 217     6/2/2006     6/2/2006    Van Westmoreland; Chris Harper
 218    4/24/2006     4/6/2006    Robert DiMucci
 219    7/17/2006     7/12/2006   Aflalo, Solomon
 220    6/12/2006     6/12/2006   The Elmhurst Corporation
------------------------------------------------------------------------------------------------------------------------------------
 221    6/15/2006     6/14/2006   Hefner, Michael; Laureston McLellan
 222       NAP        5/3/2006    Sharon Elick, Wiley Elick, Charles Horning
 223       NAP        2/17/2006   Wolfe Miller
 224    7/13/2006     6/27/2006   Nayan C. Patel, Raman C. Patel
 225    4/11/2006     4/6/2006    Robert DiMucci
------------------------------------------------------------------------------------------------------------------------------------
 226    5/17/2006     5/17/2006   Arnaldos Matos and Joao Bettencourt
 227    5/26/2006     5/28/2006   C. Edward Springman, Stanley L. Sidell
 228    4/14/2006     4/6/2006    Robert DiMucci
 229     5/3/2006     5/1/2006    Michael C. McMillen, Jr. and Michael A. Klump
 230    6/12/2006     6/26/2006   Lowenstein, Rob; Russell Kornman
------------------------------------------------------------------------------------------------------------------------------------
 231       NAP        6/9/2006    Herbert W Knutson, Julie Dunham, Bradley Dunham, Douglas DeBoer, Sherry DeShaw-DeBoer, Kevin Webb
 232       NAP        5/23/2006   Robert A Patch
 233    4/10/2006     4/10/2006   Carpenter, Joel; Peter McConnell
 234     4/4/2006     4/4/2006    Charles Miller
 235    9/30/2005     10/4/2005   Darlene Porter, Robert Porter
------------------------------------------------------------------------------------------------------------------------------------
 236    3/23/2006     3/23/2006   Marilyn Finklestein and Ilene Morgan
 237       NAP        6/5/2006    Kenny Kok
 238       NAP        5/24/2006   Barry Berkett, Jeffrey Berkett, Denise Kravitz, Lloyd S. Berkett
 239       NAP        6/2/2006    David Malcom, James LaRocca
 240       NAP        7/29/2006   James W. Soboleski, Benjamin L Kadish
------------------------------------------------------------------------------------------------------------------------------------
 241    1/25/2006     4/7/2006    Lawrence Martin, Ralph Martin, James Martin, Paul Martin, Frank Straface, Carolee Ornelas, Cynthia
                                  Morse
 242    5/18/2006     5/30/2006   Arkan Jonna
 243    3/27/2006     3/24/2006   Marc Barmazel
 244       NAP        5/25/2006   Robert Webber
 245     6/2/2006     6/2/2006    Steven Croshaw, Boyd Poulton
------------------------------------------------------------------------------------------------------------------------------------
 246    6/21/2006     6/20/2006   Robert Raphael, Lee Deane, David Firestein and Herman Gans
 247     6/5/2006     6/16/2006   Havas, Nick; Irene Havas
 248     6/6/2006     6/22/2006   Udall, Ronald O.
 249       NAP        6/14/2006   C-AP Parent, Inc., C-AP General, Inc.
 250     5/8/2006     5/8/2006    Bharat Lall and Suresh Patel
------------------------------------------------------------------------------------------------------------------------------------
 251       NAP        5/12/2006   James J Lennon, Jacqueline Prokop, Cindy M Lennon, Mark Prokop
 252    4/11/2006     4/6/2006    Robert DiMucci
 253    6/13/2006     6/13/2006   Kendall, John M.
 254     7/3/2006     7/3/2006    Andrew Rose and Mark Klaman
 255    6/16/2006     6/15/2006   GB Value Partners, LLC
------------------------------------------------------------------------------------------------------------------------------------
 256       NAP        4/27/2006   David Singelyn, David Goldberg
 257    4/14/2006     4/12/2006   Joseph H. Ryan, Oppidan, Inc.
 258    4/11/2006     4/6/2006    Robert DiMucci
 259       NAP        5/24/2006   Daniel S Forry, Dawn E. Forry
 260    6/15/2006     6/14/2006   Crumley, Charles S.
------------------------------------------------------------------------------------------------------------------------------------
 261     6/1/2006     6/13/2006   Jo Rivela, The Jo Rivela Trust
 262    7/14/2006     7/8/2006    Hunt, Donald C.; John Coreris; Sharon O'Connor; Erol Akin; Rebecca Akin
 263       NAP        4/14/2006   Francis Greenwall, Benjamin Eisler, Allen Orwitz
 264    7/26/2006     7/13/2006   Gordon, Barry
 265    4/11/2006     4/6/2006    Robert DiMucci
------------------------------------------------------------------------------------------------------------------------------------
 266     6/5/2006     5/9/2006    Charles J Patranella, Dale G Bramlet
 267    5/23/2006     5/23/2006   Daniel Massry and Isaac Massry
 268    6/19/2006     6/22/2006   Hersch, Mitchell; Brian Hersch; Sharon Hersch; Kerry Berger
 269    6/12/2006     6/21/2006   Litschgi Jr., Albert; Christopher Rinker
 270       NAP        5/10/2006   Penelope K Deshur, James E Deshur, West Bend Plaza FLP
------------------------------------------------------------------------------------------------------------------------------------
 271    5/30/2006     5/16/2006   Jones, Alan R.; Franklin S. McCullough
 272    12/28/2005   12/29/2005   Robert Shasha and Hanina Shasha
 273    6/13/2006     6/12/2006   Tsaldaris, Chris; Pete Mellos
 274       NAP        4/19/2006   Douglas S. Austin, Nada C. Austin
 275    3/23/2006     3/23/2006   Marilyn Finklestein and Ilene Morgan
------------------------------------------------------------------------------------------------------------------------------------
 276       NAP        2/8/2006    Michael Fishman, Jess Davis, Steve Osman, Ross Stiner
 277     6/9/2006     6/6/2006    Babicka, Jaromir
 278    6/13/2006     7/6/2006    Gordon, Jeffrey; Dawn Garabedian; David Gordon
 279       NAP        5/22/2006   Ronald Sann
 280    6/14/2006     6/12/2006   Bilimoria, Kerfegar; Suzanne Bilimoria
------------------------------------------------------------------------------------------------------------------------------------
 281       NAP        6/14/2006   Roberta K. French, Richard A. French, Jr., Lucille S. Kohlberg, David E. Kohlberg
 282       NAP        4/10/2006   Marybeth Rehman, Ashfaqur Rehman
 283       NAP        4/18/2006   Michael S Humphrey
 284       NAP        3/14/2006   Lily Kwon, Young Kwon
 285    3/23/2006     3/23/2006   David Kaplan, Aaron Eiges, Marilyn Finkelstein and Ilene Morgan
------------------------------------------------------------------------------------------------------------------------------------
 286       NAP        4/5/2006    Curtis E. Hoffman, David McDonell, M & H Properties, LLC
 287       NAP        4/5/2006    William A. Spring
 288       NAP        7/11/2006   James Shafer
 289       NAP        5/19/2006   Stephen Thorne IV
 290       NAP        5/24/2006   Gina Goebel, The Robert Barossi Trust
------------------------------------------------------------------------------------------------------------------------------------
 291     5/2/2006     5/2/2006    Jeffrey N. Haynes
 292    5/30/2006     5/30/2006   Britton, Fred J.; Margaret L. Britton
 293       NAP        4/4/2006    Arlen Nordhagen, SecurCare Self Storage, Inc.
 294    3/23/2006     3/23/2006   Marilyn Finklestein and Ilene Morgan
 295    7/14/2006     7/7/2006    Hunt, Donald C.; John Coreris; Sharon O'Connor; Erol Akin; Rebecca Akin
------------------------------------------------------------------------------------------------------------------------------------
 296    7/14/2006     7/8/2006    Hunt, Donald C.; John Coreris; Sharon O'Connor; Erol Akin; Rebecca Akin
 297       NAP        5/11/2006   Barry L. Throgmorton, Carla O. Throgmorton, Valerie S. Barrington, Gregory M. Barrington
 298    5/31/2006     5/31/2006   Jones, Alan R.; Franklin S. McCullough
 299     5/8/2006     5/10/2006   Cole Companies, Inc.
 300       NAP        6/1/2006    Christopher R. Forrest, Thomas E. Vogt, 205 Associates, LLC
------------------------------------------------------------------------------------------------------------------------------------
 301       NAP        2/16/2006   Darren Gillhouse, Byron Green, Alan Lyon, Kevin Crissman, Kevin Pickard
 302    7/14/2006     7/8/2006    Hunt, Donald C.; John Coreris; Sharon O'Connor; Erol Akin; Rebecca Akin
 303    7/14/2006     7/8/2006    Hunt, Donald C.; John Coreris; Sharon O'Connor; Erol Akin; Rebecca Akin

                                   APPENDIX C

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                       C-1

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR13

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                                                                       % OF                  % OF APPLICABLE
      CMSA       CMSA        MORTGAGE                                              INITIAL POOL  LOAN GROUP     LOAN GROUP
 ID LOAN NO. PROPERTY NO. LOAN SELLER (2) PROPERTY NAME (1)                          BALANCE    (ONE OR TWO)     BALANCE
----------------------------------------------------------------------------------------------------------------------------

 10    10       10-001         BSCMI      Pennswood Apartments                         1.1%          2             8.8%
 15    15       15-001         BSCMI      Colonial Park                                0.9%          2             7.3%
 24    24       24-001        PCF II      North Brunswick Manor                        0.8%          2             6.1%
 29    29       29-001         NLIC       Crosswoods at Central Park                   0.7%          2             5.3%
 33    33       33-001          WFB       Knollwood Village Apartments                 0.6%          2             4.9%
----------------------------------------------------------------------------------------------------------------------------
 35    35       35-001        PCF II      Hunterstone Apartments                       0.6%          2             4.8%
 39    39       39-001         BSCMI      Oakwood Apartments                           0.6%          2             4.5%
 45    45       45-001        PCF II      Dawson Forest Apartments                     0.5%          2             4.0%
 47    47       47-001          WFB       Imperial Apartments                          0.5%          2             4.0%
 48    48       48-001         BSCMI      The Willows at Barrington                    0.5%          2             4.0%
----------------------------------------------------------------------------------------------------------------------------
 54    54       54-001          PCF       Brandywine & Fountain Terrace Apartments     0.5%          2             3.8%
 60    60       60-001        PCF II      Sheldon Palms Apartments                     0.5%          2             3.5%
 63    63       63-001         PMCF       The Garden District Apartments               0.4%          2             3.3%
 65    65       65-001         BSCMI      Courtyard Apartments Valdosta                0.4%          2             3.2%
 70    70       70-001         BSCMI      Fox Ridge                                    0.4%          2             3.0%
----------------------------------------------------------------------------------------------------------------------------
 90    90       90-001         BSCMI      Villages of Lake Jackson                     0.3%          2             2.5%
122   122      122-001        PCF II      Town Center Park Apartments                  0.2%          2             1.9%
142   142      142-001          WFB       White River Mountain Apartments              0.2%          2             1.7%
146   146      146-001          WFB       Sherwood Glen Apartments                     0.2%          2             1.7%
148   148      148-001          WFB       Valley Heights Independent Living            0.2%          2             1.7%
----------------------------------------------------------------------------------------------------------------------------
150   150      150-001         PMCF       Taylor Park Apartments                       0.2%          2             1.6%
155   155      155-001          WFB       Savannah Apartments                          0.2%          2             1.6%
164   164      164-001          WFB       New Brighton Apartments                      0.2%          2             1.5%
165   165      165-001          WFB       Teaberry Greene Townhomes                    0.2%          2             1.4%
170   170      170-001         BSCMI      Sunquest Apartments                          0.2%          2             1.3%
----------------------------------------------------------------------------------------------------------------------------
172   172      172-001        PCF II      New Center Greens                            0.2%          2             1.3%
182   182      182-001          WFB       The Saxe Building                            0.2%          2             1.3%
189   189      189-001          WFB       Alameda Park Apartments                      0.1%          2             1.2%
204   204      204-001         BSCMI      176 East 176th Street                        0.1%          2             1.0%
213   213      213-001         PMCF       Park Hill Apartments                         0.1%          2             0.9%
----------------------------------------------------------------------------------------------------------------------------
215   215      215-001          WFB       Emerald Vista Apartments I                   0.1%          2             0.9%
227   227      227-001         PMCF       Parkside Townhome Apartments                 0.1%          2             0.8%
230   230      230-001        PCF II      Cedargate Apartments                         0.1%          2             0.8%
236   236      236-001         BSCMI      2505 Olinville Avenue                        0.1%          2             0.8%
259   259      259-001          WFB       Biscayne Apartments                          0.1%          2             0.6%
----------------------------------------------------------------------------------------------------------------------------
262   262      262-001        PCF II      Dwight Way Apartments                        0.1%          2             0.6%
275   275      275-001         BSCMI      344 East 209th Street                        0.1%          2             0.5%
278   278      278-001        PCF II      Park Place Apartments                        0.1%          2             0.4%
285   285      285-001         BSCMI      2935 Holland Avenue                          0.1%          2             0.4%
286   286      286-001          WFB       M&H Properties, LLC                          0.1%          2             0.4%
----------------------------------------------------------------------------------------------------------------------------
290   290      290-001          WFB       Merrydale Apartments                         0.0%          2             0.4%
294   294      294-001         BSCMI      2885 Briggs Avenue                           0.0%          2             0.3%

                 GENERAL     DETAILED
       # OF     PROPERTY     PROPERTY
 ID PROPERTIES    TYPE         TYPE           STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------------------

 10      1     Multifamily Garden             4913 Wynnewood Road
 15      1     Multifamily Garden             42-12 Williamsburg Drive
 24      1     Multifamily Garden             615 Bishop Boulevard
 29      1     Multifamily Garden             105 Radio City Boulevard
 33      1     Multifamily Garden             2130 East Hill Drive
-------------------------------------------------------------------------------------------------------------------------------
 35      1     Multifamily Garden             1001 HunterStone Dr
 39      1     Multifamily Garden             26300 Berg Road
 45      1     Multifamily Garden             100 Green Forest Drive
 47      1     Multifamily Garden             1722, 1700, 1688, 1697, 1719, 1813, 1925 Imperial Dr. and 1818, 1924 Sunset Drive
 48      1     Multifamily Garden             1200 Clements Bridge Road
-------------------------------------------------------------------------------------------------------------------------------
 54      1     Multifamily Garden             1975 Mack Boulevard, 2150 S. 9th Street
 60      1     Multifamily Garden             8802 Brennan Circle
 63      1     Multifamily Student Housing    190 East University Drive
 65      1     Multifamily Student Housing    480 Murray Road
 70      1     Multifamily Garden             220 A Dobbs Drive
-------------------------------------------------------------------------------------------------------------------------------
 90      1     Multifamily Garden             504 Highway 332
122      1     Multifamily Garden             29250 SW Parkway Court
142      1     Multifamily Garden             115 White River Mountain Blvd
146      1     Multifamily Garden             8825 Hickman Rd.
148      1     Multifamily Independent Living 925 Freedom Blvd.
-------------------------------------------------------------------------------------------------------------------------------
150      1     Multifamily Garden             11201 & 11400 Elm Street
155      1     Multifamily Garden             8800 Broadway St.
164      1     Multifamily Garden             1260 Brighton Ave.
165      1     Multifamily Garden             9 Warwick Lane
170      1     Multifamily Garden             445 North Pantano Road
-------------------------------------------------------------------------------------------------------------------------------
172      1     Multifamily Garden             1 Oliver Court
182      1     Multifamily Mid Rise           2402 NE 65th Street
189      1     Multifamily Garden             547-549 Buena Vista Ave.
204      1     Multifamily Mid Rise           176 East 176th St
213      1     Multifamily Garden             33000 Park Hill Boulevard
-------------------------------------------------------------------------------------------------------------------------------
215      1     Multifamily Garden             8661 Elk Grove Blvd.
227      1     Multifamily Garden             1122 Millview Drive
230      1     Multifamily Garden             2700-2701 North Mill Avenue
236      1     Multifamily Mid Rise           2505 Olinville Avenue
259      1     Multifamily Garden             150 Northland Drive
-------------------------------------------------------------------------------------------------------------------------------
262      1     Multifamily Garden             2530 Dwight Way
275      1     Multifamily Mid Rise           344 East 209th Street
278      1     Multifamily Mid Rise           212 Third Street
285      1     Multifamily Mid Rise           2935 Holland Avenue
286      1     Multifamily Garden             2401 90th Street West and 2400 91st Street West
-------------------------------------------------------------------------------------------------------------------------------
290      1     Multifamily Low Rise           238 Merrydale Road
294      1     Multifamily Mid Rise           2885 Briggs Avenue

                                                                  CUT-OFF DATE     ORIGINAL     STATED REMAINING     ORIGINAL
                                                    CUT-OFF DATE   BALANCE PER TERM TO MATURITY TERM TO MATURITY   AMORTIZATION
 ID CITY               COUNTY       STATE ZIP CODE BALANCE ($)(3)    UNIT ($)    OR ARD (MOS.)    OR ARD (MOS.)  TERM (MOS.) (4)
--------------------------------------------------------------------------------------------------------------------------------

 10 Harrisburg         Dauphin       PA    17109     33,000,000         47,965          120           119              360
 15 Harrisburg         Dauphin       PA    17109     27,360,000         43,636          180           166              360
 24 North Brunswick    Middlesex     NJ    08902     22,904,703         35,566          120           118              240
 29 Columbus           Franklin      OH    43235     19,917,356         68,210          120           110              360
 33 Grand Blanc        Genesee       MI    48439     18,483,049         28,523          120           119              360
--------------------------------------------------------------------------------------------------------------------------------
 35 Leland             Brunswick     NC    28451     17,990,671         62,468          120           119              420
 39 Southfield         Oakland       MI    48034     16,973,535         42,862          120           118              360
 45 Dawsonville        Dawson        GA    30534     15,000,000         55,970          120           118               0
 47 Rock Springs       Sweetwater    WY    82901     14,959,416         44,522          120           117              360
 48 Barrington Borough Camden        NJ    08007     14,948,566         43,079          180           166              360
--------------------------------------------------------------------------------------------------------------------------------
 54 Allentown          Lehigh        PA    18103     14,170,022         24,181          180           165              180
 60 Tampa              Hillsborough  FL    33615     13,188,623         42,271          120           119              360
 63 Auburn             Lee           AL    36832     12,500,000         27,902          120           118              360
 65 Valdosta           Lowndes       GA    31602     12,025,000         27,707          120           120              360
 70 Hi-Nella           Camden        NJ    08083     11,240,000         45,506          180           165              360
--------------------------------------------------------------------------------------------------------------------------------
 90 Lake Jackson       Brazoria      TX    77566      9,400,000         54,023           60           58               360
122 Wilsonville        Clackamas     OR    97070      7,035,000         63,378          120           119              480
142 Hollister          Taney         MO    65672      6,395,079         26,646          120           119              360
146 Urbandale          Polk          IA    50322      6,280,000         34,889          120           118              360
148 Watsonville        Santa Cruz    CA    95076      6,190,283         77,379          120           118              360
--------------------------------------------------------------------------------------------------------------------------------
150 Taylor             Wayne         MI    48180      6,000,000         25,424          120           120              360
155 Houston            Harris        TX    77061      5,945,425         19,429          120           119              360
164 Albany             Alameda       CA    94706      5,461,240         91,021          120           118              360
165 Fishersville       Augusta       VA    22939      5,295,858        105,917          120           119              360
170 Tucson             Maricopa      AZ    85710      4,992,146         14,902          120           118              360
--------------------------------------------------------------------------------------------------------------------------------
172 Hillsborough       Somerset      NJ    08844      4,979,457         77,804          120           118              240
182 Seattle            King          WA    98115      4,686,138        146,442          120           117              360
189 Alameda            Alameda       CA    94501      4,333,050         66,662          120           118              360
204 Bronx              Bronx         NY    10457      3,683,177         60,380           60           57               360
213 Wayne              Wayne         MI    48184      3,460,000         22,468          120           120              360
--------------------------------------------------------------------------------------------------------------------------------
215 Elk Grove          Sacramento    CA    95624      3,337,318         23,016          120           119              360
227 Arlington          Tarrant       TX    76012      3,042,443         21,128          120           117              360
230 Bowling Green      Warren        KY    42104      3,000,000         25,424          120           120              360
236 Bronx              Bronx         NY    10467      2,950,000         61,458           60           60               360
259 Lexington          Fayette       KY    40505      2,164,167         27,746          120           118              360
--------------------------------------------------------------------------------------------------------------------------------
262 Berkeley           Alameda       CA    94704      2,098,385        262,298          120           119              360
275 Bronx              Bronx         NY    10467      1,763,704         56,894           60           57               360
278 Troy               Rensselaer    NY    12180      1,648,728         48,492          120           119              360
285 Bronx              Bronx         NY    10467      1,477,291         56,819           60           57               360
286 Bloomington        Hennepin      MN    55431      1,475,222         52,687          120           116              360
--------------------------------------------------------------------------------------------------------------------------------
290 San Rafael         Marin         CA    94903      1,347,969         61,271          120           118              360
294 Bronx              Bronx         NY    10458      1,180,828         56,230           60           57               360

       REMAINING      REMAINING                DSCR       CUT-OFF          LTV                                       STUDIOS
     AMORTIZATION   INTEREST ONLY          AFTER INITIAL DATE LTV        RATIO AT      UTILITIES                      NO. OF
 ID TERM (MOS.) (4) PERIOD (MOS.) DSCR (5)   IO PERIOD   RATIO (6) MATURITY OR ARD (6) PAID BY TENANT              UNITS/ROOMS
------------------------------------------------------------------------------------------------------------------------------

 10       360            59         1.38       1.18        72.2%          67.8%        Electric
 15       360            46         1.45       1.19        79.9%          67.0%        Electric, Gas
 24       238                       1.51        NAP        42.6%          27.9%        Electric, Gas, Water
 29       356             0         1.39       1.39        79.0%          66.9%        Electric, Water, Sewer
 33       359                       1.50        NAP        73.1%          61.4%        Electric, Gas
------------------------------------------------------------------------------------------------------------------------------
 35       419                       1.25        NAP        71.1%          64.0%        Electric, Water
 39       358                       1.39        NAP        73.8%          63.3%        Electric, Gas
 45        0             118        1.50        NAP        65.8%          65.8%        Electric, Gas, Water
 47       357                       1.39        NAP        73.7%          62.7%        Electric
 48       360            46         1.50       1.22        79.9%          66.8%        Electric, Gas                   49
------------------------------------------------------------------------------------------------------------------------------
 54       165                       1.42        NAP        47.0%           0.9%        Electric, Gas
 60       359                       1.50        NAP        48.8%          41.4%        Electric
 63       360            34         1.41       1.22        76.7%          70.0%        Electric, Water, Sewer
 65       360            24         1.52       1.30        78.9%          70.3%        Electric
 70       360            45         1.33       1.10        80.3%          67.4%        Electric
------------------------------------------------------------------------------------------------------------------------------
 90       360            22         1.34       1.14        75.2%          72.7%        Electric
122       480            35         1.28       1.19        74.1%          71.0%        Electric, Gas
142       359                       1.30        NAP        76.1%          65.3%        Electric, Water, Sewer
146       360            34         1.59       1.35        80.0%          72.6%        Electric
148       358                       1.67        NAP        65.3%          55.9%        Electric
------------------------------------------------------------------------------------------------------------------------------
150       360            60         1.38       1.18        75.9%          71.3%        Electric
155       359                       1.23        NAP        78.2%          67.1%        Electric, Water, Sewer
164       358                       1.21        NAP        64.2%          54.9%        Electric, Gas
165       359                       1.21        NAP        77.9%          66.7%        Electric, Gas, Water, Sewer
170       358                       1.47        NAP        61.6%          52.8%        Electric, Gas                  108
------------------------------------------------------------------------------------------------------------------------------
172       238                       1.41        NAP        41.2%          27.1%        Electric, Gas, Water
182       357                       1.33        NAP        62.3%          52.4%        Electric, Water, Sewer          17
189       358                       1.22        NAP        55.6%          47.5%        Electric, Gas                   1
204       360             9         1.35       1.17        65.8%          62.8%        Electric                        1
213       360            60         1.46       1.24        76.9%          72.1%        Electric, Gas                  154
------------------------------------------------------------------------------------------------------------------------------
215       359                       2.54        NAP        22.6%          19.3%        Electric, Gas, Water
227       357                       1.33        NAP        45.4%          39.0%        Electric
230       360                       1.35        NAP        71.4%          61.3%        Electric                        14
236       360            12         1.40       1.21        65.6%          62.6%        Electric
259       358                       1.32        NAP        72.1%          61.9%        Electric
------------------------------------------------------------------------------------------------------------------------------
262       359                       1.30        NAP        58.3%          50.0%        Electric, Gas
275       360             9         1.39       1.21        63.0%          60.2%        Electric                        5
278       359                       1.29        NAP        72.6%          62.3%        Electric, Gas, Water
285       360             9         1.40       1.22        70.3%          67.2%        Electric                        5
286       356                       1.15        NAP        79.3%          68.3%        Electric
------------------------------------------------------------------------------------------------------------------------------
290       358                       1.30        NAP        48.1%          41.4%        Electric, Gas
294       360             9         1.38       1.20        56.2%          53.7%        Electric

                 1 BEDROOM              2 BEDROOM               3 BEDROOM                4 BEDROOM              5 BEDROOM
      AVG RENT    NO. OF     AVG RENT     NO. OF     AVG RENT     NO. OF     AVG RENT     NO. OF      AVG RENT    NO. OF
 ID PER MO. ($) UNITS/ROOMS PER MO. ($) UNITS/ROOMS PER MO. ($) UNITS/ROOMS PER MO. ($) UNITS/ROOMS PER MO. ($) UNITS/ROOMS
---------------------------------------------------------------------------------------------------------------------------

 10                 250         600        364          757         74          925
 15                 282         556        337          658         8           830
 24                 486         890        158         1,100
 29                 208         724         84         1,044
 33                 320         498        264          591         64          937
---------------------------------------------------------------------------------------------------------------------------
 35                 72          569        144          679         72          849
 39                 252         699         80          799         64         1,020
 45                 84          680        144          837         40          950
 47                 104         585        187          747         45          850
 48     528         162         658        135          846         1          1,140
---------------------------------------------------------------------------------------------------------------------------
 54                 333         559        244          655         9           732
 60                 156         747         84          865         72          970
 63                 23          595        118          720         63          960
 65                                         44          793         2          1,125        85         1,222
 70                 102         690        144          841         1          1,000
---------------------------------------------------------------------------------------------------------------------------
 90                 104         725         62          941         8          1,150
122                 43          675         57          775         11          985
142                 120         360        120          462
146                 72          584        108          665
148                 60         2,300        20         3,143
---------------------------------------------------------------------------------------------------------------------------
150                 18          590        218          630
155                 228         477         78          658
164                 17         1,003        29         1,247        14         1,441
165                                         44          886         6          1,208
170     358         214         430         11          580         2           620
---------------------------------------------------------------------------------------------------------------------------
172                                         48         1,273        16         1,724
182    1,107         3         1,350        12         1,675
189     825         38          826         26         1,172
204     700         11          800         36         1,100        12         1,300
213     629         33          550        121          950
---------------------------------------------------------------------------------------------------------------------------
215                 25          824        120          944
227                                         82          615         62          725
230     375         93          435         11          550
236                 31          800         12         1,100        5          1,300
259                 30          435         48          547
---------------------------------------------------------------------------------------------------------------------------
262                                                                                          3         3,300        4
275     700         20          800         6          1,100
278                 27          664         7           829
285     700         17          800         4          1,100
286                 12          650         16          825
---------------------------------------------------------------------------------------------------------------------------
290                 22          900
294                 11          800         5          1,100        4          1,300

                 6 BEDROOM               7 BEDROOM               OTHER UNITS
      AVG RENT    NO. OF     AVG RENT     NO. OF     AVG RENT      NO. OF     AVG RENT    NO. OF
 ID PER MO. ($) UNITS/ROOMS PER MO. ($) UNITS/ROOMS PER MO. ($)  UNITS/ROOMS PER MO. ($) ELEVATORS
--------------------------------------------------------------------------------------------------

 10
 15
 24
 29
 33
--------------------------------------------------------------------------------------------------
 35
 39
 45
 47
 48
--------------------------------------------------------------------------------------------------
 54
 60
 63
 65
 70
--------------------------------------------------------------------------------------------------
 90
122
142
146
148                                                                                          2
--------------------------------------------------------------------------------------------------
150
155
164                                                                                          2
165
170
--------------------------------------------------------------------------------------------------
172
182                                                                                          1
189
204                                                                                          1
213
--------------------------------------------------------------------------------------------------
215
227
230
236                                                                                          1
259
--------------------------------------------------------------------------------------------------
262    4,025         1         4,550
275
278                                                                                          1
285
286
--------------------------------------------------------------------------------------------------
290
294

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR13

FOOTNOTES TO APPENDIX B & APPENDIX C

1    Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#13 (300 North Meridian Office Building) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB" / "BBB", respectively. Fitch, Inc. and Standard and
     Poor's Ratings Services have confirmed that Loan ID#24 (North Brunswick
     Manor) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that Loan ID#54 (Brandywine & Fountain Terrace Apartments) has,
     in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively.
     Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#95 (Nohl Plaza Orange County) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "BBB-", respectively. Fitch, Inc. and Standard and Poor's
     Ratings Services have confirmed that Loan ID#108 (1380 Howard Street) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB" / "A+", respectively.
     Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#158 (Westlake I & II) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB" / "A+", respectively.

     Standard and Poor's Ratings Services has confirmed that Loan ID#69 (New
     Braunfels Market Place Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+", respectively. Fitch, Inc. has confirmed that Loan
     ID#97 (UTEX Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A", respectively. Standard and Poor's Ratings Services has confirmed that Loan
     ID#156 (Crockett Square) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-", respectively.

2    BSCMI - Bear Stearns Commercial Mortgage, Inc.; WFB - Wells Fargo Bank,
     National Association; PMCF - Prudential Mortgage Capital Funding, LLC; PCF
     II - Principal Commercial Funding II, LLC; NLIC - Nationwide Life Insurance
     Company; PCF - Principal Commercial Funding, LLC

3    For Loan ID#4 (RLJ Hotel Portfolio), the $75,044,000 pooled mortgage loan represents an approximate 14.9% pari passu interest in a $504,548,870 mortgage loan secured by the RLJ Hotel Portfolio. The other loans are evidenced by six separate pari passu notes, (the "RLJ Hotel Portfolio
     Non-Pooled Pari Passu Companion Loans"), with an aggregate principal balance of $429,504,870. The RLJ Hotel Portfolio Non-Pooled Pari Passu
     Companion Loans will not be included in the trust and have been securitized in various transactions. The pooling and servicing agreement for the
     Wachovia Bank Commercial Mortgage Trust Commercial Pass-Through
     Certificates Series 2006-C27 transaction will govern the servicing of the
     RLJ Hotel Portfolio Pooled Mortgage Loan and the RLJ Hotel Portfolio
     Non-Pooled Pari Passu Companion Loans. All LTV, DSCR and Cut-off Date
     Balance per Room numbers presented are based on the entire first mortgage loan.

     For Loan ID#41 (Mansfield Village Square), the $16,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $17,000,000 first mortgage split into an A-Note and a subordinate B-Note. The $500,000 B-Note portion
     ("B-Note") is owned by an affiliate of the mortgage loan seller and is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $16,500,000 A-Note financing. The DSCR based on the total first mortgage debt is 1.27x, based on the principal and interest payments. The total first mortgage debt LTV is 60.6%. The A-Note and B-Note will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related A-Note and B-Note, and will remit collections on the A-Note to, or on behalf of, the trust.

     For Loan ID#60 (Sheldon Palms Apartments), the $13,200,000 mortgage loan represents an A-Note portion ("A-Note") of a $13,700,000 first mortgage split into an A-Note and a subordinate B-Note. The $500,000 B-Note portion
     ("B-Note") is owned by an affiliate of the mortgage loan seller and is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $13,200,000 A-Note financing. The DSCR based on the total first mortgage debt is 1.44x, based on the principal and interest payments. The total first mortgage debt LTV is 50.7%. The A-Note and B-Note will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related A-Note and B-Note, and will remit collections on the A-Note to, or on behalf of, the trust.

     For Loan ID#155 (Savannah Apartments), the $5,950,000 mortgage loan represents an A-Note portion ("A-Note") of a $6,325,000 first mortgage split into an A-Note and a subordinate B-Note. The $375,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area SF/Unit numbers presented are based on the
     $5,950,000 A-Note financing. The DSCR based on the total first mortgage debt is 1.11x, based on the principal and interest

     payments. The total first mortgage debt LTV is 83.2%. The A-Note and B-Note will be serviced pursuant to the Pooling and Servicing Agreement for the trust. The master servicer will make Servicing Advances for the mortgaged property securing the related A-Note and B-Note, and will remit collections on the A-Note to, or on behalf of, the trust.

     For Loan ID#43 & 44 (660 West Washington Avenue and 780 Regent Street), the
     pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan ID#123 & 124 (Schwab/Barth - Rite-Aid Los Angeles and Schwab/Barth
     - Rite-Aid San Diego), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan ID#162 & 163 (Heritage Center and Alhambra Retail), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
     numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan ID#13 (300 North Meridian Office Building), the pooled mortgage loan has additional collateral in the form of a note payable for
     $2,100,000. Baker and Daniels ("B&D"), who has a small ownership interest in the borrowing entity and is a tenant at the subject property, originally had a capital lease. Within this capital lease, there were loans due from
     Baker & Daniels to the borrower. In 1995, when Nationwide funded the original loan, the B&D lease was amended and restated to an operating lease. There were some very negative tax implications from this conversion and therefore the loans included in the original capital lease were converted to the form of the note payable for $2,100,000. Baker & Daniels is responsible for paying the borrower $213,864 annually as a result of the note and the borrower records this income as rental income. The note is scheduled to mature at the time the Baker & Daniels lease matures in
     December 2019. The lender has an assignment to the note.

4    For Loan ID#14 (1390 & 1400 Kifer Road), the mortgage loan requires principal and interest payments based on 25-year amortization from October
     1, 2006 through September 1, 2013. Beginning October 1, 2013 until the loan is paid in full at the maturity date of September 1, 2015 the loan payments will be interest only.

     For Loan ID#54 (Brandywine & Fountain Terrace Apartments), the mortgage loan is a 15-year, fully amortizing loan which requires principal and interest payments based on a 5.29% interest rate from July 1, 2005 through
     May 1, 2006. Beginning June 1, 2006 until the loan is paid in full at the maturity date of June 1, 2020 the principal and interest payments will be based on a 5.41% interest rate over the remaining loan term. The DSCR based on the current interest rate of 5.41% is 1.42x. For further details on the amortization of this loan, please refer to the amortization schedule in the
     Free Writing Prospectus on Schedule I.

     For Loan ID#62 (Jasper Mall), the mortgage loan requires principal and interest payments of $78,747.67 based on a 30-year amortization from August
     1, 2006 through July 1, 2010. Beginning August 1, 2010 through July 1, 2011 the loan payments will be interest only. On August 1, 2011 through July 1,
     2015 the loan requires principal and interest payments of $81,680.01 based on a 24-year amortization. Beginning August 1, 2015 the loan payments will be interest only until the loan is paid in full at the maturity date of
     July 1, 2016. For further details on the amortization of this loan, please refer to the amortization schedule in the Free Writing Prospectus on
     Schedule I.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#4 (RLJ Hotel Portfolio), the Appraised Value and LTV for 22 of
     the 43 properties is based on the "As Renovated" value as of June 1, 2006.
     The "As Renovated" value assumes the completion of renovations according to the property improvement plan at each property. The cost of these renovations has been deposited into an upfront reserve. The "As-Is" value for the RLJ Hotel Portfolio was $695,200,000 as of June 1, 2006.

     For Loan ID#29 (Crosswoods at Central Park), the Appraised Value and LTV is
     based on the "Stabilized" value of $25,200,000 as of July 1, 2006. The
     "Stabilized" value assumes the completion of construction and property is operating on a stabilized basis. The 292-unit space has been completed and the occupancy as of July 31, 2006 was 89.4%.

     For Loan ID#74 (New Bern Commons), the Appraised Value and LTV is based on the "Stabilized" value of $13,875,000 million as of November 1, 2006. The
     "Stabilized" value assumes lease-up at the property to a stabilized level of 93%. The property was 80.6% leased as of April 3, 2006. BSCMI escrowed
     $434,000 as an up-front TI/LC escrow. This escrow will be

     released if the property reaches 95% occupancy within 24 months of funding.
     If the property does not reach 95% occupancy within 24 months of funding, the escrow shall become additional collateral for the loan and held by
     Lender for the remainder of the loan term. The "As-Is" value was
     $13,575,000 as of May 2, 2006.

     For Loan ID#82 (Gateway Centre), the Appraised Value and LTV are based on the "Stabilized" value of $12,500,000 as of January 1, 2007. A tenant at the subject property, Price Chopper, is in the process of expanding its space by 12,000 square feet, with an expected completion and occupancy date of January 1, 2007. A letter of credit in the initial amount of $2,300,000 was posted at origination as additional collateral for the mortgage loan to be held until the build out is completed. In addition, a second letter of credit in the amount of $200,000 was posted at origination as additional collateral for the mortgage loan subject to the tenant having taken occupancy and paying full rent for two consecutive months. The rent commencement date is expected to be March 11, 2007. The "As-Is" value of the subject property is $9,800,000 as of May 10, 2006. The tenant is still occupying and operating in the original 38,000 square foot space while the expansion is being constructed.

     For Loan ID#83 (OfficeMax Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $13,700,000 as of May 1, 2007. The "Stabilized"
     value assumes the property is operating on a stabilized basis. The subject property was 100.0% leased as of June 30, 2006. The "As-Is" value was
     $12,400,000 as of April 27, 2006.

     For Loan ID#84 (Courtyard San Antonio Airport), the Appraised Value and LTV
     is based on the "As Renovated" value as of $13,100,000 as of June 1, 2006.
     The "As Renovated" value assumes the completion of renovations according to the property improvement plan. The cost of these renovations has been deposited into an upfront reserve. The "As Is" value was $12,900,000 as of
     June 1, 2006.

     For Loan ID#96 (150 Riverside Parkway), the Appraised Value and LTV is
     based on the "Stabilized" value of $13,500,000 as of June 1, 2007. The
     "Stabilized" value assumes the property is operating on a stabilized basis with an occupancy of or above 95%. The occupancy as of May 26, 2006 was
     63.6%. The "As-Is" value was $12,000,000 as of May 4, 2006. The pooled mortgage loan is structured with a performance holdback of $2,000,000 along with a $400,000 letter of credit from the borrower for tenant improvements and construction, which are aimed to stabilize the performance of the property.

     For Loan ID#108 (1380 Howard Street), the Appraised Value and LTV is based on the "Stabilized" value of $14,600,000 as of April 28, 2006. The
     "Stabilized" value assumes the completion of tenant improvements and occupancy of the City & County of San Francisco - Dept. of Public Health
     space. The City & County of San Francisco - Dept. of Public Health space has been completed and they have taken occupancy. The "As-Is" value is
     $14,000,000 as of April 28, 2006.

     For Loan ID#117 (9668 Milliken Center), the Appraised Value and LTV is
     based on the "Stabilized" value of $11,300,000 as of June 8, 2006. The
     "Stabilized" value assumes the construction is completed and the property is operating on a stabilized basis. The last building at the property was completed in July 2006 and the property was 92.4% leased as of August 8,
     2006.

     For Loan ID#127 (Corinthian College - ACCO II), the Appraised Value and LTV
     is based on the "Stabilized" value of $11,700,000 as of June 3, 2006. The
     "Stabilized" value assumes the completion of building improvements /
     construction and the property is operating on a stabilized basis. The construction has been completed and the occupancy as of September 1, 2006 was 100.0%. The "As-Is" value is $9,490,000 as of May 3, 2006.

     For Loan ID#159 (Publix Orange Park), the Appraised Value and LTV is based on the "Stabilized" value of $8,000,000 as of June 1, 2006. The
     "Stabilized" value assumes the completion of tenant improvements and occupancy of the Publix Super Markets, Inc. space, which are scheduled to be completed September 1, 2006. The subject was 100.0% pre-leased to Publix
     Super Markets, Inc. in March 2006. Rent commencement began June 15, 2006.
     The "As-Is" value is $7,900,000 as of April 28, 2006.

     For Loan ID#217 (Monroe Retail Center), the Appraised Value and LTV is
     based on the "As Complete and Stabilized" value of $4,600,000 as of October
     21, 2006. The "Stabilized" value assumes the completion of building improvements / construction and the property is operating on a stabilized basis. The building was completed in 2006 and the property was 85.8% leased as of August 1, 2006. The "As-Is" value was $4,575,000 as of April 21,
     2006.

     For Loan ID#231 (Radisson Professional Building), the Appraised Value and
     LTV is based on the "Stabilized" value of $3,900,000 as of August 1, 2006.
     The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 5, 2006 was 85.2%. Additionally, there is a $200,000 performance holdback which shall be released upon the property achieving 90.5%
     stabilized occupancy. The "As-Is" value was $3,840,000 as of May 26, 2006.

     For Loan ID#245 (Portofino Center), the Appraised Value and LTV is based on the "Stabilized" value of $3,700,000 as of November 1, 2006. The
     "Stabilized" value assumes the property is operating on a stabilized basis with an occupancy at or above 93%. The occupancy as of June 9, 2006 was
     90.8%. The "As-Is" value was $3,630,000 as of May 25, 2006.

     For Loan ID#301 (Valencia Flex Industrial), the Appraised Value and LTV is
     based on the "Stabilized" value of $1,310,000 as of March 24, 2006. The
     "Stabilized" value assumes the completion of building improvements /
     construction and property is operating on a stabilized basis. The construction has been completed and the occupancy as of June 26, 2006 was
     100%. The "As-Is" value is $1,035,000 as of March 24, 2006.

7    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     For Loan ID#19 (303 Bryant Street), PayPal, Inc. leases 100% of the space, but is not in occupancy. There are two subleases in place. The Nuasis
     Corporation, under a lease that commenced May 1, 2004 and expires April 30,
     2008, leases 25,879 square feet at a current annual rent of $512,404. YF
     Direct, Inc., under a lease that commenced September 1, 2004 and expires
     June 30, 2012, leases 17,589 square feet at a current annual rent of
     $337,709.

     For Loan ID#20 (The Family Center at Federal Way), the property is comprised of a net rentable area of 76,426 square feet, of which the improvements are included in the loan collateral, and four ground lease tenants totaling a net rentable area of 318,656 square feet, of which the improvements are not included in the collateral. For purposes of calculating the Cut-off Date Balance per Net Rentable Area, the combined square footage of the improvements totaling 395,082 square feet was used.

8    For Loan ID#30 (730 Pilot Road), the loan is subject to 48-payment lockout from the first payment date, with the greater of 1% or yield maintenance for the following 71 payments, and open to prepayment without premium thereafter through the maturity date. However, prior to the lockout period if the tenant exercises its purchase option of the property as outlined in the lease (i.e. the gaming authorities determine landlord is unsuitable or the gaming authorities direct tenant to cease business with the landlord solely due to acts or omissions of landlord), the call protection shall be the greater of 3% or yield maintenance.

     For Loan ID#83 (OfficeMax Plaza), the Prepayment Provision is as follows:
     At any time following the date which is 24 months after the first payment date, full prepayment of the loan is permitted by the borrower delivering to lender at least 30 days prior written notice of borrower's intent to prepay the Mortgage Loan in full, together with a premium equal to the greater of (i) 1% of the outstanding principal balance, or (ii) a discounted yield maintenance amount based on the U.S Treasury Note or Bond rate, plus fifty (50) basis points.

     For Loan ID#278 (Park Place Apartments), the borrower does not have the right to prepay the loan prior to 1 month prior to the maturity date, except in the event of a casualty and the Borrower is unable to rebuild as a result of the property being a non-conforming legal use. In this event, the borrower is required to prepay the loan (with a make-whole premium) to a level in which the DSCR is 1.20x or greater.

9    For Loan ID#3 (Paces West), the pooled mortgage loan is structured with a performance holdback of $14,200,000 to be held as additional collateral until the property stabilizes. On or before April 19, 2011, the balance of the reserve may be reduced up to three times subject to the satisfaction of certain conditions and graduated net cash flow criteria. If the net cash flow equals or exceeds $7,030,800 on or before April 19, 2011, the entire balance of the reserve may be released to the borrower. After April 19,
     2011, any remaining portion of the reserve may be used by the lender to partially defease the loan or hold as additional collateral for the remainder of the loan term.

     For Loan ID #27 (Iron Horse Shopping Center), the pooled mortgage loan is structured with a tenant improvement holdback of $1,600,000, which is subject to achievement of certain release conditions (less $200,000 to be set aside in a separate re-tenanting impound). The release conditions include, but are not limited to, (i) the non-major tenant space is at least
     93% occupied and the major tenant is in occupancy, (ii) a DSCR of at least
     1.25x. On or after August 1, 2009, the borrower may request that the remaining available holdback funds be applied to the balance of the mortgage loan with a yield maintenance premium, and if the borrower so elects, the monthly principal and interest payments are re-amortized based on the pay-down.

     For Loan ID#31 (Lakeside Marketplace), the pooled mortgage loan is structured with a performance holdback of $489,276, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     October 1, 2007, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#43 (660 West Washington Avenue), the pooled mortgage loan is structured with a performance holdback of $110,000 in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with a make-whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#44 (780 Regent Street), the pooled mortgage loan is structured with a performance holdback of $210,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
     (with a make-whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#45 (Dawson Forest Apartments), the pooled mortgage loan is structured with a performance holdback of $50,807, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     July 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#56 (Gateway Plaza Shopping Center), the pooled mortgage loan is structured with a performance holdback of $108,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     August 1, 2008, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#56 (Gateway Plaza Shopping Center), the pooled mortgage loan is structured with a performance holdback of $185,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     August 1, 2008, if the items identified in the loan documents as Additional
     Security Deposit have not been completed in accordance with the terms of the respective reserve agreement.

     For Loan ID#62 (Jasper Mall), the pooled mortgage loan is structured with a performance holdback of $150,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by December 31,
     2006, if the item identified in the loan documents as Roof Replacement has not been completed in accordance with the terms of the respective reserve agreement.

     For Loan ID#78 (650 Washington Road), the pooled mortgage loan is structured with a performance holdback of $500,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     June 1, 2007, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#83 (OfficeMax Plaza), the pooled mortgage loan is structured with a performance holdback of $800,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) net operating income of at least $940,000 per annum, (ii)
     corresponding debt service coverage ratio is a minimum 1.25x DSCR; (iii)
     the LTV not in excess of 80%; (iv) the borrower is not in default under tenant leases or loan documents. If the requirement to release reserve are not satisfied by July 31, 2008, lender may cash/redeem the reserve and apply the cash proceeds to the reduction of the outstanding principal balance of the pooled mortgage loan, including any applicable prepayment premium, or to the payment of any other amounts owed by the borrower to the lender under the terms of the loan documents.

     For Loan ID#83 (OfficeMax Plaza), the pooled mortgage loan is structured with a performance holdback of $900,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) the currently vacant first floor office suite containing 11,972 square feet is fully leased to a tenant approved by the lender for a term of at least three (3) years at a rental rate of at least $15/SF, NNN, (ii)
     the approved tenant is in occupancy, open for business, with full rent having commenced, and (iii) the lender has received and approved a "clean"
     tenant estoppel. If the requirement to release reserve are not satisfied by
     July 31, 2008, the lender may cash/redeem the reserve and apply the cash proceeds to the reduction of the outstanding principal balance of the pooled mortgage loan, including any applicable prepayment premium, or to the payment of any other amounts owed by the borrower to the lender under the terms of the loan documents.

     For Loan ID#90 (Villages of Lake Jackson), the pooled mortgage loan is structured with a performance holdback of $500,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) an occupancy rate of 90% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income
     (as determined by Lender) of $846,000 or greater, (iv) a DSCR of at least
     0.97x based on an 8.90% constant, and (v) an LTV of less than 80% at the time of the release request. If the requirements to release reserve are not satisfied by January 1, 2008, the borrower will be required to apply the cash proceeds to the reduction of the outstanding principal balance of the pooled mortgage loan, subject to the applicable prepayment premium.

     For Loan ID#96 (150 Riverside Parkway), the pooled mortgage loan is structured with a performance holdback of $2,000,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, achieving a 75% occupancy rate and a minimum 1.25x
     DSCR, as determined by Lender. If the occupancy and coverage tests are not satisfied by June 21, 2007 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the holdback to reduce the outstanding principal balance of the pooled mortgage loan at par, or to the payment of any other amounts owed by the borrower to the lender under the terms of the loan documents.

     For Loan ID#96 (150 Riverside Parkway), the pooled mortgage loan is structured with a performance holdback of $400,000 in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit will, under certain circumstances, be applied to the balance of the mortgage loan, at par, after June 21, 2008, if the release conditions have not been met.

     For Loan ID#105 (3730 Carmia Drive SW), the pooled mortgage loan is structured with a performance holdback of $84,035, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     October 1, 2007, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#110 (Petaluma Theatre District Garage Retail), the pooled mortgage loan is structured with a performance holdback of $22,960, which is subject to achievement of certain release conditions. The release conditions include but are not limited to occupancy of 95% and an effective gross income of no less than $694,246. The amount of the reserve is required to be applied to the balance of the mortgage loan with a yield maintenance premium by July 24, 2008, if the property has not satisfied the release conditions.

     For Loan ID#126 (500 Maitland Drive), the pooled mortgage loan is structured with a performance holdback of $200,000 in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with a make-whole premium) by September 1, 2008, if the conditions identified in the loan documents as Additional Security Deposit have not been satisfied in accordance with the terms of the respective reserve agreement.

     For Loan ID#134 (Bel Air Center), the pooled mortgage loan is structured with a performance holdback of $5,250, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by July 31, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#135 (Rosemount Crossing), the pooled mortgage loan is structured with a performance holdback of $954,000 in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with a make-whole premium) by August 15, 2007, if the conditions identified in the loan documents as Initial Premises Lease-up have not been satisfied in accordance with the terms of the respective reserve agreement.

     For Loan ID#144 (Carbondale Square), the pooled mortgage loan is structured with a performance holdback of $400,000, which is subject to the achievement of certain release conditions. The release conditions include, but are not limited to, (i) an occupancy rate of 94% under leases acceptable to the lender, and (ii) a DSCR of at least 1.20x. At any time during the term of the loan, the borrower may request the entirety of the remaining holdback to be applied to the balance of the pooled mortgage loan with a yield maintenance premium, and if the borrower so elects, monthly principal and interest payments are re-amortized based on the pay-down.

     For Loan ID#204 (176 East 176th Street), the pooled mortgage loan is structured with a performance holdback of $100,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) an occupancy rate of 95% or greater at the property, (ii) an actual DSCR of at least 1.20x, (iii) net operating income
     (as determined by the lender) of $335,000 or greater, (iv) a DSCR of at least 1.00x based on an 8.90% constant, and (v) an LTV of less than 80% at the time of the release request. If the release conditions are not satisfied by November 11, 2007, the lender will apply the reserve to the reduction of the outstanding principal balance of the pooled mortgage loan and the borrower shall pay the applicable prepayment premium.

     For Loan ID#217 (Monroe Retail Center), the pooled mortgage loan is structured with a performance holdback of $100,000, which is subject to the achievement of certain release conditions. Release conditions include, but are not limited to, (i) subject occupancy is at a minimum of 90.0% (29,808 square feet), with leases approved by the lender, averaging $14.50 per square foot in base rent, tenants in occupancy, operational, paying full rent and all tenant rate abatements periods expired; (ii) the borrower is not in default under tenant leases or the mortgage loan documents. If the requirement to release reserve is not satisfied by May 17, 2007, the lender may cash/redeem the reserve and apply proceeds to the reduction of the outstanding principal balance of the loan, at par, or to the payment of any other amounts owed by the borrower to the lender under the terms of the loan documents.

     For Loan ID#219 (4600-4646 California Avenue), the pooled mortgage loan is structured with a performance holdback of $85,895 in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with a make-whole premium) by July 17, 2009, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#231 (Radisson Professional Building), the pooled mortgage loan is structured with a performance holdback of $200,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan
     (with a yield maintenance premium) by August 1, 2007, if the property has not satisfied the release conditions. The release conditions include but are not limited to occupancy of 90.5% and DSCR of 1.20x.

     For Loan ID#248 (3990 Royal Avenue), the pooled mortgage loan is structured with a performance holdback of $185,700 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
     (with a make-whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#278 (Park Place Apartments), the pooled mortgage loan is structured with a performance holdback of $21,250, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make-whole premium) by
     October 7, 2006 and January 7, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                                   APPENDIX D

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

                                 [PHOTO OMITTED]

                                      D-1

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

                                  [MAP OMITTED]

                                      D-2

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $146,000,000

CUT-OFF DATE BALANCE:                   $145,889,811

FIRST PAYMENT DATE:                     09/01/2006

INTEREST RATE:                          6.34800%

AMORTIZATION TERM:                      360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          08/01/2016

EXPECTED MATURITY BALANCE:              $125,313,070

SPONSOR:                                Alexandria Real Estate Equities, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        25-payment lockout from the first
                                        payment date, with the greater of 1% or
                                        yield maintenance for the following 91
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER SF:            $333.57

UP-FRONT RESERVES:                      Replacement:     $7,289
                                        Other: (1)       $11,910,583

ONGOING RESERVES:                       RE Taxes: (2)    Springing
                                        Insurance: (2)   Springing
                                        Replacement:     $7,289 / month
                                        TI/LC: (2)       Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               South San Francisco, CA

YEAR BUILT/RENOVATED:                   Various - See Table

PERCENT LEASED (AS OF):                 97.7% (Various)

NET RENTABLE AREA:                      437,358

THE COLLATERAL:                         Four office/lab properties located in
                                        South San Francisco, California.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Alexandria Management, Inc.

3RD RECENT NOI (AS OF):                 NAP

2ND RECENT NOI (AS OF):                 NAP

MOST RECENT NOI (AS OF): (3)            $10,601,152 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $15,791,651

U/W NET CASH FLOW:                      $15,177,111

U/W OCCUPANCY:                          95.2%

APPRAISED VALUE (AS OF):                $216,500,000 (05/02/2006)

CUT-OFF DATE LTV RATIO:                 67.4%

LTV RATIO AT MATURITY:                  57.9%

U/W DSCR:                               1.39x

U/W DSCR POST IO:                       NAP
--------------------------------------------------------------------------------

(1)  The other reserve consists of $9,276,039 for Genentech TI/LC costs related to building out its space, $905,344 for Genentech, and $1,729,200 for MJ
     Research which went dark shortly after being acquired by Bio-Rad in 2005.
     MJ Research is still paying rent on the space and the reserve shall be held as additional collateral for the loan until the borrower finds a replacement tenant acceptable to the lender.

(2)  The borrowers are not required to make tax and insurance deposits so long as evidence of tax and insurance payments are provided to lender and a
     Lockbox Trigger Event has not occurred. The borrowers are not required to make TI/LC deposits so long as evidence of Eligible Rollover Expense
     Payments (as defined in the loan documents) is provided to lender, a
     Lockbox Trigger Event has not occurred, and Alexandria Real Estate
     Equities, Inc. maintains its guaranty of such Eligible Rollover Expense
     Deposits and a minimum net worth of $550,000,000. In the event TI/LC deposits are required, the deposits will be in the amount of $41,667 per month subject to a cap of $2,500,000. If the net worth of Alexandria Real
     Estate Equities, Inc. falls below $550,000,000, then in addition to such guaranty Alexandria Real Estate Equities, Inc. must immediately deposit in cash (or evergreen letter of credit acceptable to lender) the cumulative monthly amount of cash that would otherwise have accumulated into the ongoing TI/LC reserve. Additional TI/LC may spring after, among other things, the date that is 12 months prior to the lease expiration of
     Theravance or Theravance is subject to bankruptcy action or Theravance
     "goes dark." The borrowers are not required to make the additional TI/LC deposits so long as evidence or Theravance Eligible Rollover Expense
     Payments (as defined in the loan documents) is provided to lender or borrowers deposit Theravance Eligible Rollover Reserve Deposits (as defined in the loan documents) into the Theravance Rollover Reserve Account, a
     Lockbox Trigger Event has not occurred, and Alexandria Real Estate
     Equities, Inc. maintains its guaranty of such Theravance Eligible Rollover
     Reserve Deposits and a minimum net worth of $550,000,000. If the net worth of Alexandria Real Estate Equities, Inc. falls below $550,000,000, then in addition to such guaranty Alexandria Real Estate Equities, Inc. must immediately deposit in cash (or evergreen letter of credit acceptable to lender) the cumulative monthly amount of cash that would otherwise have accumulated into the Theravance TI/LC reserve. In the event additional
     TI/LC deposits are required, the deposits will be in the amount of $489,000 per month subject to a cap of $5,870,000. A "Lockbox Trigger Event" is (i)
     an event of default, (ii) the bankruptcy or insolvency of borrower, or
     (iii) the aggregate DSCR for the preceding six (6) months annualized shall be less than 1.10x, as reasonably determined by Lender.

(3)  681 Gateway was constructed in 2006 with the related tenant lease commencing as of September 1, 2006. As such the Most Recent NOI does not reflect any income from this property.

THE ALEXANDRIA PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "Alexandria Portfolio Loan") is a
$146,000,000 first mortgage loan secured by the borrower's fee interest in four office/lab properties located in South San Francisco, California (the
"Alexandria Portfolio Properties").

     THE BORROWER. The borrowers, ARE-SAN Francisco No. 32, LLC; ARE - 901/951
Gateway Boulevard, LLC; and ARE-SAN Francisco No. 17, LLC, are single purpose entities that own no material assets other than the Alexandria Portfolio
Properties and related interests. The borrowers each are single member Delaware limited liability companies structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Alexandria Real Estate Equities, Inc. (NYSE: ARE), a real estate investment trust focused principally on the ownership, operation, management, acquisition and development of properties containing office/laboratory space. Alexandria
Real Estate Equities, Inc. ("ARE") owns and operates properties in California,
Washington, the District of Columbia, Massachusetts, New Jersey and
Pennsylvania. As of June 30, 2006, ARE's portfolio consisted of 149 properties comprising approximately 10.5 million square feet of office/laboratory space.

                                      D-3

     THE PROPERTIES. The Alexandria Portfolio Properties consist of four office/lab properties comprising 437,358 square feet, located in South San
Francisco, California. Three of the properties are single-tenant, while one property has four tenants. On a combined basis, the portfolio is approximately
97.7% leased to various biotechnology companies and the portfolio is approximately 42% lab space and 58% office space. The largest tenant across the portfolio is Theravance, Inc. (NASDAQ: THRX) which accounts for 38.9% of the portfolio's net rentable area and 33.7% of the portfolio's in-place base rent under leases expiring in 2012. The second largest tenant across the portfolio is
Genentech, Inc. (NYSE: DNA; rated A+/A1/NR by S&P/Moody's/Fitch) which accounts for 29.0% of the portfolio's net rentable area and 30.8% of the portfolio's in-place base rent on a long term lease expiring in 2018. ARE acquired the properties for an aggregate purchase price of $105 million and has subsequently spent approximately $32.5 million in tenant improvements across the portfolio.
The tenants have invested a substantial amount of money in their spaces.

     More specific information about each property is set forth in the tables below:

                                                                        ALLOCATED
                                                        YEAR BUILT/   CUT-OFF DATE             PERCENT                   APPRAISED
       PROPERTY                       LOCATION           RENOVATED    LOAN BALANCE     NRA      LEASED     U/W NCF         VALUE
---------------------------   -----------------------   -----------   ------------   -------   -------   -----------   ------------

681 Gateway Boulevard         South San Francisco, CA    2006 / NAP   $ 50,711,698   126,971    100.0%   $ 5,336,963   $ 68,500,000
901 Gateway Boulevard         South San Francisco, CA    2000 / NAP   $ 37,971,321   110,428    100.0%   $ 3,501,766   $ 53,000,000
7000 Shoreline Court          South San Francisco, CA    2000 / NAP   $ 35,223,396   140,143     92.9%   $ 4,291,060   $ 65,000,000
951 Gateway Boulevard         South San Francisco, CA    2002 / NAP   $ 21,983,396    59,816    100.0%   $ 2,047,322   $ 30,000,000
                                                                      ------------   -------    -----    -----------   ------------
TOTAL PORTFOLIO / WTD. AVG.                                           $145,889,811   437,358     97.7%   $15,177,111   $216,500,000
                                                                      ============   =======    =====    ===========   ============

                                                                                          U/W BASE    % OF        % OF
                                                           % OF       % OF                RENT ($    PROPERTY  PORTFOLIO
                                                 TENANT  PROPERTY  PORTFOLIO   U/W BASE     PER     U/W BASE    U/W BASE     LEASE
PROPERTY                    LARGEST TENANT        NRA      NRA        NRA        RENT       NRA)      RENT       RENT     EXPIRATION
---------------------  -----------------------  -------  --------  ---------  ----------  --------  ---------  ---------  ----------

681 Gateway Boulevard  Genentech, Inc.          126,971   100.0%     29.0%    $5,362,358   $42.23     100.0%     30.8%    09/01/2018
901 Gateway Boulevard  Theravance, Inc.         110,428   100.0%     25.2%    $3,708,588   $33.58     100.0%     21.3%    03/31/2012
7000 Shoreline Court   Oscient Pharmaceuticals   68,460    48.9%     15.7%    $4,242,209   $61.97      68.6%     24.4%    02/28/2011
951 Gateway Boulevard  Theravance, Inc.          59,816   100.0%     13.7%    $2,162,244   $36.15     100.0%     12.4%    03/31/2012

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES
             EXPIRING   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR         (2)     EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
----------   --------   --------   -------------   -------------------   ---------------   --------------------

  Vacant        --         9,956         2%                9,956                 2%                   --
    MTM         --            --        --                 9,956                 2%                   --
   2006         --            --        --                 9,956                 2%                   --
   2007          1        18,824         4%               28,780                 7%               $38.56
   2008         --            --        --                28,780                 7%                   --
   2009         --            --        --                28,780                 7%                   --
   2010         --            --        --                28,780                 7%                   --
   2011          3       111,363        25%              140,143                32%               $49.04
   2012          2       170,244        39%              310,387                71%               $34.48
   2013         --            --        --               310,387                71%                   --
   2014         --            --        --               310,387                71%                   --
   2015         --            --        --               310,387                71%                   --
Thereafter       1       126,971        29%              437,358               100%               $42.23

(1)  The information in the table is based on the underwritten rent roll.

(2)  Theravance, Inc., which leases 100% of 901 Gateway Boulevard and 951
     Gateway Boulevard, has two leases expiring in 2012.

     PROPERTY MANAGEMENT. The properties are managed by Alexandria Management,
Inc., an affiliate of the borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PROPERTIES. The borrowers are permitted to obtain a release of any property (except for 681 Gateway Boulevard, which can only be released with lender's consent) during the term of the loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price of 120% of the allocated loan amount and satisfaction of certain LTV and DSCR requirements. The DSCR immediately after the release must be greater than or equal to the greater of 1.20x (1.25x for the second release and 1.30x thereafter) and the DSCR immediately preceding the release. The LTV

                                       D-4

immediately after the release must be less than or equal to the lower of 80%
(75% for the second release and 70% thereafter) and the LTV immediately preceding the release.

     SUBSTITUTION OF PROPERTIES. The borrowers are permitted to substitute no more than two individual properties (except for 681 Gateway Boulevard, which may only be substituted with lender's consent) with replacement properties that are also an office/laboratory or an office property if (i) the DSCR of the portfolio, after giving effect to the substitution, is not less than the greater of the DSCR as of the date of origination of the loan and the DSCR immediately before the substitution, (ii) the net operating income for the replacement property does not show a downward trend in the last three years and is not less than the net operating income for the substituted property in the last twelve months, (iii) the replacement property's DSCR is not less than the substituted property's DSCR in the last twelve months, (iv) if the replacement property is a single tenant property, the tenant must have comparable credit quality and financial strength as the substituted property's tenant and (v) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the certificates.

                                       D-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       D-6

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

                                 [PHOTO OMITTED]

                                       D-7

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                       D-8

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PMCF

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $85,900,000

CUT-OFF DATE BALANCE:                   $85,664,040

FIRST PAYMENT DATE:                     07/05/2006

INTEREST RATE:                          5.87500%

AMORTIZATION TERM:                      360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          06/05/2016

EXPECTED MATURITY BALANCE:              $72,731,608

SPONSOR:                                CSM Investors, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        28-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 88
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER ROOM:          $81,585

UP-FRONT RESERVES:                      RE Taxes:        $602,692
                                        Other: (1)       $4,500,000 (LOC)

ONGOING RESERVES: (2)                   RE Taxes: (3)    Springing
                                        Insurance: (4)   Springing
                                        FF&E: (5)        Springing
                                        Other: (6)       $1,524,394 / year

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P)               NAP

SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Various

LOCATION:                               Various - See Table

YEAR BUILT/RENOVATED:                   Various - See Table

PORTFOLIO OCCUPANCY (AS OF):            71.9% (TTM 03/31/2006)

PORTFOLIO ADR (AS OF):                  $90.45 (TTM 03/31/2006)

PORTFOLIO REVPAR (AS OF):               $65.04 (TTM 03/31/2006)

TOTAL ROOMS:                            1,050

THE COLLATERAL:                         Eight hotel properties located in
                                        Minnesota, Massachusetts, Oregon,
                                        Washington and Michigan.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    CSM Lodging Services, Inc.

3RD RECENT NOI (AS OF):                 $4,341,148 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):                 $6,893,532 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $9,284,508 (TTM 03/31/2006)

U/W NET OP. INCOME:                     $9,978,542

U/W NET CASH FLOW:                      $8,696,511

U/W OCCUPANCY:                          74.6%

APPRAISED VALUE (AS OF):
                                        $121,800,000 (03/2006)

CUT-OFF DATE LTV RATIO:                 70.6%

LTV RATIO AT MATURITY:                  59.9%

U/W DSCR:                               1.43x

U/W DSCR POST IO:                       NAP
--------------------------------------------------------------------------------

(1)  At origination, the borrower posted a letter of credit in the amount of
     $4,500,000 ("Marriott Minneapolis Reserve Funds"). So long as no event of default under the loan is continuing, the funds will be released to the borrower on the date that: (i) the property located in St. Louis Park,
     Minnesota achieves underwritable cash flow of $2,421,864 on an annualized, trailing six-month basis and (ii) the portfolio achieves a DSCR on an annualized trailing six-month basis of 1.40x, as further set forth in the mortgage loan documents.

(2)  In lieu of making payments to any of the reserve funds, the borrower may deliver a letter of credit in accordance with the mortgage loan documents.

(3)  Monthly tax deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all taxes; and (iii) the borrower deposits with lender an amount, as determined from time to time by lender, equal to the sum of the amount of payment of taxes next due with regard to each individual property. The borrower is required to provide lender with notice of any increases in the annual payments for taxes 30 days prior to the effective date of any such increase and the amount, if any, deposited by the borrower, as further set forth in the mortgage loan documents.

(4)  Monthly insurance deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all insurance premiums; and (iii)
     lender receives reasonably acceptable evidence that the policies required pursuant to the loan agreement are being provided by the borrower pursuant to a blanket insurance policy in accordance with the mortgage loan documents.

(5)  During the continuance of a Replacement Funds Period (as hereinafter defined), the borrower is required to deposit monthly the Replacement Funds
     Monthly Deposit (as hereinafter defined) until such time as the amount in the reserve account equals 24 times the amount of the Replacement Funds
     Monthly Deposit in effect from time to time. "Replacement Funds Period"
     means any period commencing on the date that the DSCR for the portfolio falls below 1.35x, and continuing until such date as the DSCR is at least
     1.40x for a continuous period of six months, and no event of default under the loan has occurred and is continuing. "Replacement Funds Monthly
     Deposit" means, for each calendar year or portion thereof that the loan is outstanding, a monthly deposit in an amount equal to 1/12 of 4% of the portfolio's gross revenue for the prior calendar year.

(6)  The borrower is required to deposit $1,524,394 on August 1st of each year during the loan term ("Seasonality Reserve Funds") until such time, if any, as a Seasonality Reserve Termination (as hereinafter defined) has occurred.
     Provided no Cash Management Trigger Event (as hereinafter defined) or an event of default under the loan is continuing, the Seasonality Reserve
     Funds, if any, will be released the following March 1st. The borrower's obligation to deposit the Seasonality Reserve Funds will terminate on the date that lender determines that during any period of 24 consecutive months, the underwritable cash flow of the portfolio has resulted in a DSCR of at least 1.0x for each calendar month during such 24 month period (a
     "Seasonality Reserve Termination"). "Cash Management Trigger Event" means:
     (i) the occurrence of an event of default under the loan; (ii) if at any time the DSCR for the portfolio falls below 1.20x; or (iii) if at any time the borrower fails on or before September 1st of any calendar year to deposit the Seasonality Reserve Funds as required in the mortgage loan documents.

THE CSM HOTEL PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "CSM Hotel Portfolio Loan") is an
$85,900,000 first mortgage loan secured by the borrowers' fee simple interests in eight hotel properties located in Minnesota, Massachusetts, Oregon,
Washington and Michigan (the "CSM Hotel Portfolio").

     THE BORROWER. The borrowers, GSH MPLS Full Service, L.L.C., CSM CY Woburn,
L.L.C., CSM CY Roseville, L.L.C., CSM RI Lake Oswego, L.L.C., CSM RI Eden
Prairie, L.L.C., CSM RI Vancouver, L.L.C., CSM Sterling Heights, L.L.C., and CSM
TPS Eagan, L.L.C. (each, a "CSM Hotel Portfolio Borrower" and collectively, the
"CSM Hotel Portfolio Borrowers"), are single purpose entities that own no material assets other than the respective CSM Hotel Portfolio properties and related interests. Each CSM Hotel Portfolio Borrower is a single member Delaware limited liability company, whose sole member is a single member Delaware limited liability

                                       D-9

company that is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor is CSM Investors, Inc., an affiliate of CSM Corporation. Gary S. Holmes as trustee of the Gary S. Holmes
Revocable Trust Under Agreement dated November 9, 1995 is the sole shareholder of CSM Investors, Inc. and the sole member of the board of directors of CSM
Investors, Inc. As of December 31, 2005, CSM Investors, Inc. reported total assets of approximately $339 million and net worth of approximately $142 million. Founded in 1976 by Gary S. Holmes and headquartered in Minneapolis, CSM
Corporation engages in the acquisition, development, leasing, management, and ownership of real estate assets. Mr. Holmes has developed into one of the largest owner-operators of real estate in Minneapolis and St. Paul, Minnesota, and owns more than 200 properties across 19 states. As of March 31, 2006, CSM
Corporation owned and managed approximately 4,000 residential units, 8 million square feet of industrial space, 2 million retail square feet, 1 million square feet of office space, and 37 hotel properties in 16 states.

     At origination, CSM Investors, Inc. executed two payment guarantees: (i) a guaranty in an amount that is limited to $12,900,000, plus certain expenses (the
"Guaranty of Payment"), and (ii) a guaranty in an amount that is limited to
$2,032,524, plus certain expenses (the "Debt Service Guaranty of Payment"). The
Guaranty of Payment may be released, provided that no event of default under the
CSM Hotel Portfolio Loan has occurred and is continuing, on the date that: (a)
the individual property located in St. Louis Park, Minnesota achieves underwritable cash flow of $2,421,864 on an annualized trailing six-month basis, and (b) the portfolio achieves a DSCR, as determined by lender, on an annualized trailing six-month basis of 1.40x. In addition, CSM Investors, Inc. is required to maintain a net worth of no less than $60 million during the term of the CSM
Hotel Portfolio Loan.

     THE PROPERTIES. The CSM Hotel Portfolio consists of eight hotel properties comprising 1,050 rooms located in Minnesota, Massachusetts, Oregon, Washington and Michigan. The CSM Hotel Portfolio includes one Marriott-flagged full service hotel, two Courtyard by Marriott-flagged limited service hotels, three Residence
Inn-flagged extended stay hotels, and two TownePlace Suites-flagged extended stay hotels. On a combined basis, the CSM Hotel Portfolio reported a 71.9%
occupancy as of the trailing 12 months ending March 31, 2006.

     More specific information about each property is set forth in the tables below:

                                                    YEAR BUILT/           ALLOCATED CUT-OFF
PROPERTY                            LOCATION         RENOVATED    ROOMS      DATE BALANCE       U/W NCF    APPRAISED VALUE
----------------------------   ------------------   -----------   -----   -----------------   ----------   ---------------

Marriott Minneapolis West      St. Louis Park, MN   1986 / 2005     195      $20,842,589      $2,073,907     $ 28,200,000
Marriott Courtyard Woburn      Woburn, MA           2002 / NAP      186      $15,816,434      $1,438,533     $ 25,000,000
Marriott Courtyard Roseville   Roseville, MN        2001 / NAP      120      $11,657,889      $1,315,428     $ 16,700,000
Residence Inn Lake Oswego      Lake Oswego, OR      1984 / 2006     112      $ 9,563,657      $  867,643     $ 13,200,000
Residence Inn Eden Prairie     Eden Prairie, MN     1985 / 2004     128      $ 9,424,042      $  980,898     $ 13,500,000
Residence Inn Vancouver        Vancouver, WA        1987 / 2005     120      $ 7,818,464      $  937,014     $ 10,400,000
TownePlace Suites Sterling     Sterling Heights,
   Heights                     MI                   2001 / NAP       95      $ 5,933,656      $  597,574     $  8,200,000
TownePlace Suites Eagan        Eagan, MN            1999 / NAP       94      $ 4,607,309      $  485,515     $  6,600,000
                                                                  -----      -----------      ----------     ------------
TOTAL PORTFOLIO                                                   1,050      $85,664,040      $8,696,511     $121,800,000
                                                                  =====      ===========      ==========     ============

                SUBJECT HISTORICAL ADR, OCCUPANCY, AND REVPAR (1)

                                                                                                              PMCF UNDERWRITING
                                 2004                        2005                        2006            --------------------------
PROPERTY NAME           ADR   OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR
--------------------  ------  ---------  ------  -------  ---------  ------  -------  ---------  ------  -------  ---------  ------

Marriott Minneapolis
West                  $71.22    64.4%    $45.89  $ 72.73    59.4%    $43.19  $105.11    56.8%    $59.68  $115.60    73.6%    $85.04
Marriott Courtyard
Woburn                $86.03    50.7%    $43.64  $ 92.37    60.7%    $56.05  $ 90.61    66.9%    $60.63  $ 91.41    66.9%    $61.17
Marriott Courtyard
Roseville             $91.18    69.0%    $62.96  $100.21    72.5%    $72.67  $106.30    72.3%    $76.88  $105.91    73.6%    $77.92
Residence Inn Lake
Oswego                $81.65    77.8%    $63.53  $ 85.23    77.0%    $65.66  $ 91.12    80.9%    $73.71  $ 93.32    80.0%    $74.66
Residence Inn Eden
Prairie               $73.28    56.7%    $41.54  $ 77.43    58.3%    $45.11  $ 85.94    75.9%    $65.24  $ 86.44    77.9%    $67.29
Residence Inn
Vancouver             $74.92    69.8%    $52.30  $ 80.38    70.7%    $56.82  $ 87.22    72.1%    $62.88  $ 93.42    75.1%    $70.13
TownePlace Suites
Sterling Heights      $60.98    75.7%    $46.16  $ 63.04    77.2%    $48.66  $ 68.79    76.6%    $52.72  $ 67.28    76.7%    $51.58
TownePlace Suites
Eagan                 $54.13    80.2%    $43.42  $ 57.63    85.1%    $49.02  $ 62.94    82.6%    $52.01  $ 64.10    80.0%    $51.28
                      ------    ----     ------  -------    ----     ------  -------    ----     ------  -------    ----     ------
TOTAL / WEIGHTED
AVERAGE               $75.13    65.9%    $49.07  $ 79.90    68.1%    $54.04  $ 89.74    71.1%    $63.04  $ 92.76    74.6%    $69.22
                      ======    ====     ======  =======    ====     ======  =======    ====     ======  =======    ====     ======

(1)  The above table is based on data provided by STR Reports as of February
     2006. Statistics for each year indicates information for the trailing 12 months ending in February of that year.

                                      D-10

                         SUBJECT PENETRATION FACTORS (1)

PROPERTY NAME                        ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
----------------------------------   ---------   ---------------   ------------
Marriott Minneapolis West              101.7%          83.5%           85.0%
Marriott Courtyard Woburn               99.0%         150.0%          148.3%
Marriott Courtyard Roseville           127.6%          98.6%          125.9%
Residence Inn Lake Oswego              127.8%         116.2%          148.5%
Residence Inn Eden Prairie             108.8%         106.6%          115.9%
Residence Inn Vancouver                128.5%         101.5%          130.4%
TownePlace Suites Sterling Heights      86.8%         119.7%          103.9%
TownePlace Suites Eagan                116.8%         111.9%          130.7%
                                       -----          -----           -----
TOTAL/WEIGHTED AVERAGE                 110.9%         111.2%          122.4%
                                       =====          =====           =====

(1)  The above table is based on data provided by STR Reports as of February
     2006.

     PROPERTY MANAGEMENT. The CSM Hotel Portfolio is managed by CSM Lodging
Services, Inc., an affiliate of the CSM Hotel Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. The CSM Hotel Portfolio Borrower is permitted to incur subordinate indebtedness not to exceed $4,300,000 in the aggregate
("Subordinate Inter-Company Loans"), made by the Subordinate Inter-Company Loans
Lender (as hereinafter defined) to the CSM Hotel Portfolio Borrower for the purpose of satisfying operating cash flow shortfalls and that comply with the following: (i) the Subordinate Inter-Company Loans will not be evidenced by a note; (ii) the Subordinate Inter-Company Loans will not be outstanding more than
60 days; (iii) the Subordinate Inter-Company Loans will be fully subordinate to the CSM Hotel Portfolio Loan; (iv) amounts payable pursuant to such Subordinate
Inter-Company Loans will only be permitted to the extent that net cash flow is available after those payments required pursuant to the mortgage loan documents and all operating expenses and extraordinary expenses approved by lender have been paid; (v) no Subordinate Inter-Company Loans Lender will, in a bankruptcy or similar proceeding involving the CSM Hotel Portfolio Borrower, vote in favor of any plan of reorganization in favor of which the lender has not voted; and
(vi) no Subordinate Inter-Company Loans Lender will take any action to enforce any of its rights or remedies to collect all or a portion of such Subordinate
Inter-Company Loans hereby until 91 days after the CSM Hotel Portfolio Loan has been satisfied in full pursuant to the terms of the mortgage loan documents.
Notwithstanding the foregoing, Subordinate Inter-Company Loans may remain outstanding for longer than 60 days, provided that prior to the expiration of such 60 day period (a) the CSM Hotel Portfolio Borrower delivers to lender written notice of all then-outstanding Subordinate Inter-Company Loans, (b) the
CSM Hotel Portfolio Borrower delivers to lender copies of all documents evidencing all then-outstanding Subordinate Inter-Company Loans, and (c) the CSM
Hotel Portfolio Borrower delivers to lender a subordination and standstill agreement in form and substance acceptable to lender and the rating agencies.
"Subordinate Inter-Company Loans Lender" means an affiliate of the CSM Hotel
Portfolio Borrower, provided that with regard to such entity (i) Gary S. Holmes, a trust for the benefit of Gary S. Holmes or permitted family members of Gary S.
Holmes own at least 51% of the equity interests in such entity, and (ii) Gary S.
Holmes controls such entity, all as further set forth in the mortgage loan documents.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Provided no event of default under the CSM Hotel
Portfolio Loan has occurred and is continuing, the CSM Hotel Portfolio Borrower is permitted to obtain a release of any individual property (each a "Release
Property") through, at the CSM Hotel Portfolio Borrower's option, a partial defeasance or a partial pay down (a "Partial Release Event"), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) any partial defeasance must be during the period commencing on the date that is 25 months after the securitization closing date and ending on June 5, 2015, and any partial pay down must be during the period between May 16, 2008 and June 5, 2015; (ii) defeasance or pay down of an amount equal to the Release Amount (as hereinafter defined); (iii) after giving effect to any such Partial Release Event, the DSCR with respect to the remaining individual properties comprising the CSM Hotel Portfolio (the "Remaining
Property") is not less than 1.40x and the ratio of the aggregate allocated loan amounts of the Remaining Property to the value of the Remaining Property is not greater than 70%; and (iv) the CSM Hotel Portfolio Borrower delivers rating agency confirmation of no downgrade of the ratings on the series 2006-PWR13 certificates. "Release Amount" means, with respect to any Release Property, the greater of (a) 110% of the allocated loan amount with respect to such Release
Property, or (b) an amount such that when deducted from the debt as of the applicable partial release date satisfies the DSCR and LTV tests described in clause (iii) above and as further set forth in the mortgage loan documents. In addition, with respect to any partial pay down, the CSM Hotel Portfolio Borrower will be required to pay a yield maintenance premium in addition to the Release
Amount.

     SUBSTITUTION OF PROPERTIES. Following the date that is 24 months after origination, but prior to the date which is 12 months prior to the maturity date, the CSM Hotel Portfolio Borrower may obtain the release of a total of up to four individual properties (each such individual property, a "Substituted
Property"), by substituting one or more properties (each a "Substitute
Property") upon the satisfaction of each of the conditions set forth in the loan agreement, including but not limited to: (i) no event of default under the CSM
Hotel Portfolio Loan is continuing; (ii) after giving effect to any substitution, the DSCR for the CSM Hotel Portfolio will be not less than 1.45x;
(iii) after giving effect to any substitution, the DSCR for such Substitute
Property with respect to such substitution will be not less than the greater of
1.55x or the DSCR of the Substituted Property at the time of substitution; (iv)
after giving effect to any substitution, the LTV ratio for the CSM Hotel
Portfolio will be not more than 70%; (v) after giving effect to any substitution, the LTV ratio for the Substitute Property determined using the appraised value of the Substitute Property and the allocated loan amount for

                                      D-11

the Substitute Property will be not more than the LTV ratio for the Substituted
Property as of origination; (vi) the allocated loan amount of the Substituted
Property, when taken together with the allocated loan amounts of all other
Substituted Properties, must not exceed $42,950,000 in the aggregate; (vii) each
Substitute Property must be a stabilized hotel, multifamily, retail, office or industrial property, in a location and of a quality that would not result in a qualification, downgrade or withdrawal of the ratings issued by the rating agencies on the series 2006-PWR13 certificates; and (viii) the CSM Hotel
Portfolio Borrower must pay to lender a fee equal to 0.25% of the outstanding debt allocable to the Substituted Property.

                                      D-12

                        MORTGAGE LOAN NO. 3 -- PACES WEST

                                 [PHOTO OMITTED]

                                      D-13

                        MORTGAGE LOAN NO. 3 -- PACES WEST

                                  [MAP OMITTED]

                                      D-14

                        MORTGAGE LOAN NO. 3 -- PACES WEST

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $84,000,000

CUT-OFF DATE BALANCE:                   $84,000,000

FIRST PAYMENT DATE:                     06/01/2006

INTEREST RATE:                          5.44170%

AMORTIZATION TERM:                      Months 1-60: Interest Only
                                        Months 61-120: 360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          05/01/2016

EXPECTED MATURITY BALANCE:              $78,110,572

SPONSOR:                                Behringer Harvard REIT I, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        28-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 91
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER SF:            $129.94

UP-FRONT RESERVES:                      RE Taxes:          $538,748
                                        Insurance:         $41,969
                                        Deferred
                                        Maintenance:       $50,625
                                        Other: (1)         $14,200,000

ONGOING RESERVES:                       RE Taxes:          $76,964 / month
                                        Insurance:         $10,492 / month
                                        Replacement: (2)   Springing
                                        TI/LC: (3)         Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Atlanta, GA

YEAR BUILT/RENOVATED:                   1987, 1989 / NAP

PERCENT LEASED (AS OF):                 79.7% (05/31/2006)

NET RENTABLE AREA:                      646,471

THE COLLATERAL:                         Two Class A office buildings in Atlanta,
                                        Georgia

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    HPT Management Services LP

3RD RECENT NOI (AS OF):                 $6,938,243 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):                 $5,357,511 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $6,663,746 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $8,003,942

U/W NET CASH FLOW:                      $7,098,615

U/W OCCUPANCY:                          90.0%

APPRAISED VALUE (AS OF):                $114,130,000 (12/14/2005)

CUT-OFF DATE LTV RATIO:                 73.6%

LTV RATIO AT MATURITY:                  68.4%

U/W DSCR:                               1.53x

U/W DSCR POST IO:                       1.25x
--------------------------------------------------------------------------------

(1)  At loan origination, the borrower posted a cash reserve in the amount of
     $14,200,000 to be held as additional collateral until the property stabilizes. On or before April 19, 2011, the balance of the reserve may be reduced three times subject to the conditions set forth in the mortgage loan documents and the satisfaction of certain graduated net cash flow criteria. If the net cash flow equals or exceeds $7,030,800, the entire balance of the reserve may be released to the borrower. After April 19,
     2011, any remaining portion of the reserve may be used by the lender to partially defease the loan or hold as additional collateral for the remainder of the loan term.

(2)  Replacement reserves spring if (i) the borrower fails to maintain the property or (ii) the tangible net worth of the indemnitor of the loan drops below $250,000,000.

(3)  TI/LC reserves spring if (i) the borrower fails to pay for tenant improvement and leasing commission obligations or (ii) the tangible net worth of the indemnitor of the loan drops below $250,000,000.

THE PACES WEST LOAN.

     THE LOAN. The third largest loan (the "Paces West Loan") is an $84,000,000 first mortgage loan secured by the borrower's fee interest in the Paces West property located in Atlanta, Georgia.

     THE BORROWER. The borrower, Behringer Harvard Paces West, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Behringer Harvard REIT I, Inc., is a real estate investment trust (REIT) formed in 2002. As of June 30, 2006, the Behringer
Harvard REIT I, Inc. listed reported total assets of approximately $1.74 billion and total stockholders equity of over $663 million.

     THE PROPERTY. Paces West is a 646,471 square foot, Class A, office complex located in Atlanta, Georgia. The property is approximately 79.7% leased to over
40 tenants. The property consists of two separate buildings. Paces One was built in 1987 and contains 14 stories, while Paces Two was completed in 1989 and contains 17 stories. The buildings are connected on floors 8 through 16. Some of the on-site amenities include a full-service cafe with catering capabilities, a coffee shop/newsstand, a fully equipped fitness center, a deluxe car detailing service, dry cleaning, two shared conference/training facilities, and on-site security and management. The property is afforded access and visibility from roadway frontage to Paces Ferry Road.

                                      D-15

     More specific information about the Paces West property is set forth in the tables below:

                                                                                     % OF TOTAL     ANNUALIZED
                                   CREDIT RATING               %      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT    OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                       MOODY'S/S&P)(1)     NRA     NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-------------------------------   ---------------   -------   ---   -------------   ------------   ------------   ----------

Piedmont Hospital, Inc.              --/--/--        96,950    15%   $ 1,861,354         18%           $19.20     04/30/2015
Docucorp International, Inc.         --/--/--        95,101    15%   $ 2,425,076         23%           $25.50     12/31/2012
BT Americas Inc.                  BBB+/Baa1/BBB+     79,949    12%   $ 1,789,156         17%           $22.38     03/31/2014
Mann Bracken, LLC                    --/--/--        33,617     5%   $   632,000          6%           $18.80     03/31/2011
Project Time & Cost                  --/--/--        20,691     3%   $   496,584          5%           $24.00     12/31/2009
InTown Suites                        --/--/--        20,245     3%   $   404,698          4%           $19.99     03/31/2011
Alta Financial Corporation           --/--/--        19,234     3%   $   390,988          4%           $20.33     10/31/2010
Termnet Merchant Services, Inc.      --/--/--        16,583     3%   $   303,354          3%           $18.29     03/31/2015
Abacus Solutions                     --/--/--        11,331     2%   $   220,275          2%           $19.44     10/31/2006
Future Publishing Georgia            --/--/--         8,160     1%   $   149,165          1%           $18.28     11/30/2010
TOTAL/WEIGHTED AVERAGE                              401,861    62%   $ 8,672,648         82%           $21.58
Other Tenants                           NAP         113,268    18%   $ 1,950,087         18%           $17.22       Various
Vacant Space                            NAP         131,342    20%   $         0          0%           $ 0.00         NAP
                                                    -------   ---    -----------        ---            ------
TOTAL/WEIGHTED AVERAGE                              646,471   100%   $10,622,735        100%           $20.62
                                                    =======   ===    ===========        ===            ======

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                           AVERAGE U/W
             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
   YEAR        EXPIRING    EXPIRING      EXPIRING        SF EXPIRING     OF SF EXPIRING    SF EXPIRING
----------   -----------   --------   -------------   ----------------   --------------   -------------

  Vacant          --        131,342        20%             131,342             20%                --
    MTM            1          3,097         0%             134,439             21%            $16.48
   2006            2         11,971         2%             146,410             23%            $18.40
   2007            7         25,368         4%             171,778             27%            $19.75
   2008            8         28,845         4%             200,623             31%            $20.81
   2009            6         37,413         6%             238,036             37%            $22.13
   2010            9         51,867         8%             289,903             45%            $19.40
   2011            2         53,862         8%             343,765             53%            $19.25
   2012            1         95,101        15%             438,866             68%            $25.50
   2013           --             --         --             438,866             68%                --
   2014            1         79,949        12%             518,815             80%            $22.38
   2015            2        113,533        18%             632,348             98%            $19.07
Thereafter         8         14,123         2%             646,471            100%                --

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Paces West property is managed by HPT Management
Services LP, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-16

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO

                                 [PHOTO OMITTED]

                                      D-17

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                      D-18

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:(1)                    $75,044,000

CUT-OFF DATE BALANCE:(1)                $75,044,000

FIRST PAYMENT DATE:                     08/01/2006

INTEREST RATE:                          6.29400%

AMORTIZATION TERM:                      Months 1-42:  Interest Only
                                        Months 43-120:  360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          07/01/2016

EXPECTED MATURITY BALANCE:(1)           $68,875,772

SPONSORS:                               RLJ Lodging Fund II, L.P.;
                                        RLJ Lodging Fund II (PF #1)

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        26-payment lockout from the
                                        first payment date, with
                                        U.S. Treasury defeasance for
                                        the following 58 payments,
                                        and open to prepayment
                                        without penalty thereafter
                                        through the maturity date.

CUT-OFF DATE BALANCE PER
ROOM:(1)                                $92,936

UP-FRONT RESERVES:                      RE Taxes:    $3,321,173
                                        Insurance:   $396,648

                                        Other(2):    $30,479,998

ONGOING RESERVES:                       RE Taxes:    $698,847 /
                                                     month

                                        Insurance:   $113,801 /
                                                     month

                                        FF&E(3):     Various

LOCKBOX: (4)                            Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SHADOW RATING (FITCH/S&P):             NAP

 SINGLE ASSET/PORTFOLIO:                Portfolio

 PROPERTY TYPE:                         Hospitality

 PROPERTY SUB-TYPE:                     Various

 LOCATION:                              Various - See Table

 YEAR BUILT/RENOVATED:                  Various - See Table

 PORTFOLIO OCCUPANCY (AS OF):           72.5% (TTM 04/30/2006)

 PORTFOLIO ADR (AS OF):                 $74.74 (TTM 04/30/2006)

 PORTFOLIO REVPAR (AS OF):              $102.93 (TTM 04/30/2006)

 TOTAL ROOMS:                           5,429

 THE COLLATERAL:                        Portfolio of 43 hotels located
                                        in eight states

 OWNERSHIP INTEREST:                    Fee

 PROPERTY MANAGEMENT:                   White Lodging Services
                                        Corporation

 3RD RECENT NOI (AS OF):                $37,590,202 (TTM 12/31/2004)

 2ND RECENT NOI (AS OF):                $51,492,137 (TTM 12/31/2005)

 MOST RECENT NOI (AS of):(5)            $55,867,317 (TTM 04/30/2006)

 U/W NET OP. INCOME:                    $58,935,005

 U/W NET CASH FLOW:                     $51,147,635

 U/W OCCUPANCY:                         72.9%

 APPRAISED VALUE (AS OF):               $715,700,000 (06/01/2006)

 CUT-OFF DATE LTV RATIO:(1)             70.5%

 LTV RATIO AT MATURITY:(1)              64.7%

 U/W DSCR:(1)                           1.59x

 U/W DSCR POST IO:(1)                   1.37x
--------------------------------------------------------------------------------

(1)  The subject $75,044,000 loan represents a 14.9% pari passu portion of the
     $504,548,870 whole loan. All LTV, DSCR and Cut-off Date Balance per Room numbers in this table are based on the total $504,548,870 financing.

(2)  All Property Improvement Plan Reserves are held pursuant to an escrow agreement between the RLJ Hotel Portfolio Borrowers and WLS.

(3)  Monthly payments are required to be deposited into an FF&E Reserve ranging between 3% to 5% of gross revenues pursuant to the management agreement.

(4)  After March 1, 2007, if the DSCR is less than or equal to 1.10x for two consecutive quarters, a hard lockbox springs.

(5)  For the Marriott, Bedford Park property only the NOI is based on March 31,
     2006.

THE RLJ HOTEL PORTFOLIO LOAN.

     THE LOAN. The fourth largest loan (the "RLJ Hotel Portfolio Loan") is evidenced by two pari passu notes and secured by a first mortgage encumbering 43 full-service, limited-service and extended-stay hotels ("The RLJ Hotel Portfolio
Properties"). The RLJ Hotel Portfolio Loan was originated on June 14, 2006 and is a portion of a whole loan with an original principal balance of $504,548,870.
The other loans are evidenced by six separate pari passu notes, each dated June
14, 2006 (the "RLJ Hotel Portfolio Pari Passu Companion Loans"), with an aggregate principal balance of $429,504,870. The RLJ Hotel Portfolio Pari Passu
Companion Loans will not be included in the trust and have been securitized in various transactions. The pooling and servicing agreement for the Wachovia Bank
Commercial Mortgage Trust Commercial Pass-Through Certificates Series 2006-C27
(the "Wachovia 2006-C27 Securitization") transaction will govern the servicing of the RLJ Hotel Portfolio Loan and the RLJ Hotel Portfolio Pari Passu Companion
Loans.

     THE BORROWER. The borrowers consist of 43 Delaware limited partnerships and limited liability companies (collectively, the "RLJ Hotel Portfolio Borrowers")
that own no material assets other than their respective interests in the RLJ
Hotel Portfolio Properties. The RLJ Hotel Portfolio Borrowers are controlled by
RLJ Lodging Fund II, L.P. and RLJ Lodging Fund II (PF #1), the sponsors of the
RLJ Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination.

                                      D-19

     THE PROPERTIES. The RLJ Hotel Portfolio Properties consist of 43 full-service, limited-service and extended-stay hotels containing a total of
5,429 rooms and located in eight states.

     More specific information about each property is each property is set forth in the tables below:

                                                                               ALLOCATED
                                                        YEAR BUILT           CUT-OFF DATE                    APPRAISED
           PROPERTY NAME                 LOCATION      / RENOVATED   ROOMS      BALANCE       U/W NCF          VALUE
----------------------------------   ---------------   -----------   -----   ------------   -----------   --------------

Marriott - Denver, CO                Denver, CO        2003 / NAP      279   $ 39,579,000   $ 3,843,645   $ 49,200,000
Marriott - Bedford Park, IL          Bedford Park,
                                     IL                2002 / 2006     200   $ 28,331,012   $ 2,626,265   $ 36,700,000
Renaissance - Plantantion, FL        Plantantion, FL   2002 / NAP      250   $ 25,635,937   $ 3,060,307   $ 42,200,000
Marriott - Austin, TX                Austin, TX        2001 / NAP      211   $ 22,282,423   $ 2,324,585   $ 33,100,000
Hilton Garden Inn - Bedford Park,    Bedford Park,
IL                                   IL                2005 / NAP      174   $ 21,650,627   $ 2,006,998   $ 29,200,000
Residence Inn - Plantation, FL       Plantation, FL    1996 / NAP      138   $ 20,159,451   $ 2,188,133   $ 25,600,000
Renaissance - Broomfield, CO         Broomfield, CO    2002 / NAP      232   $ 19,036,914   $ 1,887,216   $ 41,000,000
                                     Salt Lake City,
Courtyard - Salt Lake City, UT       UT                1999 / NAP      154   $ 18,369,211   $ 1,702,813   $ 23,100,000
Residence Inn Galleria - Houston,
TX                                   Houston, TX       1960 / 2004     146   $ 17,797,340   $ 1,885,784   $ 21,900,000
                                     Bedford Park,
Hampton Inn - Bedford Park, IL       IL                1990 / NAP      170   $ 16,734,819   $ 1,558,815   $ 25,000,000
Marriott - Pontiac, MI               Pontiac, MI       2000 / NAP      290   $ 13,955,762   $ 1,767,883   $ 36,800,000
Holiday Inn Express - Bedford        Bedford Park,
Park, IL                             IL                1999 / NAP      104   $ 13,032,183   $ 1,342,242   $ 16,400,000
Courtyard - Austin, TX               Austin, TX        1996 / NAP      102   $ 12,682,922   $ 1,254,103   $ 16,200,000
Springhill Suites - Austin, TX       Austin, TX        2000 / NAP      152   $ 12,191,688   $ 1,317,843   $ 17,000,000
Residence Inn - Round Rock, TX       Round Rock, TX    1999 / NAP       96   $ 11,692,000   $ 1,198,136   $ 14,800,000
Residence Inn - Austin, TX           Austin, TX        1996 / NAP       84   $ 11,601,339   $ 1,091,737   $ 15,500,000
Courtyard - Tampa, FL                Tampa, FL         1997 / NAP       90   $ 10,732,500   $ 1,185,532   $ 13,000,000
Residence Inn - Pontiac, MI          Pontiac, MI       1998 / NAP      114   $ 10,615,884   $   984,085   $ 14,300,000
Residence Inn - Schaumburg, IL       Schaumburg, IL    2001/ NAP       125   $ 10,469,820   $ 1,051,201   $ 15,100,000
                                     Bedford Park,
Sleep Inn - Bedford Park, IL         IL                1995 / NAP      120   $ 10,437,695   $   992,040   $ 13,200,000
Springhill Suites - Schaumburg, IL   Schaumburg, IL    2001 / NAP      132   $ 10,233,874   $ 1,008,337   $ 15,700,000
Fairfield Inn & Suites - Brandon,
FL                                   Brandon, FL       1997 / NAP      107   $ 10,181,353   $ 1,096,157   $ 12,200,000
Courtyard - Fort Wayne, IN           Fort Wayne, IN    1989 / NAP      142   $  9,817,938   $   942,646   $ 13,000,000
Courtyard - Louisville, KY           Louisville, KY    2004 / NAP      114   $  9,550,752   $   885,348   $ 14,800,000
                                     Merrillville,
Courtyard - Merrillville, IN         IN                1987 / NAP      112   $  9,243,000   $   897,987   $ 11,700,000
Residence Inn - Louisville, CO       Louisville, CO    2000 / NAP       88   $  8,522,783   $   790,056   $ 12,300,000
Residence Inn - Fishers, IN          Fishers, IN       1996 / NAP       78   $  8,425,932   $   781,078   $ 11,000,000
Courtyard - Sugar Land, TX           Sugar Land, TX    1997 / NAP      112   $  8,341,000   $   908,567   $ 10,000,000
Residence Inn - Sugar Land, TX       Sugar Land, TX    1997 / NAP       78   $  7,581,416   $   820,466   $  9,800,000
Fairfield Inn & Suites -             Merrillville,
Merrillville, IN                     IN                1990 / NAP      113   $  7,560,000   $   848,728   $  9,000,000
Courtyard - Mesquite, TX             Mesquite, TX      1998 / NAP      101   $  7,314,000   $   850,459   $  9,200,000
                                     Merrillville,
Residence Inn - Merrillville, IN     IN                1996 / NAP       78   $  7,189,000   $   701,649   $  9,100,000
Courtyard - Mishawaka, IN            Mishawaka, IN     1995 / NAP       78   $  7,100,000   $   750,656   $  9,000,000
Courtyard - Pontiac, MI              Pontiac, MI       1998 / NAP      110   $  6,985,155   $   647,519   $  9,800,000
Residence Inn II - Austin, TX        Austin, TX        1996 / NAP       66   $  6,927,722   $   688,514   $  9,300,000
                                     Merrillville,
Hampton Inn - Merrillville, IN       IN                1995 / NAP       64   $  5,846,000   $   589,570   $  7,400,000
Holiday Inn Express -                Merrillville,
Merrillville, IN                     IN                1995 / NAP       62   $  5,214,000   $   504,326   $  6,600,000
Courtyard - Valparaiso, IN           Valparaiso, IN    1985 / NAP      111   $  4,740,705   $   439,460   $  7,400,000
Fairfield Inn & Suites - Austin,
TX                                   Austin, TX        1995 / 2006      63   $  4,345,000   $   405,782   $  5,500,000
Holiday Inn Select - Grand           Grand Rapids,
Rapids, MI                           MI                2003 / NAP      148   $  4,098,499   $   379,928   $  8,800,000
Residence Inn - South Bend, IN       South Bend, IN    1988/  NAP       80   $  3,427,553   $   466,761   $  5,600,000
                                     Benton Harbor,
Courtyard - Benton Harbor, MI        MI                1988 / NAP       98   $  2,623,661   $   255,449   $  6,300,000
Fairfield Inn & Suites -
Valparaiso, IN                       Valparaiso, IN    1996 / NAP       63   $  2,291,000   $   218,825   $  2,900,000
                                                                     -----   ------------   -----------   ------------
TOTAL/WEIGHTED AVERAGE                                               5,429   $504,548,870   $51,147,635   $715,700,000
                                                                     =====   ============   ===========   ============

                                      D-20

                SUBJECT HISTORICAL ADR, OCCUPANCY, AND REVPAR (1)

                                                        2004                           2005
                                            ----------------------------   ----------------------------
PROPERTY NAME                                 ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY   REVPAR
-----------------------------------------   -------   ---------   ------   -------   ---------   ------

Marriott - Denver, CO                       $105.09     67.5%     $70.98   $113.84     71.7%     $81.60
Marriott - Bedford Park, IL                 $113.14     73.4%     $83.08   $122.54     69.3%     $84.91
Renaissance - Plantantion, FL               $100.91     79.9%     $80.59   $118.78     77.9%     $92.52
Marriott - Austin, TX                       $ 89.46     64.0%     $57.26   $100.98     67.6%     $68.22
Hilton Garden Inn - Bedford Park, IL            N/A       N/A        N/A   $108.10     64.5%     $69.67
Residence Inn - Plantation, FL              $ 97.87     86.5%     $84.63   $113.28     83.7%     $94.86
Renaissance - Broomfield, CO                $111.37     64.7%     $72.08   $124.69     66.5%     $82.89
Courtyard - Salt Lake City, UT              $ 89.76     66.6%     $59.79   $ 88.73     75.1%     $66.63
Residence Inn Galleria - Houston, TX        $103.18     56.7%     $58.51   $103.19     76.8%     $79.25
Hampton Inn - Bedford Park, IL              $107.95     73.3%     $79.11   $114.43     74.2%     $84.94
Marriott - Poniac, MI                       $107.60     60.4%     $64.95   $111.69     63.3%     $70.70
Holiday Inn Express - Bedford Park, IL      $112.92     78.6%     $88.73   $123.32     78.1%     $96.37
Courtyard - Austin, TX                      $ 99.31     67.8%     $67.37   $110.30     70.3%     $77.52
Springhill Suites - Austin, TX              $ 65.87     55.1%     $36.32   $ 81.14     68.8%     $55.82
Residence Inn - Round Rock, TX              $ 90.19     71.7%     $64.69   $ 97.75     80.8%     $78.97
Residence Inn - Austin, TX                  $ 91.29     83.7%     $76.37   $104.61     80.3%     $84.01
Courtyard - Tampa, FL                       $101.34     78.8%     $79.89   $110.45     76.7%     $84.66
Residence Inn - Pontiac, MI                 $ 85.97     78.2%     $67.26   $ 87.64     81.3%     $71.27
Residence Inn - Schaumburg, IL              $ 96.18     75.6%     $72.74   $ 99.25     83.3%     $82.66
Sleep Inn - Bedford Park, IL                $ 79.76     84.5%     $67.40   $ 81.16     89.8%     $72.87
Springhill Suites - Schaumburg, IL          $ 83.46     67.2%     $56.07   $ 91.79     73.2%     $67.19
Fairfield Inn & Suites - Brandon, FL        $ 74.75     73.8%     $55.16   $ 83.67     77.0%     $64.43
Courtyard - Fort Wayne, IN                  $ 82.09     60.6%     $49.75   $ 86.72     60.9%     $52.85
Courtyard - Louisville, KY                  $ 94.55     27.2%     $25.71   $ 91.12     54.3%     $49.47
Courtyard - Merrillville, IN                $ 96.09     57.0%     $54.82   $ 98.39     63.1%     $62.06
Residence Inn - Louisville, CO              $ 91.53     73.6%     $67.41   $ 97.97     68.3%     $66.95
Residence Inn - Fishers, IN                 $ 96.52     73.1%     $70.58   $ 94.46     81.8%     $77.25
Courtyard - Sugar Land, TX                  $ 84.04     65.6%     $55.09   $ 87.66     70.7%     $61.94
Residence Inn - Sugar Land, TX              $ 89.99     77.3%     $69.53   $ 94.74     84.0%     $79.61
Fairfield Inn & Suites - Merrillville, IN   $ 66.71     58.3%     $38.91   $ 71.49     63.3%     $45.27
Courtyard - Mesquite, TX                    $ 82.76     67.5%     $55.86   $ 88.58     68.7%     $60.83
Residence Inn - Merrillville, IN            $ 99.55     78.1%     $77.71   $102.03     75.8%     $77.35
Courtyard - Mishawaka, IN                   $ 99.55     68.1%     $67.82   $104.04     72.6%     $75.56
Courtyard - Pontiac, MI                     $ 94.38     59.4%     $56.06   $ 93.71     59.0%     $55.30
Residence Inn II - Austin, TX               $ 86.97     73.7%     $64.13   $ 97.64     80.8%     $78.91
Hampton Inn - Merrillville, IL              $ 86.70     64.9%     $56.25   $ 91.75     73.8%     $67.68
Holiday Inn Express - Merrillville, IN      $ 86.44     68.6%     $59.30   $ 89.77     71.3%     $63.97
Courtyard - Valparaiso, IN                  $ 79.04     53.2%     $42.04   $ 75.22     59.6%     $44.81
Fairfield Inn & Suites - Austin, TX         $ 61.03     62.9%     $38.37   $ 76.86     69.5%     $53.40
Holiday Inn Select - Grand Rapids, MI       $ 71.69     59.0%     $42.31   $ 73.04     66.4%     $48.50
Residence Inn - South Bend, IN              $ 80.03     82.3%     $65.86   $ 88.11     81.8%     $72.07

                                                    TTM APRIL 2006                 WFB UNDERWRITING
                                            -----------------------------   -----------------------------
PROPERTY NAME                                 ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR
-----------------------------------------   -------   ---------   -------   -------   ---------   -------

Marriott - Denver, CO                       $117.47     72.4%     $ 85.03   $125.00     72.5%     $ 90.64
Marriott - Bedford Park, IL                 $129.79     64.2%     $ 83.30   $150.00     75.0%     $112.50
Renaissance - Plantantion, FL               $128.85     78.8%     $101.54   $128.85     78.8%     $101.54
Marriott - Austin, TX                       $108.15     71.3%     $ 77.16   $108.15     71.3%     $ 77.16
Hilton Garden Inn - Bedford Park, IL        $108.40     69.4%     $ 75.20   $118.00     75.0%     $ 88.50
Residence Inn - Plantation, FL              $117.04     85.8%     $100.43   $117.04     85.8%     $100.43
Renaissance - Broomfield, CO                $128.32     64.4%     $ 82.62   $128.32     64.4%     $ 82.62
Courtyard - Salt Lake City, UT              $ 92.56     76.0%     $ 70.30   $ 92.56     76.0%     $ 70.30
Residence Inn Galleria - Houston, TX        $108.70     82.9%     $ 90.13   $109.73     80.0%     $ 87.79
Hampton Inn - Bedford Park, IL              $116.69     74.5%     $ 86.98   $116.69     74.5%     $ 86.98
Marriott - Poniac, MI                       $117.97     62.5%     $ 73.76   $117.97     62.5%     $ 73.76
Holiday Inn Express - Bedford Park, IL      $126.39     81.4%     $102.94   $126.39     80.0%     $101.11
Courtyard - Austin, TX                      $112.33     73.8%     $ 82.93   $112.33     73.8%     $ 82.93
Springhill Suites - Austin, TX              $ 84.10     77.6%     $ 65.26   $ 84.10     77.6%     $ 65.26
Residence Inn - Round Rock, TX              $102.00     82.6%     $ 84.25   $106.41     80.0%     $ 85.13
Residence Inn - Austin, TX                  $107.30     82.6%     $ 88.67   $107.30     82.6%     $ 88.67
Courtyard - Tampa, FL                       $115.10     76.1%     $ 87.63   $115.10     76.1%     $ 87.63
Residence Inn - Pontiac, MI                 $ 90.92     81.3%     $ 73.92   $ 90.92     80.0%     $ 72.73
Residence Inn - Schaumburg, IL              $ 99.14     82.9%     $ 82.21   $ 99.14     82.9%     $ 82.21
Sleep Inn - Bedford Park, IL                $ 83.71     89.6%     $ 74.97   $ 83.71     89.6%     $ 74.97
Springhill Suites - Schaumburg, IL          $ 94.19     74.3%     $ 69.98   $ 94.19     74.3%     $ 69.98
Fairfield Inn & Suites - Brandon, FL        $ 89.01     76.9%     $ 68.42   $ 94.49     72.0%     $ 68.04
Courtyard - Fort Wayne, IN                  $ 86.82     64.6%     $ 56.06   $ 86.82     64.6%     $ 56.06
Courtyard - Louisville, KY                  $ 93.00     58.8%     $ 54.69   $ 95.98     60.0%     $ 57.59
Courtyard - Merrillville, IN                $ 99.86     65.3%     $ 65.24   $ 99.86     65.3%     $ 65.24
Residence Inn - Louisville, CO              $ 99.66     65.8%     $ 65.58   $ 99.66     65.8%     $ 65.58
Residence Inn - Fishers, IN                 $ 94.99     82.9%     $ 78.77   $ 96.75     80.0%     $ 77.40
Courtyard - Sugar Land, TX                  $ 91.39     73.1%     $ 66.79   $ 91.39     73.1%     $ 66.79
Residence Inn - Sugar Land, TX              $ 98.06     86.4%     $ 84.68   $ 98.06     86.4%     $ 84.68
Fairfield Inn & Suites - Merrillville, IN   $ 73.74     62.5%     $ 46.05   $ 84.00     68.0%     $ 57.12
Courtyard - Mesquite, TX                    $ 90.70     71.1%     $ 64.53   $ 90.70     71.1%     $ 64.53
Residence Inn - Merrillville, IN            $103.15     74.2%     $ 76.53   $103.15     74.2%     $ 76.53
Courtyard - Mishawaka, IN                   $103.41     74.4%     $ 76.92   $103.41     72.6%     $ 75.10
Courtyard - Pontiac, MI                     $ 95.38     62.7%     $ 59.81   $ 95.38     62.0%     $ 59.13
Residence Inn II - Austin, TX               $103.35     83.2%     $ 86.03   $103.35     83.2%     $ 86.03
Hampton Inn - Merrillville, IL              $ 93.49     75.4%     $ 70.50   $ 93.49     75.4%     $ 70.50
Holiday Inn Express - Merrillville, IN      $ 92.40     72.1%     $ 66.62   $ 92.40     72.1%     $ 66.62
Courtyard - Valparaiso, IN                  $ 75.51     59.3%     $ 44.80   $ 75.51     59.3%     $ 44.80
Fairfield Inn & Suites - Austin, TX         $ 82.47     69.8%     $ 57.60   $ 85.60     70.0%     $ 59.92
Holiday Inn Select - Grand Rapids, MI       $ 72.26     69.5%     $ 50.19   $ 72.26     69.5%     $ 50.19
Residence Inn - South Bend, IN              $ 90.15     79.0%     $ 71.21   $ 90.15     79.0%     $ 71.21

                                      D-21

                                                      2004                          2005
                                          ---------------------------   ---------------------------
PROPERTY NAME                               ADR    OCCUPANCY   REVPAR     ADR    OCCUPANCY   REVPAR
---------------------------------------   ------   ---------   ------   ------   ---------   ------

Courtyard - Benton Harbor, MI             $78.86     56.2%     $44.35   $81.56     48.1%     $39.23
Fairfield Inn & Suites - Valparaiso, IN   $71.22     57.1%     $40.64   $68.97     61.5%     $42.39
                                          ------     ----      ------   ------     ----      ------
TOTAL/WEIGHTED AVERAGE                    $92.69     67.5%     $62.87   $99.56     71.2%     $71.07
                                          ======     ====      ======   ======     ====      ======

                                                 TTM APRIL 2006                WFB UNDERWRITING
                                          ----------------------------   ----------------------------
PROPERTY NAME                               ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY   REVPAR
---------------------------------------   -------   ---------   ------   -------   ---------   ------

Courtyard - Benton Harbor, MI             $ 82.14     53.7%     $44.14   $ 82.14     53.7%     $44.14
Fairfield Inn & Suites - Valparaiso, IN   $ 70.15     57.4%     $40.24   $ 73.25     63.0%     $46.12
                                          -------     ----      ------   -------     ----      ------
TOTAL/WEIGHTED AVERAGE                    $102.93     72.5%     $74.74   $104.95     72.9%     $76.74
                                          =======     ====      ======   =======     ====      ======

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

                         SUBJECT PENETRATION FACTORS (1)

              PROPERTY NAME                 ADR INDEX   OCCUPANCY INDEX   REV PAR INDEX
-----------------------------------------   ---------   ---------------   -------------

Marriott - Denver, CO                         113.0%         123.3%           139.3%
Marriott - Bedford Park, IL                   119.5%         102.0%           121.9%
Renaissance - Plantantion, FL                 120.6%         107.5%           129.7%
Marriott - Austin, TX                         115.2%         108.6%           125.0%
Hilton Garden Inn - Bedford Park, IL          101.1%          99.8%           100.8%
Residence Inn - Plantation, FL                111.8%         115.8%           129.4%
Renaissance - Broomfield, CO                  106.1%         102.5%           108.8%
Courtyard - Salt Lake City, UT                117.5%         113.7%           133.6%
Residence Inn Galleria - Houston, TX           99.1%         110.8%           109.8%
Hampton Inn - Bedford Park, IL                110.0%         103.3%           113.6%
Marriott - Pontiac, MI                         97.3%          93.7%            91.2%
Holiday Inn Express - Bedford Park, IL        114.5%         117.0%           134.0%
Courtyard - Austin, TX                        135.1%         103.4%           139.8%
Springhill Suites - Austin, TX                111.4%         121.6%           135.4%
Residence Inn - Round Rock, TX                129.9%         123.3%           160.2%
Residence Inn - Austin, TX                    121.2%         106.7%           129.4%
Courtyard - Tampa, FL                         125.4%          98.5%           123.4%
Residence Inn - Pontiac, MI                   102.1%         121.2%           123.8%
Residence Inn - Schaumburg, IL                114.2%         117.4%           134.0%
Sleep Inn - Bedford Park, IL                   90.6%         125.2%           113.5%
Springhill Suites - Schaumburg, IL            121.2%         108.1%           131.1%
Fairfield Inn & Suites - Brandon, FL          116.7%         100.1%           116.8%
Courtyard - Fort Wayne, IN                    122.7%         142.3%           174.5%
Courtyard - Louisville, KY                    104.6%          95.1%            99.5%
Courtyard - Merrillville, IN                  117.6%         110.9%           130.5%
Residence Inn - Louisville, CO                119.4%          96.4%           115.2%
Residence Inn - Fishers, IN                   110.7%         125.7%           139.1%
Courtyard - Sugar Land, TX                    123.4%          99.5%           122.8%
Residence Inn - Sugar Land, TX                123.3%         134.1%           165.3%
Fairfield Inn & Suites - Merrillville, IN     109.4%         104.6%           114.4%
Courtyard - Mesquite, TX                      132.0%         114.7%           151.4%
Residence Inn - Merrillville, IN              104.9%         121.9%           127.8%
Courtyard - Mishawaka, IN                     112.1%         113.8%           127.6%
Courtyard - Pontiac, MI                       104.7%          91.8%            96.1%
Residence Inn II - Austin, TX                 136.7%         122.2%           167.1%
Hampton Inn - Merrillville, IN                124.9%         127.7%           159.5%
Holiday Inn Express - Merrillville, IN        120.8%         118.2%           142.8%
Courtyard - Valparaiso, IN                     89.2%          93.8%            83.7%
Fairfield Inn & Suites - Austin, TX           132.6%         100.0%           132.7%
Holiday Inn Select - Grand Rapids, MI          95.8%         116.9%           112.0%
Residence Inn - South Bend, IN                 91.2%         130.2%           118.8%
Courtyard - Benton Harbor, MI                 103.9%          99.0%           102.8%
Fairfield Inn & Suites - Valparaiso, IN        94.4%          93.7%            88.4%
                                              -----          -----            -----
TOTAL/WEIGHTED AVERAGE                        113.5%         110.9%           126.1%
                                              =====          =====            =====

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

     PROPERTY MANAGEMENT. The RLJ Hotel Portfolio Properties are managed by
White Lodging Services Corporation.

     ADDITIONAL INDEBTEDNESS. The Borrower is permitted to incur mezzanine financing secured by direct or indirect interests in any of the RLJ Hotel
Portfolio Borrowers provided that, among other items (i) no event of default has occurred and is continuing under the loan documents, (ii) the aggregate amount of the mezzanine loan and the portion of the RLJ Hotel Portfolio Loan allocable to the property or properties the ownership interests of which are subject to the mezzanine loan does not exceed a loan to value ratio in excess of 80%, (iii)
the combined debt service coverage ratio must be equal to or greater than 1.30x,
(iv) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with the holder of the mortgage loan, (v) mortgage lender receives "no downgrade" letters from each of the rating agencies stating that any rating issued in a connection with Series 2006-PWR13 will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn.

                                      D-22

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The release of an individual RLJ Hotel Portfolio
Property will be permitted subject to partial defeasance in an amount equal to a release price percentage equal to 120% times the then-outstanding allocated loan amount with respect to the 10 largest properties. With respect to the balance of the properties, the defeasance amount will equal the release price percentage set forth below times the then-outstanding allocated loan amount of the applicable property.

            APPLICABLE LOAN AMOUNT PREPAID   RELEASE PRICE PERCENTAGE
            ------------------------------   ------------------------
            0% - 5% ......................             105%
            Greater than 5% - 15% ........             110%
            Greater than 15% - 20% .......             115%
            Greater than 20% .............             120%

     In addition, after the first anniversary of origination and continuing until the date that is 6 months prior to the stated maturity date and subject to the satisfaction of certain conditions, the RLJ Hotel Portfolio Borrowers are entitled to a obtain a release of one or more individual RLJ Hotel Portfolio
Properties, and a corresponding termination of the cross-collateralization, in connection with a partial assumption of the aggregate debt and the transfer of the individual properties to third parties but this right exists only as part of a general two-time right of assignment and assumption. Conditions to such a partial assumption include, but are not limited to: (i) no more than 25% of the aggregate original principal amount of the debt may be assumed through partial assumption; (ii) certain minimum DSCR and LTV ratio requirements must be satisfied; and (iii) the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

     SUBSTITUTION OF PROPERTIES. Subject to lender's customary requirements for substitution of properties including, without limitation, delivery of satisfactory appraisals, environmental reports, title policies, opinions and loan documents, the RLJ Hotel Portfolio Borrowers may substitute properties one time per property during the term of the loan, of like kind and quality (which shall include, among other things, franchise name and franchise system of the property being substituted, the geographic diversity of the property being substituted relative to the balance of the RLJ Hotel Portfolio Properties and the demographics, employment rates, vacancy rates, populations, absorption trends, accessibility and visibility and projected new rooms or renovations of the markets in which the RLJ Hotel Portfolio Properties are located), and if more than 10% in the aggregate (by portfolio principal balance) is substituted or the RLJ Hotel Portfolio Borrowers desire to substitute any of the original ten largest RLJ Hotel Portfolio Properties (determined as of the closing date on the basis of the initial allocated loan amounts), lender must have received "no downgrade" letters from each of the rating agencies stating that any rating issued in a connection with Series 2006-PWR13 will not, as a result of the proposed substitution, be downgraded from the then current ratings thereof, qualified or withdrawn.

                                      D-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-24

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

                                 [PHOTO OMITTED]

                                      D-25

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

                                 [MAP OMITTED]

                                      D-26

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER:                   WFB

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $67,700,000

CUT-OFF DATE BALANCE:                   $67,700,000

FIRST PAYMENT DATE:                     09/01/2006

INTEREST RATE:                          6.33750%

AMORTIZATION TERM:                      Interest Only

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          08/01/2011

EXPECTED MATURITY BALANCE:              $67,700,000

SPONSOR:                                DRA G&I Fund IV REIT

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        25-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 31
                                        payments, and open to prepayment without
                                        premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:            $127.40

UP-FRONT RESERVES:                      TI/LC:           $3,000,000

ONGOING RESERVES                        RE Taxes: (1)    Springing
                                        Insurance: (1)   Springing
                                        TI/LC: (2)       Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Rancho Cordova, CA

YEAR BUILT/RENOVATED:                   1984 / 1999 - 2004

PERCENT LEASED (AS OF):                 92.2% (07/01/2006)

NET RENTABLE AREA:                      531,410

THE COLLATERAL:                         Ten-building, suburban office complex

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    Landmark Asset Management Group

3RD RECENT NOI (AS OF):                 NAP

2ND RECENT NOI (AS OF):                 NAP

MOST RECENT NOI (AS OF):                $4,326,167 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $5,585,385

U/W NET CASH FLOW:                      $5,232,854

U/W OCCUPANCY                           91.4%

APPRAISED VALUE (AS OF):                $93,500,000 (06/12/2006)

CUT-OFF DATE LTV RATIO:                 72.4%

LTV RATIO AT MATURITY:                  72.4%

U/W DSCR:                               1.20x

U/W DSCR POST IO:                       NAP
--------------------------------------------------------------------------------

(1)  The borrower is not required to deposit monthly tax or insurance impounds provided no default exists and the borrower maintains a blanket insurance policy acceptable to Lender.

(2)  If a disbursement is made from the TI/LC impound and the balance of the
     TI/LC impound is less than $250,000, borrower shall be required to deposit the amount of $22,735 monthly until the amount of $250,000 has been achieved.

THE DRA CAPITAL CENTER II & III LOAN.

     THE LOAN. The fifth largest loan (the "DRA Capital Center II & III Loan")
is evidenced by the Promissory Note (the "DRA Capital Center II & III Note")
secured by a first priority fee and leasehold Deed of Trust and Absolute
Assignment of Rents and Leases and Security Agreement (the "DRA Capital Center
II & III Mortgage") encumbering the 531,410 square foot suburban office property located in Rancho Cordova, California. The DRA Capital Center II & III Loan was
originated on July 6, 2006.

     THE BORROWER. The borrower is DL Capital Center L.P., a Delaware limited partnership (the "DRA Capital Center II & III Borrower"). The DRA Capital Center
II & III Borrower is a single-purpose, bankruptcy remote entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination. G&I IV Capital Center
Corp., a Delaware Corporation, owns a 99.9% general partnership interest in the borrower. G&I IV Capital Center Corp. is 100% owned by DRA G & I IV REIT, with reported shareholder equity of $244 million, and the latter entity is owned by
DRA Growth & Income Fund IV LLC.

     THE PROPERTY. The DRA Capital Center II & III Property is a 10-building,
531,410 square foot office complex and an adjacent 5.6 acre parcel that is ground leased under a ground lease expiring December 31, 2017. The DRA Capital
Center II & III Property is located at 11000-11090 White Rock Road in Rancho
Cordova, California, about fifteen miles east of downtown Sacramento. The DRA
Capital Center II & III Property consists of ten one and two-story office buildings constructed in 1984. On-site amenities include a large fountain at the
DRA Capital Center III site, outdoor furniture, and locker and shower facilities. All of the roofs were replaced from 1999 to 2004 and the parking lots were seal-coated and striped in 2005. Onsite parking (inclusive of the ground leased parcel) is provided for 2,712 vehicles (5.1/1,000 square feet).
The DRA Capital Center II & III Property is located in the master-planned
Prospect Park/Capital Center area within 0.50 miles of Highway 50. Convenient access is provided to Highway 50

                                      D-27

via Zinfandel Drive to the west and from Sunrise Boulevard to the east. Mather
Airport is less than 4 miles from the DRA Capital Center II & III Property.

     More specific information about the property is set forth in the tables below:

                                                                                   % OF TOTAL     ANNUALIZED
                                CREDIT RATING                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/         TENANT   % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT
TENANT NAME                    MOODY'S/S&P) (1)     NRA     NRSF   BASE RENT ($)    BASE RENT     ($ PER NRA)    LEASE EXPIRATION
----------------------------   ----------------   -------   ----   -------------   ------------   ------------   ----------------

Travelers Indemnity Company         A/A3/A-        68,728    13%     $1,378,968         15%          $20.06         09/30/2011
AMS                                 --/--/--       54,337    10%     $1,039,884         11%          $19.14         Various (2)
ClassNotes, Inc. (3)               AA-/Aa3/A+      53,742    10%     $  935,111         10%          $17.40         Various (4)
MCImetro Access Transmission        --/--/A        40,285     8%     $  588,852          6%          $14.62         05/31/2008
Bank of America                   AA-/Aa2/AA-      31,360     6%     $  620,928          7%          $19.80         11/30/2008
                                                  -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                            248,452    47%     $4,563,743         49%          $18.37
                                                  =======   ===      ==========        ===           ======
Other Tenants                         NAP         241,729    45%     $4,665,762         51%          $19.30           Various
Vacant Space                          NAP          41,229     8%     $        0          0%          $ 0.00             NAP
                                                  -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                            531,410   100%     $9,229,505        100%          $18.94
                                                  =======   ===      ==========        ===           ======

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  AMS has various lease expirations. 793 SF expires on May 31, 2009; 5,571 SF expires on December 31, 2007; 6,046 SF expires on August 31, 2006; 14,540
     SF expires on May 31, 2009 and 27,387 SF expires on September 30, 2008.

(3)  ClassNotes, Inc. is a subsidiary of Wachovia Corporation.

(4)  25,679 SF of the ClassNotes, Inc. space expires on July 31, 2009. The remaining 28,063 SF expires on September 30, 2009.

                             LEASE ROLLOVER SCHEDULE

                                                                CUMULATIVE                         AVERAGE U/W BASE
             # OF LEASES                       % OF TOTAL SF     TOTAL SF     CUMULATIVE % OF SF     RENT PER SF
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING     EXPIRING (2)        EXPIRING            EXPIRING
----------   -----------   -----------------   -------------   ------------   ------------------   ----------------

  Vacant          --             41,229               8%          41,229                8%                  --
    MTM           --                 --              --           41,229                8%                  --
   2006            5             58,901              11%         100,130               19%              $17.75
   2007            6             33,034               6%         133,164               25%              $21.10
   2008            9            120,752              23%         253,916               48%              $17.90
   2009            7             98,156              19%         352,072               67%              $18.34
   2010            3             46,384               9%         398,456               75%              $19.67
   2011            9            103,808              20%         502,264               95%              $20.04
 2012 (1)          1             26,166               5%         528,430              100%              $20.40
   2013           --                 --              --          528,430              100%                  --
   2014           --                 --              --          528,430              100%                  --
   2015           --                 --              --          528,430              100%                  --
Thereafter        --                 --              --          528,430              100%                  --

(1)  A lease with the State of California for Suite 40-100 is currently under negotiations at the terms outlined. The borrower has provided the lender with a $3,202,718 guarantee as credit support until the borrower delivers to Lender an executed lease with the State of California for 26,166 SF for a term of no less than 6 years at a base rent of no less than $44,482 /
     month, along with a current estoppel acknowledging this space is physically occupied and the tenant has started paying rent.

(2)  There is a 2,980 SF management office at the property, which has been excluded from the above table because the manager is not paying rent and does not have a lease in place.

     PROPERTY MANAGEMENT. The DRA Capital Center II & III Property is managed by the Landmark Asset Management Group, which is an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. A portion of the DRA Capital Center II & III Property is held under a ground lease that expires December 31, 2017. The ground leased parcel contains 5.6 acres and is improved with 454 parking spaces. There are no extension options. Annual rent payments are $85,000 and will increase to
$125,000 on January 1, 2008. The ground lessor is A-M Family Limited Partners.
The borrower has an option to purchase the ground lease parcel at fixed prices over the term. Prices are $1,000,000 from January 1, 2003 through December 31,
2007, $1,300,000 from January 1, 2008 through December 31, 2012, and $1,700,000 from January 1, 2013 through December 31, 2017. The lessor's fee interest is not subordinate to the mortgage.

     RELEASE OF PARCELS. The DRA Capital Center II & III Borrower is entitled to obtain the release of the ground-leased vacant parking area, without any required prepayment of the DRA Capital Center II & III loan provided that it satisfies certain conditions specified in the mortgage loan documents including, but not limited to: (i) no default may exist, (ii) borrower delivers evidence that the net cash flow for the remaining property is (a) for a partial release, not less than $5,232,854 or (b) for a full release, not less than $5,317,854
(determination of net cash flow will not include as an expense any payments under the ground lease), (iii) the LTV ratio as of the date of the release is not greater than 72.4%.

                                      D-28

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

                                 [PHOTO OMITTED]

                                      D-29

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

                                 [MAP OMITTED]

                                      D-30

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $64,000,000

CUT-OFF DATE BALANCE:                   $64,000,000

FIRST PAYMENT DATE:                     07/01/2006

INTEREST RATE:                          5.89350%

AMORTIZATION TERM:                      Months 1-60: Interest Only

                                        Months 61-120: 360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          06/01/2016

EXPECTED MATURITY BALANCE:              $59,870,846

SPONSORS:                               Forest City Enterprises and Kimball
                                        Small, Grant Serbuck, and David Small

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        27-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 89
                                        payments, and open to prepayment without
                                        premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:            $191.43

UP-FRONT RESERVES:                      Insurance:       $27,165
                                        Replacement:     $5,572
                                        TI/LC:           $21,083
                                        Other: (1)       $1,547,600

ONGOING RESERVES:                       RE Taxes: (2)    Springing
                                        Insurance: (2)   Springing
                                        Replacement:     $5,572 / month
                                        TI/LC: (3)       $21,083 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               San Jose, CA

YEAR BUILT/RENOVATED:                   1989 / NAP

PERCENT LEASED (AS OF):                 90.6% (03/15/2006)

NET RENTABLE AREA:                      334,333

THE COLLATERAL:                         17-story office tower with a parking
                                        garage containing 626 parking spaces
                                        located in San Jose, California.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Forest City Commercial Management, Inc.

3RD RECENT NOI (AS OF):                 $8,387,354 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):                 $7,554,337 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $6,978,649 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $6,157,424

U/W NET CASH FLOW:                      $5,746,192

U/W OCCUPANCY:                          82.7%

APPRAISED VALUE (AS OF):                $87,000,000 (04/01/2006)

CUT-OFF DATE LTV RATIO:                 73.6%

LTV RATIO AT MATURITY:                  68.8%

U/W DSCR:                               1.50x

U/W DSCR POST IO:                       1.26x
--------------------------------------------------------------------------------

(1)  A reserve of $1,547,600 was required at loan origination which is comprised of $1,430,000 for the Calpine space and $117,600 ($15psf) for the Littler
     Mendelson space. Calpine is in bankruptcy but recently had its lease affirmed in bankruptcy court. 7,840 square feet of the Littler Mendelson space is dark, however, they are still paying rent.

(2)  Tax reserves will spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of taxes. Insurance reserves will spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of insurance premiums.

(3)  An additional TI/LC reserve of $65,000 / month for the Knight-Ridder Inc and Merrill Lynch space will be collected from October 2006 through October
     2008. TI/LC reserves for the loan are capped at $1,265,000.

THE FAIRMONT PLAZA OFFICE LOAN.

     THE LOAN. The sixth largest loan (the "Fairmont Plaza Office Loan") is a
$64,000,000 first mortgage loan secured by the borrower's fee interest in the
Fairmont Plaza Office property located in San Jose, California.

     THE BORROWER. The borrower, FC Fairmont SPE, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by Forest City Enterprises ("FCE"; NYSE: FCE) and
Kimball Small, Grant Serbuck, and David Small. Established in 1921, FCE is an
owner, developer and manager of a portfolio of commercial real estate properties located throughout the United States. As of January 31, 2006, Forest City had
approximately $8.0 billion in total assets and its office portfolio was comprised of 39 properties with approximately 11.2 million square feet. Kimball
Small, David Small, and Grant Serbuck are partners of Kimball Small Properties, which was founded in 1978 and has developed in excess of 10 million square feet of mixed use projects throughout the western United States, with the majority in
Silicon Valley.

     THE PROPERTY. Fairmont Plaza Office is a 334,333 square foot, 17-story
Class A office tower located in downtown San Jose, California. The property is located on the southwest corner of West San Fernando Street and South First
Street in downtown San

                                      D-31

Jose with access to State Highway 87, US Highway 101, and I-280. These are the
three major transit routes in the area, providing access to all parts of the
Peninsula. Fairmont Plaza Office was constructed in 1989. The layout of the building provides for a high proportion of windowed offices; its unique design with cutaway corners provides for two "corner offices" at each corner. The property is approximately 90.6% leased to 30 tenants, with investment grade rated tenants or their affiliates accounting for approximately 46% of in-place base rent and 36% of the net rentable area. Fairmont Plaza Office is home to the filming studio for the local CBS affiliate and the San Jose Renaissance Club, an executive dining and meeting facility located on the top floor of the property.

     More specific information about the property is set forth in the tables below:

                                                                   ANNUALIZED     % OF TOTAL     ANNUALIZED
                                CREDIT RATING                     UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT   % OF     BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                    MOODY'S/S&P)(2)     NRA      NRA        ($)         BASE RENT     ($ PER NRA)   EXPIRATION
----------------------------   ---------------   -------   ----   ------------   ------------   ------------   ----------

Knight-Ridder Inc (dark) (1)    BBB-/Ba1/BBB      63,569    19%    $2,557,525         26%          $40.23      10/31/2008
Calpine Corp. (1)                  --/--/--       39,181    12%    $1,136,249         11%          $29.00      07/31/2009
Littler Mendelson (3)              --/--/--       27,639     8%    $1,121,646         11%          $40.58      10/31/2009
Merrill Lynch                     AA-/Aa3/A+      25,382     8%    $  963,542         10%          $37.96      11/01/2008
BDO Seidman                        --/--/--       19,853     6%    $  583,678          6%          $29.40      08/01/2017
McManis, Faulkner & Morgan         --/--/--       19,853     6%    $  715,693          7%          $36.05      05/01/2013
UBS Paine Webber                 AA+/Aa2/AA+      19,358     6%    $  656,474          7%          $33.91      04/14/2016
                                                 -------   ---     ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                           214,835    64%    $7,734,807         78%          $36.00
                                                 =======   ===     ==========        ===           ======
Other Tenants                        NAP          87,952    26%    $2,175,320         22%          $24.73        Various
Vacant Space                         NAP          31,546     9%    $        0          0%          $ 0.00          NAP
                                                 -------   ---     ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                           334,333   100%    $9,910,127        100%          $32.73
                                                 =======   ===     ==========        ===           ======

(1)  Knight-Ridder Inc. is currently dark but continues to pay rent. 4,010 square feet of Knight-Ridder Inc.'s space expires on June 30, 2010. Calpine
     Corp. is in bankruptcy but the lease was affirmed in bankruptcy court in
     June 2006. $1,430,000 was reserved for such space.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)  7,840 square feet of their space is dark, however, they are still paying rent and $117,600 ($15 per SF) was reserved for such space.

                           LEASE ROLLOVER SCHEDULE (1)

              # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %     AVG. BASE RENT
   YEAR      EXPIRING (2)   EXPIRING      EXPIRING        SF EXPIRING     OF SF EXPIRING   PER SF EXPIRING
----------   ------------   --------   -------------   ----------------   --------------   ---------------

  Vacant          --         31,546          9%              31,546              9%                 --
   MTM            --             --         --               31,546              9%                 --
   2006           --             --         --               31,546              9%                 --
   2007            2          3,973          1%              35,519             11%             $32.79
   2008            5         84,941         25%             120,460             36%             $39.95
   2009            7         83,326         25%             203,786             61%             $32.93
   2010            3         19,598          6%             223,384             67%             $20.78
   2011            1          4,065          1%             227,449             68%             $28.80
   2012           --             --         --              227,449             68%                 --
   2013            4         52,667         16%             280,116             84%             $27.73
   2014           --             --         --              280,116             84%                 --
   2015           --             --         --              280,116             84%                 --
Thereafter         6         54,217         16%             334,333            100%             $30.57

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The property is managed by Forest City Commercial
Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-32

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

                                [PHOTO OMITTED]

                                      D-33

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

                                 [MAP OMITTED]

                                      D-34

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $61,375,000

CUT-OFF DATE BALANCE:                   $61,375,000

FIRST PAYMENT DATE:                     08/01/2006

INTEREST RATE:                          5.99500%

AMORTIZATION TERM:                      Interest Only

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          07/01/2016

EXPECTED MATURITY BALANCE:              $61,375,000

SPONSORS:                               Acadia Realty Trust and Ginsburg
                                        Development Companies

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        26-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 90
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER SF:            $138.04

UP-FRONT RESERVES:                      RE Taxes:        $443,368
                                        Replacement:     $5,558

ONGOING RESERVES:                       RE Taxes:        $40,306 / month
                                        Insurance: (1)   Springing
                                        Replacement:     $5,558 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Single

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Wilmington, DE

YEAR BUILT/RENOVATED:                   1997 - 1999 / NAP

PERCENT LEASED (AS OF):                 100.0% (05/26/2006)

NET RENTABLE AREA:                      444,618

THE COLLATERAL:                         Anchored retail center located in
                                        Wilmington, Delaware.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Acadia D.R. Management, Inc.

3RD RECENT NOI (AS OF):                 $4,105,073  (TTM 12/31/2003)

2ND RECENT NOI (AS OF):                 $4,387,043  (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $4,328,035  (TTM 12/31/2005)

U/W NET OP. INCOME:                     $5,224,631

U/W NET CASH FLOW:                      $5,083,075

U/W OCCUPANCY:                          97.3%

APPRAISED VALUE (AS OF):                $80,600,000 (04/18/2006)

CUT-OFF DATE LTV RATIO:                 76.1%

LTV RATIO AT MATURITY:                  76.1%

U/W DSCR:                               1.36x

U/W DSCR POST IO:                       NAP
--------------------------------------------------------------------------------

(1)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property.

THE BRANDYWINE ANCHORS LOAN.

     THE LOAN. The seventh largest loan (the "Brandywine Anchors Loan") is a
$61,375,000 first mortgage loan secured by the borrower's fee interest in the
Brandywine Anchors property located in Wilmington, Delaware.

     THE BORROWER. The borrower, Acadia Brandywine Subsidiary, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Acadia Realty Trust and Ginsburg
Development Companies. Founded in 1998 and headquartered in White Plains, New
York, Acadia Realty Trust (NYSE: AKR) is a REIT that engages primarily in the ownership, acquisition, redevelopment, and management of retail properties. As of December 31, 2005, it owned, or had interests in, and operated 75 properties comprising approximately 10 million square feet primarily in the northeast, the mid-Atlantic, and the midwestern United States and as of December 31, 2005,
Acadia Realty Trust had reported total shareholders equity of over $220 million.
Ginsburg Development Companies ("GDC"), established in 1964 and based in
Valhalla, New York is a full-service real estate design, development and management company. Martin Ginsburg is the president and chief executive officer. The firm has developed and built homes, apartments, office buildings and commercial shopping centers. GDC also owns and manages 3,500 apartments in four states.

     THE PROPERTY. The Brandywine Anchors property is a 444,618 square foot anchored retail shopping center located in Wilmington, Delaware. Brandywine
Anchors is part of the larger Brandywine Town Center, an 869,487 square foot,
3-building, 2-story power center on a 90.53 acre parcel of land, located in
Wilmington, Delaware. The property is situated along the east side of Concord
Pike (Route 202) and along the north side of Naamans Road (Route 92). Interstate
95 is accessible less than three miles southeast of the property. The property is 100.0% leased to five tenants including Lowe's, Bed Bath & Beyond and a
16-screen Regal Cinemas. Investment grade rated tenants or their affiliates account for approximately 71% of the in place base rent and approximately 74% of the net rentable area. For the fiscal year ended March 31, 2006, Lowe's reported sales of $489 per square foot and Regal Cinemas reported sales of approximately
$391,000 per screen. For the fiscal year ended December 31, 2005, Bed

                                      D-35

Bath & Beyond reported sales of $353 per square foot, and Dick's Clothing &
Sporting Goods reported sales of $267 per square foot.

     The following table presents certain information relating to the major tenants at the property:

                                                                                       % OF TOTAL     ANNUALIZED
                                     CREDIT RATING               %      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                       (FITCH/         TENANT    OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
           TENANT NAME             MOODY'S/S&P) (1)     NRA     NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------   ----------------   -------   ---   -------------   ------------   ------------   ----------

Lowe's Home Centers Inc.               A+/A2/A+       140,000    31%    $2,170,604         40%          $15.50      08/31/2018
Target                                 A+/A2/A+       138,000    31%    $  800,000         15%          $ 5.80      01/31/2018
Regal Cinemas Inc                     --/Ba3/BB-       65,641    15%    $  861,210         16%          $13.12      06/01/2017
Bed Bath & Beyond Inc.                 --/--/BBB       50,977    11%    $  932,532         17%          $18.29      01/31/2014
Dick's Clothing & Sporting Goods       --/--/--        50,000    11%    $  700,000         13%          $14.00      05/31/2013
TOTAL/WEIGHTED AVERAGE                                444,618   100%    $5,464,346        100%          $12.29
Other Tenants                             NAP               0     0%    $     0.00          0%          $ 0.00          NAP
Vacant Space                              NAP               0     0%    $     0.00          0%          $ 0.00          NAP
                                                      -------   ---     ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                                444,618   100%    $5,464,346        100%          $12.29
                                                      =======   ===     ==========        ===           ======

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
----------   -----------   -----------------   -------------   ----------------   ---------------   ---------------

  Vacant          --                 --              --                  --              --                  --
    MTM           --                 --              --                  --              --                  --
   2006           --                 --              --                  --              --                  --
   2007           --                 --              --                  --              --                  --
   2008           --                 --              --                  --              --                  --
   2009           --                 --              --                  --              --                  --
   2010           --                 --              --                  --              --                  --
   2011           --                 --              --                  --              --                  --
   2012           --                 --              --                  --              --                  --
   2013            1             50,000              11%             50,000              11%             $14.00
   2014            1             50,977              11%            100,977              23%             $18.29
   2015           --                 --              --             100,977              23%                 --
Thereafter         3            343,641              77%            444,618             100%             $11.15

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Brandywine Anchors property is managed by Acadia
D.R. Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Not allowed.

                                      D-36

                MORTGAGE LOAN NO. 8 - FIRST INDUSTRIAL PORTFOLIO

                                 [PHOTO OMITTED]

                                      D-37

                MORTGAGE LOAN NO. 8 - FIRST INDUSTRIAL PORTFOLIO

                                  [MAP OMITTED]

                                      D-38

                MORTGAGE LOAN NO. 8 -- FIRST INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $54,500,000

CUT-OFF DATE BALANCE:                   $54,500,000

FIRST PAYMENT DATE:                     08/05/2006

INTEREST RATE:                          6.11000%

AMORTIZATION TERM:                      Interest Only

ARD:                                    Yes

ANTICIPATED REPAYMENT DATE:             07/05/2013

MATURITY DATE:                          07/05/2036

EXPECTED MATURITY BALANCE:              $54,500,000

SPONSOR:                                High Street Real Estate Fund II
                                        Investors, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        10-payment lockout from the first
                                        payment date, with the greater of
                                        1% or yield maintenance for the
                                        next 72 payments and open to
                                        prepayment without premium
                                        thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER SF:            $56.72

UP-FRONT RESERVES:                      RE Taxes:               $483,429
                                        Deferred Maintenance:   $374,750
                                        Flood Insurance
                                        Holdback: (1)           $2,500
                                        Holdback Letter
                                        of Credit: (2)          $800,000
                                        Replacement:            $125,250
ONGOING RESERVES:                       RE Taxes:               $53,714 / month
                                        Insurance: (3)          Springing
                                        Replacement: (4)        $12,010 / month
                                        TI/LC: (5)              $16,667 / month
                                        Other: (6)              Springing
LOCKBOX:                                Springing Hard (7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Industrial

PROPERTY SUB-TYPE:                      Flex

LOCATION:                               Various - See Table

YEAR BUILT/RENOVATED:                   Various - See Table

PERCENT LEASED (AS OF):                 91.6% (06/22/2006)

NET RENTABLE AREA:                      960,791

THE COLLATERAL:                         23 industrial properties located in
                                        Georgia

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Grubb & Ellis Management Services, Inc

3RD RECENT NOI (AS OF):                 $4,512,122 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):                 $4,049,751 (TTM 12/31/2004)

MOST RECENT NOI (AS OF): (8)            $4,473,318 (T-6 Ann. 03/31/2006)

U/W NET OP. INCOME:                     $5,170,006

U/W OCCUPANCY:                           90.0%

U/W NET CASH FLOW:                      $4,555,259

APPRAISED VALUE (AS OF): (9)            $71,500,000 (06/06/2006)

CUT-OFF DATE LTV RATIO:                 76.2%

LTV RATIO AT MATURITY:                  76.2%

U/W DSCR:                               1.35x

U/W DSCR POST IO:                       NAP
--------------------------------------------------------------------------------

(1)  Lender will release the flood insurance holdback upon delivery of satisfactory evidence of flood insurance.

(2)  Borrower has delivered to lender a letter of credit in the amount of
     $800,000 which must be released upon delivery of evidence to Lender that the DSCR is equal to or greater than 1.20x (based on a 30-year amortization) for two consecutive quarters. The borrower has provided this letter of credit for leased spaces with tenants not yet in occupancy.

(3)  If both a default has occurred and is continuing and either the DSCR falls below 1.10x, or the insurance policy is not being maintained, monthly insurance impounds will begin.

(4)  If borrower provides evidence of the lien-free completion or installation of certain enumerated replacement items, borrower may suspend monthly replacement reserve payments until the suspended payments equal the lesser of (i) the amount spent on the aforementioned items or (ii) the amount that was recommended by the property condition report for such items.

(5)  Borrower must deposit $16,667 / month for TI/LC costs until July 2007.
     Commencing August 5, 2007 and continuing thereafter, borrower must deposit
     $4,878 / month. In the event the TI/LC impound has not reached $400,000 by
     January 1, 2011, borrower will deposit an amount so that the TI/LC balance will equal $400,000. If the balance in the TI/LC impound falls below
     $400,000, borrower must resume monthly TI/LC reserve deposits of $4,878.

(6)  Upon the occurrence of any lockbox "Trigger Event" (defined in Footnote 7), borrower must deposit the sum of one IO payment, any impounds, and a $500 minimum account balance deposit.

(7)  Springing Hard Lockbox upon either (i) a default beyond any applicable cure period; (ii) a DSCR below 1.10x until the DSCR has been equal to or greater than 1.20x for four consecutive quarters; or (iii) upon the Anticipated
     Repayment Date if the loan has not been paid in full.

(8)  The 2005 operating statement was not available due to a 2005 mid-year purchase of the portfolio. The 4th quarter 2005 and 1st quarter 2006 operating statements were annualized to provide the 03/2006 operating statement.

(9)  Appraised value is based on a portfolio basis.

THE FIRST INDUSTRIAL PORTFOLIO LOAN.

     THE LOAN. The eighth largest loan (the "First Industrial Portfolio Loan")
is evidenced by the Promissory Note Secured By Deed to Secure Debt is secured pursuant to two Deeds to Secure Debt and Absolute Assignment of Rents and Leases
and Security Agreement by the respective Borrowers' first priority fee interest in twenty-three industrial properties located in Georgia (the "First Industrial
Portfolio Properties").

     THE BORROWER. The borrowers, Franklin Forest Investors, LLC, and Northwoods
Investors, LLC (collectively the "First Industrial Portfolio Borrower"), are single purpose entities that own no material assets other than the First
Industrial Portfolio Properties and related interests. Each of the borrowers is a single member Delaware limited liability company. A non-

                                      D-39

consolidation opinion was delivered at origination. The First Industrial
Portfolio Borrower is a joint venture between High Street Real Estate Fund
(HSRE) II, Investors, LLC (25% ownership) and GEBAM, Inc. (75% ownership)
through GEHS Funding II, LLC, a Delaware limited liability company which is the sole member of the First Industrial Portfolio Borrower. HSRE II, Investors, LLC
is controlled indirectly by High Street Equity Advisors II, LLC and GEBAM, Inc.,
is a wholly owned subsidiary of General Electric Capital Corporation. As of June
30, 2006, GE Capital reported assets of $506 billion and a net worth of $52 billion. The sponsor of the loan is High Street Real Estate Fund II Investors,
LLC (the "First Industrial Portfolio Sponsor"). The First Industrial Portfolio
Sponsor is an opportunity fund managed by High Street Equity Advisors, whose principals have over 125 years of commercial real estate experience combined

     THE PROPERTIES. The First Industrial Portfolio Properties consist of twenty-three industrial properties consisting of 960,791 square feet, located in
Georgia. Fourteen of the properties are located in Norcross, Georgia, and nine properties are located in Marietta, Georgia. All of the properties are one building, single story industrial flex/warehouse spaces located in larger office parks. On a combined basis, the portfolio is approximately 91.6% leased as of
June 22, 2006. The buildings are, on average, 62% office space and 38% warehouse space. Both the Norcross and Marietta properties have good access to the metropolitan Atlanta area with Interstate 75 (Marietta) and Interstate 85
(Norcross) and the Atlanta Beltway (Interstate 285) located in close proximity to those properties.

     More specific information about each property is set forth in the tables below:

                                         YEAR BUILT/  ALLOCATED CUT-OFF  OWNERSHIP                                  APPRAISED
PROPERTY                     LOCATION     RENOVATED     LOAN BALANCE      INTEREST    NRA    % LEASED    U/W NCF      VALUE
-------------------------  ------------  -----------  -----------------  ---------  -------  --------  ----------  -----------

2850 Colonades Court       Norcross, GA   1988 / NAP      $ 5,000,000       Fee     102,128    100.0%  $  385,234  $ 6,458,333
2925 Courtyards Drive      Norcross, GA   1986 / NAP      $ 3,650,000       Fee      71,763    100.0%  $   80,106  $ 5,054,348
3075 Northwoods Circle     Norcross, GA   1985 / NAP      $ 3,400,000       Fee      41,400    100.0%  $   64,081  $ 4,268,116
835 Franklin Court         Marietta, GA   1983 / NAP      $ 3,280,000       Fee      60,772     83.5%  $  272,811  $ 4,284,038
2755 Northwoods Parkway    Norcross, GA   1986 / NAP      $ 3,150,000       Fee      48,270    100.0%  $  265,139  $ 3,931,159
2775 Northwoods Parkway    Norcross, GA   1986 / NAP      $ 2,925,000       Fee      32,192    100.0%  $  250,149  $ 3,650,362
841 Livingston Court       Marietta, GA   1983 / NAP      $ 2,870,000       Fee      35,908    100.0%  $  221,552  $ 3,755,869
3155 Northwoods Parkway    Norcross, GA   1985 / NAP      $ 2,800,000       Fee      40,530    100.0%  $  216,518  $ 3,481,884
2725 Northwoods Parkway    Norcross, GA   1984 / NAP      $ 2,725,000       Fee      76,686    100.0%  $  209,388  $ 4,043,478
825 Franklin Court         Marietta, GA   1983 / NAP      $ 2,600,000       Fee      55,259    100.0%  $  208,607  $ 3,403,756
805 Franklin Court         Marietta, GA   1983 / NAP      $ 2,375,000       Fee      40,410    100.0%  $  192,018  $ 3,110,329
3100 Northwoods Place      Norcross, GA   1985 / NAP      $ 2,150,000       Fee      39,728     39.1%  $  209,310  $ 2,695,652
840 Franklin Court         Marietta, GA   1983 / NAP      $ 1,970,000       Fee      35,908    100.0%  $  150,605  $ 2,816,901
2915 Courtyards Drive      Norcross, GA   1986 / NAP      $ 1,950,000       Fee      40,058     89.3%  $  157,816  $ 2,471,014
810 Franklin Court         Marietta, GA   1983 / NAP      $ 1,925,000       Fee      27,386     68.5%  $  151,455  $ 2,523,474
3175 Northwoods Parkway    Norcross, GA   1985 / NAP      $ 1,890,000       Fee      33,405      0.0%  $  187,060  $ 2,358,696
3055 Northwoods Circle     Norcross, GA   1985 / NAP      $ 1,800,000       Fee      31,946    100.0%  $  198,196  $ 2,246,377
3040 Northwoods Parkway    Norcross, GA   1984 / NAP      $ 1,775,000       Fee      50,480    100.0%  $  135,989  $ 2,527,174
811 Livingston Court       Marietta, GA   1983 / NAP      $ 1,700,000       Fee      20,780    100.0%  $  143,655  $ 2,230,047
2975 Courtyards Drive      Norcross, GA   1986 / NAP      $ 1,400,000       Fee      27,342    100.0%  $  107,585  $ 2,021,739
821 Livingston Court       Marietta, GA   1983 / NAP      $ 1,175,000       Fee      15,558    100.0%  $   95,659  $ 1,525,822
830 Franklin Court         Marietta, GA   1983 / NAP      $ 1,030,000       Fee      14,340    100.0%  $   78,632  $ 1,349,765
2995 Courtyards Drive      Norcross, GA   1986 / NAP      $   960,000       Fee      18,542    100.0%  $   73,696  $ 1,291,667
                                                          -----------               -------    -----   ----------  -----------
TOTALS / WEIGHTED AVERAGE                                 $54,500,000               960,791     91.6%  $4,555,259  $71,500,000
                                                          ===========               =======    =====   ==========  ===========

                                      D-40

                                                                                                  % OF       % OF
                                                   % OF       % OF                   U/W BASE   PROPERTY   PORTFOLIO
                                       TENANT    PROPERTY   PORTFOLIO    U/W BASE     RENT ($   U/W BASE    U/W BASE      LEASE
PROPERTY            LARGEST TENANT      NRA        NRA         NRA         RENT      PER NRA)     RENT       RENT      EXPIRATION
-----------------   ---------------   --------   --------   ---------   ----------   --------   --------   ---------   ----------

2775, 2925, 2975,   Comcast            149,839     100%        16%      $1,023,897    $6.83       100%        16%      Various(1)
2995 Courtyards     Corporation
Drive
2850 Colonades      EMS                102,128     100%        11%      $  541,278    $5.30       100%         8%      02/28/2009
Court               Technologies,
                    Inc.
3040 Northwoods     U.S. Kids Golf,     50,480     100%         5%      $  194,979    $3.86       100%         3%      12/31/2010
Parkway             LLC
2755 Northwoods     Advance Control     48,270     100%         5%      $  340,786    $7.06       100%         5%      10/31/2009
Parkway             Systems, Inc.
3155 Northwoods     School              40,530     100%         4%      $  279,657    $6.90       100%         4%      01/03/2011
Parkway             Specialty, Inc.

(1)  32,192 SF of the Comcast space will expire April 14, 2007 and the remaining
     117,647 SF will expire on July 31, 2010.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF                                CUMULATIVE
              LEASES    TOTAL SF   % OF TOTAL SF    TOTAL SF    CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR      EXPIRING   EXPIRING      EXPIRING      EXPIRING      SF EXPIRING     RENT PER SF EXPIRING
----------   --------   --------   -------------   ----------   ---------------   --------------------

  Vacant        --        80,533         8%           80,533            8%                   --
   2006          1         3,702         0%           84,235            9%                $6.48
   2007          9       157,795        16%          242,030           25%                $7.49
   2008          4        42,568         4%          284,598           30%                $9.48
   2009          6       224,259        23%          508,857           53%                $6.34
   2010          8       203,111        21%          711,968           74%                $5.58
   2011          8       166,737        17%          878,705           91%                $7.62
   2012          1        27,253         3%          905,958           94%                $3.86
   2013          1        18,925         2%          924,883           96%                $4.10
   2014          1        35,908         4%          960,791          100%                $6.18
   2015         --            --        --           960,791          100%                   --
Thereafter      --            --        --           960,791          100%                   --

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The properties are managed by Grubb and Ellis
Management Services, Inc, a subsidiary of the Grubb and Ellis Company. The manager is not an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None

     RELEASE OF PROPERTIES. At any time during the term of the First Industrial
Portfolio Loan, the First Industrial Portfolio borrower is permitted to release any individual properties in connection with a partial prepayment of the loan, subject to a yield maintenance prepayment charge and a release price based on
115% of the original allocated loan amount for a property whose allocated loan amount is less than 20% of the original principal amount of the loan and 120% of the original allocated loan amount for a property whose allocated loan amount is greater than 20% of the original principal amount of the loan. An individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) the borrower must pay all reasonable costs and expenses associated with the release, (iii) the DSCR after giving effect to the release must be greater than or equal to the greater of 1.20x (based on a 30-year amortization) or the DSCR prior to the release, (iv) the LTV ratio after giving effect to the release must be equal to or less than the lesser of 80% or the LTV prior to the release, and (v) adequate reserves have been pledged, as determined by the lender, including but not limited to, reserves for taxes, insurance or rollover concentration projected for the remaining portfolio.

     SUBSTITUTION OF PROPERTIES. The First Industrial Portfolio Borrower is
permitted any number of property substitutions, but no more than once per applicable individual property, involving properties that comprise no more than
30% of the total portfolio loan by substituting a replacement property of like kind and quality. An individual property may be substituted subject to the satisfaction of certain conditions including but not limited to (i) no event of default may have occurred, (ii) Borrower must pay all reasonable costs and expenses associated with the substitution, (iii) the DSCR after substitution must be greater than the greater of 1.20x (based on 30-year amortization) or the
DSCR for the twelve months preceding the substitution (including the released property and excluding the substitute property), (iv) the LTV ratio after giving effect to the substitution must be equal to or less than the lesser of 80% or the LTV ratio prior to the substitution and the appraised value for the substitute property must be equal to or greater than the property to be released, (v) adequate reserves have been pledged, as determined by the lender, including but not limited to reserves for taxes, insurance, or rollover concentration projected for the remaining portfolio, and (vi) confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

                                      D-41

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                                      D-42

                    MORTGAGE LOAN NO. 9 -- LE PAVILLON HOTEL

                                 [PHOTO OMITTED]

                                      D-43

                    MORTGAGE LOAN NO. 9 -- LE PAVILLON HOTEL

                                  [MAP OMITTED]

                                      D-44

                    MORTGAGE LOAN NO. 9 -- LE PAVILLON HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $42,000,000

CUT-OFF DATE BALANCE:                   $42,000,000

FIRST PAYMENT DATE:                     09/01/2006

INTEREST RATE:                          6.26100%

AMORTIZATION TERM:                      Months 1-24: Interest Only
                                        Months 25-120: 300 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          08/01/2016

EXPECTED MATURITY BALANCE:              $35,226,093

SPONSORS:                               Great American Life Insurance, Stephen
                                        Fuller and Victor Fuller

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        25-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 94
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER ROOM:          $185,841

UP-FRONT RESERVES:                      RE Taxes:        $87,052
                                        Replacement:     $12,863
                                        Deferred
                                        Maintenance:     $650,000
                                        Other: (1)       $895,000

ONGOING RESERVES:                       RE Taxes:        $43,526 / month
                                        Insurance: (2)   Springing
                                        Replacement:     $12,863 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                          NAP

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               New Orleans, LA

YEAR BUILT/RENOVATED:                   1907 / 2003

OCCUPANCY (AS OF):                      79.1% (03/31/2006)

ROOMS:                                  226

THE COLLATERAL:                         A full service hotel located in New
                                        Orleans, Louisiana.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Self Managed

3RD RECENT NOI (AS OF):                 $4,001,198 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):                 $5,579,586 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $5,418,727 (TTM 03/31/2006)

U/W NET OP. INCOME:                     $4,842,985

U/W NET CASH FLOW:                      $4,303,713

U/W OCCUPANCY:                          85.0%

U/W ADR:                                $143.76

U/W REVPAR:                             $122.20

APPRAISED VALUE (AS OF):                $65,000,000 (05/08/2006)

CUT-OFF DATE LTV RATIO:                 64.6%

LTV RATIO AT MATURITY:                  54.2%

U/W DSCR:                               1.61x

U/W DSCR POST IO:                       1.29x
--------------------------------------------------------------------------------

(1)  Capital improvement reserve.

(2)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property.

THE LE PAVILLON HOTEL LOAN.

     THE LOAN. The ninth largest loan (the "Le Pavillon Hotel Loan") is a
$42,000,000 first mortgage loan secured by the borrower's fee interest in the Le
Pavillon hotel located in New Orleans, Louisiana.

     THE BORROWER. The borrower, Brothers Le Pavillon (SPE), LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower is structured with one independent manager.
A non-consolidation opinion was delivered at origination. The borrower is indirectly owned by Brothers Property Corporation ("BPC"), which is in turn owned by the sponsors of the loan, Great American Life Insurance (80%), Stephen
Fuller (7%) and Victor Fuller (13%). Great American Life Insurance (rated
A-/A3/A+ by S&P/Moody's/Fitch) is a life insurance subsidiary of Great American
Financial Resources, Inc. (NYSE: "GFR"; rated BBB-/NR/BBB+ by S&P
Moody's/Fitch). In 2005, GFR reported nearly $12 billion in assets and shareholders equity of approximately $1.1 billion. Stephen and Victor Fuller serve as principals and managing members of BPC, which focuses on the ownership and management of historic hotels. Founded in 1991, and based in Miami, BPC manages 14 properties across the United States.

     THE PROPERTY. Le Pavillon Hotel is a 226-room full-service luxury hotel property built in 1907 and renovated in 2003, located in the Central Business
District of New Orleans, Louisiana. The 10-story hotel is located on the corner of Poydras and Baronne Streets in the New Orleans Central Business District. The
property is positioned between the two main tourist neighborhoods in the city:
the French Quarter and the Warehouse district. Amenities at the property include, a rooftop heated pool and hot tub, fitness

                                      D-45

studio, in-room safes, nightly turndown, overnight shoe shine, 24-hour room service, mini-bars, high speed internet, business services, a restaurant and a lounge, and over 11,000 square feet of meeting space. Le Pavillon is operated as a full-service hotel under the "Preferred Hotel" marketing brand and is listed on the National Registry of Historic Places. The hotel houses a collection of art and period antiques. Following Hurricane Katrina, Le Pavillon was among the first hotels to reopen because it was not flooded and suffered only minor damage from the storm. The hotel is currently undergoing renovations to its basement to create more viable meeting space on the lower level.

     More specific information about the property is set forth in the tables below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                      COMPETITIVE SET (1)            LE PAVILLON HOTEL(2)           PENETRATION FACTOR
                 ----------------------------   -----------------------------   --------------------------
    YEAR           ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
--------------   -------   ---------   ------   -------   ---------   -------   -----   ---------   ------

    2003         $135.32     65.7%     $88.96   $127.37     79.7%     $101.51    94.1%    121.3%    114.1%
    2004         $143.16     67.0%     $95.91   $138.13     81.0%     $111.89    96.5%    120.9%    116.7%
  2005 (3)       $143.66     69.5%     $99.78   $163.79     84.3%     $138.07   114.0%    121.3%    138.4%
T-12 03/06 (3)   $145.56     67.0%     $97.46   $156.02     79.1%     $123.42   107.2%    118.1%    126.6%

(1)  The Competitive Set is based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Results are impacted by Hurricane Katrina.

                              COMPETITIVE SET(1)(2)

                                # OF    YEAR                 2005                    DEMAND SEGMENTATION
HOTEL                          ROOMS   BUILT   2005 ADR   OCCUPANCY   2005 REVPAR   (CORP./GROUP/LEISURE)
----------------------------   -----   -----   --------   ---------   -----------   ---------------------

LE PAVILLON HOTEL - SUBJECT     226     1907    $163.79      84%        $138.07        10% / 25% / 65%
Bourbon Orleans                 218     1817    $145.00      75%        $108.75        20% / 20% / 60%
Crowne Plaza Astor              707     2002    $145.00      60%        $ 87.00        30% / 20% / 50%
Intercontinental New Orleans    479     1983    $135.00      70%        $ 94.50        40% / 20% / 40%
Loews New Orleans               285     2003    $155.00      75%        $116.25        30% / 20% / 50%
Omni Royal Orleans              346     1968    $154.00      80%        $123.20        30% / 20% / 50%

(1)  Based on the appraisal for the competitive set and borrower provided operating statements for the Le Pavillon Hotel Property.

(2)  There are six other primary and secondary competitive hotels (Hyatt
     Regency, Fairmont, Ritz-Carlton, Iberville Suites, Hotel Monaco and Park
     Plaza) that are closed due to Hurricane Katrina damages and may or may not re-open.

     PROPERTY MANAGEMENT. The property is self managed by the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-46

                   MORTGAGE LOAN NO. 10 - PENNSWOOD APARTMENTS

                                 [PHOTO OMITTED]

                                      D-47

                   MORTGAGE LOAN NO. 10 - PENNSWOOD APARTMENTS

                                  [MAP OMITTED]

                                      D-48

                  MORTGAGE LOAN NO. 10 -- PENNSWOOD APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $33,000,000

CUT-OFF DATE BALANCE:                   $33,000,000

FIRST PAYMENT DATE:                     09/01/2006

INTEREST RATE:                          6.20900%

AMORTIZATION TERM:                      Months 1-60: Interest Only Months
                                        61-120: 360 months

ARD:                                    No

ANTICIPATED REPAYMENT DATE:             NAP

MATURITY DATE:                          08/01/2016

EXPECTED MATURITY BALANCE:              $30,997,856

SPONSORS:                               Joel Gershman and Jager Management

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        25-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 91
                                        payments, and open to prepayment without
                                        premium thereafter through the maturity
                                        date.

CUT-OFF DATE BALANCE PER UNIT:          $47,965

UP-FRONT RESERVES:                      Deferred Maintenance: $5,625

ONGOING RESERVES:                       RE Taxes: (1)         Springing
                                        Insurance: (1)        Springing
                                        Replacement: (1)      Springing

LOCKBOX:                                Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Garden

LOCATION:                               Harrisburg, PA

YEAR BUILT/RENOVATED:                   1972-1976 / NAP

PERCENT LEASED (AS OF):                 95.8% (05/04/2006)

UNITS:                                  688

THE COLLATERAL:                         Multifamily property comprised of 47
                                        two-story buildings located in
                                        Harrisburg, Pennsylvania.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Jager Management, Inc.

3RD RECENT NOI (AS OF):                 $2,817,067 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):                 $2,620,733 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $2,662,805 (TTM 03/31/2006)

U/W NET OP. INCOME:                     $3,046,679

U/W NET CASH FLOW:                      $2,874,679

U/W OCCUPANCY:                          92.0%

APPRAISED VALUE (AS OF):                $45,700,000 (03/28/2006)

CUT-OFF DATE LTV RATIO:                 72.2%

LTV RATIO AT MATURITY:                  67.8%

U/W DSCR:                               1.38x

U/W DSCR POST IO:                       1.18x
--------------------------------------------------------------------------------

(1)  Real estate tax reserves spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of payment of taxes. Insurance reserves spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of insurance premiums. Replacement reserves spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of property maintenance.

(2)  Lockbox springs to hard upon an event of default.

THE PENNSWOOD APARTMENTS LOAN.

     THE LOAN. The tenth largest loan (the "Pennswood Apartments Loan") is a
$33,000,000 first mortgage loan secured by the borrower's fee interest in a
Class A multifamily property known as Pennswood Apartments located in
Harrisburg, Pennsylvania.

     THE BORROWER. The borrower, Pennswood Apartments, L.P., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsors of the loan are Joel Gershman and Jager Management. Mr. Gershman has been involved with developing and managing shopping centers, office buildings, multi-family communities, and single-family homes for over 30 years.
Formed in 1989 by Joel Gershman, Jager Management owns and manages multifamily and retail properties. The company focuses its investments on new or newly renovated older assets in the Northeast and Mid-Atlantic U.S. Jager Management
has approximately 1,900 residential units under management and has built and managed approximately 7,700 residential units since 1989. The sponsors constructed the property from 1972 to 1976 and have managed the property for over 30 years.

     THE PROPERTY. Pennswood Apartments is a 688-unit, multifamily complex, comprised of 47 two-story buildings with parking provided for 1,281 vehicles
(1.86 spaces/unit) on a 46.7 acre site. The property's amenities include central air conditioning, washer and dryer in all townhouse units, an outdoor pool, volleyball court, and a children's play area. In addition, the property has its own

                                      D-49

transit bus stop operated by Capital Area Transit (CAT) providing direct access to downtown Harrisburg, the state capital of Pennsylvania. Pennswood Apartments is 6 miles from the Harrisburg central business district, where many of the largest employers in the area are located, including the State of Pennsylvania, government-related sectors, and office / service enterprises in the private sector. The property is located within a 3 mile radius of Interstate 81,
Interstate 83, and Route 22 in Harrisburg, Pennsylvania.

     The following table outlines the unit types at Pennswood Apartments:

        UNIT TYPE          NUMBER OF UNITS   AVERAGE SF   AVERAGE MONTHLY MARKET RENTS
------------------------   ---------------   ----------   ----------------------------

1 Bedroom                        250              770                 $600
2 Bedroom                        364            1,122                 $757
3 Bedroom                         74            1,400                 $925
                                 ---            -----                 ----
TOTAL / WEIGHTED AVERAGE         688            1,024                 $711
                                 ===            =====                 ====

     PROPERTY MANAGEMENT. The property is managed by Jager Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-50

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered series 2006-PWR13
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form)--

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations,

                                       E-3

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary, and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form)--

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners, and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is September 13, 2006.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for

                                        2

payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

                                        3

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

                                        4

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more

                                        5

classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

                                        6

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks

                                        7

generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

                                        8

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

                                        9

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

                                       14

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

                                       23

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

     10. the characteristics of any cash flow agreements that relate to the MBS;

     11. the market price of the MBS and the basis on which the market price was determined; and

     12. if the issuer of the MBS is required to file reports under the Exchange
Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

     The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

                  PROPERTY TYPE            DSCR GUIDELINE   LTV RATIO GUIDELINE
          ------------------------------   --------------   --------------------
          Multifamily                           1.20x                 80%
          Office                                1.25x                 75%
          Anchored Retail                       1.20x                 80%
          Unanchored Retail                     1.30x                 75%
          Self-storage                          1.30x                 75%
          Hotel                                 1.40x                 70%
          Industrial                            1.25x                 70%
          Manufactured Housing Community        1.25x                 75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

 REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON
THE GREATER OF THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING
     CONDITION REPORT PREPARED FOR BSCMI OR THE FOLLOWING
                     MINIMUM AMOUNTS:
                      PROPERTY TYPE                             DSCR GUIDELINE
------------------------------------------------------------   -----------------
Multifamily                                                    $250 per unit
Office                                                         $0.20 per square
                                                               foot
Retail                                                         $0.15 per square
                                                               foot
Self-storage                                                   $0.15 per square
                                                               foot
Hotel                                                          5% of gross
                                                               revenue
Industrial                                                     $0.10 - $0.15 per
                                                               square foot
Manufactured Housing Community                                 $50 per pad

     Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing
Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account;
and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under
"Description of the Certificates--Advances in Respect of Delinquencies", the
reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees,
Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

                                       48

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

                                       58

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

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and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

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regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

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     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination

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as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3. a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

                                       75

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

     or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

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     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

                                       81

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

                                       84

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

          a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

                                       88

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1. the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

                                       89

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3. the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

                                       90

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the

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foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary
(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury
Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States
Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
          Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property"
within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

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     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC (other than annual reports on Form
10K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities
Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher
Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

                                       106

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation